UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

Goodness Growth Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT / MANAGEMENT INFORMATION CIRCULAR DATED OCTOBER 4, 2022 — SUBJECT TO COMPLETION
207 South 9th Street
Minneapolis, Minnesota 55402
Dear Goodness Growth Holdings, Inc. Shareholders:
We are excited to invite you to attend the annual and special meeting (the “Meeting”) of shareholders (“Shareholders”) of Goodness Growth Holdings, Inc. (“Goodness Growth”), to take place on [•], 2022 at [•] Central Time, exclusively through remote communication in a virtual meeting format. You will not be able to attend the Meeting in person.
On January 31, 2022, Goodness Growth entered into an arrangement agreement (as amended on June 22, 2022, the “Arrangement Agreement”) with Verano Holdings Corp. (“Verano”), pursuant to which, Verano has agreed, subject to the terms and conditions thereof, to acquire all of Goodness Growth’s issued and outstanding subordinate voting shares (“Subordinate Voting Shares”), multiple voting shares (“Multiple Voting Shares”) and super voting shares (the “Super Voting Shares” and, together with the Subordinate Voting Shares and Multiple Voting Shares, the “Goodness Shares”), pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”). If the Arrangement is completed, holders of Subordinate Voting Shares will be entitled to receive 0.22652 of a Class A subordinate voting share of Verano (each share, a “Verano Subordinate Voting Share”), subject to adjustment in accordance with the provisions of the Plan of Arrangement (as may be adjusted, the “Exchange Ratio”), for each Subordinate Voting Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”), and, based on the Exchange Ratio, holders of Multiple Voting Shares and Super Voting Shares will be entitled to receive 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share, respectively, outstanding immediately prior to the Effective Time, in each case subject to adjustment in accordance with the provisions of the Arrangement Agreement. At the Meeting, you will be asked to consider and vote upon the following proposals:
1.
to pass a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix “A” to the Circular (as defined herein), approving the Arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) whereby, among other things, Verano will acquire all of the issued and outstanding Goodness Shares, all as more particularly described in the Circular, including in the section entitled “The Arrangement Agreement and Related Agreements”;

2.
to fix the number of directors for the ensuing year at seven, subject to such increases as may be permitted by the Articles of Goodness Growth;

3.
to elect the seven nominees proposed by management of Goodness Growth as directors of Goodness Growth for the ensuing year (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the next annual Shareholders meeting);

4.
to appoint Davidson & Company LLP as the auditors of Goodness Growth for the ensuing year and to authorize the board of directors of Goodness Growth (the “Board”) to fix their remuneration (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the end of the year’s audit); and

5.
to transact such further or other business as may properly come before the Meeting or any other adjournments or postponements thereof.

You will also receive the audited consolidated financial statements of Goodness Growth for the year ended December 31, 2021, and the report of the auditors thereon. No vote is required in connection with this item.
On January 31, 2022, after receiving financial and legal advice and following the receipt and review of a unanimous recommendation of the Goodness Transaction Committee (as defined in the accompanying proxy statement and management information circular (the “Circular”)) (who in turn was issued the Cormark Fairness Opinion (as defined in the Circular), and the Hyperion Fairness Opinion (as defined in the Circular)), each of which was as of January 31, 2022, the Board has determined that the Arrangement is in the best interests of Goodness Growth and the Shareholders. In reaching its conclusions as of January 31, 2022, that the Arrangement is fair to Shareholders and that the Arrangement is in the best interests of Goodness Growth and the Shareholders, the Board considered and relied upon a number of factors and reasons, including the recommendations of the Goodness Transaction Committee, and those described under the headings “Proposal 1: Arrangement Resolution — Background to the Arrangement,” “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement” and “Proposal 1: Arrangement Resolution — Opinions of Goodness Growth’s Financial Advisors” in the accompanying Circular.
To become effective, the Arrangement Resolution must be approved by: (i) at least 66 2/3 % of the votes cast by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any “interested party”, any “related party” of an “interested party” or any “joint actor” (as such terms are defined in MI 61-101) (each an “Interested Party” and collectively the “Interested Parties”). For purposes of MI 61-101, the Interested Parties for the Arrangement are each of Dr. Kyle E. Kingsley, Chief Executive Officer and Chair of the Board, Amber H. Shimpa,Chief Administrative Officer and Director, Dr. Stephen Dahmer, Chief Medical Officer, and Ross M. Hussey, Director. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101. See “Canadian Securities Law Matters — Minority Approval under MI 61-101” in the accompanying Circular for more information. All of Goodness Growth’s directors and officers have entered into Voting Support Agreements (as defined in the Circular), pursuant to which they have agreed to vote in favor of the Arrangement Resolution and any other matters necessary for the consummation of the Arrangement. As of the close of business on [•], 2022, the record date for determining the Shareholders entitled to receive notice of and vote at the Meeting, the Goodness Shares subject to the Voting Support Agreements represent approximately [•]% of the voting rights attached to all of the outstanding Goodness Shares voting together as a single class. With respect to the minority approval requirements by share class for a business combination under MI 61-101, (i) [•]% of the votes attaching to the Subordinate Voting Shares, (ii) [•]% of the votes attaching to Multiple Voting Shares, and (iii) 100% of the votes attaching to the Super Voting Shares, are held by directors and officers that have entered into Voting Support Agreements and other Interested Parties and will be excluded from such respective class votes for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
Under the Arrangement Agreement, it is a condition to closing in favor of Verano that holders of no more than 3% of the outstanding Goodness Shares will have validly exercised dissent rights with respect to the Arrangement.
The Board unanimously recommends that Shareholders vote FOR each of the proposals set forth in the Circular.
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF GOODNESS SHARES YOU OWN.    Whether or not you virtually attend the Meeting, you are encouraged to provide voting instructions in accordance with the instructions set forth on the enclosed form of proxy or voting instruction form provided to you by your broker, investment dealer or other intermediary as soon as possible. We urge you to read the enclosed Circular, including the Arrangement Agreement attached as Appendix “B,” carefully and to promptly vote by following the instructions in the enclosed materials.
If you are a Shareholder and have any questions, please contact Morrow Sodali LLC, Goodness Growth’s proxy solicitation agent, by telephone at 1-888-999-3015 toll-free in North America, or collect calls outside North America at 1-289-695-3075, or by email at assistance@morrowsodali.com.

We thank you for your consideration and continued support.
Sincerely,
/s/ Dr. Kyle E. Kingsley Dr. Kyle E. Kingsley Chief Executive Officer and Chair of the Board
Minneapolis, Minnesota
[•], 2022
The Circular is dated [•], 2022.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THE ACCOMPANYING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
[•], 2022
NOTICE IS HEREBY GIVEN that, an annual meeting and, pursuant to an order of the Supreme Court of British Columbia (the “Court”) dated [•], 2022 (the “Interim Order”), a special meeting (the “Meeting”) of holders (“Shareholders”) of the Subordinate Voting Shares, Multiple Voting Shares, and Super Voting Shares (collectively, the “Goodness Shares”) of Goodness Growth Holdings, Inc. (“Goodness Growth”) will be held on [•], 2022 at [•] Central Time via live webcast at https://web.lumiagm.com/233296322. There will be no physical location for Shareholders to attend. Online check-in will begin at [•] Central Time, and we encourage you to allow ample time for the online check-in procedures. The accompanying proxy statement and management information circular (the “Circular”) contains defined terms. For a glossary of defined terms used herein, see Appendix “K” to the Circular.
The Meeting is being called for the following purposes:
1.
to pass a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix “A” to the Circular, approving the Arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) whereby, among other things, Verano will acquire all of the issued and outstanding Goodness Shares, all as more particularly described in the Circular, including in the section entitled “The Arrangement Agreement and Related Agreements”;

2.
to fix the number of directors for the ensuing year at seven, subject to such increases as may be permitted by the Articles of Goodness Growth;

3.
to elect the seven nominees proposed by management of Goodness Growth as directors of Goodness Growth for the ensuing year (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the effective time of the Arrangement (the “Effective Time”) and the next annual Shareholders meeting);

4.
to appoint Davidson & Company LLP as the auditors of Goodness Growth for the ensuing year and to authorize the board of directors of Goodness Growth (the “Board”) to fix their remuneration (or, if the Arrangement Resolution is approved and the Arrangement is completed for the period up to the earlier of the Effective Time and the end of the year’s audit); and

5.
to transact such further or other business as may properly come before the Meeting or any other adjournments or postponements thereof.

The Shareholders will also receive the audited consolidated financial statements of Goodness Growth for the year ended December 31, 2021, and the report of the auditors thereon. No shareholder vote is required in connection with this item.
Specific details of the matters proposed to be put before the Meeting are set forth in the Circular which accompanies this Notice of Annual and Special Meeting of Shareholders (the “Notice of Meeting”). A copy of the Arrangement Agreement dated January 31, 2022, between Goodness Growth and Verano is attached as Appendix “B” to the Circular and is available for inspection by Shareholders on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov and at Goodness Growth’s corporate office at 207 South 9th Street, Minneapolis, Minnesota 55402 during normal business hours until the date of the Meeting.
The record date for determining the Shareholders entitled to receive notice of and vote at the Meeting is the close of business on [•], 2022 (the “Record Date”). Only Shareholders whose names have been entered in the register of Shareholders as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. As of the Record Date, (i) the number of Subordinate Voting Shares outstanding and entitled to vote at the Meeting is [•], each of which is entitled to one vote; (ii) the number of Multiple Voting Shares outstanding and entitled to vote at the Meeting is [•], each of which is entitled to 100 votes; and (iii) the number of Super Voting Shares outstanding and entitled to vote at the Meeting is [•], each of which is entitled to 1,000 votes. To become effective, the Arrangement Resolution must be approved by both: (i) at least 66 2/3 % of the votes cast by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Party (as defined herein). Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101).
Whether or not you are able to virtually attend the Meeting, you are encouraged to provide voting instructions in accordance with the instructions set forth on the enclosed form of proxy or voting instruction form provided to you by your broker or other intermediary as soon as possible by (1) visiting the internet site listed on the form of proxy or voting instruction form, (2) calling the toll-free number listed on the form of proxy or voting instruction form or (3) submitting your enclosed form of proxy or voting instruction form by mail by using the provided self-addressed, stamped envelope. To be counted at the Meeting, a Shareholder’s proxy or voting instructions must be received by [•] a.m./p.m. (Central Time) on [•], 2022 or if the Meeting is postponed or adjourned, at least 48 hours (excluding non-business days) prior to the date of the postponed or adjourned Meeting. Please note, if you received a voting instruction form and you hold your Goodness Shares through a broker or other intermediary, you must provide your instructions to your broker, investment dealer or other intermediary as specified in the voting instruction form and by the deadline set out therein (which may be an earlier time than set out above). Goodness Growth reserves the right to accept late proxies and to waive the proxy cut-off, with or without notice, but is under no obligation to accept or reject any particular late proxy.
The Board unanimously recommends that Shareholders vote “FOR” the Arrangement Resolution in Proposal 1, “FOR” the setting of the number of directors at seven in Proposal 2, “FOR” the re-election of the nominees to the Board in Proposal 3, and “FOR” the appointment and remuneration of auditors in Proposal 4.
Shareholders who are planning to provide voting instructions in accordance with the enclosed form of proxy or voting instruction form are encouraged to review the Circular carefully before submitting such form.
Registered Shareholders have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement becomes effective, to be paid the fair value of their Goodness Shares in accordance with the provisions of Sections 237 to 247 of the Business Corporations Act (British Columbia) (“BCBCA”), as modified by the plan of arrangement (“Plan of Arrangement”), the Interim Order and any other order of the Court. A registered Shareholder’s right to dissent is more particularly described in the Circular under the heading “Proposal 1: Arrangement Resolution — Dissenting Shareholders’ Rights.” Copies of the Plan of Arrangement, the Interim Order and the text of Section 237 to 247 of the BCBCA are set forth in Appendix “C,” Appendix “D” and Appendix “E” respectively, to the Circular.
It is strongly suggested that any Shareholder wishing to dissent seek independent legal advice, as the failure to comply strictly with the provisions of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and any other order of the Court, may result in the loss of such Shareholder’s right to dissent.
If you are a Shareholder and have any questions, please contact Morrow Sodali LLC, Goodness Growth’s proxy solicitation agent, by telephone at 1-888-999-3015 toll-free in North America, or collect calls outside North America at 1-289-695-3075, or by email at assistance@morrowsodali.com.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to Be Held on [•], 2022
The Notice of Meeting, the Circular, and form of proxy are available on the internet at the following website: investors.vireohealth.com/financials/regulatory-filings/

DATED [•], 2022.
BY ORDER OF THE BOARD
/s/ Dr. Kyle E. Kingsley Name: Dr. Kyle E. Kingsley Title: Chief Executive Officer and Chair of the Board

NOTICE TO SHAREHOLDERS IN THE UNITED STATES
THE ARRANGEMENT AND THE CLASS A SUBORDINATE VOTING SHARES OF VERANO (EACH SHARE, A “VERANO SUBORDINATE VOTING SHARE”) TO BE ISSUED IN CONNECTION WITH THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR THE SECURITIES REGULATORY AUTHORITY IN ANY STATE IN THE UNITED STATES, NOR HAS THE SEC OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE IN THE UNITED STATES PASSED ON THE ADEQUACY OR ACCURACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Verano Subordinate Voting Shares to be issued under the Arrangement have not and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state of the United States (“U.S. Securities Laws”). Such securities will be issued in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act on the basis of the approval of the Supreme Court of British Columbia (among other things, the fairness of the Arrangement to the persons affected). See “Proposal 1: Arrangement Resolution — Court Approval” for more information. The Verano Subordinate Voting Shares to be issued under the Arrangement will not be subject to resale restrictions under the Securities Act, except for restrictions imposed by the Securities Act on the resale of Verano Subordinate Voting Shares received pursuant to the Arrangement by persons who are, or within three months before the resale were, “affiliates” of Verano. See “U.S. Securities Law Matters” for more information.
Shareholders who are citizens or residents of the United States should be aware that the Arrangement described herein may have both U.S. and Canadian tax consequences to them which may not be fully described in this Circular. For a general discussion of the Canadian and U.S. federal income tax consequences to Shareholders who are resident in the United States, see “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations.” U.S. Shareholders are urged to consult their own tax advisors with respect to such U.S. and Canadian income tax consequences and the applicability of any federal, state, local, foreign and other tax laws.
The enforcement by investors of civil liabilities under U.S. Securities Laws may be affected adversely by the fact that Goodness Growth is organized under the laws of a jurisdiction outside the United States, that its officers and directors include residents of countries other than the United States, or that some or all of the experts named in this Circular may be residents of countries other than the United States. As a result, it may be difficult or impossible for Shareholders in the United States to effect service of process within the United States on Goodness Growth, or such persons, or to realize against them upon judgments of courts of the United States predicated upon civil liabilities under U.S. Securities Laws. In addition, Shareholders in the United States should not assume that the courts of Canada: (a) would enforce judgments of U.S. courts obtained in actions against such persons predicated upon civil liabilities under U.S. Securities Laws; or (b) would enforce, in original actions, liabilities against such persons predicated upon civil liabilities under U.S. Securities Laws.

i

ii

iii

PROXY STATEMENT/MANAGEMENT INFORMATION CIRCULAR
This proxy statement and management information circular (the “Circular”) is being furnished in connection with the solicitation of proxies by management of Goodness Growth Holdings, Inc. (“Goodness Growth”) for use at the annual and special meeting (the “Meeting”) of its shareholders (the “Shareholders”) to be held at the date, time and place and for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders (the “Notice of Meeting”).
NOTICE REGARDING INFORMATION
NO CANADIAN OR U.S. SECURITIES REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.
Goodness Growth has not authorized any person to give any information or to make any representation in connection with the Arrangement or any other matters to be considered at the Meeting other than those contained in this Circular. If any such information or representation is given or made, such information or representation should not be relied upon as having been authorized or as being accurate. For greater certainty, to the extent that any information provided on either Goodness Growth’s website or by the proxy solicitation agent is inconsistent with this Circular, the information provided in this Circular should be relied upon.
This Circular does not constitute an offer to buy, or a solicitation of an offer to sell, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.
Shareholders should not construe the contents of this Circular as legal, tax or financial advice and should consult with their own legal, tax, financial or other professional advisors.
All summaries of, and references to, the Arrangement Agreement, the Plan of Arrangement, the Voting Support Agreements and the Lock-Up Agreement in this Circular are qualified in their entirety by, (a) in the case of the Arrangement Agreement, the complete text of the Arrangement Agreement, a copy of which is attached as Appendix “B” to this Circular and is available on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov, (b) in the case of the Plan of Arrangement, the complete text of the Plan of Arrangement, a copy of which is attached as Appendix “C” to this Circular, (c) and in the case of the Voting Support Agreements and the Lock-Up Agreement, the complete text of the forms of Voting Support Agreement and the Lock-Up Agreement are available on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. Shareholders are urged to carefully read the full text of the Arrangement Agreement and the Plan of Arrangement.
This Circular is dated [•], 2022, and is first being mailed to the Shareholders on or about [•], 2022. Information contained in this Circular is given as of [•], 2022, unless otherwise specifically stated and except for information contained in documents incorporated by reference herein, which is given as of the respective dates stated in such documents.

SUMMARY OF THE MATERIAL TERMS OF THE ARRANGEMENT
This summary term sheet, together with the sections entitled “Questions and Answers About the Arrangement and the Meeting” and “Summary,” summarizes certain information contained in this Circular, but does not contain all of the information that may be important to you. You should carefully read this entire Circular, including the attached Appendices, for a more complete understanding of the matters to be considered at the Meeting.
•
Verano Holdings Corp. (“Verano”), a British Columbia corporation, is a vertically integrated, multi-state cannabis operator in the United States, devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano designs, builds, and operates dispensaries under its retail brands including Zen Leaf™ and MÜV™, with the goal of delivering a superior cannabis shopping experience in both medical and adult-use markets.

•
Goodness Growth, a British Columbia corporation, is a multi-state cannabis company operating in the United States. Licensed in seven states and territories, Goodness Growth is physician-led and dedicated to providing patients with high quality cannabis-based products and compassionate care. Goodness Growth cultivates cannabis in environmentally friendly greenhouses, manufactures pharmaceutical-grade cannabis extracts, and sells its products at both Goodness Growth-owned and third-party dispensaries to qualifying patients and adult-use customers.

•
On January 31, 2022, Goodness Growth entered into an arrangement agreement with Verano (as amended on June 22, 2022, the “Arrangement Agreement”), pursuant to which Verano has agreed, subject to the terms and conditions thereof, to acquire all of Goodness Growth’s issued and outstanding subordinate voting shares (“Subordinate Voting Shares”), multiple voting shares (“Multiple Voting Shares”) and super voting shares (the “Super Voting Shares” and, together with the Subordinate Voting Shares and Multiple Voting Shares, the “Goodness Shares” or the “Goodness Growth Shares”), pursuant to the Plan of Arrangement described in and forming part of the Arrangement Agreement (the “Plan of Arrangement” and such transaction, the “Arrangement”).

•
Subject to the terms of the Arrangement Agreement and the Plan of Arrangement, Shareholders will be entitled to receive: (i) 0.22652 of a Class A subordinate voting share of Verano (each share, a “Verano Subordinate Voting Share”), subject to adjustment in accordance with the provisions of the Plan of Arrangement (as may be adjusted, the “Exchange Ratio”), for each Subordinate Voting Share outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”), and (ii) based on the Exchange Ratio, 22.652 Verano Subordinate Voting Shares for each Super Voting Share and Multiple Voting Share outstanding immediately prior to the Effective Time, subject to adjustment in accordance with the provisions of the Arrangement Agreement. As of the Record Date, no event has occurred that would adjust the Exchange Ratio.

•
Management of Goodness Growth and the board of directors of Goodness Growth (the “Board”) considered various factors in determining whether to approve, on January 31, 2022, the Arrangement Agreement and the transactions contemplated thereby, including the recommendation of the Goodness Transaction Committee and the Hyperion Fairness Opinion at such time (as defined under “Questions and Answers About the Arrangement and the Meeting — Why is Goodness Growth proposing to combine with Verano?”), and those described in the section entitled “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement.” When you consider the Board’s recommendation of these proposals, you should keep in mind that Goodness Growth directors and officers have interests in the Arrangement that are different from, or in addition to, the interests of Shareholders generally. Please see the section entitled “Proposal 1: Arrangement Resolution — Interests of Goodness Growth’s Directors and Management in the Arrangement” for additional information. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Arrangement and in recommending to the Shareholders that they vote “FOR” the proposals presented at the Meeting.

•
At the Meeting, the Shareholders will be asked to consider and vote on the following proposals:

•
to consider and, if thought advisable, to pass a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix “A” to the Circular, approving the Arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) whereby, among other things, Verano will acquire all of the issued and outstanding Goodness Shares, all as more particularly described in this Circular, including in the section entitled “The Arrangement Agreement and Related Agreements”;

•
to fix the number of directors for the ensuing year at seven, subject to such increases as may be permitted by the Articles of Goodness Growth (the “Goodness Articles”);

•
to elect the nominees proposed by management of Goodness Growth as directors of Goodness Growth for the ensuing year (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the next annual Shareholders meeting);

•
to appoint Davidson & Company LLP as the auditors of Goodness Growth for the ensuing year and to authorize the Board to fix their remuneration (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the end of the year’s audit); and

•
to transact such further or other business as may properly come before the Meeting or any other adjournments or postponements thereof.

•
The Shareholders will also receive the audited consolidated financial statements of Goodness Growth for the year ended December 31, 2021, and the report of the auditors thereon. No shareholder vote is required in connection with this item.

CURRENCY
All references to dollars or to “$” are references to United States dollars unless otherwise indicated.
QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT AND THE MEETING
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Meeting. The following questions and answers may not include all the information that is important to the Shareholders. We urge the Shareholders to carefully read this entire Circular, including the appendices and the other documents referred to herein.
Why am I receiving these materials?
We are providing this Circular to you in connection with the solicitation, by the Board, of proxies to be voted at the Meeting. You are receiving this Circular because you were a Shareholder as of the close of business on [•], 2022 (the “Record Date”). The Notice of Meeting provides notice of the Meeting and this Circular describes the proposals presented for Shareholder action and includes information required to be disclosed to Shareholders. This solicitation of your proxy or proxies (your vote) is made on behalf of management of Goodness Growth. The cost of this solicitation will be borne by Goodness Growth.
It is expected that the solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally or by telephone, email, internet, facsimile transmission or other electronic or other means of communication by directors, officers, employees, agents or other representatives of Goodness Growth, including Goodness Growth’s proxy solicitation agent, Morrow Sodali LLC.
What is a Proxy?
A form of proxy is a document that authorizes someone to attend the Meeting and cast your votes for you. We have enclosed a form of proxy with this Circular. You should use it to appoint a proxyholder, although you can also use any other legal form of proxy.
When and where is the Meeting?
The Meeting will be held on [•], 2022 at [•] Central Time, exclusively through remote communication in a virtual meeting format. You will not be able to attend the Meeting in person. The live webcast will be available at https://web.lumiagm.com/233296322.
What is Goodness Growth proposing?
On January 31, 2022, Goodness Growth and Verano entered into the Arrangement Agreement, pursuant to which, Verano has agreed, subject to the terms and conditions thereof, to acquire all of the issued and outstanding Goodness Shares, pursuant to the Plan of Arrangement under the BCBCA. If the Arrangement is completed, holders of Subordinate Voting Shares will be entitled to receive 0.22652 of a Verano Subordinate Voting Share for each Subordinate Voting Share outstanding immediately prior to the Effective Time, and holders of Multiple Voting Shares and Super Voting Shares will be entitled to receive 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share, respectively, outstanding immediately prior to the Effective Time, in each case subject to adjustment in accordance with the provisions of the Arrangement Agreement.
At the Meeting, you will be asked to consider and vote upon the following proposals:
1.
to pass the Arrangement Resolution, the full text of which is set forth in Appendix “A” to the Circular, approving the Arrangement under Division 5 of Part 9 of the BCBCA whereby, among other things, Verano will acquire all of the issued and outstanding Goodness Shares, all as more particularly described in the Circular, including in the section entitled “The Arrangement Agreement and Related Agreements”;

2.
to fix the number of directors for the ensuing year at seven, subject to such increases as may be permitted by the Goodness Articles;

3.
to elect the seven nominees proposed by management of Goodness Growth as directors of Goodness Growth for the ensuing year (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the next annual Shareholders meeting);

4.
to appoint Davidson & Company LLP as the auditors of Goodness Growth for the ensuing year and to authorize the Board to fix their remuneration (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the end of the year’s audit); and

5.
to transact such further or other business as may properly come before the Meeting or any other adjournments or postponements thereof.

The Shareholders will also receive the audited consolidated financial statements of Goodness Growth for the year ended December 31, 2021, and the report of the auditors thereon. No shareholder vote is required in connection with this item.
What will Goodness Growth Shareholders receive as a result of the Arrangement?
Goodness Growth Shareholders will receive Verano Subordinate Voting Shares if the Arrangement is completed. The number of Verano Subordinate Voting Shares expected to be issued in the Arrangement is based on the number of Goodness Shares outstanding at the Effective Time and the Exchange Ratio which is fixed, subject to adjustment in accordance with the Plan of Arrangement, and not impacted by any changes (up or down) in the market price of the Verano Subordinate Voting Shares or the Goodness Growth Shares. Based on the 15-day volume weighted average price of Verano Subordinate Voting Shares ending January 27, 2022, and a CAD/USD exchange rate of 0.790, the total Verano Subordinate Voting Shares expected to be issued in the Arrangement were valued at approximately $413 million. Based on the 15-day volume weighted average price, and a CAD/USD exchange rate of [•], as of the trading day immediately preceding the Record Date, the total Verano Subordinate Voting Shares expected to be issued in the Arrangement were valued at approximately $[•] million, with such difference primarily being due to the change in the closing market price of the Verano Subordinate Voting Shares during the intermittent time period.
Based on the shares of Goodness Growth and Verano issued and issuable as of January 31, 2022, the Exchange Ratio at such time would have resulted in the Shareholders and Verano shareholders owning approximately 10.1% and 89.9%, respectively, of the outstanding equity interests in the Combined Company (as defined below) on a fully diluted basis. Based on the shares of Goodness Growth and Verano issued and issuable as of the Record Date, the Exchange Ratio would have resulted in the Shareholders and Verano shareholders owning approximately [•]% and [•]%, respectively, of the outstanding equity interests in the Combined Company on a fully diluted basis.
What are the Board’s recommendation as to how I should vote on these proposals?
The Board unanimously recommends that Shareholders vote “FOR” the Arrangement Resolution in Proposal 1, “FOR” the setting of the number of directors at seven in Proposal 2, “FOR” the re-election of the nominees to the Board in Proposal 3, and “FOR” the appointment and remuneration of auditors in Proposal 4.
Why is Goodness Growth proposing to combine with Verano?
The Board believes that, at this stage of development and expansion of the U.S. cannabis market, companies with financial strength, including lower cost of capital, an enhanced national footprint and scale, diverse product range, premium brands and operational expertise are most likely to succeed in the long-term. In evaluating the Arrangement and the Arrangement Agreement, and in making its recommendation, as of January 31, 2022, the Board consulted with its legal and financial advisors, reviewed the January 31, 2022 opinion as to the fairness of the Arrangement to the Shareholders from a financial point of view (the “Hyperion Fairness Opinion”) received from Hyperion Capital Inc. (“Hyperion”) and gave careful consideration to all of the terms of the Arrangement Agreement and the Plan of Arrangement as well as the January 31, 2022 recommendation of the transaction committee of the Board appointed for the purpose of evaluating the Arrangement (the “Goodness Transaction Committee”). In evaluating the Arrangement, and prior to its execution of the Arrangement Agreement on January 31, 2022, the Board considered among other things, the following:
•
Goodness Transaction Committee.   The process of evaluating the Arrangement was led by the Goodness Transaction Committee, which is comprised of members of the Board who are not members of Goodness Growth management. The members of the Goodness Transaction Committee met regularly with Goodness Growth’s legal and financial advisors, members of Goodness Growth management, and other members of the Board throughout the process of negotiating the Arrangement. On January 30, 2022, the Board considered the Goodness Transaction Committee’s analysis, conclusions and unanimous determination that the Arrangement and the Arrangement Agreement and the transactions contemplated therein were in the best interests of Goodness Growth, and the Goodness Transaction Committee’s unanimous recommendations that the Board: (i) unanimously determine that the Arrangement is in the best interests of Goodness Growth and that the consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair, from a financial point of view, to the Shareholders; (ii) unanimously resolve to approve the Arrangement on substantially the terms and conditions as set out in the Arrangement Agreement; (iii) resolve to authorize and approve, and direct Goodness Growth to execute, the Arrangement Agreement; and (iv) recommend that the Shareholders vote in favor of the Arrangement Resolution.

•
Hyperion Fairness Opinion.   Hyperion delivered an opinion to the Goodness Transaction Committee and the Board that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement was fair, from a financial point of view, to the Shareholders.

•
Cormark Fairness Opinion.   On January 31, 2022, Cormark Securities Inc. (“Cormark”) delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders (the “Cormark Fairness Opinion”).

•
Strong and Expanding U.S. Multi-State Presence.   The resulting combined company of Goodness Growth and Verano (the “Combined Company”) is expected to have an expanded presence in 17 states, with projected active operations in 15, including 17 cultivation facilities totaling 1.3 million square feet of cultivation capacity, and 111 active dispensaries. Because (i) Goodness Growth’s subsidiary currently holds a vertically-integrated license in New York and (ii) regulatory approval of the transfer of the ultimate ownership of the licensee from Goodness Growth to Verano is a condition of the closing of the Arrangement, if the Arrangement closes, the Combined Company is expected to obtain a vertically-integrated license in New York, which is expected to include one cultivation facility, four active dispensaries, and four additional dispensaries which are planned to be located in high-traffic locations. Additionally, the Combined Company is expected to continue to hold a vertically-integrated license currently held by Goodness Growth in Minnesota which is expected to include one cultivation facility and eight active dispensaries.

•
Optimal Nationwide Presence to Pursue Growth.   Between 2022 and 2026, the net new markets in which the Combined Company is expected to enter into pursuant to the Arrangement are projected to generate combined cannabis industry revenue of more than $13.8 billion (BDSA Data).

•
Addition of Premium Brands to Product Portfolio.   The Combined Company is expected to deliver a larger portfolio of in-house brands and national brand partners to support a broader line of products across multiple form factors.

•
Enhanced Capital Markets Profile and Broader Access to Liquidity.   The Combined Company’s expanded capital markets profile is expected to appeal to a broader shareholder audience, enhance trading liquidity and increase weighting in index tracking portfolios, as well as provide for more beneficial access to capital.

For more information, see “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement.”
How many Verano Subordinate Voting Shares will I receive for my Goodness Shares in the Arrangement?
If the Arrangement is completed, holders of Subordinate Voting Shares will be entitled to receive a fixed number of Verano Subordinate Voting Shares based on the Exchange Ratio, with 0.22652 of a Verano Subordinate Voting Share being issued for each Goodness Share outstanding immediately prior to the Effective Time, and 22.652 Verano Subordinate Voting Shares being issued for each Multiple Voting Share and Super Voting Share, respectively, outstanding immediately prior to the Effective Time, in each case with such fixed number subject to adjustment in accordance with the provisions of the Arrangement Agreement.
The number of Verano Subordinate Voting Shares you will receive if the Arrangement is completed will not change based on any fluctuations (up or down) in the market price of the Verano Subordinate Voting Shares or the market price of the Goodness Growth Shares. At the time that the Arrangement Agreement was entered into on January 31, 2022, the value of the total Verano Subordinate Voting Shares expected to be issued in the Arrangement in accordance with the Exchange Ratio, and according to the 15-day volume weighted average price of Verano ending January 27, 2022 and a CAD/USD exchange rate of 0.790, was approximately $413 million. Based on the 15-day volume weighted average price, and a CAD/USD exchange rate of [•], as of the trading day immediately preceding the Record Date, the total Verano Subordinate Voting Shares expected to be issued in the Arrangement were valued at approximately $[•] million, with such difference primarily being due to the change in the closing market price of the Verano Subordinate Voting Shares during the intermittent time period.
When will I receive the Verano Subordinate Voting Shares in exchange for my Goodness Shares under the Arrangement?
You will receive the Verano Subordinate Voting Shares due to you under the Arrangement as soon as practicable after the Arrangement becomes effective and all required documents are properly completed and received by our registrar, Odyssey Trust Company (“Odyssey”). It is anticipated that the Arrangement will be completed between the third and fourth calendar quarters of 2022, assuming the Arrangement Resolution is approved, the Supreme Court of British Columbia (the “Court”) and all other approvals have been obtained, and all other conditions of closing of the Arrangement have been satisfied or waived.
Will I receive fractional Verano Subordinate Voting Shares?
No. If the total number of Verano Subordinate Voting Shares that you will be entitled to receive would result in a fraction of a Verano Subordinate Voting Share being issuable, the number of Verano Subordinate Voting Shares you will receive will be rounded down to the nearest whole Verano Subordinate Voting Share.
What approvals are required for the Arrangement to be implemented?
The Arrangement requires the following conditions, among others, to be satisfied prior to completion:
•
the Shareholders to consider, approve and adopt the Arrangement Resolution approving the Arrangement substantially in the form of Schedule B to the Arrangement Agreement;

•
the receipt of each of the Interim Order and the Final Order on terms consistent with the Arrangement Agreement; and

•
the receipt of the Closing Regulatory Approval.

For more information, see “Proposal 1: Arrangement Resolution — Regulatory Matters.”
When will the Arrangement become effective?
Subject to obtaining the approvals described above, as well as the satisfaction or waiver of all other conditions precedent set out in the Arrangement Agreement, it is anticipated that the Arrangement will be completed during either the fourth calendar quarter of 2022 or the first calendar quarter of 2023.

What will happen to Goodness Growth if the Arrangement is completed?
If the Arrangement is completed, Verano will acquire all outstanding Goodness Shares and Goodness Growth will become a wholly-owned subsidiary of Verano. Verano intends to have the Goodness Shares deregistered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), delisted from the Canadian Securities Exchange (the “CSE”) and removed from quotation on the OTCQX.
Are the Verano Subordinate Voting Shares listed on a stock exchange?
The Verano Subordinate Voting Shares are currently quoted in Canadian dollars on the CSE under the symbol “VRNO” and quoted in U.S. dollars on the OTCQX under the symbol “VRNOF.”
What are the Canadian federal income tax consequences of the Arrangement?
For a summary of certain of the principal Canadian federal income tax consequences of the Arrangement applicable to Shareholders, see below under the heading “Certain Canadian Federal Income Tax Considerations.” Such summary is not intended to be legal, business or tax advice. Shareholders should consult their own tax advisors as to the tax consequences of the Arrangement to them with respect to their particular circumstances.
What are the U.S. federal income tax consequences of the Arrangement?
For a summary of certain of the principal U.S. federal income tax consequences of the Arrangement applicable to Shareholders, see “Certain U.S. Federal Income Tax Considerations” for a detailed discussion of the U.S. federal income tax treatment of the Arrangement. Such summary is not intended to be legal, business or tax advice. Shareholders should consult their own tax advisors as to the tax consequences of the Arrangement to them with respect to their particular circumstances.
Are there risks I should consider in deciding whether to vote for the Arrangement?
Yes. The Arrangement is subject to a number of risks and uncertainties. There can be no certainty that all conditions precedent to the Arrangement will be satisfied or waived, and, accordingly, the Arrangement may not be completed. For example: (i) the Closing Regulatory Approval may not be obtained and, therefore, the market price of the Goodness Shares and Verano Subordinate Voting Shares may be affected; (ii) the Arrangement Agreement may be terminated in certain circumstances and the Termination Fee and Transaction Expenses, as applicable, provided under the Arrangement Agreement may discourage other parties from attempting to acquire Goodness Growth; and (iii) if the Arrangement is consummated, the difficulties that management of the resulting Combined Company may encounter in the process of integrating the business and operations of Goodness Growth with and into Verano could have an adverse effect on the revenues, level of expenses and operating results of the Combined Company. If the Arrangement is completed, there is no certainty regarding the success of the Combined Company or the market price from time-to-time of the Verano Subordinate Voting Shares you may hold.
Before deciding whether to vote for or against the Arrangement Resolution, you should carefully consider these and other risks as well as the more detailed discussion of risks found at “Risk Factors — Risks Related to the Arrangement” and other information included in this Circular.
Who may vote at the Meeting and how are votes counted?
Only record holders of our Goodness Shares as of the Record Date will be entitled to vote at the Meeting. On the Record Date, Goodness Growth had [•] Super Voting Shares, [•] Multiple Voting Shares and [•] Subordinate Voting Shares outstanding. On each matter to be voted upon at the Meeting, each outstanding Super Voting Share entitles the holder to 1,000 votes; each outstanding Multiple Voting Share entitles the holder to 100 votes; and each outstanding Subordinate Voting Share entitles the holder to one vote. To become effective, the Arrangement Resolution must be approved by: (i) at least 66 2/3 % of the votes cast by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Party. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
Does the Board support the Arrangement?
Yes. On January 31, 2022, the Board unanimously determined that the Arrangement is in the best interests of Goodness Growth and the Shareholders and as of the date hereof continues to recommend that the Shareholders vote FOR the Arrangement Resolution.
In making its recommendation, the Board considered a number of factors as of January 31, 2022 that are described in this Circular under “Proposal 1: Arrangement Resolution — Background to the Arrangement,” and “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement,” including the Hyperion Fairness Opinion from Hyperion to the effect that, as of January 31, 2022, based upon and subject to the limitations and assumptions set out therein and such other matters as Hyperion considered relevant, the Exchange Ratio was fair, from a financial point of view, to the Shareholders and the Cormark Fairness Opinion delivered from Cormark to the Goodness Transaction Committee to the effect that, as of January 31, 2022, based upon and subject to the limitations and assumptions set out therein and such other matters as Cormark considered relevant, the Exchange Ratio was fair, from a financial point of view, to the Shareholders. See “Proposal 1: Arrangement Resolution — Opinions of Goodness Growth’s Financial Advisors” for more information.
Have any existing Shareholders already agreed to vote in favor of these proposals or lock-up their Goodness Shares?
Yes, on January 31, 2022, concurrently with the execution of the Arrangement Agreement, Verano entered into voting support agreements with Goodness Growth’s directors and officers (the “Voting Support Agreements”). Such Shareholders have agreed, subject to the terms of the Voting Support Agreements to, inter alia, vote in favor of the Arrangement Resolution and any other matters necessary for the consummation of the Arrangement. As of the Record Date, the Goodness Shares subject to the Voting Support Agreements represent approximately [•]% of the voting rights attached to all of the outstanding Goodness Shares voting together as a single class. With respect to the minority approval requirements by share class for a business combination under MI 61-101, (i) [•]% of the votes attaching to the Subordinate Voting Shares, (ii) [•]% of the votes attaching to Multiple Voting Shares and (iii) 100% of the votes attaching to the Super Voting Shares, are held by directors and officers that have signed Voting Support Agreements and other Interested Parties and will be excluded from such respective class votes for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
The Voting Support Agreements terminate in certain circumstances, including upon the termination of the Arrangement Agreement in accordance with its terms.
In addition, the Chief Executive Officer of Goodness Growth has entered into a lock-up agreement with Verano (the “Lock-Up Agreement”) with respect to 65,411 Super Voting Shares, pursuant to which he has agreed not to directly or indirectly sell or transfer the Verano Subordinate Voting Shares received by him, or under his control or direction, in connection with the Arrangement for a period of up to 12 months following the Effective Date. Pursuant to the terms of the Lock-Up Agreement, 20% of the covered securities will be released on the Effective Date and an additional 20% will be released from lock-up every three months thereafter during the 12-month term.
The foregoing is a summary of the principal terms of the Voting Support Agreements and Lock-Up Agreement. This summary does not purport to be complete and is qualified in its entirety by the complete text of the Voting Support Agreements, copies of the form of each being available on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov.
What approvals are required for the Arrangement Resolution to be effective?
The required level of approval (the “Required Approval”) for the Arrangement Resolution to become effective is both: (i) at least 66 2/3 % of the votes cast by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Party. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
Goodness Growth’s directors and officers have entered into Voting Support Agreements pursuant to which they have agreed to vote in favor of the Arrangement Resolution and any other matters necessary for the consummation of the Arrangement. As of the Record Date, the Goodness Shares subject to the Voting Support Agreements represent approximately [•]% of the voting rights attached to all of the outstanding Goodness Shares voting together as a single class. With respect to the minority approval requirements by share class for a business combination under MI 61-101, (i) [•]% of the votes attaching to the Subordinate Voting Shares, (ii) [•]% of the votes attaching to Multiple Voting Shares, and (iii) 100% of the votes attaching to the Super Voting Shares, are held by directors and officers that have entered into Voting Support Agreements and other Interested Parties and will be excluded from such respective class votes for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
Are Shareholders entitled to Dissent Rights?
Yes, under the provisions of the Plan of Arrangement, the Interim Order and the BCBCA, Shareholders who are named as holders of record of Goodness Growth Shares (the “Registered Shareholders”) will have the right to dissent with respect to the Arrangement Resolution (the “Dissent Rights”). If the Arrangement becomes effective, any Registered Shareholder as of the Record Date who dissents from the Arrangement Resolution in compliance with Sections 237 to 247 of the BCBCA, as modified or supplemented by the Plan of Arrangement, the Interim Order and any other order of the Court (a “Dissenting Shareholder”) will be entitled to be paid the fair value of such Dissenting Shareholder’s Goodness Shares by Goodness Growth. The Dissent Rights are described in this Circular, in the Plan of Arrangement which is attached to this Circular as Appendix “C” and in Sections 237 to 247 of the BCBCA, a copy of which is attached to this Circular as Appendix “E.” If you are a Registered Shareholder and wish to dissent in respect of the Arrangement Resolution, you must provide a written dissent notice containing the information set out in Section 242 of the BCBCA, as described in this Circular (the “Dissent Notice”), to Goodness Growth at DLA Piper (Canada) LLP, 666 Burrard Street, Suite 2800, Vancouver, British Columbia V6C 2Z7 not later than 4:00 p.m. (Central Time) two business days immediately preceding the scheduled date of the Meeting (as it may be adjourned or postponed from time to time).
The procedures for dissenting to the Arrangement Resolution require strict compliance with the applicable dissent procedures. In addition to any other restrictions in the Interim Order or the BCBCA, pursuant to the Plan of Arrangement, the following do not have Dissent Rights: (i) holders of outstanding options to purchase Subordinate Voting Shares or Multiple Voting Shares, as applicable (the “Goodness Options”); (ii) holders of restricted share units for Subordinate Voting Shares or Multiple Voting Shares, as applicable (the “Goodness RSUs”), (iii) holders of outstanding warrants to purchase Multiple Voting Shares (the “Goodness MVS Warrants”); (iv) holders of outstanding warrants to purchase Subordinate Voting Shares (the “Goodness SVS Warrants,” and collectively with the Goodness MVS Warrants, the “Goodness Warrants”); and (v) holders of Goodness Shares who vote in favor or have instructed a proxyholder to vote in favor of the Arrangement Resolution.
If you wish to exercise Dissent Rights, you should review the requirements summarized in this Circular carefully and consult with your legal advisor. If you do not strictly comply with the requirements of the BCBCA as modified or supplemented by the Plan of Arrangement, the Interim Order and any other order of the Court, you could lose your right to dissent. See “Proposal 1: Arrangement Resolution — Dissenting Shareholders’ Rights” for more information.
Under the Arrangement Agreement, it is a condition to closing in favor of Verano that holders of no more than 3% of the outstanding Goodness Shares shall have validly exercised their Dissent Rights.

How do I attend and participate at the Meeting?
Goodness Growth is holding the Meeting as a completely virtual meeting, which means the Meeting will be conducted via live webcast. Shareholders will not be able to attend the Meeting in person. In order to participate or vote at the Meeting, Shareholders must have a valid username.
Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://web.lumiagm.com/233296322. Such persons may enter the Meeting by clicking “I have a login” and entering a username and password before the start of the Meeting, as described below:
•
Registered Shareholders: The control number located on the form of proxy (or in the email notification you received) is the Username. The password to the Meeting is “goodness2022” (case sensitive). If as a Registered Shareholder you are using your control number to login to the Meeting and you have previously voted, you do not need to vote again when the polls open. By voting at the Meeting, you will revoke your previous voting instructions received prior to voting cut-off.

•
Duly appointed proxyholders: Odyssey will provide the proxyholder with a username by e-mail after the voting deadline has passed. The password to the Meeting is “goodness2022” (case sensitive). Only Registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Beneficial Shareholders (Shareholders who hold their Goodness Shares through a broker, investment dealer, bank, trust company, custodian, nominee, or other intermediary (an “Intermediary”)) who have not duly appointed themselves as proxyholder will be able to attend the Meeting as a guest but not be able to participate or vote at the Meeting. Shareholders who wish to appoint a third-party proxyholder to represent them at the Meeting (including Beneficial Shareholders who wish to appoint themselves as proxyholder to participate or vote at the Meeting) MUST submit their duly completed proxy or voting instruction form (“VIF”) AND register the proxyholder. See “How do I appoint a third-party as proxy?” for more information.

•
Beneficial Shareholders and Guests: Beneficial Shareholders who have not duly appointed themselves as proxyholder, and other individuals, will be able to attend the Meeting online at https://web.lumiagm.com/233296322 as a guest but will not be able to participate or vote at the Meeting. The password to the Meeting is “goodness2022” (case sensitive). See “What is a Beneficial Shareholder?” for more information.

How do I submit my vote?
Voting by Proxy before the Meeting — Registered Shareholders
If you are a Registered Shareholder as of the Record Date, you can vote by:
•
completing, dating and signing the enclosed proxy card and returning it to Odyssey, Goodness Growth’s registrar and transfer agent, by mail or hand delivery to Odyssey Transfer Inc., Trader’s Bank Building, 702, 67 Yonge Street, Toronto ON M5E 1J8; or

•
logging on to the internet through Odyssey’s website at https://login.odysseytrust.com/pxlogin. Registered Shareholders must follow the instructions provided and refer to the enclosed proxy form for the holder’s account number and the proxy access number.

If you are voting by proxy, you must ensure that the proxy is received not later than [•] Central Time on [•], 2022, or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours, Saturdays, Sundays and holidays excepted, prior to the time of the adjournment or postponement. The time limit for the delivery of proxies may also be waived or extended by the Chair of the Meeting at his or her discretion, without notice.
Voting by Proxy before the Meeting — Beneficial Shareholders
If you are a Beneficial Shareholder and wish to participate or vote at the Meeting or, if permitted, appoint a third-party as your proxyholder, in addition to the steps described above you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary included with the legal proxy form and the voting information form sent to you, or contact your Intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your Intermediary, you must then submit the completed and executed legal proxy to Odyssey. Requests for registration from Beneficial Shareholders that wish to participate or vote at the Meeting or, if permitted, appoint a third-party as their proxyholder must be sent by e-mail to appointee@odysseytrust.com and received by [•] Central Time on [•], 2022. See “What is a Beneficial Shareholder?” for more information.
Voting at the Meeting
Registered Shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. Beneficial Shareholders who have not duly appointed themselves as proxyholder will not be able to participate or vote at the Meeting. This is because Goodness Growth and its registrar and transfer agent do not have a record of the Beneficial Shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote, unless you appoint yourself as proxyholder.
If you are a Beneficial Shareholder and wish to vote at the Meeting, you have to appoint yourself as proxyholder, by inserting your own name in the space provided on the VIF sent to you and must follow all of the applicable instructions provided by your Intermediary. See “How do I attend and participate at the Meeting?” above and “How do I appoint a third-party proxy?” below for more information.
Can I change or revoke my vote after I return my proxy card or VIF?
Yes. In addition to revocation in any other manner permitted by law, a Registered Shareholder who has given a proxy may revoke it by:
•
Executing a proxy bearing a later date or by executing a valid notice of revocation, either of foregoing to be executed by the Registered Shareholder or the Registered Shareholder’s authorized attorney in writing, or, if the Registered Shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Odyssey or to Goodness Growth’s office at 207 South 9th Street, Minneapolis, Minnesota 55402 USA, at any time up to and including the last business day that precedes the Meeting or any reconvening thereof, or to the Chair of the Meeting on the day of the Meeting or any reconvening thereof, or in any other matter provided by law; or

•
Attending the Meeting online and voting the Registered Shareholder’s Goodness Shares.

A Beneficial Shareholder who wishes to revoke his, her, their, or its vote should carefully follow the instructions on how to do so provided by the applicable Intermediary, as instructions and timing may vary with each Intermediary. An Intermediary may not be able to revoke such instructions if it receives insufficient notice of revocation.
A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.
What happens if I send in my Goodness Growth share certificate(s) or DRS Statement(s) and the Arrangement Resolution is not approved or the Arrangement is not completed?
If the Arrangement Resolution is not approved or if the Arrangement is not otherwise completed, your Goodness Growth share certificate(s) or DRS Statement(s) will be returned promptly to you by the Depositary.
How do I appoint a third-party proxy?
The following applies to Shareholders who wish to appoint a person (a “third-party proxyholder”) other than the management nominees set forth in the form of proxy or VIF as proxyholder, including Beneficial Shareholders who wish to appoint themselves as proxyholder to participate or vote at the Meeting.
What is a Beneficial Shareholder?
The Shareholders who do not hold the Goodness Shares in their own name are known as “Beneficial Shareholders,” or “Non-Registered Shareholders.” If the Goodness Shares are listed in an account statement provided to a Shareholder by an Intermediary, then in almost all cases those Goodness Shares will not be registered in the Shareholder’s name on the records of Goodness Growth. Such Goodness Shares will more likely be registered under the names of Intermediaries. In Canada, the vast majority of such Goodness Shares are registered under the name of CDS & Co. (the registration for the Canadian Depository for Securities, which acts as nominee for many Canadian brokerage firms). In the United States, the vast majority of such Goodness Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Corporation (which acts as depositary for many United States brokerage firms and custodian banks).
Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of meetings of shareholders. Every Intermediary has its own mailing process and provides its own return instructions to clients.
There are two kinds of Beneficial Shareholders: Objecting Beneficial Owners (“OBOs”) object to their name being made known to the issuers of securities which they own; and Non-Objecting Beneficial Owners (“NOBOs”) who do not object to the issuers of the securities they own knowing who they are.
We are taking advantage of the provisions of National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer that permit us to directly deliver proxy-related materials to its NOBOs. We do not intend to pay for Intermediaries to forward proxy-related materials to its NOBOs. As a result, NOBOs can expect to receive a scannable VIF from our registrar and transfer agent, Odyssey. These VIFs are to be completed and returned to Odyssey in the envelope provided or by facsimile. In addition, Odyssey provides both telephone voting and internet voting as described on the VIF itself which contain complete instructions. Odyssey will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Goodness Shares represented by the VIFs they receive.
If you are a Beneficial Shareholder, you should carefully follow the instructions of your Intermediary in order to ensure that your Goodness Shares are voted at the Meeting.
The proxy form supplied to you by your Intermediary will be similar to the proxy we provide to Registered Shareholders. However, its purpose is limited to instructing the Intermediary on how to vote your Goodness Shares on your behalf. Most Intermediaries delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in Canada and in the United States. Broadridge mails a VIF in lieu of the proxy provided by Goodness Growth. The VIF will name the same persons as are named on Goodness Growth’s form of proxy to represent your Goodness Shares at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of Goodness Growth), who is different from any of the persons designated in the VIF, to represent your Goodness Shares at the Meeting, and that person may be you. To exercise this right, insert the name of the desired representative, which may be you, in the blank space provided in the VIF. The completed VIF must then be returned to Broadridge in accordance with Broadridge’s instructions. Broadridge will then tabulate the results of all instructions received and provide appropriate instructions respecting the voting of the Goodness Shares to be represented at the Meeting and the appointment of any shareholder’s representative. If you receive a VIF from Broadridge, the VIF must be completed and returned to Broadridge, in accordance with its instructions, well in advance of the Meeting in order to have your Goodness Shares voted or to have an alternate representative duly appointed to attend the Meeting to vote your Goodness Shares.
Shareholders who wish to appoint a third-party proxyholder to attend, participate or vote at the Meeting as their proxy and vote their Goodness Shares MUST submit their proxy or VIF (as applicable) appointing such third-party proxyholder AND register the third-party proxyholder, as described below.
Registering your proxyholder is an additional step to be completed AFTER you have submitted your proxy or VIF. Failure to register the proxyholder will result in the proxyholder not receiving a username to participate or vote at the Meeting.
•
Step 1: Submit your proxy or VIF: To appoint a third-party proxyholder, insert such person’s name in the blank space provided in the form of proxy or VIF (if permitted) and follow the instructions for submitting such form of proxy or VIF. This must be completed prior to registering such proxyholder, which is an additional step to be completed once you have submitted your form of proxy or VIF. If you are a Beneficial Shareholder located in the United States, you must also provide Odyssey with a duly completed legal proxy if you wish to participate or vote at the Meeting or, if permitted, appoint a third-party as your proxyholder. See below under this section for additional details.
•
Step 2: Register your proxyholder: To register a proxyholder, shareholders MUST send an email to appointee@odysseytrust.com by [•] Central Time on [•], 2022 and provide Odyssey with the required proxyholder contact information, number of shares appointed, name in which the Goodness Shares are registered if you are a Registered Shareholder, or name of the Intermediary where the Goodness Shares are held if you are a Beneficial Shareholder, so that Odyssey may provide the proxyholder with a username via email. Without a username, proxyholders will not be able to participate or vote at the Meeting.

If you are a Beneficial Shareholder and wish to participate or vote at the Meeting, you MUST insert your own name in the space provided on the VIF sent to you by your Intermediary, follow all of the applicable instructions provided by your Intermediary AND register yourself as your proxyholder, as described above. By doing so, you are instructing your Intermediary to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by your Intermediary. Please also see further instructions under the heading “How do I attend and participate at the Meeting?” above for more information.
What happens if I hold my Goodness Shares in an RRSP, TFSA or RESP account?
For Canadian resident Shareholders that hold their Goodness Shares in an RRSP, TFSA, RESP or other registered account, no immediate Canadian tax will arise as a result of the Arrangement, whether or not any gain is realized on the disposition of their Goodness Shares. Further, Verano Subordinate Voting Shares will remain qualified investments for an RESP, TFSA and RRSP or other registered accounts. See “Certain Canadian Federal Income Tax Considerations — Non-Resident Shareholders — Eligibility for Investment” for more information.
What constitutes a quorum?
The Meeting will be held only if a quorum is present. A quorum will be present if there is at least one Shareholder or duly appointed proxyholder who is present in person or by proxy at the Meeting. Goodness Shares represented by properly completed proxy cards or VIFs either marked “withhold,” or returned without voting instructions, are counted as present and entitled to vote for the purpose of determining whether a quorum is present at the Meeting. If Goodness Shares are held by Intermediaries who are prohibited from exercising discretionary authority for Beneficial Shareholders who have not given voting instructions, those Goodness Shares will be counted as represented at the Meeting for the purpose of determining whether a quorum is present at the Meeting.
What vote is required to approve the proposals presented at the Meeting?
Except for the adjournment proposal, the vote required to approve all of the proposals listed herein assumes the presence of a quorum.

No.	Proposal	Votes Necessary
1.	Arrangement Resolution Proposal
Approval requires: (i) at least 66 2/3% of the votes cast by the holders of Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Parties pursuant to MI 61-101. In particular, approximately [•]% of the votes attaching to the Subordinate Voting Shares and [•]% of the votes attaching to Multiple Voting Shares are held by Interested Parties and will be excluded from such respective class votes for the purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the Arrangement Resolution Proposal.

2.	Setting the Number of Directors Proposal
Approval requires the affirmative vote of a majority of the votes cast by the holders of Goodness Shares present in person or represented by proxy and entitled to vote at the Meeting, voting together as a single class.
Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the Setting the Number of Directors Proposal.

3.	Director Election Proposal
Approval requires the affirmative vote of a majority of the votes cast by the holders of Goodness Shares present in person or represented by proxy and entitled to vote at the Meeting, voting together as a single class.
Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the Director Election Proposal.

4.	Auditors Appointment Proposal
Approval requires the affirmative vote of a majority of the votes cast by the holders of Goodness Shares present in person or represented by proxy and entitled to vote at the Meeting, voting together as a single class.
Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the voting on the Auditors Appointment Proposal.

How will broker non-votes be treated?
A “broker non-vote” occurs when an Intermediary who holds its customer’s Goodness Shares in street name submits proxies for such Goodness Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when Intermediaries have not received any instructions from their customers. Without specific instructions, Canadian Intermediaries are prohibited from voting their customers’ Goodness Shares.
Without specific instructions, U.S. Intermediaries, as the holders of record, are permitted to vote their customers’ Goodness Shares on “routine” matters only, but not on other matters. Goodness Shares for which U.S. Intermediaries have not received instructions from their customers will not be permitted to vote on the Arrangement.
Who will count the votes?
A representative of our registrar and transfer agent, Odyssey, will act as scrutineer at the Meeting and will count the votes.
Will my vote be kept confidential?
Yes. As a matter of policy, Shareholder proxies, ballots and tabulations that identify individual Shareholders are kept confidential.

Who pays to prepare, mail and solicit the proxies?
The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers, and regular employees of Goodness Growth. Goodness Growth has also retained Morrow Sodali LLC to assist it in connection with its communications with Shareholders. In connection with these services, Morrow Sodali LLC is expected to receive a fee, including costs, of $20,000‑$40,000, including out-of-pocket expenses. Goodness Growth will bear all costs of this solicitation. We have arranged for Intermediaries to forward the Meeting materials to Non-Registered Shareholders and we may reimburse the Intermediaries for their reasonable fees and disbursements in that regard.
How will my Goodness Shares be voted if I sign, date and return my proxy card or VIF?
If you sign, date and return your proxy card or VIF and indicate how you would like your Goodness Shares voted, your Goodness Shares will be voted or withheld from voting as you have instructed. If you sign, date and return your proxy card or VIF but do not indicate how you would like your Goodness Shares voted, your proxy will be voted “FOR” the approval and adoption of the Arrangement Resolution and the other matters put to Shareholders at the Meeting.
Does Goodness Growth have cumulative voting?
Shareholders have no cumulative voting rights, including with respect to the Arrangement or any other matter that will come before the Meeting.
What if other matters come up during the Meeting?
If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy card or VIF will vote the proxies held by them in accordance with their best judgment. As of the date of this Circular, Goodness Growth is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.
How do I contact the Secretary of Goodness Growth?
In several sections of this Circular, we suggest that you should contact the Secretary of Goodness Growth to follow up on various items. You can reach our Secretary by writing to Attn: Corporate Secretary, 207 South 9th Street, Minneapolis, Minnesota 55402 USA.
Principal Holders of Voting Securities.
As of the date of this Circular, to the knowledge of the directors and executive officers of Goodness Growth, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of Goodness Growth carrying 10% or more of the voting rights attached to any class of outstanding voting securities of Goodness Growth entitled to vote at the Meeting, other than Dr. Kyle E. Kingsley, Goodness Growth’s Chair of the Board and Chief Executive Officer. Dr. Kyle E. Kingsley holds 65,411 Super Voting Shares, which represent approximately [•]% of all the issued and outstanding Goodness Shares as of [•], 2022 (calculated on an as converted to Subordinate Voting Share, non-diluted basis). Since Dr. Kingsley is an Interested Party, the votes with respect to the Goodness Shares held by Dr. Kingsley will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
Financial Statements.
The audited financial statements of Goodness Growth for the year ended December 31, 2021, including the report of the auditors thereon, will be placed before the Meeting. Additional information may be obtained upon request from the Vice President — Investor Relations at 207 S. Ninth Street, Minneapolis, Minnesota 55402 USA or by email at samgibbons@vireohealth.com. Copies of these documents and additional information are also available on Goodness Growth’s website at investors.vireohealth.com/financials/regulatory-filings/, under Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov.

Your vote is important.
Whether or not you plan to participate in the Meeting, prompt voting will be appreciated.
Shareholders can vote their Goodness Shares via the internet. Instructions for using this convenient service are provided on the proxy card or VIF. Of course, you may still vote your Goodness Shares on the proxy card or VIF via mail. To do so, we ask that you complete, sign, date and return the enclosed proxy card or VIF promptly in the postage-paid envelope.
Important Notice Regarding the Availability of Proxy Materials for the
Meeting of Shareholders to Be Held on [•], 2022:
This Circular, the Goodness Growth AIF, the Goodness Growth Quarterly Reports, and the Goodness Growth Current Reports are available free of charge at:
investors.vireohealth.com/financials/regulatory-filings/. They are also available under Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov.

ACCOUNTING PRINCIPLES
All financial statements and financial data derived therefrom included in this Circular pertaining to Goodness Growth and Verano, including the unaudited pro forma condensed combined financial statements, have been prepared and presented in accordance with U.S. GAAP. Critical accounting policies, estimates, assumptions and elections may vary between Goodness Growth and Verano. Management of Goodness Growth and Verano have reviewed the unaudited pro forma condensed combined financial statements included in this Circular. For further details, see the notes to the unaudited pro forma condensed combined financial statements set forth under the heading “Unaudited Pro Forma Condensed Combined Financial Information” below.
Pro forma financial information included in this Circular is for informational purposes only and is unaudited. All unaudited pro forma financial information contained in this Circular has been derived from underlying financial statements prepared and adjusted in accordance with U.S. GAAP to illustrate the effect of the Arrangement. The pro forma financial information set forth in this Circular should not be considered to be what the actual financial position or other results of operations would have necessarily been had Goodness Growth and Verano operated as a single combined company as, at, or for the periods stated.
EXCHANGE RATE INFORMATION
The following table sets forth, for the periods indicated, the high, low, average and period-end daily average rates of exchange for US$1.00, expressed in Canadian dollars, posted by the Bank of Canada:
Year Ended December 31
	2021	2020	2019
	(C$)	(C$)	(C$)
Highest rate during the period	1.29	1.45	1.36
Lowest rate during the period	1.20	1.27	1.30
Average rate for the period	1.25	1.34	1.33
Rate at the end of the period	1.27	1.27	1.30
On October [•], 2022, the daily average rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was $1.00 equals C$[•].
INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This Circular includes statements that Goodness Growth believes are, or may be considered to be, “forward-looking statements”. All statements other than statements of historical fact included in this Circular regarding the prospects of Goodness Growth’s industry or its prospects, plans, financial position or business strategy may constitute forward-looking statements within the meaning of applicable Securities Laws. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that Goodness Growth makes with the United States Securities and Exchange Commission (the “SEC”) and with Canadian securities regulators or press releases or oral statements made by or with the approval of one of Goodness Growth’s authorized executive officers. These statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Although Goodness Growth believes that the expectations reflected in these forward-looking statements are reasonable, it cannot provide assurance that its expectations will prove to be correct. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect Goodness Growth’s business, operations, future results and financial condition, see “Risk Factors” in the Goodness Growth AIF.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Circular which reflect management’s opinions only as of the date hereof. Except as required by law, Goodness Growth undertakes no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures Goodness Growth makes in its reports to the SEC and with Canadian securities regulators. All subsequent written and oral forward-looking statements attributable to Goodness Growth or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this Circular.
Any information or statements that are contained in this Circular, including the documents incorporated by reference herein, that are not statements of historical fact may be deemed to be forward-looking statements including, but not limited to, statements with regards to:
•
expectations regarding whether the Arrangement will be consummated, including whether conditions to the consummation of the Arrangement will be satisfied, or the anticipated timing or closing of the Arrangement;

•
the anticipated value of the Verano Subordinate Voting Shares to be received by Shareholders, which may fluctuate in value due to the fixed Exchange Ratio and the trading prices of the Verano Subordinate Voting Shares;

•
expectations regarding receipt of the Closing Regulatory Approval and the expiration of relevant waiting periods, shareholder approvals, court approvals and satisfaction of other customary closing conditions;

•
estimates of pro-forma financial information of the Combined Company, including in respect of expected revenues, margins, cash flow, profitability, and production of cannabis;

•
estimates of future costs applicable to sales, future capital expenditures, future cost reductions, and projected synergies including pre-tax synergies, cost savings and efficiencies;

•
the Combined Company anticipating having scalable medical and adult-use cannabis platforms expected to strengthen its position in the United States;

•
the Combined Company anticipating holding vertically-integrated licenses in New York, which is expected to include one cultivation facility, four active dispensaries, and four additional dispensaries which are planned to be located in high-traffic locations;

•
the Combined Company anticipating holding vertically-integrated licenses in Minnesota, including one cultivation facility and eight active dispensaries;

•
anticipated tax treatment of the Arrangement;

•
expectations of future balance sheet strength and future equity, including expectations for the effects of the Arrangement on the Combined Company’s financial position, cash flow and growth prospects;

•
any other strategic and financial benefits in connection with the Arrangement, including any anticipated future results and pro-forma financial information relating to the Combined Company;

•
the expectation that the new markets that the Combined Company is expected to enter into will generate combined revenue for all market participants of more than $13.8 billion;

•
the expectation that the Combined Company will have an expanded capital markets profile;

•
the expectation that the Combined Company’s expanded market profile will appeal to a broader shareholder audience, enhance trading liquidity and increase weighting in index tracking portfolios and provide for more beneficial access to capital;

•
expectations regarding the size and composition of the board of directors of the Combined Company;

•
the number and market price of the Verano Subordinate Voting Shares issuable to Shareholders and the expected ownership percentages of Verano and Goodness Growth shareholders after the closing of the Arrangement; and

•
expectations that the Arrangement will allow the Combined Company to benefit from significant geographic diversification and economies of scale.

Certain material factors or assumptions are applied in making forward-looking statements. With respect to the Arrangement and this Circular, the expectations and assumptions expressed or implied in the forward-looking statements, include, but are not limited to the ability of the parties to receive, in a timely manner and on satisfactory terms, the Required Approval, the Closing Regulatory Approval and stock exchange and Court approvals for the Arrangement, the ability of the parties to satisfy, in a timely manner, the conditions to the closing of the Arrangement and other expectations and assumptions concerning the Arrangement.
The forward-looking statements contained in this Circular are subject to inherent risks and uncertainties and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements. The factors which could cause results to differ from current expectations include, but are not limited to:
•
the inherent uncertainty associated with financial or other projections or outlooks;

•
risks assumptions and expectations described in Goodness Growth’s critical accounting policies and estimates;

•
the adoption and impact of certain accounting pronouncements;

•
Goodness Growth’s future financial and operating performance;

•
the commercial and business plans of Goodness Growth and/or the Combined Company

•
the intention to grow the business, operations and potential activities;

•
the ability of Goodness Growth and Verano to complete the Arrangement;

•
the ability to maintain a strong financial position and manage costs;

•
the ability of Goodness Growth and Verano to maximize the utilization of their existing assets and investments;

•
that the completion of the Arrangement is subject to the satisfaction or waiver of a number of conditions as set forth in the Arrangement Agreement;

•
some or all the expected benefits of the Arrangement may fail to materialize or may not occur within the time periods anticipated;

•
the prompt and effective integration of the Combined Company;

•
the ability to achieve the anticipated synergies and value-creation contemplated by the Arrangement;

•
the risk associated with Goodness Growth’s ability to obtain the approval of the Arrangement by its shareholders required to consummate the Arrangement and the timing of the closing of the Arrangement, including the risk that the conditions to the Arrangement are not satisfied on a timely basis or at all;

•
the risk that a consent or authorization that may be required for the Arrangement is not obtained or is obtained subject to conditions that are not anticipated;

•
the risk that Goodness Growth may not obtain the necessary Closing Regulatory Approval required to complete the Arrangement;

•
the termination of the Arrangement by Goodness Growth or Verano and the payment of the termination amounts by Goodness Growth or Verano, as applicable, each pursuant to the terms of the Arrangement Agreement;

•
the potential payments to Dissenting Shareholders who properly exercise their Dissent Rights;

•
the inaccuracy or omission of historical information (other than publicly-available information) provided by Verano;

•
the negative impact on the market price for Verano Subordinate Voting Shares following the issuance of Verano Subordinate Voting Shares to Shareholders in connection with the Arrangement;

•
the inability of the Combined Company to incur additional debt or to service additional indebtedness incurred;

•
the inability of the Combined Company to service existing indebtedness;

•
the risk that the costs related to the Arrangement are significantly higher than expected;

•
the outcome of any legal proceedings that may be instituted against the parties and others related to the Arrangement Agreement;

•
unanticipated difficulties or expenditures relating to the Arrangement, the response of business partners and retention as a result of the announcement and pendency of the Arrangement;

•
risks relating to the value of Verano Subordinate Voting Shares to be issued in connection with the Arrangement;

•
the impact of competitive responses to the announcement of the Arrangement;

•
increased competition, particularly from companies with greater financial, technical, marketing and other resources, and the ability of the Combined Company to be competitive;

•
the diversion of management time on Transaction-related issues;

•
there can be no assurance that the Arrangement will occur or that the anticipated strategic benefits and operational, competitive and cost synergies will be realized;

•
there can be no assurance that the market value of the Verano Subordinate Voting Shares that the holders of Goodness Growth Shares may receive on the Effective Date will equal or exceed the market value of the Goodness Growth Shares held by such Shareholders prior to the Effective Date;

•
changes in tax laws, regulations or future assessments;

•
the risk that the Arrangement does not qualify as a “reorganization” under Section 368(a) of the Code;

•
strict enforcement of United States federal law regarding cannabis;

•
the inability of the Combined Company to comply with evolving cannabis industry laws, regulations and guidelines;

•
the inability of the Combined Company to secure necessary supplies and services from third-party suppliers, manufacturers and contractors;

•
the inability to effect service of process within Canada upon the Combined Company or the majority of its directors, officers or experts;

•
the inability to enforce judgments obtained in Canadian courts against the Combined Company or certain of its directors, officers or experts;

•
failure to realize anticipated results, including revenue growth, anticipated cost savings or operating efficiencies from the Combined Company’s major initiatives, including those from restructuring;

•
risks relating to insurance coverage and uninsurable risks;

•
risks relating to the availability of energy sources and rising energy costs; and

•
assumptions and estimates required for the preparation of the pro forma financial statements may be materially different from the Combined Company’s actual results and experience in the future.

The foregoing risks or other risks arising in connection with the failure of the Arrangement, including the diversion of management attention from conducting the business of Goodness Growth may have a Material Adverse Effect on Goodness Growth’s business operations, financial results and share price.
Readers are cautioned that the foregoing list of factors is not exhaustive. Other risks and uncertainties not presently known to Goodness Growth or that Goodness Growth presently believes are not material could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein.

Additional information on these and other factors that could affect the operations or financial results of Goodness Growth or the Combined Company are included in reports filed by Goodness Growth with applicable securities regulatory authorities and may be available under Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. These risks and other factors are also discussed in more detail in this Circular under the heading “Risk Factors.” Readers are encouraged to read such section in detail.
The forward-looking statements contained in this Circular, including the documents incorporated by reference herein, are expressly qualified in their entirety by this cautionary statement. Goodness Growth cannot guarantee that the results or events expressed or implied in any forward-looking statement and information will materialize and accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Goodness Growth’s expectations only as of the date of this Circular. Goodness Growth disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY
This summary highlights the key aspects of the matters to be considered at the Meeting, but does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents Goodness Growth refers you to for a more complete understanding of the matters being considered at the Meeting. This summary is qualified in its entirely by the more detailed information appearing elsewhere in this Circular, including the Appendices (which are incorporated into and form part of this Circular). Certain capitalized terms used in this summary are defined in the Glossary of Defined Terms found in Appendix “K” of this Circular.
Meeting and Record Date
The Meeting will be held virtually through a live webcast on [•], 2022 at [•] Central Time. There will be no physical meeting location. The format of the virtual Meeting will ensure that Shareholders who attend the meeting will be afforded comparable rights and opportunities to participate as they would at an in-person meeting. Accordingly, Shareholders that join the webcast of the Meeting will be able to listen and vote regardless of location.
In order to participate or vote at the Meeting, Shareholders must have a valid username. Only Registered Shareholders and duly appointed proxyholders will be able to participate and vote at the Meeting online at https://web.lumiagm.com/233296322. The password to the Meeting is “goodness2022” (case sensitive). For more information on attending and participating at the Meeting, see “Questions and Answers About the Arrangement and the Meeting — How do I attend and participate at the Meeting?”
The Board has fixed the close of business on [•], 2022 as the Record Date for the determination of the Shareholders entitled to receive notice of, and vote at, the Meeting. Only Shareholders whose names have been entered in the applicable register of Goodness Growth as of the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Meeting.
See “Questions and Answers About the Arrangement and the Meeting — Who may vote at the Meeting and how are votes counted?” for more information.
Purpose of Meeting
In addition to the consideration of the annual meeting matters, the purpose of the Meeting is for Shareholders to consider and vote upon the Arrangement Resolution. See “Questions and Answers About the Arrangement and the Meeting — What is Goodness Growth proposing?” for more information.
To become effective, the Arrangement Resolution must be approved by: (i) at least 66 2/3 % of the votes cast by the holders of Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Party. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101. See “Questions and Answers About the Arrangement and the Meeting — What vote is required to approve the proposals at the Meeting?” for more information.
The Companies
Goodness Growth
Goodness Growth is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. Goodness Growth’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, and its science and intellectual property developer, Resurgent Biosciences. Goodness Growth manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods™ and other retail locations and third-party dispensaries. Goodness Growth’s teams of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines, and developing meaningful intellectual property. Goodness Growth is currently licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United States.
Goodness Growth’s registered office is located at Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, and its head office is located at 207 South 9th Street, Minneapolis, Minnesota 55402 USA.
See “Information Concerning Goodness Growth” for more information.
Verano
Verano, a British Columbia corporation, is a vertically integrated, multi-state cannabis operator in the United States, devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano designs, builds, and operates dispensaries under its retail brands including Zen Leaf™ and MÜV™, with the goal of delivering a superior cannabis shopping experience in both medical and adult-use markets.
Verano is a reporting issuer in all provinces and territories of Canada and the Verano Subordinate Voting Shares are listed on the CSE under the symbol “VRNO.” The Verano Subordinate Voting Shares are also quoted for trading in the United States on the OTCQX marketplace operated by the OTC Market Group under the symbol “VRNOF.”
The head office of Verano is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. The registered office of Verano is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Verano’s website is www.verano.com.
See “Information Concerning Verano” for more information.
Background to the Arrangement
On January 31, 2022, Goodness Growth and Verano entered into the Arrangement Agreement, which sets out the terms and conditions for implementing the Arrangement. The Arrangement Agreement is the result of extensive arm’s length negotiations conducted since November 2021 among representatives of Goodness Growth and Verano.
A summary of the material events leading to the execution of the Arrangement Agreement and the material meetings, negotiations and discussions between Goodness Growth and Verano and their respective advisors that preceded the execution of the Arrangement Agreement and public announcement of the Arrangement is included in this Circular under “Proposal 1: Arrangement Resolution — Background to the Arrangement.”
Goodness Growth’s Reasons for the Arrangement
The following discussion of the information and factors considered by the Goodness Transaction Committee and the Board contains statements that are forward-looking in nature. This information should be read in light of the factors described in “Information Concerning Forward-Looking Statements”.
Goodness Transaction Committee
In evaluating the Arrangement and the Arrangement Agreement, and in reaching its determinations and making its recommendations to the Board on January 31, 2022, the Goodness Transaction Committee consulted with its legal and financial advisors, reviewed the Cormark Fairness Opinion and the Hyperion Fairness Opinion (together, the “Fairness Opinions”) as of January 31, 2022 and gave careful consideration to all of the terms of the Arrangement Agreement and the Plan of Arrangement. In making its determination on January 31, 2022, the Goodness Transaction Committee considered a number of factors, including, among others, and in no particular order, the following:
•
Strategic Alternatives and Business Objectives.   While the Goodness Transaction Committee remained optimistic with respect to the long-term prospects of Goodness Growth and its strategic business plan, management and target market, after a comprehensive review of Goodness Growth’s strategic alternatives, including remaining an independent publicly traded company and continuing to pursue Goodness Growth’s strategic plan on a stand-alone basis, and after soliciting and engaging in discussions regarding indications of interest from a number of parties potentially interested in pursuing a strategic transaction with Goodness Growth (the “Proposals”), the Goodness Transaction Committee determined, on January 31, 2022, that the Arrangement is the best alternative available to Shareholders. In particular, to achieve Goodness Growth’s strategic plan, Goodness Growth requires significant available capital and potential access to additional capital on a go-forward basis. The Goodness Transaction Committee anticipated that the Arrangement would provide Goodness Growth with an enhanced platform and support to enable Goodness Growth to execute on its strategic plan should Verano determine. Given the market dynamics at such time, if Goodness Growth did not pursue the Arrangement and instead completed the financing necessary to pursue Goodness Growth’s strategic plan, such financing was very likely to be comprised, at least in part, of an equity issuance that would be materially dilutive to Shareholders and not alleviate the natural execution risk that exists with any growth-oriented strategic plan.

•
Premium to Goodness Growth Shareholders.   At the time that the Arrangement Agreement was entered into on January 31, 2022, the value of the total Verano Subordinate Voting Shares to be issued in the Arrangement in accordance with the Exchange Ratio, and according to the 15-day volume weighted average price of Verano ending January 27, 2022 and a CAD/USD exchange rate of 0.790, was approximately $413 million. On January 30, 2022, the closing market price of a Verano Subordinate Voting Share represented a premium of approximately 46.6% to the same day closing price of the Subordinate Voting Shares on the CSE, or approximately 59.6% based on the 15-day volume-weighted average prices of Verano Subordinate Voting Shares and Subordinate Voting Shares, on the CSE as of January 27, 2022.

•
Competitive Bid Process.   Proposals were sought from a number of potential counterparties and immediately prior to entering into exclusivity with Verano, five Proposals were under consideration by the Goodness Transaction Committee, including Verano’s Proposal. Following the review, evaluation and negotiation of such Proposals, the Goodness Transaction Committee determined to enter into exclusivity with Verano to advance negotiation regarding a potential transaction. In connection with its evaluation of the Proposals, the Goodness Transaction Committee considered, among other things, the value and proportion of cash and stock offered in each Proposal and each submitting party’s capital markets profile, financial position, operational expertise and market position in strategic markets. For additional information, see “Proposal 1: Arrangement Resolution — Background to the Arrangement.”

•
Hyperion Fairness Opinion.   Hyperion delivered an opinion to the Goodness Transaction Committee and the Board that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement was fair, from a financial point of view, to the Shareholders.

•
Cormark Fairness Opinion.   The Goodness Transaction Committee retained Cormark to render an opinion to the Goodness Transaction Committee as to the fairness, from a financial point of view, to the Shareholders of the consideration to be received by the Shareholders under the terms of the Arrangement Agreement. On January 31, 2022, Cormark delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders.

•
Arrangement Agreement.   The Goodness Transaction Committee reviewed and negotiated the Arrangement Agreement and considered the legal advice of DLA Piper and such other matters as the Goodness Transaction Committee deemed necessary or advisable in order to provide a recommendation to the Board in respect of the Arrangement Agreement and the Arrangement. The Arrangement Agreement includes, from each of Goodness Growth and Verano, representations, warranties and covenants and the conditions to their respective obligations that are reasonable, in the judgment of the Goodness Transaction Committee following consultations with its advisors, and are the product of arm’s length negotiations between Goodness Growth and its advisors and Verano and its advisors.
•
Required Shareholder Approval.   The Arrangement must be approved by at least (i) 66 2/3 % of the votes cast on the Arrangement Resolution by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class, and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Party for the purposes of “minority approval” pursuant to MI 61-101. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.

•
Procedural Safeguards for the Benefit of Shareholders.   Procedural safeguards have been obtained for the benefit of Shareholders in connection with the Arrangement, including:

•
the terms of the Arrangement Agreement allow the Board to respond, in accordance with its fiduciary duties, to an unsolicited Acquisition Proposal that would be reasonably likely, if consummated in accordance with its terms, to be a Superior Proposal (as such terms are defined in the Arrangement Agreement);

•
the fact that the Arrangement Resolution must be approved by the Shareholders entitled to vote thereon at the Meeting in accordance with the Interim Order;

•
the fact that the Arrangement must also be approved by the Court, which will consider the substantive and procedural fairness of the Arrangement to all Shareholders; and

•
that any Shareholder who opposes the Arrangement may, in strict compliance with statutory requirements, exercise Dissent Rights and receive the fair value of such Dissenting Shareholder’s Goodness Growth Shares.

•
Meaningful Participation by Shareholders in the Future Growth of the Combined Company.   Under the Arrangement, Shareholders will receive, in consideration for their Goodness Growth Shares, Verano Subordinate Voting Shares. As a result, Shareholders, as of January 31, 2022, the date of the Arrangement Agreement, had the opportunity to own approximately 10.1% of the Combined Company on a pro forma basis. The combination is an opportunity to own shares in a larger, licensed cannabis operator with a broader geographic footprint, and a lower cost of capital, providing Shareholders with exposure to strong growth opportunities in the United States cannabis industry through the Combined Company’s broader and enhanced profile.

•
Risks Related to the Arrangement.   There are certain risks related to the Arrangement including, among others, that:

•
there can be no assurance that all of the conditions precedent to closing of the Arrangement will be satisfied;

•
the Closing Regulatory Approval may not be obtained or, if obtained, may not be obtained on a favorable basis;

•
if the Arrangement is not completed, the market price of the Subordinate Voting Shares may be adversely affected;

•
there can be no assurance that the Arrangement Agreement will not be terminated by Goodness Growth or Verano in accordance with its terms;

•
the Termination Fee and the Transaction Expenses, as applicable, provided under the Arrangement Agreement may discourage other parties from attempting to acquire Goodness Growth;

•
the uncertainty surrounding the Arrangement could negatively impact Goodness Growth’s current and future operations, financial conditions and prospects;

•
restrictions during the pending Arrangement that prevent Goodness Growth from pursuing business opportunities could have a material adverse effect on Goodness Growth;

•
there can be no assurance that the value of the Verano Subordinate Voting Shares received by the Shareholders will equal or exceed the value of the Goodness Shares prior to the Effective Date;

•
if the Arrangement is not approved by the Shareholders, or the Arrangement is otherwise not completed, then the market price for the Subordinate Voting Shares may decline; and

•
potential payments to Registered Shareholders who exercise Dissent Rights could have an adverse effect on the Combined Company’s financial condition or prevent the completion of the Arrangement;

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Arrangement.”

•
Risks Related to the Combined Company.   There are certain risks related to the Combined Company including, among others, that:

•
Goodness Growth and Verano may not integrate successfully;

•
the pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Arrangement;

•
the issuance and future sale of Verano Subordinate Voting Shares could affect the market price;

•
it may be challenging for the Combined Company to service additional indebtedness incurred;

•
there is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts;

•
cannabis remains illegal under U.S. federal law, and enforcement of U.S. cannabis laws could change;

•
the Combined Company will face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than it may have and by unlicensed, unregulated participants;

•
the Combined Company will be dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products;

•
the nature of the cannabis industry may result in unconventional due diligence processes and acquisition terms that could have unknown and materially detrimental consequences to the Combined Company; and

•
the Combined Company’s business is subject to the risks inherent in agricultural operations.

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Combined Company.”
Board
The Board believes that, at this stage of development and expansion of the U.S. cannabis market, companies with financial strength, including lower cost of capital, an enhanced national footprint and scale, diverse product range, premium brands and operational expertise are most likely to succeed in the long-term. In evaluating the Arrangement and the Arrangement Agreement, and in making its recommendation, as of January 31, 2022, the Board consulted with its legal and financial advisors, reviewed the Hyperion Fairness Opinion as of January 31, 2022 and gave careful consideration to all of the terms of the Arrangement Agreement and the Plan of Arrangement as well as the January 31, 2022 recommendation of the Goodness

Transaction Committee. In evaluating the Arrangement, and prior to its execution of the Arrangement Agreement on January 31, 2022, the Board considered among other things, the following:
•
Goodness Transaction Committee.   The process of evaluating the Arrangement was led by the Goodness Transaction Committee, which is comprised of members of the Board who are not members of Goodness Growth management. The members of the Goodness Transaction Committee met regularly with Goodness Growth’s legal and financial advisors, members of Goodness Growth management, and other members of the Board throughout the process of negotiating the Arrangement. On January 30, 2022, the Board considered the Goodness Transaction Committee’s analysis, conclusions and unanimous determination that the Arrangement and the Arrangement Agreement and the transactions contemplated therein were in the best interests of Goodness Growth, and the Goodness Transaction Committee’s unanimous recommendations that the Board: (i) unanimously determine that the Arrangement is in the best interests of Goodness Growth and that the consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair, from a financial point of view, to the Shareholders; (ii) unanimously resolve to approve the Arrangement on substantially the terms and conditions as set out in the Arrangement Agreement; (iii) resolve to authorize and approve, and direct Goodness Growth to execute, the Arrangement Agreement; and (iv) recommend that the Shareholders vote in favor of the Arrangement Resolution.

•
Hyperion Fairness Opinion.   Hyperion delivered the Hyperion Fairness Opinion to the Board that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement, was fair, from a financial point of view, to the Shareholders.

•
Cormark Fairness Opinion.   On January 31, 2022, Cormark delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders.

•
Strong and Expanding U.S. Multi-State Presence.   The Combined Company is expected to have an expanded presence in 17 states, with projected active operations in 15, including 17 cultivation facilities totaling 1.3 million square feet of cultivation capacity, and 111 active dispensaries. Because (i) Goodness Growth’s subsidiary currently holds a vertically-integrated license in New York and (ii) regulatory approval of the transfer of the ultimate ownership of the licensee from Goodness Growth to Verano is a condition of the closing of the Arrangement, if the Arrangement closes, the Combined Company is expected to obtain a vertically-integrated license in New York, which is expected to include one cultivation facility, four active dispensaries, and four additional dispensaries which are planned to be located in high-traffic locations. Additionally, the Combined Company is expected to continue to hold a vertically-integrated license currently held by Goodness Growth in Minnesota which is expected to include one cultivation facility and eight active dispensaries.

•
Optimal Nationwide Presence to Pursue Growth.   Between 2022 and 2026, the net new markets, in which the Combined Company is expected to enter into pursuant to the Arrangement are projected to generate combined cannabis industry revenue of more than $13.8 billion (BDSA Data).

•
Addition of Premium Brands to Product Portfolio.   The Combined Company is expected to deliver a larger portfolio of in-house brands and national brand partners to support a broader line of products across multiple form factors.

•
Enhanced Capital Markets Profile and Broader Access to Liquidity.   The Combined Company’s expanded capital markets profile is expected to appeal to a broader shareholder audience, enhance trading liquidity and increase weighting in index tracking portfolios, as well as provide for more beneficial access to capital.

•
Risks Related to the Arrangement.   There are certain risks related to the Arrangement including, among others, that:

•
there can be no assurance that all of the conditions precedent to closing of the Arrangement will be satisfied;

•
the Closing Regulatory Approval may not be obtained or, if obtained, may not be obtained on a favorable basis;

•
if the Arrangement is not completed, the market price of the Subordinate Voting Shares may be adversely affected;

•
there can be no assurance that the Arrangement Agreement will not be terminated by Goodness Growth or Verano in accordance with its terms;

•
the Termination Fee and the Transaction Expenses, as applicable, provided under the Arrangement Agreement may discourage other parties from attempting to acquire Goodness Growth;

•
the uncertainty surrounding the Arrangement could negatively impact Goodness Growth’s current and future operations, financial conditions and prospects;

•
restrictions during the pending Arrangement that prevent Goodness Growth from pursuing business opportunities could have a material adverse effect on Goodness Growth;

•
there can be no assurance that the value of the Verano Subordinate Voting Shares received by the Shareholders will equal or exceed the value of the Goodness Shares prior to the Effective Date;

•
if the Arrangement is not approved by the Shareholders, or the Arrangement is otherwise not completed, then the market price for the Subordinate Voting Shares may decline; and

•
potential payments to Registered Shareholders who exercise Dissent Rights could have an adverse effect on the Combined Company’s financial condition or prevent the completion of the Arrangement;

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Arrangement.”

•
Risks Related to the Combined Company.   There are certain risks related to the Combined Company including, among others, that:

•
Goodness Growth and Verano may not integrate successfully;

•
the pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Arrangement;

•
the issuance and future sale of Verano Subordinate Voting Shares could affect the market price;

•
it may be challenging for the Combined Company to service additional indebtedness incurred;

•
there is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts;

•
cannabis remains illegal under U.S. federal law, and enforcement of U.S. cannabis laws could change;

•
the Combined Company will face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than it may have and by unlicensed, unregulated participants;

•
the Combined Company will be dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products;

•
the nature of the cannabis industry may result in unconventional due diligence processes and acquisition terms that could have unknown and materially detrimental consequences to the Combined Company; and

•
the Combined Company’s business is subject to the risks inherent in agricultural operations.

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Combined Company.”
See “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement” for more information.
Recommendations of the Goodness Transaction Committee
On January 31, 2022, the Goodness Transaction Committee, after consultation with Goodness Growth management and receipt of advice and assistance of its and Goodness Growth’s financial and legal advisors and after careful consideration of a number of alternatives and factors as of such date, including, among others, the Hyperion Fairness Opinion, the Cormark Fairness Opinion, and the factors in existence at such time that are set out below under the heading “Goodness Growth’s Reasons for the Arrangement,” unanimously determined that the Arrangement and entry into the Arrangement Agreement and related agreements are in the best interests of Goodness Growth and unanimously determined to recommend to the Board that it approve and authorize Goodness Growth to enter into the Arrangement Agreement and related agreements.
See “Proposal 1: Arrangement Resolution — Recommendation of the Goodness Transaction Committee” for more information.
Recommendations of the Board
The Board, after careful consideration, consultation with its legal and financial advisors and reviewing the Hyperion Fairness Opinion as of January 31, 2022, and following the receipt and review of the unanimous, January 31, 2022 recommendation of the Goodness Transaction Committee, believes that the Arrangement is in the best interests of Goodness Growth and the Shareholders and is fair, from a financial point of view, to the Shareholders. The Board has not made any Change in Recommendation (as defined in the Arrangement Agreement) as of the date hereof.
The Board unanimously recommends that Shareholders vote “FOR” the Arrangement Resolution.
The Board has also considered the annual meeting items, including fixing the number of directors at seven, the election of directors and the appointment of the independent auditors and fixing of their remuneration, and unanimously determined their approval to be in the best interests of Goodness Growth and the Shareholders.
The Board unanimously recommends that Shareholders vote “FOR” the Arrangement Resolution in Proposal 1, “FOR” the setting of the number of directors at seven in Proposal 2, “FOR” the re-election of the nominees to the Board in Proposal 3, and “FOR” the appointment and remuneration of auditors in Proposal 4.
See “Proposal 1: Arrangement Resolution — Recommendation of the Board”, “Proposal 2: Setting Number of Directors”, “Proposal 3: Election of Directors” and “Proposal 4: Appointment of Auditors” for more information.
Opinions of Financial Advisors
Hyperion Fairness Opinion
Goodness Growth retained Hyperion to act as its financial advisor in conducting a sales process on behalf of Goodness Growth and in connection with the Arrangement, including rendering an opinion to the Board as to the fairness, from a financial point of view, to the Shareholders of the Exchange Ratio. Except for the Hyperion Engagement Letter, during the two years preceding the date of the Hyperion Fairness Opinion, Hyperion has not been engaged by, performed any services for, or received any compensation from Goodness Growth, Verano, or any of their respective affiliates. Except for the Hyperion Engagement Letter, there are no understanding, agreements, or commitments between Hyperion and either of Goodness Growth or Verano with respect to any current or future business dealings which are or would be material to the Hyperion Fairness Opinion. On January 31, 2022, Hyperion delivered its oral opinion, subsequently confirmed in writing, to the Board that, as of the date of the Hyperion Fairness Opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the Exchange Ratio in the Arrangement was fair, from a financial point of view, to the Shareholders. Hyperion will be paid a fixed fee of C$300,000 in connection with the delivery of the Hyperion Fairness Opinion which is not contingent upon completion of the Arrangement or any other transaction, and is entitled to receive a transaction fee (net of the fee received by Hyperion for the Hyperion Fairness Opinion) equal to 1.00% of the aggregate market value as of the consummation of the Arrangement of the Verano Subordinate Voting Shares issued in the Arrangement plus Goodness Growth’s net indebtedness, that is contingent on, and payable upon, the consummation of the Arrangement. As of the trading day immediately preceding the Record Date, the estimated payment amount to Hyperion is approximately C$[•]. See “Proposal 1: Arrangement Resolution — Opinions of Goodness Growth’s Financial Advisors — Hyperion” for more information.
The full text of the Hyperion Fairness Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix “F” to this Circular and is incorporated herein by reference. The Hyperion Fairness Opinion was provided for the use and benefit of the Board and the Goodness Transaction Committee in their evaluation of the Arrangement. The Hyperion Fairness Opinion is based as of the date therein and is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Shareholders, and does not address Goodness Growth’s underlying business decision to effect the Arrangement or the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might be available to Goodness Growth. The Hyperion Fairness Opinion does not constitute a recommendation as to how any holder of securities of Goodness Growth should vote or act with respect to the Arrangement or any other matter.
Cormark Fairness Opinion
Pursuant to an engagement letter dated as of January 6, 2022, the Goodness Transaction Committee retained Cormark to render the Cormark Fairness Opinion to the Goodness Transaction Committee as to the fairness, from a financial point of view, to the Shareholders of the consideration to be received by the Shareholders under the terms of the Arrangement Agreement. On January 31, 2022, Cormark delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders in respect of the Arrangement is fair, from a financial point of view, to the Shareholders. Cormark was paid a fixed fee of C$250,000 for rendering the Cormark Fairness Opinion (which payment was made without regard to whether the Arrangement is successfully completed).
The full text of Cormark’s written opinion dated January 31, 2022, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix “G” to this Circular and is incorporated herein by reference. Cormark’s opinion was provided for the use and benefit of the Goodness Transaction Committee (solely in its capacity as such) in its evaluation of the Arrangement. Cormark’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Shareholders under the Arrangement Agreement, and does not address Goodness Growth’s underlying business decision to effect the Arrangement or the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might be available to Goodness Growth. Cormark’s opinion does not constitute a recommendation as to how any holder of securities of Goodness Growth should vote or act with respect to the Arrangement or any other matter.
Interests of Goodness Growth’s Directors and Management in the Arrangement
In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that pursuant to amendments to their employment agreements entered into on February 2, 2022, members of Goodness Growth’s management will receive full acceleration and vesting of all unvested equity awards held by such individuals as of immediately prior to the closing date of a change in control transaction, such as the consummation of the Arrangement, cash bonus payments aggregating $2,684,000 upon the consummation of the Arrangement and will receive additional cash severance payments of 50% of his or her base salary, except Dr. Kingsley who will receive 200% of his base salary, upon certain qualifying terminations of employment after the consummation of the Arrangement, including as a result of a termination of employment for “good reason” (as defined in such individual’s employment agreement). Such individuals may be entitled to resign for “good reason” as a result of a material diminution in responsibilities, authority or duties or a change in his title that are likely to occur as a result of the consummation of the Arrangement. These management members have interests which differ, in part, from those of other Shareholders, which may create actual or potential conflicts of interest in connection the Arrangement.
In addition, Shareholders should be aware that each non-employee director of the Company’s Board received a grant of restricted stock units on March 15, 2022, which provides that such restricted stock units will fully accelerate and vest immediately prior to the closing date of a change in control transaction, such as the consummation of the Arrangement.
All of the foregoing were considered by the Goodness Transaction Committee and/or the Board in advance of their approval of the Arrangement.
The Board is aware of these interests and considered them along with the other matters described above in “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement.” See “Proposal 1: Arrangement Resolution — Interests of Goodness Growth’s Directors and Management in the Arrangement” for more information.
Court Approval
Interim Order
The Arrangement requires approval by the Court under the BCBCA. On [•], 2022, Goodness Growth obtained the Interim Order providing for the calling, holding and conducting of the Meeting and other procedural matters. The Interim Order does not constitute approval of the Arrangement or the contents of this Circular. Copies of the Interim Order and the Notice of Hearing are attached hereto as Appendix “D” — “Interim Order” and Appendix “H” — “Notice of Hearing,” respectively.
Final Order
Subject to the terms of the Arrangement Agreement, and upon obtaining the Required Approval in the manner required by the Interim Order, Goodness Growth will apply to the Court for the Final Order. The application for the Final Order approving the Arrangement is scheduled for [•], 2022 at [•] a.m. (Central Time), or as soon after that date as is practicable. Any Shareholder or other interested party who wishes to participate or to be represented or to present evidence or argument at the Final Order hearing is required to file with the Court and deliver to Goodness Growth’s legal counsel at the address set out below, by or before [•] p.m. (Central Time) on [•], 2022, a Response to Petition and a copy of all materials upon which they intend to rely, subject to the rules of the Court, the Interim Order and any further order of the Court. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further direction of the Court, only those persons having previously served a Response to Petition in compliance with the rules of the Court, the Interim Order and any further order of the Court will be given notice of the postponement, adjournment or rescheduled date.
The Response to Petition and supporting materials must be delivered, within the time specified, to Goodness Growth’s legal counsel at the following address:
DLA Piper (Canada) LLP
666 Burrard Street, Suite 2800
Vancouver, British Columbia V6C 2Z7
Attention: Brent MacLean
Email: brent.maclean@dlapiper.com
Such persons who wish to participate in or be represented at the Court hearing should consult their legal advisors as to the necessary requirements.

The Court will be advised, prior to the hearing of the application for the Final Order, that the Court’s approval of the Arrangement (and determination of the fairness thereof), will constitute the basis for reliance on the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) thereof, with respect to the issuance and distribution of the Verano Subordinate Voting Shares to be issued by Verano to Shareholders pursuant to the Arrangement, and with respect to the adjustment of the Goodness Options, Goodness RSUs and Goodness Warrants, which shall at the Effective Time cease to represent the rights to acquire Goodness Shares and instead represent a right to receive Verano Subordinate Voting Shares. See “Proposal 1: Arrangement Resolution — U.S. Securities Law Matters” for more information.
The Court has broad discretion under the BCBCA when making orders with respect to the Arrangement and the Court, in hearing the application for the Final Order, will consider, among other things, the fairness and reasonableness of the Arrangement to the parties affected, including Shareholders and holders of Goodness Options, Goodness RSUs, Goodness Warrants and other stakeholders as the Court determines appropriate, both from a substantive and a procedural point of view. The Court may approve the Arrangement as proposed or as amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending on the nature of any required amendments, Goodness Growth and Verano may determine not to proceed with the Arrangement. See “Proposal 1: Arrangement Resolution — Court Approval” for more information.
Letter of Transmittal
A Letter of Transmittal has been mailed, together with this Circular, to each person who was a Registered Shareholder on the Record Date. Each Registered Shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying Goodness Share certificate(s) or DRS Statement(s) and all other required documents, as applicable as set out in the Letter of Transmittal, in order to receive the Verano Subordinate Voting Shares to which such Shareholder is entitled under the Arrangement. It is recommended that Shareholders complete, sign and return the Letter of Transmittal with the accompanying Goodness Share certificate(s) or DRS Statement(s) to the Depositary as soon as possible.
Any Letter of Transmittal, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Shareholder except that all Letters of Transmittal will be automatically revoked if the Depositary is notified in writing by Goodness Growth and Verano that the Arrangement Agreement has been terminated, or if the Arrangement is not completed. If a Letter of Transmittal is automatically revoked, the share certificate(s) or DRS Statement(s) for the Goodness Shares received with the Letter of Transmittal will be promptly returned to the Shareholder submitting the same at the address specified in the Letter of Transmittal.
See “Proposal 1: Arrangement Resolution — Letter of Transmittal” for more information.
Regulatory Matters
HSR Act Approval
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), parties to a transaction that meet certain statutory jurisdictional tests and are not otherwise exempted must: (i) provide notice of that transaction to the U.S. Antitrust Division of the Department of Justice (the “DOJ”) and to the U.S. Federal Trade Commission (the “FTC”); and (ii) observe a statutory waiting period or if additional information is requested by the DOJ or FTC during such waiting period, thereafter receive clearance before that transaction can close. The Arrangement is subject to these notification and waiting period requirements. On February 14, 2022, Goodness Growth and Verano submitted to the DOJ and FTC their respective notifications required under the HSR Act. The statutory waiting period expired on March 16, 2022 with no additional information requested.
See “Proposal 1: Arrangement Resolution — Regulatory Matters — HSR Act Approval” for more information.

Issue and Resale of Verano Subordinate Voting Shares Received in the Arrangement
Canada
The distribution of the Verano Subordinate Voting Shares pursuant to the Arrangement will constitute a distribution of securities that is exempt from the prospectus requirements of Canadian securities legislation and is exempt from or otherwise is not subject to the registration requirements under applicable securities legislation. The Verano Subordinate Voting Shares received pursuant to the Arrangement will not be legended and may be resold in each of the provinces and territories of Canada provided that: (i) the trade is not a “control distribution” (as defined in National Instrument 45-102 — Resale of Securities); (ii) no unusual effort is made to prepare the market or to create a demand for Verano Subordinate Voting Shares; (iii) no extraordinary commission or consideration is paid to a person in respect of such trade; and (iv) if the selling securityholder is an insider or officer of Verano, the selling securityholder has no reasonable grounds to believe that Verano is in default of Canadian securities laws.
See “Proposal 1: Arrangement Resolution — Canadian Securities Law Matters” for more information.
United States
The Verano Subordinate Voting Shares to be received by Shareholders in exchange for their Goodness Shares pursuant to the Arrangement will not be registered under the Securities Act or the securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions from or qualifications under the registration requirements under the securities laws of applicable states of the United States. Section 3(a)(10) of the Securities Act exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, from the registration requirements of the Securities Act, where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and have received timely and adequate notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. Accordingly, the Final Order will, if granted, constitute a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the Verano Subordinate Voting Shares to be received by Shareholders in exchange for their Goodness Shares and with respect to the adjustment of the Goodness Options, Goodness RSUs and Goodness Warrants, which shall at the Effective Time cease to represent the rights to acquire Goodness Shares and instead represent a right to receive Verano Subordinate Voting Shares.
The Verano Subordinate Voting Shares to be received by Shareholders in exchange for their Goodness Shares pursuant to the Arrangement will be freely transferable under U.S. federal securities laws, except by persons who are affiliates of Verano after the Effective Date, or were affiliates of Verano within 90 days prior to the Effective Date. Persons who may be deemed to be affiliates of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.
Any resale of Verano Subordinate Voting Shares by such an affiliate (or, if applicable, former affiliate) may be subject to additional restrictions under the Securities Act, absent an exemption therefrom such as Rule 144 or Rule 904 under Regulation S.
See “Proposal 1: Arrangement Resolution — U.S. Securities Law Matters” for more information.
Pro Forma Economic Ownership of the Combined Company
Based on the shares of Goodness Growth and Verano issued and issuable as of January 31, 2022, the Exchange Ratio at such time would have resulted in the Shareholders and Verano shareholders owning approximately 10.1% and 89.9%, respectively, of the outstanding equity interests in the Combined Company on a fully diluted basis as of such date. Based on the shares of Goodness Growth and Verano issued and issuable as of the trading day immediately preceding the Record Date, the Exchange Ratio would have resulted in the Shareholders and the Verano shareholders owning approximately [•]% and [•]%, respectively, of the outstanding equity interests in the Combined Company on a fully-diluted basis as of such date.
See “Proposal 1: Arrangement Resolution — Pro Forma Economic Ownership of the Combined Company” for more information.
Stock Exchange Listing and Reporting Issuer Status
If the Arrangement is completed, Verano intends to have the Goodness Shares deregistered under the Exchange Act, delisted from the CSE and removed from quotation on the OTCQX. In addition, Verano currently expects to list the Verano Subordinate Voting Shares issued pursuant to the Arrangement on the CSE at, or as soon as practicable following, the Effective Time, which trading price will be in Canadian dollars. Consequently, following the closing of the Arrangement, Shareholders are expected to be able to trade their Verano Subordinate Voting Shares on either the CSE or the OTCQX, subject to compliance with applicable securities laws.
See “Proposal 1: Arrangement Resolution — U.S. Securities Law Matters” and “Proposal 1: Arrangement Resolution — Canadian Securities Law Matters” for more information.
Treatment of Outstanding Goodness Growth Convertible Securities
At the Effective Time, in each case subject to the terms of the Arrangement Agreement and the Plan of Arrangement, pursuant to the Arrangement: (i) all outstanding Goodness Options, whether vested or unvested, shall, in accordance with the Equity Incentive Plans and at the time specified in the Plan of Arrangement, cease to represent a right to acquire Goodness Shares and instead represent the right to acquire Verano Subordinate Voting Shares; (ii) all outstanding Goodness RSUs, whether vested or unvested, shall, in accordance with the Equity Incentive Plans and at the time specified in the Plan of Arrangement, cease to represent the right to receive Goodness Shares and instead represent the right to receive Verano Subordinate Voting Shares; (iii) each of the outstanding Goodness Warrants, whether vested or unvested, shall cease to represent a warrant or other right to acquire Goodness Shares and shall be exchanged at the Effective Time for Replacement Warrants. See “Proposal 1: Arrangement Resolution — Treatment of Goodness Growth Convertible Securities” for more information.
See “Proposal 1: Arrangement Resolution — Treatment of Goodness Growth Convertible Securities” for more information.
The Arrangement Agreement
The Arrangement Agreement provides for, among other things, the conditions that need to be satisfied or waived prior to the effectiveness of the Arrangement and implementation of the Plan of Arrangement. The following is a summary of certain terms of the Arrangement Agreement and is qualified in its entirety by the full text of the Arrangement Agreement, a copy of which is attached to this Circular as Appendix “B” and is available on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov.
See “The Arrangement Agreement and Related Agreements” for more information.
Covenants, Representations and Warranties
The Arrangement Agreement contains certain customary and negotiated covenants and representations and warranties for an agreement of this type, which are summarized in this Circular.
See “The Arrangement Agreement and Related Agreements — Covenants” and “The Arrangement Agreement and Related Agreements — Representations and Warranties” for more information.
Conditions to the Arrangement
The obligations of Goodness Growth and Verano to consummate the Arrangement are subject to the satisfaction or waiver of certain conditions set out in the Arrangement Agreement, including, but not limited to, (a) obtaining the Required Approval, (b) obtaining the Interim Order and Final Order, (c) the Closing Regulatory Approval having been obtained, (d) no law being in effect that makes the Arrangement illegal or otherwise prevents the parties from consummating the Arrangement, (e) no Material Adverse Effect having occurred in respect of the other party, (f) subject to certain materiality exceptions, the accuracy of the representations and warranties of the other party, and (g) the performance in all material respects by the other party of its covenants under the Arrangement Agreement.
See “The Arrangement Agreement and Related Agreements — Conditions to Completion of the Arrangement” for more information.
Non-Solicitation Provisions
Goodness Growth is subject to restrictions on its ability to solicit proposals from third parties with respect to Acquisition Proposals, to provide non-public information to, or to participate or engage in discussions or negotiations with third parties or take certain other actions regarding any Acquisition Proposal, with customary exceptions for unsolicited Acquisition Proposals in the event, among other things, that the Board determines in good faith that such Acquisition Proposals are, or could reasonably be expected to lead to, a Superior Proposal.
See “The Arrangement Agreement and Related Agreements — Covenants Regarding Non-Solicitation” for more information.
Termination
Termination of the Arrangement Agreement
The Arrangement Agreement contains termination rights for each of Goodness Growth and Verano, subject to limitations on termination set out in the Arrangement Agreement and in specified circumstances the payment of the Termination Fee. Rights to terminate include but are not limited to, the right of either party to terminate in the event that: (a) the Arrangement has not occurred by the Outside Date (provided that a party may not terminate the Arrangement Agreement if the failure of the Effective Time to so occur was caused by, or is a result of, a breach by such party of any of its covenants or agreements under the Arrangement Agreement), which Outside Date shall be automatically extended to April 30, 2023 in the event that the Closing Regulatory Approval or Antitrust Approvals have not been obtained by December 31, 2022; (b) mutual written agreement of Goodness Growth and Verano; (c) no law being in effect that makes the Arrangement illegal or otherwise prevents the parties from completing the Arrangement, or (d) the approval of the Arrangement Resolution by Shareholders is not obtained.
See “The Arrangement Agreement and Related Agreements — Termination” for more information.
Transaction Expenses
Transaction Expenses are payable by the other Party upon the occurrence of an Expense Fee Event.
The Transaction Expenses will be paid by wire transfer of immediately available funds within five business days of receipt of an invoice: (i) by Goodness Growth, if an Expense Fee Event occurs due to a termination of the Arrangement Agreement in connection with the delivery of a Termination Notice to Goodness Growth or conditions resulting in a Material Adverse Effect; or (b) by Verano, if an Expense Fee Event occurs due to a termination of the Arrangement Agreement in connection with the delivery of a Termination Notice to Verano or conditions resulting in a Material Adverse Effect.
See “The Arrangement Agreement and Related Agreements — Termination Amounts” for more information.
Termination Fee
A termination fee of $14,875,000 is payable by Goodness Growth or Verano (the “Termination Fee”), in specified termination circumstances. These include if the Arrangement Agreement is terminated by:

(i) Verano, as a result of a Change in Recommendation or if Goodness Growth breaches the non-solicitation provisions of the Arrangement Agreement in any material respect, in which case the Termination Fee will be paid by Goodness Growth to Verano; (ii) Goodness Growth, as a result of failure of Verano to comply with its obligations to provide Goodness Growth with the Incremental Interest Amount each month, in which case the Termination Fee will be paid by Verano; (iii) Goodness Growth if, prior to obtaining the Required Approval and in compliance with the non-solicitation provisions of the Arrangement Agreement, the Board authorizes Goodness Growth to enter into a definitive written agreement with respect to a Superior Proposal, in which case the Termination Fee and the aggregate of the Incremental Interest Amounts will be paid by Goodness Growth to Verano; or (iv) either Party, as a result of the Required Approval not being obtained at the Meeting in accordance with the Interim Order or the Effective Time not having occurred by the Outside Date, if (A) prior to the date of such termination, any Person other Verano or its affiliates has made or publicly announced an Acquisition Proposal or publicly announced an intention do so and (B) within 12 months following the date of termination of the Arrangement Agreement, Goodness Growth completes an Acquisition Proposal or enters into a contract in respect of any Acquisition Proposal and such Acquisition Proposal is subsequently completed, in which case the Termination Fee will be paid by Goodness Growth to Verano (provided that the term “Acquisition Proposal” in this paragraph has the meaning given to such term in this Circular except that references to “20% or more” should instead refer to “50% or more”).
See “The Arrangement Agreement and Related Agreements — Termination Amounts” for more information.
Procedure for the Arrangement to Become Effective
The Arrangement will be implemented by way of a Court-approved Plan of Arrangement under the BCBCA pursuant to the terms of the Arrangement Agreement. The following procedural steps must be taken in order for the Arrangement to become effective:
•
the Arrangement must be approved by the Shareholders in the manner set forth in the Interim Order; and

•
the Court must grant the Final Order approving the Arrangement.

In addition, the Arrangement will only become effective if all other conditions precedent to the Arrangement set out in the Arrangement Agreement, including the Closing Regulatory Approval, have been satisfied or waived by the appropriate party.
For a description of the other conditions precedent see “The Arrangement Agreement and Related Agreements — Conditions to Completion of the Arrangement.”
Effect of the Arrangement
If the Arrangement Resolution is passed, all conditions to closing of the Arrangement are satisfied or waived and the Arrangement is completed, among other things, Verano will acquire all of the issued and outstanding Goodness Shares and Goodness Growth will become a wholly-owned subsidiary of Verano.
Pursuant to the terms of the Arrangement Agreement, each Shareholder (other than Dissenting Shareholders) will receive 0.22652 of a Verano Subordinate Voting Share for each Subordinate Voting Share outstanding immediately prior to the Effective Time and holders of Multiple Voting Shares and Super Voting Shares will receive 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share, respectively, outstanding immediately prior to the Effective Time, in each case subject to adjustment in accordance with the provisions of the Arrangement Agreement.
See “Proposal 1: Arrangement Resolution — Description of the Plan of Arrangement”, “Proposal 1: Arrangement Resolution — Recommendation of the Board” and “Proposal 1: Arrangement Resolution — Recommendation of the Goodness Transaction Committee” for more information.
Board of Directors and Executive Officers of Combined Company
Goodness Growth expects the directors and management of Verano to remain in place at and after the Effective Time. There have been no definitive determinations between Verano and Goodness Growth regarding the role that Goodness Growth management may play in the Combined Company. See “Governance and Management of the Combined Company” for more information.
Required Approval
The procedures for approval of the Arrangement Resolution by Shareholders are provided for in the Interim Order. In accordance with the Interim Order, each holder of Goodness Shares is entitled to vote on the Arrangement Resolution at the Meeting. To become effective, the Arrangement Resolution must be approved by: (i) at least 66 2/3 % of the votes cast by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class; and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Parties for the purposes of “minority approval” pursuant to MI 61-101. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.
See “Questions and Answers About the Arrangement and the Meeting — Does the Board support the Arrangement?” for more information.
Shareholder Dissent Rights
Section 291(2) of the BCBCA provides that the Court may make an order providing Registered Shareholders with Dissent Rights under the provisions of Sections 237 to 247 of the BCBCA or in any other manner the Court may direct with respect to a shareholder resolution approving a plan of arrangement. The Interim Order expressly provides Registered Shareholders as at the Record Date with the right to dissent from the Arrangement Resolution pursuant to Sections 237 to 247 of the BCBCA in the manner set forth in Sections 237 to 247 of the BCBCA, as modified and supplemented by the Interim Order, the Plan of Arrangement and any other order of the Court. Dissenting Shareholders will be entitled, if ultimately successful and in the event the Arrangement becomes effective, to be paid the fair value of the Goodness Shares held by such Dissenting Shareholder determined as of the close of business on the last business day before the day on which the Arrangement is approved by the Shareholders at the Meeting.
Failure to strictly comply with the requirements with respect to the Dissent Rights set forth in the BCBCA, the Plan of Arrangement, the Interim Order and any other order of the Court will result in the loss of any right to dissent. Only Registered Shareholders as at the Record Date are entitled to exercise Dissent Rights. Any Non-Registered Shareholders who wish that Dissent Rights be exercised in respect of their Goodness Shares should immediately contact their Intermediary.
The failure to strictly comply with the procedures set forth in Sections 237 to 247 of the BCBCA, as modified or supplemented by the Interim Order, the Plan of Arrangement and any other order of the Court, will result in the loss of such Shareholder’s Dissent Rights. As such, if a Shareholder wishes to exercise Dissent Rights, they should, in addition to obtaining their own independent legal advice, carefully read the Plan of Arrangement, the provisions of the BCBCA (including Sections 237 to 247 thereof) and the Interim Order, which are respectively attached to this Circular as Appendix “C” — “Plan of Arrangement,” Appendix “E” — “Dissent Provisions Under the BCBCA” and Appendix “D” — “Interim Order.” Also see “Proposal 1: Arrangement Resolution — Dissenting Shareholders’ Rights” of this Circular.
Accounting Treatment
Goodness Growth and Verano currently prepare financial statements in accordance with U.S. GAAP. The Arrangement will be accounted for as a business combination using the acquisition method of accounting with Verano being treated as the acquirer. The Arrangement will result in the recognition of assets acquired and liabilities assumed at fair value. Due to timing constraints, as of the date of this Circular, Verano has not performed the detailed valuation studies necessary to arrive at the final estimates of the fair value of the Goodness Growth assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. We expect preliminary purchase accounting including valuation to be completed following the Closing Regulatory Approval and the closing of the Arrangement. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Goodness Growth as of the Effective Date of the Arrangement.
See “Proposal 1: Arrangement Resolution — Accounting Treatment” for more information.
Certain Canadian Federal Income Tax Considerations
Certain Canadian federal income tax considerations applicable to Shareholders who beneficially own Goodness Shares and exchange their Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement are summarized herein under “Certain Canadian Federal Income Tax Considerations.” Shareholders should carefully review the applicable tax considerations resulting from the Arrangement and should consult their own tax advisors regarding the Canadian federal income tax consequences of the Arrangement.
See “Certain Canadian Federal Income Tax Considerations” for more information.
Certain U.S. Federal Income Tax Considerations
For a summary of certain material United States tax consequences of the Arrangement, see “Certain U.S. Federal Income Tax Considerations.” Such summary is not intended to be legal or tax advice to any particular Shareholder.
Voting Support and Lock-Up Agreements
Simultaneously with the execution of the Arrangement Agreement, Verano and directors and officers of Goodness Growth entered into the Voting Support Agreements, pursuant to which such Shareholders agreed, among other things, to vote their Goodness Shares in favor of the Arrangement Resolution and any other matters necessary for the consummation of the Arrangement. The Voting Support Agreements terminate upon the occurrence of specified events, including the termination of the Arrangement Agreement in accordance with its terms.
In addition, the Chief Executive Officer of Goodness Growth has entered into the Lock-Up Agreement with respect to 65,411 Super Voting Shares, pursuant to which he has agreed not to directly or indirectly sell or transfer the Verano Subordinate Voting Shares received by him, or under his control or direction, in connection with the Arrangement for a period of up to 12 months following the Effective Date. Pursuant to the terms of the Lock-Up Agreement, 20% of the covered securities will be released on the Effective Date and an additional 20% will be released from lock-up every three months thereafter during the 12-month term.
See “Questions and Answers About the Arrangement and the Meeting — Have any existing Shareholders already agreed to vote in favor of these proposals or lock-up their Goodness Shares?” for more information.
No Fractional Shares
In no event shall any Shareholder be entitled to a fractional Verano Subordinate Voting Share. Where the aggregate number of Verano Subordinate Voting Shares to be issued to a Shareholder as consideration under the Arrangement would result in a fraction of a Verano Subordinate Voting Share being issuable, the number of Verano Subordinate Voting Shares to be received by such Shareholder shall be rounded down to the nearest whole Verano Subordinate Voting Share. Shareholders will not receive any additional compensation as a result of such adjustment.
See “Proposal 1: Arrangement Resolution — No Fractional Shares” for more information.
Risk Factors
There are a number of risk factors relating to the Arrangement, the business of Goodness Growth, the business of Verano and the business of the Combined Company, all of which should be carefully considered by Shareholders.
See “Risk Factors” in this Circular for more information.

Summary Unaudited Pro Forma Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Goodness Growth and Verano, as adjusted to give effect to the Arrangement. The unaudited pro forma condensed combined balance sheet information as of June 30, 2022 (the “summary pro forma balance sheet”) gives effect to the Arrangement as if it had occurred on June 30, 2022. The unaudited pro forma statement of operations information for the six months ended June 30, 2022, and the year ended December 31, 2021 (the “summary pro forma statement of operations”) gives effect to the Arrangement as if it had occurred on January 1, 2021.
The historical financial information of Goodness Growth was derived from the Goodness Growth Financial Statements (as defined in “Information Concerning Goodness Growth”) which are incorporated by reference into this Circular. The historical financial information of Verano was derived from the Verano Financial Statements (defined in Appendix “I”) which is included in Appendix “I”. The summary pro forma balance sheet and summary pro forma statement of operations should be read in conjunction with the unaudited pro forma condensed combined financial statements that give effect to the Arrangement, the Goodness Growth Financial Statements and the Verano Financial Statements.
See “Unaudited Pro Forma Condensed Combined Financial Information” in this Circular.
Selected Pro Forma Financial Information
(In U.S. Dollars)	Six Months Ended June 30, 2022
Summary Pro Forma Balance Sheet
Cash and cash equivalents	$109,803,729
Total assets	$2,964,025,059
Long-term debt, net of current portion	$189,596,769
Total liabilities	$1,205,401,034
Total stockholders’ equity and non-controlling interest	$1,758,624,025
(In U.S. Dollars, except per share amounts)	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Pro Forma Statement of Operations
Revenue	$461,511,259	$792,255,466
Gross profit	$209,587,704	$350,817,685
Net income (loss) after non-controlling interest	$(34,513,414)	$(105,238,056)
Net income (loss) per share – basic	$(0.10)	$(0.33)
Net income (loss) per share – diluted	$(0.10)	$(0.33)
Weighted average shares used in computation of net income (loss) per share – basic	356,422,281	319,463,210
Weighted average shares used in computation of net income (loss) per share – diluted	356,422,281	319,463,210
Comparative Market Price Information
The Subordinate Voting Shares are listed and traded on the CSE and on the OTCQX under the symbols “GDNS” and “GDNSF,” respectively. The Verano Subordinate Voting Shares are listed and traded on the CSE and on the OTCQX under the symbols “VRNO” and “VRNOF,” respectively.
The high and low trading prices for the Subordinate Voting Shares on the CSE as of January 31, 2022, the last trading day immediately before the public announcement of the Arrangement, were C$2.13 and C$2.02, respectively. The high and low trading prices for the Verano Subordinate Voting Shares on the CSE as of January 31, 2022, the last trading day immediately before the public announcement of the Arrangement, were C$13.71 and C$13.10, respectively.

As of [•], 2022, the last date before the date of this Circular for which it was practicable to obtain this information, there were [•] Subordinate Voting Shares, [•] Multiple Voting Shares, and [•] Super Voting Shares for a total of [•] Subordinate Voting Shares on an as-converted basis and [•] Verano Subordinate Voting Shares and [•] Verano Proportionate Voting Shares for a total of [•] Verano Subordinate Voting Shares.
Because the Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of the Subordinate Voting Shares or Verano Subordinate Voting Shares, there can be no assurance that the market value of the Verano Subordinate Voting Shares that the holders of Goodness Shares will receive on the Effective Date will equal or exceed the market value of the Goodness Shares held by such Shareholders at any time prior to the Effective Date. As a result, you should obtain recent market prices of the Subordinate Voting Shares and the Verano Subordinate Voting Shares prior to voting. Please see “Risk Factors — Risks Related to the Arrangement — There can be no assurance that the value of the Verano Subordinate Voting Shares received by the Shareholders will equal or exceed the value of the Goodness Shares prior to the Effective Date” for more information.
The following table sets forth the closing sale price per share of Subordinate Voting Shares as reported on the CSE and the closing sale price per share of Verano Subordinate Voting Shares as reported on the CSE, in each case on January 31, 2022, the last trading day before the public announcement of the parties entering into the Arrangement Agreement, and on [•], 2022, the last practicable trading day prior to the mailing of this Circular. The table also shows the estimated implied value of the Arrangement consideration proposed for each share of Verano Subordinate Voting Shares as of the same two dates. The implied value was calculated by multiplying the CSE closing price of a Subordinate Voting Share on the relevant date by the Exchange Ratio of 0.22652 shares of Subordinate Voting Shares for Verano Subordinate Voting Shares.
	Subordinate Voting Shares Closing Price		Verano Subordinate Voting Shares Closing Price		Exchange Ratio	Implied Per Share Value of the Arrangement Consideration
January 31, 2022	C$	2.07	C$	13.40	0.22652	C$	0.47
[•], 2022	C$	[•]	C$	[•]	0.22652	C$	[•]
Goodness Shareholders are encouraged to obtain current market quotations for the Subordinate Voting Shares and the Verano Subordinate Voting Shares and to review carefully the other information contained in this Circular, attached hereto or incorporated by reference herein. No assurance can be given concerning the market price of Verano Subordinate Voting Shares to be received by the Shareholders before or after the Effective Date. Please see “Information Concerning Goodness Growth — Where Shareholders Can Find Additional Information About Goodness Growth,” “Information Concerning Verano,” and Appendix “I” for the location of information incorporated by reference into, or included with, this Circular.

RISK FACTORS
The following risk factors should be considered by the Shareholders in evaluating whether to approve the Arrangement Resolution. These risk factors should be considered in conjunction with the other information contained in this Circular and documents Goodness Growth has filed under its SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. The risk factors below relate to the Arrangement.
Risks Related to the Arrangement
There can be no assurance that all of the conditions precedent to closing of the Arrangement will be satisfied.
The completion of the Arrangement is subject to a number of conditions precedent, some of which are outside Goodness Growth’s control, including receipt of the Final Order, receipt of the Required Approval and receipt of the Closing Regulatory Approval.
In addition, the completion of the Arrangement by Goodness Growth and Verano is conditional on, among other things, no Material Adverse Effect on Goodness Growth or Verano having occurred, or having been disclosed to the public (if previously undisclosed to the public) in respect of the other Party.
There can be no certainty, nor can Goodness Growth or Verano provide any assurance, that all conditions precedent to the Arrangement will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Arrangement may not be completed. If the Arrangement is not completed, the market price of the Subordinate Voting Shares may be adversely affected.
The Closing Regulatory Approval may not be obtained or, if obtained, may not be obtained on a favorable basis.
To complete the Arrangement, each of Goodness Growth and Verano must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities. The required Closing Regulatory Approval has not been obtained yet. The regulatory approval processes may take a lengthy period of time to complete, which could delay completion of the Arrangement. If obtained, the Closing Regulatory Approval may be conditioned, with the conditions imposed by the applicable Governmental Entity not being acceptable to either Goodness Growth or Verano, or, if acceptable, not being on terms that are favorable to the Combined Company. There can be no assurance as to the outcome of the regulatory approval processes, including the undertakings and conditions that may be required for approval or whether the Closing Regulatory Approval will be obtained. If not obtained, or if obtained on terms that are not satisfactory to either Goodness Growth or Verano, the Arrangement may not be completed.
If the Arrangement is not completed, the market price of the Subordinate Voting Shares may be adversely affected.
If, for any reason, the Arrangement is not completed or its completion is materially delayed and/or the Arrangement Agreement is terminated, the market price of the Subordinate Voting Shares may be materially adversely affected. Depending on the reasons for terminating the Arrangement Agreement, Goodness Growth’s business, financial condition or results of operations could also be subject to various material adverse consequences, including as a result of paying the Termination Fee, as applicable, or the Transaction Expenses.
Additionally, the market price for Subordinate Voting Shares, and the market price of stock of other companies operating in the cannabis industry, has been extremely volatile. The volatility of the market price for Subordinate Voting Shares may be based on speculative trading of each of Subordinate Voting Shares and merger arbitrage.
During the year ended December 31, 2021, the trading price of Subordinate Voting Shares on the CSE ranged between a low sales price of C$1.46 and a high sales price of C$4.92. Additionally, from January 1, 2022 through September 9, 2022, the trading price of Subordinate Voting Shares on the CSE fluctuated between a low sales price of C$1.27 and a high sales price of C$3.37 per share. The market price of the Subordinate Voting Shares may continue to be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond Goodness Growth’s control, including the following: (i) actual or anticipated fluctuations in Goodness Growth’s quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to Goodness Growth; (iv) the addition or departure of Goodness Growth’s executive officers or other key personnel; (v) the release or expiration of lock-up or other transfer restrictions on the Goodness Shares; (vi) sales or perceived sales, or the expectation of future sales, of Subordinate Voting Shares; (vii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving Goodness Growth or Goodness Growth’s competitors; and (viii) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the cannabis industry or Goodness Growth’s target markets.
Investors may also purchase Subordinate Voting Shares to hedge existing exposure in Subordinate Voting Shares or to speculate on the price of Subordinate Voting Shares. Speculation on the price of Subordinate Voting Shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of Subordinate Voting Shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase Subordinate Voting Shares for delivery to lenders of such common shares. Those repurchases may, in turn, dramatically increase the price of Subordinate Voting Shares until investors with short exposure are able to purchase additional Subordinate Voting Shares, as applicable, to cover their short position. This phenomenon is often referred to as a “short squeeze.” A short squeeze could exacerbate volatile price movements in Subordinate Voting Shares that are not directly correlated to the operating performance or prospects of Goodness Growth, respectively. Once investors purchase the Subordinate Voting Shares necessary to cover their short position, the share price of Goodness Share will likely decline rapidly and substantially relative to its levels during the short squeeze with such decline being unrelated to operating performance or prospects of Goodness Growth and may not return to levels at or above those during the short squeeze for a long time or at all. As a result, if an investor purchases Subordinate Voting Shares during a short squeeze, the investor will be at an increased risk of failing to sell the Goodness Shares at a price greater than what the investor paid for them and losing some or all of the investor’s investment.
There can be no assurance that the Arrangement Agreement will not be terminated by Goodness Growth or Verano in accordance with its terms.
Each of Goodness Growth and Verano has the right, in specified circumstances, in addition to termination rights relating to the failure to satisfy the conditions of closing, to terminate the Arrangement. Accordingly, there can be no certainty, nor can Goodness Growth provide any assurance that the Arrangement Agreement will not be terminated by either of Goodness Growth or Verano prior to the completion of the Arrangement. In addition, if the Arrangement is not completed by the Outside Date, either Goodness Growth or Verano may choose to terminate the Arrangement Agreement. The Arrangement Agreement also includes the Termination Fee and Transaction Expenses, as applicable, payable if the Arrangement Agreement is terminated in specified circumstances. Additionally, any termination will result in the failure to realize the expected benefits of the Arrangement in respect of the operations and business of Goodness Growth and Verano.
The Termination Fee and the Transaction Expenses, as applicable, provided under the Arrangement Agreement may discourage other parties from attempting to acquire Goodness Growth.
Under the Arrangement Agreement, Goodness Growth is required to pay to Verano the Termination Fee in the event the Arrangement Agreement is terminated in connection with entry into a Superior Proposal and Transaction Expenses in other termination scenarios. These fees may discourage other parties from attempting to acquire Goodness Shares or otherwise make a Superior Proposal to Goodness Growth, even if those parties, would otherwise be willing to offer greater value to the Shareholders than that offered by Verano under the Arrangement.
The uncertainty surrounding the Arrangement could negatively impact Goodness Growth’s current and future operations, financial conditions and prospects.
As the Arrangement is dependent upon receipt, among other things, of the Closing Regulatory Approval and satisfaction of other conditions, its completion is uncertain. If the Arrangement is not completed for any reason, there are risks that the announcement of the Arrangement and the dedication of Goodness Growth’s resources to the completion thereof could have a negative impact on its relationships with its stakeholders and could have a material adverse effect on the current and future operations, financial condition and prospects of Goodness Growth.
In addition, Goodness Growth will continue to incur significant transaction expenses in connection with the Arrangement, regardless of whether the Arrangement is completed.
Restrictions during the pending Arrangement that prevent Goodness Growth from pursuing business opportunities could have a material adverse effect on Goodness Growth.
Goodness Growth is subject to non-solicitation provisions under the Arrangement Agreement, pursuant to which it is restricted from soliciting, initiating or knowingly encouraging any Acquisition Proposal, among other things. The Arrangement Agreement also restricts the Parties from taking specified actions until the Arrangement is completed without the consent of the other Party. These restrictions may prevent each Party from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement.
There can be no assurance that the value of the Verano Subordinate Voting Shares received by the Shareholders will equal or exceed the value of the Goodness Shares prior to the Effective Date.
The Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of the Subordinate Voting Shares or Verano Subordinate Voting Shares. The market price of the Subordinate Voting Shares or Verano Subordinate Voting Shares could each fluctuate significantly prior to the Effective Date in response to various factors and events, including, without limitation, as a result of the differences between Goodness Growth’s and Verano’s actual financial or operating results and those expected by investors and analysts, changes in analysts’ projections or recommendations, changes in general economic or market conditions, and broad market fluctuations. As a result of such fluctuations, historical market prices are not indicative of future market prices or the market value of the Verano Subordinate Voting Shares that holders of Goodness Shares will receive on the Effective Date. There can be no assurance that the market value of the Verano Subordinate Voting Shares that the holders of Goodness Shares will receive on the Effective Date will equal or exceed the market value of the Goodness Shares held by such Shareholders prior to the Effective Date. Similarly, there can be no assurance that the trading price of Verano Subordinate Voting Shares will not decline following the completion of the Arrangement.
The foregoing risks or other risks arising in connection with the failure of the Arrangement, including the diversion of management attention from conducting the business of Goodness Growth, may have a material adverse effect on Goodness Growth’s business operations, financial results and share price.
If the Arrangement is not approved by the Shareholders, or the Arrangement is otherwise not completed, then the market price for the Subordinate Voting Shares may decline.
If the Arrangement is not approved by the Shareholders, or the Arrangement is otherwise not completed, then the market price of the Subordinate Voting Shares may decline to the extent the current market price of the Subordinate Voting Shares reflects an assumption by the market that the Arrangement will be completed. If the Arrangement Resolution is not approved and the Board decides to seek another merger or arrangement, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than the value of the Verano Subordinate Voting Shares to be transferred pursuant to the Arrangement.
Potential payments to Registered Shareholders who exercise Dissent Rights could have an adverse effect on the Combined Company’s financial condition or prevent the completion of the Arrangement.
Registered Shareholders have the right to exercise Dissent Rights and demand payment equal to the fair value of their Shares. If Dissent Rights are properly exercised in respect of a significant number of Goodness Shares, a substantial payment may be required to be made to such Registered Shareholders, which could have an adverse effect on the Combined Company’s financial condition and cash resources. Further, Verano’s obligation to complete the Arrangement is conditional upon no more than 3% of the outstanding

Goodness Shares being subject to Dissent Rights exercised by the Registered Shareholders of such Goodness Shares. Accordingly, the Arrangement may not be completed if the Registered Shareholders exercise Dissent Rights in respect of more than 3% of the outstanding Goodness Shares.
Other than publicly available information, Goodness Growth has relied on information made available by Verano.
Other than publicly available information, all historical information relating to Verano presented in this Circular has been provided in exclusive reliance on the information made available by Verano and its representatives. Although Goodness Growth has no reason to doubt the accuracy or completeness of the information provided herein by Verano, any inaccuracy or omission in such information contained in this Circular could result in unanticipated liabilities or expenses, increase the cost of integrating the Combined Company or adversely affect the operational plans of the combined entities and its result of operations and financial condition at Verano and may negatively affect the price of Verano Subordinate Voting Shares.
Goodness Growth directors and executive officers have interests in the Arrangement that are different from those of the Shareholders.
In considering the recommendation of the Board to vote in favor of the Arrangement Resolution, Shareholders should be aware that members of the Board and management of Goodness Growth have agreements or arrangements that provide them with interests in the Arrangement that differ from, or are in addition to, those of the Shareholders generally. See “Proposal 1: Arrangement Resolution — Interests of Goodness Growth’s Directors and Management in the Arrangement” and “Canadian Securities Law Matters — Minority Approval under MI 61-101” for more information.
Another attractive take-over, merger or business combination may not be available if the Arrangement is not completed.
If the Arrangement is not completed and is terminated, there can be no assurance that Goodness Growth will be able to find a party willing to pay equivalent or more attractive consideration than the consideration to be provided by Verano under the Arrangement or be willing to proceed at all with a similar transaction or any alternative transaction.
While the Arrangement is pending, Goodness Growth is restricted from taking specified actions, including the ability to solicit Acquisition Proposals from other potential purchasers.
The Arrangement Agreement restricts Goodness Growth from taking specified actions until the Arrangement is completed without the consent of Verano. While the terms of the Arrangement Agreement permit Goodness Growth to consider unsolicited Acquisition Proposals, the Arrangement Agreement restricts Goodness Growth from soliciting third parties to make an Acquisition Proposal. These restrictions may prevent Goodness Growth from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement and could have an adverse effect on the business, operating results or prospects of Goodness Growth. See “The Arrangement Agreement and Related Agreements — Covenants”.
Goodness Growth will incur costs even if the Arrangement is not completed and may have to pay the Termination Fee or Transaction Expenses.
Costs related to the Arrangement, such as legal, accounting and financial advisor fees, must be paid by Goodness Growth even if the Arrangement is not completed. If the Arrangement Agreement is terminated in specified circumstances, Goodness Growth may be required to pay Verano the Termination and Transaction Expenses, as applicable. There is no assurance that Goodness Growth will have the funds to pay these costs which would adversely affect the share price of Goodness Shares. See “The Arrangement Agreement and Related Agreements — Termination Amounts”.
Following completion of the Arrangement, former Shareholders will not have the ability to significantly influence corporate actions of Verano.
Following completion of the Arrangement, former Shareholders will not be in a position to exercise significant influence over matters requiring the approval of Verano’s shareholders, including the election of directors, determination of significant corporate actions, amendments to Verano’s governing documents and the approval of any Verano business combinations, mergers or takeover attempts.
Goodness Growth’s business, financial condition, results of operations, and cash flow may be negatively impacted by challenging global economic and geopolitical conditions.
Disruptions and volatility in global financial markets and declining consumer and business confidence, including as a result of the COVID-19 pandemic and/or the military conflict between Russia and Ukraine, have and could lead to further decreased levels of consumer spending, volatility or severe negative effects on the global economic markets, inflation, supply chain constraints, and an increased risk of cyberattacks or espionage. Goodness Growth’s operations could be affected by the economic context should the unemployment level, interest rates or inflation reach levels that influence consumer spending or components of Goodness Growth’s value chain and, consequently, impact Goodness Growth’s sales and profitability. These macroeconomic developments could negatively impact Goodness Growth’s business, which depends on the general economic environment and levels of consumer spending. As a result, Goodness Growth may not be able to maintain its existing customers or attract new customers, or Goodness Growth may experience increased operational costs or be forced to reduce the price of its products. Goodness Growth is unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material, adverse effect on Goodness Growth’s business, financial condition, results of operations, and cashflow.
There are risks associated with COVID-19 and disease outbreaks.
A local, regional, national or international outbreak of a contagious disease, including the COVID-19 virus, could, (i) delay or prevent the satisfaction of the conditions precedent to the completion of the Arrangement, including the receipt of required regulatory or third-party approvals, (ii) result in a reduction in the demand for, and prices of, Goodness Growth’s and Verano’s products, (iii) cause shortages of employees to staff Goodness Growth’s and Verano’s facilities, (iv) interrupt supplies from third parties upon which Goodness Growth and Verano rely, (v) result in governmental regulation adversely impacting Goodness Growth’s and Verano’s respective businesses, including restrictions to contain the virus being imposed which may restrict, among other things, movement of individuals or the operation of certain businesses, and (vi) otherwise have a negative effect on Goodness Growth’s and Verano’s respective business, financial condition and results of operations. Such adverse effect could be rapid and unexpected.
Risks Related to the Combined Company
The business and operations of the Combined Company will be subject to the risks in this Circular under the heading, “Risk Factors,” the risks described in the documents of Goodness Growth incorporated by reference, and the risks and under “Risk Factors — Risks Related to the Operations of Verano” in this Circular, and certain unexpected, unforeseen or unknown risks. The Combined Company’s business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of Goodness Growth’s and Verano’s securities could decline due to any of these risks. Additional risks not presently known to Goodness Growth and Verano or that Goodness Growth and Verano currently considers immaterial may also prove to be material and may impair the Combined Company’s business and operations. In addition to risks associated with Goodness Growth’s and Verano’s business and operations, the following additional risks are associated with the Combined Company.
Goodness Growth and Verano may not integrate successfully.
Goodness Growth and Verano intend to integrate their operations together. However, operational and strategic decisions and staffing decisions have not yet been made. As a result, the Arrangement will present challenges to management, including the integration of management structures, operations, information technology and accounting systems and personnel of the two companies, and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management’s attention and the loss of key employees or customers. These decisions and the integration of Goodness Growth’s and Verano’s operations may present challenges to management, including the integration of systems and personnel, and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees.
The ability to realize the benefits of the Arrangement may depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on the Combined Company’s ability to realize the synergies, efficiencies and cost savings from integrating Goodness Growth’s and Verano’s businesses following completion of the Arrangement. The performance of the Combined Company after completion of the Arrangement could be adversely affected if the Combined Company cannot retain key employees to assist in the ongoing operations. As a result of these factors, it is possible that the cost reductions and synergies expected will not be realized.
The difficulties that the management of the Combined Company will encounter in the transition and integration processes could have an adverse effect on the revenues, level of expenses and operating results of the Combined Company. The amount and timing of the synergies the Parties hope to realize may not occur as planned. As a result of these factors, it is possible that any anticipated benefits from the Arrangement will not be realized.
The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Arrangement.
The pro forma financial statements contained in this Circular are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Arrangement for a number of reasons (including challenges related to the COVID-19 pandemic). For example, the pro forma financial statements have been derived from the historical financial statements of Goodness Growth and Verano and certain adjustments and assumptions have been made regarding the Combined Company after giving effect to the Arrangement. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Combined Company in connection with the Arrangement. For example, the impact of any incremental costs incurred in integrating Goodness Growth and Verano is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of the Combined Company following the Arrangement may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Combined Company’s financial condition or results of operations following the Arrangement (including challenges related to the COVID-19 pandemic). Any potential decline in the Combined Company’s financial condition or results of operations may cause a significant decrease in the market price of Verano securities.
The issuance and future sale of Verano Subordinate Voting Shares could affect the market price.
Based on the number of outstanding Goodness Shares as of [•], 2022, the trading day immediately preceding the Record Date, Verano currently expects to issue at the Effective Time an aggregate of [•] Verano Subordinate Voting Shares. The issuance of these shares, and the sale of Verano Subordinate Voting Shares in the public market from time to time, could depress the market price for Verano’s shares.
It may be challenging for the Combined Company to service additional indebtedness incurred.
Based on the Goodness Growth Q2 Quarterly Report and the Verano Q2 Quarterly Report (each as defined in this Circular and Appendix “I”, respectively), the Combined Company has an expected indebtedness of $448,476,769. The Combined Company may, subject to the limitations in the terms of any existing and future indebtedness, incur additional debt, secure existing or future debt, or recapitalize its debt. The Combined Company’s ability to make scheduled payments of the principal of, to pay interest on, or to refinance any current and future indebtedness, depends on its future performance, which is subject to economic, financial, competitive, and other factors beyond its control. The Combined Company’s business may not generate positive cash flow from its operations, in which case it may not have sufficient cash flows to service its debt and make necessary capital expenditures. If the Combined Company is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt, or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Combined

Company’s ability to refinance any current and future indebtedness will depend on the capital markets and its financial condition at such time. The Combined Company may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.
There is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts.
The Combined Company will have subsidiaries organized under the laws of various U.S. states. All of the assets of these entities are located outside of Canada and many of the experts that may be retained by the Combined Company or its affiliates are residents of countries other than Canada. As a result, it may be difficult or impossible for shareholders of the Combined Company to effect service within Canada upon such persons, or to realize against them in Canada upon judgments of courts of Canada predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. There is some doubt as to the enforceability in the U.S. by a court in original actions, or in actions to enforce judgments of Canadian courts, of civil liabilities predicated upon such applicable Canadian securities laws or otherwise. A court in the U.S. may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a court in the U.S. agrees to hear a claim, it may determine that the local law in the U.S., and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by U.S. law in such circumstances.
The directors and officers of the Combined Company may reside outside of Canada. Most or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for shareholders of the Combined Company to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of Canadian securities laws against such persons. Moreover, it may not be possible for Combined Company shareholders to effect service of process within Canada upon such persons. Courts in the United States may refuse to hear a claim based on a violation of Canadian securities laws on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a United States court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process.
Cannabis remains illegal under U.S. federal law, and enforcement of U.S. cannabis laws could change.
United States federal law now bifurcates the legality of “hemp” from “marihuana” (also commonly known as “marijuana”). For purposes of this Circular, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act and is used interchangeably with the terms “marihuana” or “marijuana,” but does not include “hemp”.
There are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, or possess cannabis in the United States. In those states in which the use of cannabis has been legalized, its use remains a violation of federal law pursuant to the Controlled Substances Act. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may also form the basis for prosecution under applicable U.S. federal money laundering legislation. While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with cannabis regulatory programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve the Combined Company of liability under U.S. federal law, nor will it provide an absolute defense to any federal proceeding which may be brought against the Combined Company.
The basis for the federal government’s lack of recent enforcement with respect to the cannabis industry extends beyond the strong public support for cannabis legalization and ongoing prosecutorial discretion.

The U.S. Congress has repeatedly enacted legislation to protect the medical cannabis industry from prosecution. Since 2014, versions of the U.S. omnibus spending bill have included a provision, known most recently as the Joyce Amendment, prohibiting the Department of Justice, which includes the Drug Enforcement Administration, from using appropriated funds to prevent states from implementing their medical-use cannabis laws. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that the provision prohibits the DOJ from spending funds to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the court noted that, if the provision were not continued, prosecutors could enforce against conduct occurring during the statute of limitations even while the provision were previously in force. Other courts that have considered the issue have ruled similarly, although courts disagree about which party bears the burden of proof of showing compliance or noncompliance with state law. The U.S. Congress has continued to include the Joyce Amendment in each subsequent omnibus appropriations bill for fiscal years 2018, 2019, 2020, 2021 and 2022. Additionally, in 2021, President Joe Biden became the first president to propose a budget with the Joyce Amendment included. Notably, the Joyce Amendment has always applied only to medical cannabis programs, and does not expressly protect operators in the adult-use cannabis market. There have been attempts by Congressional supporters of cannabis legalization to extend the protections afforded by the Joyce Amendment to adult-use cannabis activities, but those efforts have been unsuccessful. Even in states or territories that have legalized cannabis to some extent, the cultivation, possession and sale of cannabis all remain violations of federal law that are punishable by imprisonment, substantial fines and forfeiture. Enforcement of federal law regarding cannabis is a significant risk and would greatly harm the Combined Company’s business, prospects, revenue, results of operation and financial condition. Any proceedings brought against the Combined Company under federal law may materially, adversely affect its operations and financial performance.
The Combined Company’s activities will be subject to evolving regulation by governmental authorities. The Combined Company will be, directly or indirectly, engaged in the cannabis industry in the United States where state law permits such activities. The legality of the production, cultivation, extraction, distribution, retail sales, transportation and use of cannabis differs among states in the United States. Due to the current regulatory environment in the United States, new risks may emerge, and management may not be able to predict all such risks.
As of the date of this filing, there are 37 states, plus the District of Columbia (and the territories of Guam, Puerto Rico, the U.S. Virgin Islands and the Northern Mariana Islands), that have laws and/or regulations that recognize, in one form or another, legitimate medical uses for cannabis and consumer use of cannabis in connection with medical treatment. Similarly, 19 states, the District of Columbia, Guam and the Northern Mariana Islands have legalized cannabis for adult-use.
Because the Combined Company’s anticipated future activities in the cannabis industry may be illegal under the applicable federal laws of the United States, there can be no assurance that the U.S. federal government will not seek to enforce the applicable laws against it. The consequences of such enforcement would likely be materially adverse to the Combined Company and its business, including its reputation, profitability and the market price of its publicly traded shares, and could result in the forfeiture or seizure of all or substantially all of its assets.
Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. There can be no assurance that the federal government will not enforce federal laws relating to marijuana and seek to prosecute cases involving marijuana businesses that are otherwise compliant with state laws in the future. In 2013, the DOJ attempted to address the inconsistent treatment of cannabis under state and federal law. Deputy Attorney General James Cole sent all U.S. Attorneys the Cole Memorandum in August 2013, which outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. The Cole Memorandum noted that, in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, production, distribution, sale and possession of cannabis, conduct in compliance with such laws and regulations was not a priority for the DOJ. Describing the criminal enforcement of federal cannabis prohibitions against those complying with state cannabis regulatory systems as an inefficient use of federal investigative and prosecutorial resources, the Cole Memorandum gave federal prosecutors discretion not to prosecute against state law compliant cannabis companies in states that were regulating cannabis so long as they were not violating eight federal priorities such as avoiding youth usage. On January 4, 2018, then acting U.S. Attorney General Jeff Sessions issued a memorandum to all U.S. Attorneys (the “Sessions Memorandum”) rescinding the Cole Memorandum. The Sessions Memorandum, which remains in effect, states that each U.S. Attorney’s Office should follow established principles that govern all federal prosecutions when deciding which cannabis activities to prosecute. As a result, federal prosecutors could and still can use their prosecutorial discretion to decide to prosecute even state-legal cannabis activities. Since the Sessions Memorandum was issued, however, U.S. Attorneys have not prosecuted state law compliant entities. While not formally rescinding the Sessions Memorandum, former Attorney General William Barr testified in his confirmation hearing on January 15, 2019, that he would not upset “settled expectations,” “investments,” or other “reliance interest[s]” arising as a result of the Cole Memo, and that he would not use federal resources to enforce federal cannabis laws in states that have legalized cannabis “to the extent people are complying with the state laws.” He stated: “My approach to this would be not to upset settled expectations and the reliance interests that have arisen as a result of the Cole Memorandum and investments have been made and so there has been reliance on it, so I don’t think it’s appropriate to upset those interests.” Supreme Court Justice Clarence Thomas has echoed Barr’s point about nullification. In a June 2021 opinion, he addressed the current state of federal prohibition and suggested that seminal case Gonzales v. Raich may be decided differently today: “If the Government is now content to allow States to act ‘as laboratories’ ‘and try novel social and economic experiments,’ . . . then it might no longer have authority to intrude on ‘[t]he States’ core police powers. . . .to define criminal law and to protect the health, safety, and welfare of their citizens.” Standing Akimbo, LLC v. United States, 141 S. Ct. 2236, 2238 (2021).
While President Biden’s current position on cannabis appears to fall short of full legalization, he campaigned on a platform of relaxing enforcement of cannabis proscriptions, including decriminalization generally. According to the Biden campaign website: “A Biden Administration will support the legalization of cannabis for medical purposes and reschedule cannabis as a CSA Schedule II drug so researchers can study its positive and negative impacts. This will include allowing the Veterans Affairs to research the use of medical cannabis to treat veteran-specific health needs.” He has pledged to “decriminalize” cannabis, which could prompt his U.S. Attorney General to issue policy guidance to U.S. Attorneys that they should not enforce federal cannabis prohibition against state law compliant entities and others legally transacting business with them.
At his confirmation hearing, current Attorney General Garland stated that he did not see enforcement of federal cannabis law as a high priority use of resources for the DOJ: “This is a question of the prioritization of our resources and prosecutorial discretion. It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise. I don’t think that’s a useful use. I do think we need to be sure there are no end-runs around the state laws that criminal enterprises are doing. So that kind of enforcement should be continued. But I don’t think it’s a good use of our resources, where states have already authorized. That only confuses people, obviously, within the state.” While the statement is not a promise to avoid federal interference with state cannabis laws, it does signal that the enforcement priorities of DOJ lie elsewhere.
Numerous bills have attracted attention, including the Marijuana Opportunity Reinvestment and Expungement Act (the “MORE Act”), which was originally co-sponsored by now Vice President Harris in the Senate, and the Secure and Fair Enforcement Banking Act. Senate Majority leader Chuck Schumer also has proposed draft legislation that would legalize cannabis at the federal level (the “Cannabis Administration and Opportunity Act”). Additionally, Representative Nancy Mace (R. South Carolina) has introduced proposed draft legislation to decriminalize and tax cannabis at the federal level, the “States Reform Act”. However, we cannot predict the timing of any change in federal law or possible changes in federal enforcement. In the unlikely event that the federal government were to reverse its long-standing hands-off approach to the state legal cannabis markets and start more broadly enforcing federal law regarding cannabis, that would greatly harm the Combined Company’s business, prospects, revenue, results of operation and financial condition. Any proceedings brought against the Combined Company under federal law may materially, adversely affect its operations and financial performance.

The Combined Company will face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than it may have and by unlicensed, unregulated participants.
The Combined Company will face intense competition from other companies, some of which have longer operating histories and more financial resources and manufacturing and marketing experience than it may have. Increased competition by larger and better-financed competitors could materially, adversely affect the Combined Company’s business, financial condition, and results of operations. Because of the early stage of the industry in which the Combined Company will operate, it will face additional competition from new entrants. If the number of consumers of cannabis in the states in which it operates increases, the demand for products will increase and it would be expected that competition will become more intense as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Combined Company will require a continued high level of investment in research and development, facilities, marketing, and sales support. The Combined Company may not have sufficient resources to maintain research and development, facilities, marketing, and sales support efforts on a competitive basis, which could materially, adversely affect the business, financial condition, and results of its operations.
The Combined Company will also face competition from illicit sources of cannabis and cannabis products, which are unlicensed and unregulated, and which may sell products that are deemed more desirable than the Combined Company’s by certain consumers, including products with higher concentrations of active ingredients, and using delivery methods that the Combined Company may be prohibited from offering under certain state laws (for examples, states may prohibit certain edible or vaporizer products). Any inability or unwillingness of law enforcement authorities to enforce existing laws prohibiting the unlicensed cultivation and sale of cannabis and cannabis-based products could result in the perpetuation of the illicit market for cannabis and/or have a material, adverse effect on the perception of cannabis use. Any or all these events could have a material, adverse effect on the Combined Company’s business, financial condition, and results of operations.
The Combined Company’s reputation and ability to do business may be negatively impacted by its suppliers’ inability to produce and ship products.
The Combined Company will depend on third-party suppliers to produce and timely ship orders to it. Some products purchased from its suppliers will be resold to its customers, while others will be used in the production or packaging of its products. These suppliers could fail to produce products to its specifications or quality standards and may not deliver units on a timely basis. Any changes in the Combined Company’s suppliers’ ability to timely resolve production issues could impact its ability to fulfill orders and could also disrupt its business due to delays in finding new suppliers.
The Combined Company will be dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products.
The cultivation, extraction and production of cannabis and derivative products is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, could materially impact the Combined Company’s business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier were to go out of business, the Combined Company might be unable to find a replacement for such source in a timely manner, or at all. If a sole-source supplier were to be acquired by a competitor of the Combined Company, that competitor may elect not to sell to the Combined Company in the future. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a material, adverse effect on its business, prospects, revenue, results of operation and financial condition. The Combined Company will purchase key inputs on a purchase order basis from suppliers at market prices based on its production requirements and anticipated demand. The Combined Company believes that it will have access to a sufficient supply of the key inputs for the foreseeable future.

The nature of the cannabis industry may result in unconventional due diligence processes and acquisition terms that could have unknown and materially detrimental consequences to the Combined Company.
The uncertainty inherent in various aspects of the cannabis industry may result in what otherwise would be considered to be inadequate investment due diligence information and uncertain legal consequences relative to arrangements affecting a target investment. The reluctance of banks and other financial institutions to facilitate financial transactions in the cannabis industry can result in inadequate and unverifiable financial information about target investments, as well as cash management practices that are vulnerable to theft and fraud. The lack of established, traditional sources of financing for industry participants can result in unusual and uncertain arrangements affecting the ownership and obligations of a target investment. The reluctance of lawyers to represent industry participants in furtherance of financing and other business transactions can result in the lack of appropriate documentation setting forth the terms of the transactions, inadequately documented transactions, and transactions that in whole or in part are illegal under applicable state law, among other detrimental consequences. The Combined Company may have invested in, and may in the future invest in, businesses and companies that are or may become party to legal proceedings, may have inadequate financial and other due diligence information, may employ vulnerable cash management practices, lack written or adequate legal documents governing significant transactions, and otherwise have known or unknown conditions that could be detrimental to the Combined Company’s business and assets.
The Combined Company’s business is subject to the risks inherent in agricultural operations.
Cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases, and similar agricultural risks. Although the Combined Company’s cultivation will be substantially completed indoors under climate-controlled conditions, some cultivation will be completed outdoors and there can be no assurance that natural elements will not have a material, adverse effect on the production of its products and, consequentially, on its business, financial condition, or results of operations.
The Combined Company may encounter increasingly strict environmental regulation in connection with its operations and the associated permitting, which may increase the expenses for cannabis production or subject it to enforcement actions by regulatory authorities.
The Combined Company’s operations will be subject to environmental regulation in the various jurisdictions in which they operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees. There is no assurance that future changes in environmental regulation, if any, will not have a material, adverse effect on the business, financial condition, or results of operations of the Combined Company.
Government approvals and permits are currently, and may in the future be, required in connection with the Combined Company’s operations. To the extent such approvals are required and not obtained, the Combined Company may be curtailed or prohibited from its proposed production of cannabis or from proceeding with the development of its operations as currently proposed.
The Combined Company will face risks related to its insurance coverage and uninsurable risks.
The Combined Company’s business will be subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, fires, riots, civil unrest, labor disputes, litigation and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.
Although the Combined Company intends to continue to maintain insurance to protect against certain risks in such amounts as it may consider to be reasonable, the Combined Company’s insurance may not cover all the potential risks associated with its operations. The Combined Company may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in its operations is not generally available on acceptable terms. The Combined Company might also become subject to liability for pollution or other hazards which it may not be insured against or which it may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Combined Company to incur significant costs that could have a material, adverse effect upon its financial performance and results of operations.
The Combined Company’s cannabis growing operations will consume considerable energy, which makes it vulnerable to the availability of energy sources and rising energy costs. Accordingly, shortages in energy sources and rising or volatile energy costs may adversely affect its business and financial results.
The ability to compete and grow the Combined Company’s business will be dependent on its continued access, at a reasonable cost and in a timely manner, to energy sources. No assurances can be given that the Combined Company will be successful in maintaining its required supply of energy sources and energy costs may continue to rise. This could have a material, adverse effect on its ability to cultivate and produce products and its financial results.
Synthetic products from the pharmaceutical industry may compete with cannabis use and products.
The pharmaceutical industry may attempt to dominate the cannabis industry, and in particular, legal cannabis, through the development and distribution of synthetic products that emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume, and profitability of the cannabis industry. This could adversely affect the Combined Company’s ability to secure long-term profitability and success through the sustainable and profitable operation of the anticipated businesses and investment targets and could have a material, adverse effect on its anticipated business, financial condition, and results of operations.
The U.S. state and local regulation of cannabis is uncertain and changing.
There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, the Combined Company’s business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could materially adversely affect the Combined Company, its business and its assets or investments.
The rulemaking process at the state level that applies to cannabis operators in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures to be implemented by the Combined Company are compliance-based and are derived from the state regulatory structure governing cannabis businesses. Notwithstanding the Combined Company’s efforts and diligence, regulatory compliance, and the process of obtaining regulatory approvals may be costly and time-consuming. No assurance can be given that the Combined Company will receive and maintain the necessary licenses, permits or cards to continue operating its business. A state implementing an adult-use cannabis program may prohibit participation by the Combined Company in one or more aspects of that program or require the Combined Company to pay fees to participate, which fees may be material or prohibitive.
States in which the Goodness Growth and Verano are, and the Combined Company expects to be, licensed to cultivate, process and/or dispense cannabis may add a legal adult-use program, either by legislation or ballot initiative. There can be no assurance that the Combined Company will be permitted to participate in adult-use cannabis cultivation, processing or dispensing simply because it holds cannabis licenses.
Local laws and ordinances could also restrict the Combined Company’s business activity. Although its operations are legal under the laws of the states in which it operates, local governments often have the ability to limit, restrict and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed and have a material, adverse effect on the Combined Company’s business.
Multiple states where cannabis is legal have or are considering special taxes or fees on businesses in the marijuana industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material, adverse effect upon the Combined Company’s business, prospects, revenue, results of operation and financial condition.
Risks Related to the Operations of Goodness Growth
Whether or not the Arrangement is completed, Goodness Growth will continue to face many of the risks that it currently faces with respect to its business and affairs. Some of these risk factors have been disclosed in the Goodness Growth AIF filed on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov.
Risks Related to the Operations of Verano
Whether or not the Arrangement is completed, Verano will continue to face many of the risks that it currently faces with respect to its business and affairs. Some of these risk factors have been disclosed in the Verano Registration Statement filed on Verano’s EDGAR profile at www.sec.gov. See the “Risk Factors” section in Appendix “I” for more information.
Risks Related to Taxes
The Arrangement may give rise to taxable income in the United States for the Shareholders who are U.S. citizens or residents, and there can be no assurances that material adverse tax consequences will not result from the Arrangement.
The Arrangement is structured to qualify as a “reorganization” under Section 368(a) of the Code and Goodness Growth and Verano intend to report the Arrangement consistent with such qualification. However, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with or not otherwise challenge this position on the tax treatment of the Arrangement, which could result in the Arrangement being treated as a taxable exchange. Neither Goodness Growth nor Verano has applied for a ruling or received a tax opinion of counsel related to the Arrangement and neither intends to do so.
Dissenting Shareholders exercising appraisal rights could negatively impact the U.S. characterization of the Arrangement.
If the consideration paid to Dissenting Shareholders comes from Verano rather than Goodness Growth, the Arrangement could fail to qualify as a “reorganization” under Section 368(a) of the Code. This could negatively impact non-dissenting shareholders of Goodness Growth.
Changes in tax law could have a material impact on the Combined Company.
Changes to the U.S. federal income tax laws are proposed regularly and there can be no assurance that, if enacted, any such changes would not have an adverse impact on the Combined Company. For example, President Biden has suggested the reversal or modification of some portions of the 2017 U.S. tax legislation and some of these proposals, if enacted, could result in a higher U.S. corporate income tax rate or effective tax rate than is currently in effect and thereby increase the effective tax rate of the Combined Company following the Arrangement compared to current expectations. There can be no assurance that any such proposed changes will be introduced as legislation, or if they are introduced that they would be enacted, or if enacted what form they would take.
The Combined Company will be classified as a U.S. domestic corporation for U.S. federal income tax purposes.
Although each of Goodness Growth and Verano is a Canadian corporation, both are classified as U.S. domestic corporations for U.S. federal income tax purposes under Section 7874(b) of the Code, and will be subject to U.S. federal income tax on their worldwide income. However, for Canadian tax purposes, regardless of any application of Section 7874 of the Code, each of Goodness Growth and Verano is treated as a Canadian resident corporation. As a result, each of Goodness Growth and Verano is subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.
Any dividends received by shareholders who are residents of Canada for purposes of the Tax Act will generally be subject to U.S. withholding tax at a 30% rate or such lower rate as provided in an applicable treaty. In addition, a Canadian foreign tax credit or deduction may not be available under the Tax Act in respect of such taxes.
Dividends received by U.S. resident shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax under the Tax Act at a 25% rate or such lower rate as provided in an applicable treaty. Dividends paid by Verano will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax.
Dividends received by shareholders that are neither Canadian nor U.S. residents will generally be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of withholding tax under any income tax treaty otherwise applicable to a shareholder of Verano, subject to examination of the relevant treaty.
Since each of Goodness Growth and Verano is classified as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code, the Goodness Shares and Verano Subordinate Voting Shares will be treated as shares of a U.S. domestic corporation and shareholders will be subject to the relevant provisions of the Code and/or an applicable U.S. tax treaty.
EACH SHAREHOLDER SHOULD SEEK TAX ADVICE, BASED ON SUCH SHAREHOLDER’S PARTICULAR FACTS AND CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR, INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH GOODNESS GROWTH’S AND VERANO’S CLASSIFICATIONS AS U.S. DOMESTIC CORPORATIONS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES UNDER SECTION 7874(b) OF THE CODE, THE APPLICATION OF THE CODE, THE APPLICATION OF A U.S. TAX TREATY, THE APPLICATION OF U.S. FEDERAL ESTATE AND GIFT TAXES, THE APPLICATION OF U.S. FEDERAL TAX WITHHOLDING REQUIREMENTS, THE APPLICATION OF U.S. ESTIMATED TAX PAYMENT REQUIREMENTS AND THE APPLICATION OF U.S. TAX RETURN FILING REQUIREMENTS.

PROPOSAL 1: ARRANGEMENT RESOLUTION
Recommendation of the Board
The Board, after careful consideration, consultation with its legal and financial advisors and reviewing the Hyperion Fairness Opinion as of January 31, 2022, and following the receipt and review of a unanimous recommendation of the Goodness Transaction Committee as of January 31, 2022, believes that the Arrangement is in the best interests of Goodness Growth and the Shareholders and is fair, from a financial point of view, to the Shareholders. The Board has not made any Change in Recommendation (as defined in the Arrangement Agreement) as of the date hereof.
The Board unanimously recommends that Shareholders vote “FOR” the Arrangement Resolution.
Recommendation of the Goodness Transaction Committee
On January 31, 2022, the Goodness Transaction Committee, after consultation with Goodness Growth management and receipt of advice and assistance of its and Goodness Growth’s financial and legal advisors and after careful consideration of a number of alternatives and factors, including, among others, the Hyperion Fairness Opinion as of January 31, 2022, the Cormark Fairness Opinion as of January 31, 2022, and the factors set out below under the heading “Goodness Growth’s Reasons for the Arrangement,” unanimously determined that the Arrangement and entry into the Arrangement Agreement and related agreements were in the best interests of Goodness Growth and unanimously determined to recommend to the Board that it approve and authorize Goodness Growth to enter into the Arrangement Agreement and related agreements.
The Board unanimously recommends that Shareholders vote “FOR” the Arrangement Resolution.
Background to the Arrangement
The execution of the Arrangement Agreement was the result of extensive arm’s length negotiations among representatives of Goodness Growth and Verano and their respective legal and financial advisors. The following is a summary of the material events which led to the negotiations of the Arrangement Agreement and the meetings, negotiations, discussions and actions between the Parties that preceded the execution and public announcement of the Arrangement Agreement.
Management of each of Goodness Growth and Verano regularly consider and investigate opportunities to enhance value for their respective shareholders, including monitoring the activities and assets of various industry participants in order to identify possible strategic transactions. Accordingly, each of Goodness Growth and Verano had general knowledge of each other’s operations and assets. There was no pre-existing relationship between Goodness Growth and Verano.
On April 4, 2021, Goodness Growth and Verano entered into a mutual non-disclosure agreement (the “Verano NDA”). The Verano NDA was negotiated by Darren Weiss, General Counsel of Verano, and Ben Burstein, Associate General Counsel of Verano, and Michael Schroeder, General Counsel of Goodness Growth, and Laura Richardson, Assistant General Counsel of Goodness Growth. The Parties entered into the Verano NDA in order to engage in discussions regarding a possible strategic transaction, and to provide for the exchange of confidential information in connection therewith while ensuring the confidential treatment of such exchange of confidential information.
On May 10, 2021, Verano sent Goodness Growth a due diligence request list, and on May 12, 2021, Goodness Growth created a secure data room populated with publicly available documents and other material agreements for the review of certain Verano executives and employees. On May 17, 2021, Goodness Growth removed all non-publicly available information from the data room. On May 11, 2021, Verano told Goodness Growth it had a populated data room, but Verano never provided access to Goodness Growth.
On June 28, 2021, Goodness Growth engaged Hyperion as financial advisor to help Goodness Growth evaluate a range of possible value enhancing transactions, including financings, acquisitions by or mergers with Goodness Growth.

On July 29, 2021, Verano indicated to Goodness Growth that it would be providing an unsolicited offer letter to purchase Goodness Growth. On August 2, 2021, the Board met with Hyperion to discuss indicative potential premiums and the corresponding consideration that may be paid to Goodness Shareholders.
On August 4, 2021, Goodness Growth received an indicative unsolicited offer letter from Verano to purchase Goodness Growth in an all-stock transaction valued at C$425 million.
On August 10, 2021, the Board met to discuss Verano’s unsolicited offer and determined that it was too low. The Board asked Verano to increase its offer to a minimum of US$400 million. Verano subsequently indicated that it would not increase the offer, and, on August 24, 2021, reaffirmed the terms of its indicative offer dated August 4, 2021. Discussions between the Parties ended in August 2021.
On September 2, 2021, the Board received a presentation from members of DLA Piper (Canada) LLP (“DLA Piper Canada”), Canadian counsel to Goodness Growth and DLA Piper LLP (US), US counsel to Goodness Growth (“DLA Piper US,” and together with DLA Piper Canada, “DLA Piper”) in relation to the fiduciary duties of directors in considering and evaluating a material strategic transaction.
On September 29, 2021, Goodness Growth entered into a non-binding indication of interest regarding a potential strategic acquisition of a third-party entity by Goodness Growth. In the course of negotiating the terms of the potential strategic transaction, the Board concluded that such potential strategic transaction did not offer sufficient return for stakeholders, because the third party assigned a value to its business significantly above the value assigned to it by Goodness Growth, and opted not to proceed, instead directing Hyperion to launch a formal and fulsome strategic sales process. Although the Board remained optimistic with respect to the long-term prospects of Goodness Growth, it directed Hyperion to launch a formal and fulsome strategic sales process on the basis that it believed there to be potential to accelerate increased value through an enhanced platform that might result from a strategic transaction with a larger counterparty, with potential for greater economies of scale and the ability to access capital on more favorable terms.
On October 15, 2021, the Board formed the Goodness Transaction Committee consisting of three “independent” directors for purposes of MI 61-101, including Judd T. Nordquist, as Chair of the Goodness Transaction Committee, Chelsea A. Grayson and Victor E. Mancebo, and one non-independent director for purposes of MI 61-101, Ross M. Hussey (who is otherwise independent for the purposes of the securities laws of any state of the United States (“U.S. Securities Laws”) and is independent of each potential counterparty considered by Goodness Growth, including, but not limited to, Verano). The mandate of the Goodness Transaction Committee included, among other things, the consideration of potential strategic transactions, including potential strategic acquisitions by Goodness Growth and a potential transaction that would result in a change of control of Goodness Growth or a sale of all or substantially all of the assets of the Goodness Growth, and making any recommendations in relation thereto to the Board.
On October 18, 2021, Goodness Growth and Hyperion amended the engagement letter dated June 28, 2021 (the “Hyperion Engagement Letter”) to provide for the engagement of Hyperion to facilitate a fulsome strategic sales process, including for Hyperion to issue a fairness opinion to the Board with respect to the chosen transaction into which Goodness Growth would ultimately enter.
On October 19, 2021, Hyperion launched a formal sales process and engaged in active discussions with a variety of potential counterparties from time to time with respect to Goodness Growth. In connection with such discussions, Goodness Growth entered into mutual non-disclosure agreements with each such counterparty and maintained a data room to provide access to due diligence information to such parties on a confidential basis. Each mutual non-disclosure agreement contained standstill provisions. Several advanced-stage discussions, including potential financings and acquisition proposals, were considered from time to time; however, other than as previously disclosed to the market, none ultimately resulted in binding transaction terms.
During the course of the sales process, the Goodness Transaction Committee met regularly, formally and informally on a number of occasions, including as set out below.
On October 21, 2021, members of the Board, the Goodness Transaction Committee and Goodness Growth management met with Hyperion and DLA Piper. The Board received an update from Hyperion on discussions with four potential counterparties and next steps, including the solicitation of non-binding Proposals.

On October 28, 2021, Hyperion began to solicit verbal Proposals from potential counterparties, and on November 2, 2021, Hyperion solicited written, preliminary non-binding Proposals from six potential counterparties, which were required to be submitted by November 12, 2021.
On November 12, 2021, Hyperion received five written, preliminary non-binding Proposals, which were subject to, among other things, further due diligence being conducted in relation to Goodness Growth. The five Proposals included Proposals from two unsolicited potential counterparties. On November 15, 2021, representatives of Hyperion met with the Goodness Transaction Committee to discuss the Proposals received to date. These preliminary, non-binding Proposals were provided by a range of counterparties, each of which are participants in the cannabis industry, and contemplated that consideration would be provided in the form of: (i) publicly-traded shares of the counterparty; or (ii) a combination of cash and publicly-traded shares of the counterparty as follows: Party A, $400 million, 80% stock, 20% cash; Party B, $450 million, 100% stock; Party C, $375 million, 50% stock, 50% cash; Party D, $303.3 million, 100% stock; and Verano, $375 million, 100% stock.
At the meeting on November 15, 2021, the Goodness Transaction Committee received a presentation from Hyperion detailing the financial aspects of the Proposals. The Goodness Transaction Committee identified financial aspects of importance to Goodness Growth and instructed Hyperion to enter into negotiations with each of the five counterparties who submitted Proposals accordingly. Over the course of the subsequent week, Hyperion negotiated with each of the counterparties at the request and direction of the Goodness Transaction Committee. The counterparties were instructed to provide revised Proposals that reflected their best offers to acquire the Goodness Shares from a value perspective and adhered to conditions and terms that the Goodness Transaction Committee deemed material.
On November 17, 2021 and November 18, 2021, Hyperion received revised preliminary non-binding Proposals from four of the counterparties, including Verano. The revised Proposals were comprised of (i) publicly-traded shares of the counterparty; or (ii) a combination of cash and publicly-traded shares of the counterparty as follows: Party A, $425 million, 50% stock, 50% cash; Party B, $425 million, 100% stock; Party C, up to $350 million in equity value, 50% stock, 50% cash; and Verano, $425 million, 100% stock. All Proposals were structured on the basis of an overall enterprise value for Goodness Growth other than the Proposal from Party C, which was on an equity-value basis.
On November 18, 2021, the Goodness Transaction Committee met with Hyperion and DLA Piper to discuss the Proposals received to date. Hyperion provided a presentation on the various financial aspects of the Proposals, including, but not limited to, quantum of the offers provided in the Proposals, the composition of the consideration to be offered (i.e., all shares; cash and shares) as set out in the Proposals, the perceived financial and operational strength of each proposed counterparty, required regulatory approvals, the availability of required regulatory approvals, willingness to provide exclusivity to the benefit of Goodness Growth and whether the proposed counterparties would consider providing bridge financing to Goodness Growth. For greater clarity, Hyperion provided information on precedent transaction multiples, precedent transaction premiums, comparable companies trading analysis, trading and historical share price analysis, and certain other qualitative and quantitative factors Hyperion deemed relevant. None of the Proposals received provided for all cash consideration. The Goodness Transaction Committee directed Hyperion to obtain refreshed offers from each of the proposed counterparties.
On November 19, 2021, Hyperion received a revised Proposal from Party D, which increased its offer to an enterprise value of approximately $320 million.
On November 19, 2021, the Goodness Transaction Committee, Board and select members of Goodness management met with Hyperion and DLA Piper to discuss all updated Proposals received. Following the conclusion of such meeting, the Goodness Transaction Committee met in camera to discuss the Proposals and subsequently instructed Hyperion to go back to Verano to further negotiate the Verano Proposal. Hyperion sought to have Verano provide a bridge loan to Goodness Growth upon execution of the Arrangement Agreement and to price its offer based upon values determined at the time of signing the Arrangement Agreement, not at the consummation of the Arrangement. In addition, Hyperion asked Verano to confirm that the Required Regulatory Approval is the only material approval for closing.
On November 20, 2021, Hyperion received a further revised Proposal from Verano providing for an all-stock transaction valued at $425 million and agreeing to the terms requested by Hyperion, as further described below.

On November 21, 2021, the Goodness Transaction Committee and the Board met with Hyperion, and at such meeting, Hyperion provided a revised and final bid comparison and supporting materials that summarized the submission of five revised Proposals that were received, including the revised Proposal received from Verano. The revised Proposals were comprised of (i) publicly-traded shares of the counterparty; or (ii) a combination of cash and publicly-traded shares of the counterparty as follows: Party A, $425 million, 50% publicly-traded stock, 50% cash; Party B, $425 million, 100% publicly-traded stock; Party C, up to $350 million in equity value, 50% stock, 50% cash; Party D, approximately $320 million, 100% stock and Verano, $425 million, 100% publicly-traded stock.
The Goodness Transaction Committee, after extensive discussions with Hyperion and legal advisors, determined that the terms offered in the Verano Proposal were superior to those offered in the other Proposals on the basis of the overall value of the Verano Proposal and, among other things, (1) Verano agreed to the terms requested by Hyperion; (2) the liquidity of the publicly traded shares of Verano as compared to the other counterparties; (3) Verano Shares being perceived as undervalued in comparison with other counterparties’ shares, making Verano Shares a more desirable security to receive in exchange for Goodness Shares than the relatively overvalued counterparties’ shares; (4) the apparent lack of sufficient cash on the balance sheet of certain counterparties that included cash as part of the offer price, which would result in the need for each such counterparty to raise funds, giving rise to potential exposure to uncertain equity and/or debt markets and the possibility of requiring borrowing of funds to close on an acquisition of Goodness Growth risking exposure of the combined entity to materially increased debt and/or the potential for further near term dilution for Shareholders resulting from a combination with such counterparty; (5) the desirability of the operational footprint of Verano and the Combined Company as compared to the resulting combined company operational footprint with certain other counterparties; (6) the perceived operational expertise of Verano as compared to the other counterparties, demonstrated by revenue growth, gross margin and EBITDA margin, cash flow from operations, and other financial metrics as deemed relevant; (7) the long-term prospects of Verano as a result of its perceived operational ability and experienced management team; (8) Verano’s willingness to refrain from participation in a competing sales process in New York (in which certain other counterparties were currently participating, several of which were not willing to suspend such participation); and (9) expected length of due diligence period and other deal terms going to matters other than purchase price/exchange ratio.
The Goodness Transaction Committee authorized Goodness Growth to return a signed copy of the Proposal submitted by Verano on November 21, 2021 (the “Verano Proposal Letter”). The Verano Proposal Letter contained an exclusivity provision binding on Goodness Growth and upon entering into the Verano Proposal Letter, Goodness Growth ceased all communications regarding Proposals or alternative transactions with all other parties.
In determining the strength of each Proposal, the Goodness Transaction Committee considered (in no particular order and including but not limited to): (i) the implied premium provided to Goodness Shareholders and the exchange rate terms, if applicable; (ii) the impact, if any, of debt financing in the interim period to the consideration provided to Goodness Shareholders; (iii) the amount of cash consideration, if any; (iv) the liquidity of the publicly traded shares of each counterparty that submitted a Proposal, insofar as it relates to share consideration; (v) Goodness Shareholders’ pro forma economic ownership of the potential combined company in each respective Proposal; (vi) historical share price performance of each counterparty; (vii) consensus analyst revenue and EBITDA estimates for each counterparty; (viii) operational footprint and the potential impact of any overlapping geographies in which Goodness and the potential counterparty operate; (ix) balance sheet strength of each counterparty; (x) exclusivity period and expected length of due diligence period; and (xi) perceived operational ability, demonstrated by revenue growth, gross margin and EBITDA margin, cash flow from operations, and other financial metrics as deemed relevant by the Goodness Transaction Committee. The Goodness Transaction Committee determined, on a preliminary basis, that the Verano Proposal provided for adequate consideration to Goodness Shareholders to move to diligence and presented itself as the most attractive Proposal based on criteria (i) through (xi).
Following the execution of the Verano Proposal Letter, each of Verano and Goodness Growth commenced its additional, confirmatory legal due diligence on the other Party.
On December 14, 2021, Dentons Canada LLP (“Dentons”), Canadian counsel to Verano, provided DLA Piper Canada with an initial draft of the Arrangement Agreement. Throughout the following weeks,

representatives and legal advisors of Goodness Growth and Verano continued their due diligence investigations, exchanged drafts and negotiated the terms of the Arrangement Agreement, the Plan of Arrangement and the forms of Voting Support Agreement and Lock-Up Agreement. Between December 14, 2021 and January 31, 2022, representatives of Goodness Growth and Verano and their advisors met frequently via telephone and video conference as a group and individually to review due diligence inquiries and findings, negotiate the representations and warranties of each Party and negotiate the form of the Arrangement Agreement.
On December 16, 2021, DLA Piper met with members of the Goodness Transaction Committee to discuss the initial draft of the Arrangement Agreement, and to receive instructions on Goodness Growth’s proposed response. Over the course of the week, comments were collected from the Goodness Transaction Committee, and a revised draft was distributed to Dentons on December 20, 2021.
On December 28, 2021, Dentons sent DLA Piper a further revised draft of the Arrangement Agreement, and on December 29, 2021, DLA Piper met with the Goodness Transaction Committee to discuss Goodness Growth’s proposed response, status of diligence matters, and next steps.
On January 2, 2022, the Goodness Transaction Committee, the Board, DLA Piper, Hyperion, and members of Goodness Growth management met to review certain aspects of the Arrangement Agreement.
On January 3, 2022, DLA Piper sent Dentons a revised draft of the Arrangement Agreement, reflecting input from the Goodness Transaction Committee, Goodness Growth management and Hyperion.
On January 4, 2022, the initial 45-day period of exclusivity set out in the Verano Proposal Letter expired, and an agreement was entered into by the Goodness Transaction Committee and Verano to extend the exclusivity period until January 19, 2022.
On January 6, 2022, the Goodness Transaction Committee met with representatives of DLA Piper to discuss the status of legal due diligence, the draft Arrangement Agreement, and representations and warranties contained therein. The Goodness Transaction Committee also agreed to retain Cormark to provide a separate independent, fixed-fee fairness opinion in addition to the fairness opinion that was provided to Hyperion.
On January 6, 2022, Goodness Growth entered into a formal engagement letter with Cormark in connection with the provision of an independent fairness opinion in connection with the proposed transaction with Verano.
On January 8, 2022, the Chair of the Goodness Transaction Committee met with DLA Piper to discuss certain legal points set forth in the Arrangement Agreement.
On January 10, 2022, Verano management, Goodness Growth management, Dentons, DLA Piper, Hyperion, and the Chair of the Goodness Transaction Committee met to review and discuss certain legal aspects of the Arrangement Agreement.
On January 17, 2022, Dentons sent DLA Piper a further revised draft of the Arrangement Agreement, reflecting discussions that had been held to date among the Goodness Transaction Committee, Verano, Hyperion, DLA Piper and Dentons.
On January 18, 2022, DLA Piper, Hyperion and the Chair of the Goodness Transaction Committee met to review and discuss the open items in the Arrangement Agreement.
On January 19, 2022, the Goodness Transaction Committee met to discuss the changes made to the Arrangement Agreement, and key outstanding items to be settled, in order to provide further instruction to DLA Piper. The Goodness Transaction Committee agreed to enter into a second exclusivity extension agreement with Verano, whereby the exclusivity period set out in the Verano Proposal Letter was extended until January 24, 2022.
On January 21, 2022, DLA Piper sent Dentons an updated draft of the Arrangement Agreement, reflecting the instructions received from the Goodness Transaction Committee in respect of outstanding key terms and changes required to the representations and warranties of Goodness Growth.

Following receipt of the January 21, 2022, draft, members of Verano management held discussions with the Goodness Transaction Committee regarding outstanding diligence items and certain terms of the revised Arrangement Agreement, including a change in the value of the Verano Subordinate Voting Shares to be received as consideration by Shareholders pursuant to the Arrangement from $425 million to $413 million.
On January 23 and 25, 2022, the Goodness Transaction Committee met with DLA Piper to discuss outstanding items to be resolved in order to settle the terms of the Arrangement Agreement. DLA Piper also discussed the status of legal due diligence and representations and warranties contained in the Arrangement Agreement. On January 24, 2022, the Goodness Transaction Committee and Verano agreed to further extend the exclusivity provisions set out in the Verano Proposal Letter until January 31, 2022.
On January 30, 2022, Dentons sent DLA Piper a further revised draft of the Arrangement Agreement. DLA Piper held discussions with the Goodness Transaction Committee following receipt of the revised draft of the Arrangement Agreement to discuss outstanding items and receive input and instructions regarding next steps. Certain members of Goodness Growth management also provided input to DLA Piper on the revised draft of the Arrangement Agreement.
On January 31, 2022, DLA Piper and Dentons exchanged drafts of the Arrangement Agreement throughout the day, prior to DLA Piper obtaining approval from the Goodness Transaction Committee on material terms of the Arrangement Agreement.
On January 31, 2022, the Goodness Transaction Committee held a meeting, which was attended, at the invitation of the Goodness Transaction Committee, by DLA Piper and representatives of Cormark to consider the terms of the Arrangement Agreement. Representatives of Cormark provided a presentation to the Goodness Transaction Committee describing the Arrangement, the work undertaken by Cormark, pertinent aspects of the Parties and outlining Cormark’s approach to assessing fairness, analyses performed, and other transaction considerations, as well as the overall scope of review. At this meeting, following discussion on the presentation, Cormark delivered its oral opinion to the Goodness Transaction Committee that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Cormark Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement was fair, from a financial point of view, to the Shareholders. The members of the Goodness Transaction Committee were given an opportunity to ask Cormark questions.
On January 31, 2022, the Board held a meeting that was attended by all directors of Goodness Growth, representatives of Goodness Growth management, DLA Piper and representatives of Hyperion to consider the terms of the Arrangement Agreement. At this meeting, Hyperion provided an updated presentation to the Board and the Goodness Transaction Committee describing the Arrangement, the work undertaken by Hyperion, pertinent aspects of the Parties and outlining Hyperion’s approach to assessing fairness, analyses performed, and other transaction considerations, as well as the overall scope of review. Following discussion on the presentation, Hyperion delivered its oral opinion to the Board and the Goodness Transaction Committee that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement was fair, from a financial point of view, to the Shareholders. The members of the Board, including the members of the Goodness Transaction Committee, were given the opportunity to ask Hyperion and DLA Piper questions.
Following the Board meeting, the Goodness Transaction Committee reconvened to consider the fairness opinions delivered to it by each of Cormark and Hyperion. Following consideration of a number of factors, including consideration of the interests of shareholders, debtholders, employees and other stakeholders in Goodness Growth, the terms of the transaction with Verano, and relying on financial, legal and other advisors and discussions with management and their review of the Cormark analysis provided in the Cormark Fairness Opinion and the Hyperion analysis provided in the Hyperion Fairness Opinion, the Goodness Transaction Committee resolved to accept the oral fairness opinions received from each of Cormark and Hyperion and approved a unanimous recommendation to the Board that, subject to the outstanding matters on the Arrangement Agreement being resolved on acceptable terms, Goodness Growth enter into the

Arrangement Agreement with Verano and, in particular, made the following recommendations to the Board as of January 31, 2022:
(i)
that the Arrangement and the Arrangement Agreement and the transactions contemplated therein were in the best interests of Goodness Growth;

(ii)
that the Board unanimously determine that the Arrangement is in the best interests of Goodness Growth and that the consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair, from a financial point of view, to the Shareholders;

(iii)
that the Board unanimously resolve to approve the Arrangement on substantially the terms and conditions as set out in the Arrangement Agreement;

(iv)
that the Board resolve to authorize and approve, and direct Goodness Growth to execute, the Arrangement Agreement; and

(v)
that the Board recommend that the Shareholders vote in favor of the Arrangement Resolution.

Later on January 31, 2022, following the Goodness Transaction Committee meeting, a meeting of the Board was called which was attended by representatives of Goodness Growth management and, at the invitation of the Board, DLA Piper. At the meeting, the Goodness Transaction Committee provided its unanimous recommendation to the Board that, subject to the outstanding matters on the Arrangement Agreement being resolved on acceptable terms, Goodness Growth enter into the Arrangement Agreement with Verano. In light of the recommendation of the Goodness Transaction Committee and those factors discussed under the heading “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement,” and following further discussion, the Board resolved and determined: (i) to accept the oral fairness opinion received from Hyperion that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders; (ii) that the Arrangement is in the best interests of Goodness Growth and the Shareholders; (iii) that the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders; (iv) that Goodness Growth enter into the Arrangement Agreement with Verano, subject to the finalization of any outstanding items on acceptable terms, and that Goodness Growth perform its obligations thereunder; and (v) that the Meeting be held for substantially the purposes of seeking approval of the Arrangement Resolution from the Shareholders.
In the hours following the January 31, 2022 Board meeting, representatives of Goodness Growth and Verano, along with their respective legal advisors, engaged in continued discussions and negotiations regarding the terms of the Arrangement Agreement, and were able to resolve the outstanding matters on acceptable terms (including the receipt of definitive Voting Support Agreements from certain officers, directors and significant shareholders of Goodness Growth, and receiving the Lock-Up Agreement from Dr. Kyle E. Kingsley), which ultimately resulted in Goodness Growth and Verano executing the Arrangement Agreement on the morning of February 1, 2022. Goodness Growth and Verano subsequently issued a joint press release announcing that the Parties had entered into the Arrangement Agreement.
Goodness Growth’s Reasons for the Arrangement
The following discussion of the information and factors considered by the Goodness Transaction Committee and the Board contains statements that are forward-looking in nature. This information should be read in light of the factors described in “Information Concerning Forward-Looking Statements.”
Goodness Transaction Committee
In evaluating the Arrangement and the Arrangement Agreement, and in reaching its determinations and making its recommendations to the Board, on January 31, 2022, the Goodness Transaction Committee consulted with its legal and financial advisors, reviewed the Fairness Opinions as of January 31, 2022 and gave careful consideration to all of the terms of the Arrangement Agreement and the Plan of Arrangement. In making its determination on January 31, 2022, the Goodness Transaction Committee considered a number of factors, including, among others, and in no particular order, the following:
•
Strategic Alternatives and Business Objectives.   While the Goodness Transaction Committee remained optimistic with respect to the long-term prospects of Goodness Growth and its strategic business plan, management and target market, after a comprehensive review of Goodness Growth’s strategic alternatives, including remaining an independent publicly traded company and continuing to pursue Goodness Growth’s strategic plan on a stand-alone basis, and after soliciting and engaging in discussions regarding Proposals from a number of parties potentially interested in pursuing a strategic transaction with Goodness Growth, the Goodness Transaction Committee determined, on January 31, 2022, that the Arrangement is the best alternative available to Shareholders. In particular, to achieve Goodness Growth’s strategic plan, Goodness Growth requires significant available capital and potential access to additional capital on a go-forward basis. The Goodness Transaction Committee anticipated that the Arrangement would provide Goodness Growth with an enhanced platform and support to enable Goodness Growth to execute on its strategic plan should Verano determine. Given the market dynamics at such time, if Goodness Growth did not pursue the Arrangement and instead completed the financing necessary to pursue Goodness Growth’s strategic plan, such financing was very likely to be comprised, at least in part, of an equity issuance that would be materially dilutive to Shareholders and not alleviate the natural execution risk that exists with any growth-oriented strategic plan.

•
Premium to Goodness Growth Shareholders.   At the time that the Arrangement Agreement was entered into on January 31, 2022, the value of the total Verano Subordinate Voting Shares to be issued in the Arrangement in accordance with the Exchange Ratio, and according to the 15-day volume weighted average price of Verano ending January 27, 2022 and a CAD/USD exchange rate of 0.790, was approximately $413 million. On January 30, 2022, the closing market price of a Verano Subordinate Voting Share represented a premium of approximately 46.6% to the same day closing price of the Subordinate Voting Shares on the CSE, or approximately 59.6% based on the 15-day volume-weighted average prices of Verano Subordinate Voting Shares and Subordinate Voting Shares, on the CSE as of January 27, 2022.

•
Competitive Bid Process.   Proposals were sought from a number of potential counterparties and immediately prior to entering into exclusivity with Verano, five Proposals were under consideration by the Goodness Transaction Committee, including Verano’s Proposal. Following the review, evaluation and negotiation of such Proposals, the Goodness Transaction Committee determined to enter into exclusivity with Verano to advance negotiation regarding a potential transaction. In connection with its evaluation of the Proposals, the Goodness Transaction Committee considered, among other things, the value and proportion of cash and stock offered in each Proposal and each submitting party’s capital markets profile, financial position, operational expertise and market position in strategic markets. For additional information, see “Proposal 1: Arrangement Resolution — Background to the Arrangement.”

•
Hyperion Fairness Opinion.   Hyperion delivered an opinion to the Goodness Transaction Committee and the Board that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement was fair, from a financial point of view, to the Shareholders.

•
Cormark Fairness Opinion.   The Goodness Transaction Committee retained Cormark to render an opinion to the Goodness Transaction Committee as to the fairness, from a financial point of view, to the Shareholders of the consideration to be received by the Shareholders under the terms of the Arrangement Agreement. On January 31, 2022, Cormark delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders.

•
Arrangement Agreement.   The Goodness Transaction Committee reviewed and negotiated the Arrangement Agreement and considered the legal advice of DLA Piper and such other matters as the Goodness Transaction Committee deemed necessary or advisable in order to provide a recommendation to the Board in respect of the Arrangement Agreement and the Arrangement. The Arrangement Agreement includes, from each of Goodness Growth and Verano, representations, warranties and covenants and the conditions to their respective obligations that are reasonable in the judgment of the Goodness Transaction Committee following consultations with its advisors, and are the product of arm’s length negotiations between Goodness Growth and its advisors and Verano and its advisors.
•
Required Shareholder Approval.   The Arrangement must be approved by at least (i) 66 2/3 % of the votes cast on the Arrangement Resolution by the holders of the Goodness Shares represented in person or by proxy at the Meeting, voting together as a single class, and (ii) pursuant to MI 61-101, the approval of the majority of the votes cast by each of the holders of Subordinate Voting Shares and the holders of Multiple Voting Shares, on a class basis, in each case excluding the votes cast by any Interested Party for the purposes of “minority approval” pursuant to MI 61-101. Since the sole holder of the Super Voting Shares is an Interested Party, the votes with respect to all of the Super Voting Shares will not be considered for purposes of determining whether “minority approval” has been obtained pursuant to MI 61-101.

•
Procedural Safeguards for the Benefit of Shareholders.   Procedural safeguards have been obtained for the benefit of Shareholders in connection with the Arrangement, including:

•
the terms of the Arrangement Agreement allow the Board to respond, in accordance with its fiduciary duties, to an unsolicited Acquisition Proposal that would be reasonably likely, if consummated in accordance with its terms, to be a Superior Proposal;

•
the fact that the Arrangement Resolution must be approved by the Shareholders entitled to vote thereon at the Meeting in accordance with the Interim Order;

•
the fact that the Arrangement must also be approved by the Court, which will consider the substantive and procedural fairness of the Arrangement to all Shareholders; and

•
that any Shareholder who opposes the Arrangement may, in strict compliance with statutory requirements, exercise Dissent Rights and receive the fair value of such Dissenting Shareholder’s Goodness Growth Shares.

•
Meaningful Participation by Shareholders in the Future Growth of the Combined Company.   Under the Arrangement, Shareholders will receive, in consideration for their Goodness Growth Shares, Verano Subordinate Voting Shares. As a result, Shareholders, as of January 31, 2022, the date of the Arrangement Agreement, had the opportunity to own approximately 10.1% of the Combined Company on a pro forma basis. The combination is an opportunity to own shares in a larger, licensed cannabis operator with a broader geographic footprint, and a lower cost of capital, providing Shareholders with exposure to strong growth opportunities in the United States cannabis industry through the Combined Company’s broader and enhanced profile.

•
Risks Related to the Arrangement.   There are certain risks related to the Arrangement including, among others, that:

•
there can be no assurance that all of the conditions precedent to closing of the Arrangement will be satisfied;

•
the Closing Regulatory Approval may not be obtained or, if obtained, may not be obtained on a favorable basis;

•
if the Arrangement is not completed, the market price of the Subordinate Voting Shares may be adversely affected;

•
there can be no assurance that the Arrangement Agreement will not be terminated by Goodness Growth or Verano in accordance with its terms;

•
the Termination Fee and the Transaction Expenses, as applicable, provided under the Arrangement Agreement may discourage other parties from attempting to acquire Goodness Growth;

•
the uncertainty surrounding the Arrangement could negatively impact Goodness Growth’s current and future operations, financial conditions and prospects;

•
restrictions during the pending Arrangement that prevent Goodness Growth from pursuing business opportunities could have a material adverse effect on Goodness Growth;

•
there can be no assurance that the value of the Verano Subordinate Voting Shares received by the Shareholders will equal or exceed the value of the Goodness Shares prior to the Effective Date;

•
if the Arrangement is not approved by the Shareholders, or the Arrangement is otherwise not completed, then the market price for the Subordinate Voting Shares may decline; and

•
potential payments to Registered Shareholders who exercise Dissent Rights could have an adverse effect on the Combined Company’s financial condition or prevent the completion of the Arrangement;

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Arrangement.”

•
Risks Related to the Combined Company.   There are certain risks related to the Combined Company including, among others, that:

•
Goodness Growth and Verano may not integrate successfully;

•
the pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Arrangement;

•
the issuance and future sale of Verano Subordinate Voting Shares could affect the market price;

•
it may be challenging for the Combined Company to service additional indebtedness incurred;

•
there is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts;

•
cannabis remains illegal under U.S. federal law, and enforcement of U.S. cannabis laws could change;

•
the Combined Company will face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than it may have and by unlicensed, unregulated participants;

•
the Combined Company will be dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products;

•
the nature of the cannabis industry may result in unconventional due diligence processes and acquisition terms that could have unknown and materially detrimental consequences to the Combined Company; and

•
the Combined Company’s business is subject to the risks inherent in agricultural operations.

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Combined Company.”
Board
The Board believes that, at this stage of development and expansion of the U.S. cannabis market, companies with financial strength, including lower cost of capital, an enhanced national footprint and scale, diverse product range, premium brands and operational expertise are most likely to succeed in the long-term. In evaluating the Arrangement and the Arrangement Agreement, and in making its recommendation, as of January 31, 2022, the Board consulted with its legal and financial advisors, reviewed the Hyperion Fairness Opinion as of January 31, 2022 and gave careful consideration to all of the terms of the Arrangement Agreement and the Plan of Arrangement as well as the January 31, 2022 recommendation of the Goodness

Transaction Committee. In evaluating the Arrangement, and prior to its execution of the Arrangement Agreement on January 31, 2022, the Board considered among other things, the following:
•
Goodness Transaction Committee.   The process of evaluating the Arrangement was led by the Goodness Transaction Committee, which is comprised of members of the Board who are not members of Goodness Growth management. The members of the Goodness Transaction Committee met regularly with Goodness Growth’s legal and financial advisors, members of Goodness Growth management, and other members of the Board throughout the process of negotiating the Arrangement. On January 30, 2022, the Board considered the Goodness Transaction Committee’s analysis, conclusions and unanimous determination that the Arrangement and the Arrangement Agreement and the transactions contemplated therein were in the best interests of Goodness Growth, and the Goodness Transaction Committee’s unanimous recommendations that the Board: (i) unanimously determine that the Arrangement is in the best interests of Goodness Growth and that the consideration to be received by the Shareholders pursuant to the Arrangement and the Arrangement Agreement is fair, from a financial point of view, to the Shareholders, (ii) unanimously resolve to approve the Arrangement on substantially the terms and conditions as set out in the Arrangement Agreement; (iii) resolve to authorize and approve, and direct Goodness Growth to execute, the Arrangement Agreement; and (iv) recommend that the Shareholders vote in favor of the Arrangement Resolution.

•
Hyperion Fairness Opinion.   Hyperion delivered the Hyperion Fairness Opinion to the Board that, as of January 31, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the Hyperion Fairness Opinion, the consideration to be received by the Shareholders in respect of the Arrangement, was fair, from a financial point of view, to the Shareholders.

•
Cormark Fairness Opinion.   On January 31, 2022, Cormark delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders was fair, from a financial point of view, to the Shareholders.

•
Strong and Expanding U.S. Multi-State Presence.   The Combined Company is expected to have an expanded presence in 17 states, with projected active operations in 15, including 17 cultivation facilities totaling 1.3 million square feet of cultivation capacity, and 111 active dispensaries. Because (i) Goodness Growth’s subsidiary currently holds a vertically-integrated license in New York and (ii) regulatory approval of the transfer of the ultimate ownership of the licensee from Goodness Growth to Verano is a condition of the closing of the Arrangement, if the Arrangement closes, the Combined Company is expected to obtain a vertically-integrated license in New York, which is expected to include one cultivation facility, four active dispensaries, and four additional dispensaries which are planned to be located in high-traffic locations. Additionally, the Combined Company is expected to continue to hold a vertically-integrated license currently held by Goodness Growth in Minnesota which is expected to include one cultivation facility and eight active dispensaries.

•
Optimal Nationwide Presence to Pursue Growth.   Between 2022 and 2026, the net new markets in which the Combined Company is expected to enter into pursuant to the Arrangement are projected to generate combined cannabis industry revenue of more than $13.8 billion (BDSA Data).

•
Addition of Premium Brands to Product Portfolio.   The Combined Company is expected to deliver a larger portfolio of in-house brands and national brand partners to support a broader line of products across multiple form factors.

•
Enhanced Capital Markets Profile and Broader Access to Liquidity.   The Combined Company’s expanded capital markets profile is expected to appeal to a broader shareholder audience, enhance trading liquidity and increase weighting in index tracking portfolios, as well as provide for more beneficial access to capital.

•
Risks Related to the Arrangement.   There are certain risks related to the Arrangement including, among others, that:

•
there can be no assurance that all of the conditions precedent to closing of the Arrangement will be satisfied;

•
the Closing Regulatory Approval may not be obtained or, if obtained, may not be obtained on a favorable basis;

•
if the Arrangement is not completed, the market price of the Subordinate Voting Shares may be adversely affected;

•
there can be no assurance that the Arrangement Agreement will not be terminated by Goodness Growth or Verano in accordance with its terms;

•
the Termination Fee and the Transaction Expenses, as applicable, provided under the Arrangement Agreement may discourage other parties from attempting to acquire Goodness Growth;

•
the uncertainty surrounding the Arrangement could negatively impact Goodness Growth’s current and future operations, financial conditions and prospects;

•
restrictions during the pending Arrangement that prevent Goodness Growth from pursuing business opportunities could have a material adverse effect on Goodness Growth;

•
there can be no assurance that the value of the Verano Subordinate Voting Shares received by the Shareholders will equal or exceed the value of the Goodness Shares prior to the Effective Date;

•
if the Arrangement is not approved by the Shareholders, or the Arrangement is otherwise not completed, then the market price for the Subordinate Voting Shares may decline; and

•
potential payments to Registered Shareholders who exercise Dissent Rights could have an adverse effect on the Combined Company’s financial condition or prevent the completion of the Arrangement;

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Arrangement.”

•
Risks Related to the Combined Company.   There are certain risks related to the Combined Company including, among others, that:

•
Goodness Growth and Verano may not integrate successfully;

•
the pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Arrangement;

•
the issuance and future sale of Verano Subordinate Voting Shares could affect the market price;

•
it may be challenging for the Combined Company to service additional indebtedness incurred;

•
there is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts;

•
cannabis remains illegal under U.S. federal law, and enforcement of U.S. cannabis laws could change;

•
the Combined Company will face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than it may have and by unlicensed, unregulated participants;

•
the Combined Company will be dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products;

•
the nature of the cannabis industry may result in unconventional due diligence processes and acquisition terms that could have unknown and materially detrimental consequences to the Combined Company; and

•
the Combined Company’s business is subject to the risks inherent in agricultural operations.

For additional information about the risks and uncertainties related to the Arrangement, see “Risk Factors — Risks Related to the Combined Company.”
Description of the Plan of Arrangement
The following summary of transaction steps of the Plan of Arrangement is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which is attached as Appendix “C” to this Circular.
The Arrangement is being implemented pursuant to a plan of arrangement under the laws of the Province of British Columbia. The purpose of the Plan of Arrangement is to facilitate a series of transactions which will occur in a specific sequence and as a consequence of which Verano will acquire all of the outstanding Goodness Shares.
Pursuant to the Arrangement, commencing at the Effective Time, each of the following events or transactions shall occur and be deemed to occur in the following sequence, in each case, without any further authorization, act or formality on the part of any person:
(a)
each Dissent Share held by a Dissenting Shareholder shall be, and shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, to Verano and upon such transfer:

(i)
such Dissenting Shareholder will cease to be the holder thereof or to have any rights as a holder in respect of such Dissent Share, other than the right to be paid the fair value of such Dissent Share determined and payable in accordance with their Dissent Rights under the laws of British Columbia, as modified by the Plan of Arrangement and the Interim Order; and

(ii)
the former holders of such Dissent Shares shall be removed from Goodness Growth’s central securities register for the Goodness Shares in respect of such Dissent Shares.

(b)
each Multiple Voting Share (other than any Dissent Share) outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to Verano in exchange for the issuance by Verano to such holder of the MVS Consideration, and upon such exchange:

(i)
the former holder of such exchanged Multiple Voting Share shall cease to be the holder thereof or to have any rights as a holder thereof, other than the right to receive the MVS Consideration issuable in respect of such Multiple Voting Share;

(ii)
the former holders of such exchanged Multiple Voting Shares shall be removed from Goodness Growth’s central securities register for Multiple Voting Shares;

(iii)
the former holders of such exchanged Multiple Voting Shares shall be entered in Verano’s central securities register for the Verano Subordinate Voting Shares in respect of Verano Subordinate Voting Shares issued to such holders; and

(iv)
Verano will be, and will be deemed to be, the legal and beneficial owner of such transferred Multiple Voting Shares and will be entered in the central securities register of Goodness Growth as the sole holder thereof;

(c)
concurrently with the exchange of Multiple Voting Shares in accordance with the preceding step there shall be added to the capital of the Verano Subordinate Voting Shares, in respect of the Verano Subordinate Voting Shares issued pursuant to the preceding step, an amount equal to the product obtained when (i) the paid-up capital of the Multiple Voting Shares immediately prior to the Effective Time, is multiplied by (ii) a fraction, (A) the numerator of which is the number of Multiple Voting Shares (excluding any Dissent Shares) outstanding immediately prior to the Effective Time, and (B) the denominator of which is the number of Multiple Voting Shares (including any Dissent Shares) outstanding immediately prior to the Effective Time;

(d)
each Super Voting Share (other than any Dissent Share) outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to Verano in exchange for the issuance by Verano to such holder of the SVS Consideration, and upon such exchange:

(i)
the former holder of such exchanged Super Voting Share shall cease to be the holder thereof or to have any rights as a holder thereof, other than the right to receive the SVS Consideration issuable in respect of such Super Voting Share;

(ii)
the former holders of such exchanged Super Voting Shares shall be removed from Goodness Growth’s central securities register for the Super Voting Shares;

(iii)
the former holders of such exchanged Super Voting Shares shall be entered in Verano’s central securities register for Verano Subordinate Voting Shares in respect of the Verano Subordinate Voting Shares issued to such holders; and

(iv)
Verano will be, and will be deemed to be, the legal and beneficial owner of such transferred Super Voting Shares and will be entered in the central securities register of Goodness Growth as the sole holder thereof;

(e)
concurrently with the exchange of Super Voting Shares in accordance with the preceding step, there shall be added to the capital of the Verano Subordinate Voting Shares, in respect of the Verano Subordinate Voting Shares issued pursuant to the preceding step, an amount equal to the product obtained when (i) the paid-up capital of the Super Voting Shares immediately prior to the Effective Time, is multiplied by (ii) a fraction, (A) the numerator of which is the number of Super Voting Shares (excluding any Dissent Shares) outstanding immediately prior to the Effective Time, and (B) the denominator of which is the number of Super Voting Shares (including any Dissent Shares) outstanding immediately prior to the Effective Time;

(f)
each Subordinate Voting Share (other than any Dissent Share) outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to Verano in exchange for the issuance by Verano to such holder of 0.22652 of a Verano Subordinate Voting Share, and upon such exchange:

(i)
the former holder of such exchanged Subordinate Voting Share shall cease to be the holder thereof or to have any rights as a holder thereof, other than the right to receive the 0.22652 of a Verano Subordinate Voting Share issuable in respect of such Subordinate Voting Share;

(ii)
the former holders of such exchanged Subordinate Voting Shares shall be removed from Goodness Growth’s central securities register for the Subordinate Voting Shares;

(iii)
the former holders of such exchanged Subordinate Voting Shares shall be entered in Verano’s central securities register for the Verano Subordinate Voting Shares in respect of Verano Subordinate Voting Shares issued to such holders; and

(iv)
Verano will be, and will be deemed to be, the legal and beneficial owner of such transferred Subordinate Voting Shares and will be entered in the central securities register of Goodness Growth as the sole holder thereof;

(g)
concurrently with the exchange of Subordinate Voting Shares in accordance with the preceding step (1)(f), there shall be added to the capital of the Verano Subordinate Voting Shares, in respect of the Verano Subordinate Voting Shares issued pursuant to the preceding step, an amount equal to the product obtained when (i) the paid-up capital of the Subordinate Voting Shares immediately prior to the Effective Time, is multiplied by (ii) a fraction, (A) the numerator of which is the number of Subordinate Voting Shares (excluding any Dissent Shares) outstanding immediately prior to the Effective Time, and (B) the denominator of which is the number of Subordinate Voting Shares (including any Dissent Shares) outstanding immediately prior to the Effective Time;

(h)
in accordance with the terms of Goodness Growth’s 2019 Equity Incentive Plan (the “2019 Plan”), the terms of each Goodness Option outstanding immediately prior to the Effective Time shall be adjusted so that, upon exercise of such Goodness Option, the holder shall, upon payment of the exercise price under such Goodness Option, be entitled to receive, in substitution for the number of Goodness Shares subject to such Goodness Option, the number of Verano Subordinate Voting Shares equal to the product obtained when the number of Goodness Shares subject to such Goodness Option immediately prior to the Effective Time is multiplied by the Exchange Ratio. For greater certainty, the exercise price per Verano Subordinate Voting Share under such Goodness Option immediately following the adjustment described in this step shall equal the exercise price per Goodness Share under such Goodness Option immediately prior to the Effective Time divided by the Exchange Ratio, the Goodness Options shall not be exchanged or otherwise replaced by the Plan of Arrangement, and, subject to this section, will continue to be governed by the 2019 Plan on the same terms and conditions as were applicable to such Goodness Options immediately prior to the Effective Time. Notwithstanding the foregoing, if necessary to satisfy the requirements of subsection 7(1.4) of the Tax Act, the exercise price of a Goodness Option adjusted in accordance with the foregoing shall be increased such that the In-The-Money Amount of the Goodness Option immediately after such adjustment does not exceed the In-The-Money Amount of the Goodness Option immediately before such adjustment. For any Goodness Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, it is intended that such adjustment will comply with Treasury Regulation Section 1.424(1)(a). For any Goodness Option that is a nonqualified option held by a U.S. taxpayer, it is intended that such adjustment will be implemented in a manner intended comply with Section 409A of the Code;
(j)
each Goodness Warrant, to the extent it has not been exercised as of the Effective Date, will be and will be deemed to be, adjusted in accordance with its terms, without any further act or formality, for a warrant (a “Replacement Warrant”) to purchase a number of Verano Subordinate Voting Shares equal to the product obtained when the number of Subordinate Voting Shares issuable on exercise of such Replacement Warrant immediately prior to the Effective Time is multiplied by the Exchange Ratio, at an exercise price per Verano Subordinate Voting Share equal to the exercise price per Goodness Share under such Replacement Warrant immediately prior to the Effective Time divided by the Exchange Ratio (provided that if the exercise of Replacement Warrants by a holder would otherwise result in the aggregate number of Verano Subordinate Voting Shares issuable to such holder including a fraction of a Verano Subordinate Voting Share, the aggregate number of Verano Subordinate Voting Shares otherwise issuable upon such exercise shall in each case be rounded down to the nearest whole number without any payment or compensation to the holder, and that the aggregate exercise price payable on any particular exercise of Replacement Warrants shall be rounded up to the nearest whole cent), and otherwise having a term to expiry, conditions to and manner of exercise and other terms and conditions the same as the terms and conditions of such exchanged Goodness Warrant, and such exchanged Goodness Warrant shall thereupon be cancelled. Any document previously evidencing such Goodness Warrant shall thereafter represent only the right to receive, in exchange therefor, the Replacement Warrant that the holder of such document is entitled to receive and no certificates evidencing the Replacement Warrants shall be issued;

(k)
each Goodness MVS Warrant outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, adjusted in accordance with its terms for a Verano warrant (each, a “Replacement MVS Warrant”) which will entitle the holder to purchase from Verano that number of Verano Subordinate Voting Shares equal to the product obtained when the number of Multiple Voting Shares issuable on exercise of such exchanged Goodness MVS Warrant immediately prior to the Effective Time is multiplied by the product of, (A) the Exchange Ratio, and (B) the Goodness MVS Conversion Ratio (as defined under “Information Concerning Goodness Growth — Description of Goodness Shares — Multiple Voting Shares”), at an exercise price per Verano Subordinate Voting Share equal to the exercise price per Goodness Share under such exchanged Goodness MVS Warrant immediately prior to the Effective Time divided by the product of (A) the Exchange Ratio, and (B) the Goodness MVS Conversion Ratio (provided that if the exercise of Replacement MVS Warrants by a holder would otherwise result in the aggregate number of Verano Subordinate Voting Shares issuable to such holder including a fraction of a Verano Subordinate Voting Share, the aggregate number of Verano Subordinate Voting Shares otherwise issuable upon such exercise shall in each case be rounded down to the nearest whole number without any payment or compensation to the holder, and that the aggregate exercise price payable on any particular exercise of Replacement MVS Warrants shall be rounded up to the nearest whole cent), and otherwise having a term to expiry, conditions to and manner of exercise and other terms and conditions the same as the terms and conditions of such exchanged Goodness MVS Warrant, and such exchanged Goodness MVS Warrant shall thereupon be cancelled. Any document previously evidencing such Goodness MVS Warrant shall thereafter represent only the right to receive, in exchange therefore, the Replacement MVS Warrant that the holder of such document is entitled to receive and no certificates evidencing the Replacement MVS Warrants shall be issued; and
(l)
in accordance with the 2019 Plan, the terms of each Goodness RSU outstanding immediately prior to the Effective Time shall be adjusted so that, upon vesting of such Goodness RSU, the holder shall be entitled to receive, instead of the number of Goodness Shares underlying such Goodness RSU, that number of Verano Subordinate Voting Shares equal to the product obtained when the number of Goodness Shares underlying such Goodness RSU immediately prior to the Effective Time is multiplied by the Exchange Ratio. For greater certainty, the Goodness RSUs shall not be exchanged or otherwise replaced by the Plan of Arrangement, and will continue to be governed by the 2019 Plan on the same terms and conditions as were applicable to such Goodness RSUs immediately prior to the Effective Time.

Delivery of Verano Subordinate Voting Shares
Following receipt of the Final Order and on or prior to the Effective Date, Verano shall deliver or arrange to be delivered to the Depositary the Verano Subordinate Voting Shares required to be issued to the Shareholders in accordance with the Plan of Arrangement, which Verano Subordinate Voting Shares shall be held by the Depositary as agent and nominee for such Shareholder for delivery to such Shareholder in accordance with the provisions of the Plan of Arrangement.
Paramountcy
From and after the Effective Time: (i) the Plan of Arrangement shall take precedence and priority over any and all rights related to the securities of Goodness Growth issued prior to the Effective Time; (ii) the rights and obligations of the holders of the securities of Goodness Growth and any trustee and registrar and transfer agent therefor, shall be solely as provided for in the Plan of Arrangement; and (iii) all actions, causes of actions, claims or proceedings (actual or contingent, and whether or not previously asserted) based on or in any way relating to securities of Goodness Growth shall be deemed to have been settled, compromised, released and determined without liability except as set forth in the Plan of Arrangement.
Amendments to the Plan of Arrangement
Goodness Growth and Verano reserve the right to amend, modify or supplement the Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification or supplement must be (i) set out in writing, (ii) approved by Goodness Growth and Verano, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to or approved by the Shareholders if and as required by the Court. Any amendment, modification or supplement to the Plan of Arrangement may be proposed by Goodness Growth at any time prior to the Meeting (provided Verano shall have consented thereto, such consent not to be unreasonably withheld, conditioned or delayed) with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), will become part of the Plan of Arrangement for all purposes. Any amendment, modification or supplement to the Plan of Arrangement that is approved or directed by the Court following the Meeting will be effective only if such amendment, modification or supplement (i) is consented to by each of Goodness Growth and Verano and (ii) if required by the Court or applicable law, is consented to by Shareholders voting in the manner directed by the Court. Any amendment, modification or supplement to the Plan of Arrangement may be made following the Effective Date but shall only be effective if it is consented to by each of the Parties provided that such amendment, modification or supplement concerns a matter which, in the reasonable opinion of Goodness Growth and Verano, is of an administrative nature required to better give effect to the implementation of the Plan of Arrangement and is not adverse to the financial or economic interests of Goodness Growth and Verano or any former Shareholder.
Procedure for the Plan of Arrangement to Become Effective
The Arrangement will be implemented by way of a Court approved Plan of Arrangement under Division 5 of Part 9 of the BCBCA pursuant to the terms of the Arrangement Agreement. The following procedural steps must be taken in order for the Arrangement to become effective:
•
the Arrangement must be approved by the Shareholders in the manner set forth in the Interim Order; and

•
the Court must grant the Final Order approving the Arrangement.

In addition, the Arrangement will only become effective if all other conditions precedent to the Arrangement set out in the Arrangement Agreement, including the Closing Regulatory Approval, have been satisfied or waived by the appropriate Party. For a description of the other conditions precedent see “The Arrangement Agreement and Related Agreements — Conditions to Completion of the Arrangement.”
Opinions of Goodness Growth’s Financial Advisors
Hyperion
Hyperion is an independent advisory firm that offers advice on mergers and acquisitions and corporate restructurings. Hyperion’s principals have extensive experience working at leading investment banks, both bank-owned and independent, providing advisory services on complex, transformative transactions, as well as related capital markets activity. Hyperion has expertise along a diverse range of industries, with a particular focus on the cannabis and healthcare sectors, technology and agriculture. For these reasons, Hyperion was selected by the Board to be its financial advisor in respect of the process resulting in the Arrangement Agreement and to render a fairness opinion to the Board in respect of the Arrangement.
At the meeting of the Board on January 31, 2022 to evaluate and approve the Arrangement Agreement and the transactions contemplated by the Arrangement Agreement, Hyperion delivered an oral opinion, which was confirmed by delivery of a written opinion, dated January 31, 2022, addressed to the Board that, as of the date of the Hyperion Fairness Opinion and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the opinion, the consideration to be received by the Shareholders in respect of the Arrangement was fair, from a financial point of view, to the Shareholders.
The full text of the Hyperion Fairness Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix “F” to this Circular and is incorporated herein by reference. The Hyperion Fairness Opinion was provided for the use and benefit of the Board and the Goodness Transaction Committee in their evaluation of the Arrangement. The Hyperion Fairness Opinion is based as of the date therein and is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Shareholders, and does not address Goodness Growth’s underlying business decision to effect the Arrangement or the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might be available to Goodness Growth. The Hyperion Fairness Opinion does not constitute a recommendation as to how any holder of securities of Goodness Growth should vote or act with respect to the Arrangement or any other matter.
In arriving at its opinion, Hyperion, reviewed or relied upon:

a.
the Arrangement Agreement;

b.
the Plan of Arrangement;

c.
Goodness Growth’s Disclosure Letter dated January 31, 2022 delivered to Verano pursuant to the Arrangement Agreement;

d.
the forms of Voting Support Agreement and Lock-Up Agreement;

e.
publicly available documents regarding each of Goodness Growth and Verano, including their respective annual and quarterly reports, financial statements, annual information forms, management information circulars, recent press releases, material change reports and other public documents and filings deemed relevant that have been filed by or on behalf of Goodness Growth or Verano, as applicable, on SEDAR at www.sedar.com;

f.
access to electronic data rooms prepared by Goodness Growth and Verano;

g.
discussions with Goodness Growth’s senior management concerning Goodness Growth’s financial condition, the industry and its future business prospects;

h.
financial projections provided by management of Goodness Growth for the calendar years 2021 through 2023, and discussions surrounding longer-term business and growth prospects;

i.
financial projections provided by management of Verano for the calendar years 2021 through 2022, and discussions surrounding longer-term business and growth prospects;

j.
site visit of Goodness’s operations in Minnesota and New York;

k.
site visit of Verano’s operations in Florida, New Jersey, and Massachusetts;

l.
other internal financial, operational and corporate information prepared or provided by Goodness Growth’s and Verano’s management;

m.
discussions with Goodness Growth’s executive team;

n.
discussions with Goodness Growth’s legal counsel relating to legal matters including with respect to the Arrangement Agreement;

o.
select public market trading statistics and relevant financial information in respect of Goodness Growth, Verano and other comparable public entities considered by Hyperion to be relevant;

p.
selected financial statistics and relevant financial information with respect to relevant precedent transactions;

q.
meetings with officers of Goodness Growth and Verano concerning past and current operations and financial conditions and the prospects of Goodness Growth and Verano;

r.
representations contained in certificates, addressed to Hyperion and dated the date of the Hyperion Fairness Opinion, from senior officers of Goodness Growth as to the completeness and accuracy of the information upon which the Hyperion Fairness Opinion was based and certain other matters; and

s.
such other corporate, industry and financial market information, investigations and analyses as Hyperion considered necessary or appropriate at the time and in the circumstances.

Hyperion considered, but did not rely on for purposes of its analysis and opinion, the financial terms of certain other transactions.
In considering the fairness, from a financial point of view, of the consideration to be received by the Shareholders under the terms of the Arrangement Agreement, Hyperion reviewed, considered and relied upon or carried out, among other things: (i) the trading history of Goodness and Verano, respectively, on the CSE; (ii) certain analysis methodologies to Verano in order to analyze the value of the consideration under the Arrangement Agreement; (iii) precedent transaction analysis (“Precedent Transaction Analysis”) comparing the consideration to be provided to Shareholders under the Arrangement and the implied share price of Goodness Growth to premiums paid in precedent transactions in the cannabis sector deemed comparable and relevant; (iv) comparable companies trading analysis (“Comparable Companies Analysis”) comparing the consideration to be provided to Shareholders and the implied share price of Goodness Growth to valuation multiples of certain publicly traded companies in the cannabis sector that were deemed comparable and relevant; and (v) certain other qualitative factors including but not limited to the strategic fit of Goodness Growth’s assets within Verano’s asset portfolio and the capital market profile of the combined company including liquidity, access to capital and future prospects.
Hyperion’s Precedent Transactions Analysis involved a relative valuation analysis that evaluated the value of a company using the valuation multiples of historical merger and acquisition transactions deemed comparable based on size, scale, financial metrics, geographical similarity, margins, growth, and economic cycle, among other things. Hyperion considered multiples of Enterprise Value (“EV”) / Revenue and EV / earnings before interest, taxes, depreciation, and amortization (“EBITDA”) on a last 12 months and next 12 months basis. Hyperion relied upon publicly-available information for 29 precedent transactions used in its Precedent Transactions Analysis, ultimately excluding nine precedent transactions that were considered outliers in respect of their financial data or non-comparability.
None of the precedent transactions considered are identical to the Arrangement, and, in evaluating the precedent transactions, Hyperion made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, such as the impact of competition, industry growth, and the absence of any adverse material change in the financial condition of Verano, Goodness Growth, or the companies involved in the precedent transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the selected transactions which, in turn, could affect the enterprise values and equity values of the companies involved in the transactions to which the Arrangement is being compared. Based upon a consideration of these factors, and in its professional judgment, Hyperion considered the following precedent transactions relevant for comparative purposes:
Date	Acquirer	Target
October 2018	iAnthus Capital Holdings Inc.	MPX Bioceutical Corp.
April 2019	Cresco Labs Inc.	Origin House
December 2020	Aphria Inc.	Tilray, Inc.
May 2021	Trulieve Cannabis Corp.	Harvest Health & Recreation
September 2021	TerrAscend Corp.	Gage Growth Corp.
December 2021	Planet 13 Holdings Inc.	Next Green Wave Holdings Inc.
The implied multiples of EV for the above precedent transactions based on last twelve month actual revenue and next twelve month forecasted revenue were as follows:
EV / Revenue
	LTM	NTM
Low	4.1x	1.5x
High	15.3x	7.1x
Average (Excluding High & Low)	7.9x	4.3x
Hyperion’s Comparable Companies Analysis involved a relative valuation analysis that evaluated the value of a company using the trading and financial metrics of other publicly-traded companies that are considered peers based upon their respective business focus, size, scale, financial metrics, geographical similarities, margins, and growth, among other things. Hyperion considered multiples of EV / Revenue for the calendar years 2022 and 2023 and multiples of EV / EBITDA for the calendar years 2022 and 2023.
Hyperion compared public market trading statistics of each of Goodness Growth and Verano to corresponding data from selected publicly-traded cannabis companies (the “Hyperion Selected Companies”) that Hyperion considered relevant. The Hyperion Selected Companies included the following:

•
Hyperion Selected Companies (Tranche 1):

•
Curaleaf Holdings, Inc.

•
Green Thumb Industries Inc.

•
Trulieve Cannabis Corp.

•
Cresco Labs Inc.

•
TerrAscend Corp.

•
Hyperion Selected Companies (Tranche 2):

•
Columbia Care Inc.

•
Ayr Wellness Inc.

•
Ascend Wellness Holdings, Inc.

•
Jushi Holdings Inc.

•
Planet 13 Holdings Inc.

•
4Front Ventures Corp.

The implied multiples of EV for the Hyperion Selected Companies based on 2022 and 2023 forecasted revenue and EBITDA were as follows:
	Tranche 1				Tranche 2
	EV / Revenue		EV / EBITDA		EV / Revenue		EV / EBITDA
	2022	2023	2022	2023	2022	2023	2022	2023
Low	2.2x	1.9x	6.1x	5.2x	1.6x	1.2x	4.7x	3.1x
High	3.9x	3.1x	12.0x	11.3x	3.2x	2.0x	13.4x	6.3x
Average (Excluding High & Low)	2.9x	2.3x	8.1x	7.0x	2.2x	1.5x	8.7x	5.3x
Hyperion relied upon publicly-available information for each of Goodness Growth, Verano, and the comparable companies within the peer group. Hyperion determined the peer group for its Comparable Companies Analysis to be the same for both Verano and Goodness Growth, which included 11 companies operating in the cannabis sector.
The Hyperion Fairness Opinion is not to be construed as a valuation of Goodness Growth or Verano or their respective assets or securities and does not constitute a recommendation to any Goodness Shareholder as to whether to vote in favor of the Arrangement.
Hyperion will be paid a fixed fee of C$300,000 in connection with the delivery of the Hyperion Fairness Opinion which is not contingent upon completion of the Arrangement or any other transaction, and is entitled to receive a transaction fee (net of the fee received by Hyperion for the Hyperion Fairness Opinion) equal to 1.00% of the aggregate market value as of the consummation of the Arrangement of the Verano Subordinate Voting Shares issued in the Arrangement plus Goodness Growth’s net indebtedness, that is contingent on, and payable upon, the consummation of the Arrangement. As of the trading day immediately preceding the Record Date, the estimated payment amount to Hyperion is approximately C$[•]. In addition, Hyperion is to be reimbursed for reasonable out-of-pocket expenses and is to be indemnified by Goodness Growth against certain liabilities that might arise out of Hyperion’s engagement.
The Hyperion Fairness Opinion is given as of its date and Hyperion disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Hyperion Fairness Opinion which may come or be brought to Hyperion’s attention after the date of the Hyperion Fairness Opinion. Without limited the foregoing, in the event Hyperion learns that any of the information relied upon in preparing the Hyperion Fairness Opinion was inaccurate, incomplete or misleading in any material respect, Hyperion reserves the right to change or withdraw the Hyperion Fairness Opinion.
Except for the Hyperion Engagement Letter, during the two years preceding the date of the Hyperion Fairness Opinion, Hyperion has not been engaged by, performed any services for or received any compensation from Goodness Growth, Verano or any of their respective affiliates. Except for the Hyperion Engagement Letter, there are no understandings, agreements or commitments between Hyperion and either of Goodness Growth or Verano with respect to any current or future business dealings which were be material to the Hyperion Fairness Opinion.

The summary of the Hyperion Fairness Opinion described in this Circular is qualified in its entirety by reference to the full text of the Hyperion Fairness Opinion.
Cormark
Cormark is a Canadian investment dealer providing investment research, equity sales and trading and investment banking services to a broad range of institutions and corporations. Cormark has participated in a significant number of transactions involving public and private companies, maintains a particular expertise advising companies across multiple sectors, and has extensive experience in preparing fairness opinions. Cormark was selected by the Goodness Transaction Committee as a financial advisor based on these qualifications, among other things.
Pursuant to an engagement letter dated as of January 6, 2022 (the “Cormark Engagement Letter”), the Goodness Transaction Committee retained Cormark to provide the Transaction Committee with an opinion as to the fairness, from a financial point of view, of the consideration to be received by Shareholders under the terms of the Arrangement Agreement.
In connection with preparing the Cormark Fairness Opinion, Cormark performed a variety of financial and comparative analyses, did not attribute any particular weight to any specific weight to any specific analysis or factor but rather made qualitative judgements based on Cormark’s experience in rendering such opinions and on circumstances and information as a whole, including relying on information provided by management, including internal financial forecasts. For the purposes of determining the fair market value of the Goodness Shares, Cormark relied on the following primary methodologies: (i) a Comparable Companies Analysis; and (ii) a Precedent Transaction Analysis. Although not forming part of the Cormark Fairness Opinion analysis, Cormark also reviewed the historical trading data for the Goodness Shares, analyst target prices of the Goodness Shares, and control premiums paid for shares of target companies in select Canadian public market change-of-control transactions.
Cormark’s Comparable Companies Analysis involved a review of the financial metrics of select publicly- listed cannabis companies operating in the United States to estimate appropriate multiples of similar metrics for Goodness. Cormark analyzed and considered EV as a multiple of Revenue and EV as a multiple of EBITDA. Cormark calculated EV as the market value of common equity, including in-the- money dilutive securities, and preferred shares less cash and cash equivalents plus outstanding debt, minority interest, and other non-operating assets and liabilities, when applicable and as applied or factored in at Cormark’s sole discretion. Based on analyst consensus estimates, Cormark’s Comparable Companies Analysis considered multiples for (i) EV / Revenue and (ii) EV / EBITDA, in each case for the calendar years 2021E, 2022E, and 2023E, respectively. Cormark’s selected companies included the following, listed alphabetically:

•
Ascend Wellness Holdings, Inc.

•
Columbia Care Inc.

•
Cresco Labs Inc.

•
Curaleaf Holdings, Inc.

•
Green Thumb Industries Inc.

•
Jushi Holdings Inc.

•
Planet 13 Holdings Inc

•
TILT Holdings Inc.

•
Trulieve Cannabis Corp.

•
4Front Ventures Corp.

The implied multiples of EV for Cormark’s Comparable Companies Analysis based on 2021E, 2022E and 2023E forecasted revenue and EBITDA were as follows:
	EV / Revenue			EV / EBITDA
	2021E	2022E	2023E	2021E	2022E	2023E
Minimum	0.7x	0.5x	0.4x	6.5x	3.7x	2.7x
Average (Excluding High / Low)	3.7x	2.4x	1.9x	15.6x	8.6x	5.8x
Maximum	4.9x	3.7x	2.9x	25.5x	14.7x	10.3x
Cormark’s Precedent Transaction Analysis involved a review of transaction values in the context of the purchase or sale of the comparable company or asset. As part of its Precedent Transaction Analysis, Cormark reviewed value multiples for EV / +1 year Revenue, EV / +2 year Revenue, EV / +1 year EBITDA, and EV / +2 year EBITDA. While the consideration paid for select cannabis companies that operate in the United States and the implied multiples provided a general measure of relative value, Cormark noted that each transaction was unique in terms of size, timing, products, market position, geography, transaction structure and growth prospects. None of the precedent transactions considered are identical to the Arrangement, and, in evaluating the precedent transactions, Cormark made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, such as the impact of competition, industry growth, and the absence of any adverse material change in the financial condition of Verano, Goodness Growth, or the companies involved in the precedent transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the selected transactions which, in turn, could affect the enterprise values and equity values of the companies involved in the transactions to which the Arrangement is being compared. Based upon a consideration of these factors, and in its professional judgment, Cormark’s Precedent Transaction Analysis included the following transactions, listed in reverse chronological order:
Date	Acquiror	Target
Nov-21	Harborside Inc.	UL Holdings Inc. & LPF JV Corp.
Nov-21	Curaleaf Holdings, Inc.	Tryke Companies
Sep-21	TerrAscend Corp.	Gage Growth Corp.
Jul-21	Verano Holdings Corp.	WSCC Inc.
May-21	Trulieve Cannabis Corp.	Harvest Health & Recreation Inc.
Apr-21	Parallel	Windy City
Mar-21	Cresco Labs	Cultivate Licensing LLC
Mar-21	Greenrose Acquisition Corp.	4 Cannabis Companies
Sep-20	Trulieve Cannabis Corp.	PurePenn, Keystone Relief Centers
Aug-19	TerrAscend Corp.	Ilera Healthcare
Jul-19	Curaleaf Holdings, Inc.	Grassroots Cannabis
May-19	Curaleaf Holdings, Inc.	Select Brand
Apr-19	Canopy Growth Corporation	Acreage Holdings, Inc
Mar-19	Curaleaf Holdings Inc.	Acres Cannabis
Oct-18	iAnthus Capital Holdings, Inc.	MPX Bioceutical Corporation
The implied EV multiples provided in Cormark’s Precedent Transaction Analysis for EV / +1 year Revenue, EV / +2 year Revenue, EV / +1 year EBITDA, and EV / +2 year EBITDA were as follows:
	EV / Revenue		EV / EBITDA
	+1 Years	+2 Years	+1 Years	+2 Years
Minimum	0.7x	1.4x	4.3x	3.6x
Average (Excluding High / Low)	3.5x	3.7x	12.1x	12.5x
Maximum	12.8x	6.3x	25.2x	23.4x

On January 31, 2022, Cormark delivered its oral opinion, subsequently confirmed in writing, to the Goodness Transaction Committee that, as at the date thereof, based upon the scope of review and subject to the assumptions, limitations, qualifications, procedures and other factors set out therein, the consideration to be received by the Shareholders in respect of the Arrangement is fair, from a financial point of view, to the Shareholders. Cormark was paid a fixed fee of C$250,000 for rendering the Cormark Fairness Opinion (which payment was made without regard to whether the Arrangement is successfully completed). In addition, Cormark is to be reimbursed for all expenses and fees in connection with the Arrangement, including, without limitation: (i) all advertising, printing, courier, telecommunications, data searches, travel and other similar expenses; and (ii) the reasonable fees, taxes and documented disbursements of external legal counsel retained by Cormark, (together with related HST).
In the past 24-month period Cormark has not been engaged by either of Goodness Growth or Verano to provide financial advisory services nor has it participated in any financings with the exception of: (i) acting as co-manager in Verano’s C$100 million private placement subscription receipt offering in connection with its reverse takeover transaction, which was completed in February 2021, and (ii) acting as financial advisor to WSCC, Inc. in connection with its sale to Verano announced in July 2021 and consummated in September 2022. Except for the Cormark Engagement Letter, there are no understandings, agreements or commitments between Cormark and either of Goodness Growth or Verano with respect to any future business dealings.
The full text of Cormark’s written opinion dated January 31, 2022, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix “G” to this Circular and is incorporated herein by reference. Cormark’s opinion was provided for the use and benefit of the Goodness Transaction Committee (solely in its capacity as such) in its evaluation of the Arrangement. Cormark’s opinion is limited solely to the fairness, from a financial point of view, of the consideration to be received by the Shareholders under the Arrangement Agreement, and does not address Goodness Growth’s underlying business decision to effect the Arrangement or the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might be available to Goodness Growth. Cormark’s opinion does not constitute a recommendation as to how any holder of securities of Goodness Growth should vote or act with respect to the Arrangement or any other matter.
Interests of Goodness Growth’s Directors and Management in the Arrangement
In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that pursuant to amendments to their employment agreements entered into on February 2, 2022, members of Goodness Growth’s management will receive full acceleration and vesting of all unvested equity awards held by such individuals as of immediately prior to the closing date of a change in control transaction, such as the consummation of the Arrangement, cash bonus payments aggregating $2,684,000 upon the consummation of the Arrangement and will receive additional cash severance payments of 50% of his or her base salary, except Dr. Kingsley who will receive 200% of his base salary, upon certain qualifying terminations of employment after the consummation of the Arrangement, including as a result of a termination of employment for “good reason” (as defined in such individual’s employment agreement). Such individuals may be entitled to resign for “good reason” as a result of a material diminution in responsibilities, authority or duties or a change in his title that are likely to occur as a result of the consummation of the Arrangement. These management members have interests which differ, in part, from those of other Shareholders, which may create actual or potential conflicts of interest in connection the Arrangement.
In addition, Shareholders should be aware that each non-employee director of the Company’s Board received a grant of restricted stock units on March 15, 2022, which provides that such restricted stock units will fully accelerate and vest immediately prior to the closing date of a change in control transaction, such as the consummation of the Arrangement.
All of the foregoing were considered by the Goodness Transaction Committee and/or the Board in advance of their approval of the Arrangement.
The Board is aware of these interests and considered them along with the other matters described above in “Proposal 1: Arrangement Resolution — Goodness Growth’s Reasons for the Arrangement.”

Ownership of Goodness Shares, Goodness Options and Goodness RSUs
As of September 9, 2022, the current directors and executive officers of Goodness Growth hold the following Goodness Shares, Goodness Options and Goodness RSUs which will be affected by the Arrangement as described under “Proposal 1: Arrangement Resolution — Recommendation of the Board.”
Name and Province or State and Country of Residence	Positions(s)/Title	Goodness Shares(1)	Goodness Options(2)	Goodness RSUs
Kyle E. Kingsley Minnesota, USA	Chief Executive Officer, Chair, Director	11,641,921	5,734,176	262,708
John A. Heller Minnesota, USA	Chief Financial Officer	493,103	1,602,829	119,413
Christian Gonzalez Ocasio Puerto Rico	Chief Operating Officer	521,907	1,264,943	99,511
Amber H. Shimpa Minnesota, USA	Chief Administrative Officer and Director	3,786,098	3,159,971	103,491
J. Michael Schroeder Florida, USA	General Counsel, Chief Compliance Officer, and Secretary	943,885	1,450,168	99,511
Stephen Dahmer New York, USA	Chief Medical Officer	1,237,699	1,500,241	99,511
Harris Rabin New York, USA	Chief Marketing Officer	115,000	507,997	81,201
Patrick Peters New Jersey, USA	Senior Vice President, Retail	156,233	562,465	79,609
Chelsea A. Grayson California, USA	Director	308,189	505,321	33,170
Ross M. Hussey Minnesota, USA	Director	1,680,300	132,154	33,170
Victor E. Mancebo Florida, USA	Director	—	66,538	33,170
Judd T. Nordquist Minnesota, USA	Director	392,689	487,728	33,170
Josh Rosen Arizona, USA	Director	750,014	39,985	16,585

(1)
This number reflects beneficial ownership of Goodness Shares determined in according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire beneficial ownership within 60 days, such as vested options. This number also reflects ownership of Multiple Voting Shares and Super Voting Shares on an “as converted to Subordinate Voting Share” basis.

(2)
This number reflects both vested and unvested Goodness Options, even though vested Goodness Options are included in the calculation of Goodness Shares, as described in footnote 1 above.

Insurance and Indemnification of Directors and Officers
Pursuant to the Arrangement Agreement, Verano will, or will cause Goodness Growth and its Subsidiaries to, maintain in effect for six years from the Effective Date customary policies of directors’ and officers’ liability insurance providing protection no less favorable to the protection provided by the policies maintained by Goodness Growth and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date; provided, however, that Verano has agreed that prior to the Effective Time, Goodness Growth may, at its option, purchase prepaid run-off directors’ and officers’ liability insurance on terms substantially similar to the directors’ and officers’ liability policies currently maintained by Goodness Growth, but providing coverage for a period of six years from the Effective Date with respect to claims arising from or related to facts or events which occurred on or prior to the Effective Date.
Pursuant to the Arrangement Agreement, Verano has agreed that following the Effective Date, it shall honor and cause Goodness Growth to honor all rights to indemnification or exculpation in favor of present and former officers and directors of Goodness Growth and its Subsidiaries as provided in the constating documents of Goodness Growth or any of its Subsidiaries in effect as of the date of the Arrangement Agreement or any contract by which Goodness Growth or any of its Subsidiaries is bound and which is in effect as of the date of the Arrangement Agreement, will survive the completion of the Plan of Arrangement and continue in full force and effect and without modification for a period of not less than six years from the Effective Time, with respect to actions or omissions of the indemnified parties occurring prior to the Effective Time.
Court Approval
Interim Order
On [•], 2022, Goodness Growth obtained the Interim Order providing for the calling, holding and conducting of the Meeting and other procedural matters. Copies of the Interim Order and the Notice of Hearing are attached hereto as Appendix “D” — “Interim Order” and Appendix “H” — “Notice of Hearing,” respectively.
Final Order
An arrangement under the BCBCA requires Court approval. Subject to the terms of the Arrangement Agreement, and upon obtaining the Required Approval in the manner required by the Interim Order, Goodness Growth will apply to the Court for the Final Order. The application for the Final Order approving the Arrangement is scheduled for [•], 2022 at [•] a.m. (Central Time), or as soon after that date as is practicable. Any Shareholder or other interested party who wishes to participate or to be represented or to present evidence or argument at the Final Order hearing is required to file with the Court and deliver to Goodness Growth’s legal counsel at the address set out below, by or before [•] p.m. (Central Time) on [•], 2022, a Response to Petition and a copy of all materials upon which they intend to rely, subject to the rules of the Court, the Interim Order and any further order of the Court. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further direction of the Court, only those persons having previously served a Response to Petition in compliance with the rules of the Court, the Interim Order and any further order of the Court will be given notice of the postponement, adjournment or rescheduled date.
The Response to Petition and supporting materials must be delivered, within the time specified, to Goodness Growth’s legal counsel at the following address:
DLA Piper (Canada) LLP
666 Burrard Street, Suite 2800
Vancouver, British Columbia V6C 2Z7
Attention: Brent MacLean
Email: brent.maclean@dlapiper.com
Such persons who wish to participate in or be represented at the Court hearing should consult their legal advisors as to the necessary requirements.
The Court will be advised, prior to the hearing of the application for the Final Order, that the Court’s approval of the Arrangement (and determination of the fairness thereof), will constitute the basis for reliance on the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, with respect to the issuance and distribution of the Verano Subordinate Voting Shares to be issued by Verano to Shareholders pursuant to the Arrangement, and with respect to the adjustment of the Goodness Options, Goodness RSUs and Goodness Warrants, which shall at the Effective Time cease to represent the rights to acquire Goodness Shares and instead represent a right to receive Verano Subordinate Voting Shares. See “Proposal 1: Arrangement Resolution — U.S. Securities Law Matters” for more information.

The Court has broad discretion under the BCBCA when making orders with respect to the Arrangement and the Court, in hearing the application for the Final Order, will consider, among other things, the fairness and reasonableness of the Arrangement to the parties affected, including Shareholders and holders of Goodness Options, Goodness RSUs, Goodness Warrants and other stakeholders as the Court determines appropriate, both from a substantive and a procedural point of view. The Court may approve the Arrangement as proposed or as amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending on the nature of any required amendments, Goodness Growth and Verano may determine not to proceed with the Arrangement.
For further information regarding the Court hearing and your rights in connection with the Court hearing, see the form of Interim Order attached as Appendix “D” to this Circular.
Assuming the Final Order is granted and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived to the extent legally permissible, then the Arrangement will be effective on such date and time as Goodness Growth and Verano may agree to in writing.
Letter of Transmittal
A Letter of Transmittal has been mailed, together with this Circular, to each person who was a Registered Shareholder on the Record Date. Each Registered Shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying Goodness Share certificate(s) or DRS Statement(s) and all other required documents, as applicable as set out in the Letter of Transmittal, in order to receive the Verano Subordinate Voting Shares to which such Shareholder is entitled under the Arrangement. It is recommended that Shareholders complete, sign and return the Letter of Transmittal with the accompanying Goodness Share certificate(s) or DRS Statement(s) to the Depositary as soon as possible. Shareholders whose Goodness Shares are registered in the name of a nominee (Intermediary) should contact that nominee for assistance in depositing their Goodness Shares. See “Proposal 1: Arrangement Resolution — Exchange Procedure” for more information.
Each Registered Shareholder should be aware that the risk of loss of Goodness Shares when depositing the share certificate(s) or DRS Statement(s) shall pass only upon proper receipt thereof by the Depositary. Accordingly, any use of the mail to transmit a certificate for Goodness Shares or DRS Statement representing Goodness Shares and a related Letter of Transmittal is at the risk of the Shareholder. If these documents are mailed, it is recommended that first-class or registered insured mail is used with return receipt requested.
Whether or not Shareholders forward the share certificate(s) or DRS Statement(s) representing their Goodness Shares, upon completion of the Arrangement on the Effective Date, Shareholders will cease to be Shareholders as of the Effective Date and will only be entitled to receive that number of Verano Subordinate Voting Shares to which they are entitled under the Arrangement or, in the case of Registered Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Goodness Shares in accordance with the dissent procedures. See “Proposal 1: Arrangement Resolution — Dissenting Shareholders’ Rights” for more information.
The instructions for exchanging share certificates(s) or DRS Statement(s) representing Goodness Shares and depositing such share certificate(s) or DRS Statement(s) with the Depositary are set out in the Letter of Transmittal and should be reviewed carefully. The Letter of Transmittal also provides instructions in respect of lost certificates. See “Proposal 1: Arrangement Resolution — Exchange Procedure” for more information.
Any Letter of Transmittal, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Shareholder except that all Letters of Transmittal will be automatically revoked if the Depositary is notified in writing by Goodness Growth and Verano that the Arrangement Agreement has been terminated, or if the Arrangement is not completed. If a Letter of Transmittal is automatically revoked, the share certificate(s) or DRS Statement(s) for the Goodness Shares received with the Letter of Transmittal will be promptly returned to the Shareholder submitting the same at the address specified in the Letter of Transmittal.

Exchange Procedure
Odyssey is acting as Depositary in connection with the Arrangement, pursuant to the terms of the Depositary Agreement. The Depositary will receive deposits of certificates or DRS Statements representing Goodness Shares, and an accompanying Letter of Transmittal, at the office specified in the Letter of Transmittal and will be responsible for delivering the Verano Subordinate Voting Shares to which Shareholders are entitled to under the Plan of Arrangement.
At the time of sending this Circular to each Shareholder, Goodness Growth is also sending to each Registered Shareholder a Letter of Transmittal. The Letter of Transmittal is for use by Registered Shareholders only and is not to be used by Non-Registered Shareholders. Non-Registered Shareholders should contact their Intermediary for instructions and assistance in receiving the Verano Subordinate Voting Shares in respect of their Goodness Shares.
Upon surrender to the Depositary for cancellation of a certificate or DRS Statement which immediately prior to the Effective Time represented outstanding Goodness Shares (other than Goodness Shares held by Verano or its respective affiliates and any Dissent Shares), together with a duly completed and executed Letter of Transmittal, and such additional documents and instruments as the Depositary may reasonably require, the Registered Shareholder shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Shareholder, the Verano Subordinate Voting Shares that such Shareholder has the right to receive under the Arrangement for such Goodness Shares, less any amounts withheld pursuant to Section 5.8 of the Plan of Arrangement, and any certificate or DRS Statement so surrendered shall forthwith be cancelled.
Following receipt of the Final Order and prior to the Effective Time, Verano shall deliver or cause to be delivered to the Depositary in escrow pending the Effective Time, sufficient Verano Subordinate Voting Shares (and any treasury directions addressed to Verano’s registrar and transfer agent as may be necessary) to satisfy the aggregate amount of Verano Subordinate Voting Shares due to the Shareholders (other than Dissenting Shareholders) in accordance with the Plan of Arrangement.
Registered Shareholders are requested to tender to the Depositary any certificates or DRS Statements representing their Goodness Shares, along with a duly completed Letter of Transmittal. As soon as practicable after the Effective Date, the Depositary will forward to each Registered Shareholder that submitted a properly completed Letter of Transmittal to the Depositary, together with the certificate(s) or DRS Statement(s) representing the Goodness Shares held by such Shareholder immediately prior to the Effective Date, certificates or DRS Statements representing the appropriate number of Verano Subordinate Voting Shares to which such Shareholder is entitled under the Plan of Arrangement, to be delivered to or at the direction of such Shareholder. DRS Statements representing the Verano Subordinate Voting Shares to which such Shareholder is entitled under the Arrangement will be registered in such name or names as directed in the Letter of Transmittal and will either be (i) delivered to the address or addresses as such Shareholder directed in their Letter of Transmittal, or (ii) made available for pick up at the offices of the Depositary in accordance with the instructions of the Shareholder in the Letter of Transmittal. Instructions will be provided upon receipt of the DRS Statement representing the Verano Subordinate Voting Shares for Registered Shareholders that would like to request a Verano Subordinate Voting Share certificate. The direct registration system (“DRS”) is a system that will allow Shareholders to hold their Verano Subordinate Voting Shares in “book-entry” form without having a physical share certificate issued as evidence of ownership. Instead, the Verano Subordinate Voting Shares will be held in the name of such Shareholders and registered electronically in Verano’s records, which will be maintained by its registrar and transfer agent, Odyssey. The first time the Verano Subordinate Voting Shares are recorded under DRS (upon completion of the Arrangement), the Shareholders will receive an initial DRS Statement acknowledging the number of Verano Subordinate Voting Shares held in their DRS account. Any time that there is movement of the Verano Subordinate Voting Shares into or out of a Shareholder’s DRS account, an updated DRS Statement will be mailed. Shareholders may request a statement at any time by contacting Odyssey. There is no fee to participate in DRS and dividends, if any, will not be affected by DRS.
Only Registered Shareholders will receive DRS Statements representing the Verano Subordinate Voting Shares. A Registered Shareholder that did not submit a properly completed Letter of Transmittal prior to the Effective Date may take delivery of the DRS Statements representing the number of Verano Subordinate

Voting Shares to which the Registered Shareholder is entitled under the Arrangement by delivering the certificate(s) or DRS Statement(s) representing Goodness Shares formerly held by them to the Depositary at the office indicated in the Letter of Transmittal at any time prior to the sixth anniversary of the Effective Date. Such certificates or DRS Statements must be accompanied by a duly completed Letter of Transmittal, together with such other documents as the Depositary may require. DRS Statements representing the Verano Subordinate Voting Shares to which the Registered Shareholder is entitled under the Arrangement will be registered in such name or names as directed in the Letter of Transmittal, and will either be (i) delivered to the address or addresses as such Registered Shareholder directed in its Letter of Transmittal or (ii) made available for pick up at the office of the Depositary in accordance with the instructions of the Registered Shareholder in the Letter of Transmittal.
A Registered Shareholder must deliver to the Depositary at the office listed in the Letter of Transmittal:
(1)
the share certificates or DRS Statements representing their Shares;

(2)
a Letter of Transmittal in the form accompanying this Circular, or a manually executed photocopy thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal; and

(3)
any other relevant documents required by the instructions set out in the Letter of Transmittal.

Except as otherwise provided in the instructions to the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed. If a Letter of Transmittal is executed by a person other than the Registered Shareholder of the share certificate(s) or DRS Statement(s) deposited therewith, the share certificate(s) or DRS Statement(s) must be endorsed or be accompanied by an appropriate securities transfer power of attorney, duly and properly completed by the Registered Shareholders, with the signature on the endorsement panel, or securities transfer power of attorney guaranteed by an Eligible Institution.
Any exchange or transfer of Goodness Shares pursuant to the Plan of Arrangement shall be free and clear of any liens or other claims of third parties of any kind.
No Fractional Shares
In no event shall any Shareholder be entitled to a fractional Verano Subordinate Voting Share. Where the aggregate number of Verano Subordinate Voting Shares to be issued to a Shareholder as consideration under the Arrangement would result in a fraction of a Verano Subordinate Voting Share being issuable, the number of Verano Subordinate Voting Shares to be received by such Shareholder shall be rounded down to the nearest whole Verano Subordinate Voting Share. Shareholders will not receive any additional compensation as a result of such adjustment.
Loss of Certificates
In the event any certificate which, immediately before the Effective Time, represented one or more outstanding Goodness Shares in respect of which the holder was entitled to receive Verano Subordinate Voting Shares is lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary will deliver or make available for pick up at its offices in exchange for such lost, stolen or destroyed certificate Verano Subordinate Voting Shares to which the Shareholder is entitled under the Plan of Arrangement together with any distributions or dividends which such holder is entitled to receive and less, in each case, any amounts withheld. When authorizing delivery of DRS Statements representing the Verano Subordinate Voting Shares to which a Registered Shareholder is entitled under the Plan of Arrangement in exchange for any lost, stolen or destroyed certificate, such former holder to whom certificates are to be delivered will be required, as a condition precedent to the delivery thereof, to give a bond satisfactory to Verano and the Depositary (acting reasonably) in such amount as Verano may direct, or to otherwise indemnify Goodness Growth, Verano and the Depositary against any claim that may be made against any of them with respect to the certificate or DRS Statement alleged to have been lost, stolen or destroyed.

Extinction of Rights after Six Years
Any certificate or book-entry advice statements which immediately prior to the Effective Time represented one or more outstanding Goodness Shares that were acquired by Verano which is not deposited with the Depositary on or before the sixth anniversary of the Effective Date shall, on the sixth anniversary of the Effective Date, cease to represent a claim or interest of any kind or nature whatsoever, whether as a shareholder or otherwise and whether against Goodness Growth, Verano, the Depositary or any other person. On such date, the consideration of such former holder of Goodness Shares would otherwise have been entitled to receive, together with any distributions or dividends such holder would otherwise have been entitled to receive, shall be deemed to have been surrendered for no consideration to Verano. Neither Goodness Growth nor Verano will be liable to any person in respect of any cash or securities (including any cash or securities previously held by the Depositary in trust for any such former holder) which is forfeited to Verano or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.
Withholding Rights
Verano, Goodness Growth and the Depositary, as applicable, shall be entitled to deduct or withhold from any consideration payable or otherwise deliverable to any person, including Shareholders exercising Dissent Rights, pursuant to the Arrangement and from all dividends, other distributions or other amounts otherwise payable to any former Shareholders, such taxes or other amounts as Verano, Goodness Growth or the Depositary are required, entitled or permitted to deduct or withhold with respect to such payment under the Tax Act, or any other provisions of any laws. To the extent that taxes or other amounts are so deducted or withheld, such deducted or withheld taxes or other amounts shall be treated for all purposes under the Arrangement Agreement as having been paid to the person in respect of which such deduction or withholding was made, provided that such deducted or withheld taxes or other amounts are actually remitted to the appropriate taxing authority. Each of Verano, Goodness Growth and the Depositary, as applicable, is authorized to sell or otherwise dispose of, on behalf of such person, such portion of any share or other security deliverable to such person as is necessary to provide sufficient funds to Verano, Goodness Growth or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Verano, Goodness Growth or the Depositary shall notify such person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate taxing authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such person.
Registered Shareholders
The exchange of Goodness Shares for the Verano Subordinate Voting Shares in respect of Non-Registered Shareholders is expected to be made with the Non-Registered Shareholder’s nominee (Intermediary) account through the procedures in place for such purposes between the Canadian Depository for Securities Limited (“CDS”) and such nominee. Non-Registered Shareholders should contact their Intermediary if they have any questions regarding this process and to arrange for their nominee to complete the necessary steps to ensure that they receive payment for their Goodness Shares as soon as possible following completion of the Arrangement.
No Dividends or Distributions
No dividends or other distributions declared or made after the Effective Time with respect to Verano Subordinate Voting Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Goodness Shares that were exchanged unless and until the holder of record of such certificate shall surrender such certificate (or affidavit in the case of a lost certificate). Subject to applicable law, at the time of such surrender of any such certificate (or in the case of clause (B) below, at the appropriate payment date), there shall be paid to the holder of record of the certificates formerly representing whole Goodness Shares, without interest, (A) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to each whole Verano Subordinate Voting Share issued to such holder, and (B) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective

Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Verano Subordinate Voting Share.
Goodness Options, Goodness RSUs and Goodness Warrants
Holders of each of Goodness Options, Goodness RSUs and Goodness Warrants are not required to take any action in order to receive the replacement securities they are entitled to receive under the Arrangement. Upon completion of the Arrangement, the replacement securities to be issued by Verano to each such holder of Goodness Options, Goodness RSUs and Goodness Warrants will automatically be issued and registered in accordance with registration information previously provided by each such holder.
Regulatory Matters
HSR Act Approval
Under the HSR Act, parties to a transaction that meets statutory jurisdictional tests and is not otherwise exempted must provide notice of that transaction to the Antitrust Division of the DOJ, and to the FTC, and observe a statutory waiting period or if additional information is requested during such waiting period, clearance before that transaction can close. The Arrangement is subject to these notification and waiting period requirements. On February 14, 2022, the Parties submitted to the DOJ and FTC the notifications required under the HSR Act. The statutory waiting period expired on March 16, 2022.
Notwithstanding that the Parties have complied with the requirements of the HSR Act, the DOJ and the FTC retain the ability to take action under the antitrust laws, including seeking to enjoin the completion of the Arrangement, to rescind the Arrangement or to conditionally permit completion of the Arrangement subject to regulatory conditions or other remedies. In addition, although there is no comparable prior notification protocol at the state level, each relevant non-U.S. regulatory body and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin or otherwise prevent the completion of the Arrangement or permitting completion subject to regulatory conditions. Private parties also may seek to take legal action under regulatory laws under some circumstances. There can be no assurance that a challenge to the Arrangement on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Under the Arrangement Agreement, it is a mutual condition precedent that no court or other Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any order (whether temporary, preliminary or permanent) or other law that is in effect and restrains, enjoins or otherwise prohibits consummation of the Arrangement in accordance with the terms of the Arrangement Agreement. It is a further mutual condition precedent that there shall not have been any action or proceeding commenced by any Person (including any Governmental Entity) in any jurisdiction seeking to prohibit or restrict the Arrangement or the ownership or operation by Verano of the business or assets of Goodness Growth or any of its Subsidiaries. It also is a condition precedent to the obligation of Verano to consummate the Arrangement that there shall not have been any action or proceeding commenced by any Person (including any Governmental Entity) in any jurisdiction which seeks to compel Verano to dispose of any material portion of the business or assets of Verano, Goodness Growth or any of its Subsidiaries as a result of the Arrangement.
In addition to the HSR Act compliance obligation of the Parties with regard to the Arrangement, one or more Shareholders may have an analogous HSR Act compliance obligation prior to acquiring their Verano Subordinate Voting Shares. Whether any particular Shareholder’s acquisition of Verano Subordinate Voting Shares will trigger such a compliance obligation depends on whether the HSR Act jurisdictional tests are satisfied and whether any exemption would apply. One jurisdictional test is whether the particular Shareholder (and others whose holdings must be aggregated with such Shareholder’s under the HSR Act) would thereby hold Verano Subordinate Voting Shares (potentially including any Verano Subordinate Voting Shares already held) valued above a specified threshold (currently $ 101.0 million).
Were an HSR Act compliance obligation to apply to such a Shareholder’s acquisition of Verano Subordinate Voting Shares, then the applicable Shareholder, as well as Verano (by virtue of being the issuer whose shares are being acquired by that Shareholder), each would need to file a Notification and Report Form with the FTC and the DOJ and to observe an initial 30 calendar-day waiting period; and the Shareholder would be required to pay the statutory HSR Act filing fee (currently $45,000 or $125,000 or $280,000, depending on the value of Verano Subordinate Voting Shares deemed held as a result of the acquisition). The initial waiting period may be terminated before its expiration or extended by a request for additional information. Issuance of such a request requires the observation of an additional 30 calendar-day waiting period after the request is substantially complied with (unless extended by court order for failing to have substantially complied). Therefore, the existence of an HSR Act compliance obligation could delay the acquisition of Verano Subordinate Voting Shares by any such affected Shareholder.
A recipient’s failure to comply with the HSR Act could result in a civil penalty for each day in violation; the maximum civil penalty currently is $46,517 per day. To the extent Verano determines that an anticipated recipient of any Verano Subordinate Voting Shares may be subject to compliance with the HSR Act in connection with such receipt, Verano may be required to take certain actions under the HSR Act pending such compliance; and such actions may include, among other things, delaying the exchange for those Goodness Shares.
Goodness Growth is not aware of any Shareholder having a compliance obligation under the HSR Act in connection with the Arrangement. If any Shareholder that believes that it may have a compliance obligation under the HSR Act in connection with the Arrangement, such Shareholder should consult its own legal counsel and also contact Goodness Growth (at samgibbons@vireohealth.com) or Verano c/o Dentons Canada LLP (ora.wexler@dentons.com).
Canadian Securities Law Matters
Canadian Reporting Obligations of Goodness Growth
Goodness Growth is a reporting issuer in the provinces of British Columbia, Alberta and Ontario.
Canadian Reporting Obligations of Verano
Verano is a reporting issuer in all provinces and territories of Canada.
Qualification — Resale of Verano Subordinate Voting Shares
The issue of Verano Subordinate Voting Shares pursuant to the Arrangement will constitute distributions of securities which are exempt from the prospectus requirements of Canadian securities laws and, subject to the satisfaction of certain conditions, will not be subject to resale restrictions. Recipients of Verano Subordinate Voting Shares are urged to obtain legal advice to ensure that their resale of such securities complies with Canadian securities laws.
U.S. Securities Law Matters
The following discussion is a general overview of certain requirements of U.S. federal and state securities laws applicable to Shareholders. All holders of such securities are urged to obtain legal advice to ensure that their resale of such securities complies with applicable U.S. Securities Laws. Also see “Notice to Shareholders in the United States.”
Shareholders who resell Verano Subordinate Voting Shares must also comply with Canadian securities laws, as outlined above.
Status Under U.S. Federal Securities Laws
The Verano Subordinate Voting Shares are registered under Section 12(g) of the Exchange Act, and trade on the OTCQX under the symbol VRNOF, and Verano is subject to periodic reporting obligations under the Exchange Act. Verano is not a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act, and as a result Verano and its insiders are subject to the proxy requirements, insider reporting requirements and “short swing” profit rules of the Exchange Act.

Exemption Relied Upon from the Registration Requirements of the Securities Act
The Verano Subordinate Voting Shares to be issued pursuant to the Arrangement have not been and will not be registered under the Securities Act and will be issued in reliance on the exemption afforded by Section 3(a)(10) of the Securities Act.
Section 3(a)(10) of the Securities Act exempts from registration the offer and sale of a security which is issued in specified exchange transactions where, among other things, the fairness of the terms and conditions of such exchange are approved by a court or authorized government entity after a hearing on the fairness of such terms and conditions, at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, and such court or governmental authority is expressly authorized by Law to grant such approval and to hold such a hearing. Accordingly, the Final Order, if granted by the Court, constitutes a basis for the exemption from the registration requirements of the Securities Act with respect to the Verano Subordinate Voting Shares issued in connection with the Arrangement.
Resale of Verano Subordinate Voting Shares Within the United States
The Verano Subordinate Voting Shares to be issued under the Arrangement will not be subject to resale restrictions under the Securities Act, except that the Securities Act imposes restrictions on the resale of Verano Subordinate Voting Shares received pursuant to the Arrangement by persons who are at the time of a resale, or who were within three months before the resale, affiliates of Verano.
Any holder of Verano Subordinate Voting Shares who is an affiliate of Verano at the time of a proposed resale, or had been an affiliate of Verano within three months before a proposed resale, is urged to consult with its own legal advisor to ensure that any proposed resale of Verano Subordinate Voting Shares issued to them under the Arrangement complies with applicable Securities Act and Securities Law requirements.
Pro Forma Economic Ownership of the Combined Company
Based on the shares of Goodness Growth and Verano issued and issuable as of January 31, 2022, the Exchange Ratio at such time would have resulted in the Shareholders and Verano shareholders owning approximately 10.1% and 89.9%, respectively, of the outstanding equity interests in the Combined Company on a fully diluted basis. Based on the shares of Goodness Growth and Verano issued and issuable as of the Record Date, the Exchange Ratio at such time would have resulted in the Shareholders and Verano shareholders owning approximately [•]% and [•]%, respectively, of the outstanding equity interests in the Combined Company on a fully-diluted basis.
Accounting Treatment
The Arrangement will be accounted for as a business combination using the acquisition method of accounting with Verano being treated as the acquirer. The Arrangement will result in the recognition of assets acquired and liabilities assumed at fair value. Due to timing constraints, as of the date of this Circular, Verano has not performed the detailed valuation studies necessary to arrive at the final estimates of the fair value of the Goodness Growth assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. We expect preliminary purchase accounting including valuation to be completed following the Closing Regulatory Approval and the Closing of the Arrangement. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of Goodness Growth as of the Effective Date of the Arrangement.
Stock Exchange Listing
If the Arrangement is completed, Verano intends to have the Goodness Shares deregistered under the Exchange Act, delisted from the CSE and removed from quotation on the OTCQX. In addition, Verano currently expects to list the Verano Subordinate Voting Shares issued pursuant to the Arrangement on the CSE at, or as soon as practicable following, the Effective Time, which trading price will be in Canadian dollars. Consequently, following the closing of the Arrangement, Shareholders are expected to be able to trade their Verano Subordinate Voting Shares on either the CSE or the OTCQX, subject to compliance with applicable securities laws.
Treatment of Goodness Growth Convertible Securities
Goodness Options
In accordance with the terms of the 2019 Plan, the terms of each Goodness Option outstanding immediately prior to the Effective Time will be adjusted so that, upon exercise of such Goodness Option, the holder shall, upon payment of the exercise price under such Goodness Option, be entitled to receive, in substitution for the number of Goodness Shares subject to such Goodness Option, the number of Verano Subordinate Voting Shares equal to the product obtained when the number of Goodness Shares subject to such Goodness Option immediately prior to the Effective Time is multiplied by the Exchange Ratio. For greater certainty, the exercise price per Verano Subordinate Voting Share under such Goodness Option immediately following the adjustment described in this step (1)(h) shall equal the price per Goodness Share immediately prior to the Effective Time divided by the Exchange Ratio, the Goodness Options shall not be exchanged or otherwise replaced by the Plan of Arrangement, and will continue to be governed by the 2019 Plan on the same terms and conditions as were applicable to such Goodness Options immediately prior to the Effective Time. Notwithstanding the foregoing, if necessary to satisfy the requirements of Subsection 7(1.4) of the Tax Act, the exercise price of a Goodness Option adjusted in accordance with the foregoing shall be increased such that the In-The-Money Amount of the Goodness Option immediately after such adjustment does not exceed the In-The-Money Amount of the Goodness Option immediately before such adjustment. For any Goodness Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, it is intended that such adjustment will comply with Treasury Regulation Section 1.424(1)(a). For any Goodness Option that is a nonqualified option held by a U.S. taxpayer, it is intended that such adjustment will be implemented in a manner intended comply with Section 409A of the Code.
Goodness RSUs
In accordance with the 2019 Plan, the terms of each Goodness RSU outstanding immediately prior to the Effective Time shall be adjusted so that, upon vesting of such Goodness RSU, the holder shall be entitled to receive, instead of the number of Goodness Shares underlying such Goodness RSU, that number of Verano Subordinate Voting Shares equal to the product obtained when the number of Goodness Shares underlying such Goodness RSU immediately prior to the Effective Time is multiplied by the Exchange Ratio. For greater certainty, the Goodness RSUs shall not be exchanged or otherwise replaced by the Plan of Arrangement, and, subject to this section, will continue to be governed by the 2019 Plan on the same terms and conditions as were applicable to such Goodness RSUs immediately prior to the Effective Time.
Goodness Warrants
Each Goodness Warrant outstanding immediately prior to the Effective Time, will be, and will be deemed to be, adjusted in accordance with its terms, for a Replacement Warrant to purchase a number of Verano Subordinate Voting Shares equal to the product obtained when the number of Subordinate Voting Shares issuable on exercise of such exchanged Goodness Warrant immediately prior to the Effective Time is multiplied by the Exchange Ratio, at an exercise price per Verano Subordinate Voting Share equal to the exercise price per share under such exchanged Goodness Warrant immediately prior to the Effective Time divided by the Exchange Ratio (provided that if the exercise of Replacement Warrants by a holder would otherwise result in the aggregate number of Verano Subordinate Voting Shares issuable to such holder including a fraction of a Verano Subordinate Voting Share, the aggregate number of Verano Subordinate Voting Shares otherwise issuable upon such exercise shall in each case be rounded down to the nearest whole number without any payment or compensation to the holder, and that the aggregate exercise price payable on any particular exercise of Replacement Warrants shall be rounded up to the nearest whole cent), and otherwise having a term to expiry, conditions to and manner of exercise and other terms and conditions the same as the terms and conditions of such exchanged Goodness Warrant, and such exchanged Goodness Warrant shall thereupon be cancelled. Any document previously evidencing such Goodness Warrant shall thereafter represent only the right to receive, in exchange therefor, the Replacement Warrants that the holder of such document is entitled to receive. For greater certainty, the Goodness Warrants shall not be exchanged or otherwise replaced by the Plan of Arrangement.
Goodness MVS Warrants
Each Goodness MVS Warrant outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, adjusted in accordance with its terms for a Verano warrant (each, a “Replacement MVS Warrant”) which will entitle the holder to purchase from Verano that number of Verano Subordinate Voting Shares equal to the product obtained when the number of Multiple Voting Shares issuable on exercise of such exchanged Goodness MVS Warrant immediately prior to the Effective Time is multiplied by the product of, (A) the Exchange Ratio, and (B) the Goodness MVS Conversion Ratio, at an exercise price per Verano Subordinate Voting Share equal to the exercise price per Goodness Share under such exchanged Goodness MVS Warrant immediately prior to the Effective Time divided by the product of (A) the Exchange Ratio, and (B) the Goodness MVS Conversion Ratio (provided that if the exercise of Replacement MVS Warrants by a holder would otherwise result in the aggregate number of Verano Subordinate Voting Shares issuable to such holder including a fraction of a Verano Subordinate Voting Share, the aggregate number of Verano Subordinate Voting Shares otherwise issuable upon such exercise shall in each case be rounded down to the nearest whole number without any payment or compensation to the holder, and that the aggregate exercise price payable on any particular exercise of Replacement MVS Warrants shall be rounded up to the nearest whole cent), and otherwise having a term to expiry, conditions to and manner of exercise and other terms and conditions the same as the terms and conditions of such exchanged Goodness MVS Warrant, and such exchanged Goodness MVS Warrant shall thereupon be cancelled. Any document previously evidencing such Goodness MVS Warrant shall thereafter represent only the right to receive, in exchange therefor, the Replacement MVS Warrant that the holder of such document is entitled to receive. For greater certainty, the Goodness MVS Warrants shall not be exchanged or otherwise replaced by the Plan of Arrangement.
Dissenting Shareholders’ Rights
The following is a summary of the provisions of the BCBCA, as modified by the Plan of Arrangement and the Interim Order, relating to a Shareholder’s Dissent Rights in respect of the Arrangement Resolution. Such summary is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its Goodness Shares and is qualified in its entirety by reference to the full text of Sections 237 to 247 of the BCBCA, which is attached to this Circular as Appendix “E,” as modified by the Plan of Arrangement, the Interim Order and any other order of the Court.
The statutory provisions dealing with the right of dissent are technical and complex. Any Dissenting Shareholder should seek independent legal advice, as failure to comply strictly with the provisions of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and any other order of the Court, may result in the loss of all Dissent Rights.
A Dissenting Shareholder may exercise Dissent Rights, provided that, notwithstanding Sections 237 to 247 of the BCBCA, the Dissent Notice must be sent to Goodness Growth by holders who wish to dissent and must be received by Goodness Growth not later than 4:00 p.m. (Central Time) two business days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time).
Registered Shareholders who wish to exercise Dissent Rights should take note that the procedures for dissenting to the Arrangement Resolution require strict compliance with the applicable dissent procedures. In addition to any other restrictions in the Interim Order or the BCBCA, pursuant to the Plan of Arrangement, the following do not have Dissent Rights: (i) holders of Goodness Options; (ii) holders of Goodness RSUs, (iii) holders of Goodness Warrants, (iv) holders of Goodness MVS Warrants and (v) holders of Goodness Shares who vote in favor or have instructed a proxyholder to vote in favor of the Arrangement Resolution.
Dissent Rights to the Arrangement Resolution for Registered Shareholders
As indicated in the Notice, any Registered Shareholder as at the Record Date is entitled to be paid the fair value of the Goodness Shares held by such holder in accordance with Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and any other order of the Court, if such holder validly exercises Dissent Rights and the Arrangement becomes effective.
Anyone who is a beneficial owner of Goodness Shares as at the Record Date registered in the name of an Intermediary and who wishes to dissent should be aware that only Registered Shareholders as at the Record Date are entitled to exercise Dissent Rights. A Registered Shareholder as at the Record Date who holds Goodness Shares as an Intermediary for one or more beneficial owners, one or more of whom wish to exercise Dissent Rights, must exercise such Dissent Rights on behalf of such holder(s). In such case, the Dissent Notice should specify the number of Goodness Shares held by the Intermediary for such beneficial owner. A Dissenting Shareholder may dissent only with respect to all the Goodness Shares held on behalf of any one beneficial owner and registered in the name of the Dissenting Shareholder.
The following description of the dissent procedures is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its Goodness Shares and is qualified in its entirety by reference to the full text of the Plan of Arrangement, the Interim Order and any other order of the Court, and Sections 237 to 247 of the BCBCA, which are attached to this Circular as Appendices “C,” “D” and “E,” respectively. A Registered Shareholder as at the Record Date who intends to exercise Dissent Rights should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, and seek independent legal advice. Failure to strictly comply with the provisions of the BCBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, and to adhere to the procedures established therein, may result in the loss of all rights thereunder.
The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights described herein.
Registered Shareholders as at the Record Date who duly exercise Dissent Rights and who:
(1)
are ultimately entitled to be paid fair value for their Dissent Shares, which fair value shall be the fair value of such Dissent Shares as of the close of business on the last business day before the day on which the Arrangement is approved by Shareholders at the Meeting, shall be paid an amount equal to such fair value by Verano and shall be deemed to have transferred such Dissent Shares to Verano in accordance with the Plan of Arrangement; or

(2)
are ultimately not entitled, for any reason, to be paid fair value for their Goodness Shares in respect of which they have exercised Dissent Rights, shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-Dissenting Shareholder and shall be entitled to receive only the Verano Subordinate Voting Shares that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights, but in no case shall Goodness Growth, Verano or any other person be required to recognize Registered Shareholders who exercise Dissent Rights as Shareholders after the Effective Time, and the names of such Registered Shareholders who exercise Dissent Rights shall be removed from the applicable register of Shareholders as at the Effective Time. There can be no assurance that a Dissenting Shareholder will receive consideration for its Goodness Shares of equal or greater value to the Verano Subordinate Voting Shares that such Dissenting Shareholder would have received under the Arrangement.

Sections 237 to 247 of the BCBCA
Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement and the Interim Order, provides that Registered Shareholders as at the Record Date who dissent to the Arrangement in compliance with Sections 237 to 247 of the BCBCA may exercise a right of dissent and require Verano to purchase the Goodness Shares held by such Registered Shareholders at the fair value of such Goodness Shares.
The exercise of Dissent Rights does not deprive a Registered Shareholder of the right to vote at the Meeting. However, a Registered Shareholder is not entitled to exercise Dissent Rights in respect of the Arrangement Resolution if such holder votes any of the Goodness Shares beneficially held by such holder

FOR the Arrangement Resolution. A vote against the Arrangement Resolution, whether in person or by proxy, does not constitute a Dissent Notice for purposes of the right to dissent under Sections 237 to 247 of the BCBCA.
A Registered Shareholder as at the Record Date who wishes to dissent must deliver the Dissent Notice to Goodness Growth as set forth above and such Dissent Notice must strictly comply with the requirements of Section 242 of the BCBCA as modified by the Interim Order, the Plan of Arrangement and any other order of the Court. Any failure by a Registered Shareholder to fully comply with the provisions of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and any other order of the Court, may result in the loss of that holder’s Dissent Rights. Non-Registered Shareholders as at the Record Date who wish to exercise Dissent Rights must cause the Registered Shareholder holding their Goodness Shares to deliver the Dissent Notice of such Non-Registered Shareholders.
To exercise Dissent Rights, a Registered Shareholder must prepare a separate Dissent Notice for him, her or itself, if dissenting on his, her or its own behalf, and one for each other Non-Registered Shareholder who beneficially owns Goodness Shares registered in such Registered Shareholder’s name and on whose behalf such Registered Shareholder intends to exercise Dissent Rights; and, if dissenting on its own behalf, must dissent with respect to all of the Goodness Shares registered in his, her or its name beneficially owned by such Registered Shareholder or if dissenting on behalf of a Non-Registered Shareholder, with respect to all of the Goodness Shares registered in his, her or its name and beneficially owned by such Non-Registered Shareholder. The Dissent Notice must set out the number and the class of Goodness Shares in respect of which the Dissent Rights are being exercised (the “Dissent Shares”) and: (a) if such Dissent Shares constitute all of the Goodness Shares of which the Shareholder is the registered and beneficial owner and the Shareholder owns no other Goodness Shares beneficially, a statement to that effect; (b) if such Dissent Shares constitute all of the Goodness Shares of which the Shareholder is both the registered and beneficial owner, but the Shareholder owns additional Goodness Shares beneficially, a statement to that effect and the names of the Registered Shareholder(s) of those other Goodness Shares, the number and the class of Goodness Shares held by each such Registered Shareholder and a statement that written notices of dissent are being or have been sent with respect to such other Goodness Shares; and (c) if the Dissent Rights are being exercised by a Registered Shareholder who is not the beneficial owner of such Goodness Shares, a statement to that effect and the name and address of the Non-Registered Shareholder and a statement that the Registered Shareholder is dissenting with respect to all Goodness Shares of the Non-Registered Shareholder registered in such Registered Shareholder’s name.
If the Arrangement Resolution is approved by the Shareholders at the Meeting, and if Goodness Growth notifies the Dissenting Shareholders of its intention to act upon the Arrangement Resolution, pursuant to Section 243 of the BCBCA, in order to exercise Dissent Rights, such Dissenting Shareholder must, within one month after the date of such notice, send to Goodness Growth or its registrar and transfer agent a written statement that such holder requires Goodness Growth to purchase all of the Dissent Shares. Such a written statement must be accompanied by the certificate(s) or DRS Statement, if any, representing such Dissent Shares, and, if the dissent is being exercised by the Registered Shareholder on behalf of a Non-Registered Shareholder who is not such Registered Shareholder, a written statement that: (i) is signed by the Non-Registered Shareholder on whose behalf dissent is being exercised; and (ii) sets out whether or not the Non-Registered Shareholder is the beneficial owner of other Goodness Shares and, if so, sets out: (A) the names of the registered owners of those other Goodness Shares, (B) the number and the class of those other Goodness Shares that are held by each of those registered owners, and (C) that dissent is being exercised in respect of all of those other Goodness Shares, all in accordance with Section 244 of the BCBCA.
If a Dissenting Shareholder fails to strictly comply with the requirements of the Dissent Rights, it will lose its Dissent Rights, Verano will return to the Dissenting Shareholder the certificate(s) or DRS Statement representing the Goodness Shares that were delivered to Verano, if any, and if the Arrangement is completed, that Dissenting Shareholder will be deemed to have participated in the Arrangement on the same terms as a Shareholder who has not exercised Dissent Rights. A vote against the Arrangement Resolution, whether in person or by proxy, or not voting on the Arrangement Resolution does not constitute a Dissent Notice.

Upon delivery of the written statement and the required documents, the Dissenting Shareholder ceases to have any rights as a Shareholder other than the right to be paid the fair value of the Goodness Shares, except where, before full payment is made for the Dissent Shares, the Arrangement in respect of which the Dissent Notice was sent is abandoned or by its terms will not proceed, a court permanently enjoins or sets aside the corporate action approved by the Arrangement Resolution, or the Dissenting Shareholder withdraws the Dissent Notice with Goodness Growth’s written consent. If any of these events occur, Verano must return the share certificate(s) or DRS Statement, if any, representing the Goodness Shares to the Dissenting Shareholder and the Dissenting Shareholder will regain the ability to vote and exercise its rights as a Shareholder at the Meeting.
The Dissenting Shareholder and Goodness Growth may agree on the payout value of the Dissent Shares; otherwise, either party may apply to the Court to determine the fair value of the Dissent Shares or apply for an order that value be established by arbitration or by reference to the Registrar or a referee of the Court. If the matters provided for in the Arrangement Resolution become effective and the Dissenting Shareholder has complied with Sections 237 to 247 of the BCBCA, after a determination of the payout value of the Dissent Shares, Verano must then promptly pay that amount to the Dissenting Shareholder.
Addresses for Notice
Notwithstanding Section 242(1)(a) of the BCBCA, the written Dissent Notice to the Arrangement Resolution must be received from Dissenting Shareholders by Goodness Growth at DLA Piper (Canada) LLP, 666 Burrard Street, Suite 2800, Vancouver, British Columbia V6C 2Z7 not later than 4:00 p.m. (Central Time) two business days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time).
Strict Compliance with Dissent Provisions Required
The foregoing summary does not purport to provide comprehensive statements of the procedures to be followed by a Dissenting Shareholder under Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, the Interim Order and any other order of the Court, and reference should be made to the specific provisions of Sections 237 to 247 of the BCBCA, the Plan of Arrangement and the Interim Order. The BCBCA requires strict adherence to the procedures regarding the exercise of rights of dissent established therein. The failure to adhere to such procedures may result in the loss of all rights of dissent. Accordingly, each Registered Shareholder who wishes to exercise Dissent Rights should carefully consider and comply with the provisions of Sections 237 to 247 of the BCBCA, the Plan of Arrangement, the Interim Order and any other order of the Court, and consult a legal advisor. A copy of Sections 237 to 247 of the BCBCA is set out in Appendix “E” to this Circular and a copy of the Plan of Arrangement and the Interim Order are set out in Appendix “C” and Appendix “D,” respectively, to this Circular.
Each Registered Shareholder wishing to exercise the Dissent Rights should carefully consider and comply with the provisions of the Interim Order and Sections 237 to 247 of the BCBCA, which are attached to this Circular as Appendix “D” and Appendix “E,” respectively, and should seek his, her or its own legal advice. Dissenting Shareholders should note that the exercise of Dissent Rights can be a complex, time-consuming and expensive process.
Goodness Growth and Verano have retained the services of the Depositary for the receipt of the Letters of Transmittal and the certificates and DRS Statements representing Goodness Shares and for the delivery of the Verano Subordinate Voting Shares for the Goodness Shares under the Arrangement. The Depositary will receive reasonable and customary compensation for its services in connection with the Arrangement, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under U.S. Securities Laws and expenses in connection therewith.

THE ARRANGEMENT AGREEMENT AND RELATED AGREEMENTS
The following is a summary of the principal terms of the Arrangement Agreement. This summary does not purport to be complete and may not contain all of the information about the Arrangement Agreement that is important to Shareholders. The rights and obligations of the Parties are governed by the express terms and conditions of the Arrangement Agreement and not by this summary or any other information contained in this Circular. This summary is qualified in its entirety by, in the case of the Arrangement Agreement, the complete text of the Arrangement Agreement, a copy of which is attached to this Circular as Appendix “B” and is available on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov, and in the case of the Plan of Arrangement, the complete text of the Plan of Arrangement, a copy of which is attached at Appendix “C” to this Circular.
On January 31, 2022, Goodness Growth entered into the Arrangement Agreement with Verano, pursuant to which Goodness Growth and Verano agreed that, subject to the terms and conditions set forth in the Arrangement Agreement, Verano will acquire 100% of the Goodness Shares pursuant to the Plan of Arrangement under the BCBCA. Upon completion of the Arrangement, Shareholders (other than Dissenting Shareholders) will receive, for each Subordinate Voting Share held, 0.22652 of a Verano Subordinate Voting Share held, and 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share held, immediately prior to the Effective Time.
The terms of the Arrangement Agreement were the result of arm’s length negotiation between Goodness Growth and Verano and their respective advisors. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Arrangement Agreement.
Representations and Warranties
Except for its status as the contractual document that establishes and governs the legal relations among Goodness Growth and Verano with respect to the Arrangement, Goodness Growth and Verano do not intend for the Arrangement Agreement to be a source of factual, business or operational information about Goodness Growth or Verano. The Arrangement Agreement contains representations and warranties made by Goodness Growth to Verano, and by Verano to Goodness Growth, which are summarized below.
These representations and warranties have been made by each Party solely for the benefit of the other Party and:
•
were not intended as statements of fact, but rather as a way of allocating the risk to one of the Parties if those statements prove to be inaccurate;

•
have been qualified by certain confidential disclosures that were made to the other Party in connection with the negotiation of the Arrangement Agreement, which disclosures are not reflected in the Arrangement Agreement; and

•
may apply standards of materiality (including Material Adverse Effect) that may be different from that considered material to Goodness Growth Shareholders, or that may have been used for the purpose of allocating risk between the Parties rather than for the purpose of establishing facts.

Moreover, information concerning the subject matter of the representations and warranties in the Arrangement Agreement were made as of specific dates specified therein and may have changed since the date of the Arrangement Agreement. For the foregoing reasons, you should not rely on the representations and warranties contained in the Arrangement Agreement as statements of factual information at the time they were made or otherwise.
The representations and warranties provided by Goodness Growth in favor of Verano relate to, among other things:
•
the determination by the Board that the Plan of Arrangement is fair to the Goodness Growth Shareholders and is in the best interests of Goodness Growth and the Shareholders;

•
the unanimous resolution of the Board to recommend to the Goodness Growth Shareholders that they vote in favor of the Arrangement Resolution;

•
the approval by the Board of the Arrangement pursuant to the Plan of Arrangement and the execution of the performance of the Arrangement Agreement;

•
the receipt by the Board of opinions relating to the fairness of the Consideration to be received by the Shareholders in connection with the Arrangement;

•
corporate organization and similar corporate matters, including the permits and qualification to do business under applicable law;

•
the corporate power and authority of Goodness Growth to enter into the Arrangement Agreement and perform its obligations thereunder, including Board approval to enter into the Arrangement Agreement, and no other corporate proceedings on the part of Goodness Growth are necessary to authorize the execution and delivery by it of the Arrangement Agreement or (subject to obtaining the Closing Regulatory Approval, the approval of the Arrangement Resolution by Shareholders, the Interim Order and the Final Order) the completion by Goodness Growth of the transactions contemplated thereby;

•
the execution and delivery of the Arrangement Agreement by Goodness Growth and the performance by it of its obligations thereunder, and the completion of the Arrangement not resulting in a violation, conflict or default under Goodness Growth’s or its subsidiaries’ constating documents or any Law;

•
capital structure;

•
Securities Laws matters, including “reporting issuer” status of Goodness Growth and the absence of any delisting, suspension or cease trading orders with respect to Goodness Growth’s securities;

•
ownership of its subsidiaries, and certain matters with respect to its subsidiaries;

•
timely and accurate filing of public documents and the absence of any misrepresentations;

•
forward-looking information;

•
financial statements;

•
the absence of any off-balance sheet arrangements not otherwise disclosed;

•
internal controls and financial reporting;

•
accounting policies;

•
independent auditors;

•
title to Goodness Growth assets;

•
compliance with laws, regulatory approvals and authorizations;

•
U.S. Securities Laws matters;

•
“investment company” status under the U.S. Investment Company Act of 1940;

•
business relationships;

•
privacy protection matters;

•
intellectual property matters;

•
leased premises;

•
real property;

•
operating conditions of assets;

•
the adequacy of financial books and records;

•
the adequacy of minute books;

•
the absence of undisclosed liabilities;

•
the absence of certain material changes in respect of Goodness Growth and its subsidiaries;

•
litigation;

•
taxes;

•
Goodness Growth’s material contracts, including the absence of material default under each such contract;

•
permits;

•
environmental matters;

•
the Competition Act (Canada);

•
Goodness Growth’s status as a “Canadian business” under the Investment Canada Act;

•
employee benefits;

•
labour and employment matters;

•
full disclosure and completion of previous acquisitions in compliance with Securities Law;

•
the absence of cease trade orders;

•
related party transactions;

•
no expropriation of any property or assets;

•
the absence of registration rights;

•
the absence of rights of first refusal, options to purchase, or any other right of participation of any other Person;

•
the absence of voting control agreements;

•
the absence of restrictions on business activities;

•
brokers;

•
insurance;

•
compliance with respect to Canada’s Corruption of Foreign Public Officials Act and the U.S. Foreign Corrupt Practices Act;

•
compliance with anti-money laundering legislation;

•
directors and officers;

•
the absence of shareholder rights plans; and

•
COVID-19 and COVID-19 measures.

The representations and warranties provided by Verano in favor of Goodness Growth relate to, among other things:
•
Verano’s board of directors (the “Verano Board”) determined the Arrangement Agreement is in the best interests of Verano;

•
the Verano Board approved the execution of the performance of the Arrangement Agreement;

•
corporate organization and similar corporate matters, including the permits and qualification to do business under applicable law;

•
corporate power and authority of Verano to enter into the Arrangement Agreement and perform its obligations thereunder, including Verano Board approval to enter into the Arrangement Agreement, and no other corporate proceedings on the part of Verano are necessary to authorize the execution and delivery by it of the Arrangement Agreement or the completion by Verano of the transactions contemplated thereby;

•
the execution and delivery of the Arrangement Agreement by Verano and the performance by it of its obligations thereunder, and the completion of the Arrangement not resulting in a violation, conflict or default under Verano’s or its subsidiaries’ constating documents or any Law;

•
capital structure;

•
the securities issuable in connection with the Arrangement;

•
Securities Laws matters, including “reporting issuer” status of Verano and the absence of any delisting, suspension or cease trading orders in respect of Verano’s securities;

•
ownership of its subsidiaries, and certain matters with respect to its subsidiaries;

•
timely and accurate filing of public documents and the absence of any misrepresentations;

•
forward-looking information;

•
financial statements;

•
the absence of any off-balance sheet arrangements not otherwise disclosed;

•
internal controls and financial reporting;

•
accounting policies;

•
independent auditors;

•
title to Verano assets;

•
compliance with laws, regulatory approvals and authorizations;

•
intellectual property matters;

•
leased and owned real property;

•
the adequacy of financial books and records;

•
the adequacy of minute books;

•
the absence of undisclosed liabilities;

•
the absence of certain material changes in respect of Verano and its subsidiaries

•
litigation;

•
taxes;

•
material contracts;

•
permits;

•
environmental matters;

•
regulatory matters;

•
labour and employment matters;

•
full disclosure and completion of previous acquisitions in compliance with Securities Law;

•
the absence of cease trade orders;

•
related party transactions;

•
the absence of voting control agreements;

•
the absence of restrictions on business activities;

•
brokers;

•
compliance with respect to Canada’s Corruption of Foreign Public Officials Act and the U.S. Foreign Corrupt Practices Act;

•
compliance with anti-money laundering legislation; and

•
directors and officers.

The representations and warranties of Goodness Growth and Verano contained in the Arrangement Agreement will not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which the Arrangement Agreement is terminated in accordance with its terms. Any investigation by Verano and its advisors shall not mitigate, diminish or affect the representations and warranties of Goodness Growth contained in the Arrangement Agreement. Notwithstanding the termination of the Arrangement Agreement prior to the Effective Time, and the resulting expiration of the representations and warranties, each Party to the Arrangement Agreement may be liable for any damages arising out of willful breach of any provision of the Arrangement Agreement.
Covenants
General
In the Arrangement Agreement, each of Goodness Growth and Verano has agreed to certain covenants, including customary covenants relating to the operation of their respective businesses in the Ordinary Course, to use commercially reasonable efforts to satisfy the conditions precedent to their respective obligations under the Arrangement Agreement and the Plan of Arrangement, to complete the Required Divestiture and to obtain the Closing Regulatory Approval set out in the Arrangement Agreement, as described below.
Goodness Growth Covenants Regarding Conduct of Business
The Arrangement Agreement includes covenants by Goodness Growth in favor of Verano that, until the earlier of the Effective Time and the termination of the Arrangement Agreement, except with the express prior written consent of Verano, acting reasonably, or as required by Law, as set out in the Goodness Growth Disclosure Letter, or as otherwise contemplated or permitted by the Arrangement Agreement or the Plan of Arrangement:
(a)
Goodness Growth will, and will cause its subsidiaries to, conduct their business in the Ordinary Course;

(b)
Goodness Growth will use commercially reasonable efforts to maintain and preserve its and its subsidiaries’ respective business organizations, assets, properties, rights, goodwill and business relationships;

(c)
Goodness Growth will not, and Goodness Growth will not permit any of its subsidiaries to, directly or indirectly, among other things:

(i)
amend its or their articles, charter, by-laws or other constating documents;

(ii)
split, combine, consolidate or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution thereon (whether in cash, stock or property or any combination thereof), or amend or modify any term of any outstanding debt security;

(iii)
redeem, purchase, or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock or any of its outstanding securities;

(iv)
issue, deliver, sell, pledge or otherwise encumber, or authorize the issuance, delivery, sale, pledge or other encumbrance of any shares of its capital stock or other equity or voting interests (including issued Goodness Growth Shares held by Goodness Growth in treasury), or any options, warrants or similar rights or convertible securities exercisable or exchangeable for or convertible into such capital stock or other equity or voting interests, or any stock appreciation rights, phantom stock awards or other rights that are linked to the price or the value of Goodness Growth Shares, except for the issuance of Goodness Growth Subordinate Voting Shares and Goodness Growth Multiple Voting Shares issuable upon the exercise or settlement of Goodness Options, Goodness RSUs, and Goodness Growth Warrants, in each case that are outstanding on the date of the Arrangement Agreement or upon the conversion of Goodness Growth Super Voting Shares or Goodness Growth Multiple Voting Shares into Goodness Growth Subordinate Voting Shares, in each case that are outstanding on the date of the Arrangement Agreement or issued in accordance with the Arrangement Agreement;

(v)
reduce its stated capital or reorganize, arrange, restructure, amalgamate or merge with any Person;

(vi)
adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Goodness Growth or any of its subsidiaries;

(vii)
enter into any Contract with any Person that has obligations for Goodness Growth and/or its subsidiaries in excess of $300,000, other than for capital expenditures as permitted in the Arrangement Agreement;

(viii)
acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses having a cost, on a per transaction or series of related transactions basis, in excess of $300,000 for all such transactions, other than (i) inventory acquired in the Ordinary Course; (ii) assets in connection with the Ordinary Course operation of Company Business; and (iii) as otherwise permitted under the terms of the Arrangement Agreement;

(ix)
sell, pledge, lease, dispose of, lose the right to use, mortgage, license, encumber (other than a Permitted Lien) or otherwise transfer any assets of Goodness Growth or of any of its subsidiaries or any interest in any assets of Goodness Growth and its subsidiaries having a book or fair market value greater than $150,000 individually or $1,500,000 in the aggregate, other than inventory sold in the Ordinary Course;

(x)
make any capital expenditure or commitment to do so which, individually exceeds $150,000 or in the aggregate exceeds $3,000,000;

(xi)
other than under the Credit Agreement, amend or modify, or terminate or waive any material right under, any Material Contract;

(xii)
enter into any contract or agreement with a term of more than 12 months, except for contracts or agreements that are not Material Contracts that are entered into in the Ordinary Course;

(xiii)
amend, modify or terminate any material insurance (or re-insurance) policy of Goodness Growth or any Subsidiary in effect on the date of the Arrangement Agreement outside the Ordinary Course, provided, however, that the Arrangement Agreement shall not prohibit Goodness Growth from (i) making changes to the terms of any material insurance (or re-insurance) policy in connection with, or replacing any existing policy with a substantially policy to the extent that it can be obtained on a commercially reasonable basis in connection with, a renewal or termination of an existing insurance (or re-insurance) policy, or (ii) in the event that a current insurer no longer will provide the scope or level of insurance currently provided of its own volition (for instance, if the insurer will no longer provide insurance in the cannabis industry);

(xiv)
increase any coverage under any directors’ and officers’ insurance policy other than as contemplated under the Arrangement Agreement;

(xv)
other than under the terms and conditions of and pursuant to the Credit Agreement in effect on the date hereof, prepay any indebtedness before its scheduled maturity, or increase, create, incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantees thereof, except as permitted pursuant to the Credit Agreement;

(xvi)
make any loan or advance to, or any capital contribution or investment in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any Person other than advances and capital contributions to wholly-owned subsidiaries of Goodness Growth in the Ordinary Course;

(xvii)
enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

(xviii)
make any material Tax election or designation, settle or compromise any Tax claim, assessment, reassessment or liability, file any amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any Tax matter or amend or change any of its methods of reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(xix)
make any material change in Goodness Growth’s methods of accounting, except as required by Laws or concurrent changes in U.S. GAAP;

(xx)
grant or implement any increase in the rate of wages, salaries, bonuses or other remuneration of any Goodness Growth Employee or independent contractor earning total compensation in excess of $150,000 annually or make any bonus or profit sharing distribution or similar payment of any kind with respect to any Goodness Growth Employee or independent contractor, except: (i) as may be required by a Contract listed in the Goodness Growth Disclosure Letter, with such requirements described therein; or (ii) annual increases in base wages and salaries made in the Ordinary Course;

(xxi)
(i) adopt, enter into or amend any Employee Plan; (ii) pay any benefit to any director or officer of Goodness Growth or any of its subsidiaries that is not required under the terms of any Employee Plan or agreement in effect on the date of the Arrangement Agreement; (iii) grant, accelerate, increase or otherwise amend any payment, award or other benefit payable to, or for the benefit of, any director or officer of Goodness Growth or any of its subsidiaries or to any Goodness Growth Employee; (iv) make any determination under any Employee Plan that is not in the Ordinary Course; or (v) take or propose any action to effect any of the foregoing;

(xxii)
cancel, waive, release, assign, settle or compromise any claims or rights of material value or take any material action or fail to take any action in any material respect that would result in termination of any material claims or rights other than as set out in the Arrangement Agreement;

(xxiii)
commence, waive, release, assign, settle, compromise or settle any litigation, proceeding or governmental investigation relating to Goodness Growth or any of its subsidiaries, any Company Assets or Company Business in excess of an aggregate amount of $5,000,000, net of insurance proceeds, other than settlements in amounts for matters that have been specifically reserved for in Goodness Growth’s September 30, 2021 financial statements included in Goodness Growth Filings prior to the date hereof;

(xxiv)
enter into any material Contract with a Person (other than a wholly-owned Subsidiary or NFP of Goodness Growth) that does not deal at arm’s length with Goodness Growth;

(xxv)
commit to or enter into any new arrangements, agreements or understandings or modify any existing arrangements, agreements or understandings between Goodness Growth and any Goodness Growth Shareholder or holder of convertible securities of Goodness Growth owning or controlling more than 1% of any class of the outstanding Goodness Growth Shares, as applicable;

(xxvi)
cease taking or take any action that may have a material adverse effect on Goodness Growth’s CSE listing;

(xxvii)
fail to timely make any required material filing or material notification under Securities Laws or fail to meet the form and disclosure requirements for any required filing under Securities Laws in any material respect; or

(xxviii)
authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing;

(d)
Except (i) with the express prior written consent of Verano, acting reasonably, or (ii) as required or permitted by the Arrangement Agreement, Goodness Growth will:

(i)
on a monthly basis, notify Verano in writing of its actual capital and other expenditures, construction status and results for the immediately preceding month as compared to the Budget; and

(ii)
on a monthly basis, notify Verano in writing of any planned capital and other expenditures for the following month as compared to the Budget;

(e)
Goodness Growth will forthwith (and in any event, within two business days) notify Verano in writing of:

(i)
any event or occurrence that could reasonably be expected to result in a Material Adverse Effect with respect to Goodness Growth;

(ii)
any penalty, filing, action, suit, claim, investigation, audit inquiry, assessment or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company Assets, Goodness Growth or its subsidiaries that: (i) could result in amounts owing in excess of $5,000,000; (ii) would suspend, restrain, prohibit or otherwise adversely impact the conduct of any material portion of the Company Business or the Company Assets to a material extent; (iii) involves a director or officer of Goodness Growth; or (iv) would suspend, restrain, prohibit or otherwise materially adversely impact any Permits issued under Applicable U.S. State Laws in New York or Minnesota;

(i)
any communications to or from any Governmental Entities that are not in the Ordinary Course;

(ii)
any resignation of a director and/or officer of Goodness Growth or any of its subsidiaries; or

(iii)
any Contract entered into in respect of the Required Divestitures.

Verano Covenants Regarding Conduct of Business
The Arrangement Agreement includes covenants by Verano in favor of Goodness Growth that, until the earlier of the Effective Time and the termination of the Arrangement Agreement in accordance with its terms, except with the express prior written consent of Goodness Growth, acting reasonably, or as required by Law, as set out in the Verano Disclosure Letter, or as otherwise contemplated or permitted by the Arrangement Agreement or the Plan of Arrangement:
(a)
Verano will, and will cause its subsidiaries to, conduct their business in the Ordinary Course;

(b)
Verano will use commercially reasonable efforts to maintain and preserve its and its material subsidiaries’ respective business organizations, assets, properties, rights, goodwill and business relationships;

(c)
Verano will not, and Verano will not permit any of its subsidiaries to, directly or indirectly, among other things:

(i)
amend its or their articles, charter, by-laws or other constating documents;

(ii)
split, combine, consolidate or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution thereon (whether in cash, stock or property or any combination thereof);

(iii)
redeem, purchase, or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock or any of its outstanding securities;

(iv)
reduce its stated capital or reorganize, arrange, restructure, amalgamate or merge with any Person; provided that Verano and its material subsidiaries shall be permitted, without the express prior written consent of Goodness Growth, to acquire other Persons other than by way of an amalgamation or merger;
(v)
adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Verano;

(vi)
make any material change in Verano’s methods of accounting, except to U.S. GAAP, as required by applicable Laws or in relation to concurrent changes in IFRS and/or U.S. GAAP;

(vii)
materially change the nature of the business carried on by Verano and its subsidiaries, taken as a whole; or

(viii)
authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing;

(d)
Verano will forthwith (and in any event, within two business days) notify Goodness Growth in writing of:

(i)
any event or occurrence that could reasonably be expected to result in a Material Adverse Effect with respect to Verano; or

(ii)
any penalty, filing, action, suit, claim, investigation, audit inquiry, assessment or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Verano’s assets, Verano or its subsidiaries that could result in amounts owing in excess of $10,000,000 or otherwise would suspend, restrain, prohibit or otherwise adversely impact any portion of Verano’s business to a material extent.

(e)
Verano will not, and will cause its subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation is reasonably expected to: (i) result in a Governmental Entity entering an Order prohibiting the consummation of the Arrangement or refusing to provide the Closing Regulatory Approval; or (ii) materially delay or prevent the consummation of the Arrangement.

HSR Act and Antitrust Laws
Pursuant to the terms of the Arrangement Agreement, each of Goodness Growth and Verano covenanted to make the appropriate filings pursuant to the HSR Act or such other Antitrust Laws with respect to the Arrangement within ten business days of the date of the Arrangement Agreement. Additionally, the Parties agreed to cooperate in good faith with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper, and advisable to consummate and make effective the transactions contemplated by the Arrangement Agreement as soon as practicable.
In furtherance of the foregoing, each Party agreed to use its reasonable best efforts to (i) cooperate in good faith in all respects with each other in connection with any filing or submission pursuant to the Arrangement Agreement and in connection with any investigation or other inquiry relating thereto, (ii) promptly inform the other Party of any communication received from, or given to, the Antitrust Division of the DOJ, the FTC or any other Governmental Entity, in each case regarding any of the transactions contemplated hereby, (iii) permit the other Party, or the other Party’s legal counsel, to review in advance, with a reasonable opportunity for comment thereon, any proposed communication to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity, and (iv) unless prohibited by such Governmental Entity or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.
Neither Goodness Growth nor Verano will engage in integration of their businesses prior to the closing of the Arrangement.

Required Divestitures
Goodness Growth provided a covenant to cooperate in good faith with Verano and to use its commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper, and advisable to consummate and make effective the Required Divestitures at or following the Effective Time.
Covenants of Goodness Growth Regarding the Arrangement
The Arrangement Agreement includes further covenants from Goodness Growth relating to the Arrangement, that, subject to the provisions of the Arrangement Agreement, it will:
(a)
Perform, and will cause its subsidiaries to perform, all obligations required to be performed by Goodness Growth or any of its subsidiaries under the Arrangement Agreement, cooperate with Verano in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, Goodness Growth shall and, where appropriate, shall cause each of its subsidiaries to:

(i)
use its commercially reasonable efforts to obtain and maintain all third-party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are (i) necessary or advisable under its Material Contracts in connection with the Arrangement or (ii) required in order to maintain its Material Contracts in full force and effect following completion of the Arrangement;

(ii)
prepare and file, as promptly as practicable, all necessary documents, registrations, statements, petitions, filings and applications for the Regulatory Approvals required to be obtained by Goodness Growth or any of its subsidiaries and using its commercially reasonable efforts to obtain and maintain all such Regulatory Approvals, and providing or submitting all documentation and information that is required, or in the reasonable opinion of Verano, advisable, in connection with obtaining such Regulatory Approvals;

(iii)
use its commercially reasonable efforts to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement brought by any third party, and use its commercially reasonable efforts to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or the Arrangement Agreement;

(iv)
carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its subsidiaries with respect to the Arrangement Agreement or the Arrangement;

(v)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement;

(vi)
comply with any CSE and OTCQX requirements, including with respect to the Arrangement Agreement and the Arrangement; and

(vii)
use commercially reasonable efforts to satisfy all conditions precedent set forth in the Arrangement Agreement.

Verano Covenants Regarding Conduct of Business
The Arrangement Agreement includes a general covenant by Verano in favor of Goodness Growth that, subject to the provisions of the Arrangement Agreement, it will, and will:
(a)
Perform, and cause its subsidiaries to perform, all obligations required to be performed by Verano or any of its subsidiaries under the Arrangement Agreement, cooperate with Goodness Growth in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, Verano shall and, where appropriate, shall cause each of its subsidiaries to:
(i)
use its commercially reasonable efforts to obtain and maintain all third-party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are necessary or advisable under its Material Contracts in connection with the Arrangement;

(ii)
prepare and file, as promptly as practicable, all necessary documents, registrations, statements, petitions, filings and applications for the Regulatory Approvals required to be obtained by Verano or any of its subsidiaries and using its commercially reasonable efforts to obtain and maintain all such Regulatory Approvals, and providing or submitting all documentation and information that is required, or in the reasonable opinion of Goodness Growth, advisable, in connection with obtaining such Regulatory Approvals;

(iii)
use its commercially reasonable efforts to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement brought by any third party, and use its commercially reasonable efforts to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or the Arrangement Agreement;

(iv)
carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its subsidiaries with respect to the Arrangement Agreement or the Arrangement;

(v)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with the Arrangement Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement;

(vi)
on or before the Effective Date reserve a sufficient number of Consideration Shares to be issued upon completion of the Arrangement and the Verano Subordinate Voting Shares to be issued upon the exercise from time to time of Goodness Options and Goodness Growth Warrants;

(vii)
comply with CSE requirements with respect to the Arrangement Agreement and the Arrangement;

(viii)
obtain any necessary approvals, and complete all required filings, to the extent required, to cause the listing on the CSE of: (i) the Consideration Shares; and (ii) the Verano Subordinate Voting Shares issuable upon exercise or vesting of Goodness Options, Goodness RSUs and Replacement Warrants; and

(ix)
use commercially reasonable efforts to satisfy all conditions precedent set forth in the Arrangement Agreement.

Mutual Covenants Relating to the Arrangement
The Arrangement Agreement contains additional mutual covenants of Goodness Growth and Verano, which provide that:
(a)
each of the Parties will promptly, and in any event within two business days of each of the following, notify the other Party:

(i)
of any notice or other communication from any Person alleging (i) that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such

Person is required in connection with the Arrangement Agreement or the Arrangement, or (ii) that such Person is terminating or may terminate or is otherwise materially adversely modifying or may materially adversely modify its business relationship with the Party as a result of the Arrangement Agreement or the Arrangement, to the extent such business relationship is material to such Party or any of its subsidiaries; or
(ii)
of any notice or other communication from any Governmental Entity in connection with the Arrangement Agreement or the Arrangement (and such Party shall contemporaneously provide a copy of any such written notice or communication to the other Party);

(b)
all material analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Entity or the representatives of any Governmental Entity, in connection with the Arrangement and the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Verano or Goodness Growth, on the one hand, and Governmental Entities, on the other hand, in the Ordinary Course, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other Party in advance of any filing, submission or attendance, with the intent that the Parties will consult and cooperate and consider in good faith the views of the other Party in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals; and

(c)
each Party shall give notice to the other Party with respect to any meeting, discussion, appearance or contacts with any Governmental Entity or the representatives of any Governmental Entity, with such notice being sufficient to provide the other Party with the opportunity to attend and participate in any such meeting, discussion, appearance or contact if and to the extent permitted by Law.

Access to Information
Each of Goodness Growth and Verano has agreed to give the other Party and its representatives, upon reasonable notice, reasonable access during normal business hours to its and their: (i) premises, (ii) property and assets (including all books and records, whether retained internally or otherwise, and, in the case of Goodness Growth and its Subsidiaries, at the Effective Time, username and password information for accounts (including social media accounts relating to the business of Goodness Growth) relating to the Company Business), (iii) Contracts, and (iv) senior management, so long as the access does not unduly interfere with the Ordinary Course conduct of the business of such other Party or its Subsidiaries.
Insurance and Indemnification
The Arrangement Agreement provides that Verano will, or will cause Goodness Growth and its Subsidiaries to, maintain in effect for six years from the Effective Date customary policies of directors’ and officers’ liability insurance providing protection no less favorable to the protection provided by the policies maintained by Goodness Growth and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date; provided, however, that Verano acknowledges and agrees that prior to the Effective Time, notwithstanding any other provision hereof, Goodness Growth may, at its option, purchase prepaid run-off directors’ and officers’ liability insurance on terms substantially similar to the directors’ and officers’ liability policies currently maintained by Goodness Growth, but providing coverage for a period of six years from the Effective Date with respect to claims arising from or related to facts or events which occurred on or prior to the Effective Date.
Additionally, Verano agreed to, following the Effective Date, honor and cause Goodness Growth to honor all rights to indemnification or exculpation in favor of present and former officers and directors of Goodness Growth and its Subsidiaries as provided in the constating documents of Goodness Growth or any of its Subsidiaries in effect as of the date of the Arrangement Agreement, or any contract by which Goodness Growth or any of its Subsidiaries is bound and which is in effect as of the date of the Arrangement Agreement, which will survive the completion of the Plan of Arrangement and continue in full force and effect and without modification for a period of not less than six (6) years from the Effective Time, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time. If Goodness Growth or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not a continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, Verano further agreed to take commercially reasonable efforts to ensure that any such successor or assign (including, as applicable, any acquirer of substantially all of the properties and assets of the Goodness Growth or its Subsidiaries) assumes all of the obligations set forth in the Arrangement Agreement.
SEC Deregistration and Stock Exchange Delisting
Pursuant to the Arrangement Agreement, Goodness Growth agreed to cooperate with Verano and use commercially reasonable efforts to take, or cause to be taken, prior to the Effective Time, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Securities Laws and other Laws and rules and policies of the SEC, CSE and OTCQX to enable the deregistration and delisting by the Goodness Growth of the Subordinate Voting Shares from the Exchange Act, the CSE and the OTCQX promptly after the Effective Time.
Interest Funding Support
Verano covenanted and agreed that, until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms, it shall, on a monthly basis and within five business days of the receipt of written notice from Goodness Growth, provide Goodness Growth with a cash amount equal to the Incremental Interest Amount paid by or accrued by Goodness Growth in respect of the applicable month.
Covenants Regarding Non-Solicitation
Except as otherwise provided in the Arrangement Agreement, Goodness Growth has agreed not to, directly or indirectly, through any Representative, any of its Subsidiaries or any of its Subsidiaries’ Representatives, and will not permit any such Person to:
(a)
solicit, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of Goodness Growth or any Subsidiary or entering into any form of arrangement, agreement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(b)
enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than Verano) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal, provided however, that (i) Goodness Growth may ascertain facts from the Person making such Acquisition Proposal for the sole purpose of the Board informing itself about such Acquisition Proposal and the Person that made it, and (ii) Goodness Growth may communicate with any Person for purposes of advising such Person of the restrictions in the Arrangement Agreement and also advising such Person that their Acquisition Proposal does not constitute a Superior Proposal or is not reasonably expected to constitute or lead to a Superior Proposal, if applicable;

(c)
enter into or publicly propose to enter into any arrangement, agreement or understanding in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by and in accordance with the Arrangement Agreement);

Except as provided in the Arrangement Agreement, Goodness Growth has agreed to not, directly or indirectly, through any Representative or otherwise, permit any such Person to:
(a)
make a Change in Recommendation; or

(b)
accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any publicly announced or otherwise publicly disclosed Acquisition Proposal (it being understood that taking no position or a neutral position with respect to a publicly announced or otherwise publicly disclosed Acquisition Proposal for a period of no more than five business days following the announcement or disclosure of such Acquisition Proposal will not be considered to be in violation of the Arrangement Agreement provided the Board has rejected such Acquisition Proposal and affirmed the Board Recommendation before the end of such five business day period).
At all times since November 21, 2021, Goodness Growth represented and warranted to Verano that Goodness Growth, its Subsidiaries and its Representatives have ceased and terminated, and caused to be terminated, any solicitation, discussion, negotiations, or other activities commenced with any Person (other than Verano) which may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection with such termination Goodness Growth, its Subsidiaries and its Representatives had not and will no longer provide access to any data room or provide any new disclosure of information, or access to properties, facilities, books and records of Goodness Growth or any of its Subsidiaries (other than to Verano) outside the Ordinary Course.
Goodness Growth represented and warranted to Verano that since November 21, 2021, Goodness Growth had not waived any confidentiality, standstill or similar agreement to which Goodness Growth or any Subsidiary is a party, and covenants Goodness Growth additionally agreed (i) to take all necessary action to enforce each confidentiality, standstill or similar agreement to which Goodness Growth or any of its Subsidiaries is a party, and (ii) that neither Goodness Growth, nor any of its Subsidiaries nor any of their respective Representatives will, without the prior written consent of Verano (which may be withheld or delayed in Verano’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting Goodness Growth, or any of its Subsidiaries, under any confidentiality, standstill or similar agreement to which Goodness Growth or any of its Subsidiaries is a party (it being acknowledged by Verano that the automatic termination or release of any standstill restrictions of any such agreements as a result of entering into and announcing the Arrangement Agreement shall not be a violation of the Arrangement Agreement).
Notification of Acquisition Proposals
The Arrangement Agreement provides that if Goodness Growth or any of its Subsidiaries or any of their respective Representatives, receives, or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information that is made, or that may reasonably be perceived to be made, in connection with an Acquisition Proposal, including information, access, or disclosure relating to the properties, facilities, books or records of Goodness Growth or any of its Subsidiaries, Goodness Growth will immediately notify Verano, at first orally, and then promptly and in any event within 24 hours in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions and the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and will provide Verano with copies of all documents, correspondence or other material received in respect of, from or on behalf of any such Person.
Goodness Growth additionally covenanted to keep Verano informed on a current basis of the status of developments and (to the extent permitted by the Arrangement Agreement) negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request.
Responding to an Acquisition Proposal
If at any time, prior to obtaining the approval by the Goodness Growth Shareholders of the Arrangement Resolution, Goodness Growth receives a written Acquisition Proposal, Goodness Growth may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of Goodness Growth and its Subsidiaries if, and only if:
(a)
the Board first determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal (disregarding for such determination any due diligence or access condition);
(b)
such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill or similar restriction;

(c)
Goodness Growth has been, and continues to be, in compliance with its obligations in all material respects under the Arrangement Agreement; and

(d)
prior to providing any such copies, access, or disclosure, Goodness Growth enters into a confidentiality and standstill agreement with such Person having terms that are not less onerous than those set out in the Confidentiality Agreement entered into between Goodness Growth and Verano, and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to Verano.

Notwithstanding the foregoing, the Arrangement Agreement provides that nothing contained in the Arrangement Agreement shall prevent Goodness Growth from:
(a)
complying with Section 2.17 of National Instrument 62-104 — Takeover Bids and Issuer Bids and similar provisions under Securities Laws relating to the provision of a directors’ circular (or similar document) in respect of an Acquisition Proposal; or

(b)
calling and/or holding a meeting of Shareholders requisitioned by the Shareholders in accordance with Law or taking any other action with respect to an Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with Law.

Right to Match
If Goodness Growth receives an Acquisition Proposal that constitutes a Superior Proposal prior to the approval of the Arrangement Resolution by the Shareholders, the Board may authorize Goodness Growth to, subject to compliance with the Arrangement Agreement, enter into a definitive agreement with respect to such Superior Proposal, if and only if:
(a)
the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing standstill or similar restriction;

(b)
Goodness Growth has been, and continues to be, in compliance in all material respects with its obligations under Article 5 of the Arrangement Agreement;

(c)
Goodness Growth has delivered to Verano a written notice of the determination of the Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Board to enter into such definitive agreement with respect to such Superior Proposal, together with a written notice from the Board regarding the value and financial terms that the Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal (the “Superior Proposal Notice”);

(d)
at least five business days (the “Matching Period”) have elapsed from the date on which Verano received the Superior Proposal Notice from Goodness Growth;

(e)
during any Matching Period, Verano has had the opportunity (but not the obligation), in accordance with the Arrangement Agreement, to offer to Goodness Growth to amend the Arrangement Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

(f)
if Verano has offered to Goodness Growth to amend the Arrangement Agreement and the Arrangement under the Arrangement Agreement, the Board has determined in good faith, after consultation with Goodness Growth’s outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Arrangement as proposed to be amended by Verano under the Arrangement Agreement;

(g)
the Board has determined in good faith, after consultation with Goodness Growth’s outside legal counsel and financial advisors that it is appropriate for Goodness Growth to enter into a definitive agreement with respect to such Superior Proposal; and

(h)
prior to or concurrent with entering into such definitive agreement Goodness Growth terminates the Arrangement Agreement and pays the Termination Fee pursuant to the Arrangement Agreement.

During the Matching Period, or such longer period as Goodness Growth may approve in writing for such purpose: (a) the Board will review any offer made by Verano under the Arrangement Agreement to amend the terms of the Arrangement Agreement and the Arrangement in good faith, in consultation with Goodness Growth’s outside legal counsel and financial advisers, in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (b) if the Board determines that such Acquisition Proposal would cease to be a Superior Proposal as a result of such amendment, Goodness Growth will negotiate in good faith with Verano to make such amendments to the terms of the Arrangement Agreement and the Arrangement as would enable Verano to proceed with the transactions contemplated by the Arrangement Agreement on such amended terms. If the Board determines that such Acquisition Proposal would cease to be a Superior Proposal, Goodness Growth will promptly advise Verano and the Parties shall amend the Arrangement Agreement to reflect such offer made by Verano, and will take and cause to be taken all such actions as are necessary to give effect to the foregoing.
Each successive amendment or modification to any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of the Arrangement Agreement, and Verano will be afforded a new five business day Matching Period from the date on which Verano received the new Superior Proposal Notice from Goodness Growth.
At Verano’s request, the Board will promptly reaffirm the Board Recommendation by press release after the Board determines that an Acquisition Proposal is not a Superior Proposal or the Board determines that a proposed amendment to the terms of the Arrangement Agreement as contemplated under the Arrangement Agreement would result in an Acquisition Proposal no longer being a Superior Proposal. Goodness Growth will provide Verano and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by Verano and its outside legal counsel.
If Goodness Growth provides a Superior Proposal Notice to Verano on or after a date that is less than ten business days before the Meeting, Goodness Growth will, at Verano’s request, postpone the Meeting to a date acceptable to both Parties (acting reasonably) that is not more than ten business days after the scheduled date of the Meeting but before the Outside Date.
Breach by Subsidiaries and Representatives
Pursuant to the Arrangement Agreement, the Parties agreed to advise their Subsidiaries and their respective Representatives of the prohibitions set out in the Arrangement Agreement, and agreed further that any violation of the restrictions set forth in the Arrangement Agreement by a Party, its Subsidiaries or their respective Representatives is deemed to be a breach of the Arrangement Agreement by such Party.
Conditions to Completion of the Arrangement
Mutual Conditions
Goodness Growth and Verano are not required to complete the Arrangement unless each of the following conditions are satisfied or waived by the Parties at or prior to the Effective Time:
(a)
The Arrangement Resolution will have been approved by the Goodness Growth Shareholders entitled to vote thereon at the Meeting in accordance with the Interim Order;

(b)
the Interim Order and the Final Order will have each been obtained on terms consistent with the Arrangement Agreement and have not been set aside or modified in a manner unacceptable to either of the Parties, each acting reasonably, on appeal or otherwise;

(c)
the issuance of the Verano Subordinate Voting Shares pursuant to the Arrangement will be exempt from the registration requirements of the Securities Act pursuant to the Section 3(a)(10) Exemption;

(d)
the distribution of the Verano Subordinate Voting Shares pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of Canadian securities laws and shall not be subject to resale restrictions under Canadian securities laws (other than as applicable to control persons or pursuant to Section 2.6 of National Instrument 45-102 — Resale of Securities);

(e)
no law shall be in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins Goodness Growth or Verano from consummating the Arrangement;

(f)
there shall not have been any injunction, judgment, decree or other order issued by a court of competent jurisdiction to prevent the consummation of the Arrangement or the other transactions contemplated by the Arrangement Agreement;

(g)
the Antitrust Approvals will have been achieved on terms that are reasonably satisfactory to the Parties, each acting reasonably, and the Antitrust Approval shall be in force; and

(h)
Goodness Growth shall issue: (i) a certification satisfying the requirements under Treasury Regulations Section 1.1445-2(c)(3) certifying that the interests in Goodness Growth do not constitute United States real property interests within the meaning of Section 897(c)(1) of the Code and (ii) a notice addressed to the IRS, signed by Goodness Growth, satisfying the requirements under Treasury Regulations Section 1.897-2(h)(2).

Additional Conditions in Favor of Verano
Verano is not required to complete the Arrangement unless each of the following conditions is satisfied or waived by Verano at or prior to the Effective Time:
(a)
the representations and warranties of Goodness Growth set forth in: Section 1.1(a) (Board Approval), Section 1.1(c) (Organization and Qualification) and Section 1.1(g) (Capitalization) of Schedule “C” of the Arrangement Agreement will be true and correct as of the Effective Time, in all material respects, and all other representations and warranties of Goodness Growth set forth in the Arrangement Agreement will be true and correct as of the Effective Time in all respects, except where any failure or failures of such representations and warranties to be true and correct at such time would not, individually or in the aggregate, be a Material Adverse Effect in respect of Goodness Growth (disregarding any materiality or Material Adverse Effect qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect in respect of Goodness Growth), in each case as though made on and as of such date and time (except to the extent that any of such representations and warranties expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), and Goodness Growth shall have delivered a certificate confirming same to Verano, executed by two officers or directors of Goodness Growth (in each case without personal liability), dated the Effective Date;

(b)
Goodness Growth will have fulfilled or complied in all material respects with all of the covenants of Goodness Growth contained in the Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Time, and Goodness Growth shall have delivered a certificate confirming the same to Verano, executed by two officers or directors of Goodness Growth (in each case without personal liability), dated the Effective Date;

(c)
since the date of the Arrangement Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), any change, event, occurrence,

effect or circumstance that, individually or in the aggregate with other changes, events, occurrences, effects or circumstances, has had or could reasonably be expected to have, a Material Adverse Effect on Goodness Growth, and Goodness Growth shall have delivered a certificate confirming same to Verano, executed by two officers or directors of Goodness Growth (in each case without personal liability) addressed to Verano and dated the Effective Date;
(d)
Dissent Rights shall not have been exercised with respect to Goodness Growth Shares representing in the aggregate more than 3% of votes attached to the issued and outstanding Goodness Growth Shares; and

(e)
the Closing Regulatory Approval shall have been obtained or received.

Additional Conditions in Favor of Goodness Growth
Goodness Growth is not required to complete the Arrangement unless each of the following conditions is satisfied or waived by Goodness Growth on or prior to the Effective Time:
(a)
the representations and warranties of Verano set forth in: Section 1.2(a) (Board Approval), Section 1.2(b) (Organization and Qualification) and Section 1.2(e) (Capitalization) of Schedule “D” of the Arrangement Resolution will be true and correct as of the Effective Time, in all material respects, and all other representations and warranties of Verano set forth in the Arrangement Agreement will be true and correct as of the Effective Time in all respects, except where any failure or failures of such representations and warranties to be true and correct at such time would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect in respect of Verano(disregarding any materiality or Material Adverse Effect qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect in respect of Verano), in each case as though made on and as of such date and time (except to the extent that any of such representations and warranties expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), and Verano shall have delivered a certificate confirming same to Goodness Growth, executed by two officers or directors of Verano (in each case without personal liability), dated the Effective Date;

(b)
Verano will have fulfilled or complied in all material respects with each of its covenants contained in the Arrangement Agreement to be fulfilled or complied with by it on or prior to the Effective Date, and has delivered a certificate confirming same to Goodness Growth, executed by two officers of Verano (in each case without personal liability) addressed to Goodness Growth and dated the Effective Date; and

(c)
since the date of the Arrangement Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public) any change, event, occurrence, effect or circumstance that, individually or in the aggregate with other changes, events, occurrences, effects or circumstances, has had or could reasonably be expected to have a Material Adverse Effect on Verano, and Verano shall have delivered a certificate confirming same to Goodness Growth, executed by two officers of Verano (in each case without personal liability) addressed to Goodness Growth and dated the Effective Date.

Notice and Cure Provisions
The Arrangement Agreement provides that each of Goodness Growth and Verano shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to result in the failure to comply with or satisfy any closing condition or condition precedent to be complied with or satisfied by such Party under the Arrangement Agreement.
Notification provided under the notice and cure provisions under the Arrangement Agreement will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under the Arrangement Agreement.

Verano may not elect to exercise its right to terminate the Arrangement Agreement and Goodness Growth may not elect to exercise its right to terminate the Arrangement Agreement, unless the Party seeking to terminate the Agreement (the “Terminating Party”) has delivered a written notice (“Termination Notice”) to the other Party (the “Breaching Party”) specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for the non-fulfillment of the applicable condition precedent or for termination, as applicable. After delivering a Termination Notice, the Terminating Party may exercise such termination right in its discretion (a) at any time if such breach or matter is incapable of being cured prior to the Outside Date (with any intentional breach being deemed to be incurable); or (b) if such breach or matter is capable of being cured prior to the Outside Date, at any time after the earliest of (i) the Outside Date, and (ii) ten business days following receipt of such Termination Notice by the Breaching Party; provided that at the time of such termination, the breach or matters must not have been cured such that the ability to terminate on the basis set out in the Termination Notice ceases to exist. If the Terminating Party delivers a Termination Notice prior to the date of the Meeting, unless the Parties agree otherwise, Goodness Growth shall, to the extent permitted by Law, postpone or adjourn the Meeting to the earlier of (1) five business days prior to the Outside Date; and (2) the date that is ten business days following receipt of such Termination Notice by the Breaching Party. If such notice has been delivered prior to the making of the application for the Final Order, such application shall be postponed until the expiry of such period.
Termination
Term
The Arrangement Agreement shall be effective until the earlier of the Effective Time and the termination of the Arrangement Agreement in accordance with its terms.
Termination
The Arrangement Agreement may be terminated prior to the Effective Time (notwithstanding any approval of the Arrangement Agreement or the Arrangement Resolution by the Shareholders or the approval of the Arrangement by the Court) by:
(a)
the mutual written agreement of Goodness Growth and Verano; or

(b)
either Goodness Growth or Verano if:

(i)
the Required Approval is not obtained at the Meeting in accordance with the Interim Order, provided that a Party may not terminate the Arrangement Agreement if the failure to obtain the Required Approval has been caused by, or is a result of, a breach by such Party of any of its covenants or agreements under the Arrangement Agreement;

(ii)
after the date of the Arrangement Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins Goodness Growth or Verano from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable, provided the Party seeking to terminate the Arrangement Agreement has used its commercially reasonable efforts to, as applicable, appeal or overturn such Law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement Agreement; or

(iii)
the Effective Time has not occurred by the Outside Date, provided that a Party may not terminate the Arrangement Agreement if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its covenants or agreements under the Arrangement Agreement;

(c)
Goodness Growth:

(iv)
after it has delivered a Termination Notice to Verano in accordance with and pursuant to the terms of the Arrangement Agreement; provided that Goodness Growth is not then in breach of the Arrangement Agreement so as to cause any condition in the Arrangement Agreement not to be satisfied;
(v)
if prior to the approval by the Shareholders of the Arrangement Resolution, the Board authorizes Goodness Growth to enter into a definitive written agreement with respect to a Superior Proposal (other than a confidentiality agreement permitted by and in accordance with the Arrangement Agreement), provided Goodness Growth is then in compliance with Article 5 of the Arrangement Agreement and that prior to or concurrent with such termination Goodness Growth pays the Termination Fee in accordance with the Arrangement Agreement;

(vi)
if Verano breaches the Arrangement Agreement; or

(vii)
if any event occurs as a result of which the condition set forth in the Arrangement Agreement regarding there being no Material Adverse Effect on Verano is not capable of being satisfied by the Outside Date.

(d)
Verano:

(i)
after it has delivered a Termination Notice to Goodness Growth in accordance with and pursuant to the terms of the Arrangement Agreement; provided that Verano is not then in breach of the Arrangement Agreement so as to cause any condition in the Arrangement Agreement not to be satisfied;

(ii)
if the Board or any committee of the Board fails to recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five business days after having been requested in writing by Verano to do so, the Board Recommendation, or takes no position or a neutral position with respect to an Acquisition Proposal for more than five business days after first learning of an Acquisition Proposal or takes any other action that is or becomes disclosed publicly and which can reasonably be interpreted to indicate that the Board or a committee of the Board does not unanimously support the Arrangement and the Arrangement Agreement or does not unanimously believe that the Arrangement and the Arrangement Agreement are in the best interests of Goodness Growth and its security holders (in each case, a “Change in Recommendation”), or the Board or any committee of the Board resolves or proposes to take any of the foregoing actions;

(iii)
if Goodness Growth breaches Article 5 of the Arrangement Agreement;

(iv)
if any event occurs as a result of which the conditions set forth in the Arrangement Agreement regarding there being no Material Adverse Effect on Goodness Growth is not capable of being satisfied by the Outside Date; or

(v)
if any other conditions set forth in the Arrangement Agreement is not satisfied, and such condition is incapable of being satisfied or prior to the Effective Time.

Effect of Termination/Survival
If the Arrangement Agreement is terminated pursuant to its terms, the Arrangement Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to the Arrangement Agreement, certain provisions of the Confidentiality Agreement shall survive in accordance with their terms, and provided further that no Party shall be relieved of any liability for any fraud in connection with the Arrangement Agreement, the Plan of Arrangement and related documents and transactions or the willful breach by it of the Arrangement Agreement occurring prior to such termination.
As used in the Arrangement Agreement, “willful breach” means a breach that is a consequence of an act undertaken by the Breaching Party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of the Arrangement Agreement.

Termination Amounts
Transaction Expenses
Despite any other provision in the Arrangement Agreement relating to the payment of fees and expenses, including the payment of brokerage fees, if an Expense Fee Event or Termination Fee Event occurs, the Party giving rise to the Expense Fee Event or Termination Fee Event shall pay the Transaction Expenses or Termination Fee to the other Party, in each case in accordance with the terms of the Arrangement Agreement. For purposes of the Arrangement Agreement, (i) “Transaction Expenses” means all out-of-pocket fees and expenses incurred by a Party in connection with the Arrangement Agreement and the Plan of Arrangement, including all costs, expenses and fees of the Party incurred prior to or after the Effective Date in connection with, or incidental to, the Plan of Arrangement, and including all fairness opinion fees, legal fees, advisor and accounting fees to a maximum of $3,000,000; and (ii) “Expense Fee Event” means the termination of the Arrangement Agreement:
(a)
by Verano, in connection with the delivery of a Termination Notice to Goodness Growth;

(b)
by Verano, in connection with conditions resulting in a Material Adverse Effect which is not capable of being satisfied by the Outside Date;

(c)
by Goodness Growth in connection with the delivery of a Termination Notice to Verano; or

(d)
by Goodness Growth, in connection with conditions resulting in a Material Adverse Effect which is not capable of being satisfied by the Outside Date.

The Transaction Expenses shall be paid by wire transfer of immediately available funds within five business days of receipt of an invoice therefor, as follows:
(a)
by Goodness Growth, if an Expense Fee Event occurs due to a termination of the Arrangement Agreement in connection with the delivery of a Termination Notice to Goodness Growth or conditions resulting in a Material Adverse Effect; or

(b)
by Verano, if an Expense Fee Event occurs due to a termination of the Arrangement Agreement in connection with the delivery of a Termination Notice to Verano or conditions resulting in a Material Adverse Effect.

Termination Fee
Under the Arrangement Agreement, Verano or Goodness Growth, as set out below, shall be entitled to the Termination Fee upon the occurrence of any of the following events (each, a “Termination Fee Event”):
(a)
the termination of the Arrangement Agreement by Verano: (i) as a result of a Change in Recommendation; or (ii) if Goodness Growth breaches Article 5 (Additional Covenants Regarding Non-Solicitation) of the Arrangement Agreement in any material respect, and in each case, the Termination Fee shall be paid by Goodness Growth to Verano within two business days of the occurrence of such Termination Fee Event;

(b)
the termination of the Arrangement Agreement by Goodness Growth as a result of a failure of Verano to comply with its obligations to provide Goodness Growth with a cash amount equal to the Incremental Interest Amount each month pursuant to Section 4.11 (Interest Funding Support) of the Arrangement Agreement, in which case the Termination Fee shall be paid by Verano to Goodness Growth concurrently with such termination;

(c)
the termination of the Arrangement Agreement by Goodness Growth as a result of, prior to the approval by the Shareholders of the Arrangement Resolution, the Board authorizing Goodness Growth to enter into a definitive written agreement with respect to a Superior Proposal, provided Goodness Growth is then in compliance with Article 5 (Additional Covenants Regarding Non-Solicitation) of the Arrangement Agreement, in which case the Termination Fee, along with the aggregate amount of the Incremental Interest Amount paid by Verano to Goodness Growth pursuant to Section 4.11 of the Arrangement Agreement, shall be paid by Goodness Growth to Verano concurrently with such termination; or
(d)
the termination of the Arrangement Agreement by Goodness Growth or Verano as a result of the Required Approval not being obtained at the Meeting in accordance with the Interim Order, or the Effective Time not having occurred by the Outside Date (provided that a Party may not terminate the Arrangement Agreement if the failure to obtain the Required Approval or the failure of the Effective Time to so occur, respectively, has been caused by, or is a result of, a breach by such Party of any of its covenants or agreements under the Arrangement Agreement), if:

(i)
prior to such termination, an Acquisition Proposal is made or publicly announced by any Person other than Verano or any of its affiliates or any Person (other than Verano or any of its affiliates) shall have publicly announced an intention to do so; and

(ii)
within 12 months following the date of such termination, (X) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i) above) is consummated, or (Y) Goodness Growth or one or more of its Subsidiaries, directly or indirectly, in one or more transactions, enters into a contract in respect of an Acquisition Proposal, and such Acquisition Proposal is later consummated (whether or not within 12 months after such termination), in which case, the Termination Fee shall be paid by Goodness Growth to Verano on the consummation of such Acquisition Proposal.

For purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning assigned to such term in this Circular, except that references to “20% or more” shall be deemed to be references to “50% or more”.
Pursuant to the Arrangement Agreement, each of Goodness Growth and Verano has agreed that the payment of the Termination Fee pursuant to the Arrangement Agreement is the sole monetary remedy as a result of the occurrence of any of the events given rise to the payment of the Termination Fee as provided in the Arrangement Agreement. Subject to the immediately preceding sentence, nothing in the Arrangement Agreement shall preclude a Party from seeking and being awarded damages in respect of losses incurred or suffered by such Party as a result of any breach of the Arrangement Agreement by the other Party, seeking and obtaining injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in the Arrangement Agreement or the Confidentiality Agreement or otherwise, or seeking and being awarded specific performance of any of such covenants or agreements, without the necessity of posting a bond or security in connection therewith.
General Provisions
Amendments
The Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended by mutual written agreement of Goodness Growth and Verano, and any such amendment may, subject to the Interim Order and the Final Order and Law, without limitation:
(a)
change the time for performance of any of the obligations or acts of the Parties;

(b)
modify any representation or warranty contained in the Arrangement Agreement or in any document delivered pursuant to the Arrangement Agreement;

(c)
waive compliance with or modify any inaccuracies or any of the covenants contained in the Arrangement Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(d)
waive compliance with or modify any mutual conditions contained in the Arrangement Agreement, provided that such modification or amendment does not invalidate the approval of the Arrangement Resolution by the Shareholders.

Fees and Expenses
Except as otherwise provided in the Arrangement Agreement, each Party will pay all out-of-pocket third-party Transaction Expenses (including fees, costs and expenses) incurred by such Party in connection with the Arrangement Agreement and the Arrangement.
Governing Law
The Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of British Columbia and the federal laws of Canada applicable therein, without regard to conflict of laws, rules or principles thereof. Each of Goodness Growth and Verano has irrevocably attorned to the exclusive jurisdiction of the British Columbia courts situated in Vancouver, British Columbia in respect of all matters arising under and in relation to the Arrangement Agreement and the Arrangement and has irrevocably waived objection to venue of any proceeding in such court or that such court provides an inconvenient forum.

CANADIAN SECURITIES LAW MATTERS
Minority Approval under MI 61-101
Goodness Growth is a reporting issuer in each of the provinces of British Columbia, Alberta and Ontario (where MI 61-101 is in force) and accordingly is subject to MI 61-101. MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among security holders, generally requiring enhanced disclosure, approval by a majority of the votes cast by security holders excluding interested or related parties and, in certain instances, independent valuations and approval and oversight of the transaction by a committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” (as defined in MI 61-101) that terminate the interests of security holders without their consent. A plan of arrangement will constitute a “business combination” if, at the time the transaction is entered into, a related party of the issuer (such as a director or senior officer, among other parties) is entitled to receive a “collateral benefit” (as defined in MI 61-101), directly or indirectly as a consequence of the transaction, or if a related party of the issuer is a party to any “connected transaction” (as defined in MI 61-101) to the main transaction.
A “collateral benefit,” as defined in MI 61-101, includes any benefit that a related party of Goodness Growth (which includes the directors and senior officers of Goodness Growth) is entitled to receive, directly or indirectly, as a consequence of the Arrangement, including, without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities or other enhancement in benefits related to past or future services as an employee, director or consultant of Goodness Growth. However, such a benefit will be deemed not to constitute a “collateral benefit” provided that certain conditions are satisfied.
MI 61-101 expressly excludes from the meaning of “collateral benefit” the following: (a) a payment or distribution per Goodness Share that is identical in amount and form to the entitlement of the general body of holders in Canada of the Goodness Shares; (b) an enhancement of employee benefits resulting from participation by the related party in a group plan, other than an incentive plan, for employees of a successor to the business of Goodness Growth, if the benefits provided by the group plan are generally provided to employees of the successor to the business of Goodness Growth who hold positions of a similar nature to the position held by the related party; or (c) a benefit, not described in (b), that is received solely in connection with the related party’s services as an employee, director or consultant of Goodness Growth, of an affiliated entity of Goodness Growth or of a successor to the business of Goodness Growth, if: (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the Arrangement; (ii) the conferring of the benefit is not, by its terms, conditional on the related party supporting the Arrangement in any manner; (iii) full particulars of the benefit are disclosed in this Circular for the Arrangement; and (iv) (A) at the time the Arrangement was agreed to, the related party and its associated entities beneficially own or exercise control or direction over less than 1% of the outstanding securities of each class of equity securities of Goodness Growth; or (B) for business combinations: (I) the related party discloses to an independent committee of Goodness Growth the amount of consideration that the related party expects it will be beneficially entitled to receive, under the terms of the transaction, in exchange for the Goodness Shares beneficially owned by the related party; (II) the independent committee, acting in good faith, determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value referred to in clause (I); and (III) the independent committee’s determination is disclosed in the disclosure document for the transaction.
Under MI 61-101, if a “related party” receives a “collateral benefit” in connection with the Arrangement, the Arrangement Resolution will require “minority approval” in accordance with MI 61-101. If “minority approval” is required, the Arrangement Resolution must be approved by the affirmative vote of a simple majority of the votes cast, excluding those votes beneficially owned, or over which control or direction is exercised, by the “related parties” of Goodness Growth who receive “collateral benefits” in connection with the Arrangement. The votes cast by any party acting jointly or in concert with any such related party are also required to be excluded. This approval is in addition to any other required approval.
In the case of the Arrangement, refer to the section entitled “Information Concerning Executive Compensation — Termination and Change in Control Benefits” below for a description of “collateral benefits” that certain executive officers of Goodness Growth may be entitled to receive in connection with the Arrangement. These “collateral benefits” include cash severance payments (which include payments for base salary, short-term incentives and health benefits).
Following disclosure to the Goodness Transaction Committee and the Board by each of the directors and senior officers of the number of Goodness Shares beneficially owned, and the total consideration that such director or senior officer expects to be beneficially entitled to receive, in exchange for his or her Goodness Shares and other securities of Goodness Growth under the Arrangement all as set out below and all other benefits to be received, for purposes of MI 61-101, except for Dr. Kyle E. Kingsley, Ms. Amber H. Shimpa, Dr. Stephen Dahmer, and Mr. Ross M. Hussey, there are no directors or senior officer of Goodness Growth who (i) beneficially own or exercise control or direction over 1% or more of the Goodness Shares and (ii) will receive a benefit net of offsetting cost equal to 5% or more of the consideration he or she expects to receive for their Goodness Shares under the Arrangement. As a result, each of Dr. Kingsley, Ms. Shimpa, Dr. Dahmer, and Mr. Hussey are the Interested Parties. The following table sets out the approximate value of the benefits and other payments to be received by each of the Interested Parties of Goodness Growth in connection with the Arrangement (assuming the Arrangement is completed):
Name/Title	Amount of the Benefits (US$)(1)(2)(3)
Dr. Kyle E. Kingsley, Chief Executive Officer and Chair of the Board	$	[•]
Amber H. Shimpa, Chief Administrative Officer and Director	$	[•]
Dr. Stephen Dahmer, Chief Medical Officer	$	[•]
Ross M. Hussey, Director	$	[•]

(1)
Includes the value of the Goodness RSUs and Goodness Options that will fully accelerate and vest immediately in connection with the closing of the Arrangement, less the applicable exercise price for the Goodness Options and determined on the basis of the closing price of the Subordinate Voting Shares on the CSE on [•], 2022 ($[•]) and the completion of the Arrangement using the Exchange Ratio. There is no certainty that the Goodness RSUs or Goodness Options subject to vesting upon the completion of the Arrangement have the value ascribed to the amount of the benefits been adjusted to take into account the potential timing for the completion of the Arrangement.

(2)
Includes potential severance payments and all other transaction bonuses or other entitlements each as set out in the sections titled, “Interests of Goodness Growth’s Directors and Management in the Arrangement — Ownership of Goodness Shares, Goodness Options and Goodness RSUs,” “Information Concerning Executive Compensation —  Summary Compensation Table — Employment Agreements,” and “Information Concerning Executive Compensation — Termination and Change in Control Benefits — Employment Agreements” in this Circular.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is, as of the date of this Circular, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (the “Tax Act”) to Shareholders who beneficially own Goodness Shares and, pursuant to the Arrangement, either exchange their Goodness Shares for Verano Subordinate Voting Shares or are Dissenting Shareholders whose Goodness Shares are purchased by Verano, and who at all relevant times, for purposes of the Tax Act, (i) hold their Goodness Shares, and will hold any Verano Subordinate Voting Shares acquired pursuant to the Arrangement, as capital property, (ii) deal at arm’s length with each of Goodness Growth and Verano and (iii) are not affiliated with Goodness Growth or Verano (each such person, a “Holder”). Generally, Goodness Shares will be considered to be capital property to the holder thereof provided that they are not held in the course of carrying on a business of buying and selling securities and have not been acquired in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Shareholders who are resident in Canada for purposes of the Tax Act and who might not otherwise be considered to hold their Goodness Shares or Verano Subordinate Voting Shares as capital property may, in certain circumstances, be entitled to have their Goodness Shares and Verano Subordinate Voting Shares and any other “Canadian security” (as defined in the Tax Act), owned by such holders in the taxation year in which the election is made, and in all subsequent taxation years, treated as capital property by making the irrevocable election permitted by Subsection 39(4) of the Tax Act. Shareholders should consult their own tax advisors regarding the potential application and consequences of this election in their particular circumstances.
This summary is not applicable to a Holder: (i) that is a “financial institution” (as defined in the Tax Act for purposes of the mark-to-market rules); (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act); (iii) that is a “specified financial institution” (as defined in the Tax Act); (iv) that has made a “functional currency” election under section 261 of the Tax Act; (v) that has received, or receives, Goodness Shares upon the exercise of a Goodness Option or pursuant to any other employee compensation plan; (vi) that is a corporation resident in Canada and that is, or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a series of transactions or events that includes the Arrangement, controlled by a non-resident person (or by a group of non-resident persons that do not deal at arm’s length with each other for purposes of the Tax Act) for the purposes of the “foreign affiliate dumping” rules in the Tax Act; (vii) that is a “substantive CCPC” within the meaning of the Tax Proposals; (viii) that has entered into, or enters into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Tax Act) with respect to its Goodness Shares or Verano Subordinate Voting Shares; or (ix) that receives dividends on its Goodness Shares or Verano Subordinate Voting Shares under, or as part of, a “dividend rental arrangement” (as defined in the Tax Act). Such Holders should consult their own tax advisors. This summary also does not address the tax considerations applicable to holders of Goodness Options, Goodness RSUs, Goodness Warrants, or Goodness MVS Warrants. Such holders should consult their own tax advisors.
This summary is based upon the provisions of the Tax Act and the regulations thereunder (the “Tax Regulations”) in force on the date of this Circular and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) publicly available prior to the date of this Circular. This summary takes into account all specific proposals to amend the Tax Act and the Tax Regulations which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Circular (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in their current form. There can be no assurance that any of the Tax Proposals will be implemented in their current form or at all. Except for the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or action, or changes in the administrative policies or assessing practices of the CRA. In addition, this summary does not take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this Circular.
For purposes of the Tax Act, all amounts (including amounts related to the acquisition, holding or disposition of Goodness Shares or Verano Subordinate Voting Shares, such as dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars using the daily rate of exchange quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA. The amount of income, capital gains, losses and capital losses may be affected by changes in foreign currency exchange rates.

Goodness Growth and Verano are Canadian corporations for purposes of the Tax Act. As referenced under “Certain U.S. Federal Income Tax Considerations,” Goodness Growth and Verano are also classified as U.S. domestic corporations for United States federal income tax purposes, with related consequences and potential consequences to Goodness Growth, Verano and their shareholders. Accordingly, all Holders should review the discussion under “Certain U.S. Federal Income Tax Considerations,” and consult with their own tax advisors in this regard. For the purposes of the discussion of Canadian federal income tax considerations below, it has been assumed that Goodness Growth and Verano are and will be classified as a U.S. domestic corporation for United States federal income tax purposes at all relevant times. No legal opinion or tax ruling has been sought or obtained in this regard or with respect to any other assumptions made for purposes of this summary.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to a Holder. The income or other tax consequences will vary depending on the particular circumstances of the Holder, including the province or provinces in which the Holder resides or carries on business. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Holder. Moreover, no advance income tax ruling has been applied for or obtained from the CRA to confirm the tax consequences of any of the transactions described herein. Holders should consult their own legal and tax advisors for advice with respect to the tax consequences of the transactions described in this Circular based on their particular circumstances.
Resident Shareholders
The following portion of this summary is generally applicable to a Holder who at all relevant times, for purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”). The following portion of this summary, other than the portion under the heading “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Dissenting Shareholders,” applies to Resident Holders that are not Dissenting Shareholders.
Exchange of Goodness Shares for Verano Subordinate Voting Shares
A Resident Holder that receives Verano Subordinate Voting Shares in exchange for its Goodness Shares pursuant to the Arrangement will generally be eligible to treat the exchange as an automatic tax-deferred rollover under the provisions of section 85.1 of the Tax Act, with the result that such Resident Holder will be deemed to have disposed of its Goodness Shares for proceeds of disposition equal to the adjusted cost base of such shares immediately before the exchange, and to have acquired the Verano Subordinate Voting Shares received by it pursuant to the Arrangement at a cost equal to such adjusted cost base.
The automatic tax-deferral treatment described above in connection with a Resident Holder’s exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement will not apply where the Resident Holder has, in its income tax return for the taxation year in which the exchange takes place, included in computing its income for the year any portion of the gain or loss otherwise determined from the disposition of such exchanged Goodness Shares. A Resident Holder that includes in income any portion of the gain or loss otherwise determined in respect of the disposition of Goodness Shares in exchange for Verano Subordinate Voting Shares pursuant to the Arrangement will be deemed to have disposed of such Goodness Shares for proceeds of disposition equal to the fair market value of the Verano Subordinate Voting Shares received in exchange therefor at the Effective Time of the exchange. In that case, the Resident Holder will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the Goodness Shares immediately before the exchange, while the cost to the Resident Holder of the Verano Subordinate Voting Shares acquired on the exchange will be equal to the fair market value of such Verano Subordinate Voting Shares at the Effective Time of the exchange.
A Resident Holder’s cost of Verano Subordinate Voting Shares received pursuant to the Arrangement will be averaged with the adjusted cost base of all other Verano Subordinate Voting Shares held by such Resident Holder as capital property immediately prior to the Effective Time for purposes of determining the adjusted cost base of each Verano Subordinate Voting Share held by such Resident Holder immediately after the Effective Time.

For a description of the treatment of capital gains and capital losses, see “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Taxation of Capital Gains and Capital Losses” below.
Taxation of Capital Gains and Capital Losses
Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year may generally be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent taxation year, against net taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.
In the case of a Resident Holder that is a corporation, the amount of any capital loss realized on a disposition or deemed disposition by the Resident Holder of a Goodness Share or a Verano Subordinate Voting Share may be reduced by the amount of dividends received or deemed to have been received by it on such share (and, in certain circumstances, a share exchanged for such share), to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.
A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), including any taxable capital gains.
A Resident Holder may be subject to United States federal income tax on a gain realized on the disposition of a Goodness Share or a Verano Subordinate Voting Share if Goodness Growth or Verano, as applicable, is classified as a USRPHC under the Code (see “Certain U.S. Federal Income Tax Considerations”). United States federal income tax, if any, levied on any gain realized on a disposition of a Goodness Share or a Verano Subordinate Voting Share may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Gains realized on the disposition of a Goodness Share or a Verano Subordinate Voting Share by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their own particular circumstances.
Dividends on Verano Subordinate Voting Shares
A Resident Holder generally will be required to include in computing its income for a taxation year any dividends received or deemed to be received on such Resident Holder’s Verano Subordinate Voting Shares during such taxation year.
In the case of a Resident Holder who is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules generally applicable to dividends received from “taxable Canadian corporations” (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit if such dividends are designated as “eligible dividends” (as defined in the Tax Act) by Verano. There may be limitations on the ability of Verano to designate dividends as eligible dividends.
In the case of a Resident Holder that is a corporation, the amount of any taxable dividend received or deemed to be received on such Resident Holder’s Verano Subordinate Voting Shares and included in the Resident Holder’s income for the taxation year generally will be deductible in computing the Resident Holder’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act may treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.
A Resident Holder that is a “private corporation” (as defined in the Tax Act) or any other corporation resident in Canada controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), may be liable under Part IV of the Tax Act to pay an additional tax (refundable in certain circumstances) on dividends received or deemed to be received on the Verano Subordinate Voting Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act), including any dividends received or deemed to be received to the extent that such dividends are not deductible in computing the Resident Holder’s taxable income for the taxation year.
A Resident Holder may be subject to United States withholding tax on dividends received on the Verano Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”). Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Verano Subordinate Voting Shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Verano Subordinate Voting Shares by a Resident Holder may not be treated as income sourced in the United States for these purposes. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Verano Subordinate Voting Shares.
Disposition of Verano Subordinate Voting Shares
A disposition or deemed disposition of a Verano Subordinate Voting Share by a Resident Holder (except to Verano, unless purchased by Verano in the open market in a manner in which shares are normally purchased by any member of the public in the open market) will generally result in the Resident Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition of such Verano Subordinate Voting Shares are greater (or less) than the aggregate of the Resident Holder’s adjusted cost base of such Verano Subordinate Voting Shares and any reasonable costs of disposition. For a description of the treatment of capital gains and capital losses, see “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Taxation of Capital Gains and Capital Losses” above.
Alternative Minimum Tax
Capital gains realized and taxable dividends received or deemed to be received by a Resident Holder that is an individual (including certain trusts) may affect the Resident Holder’s liability to pay alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors with respect to the application of alternative minimum tax.
Dissenting Shareholders
The following portion of this summary applies to Resident Holders that are Dissenting Shareholders. A Resident Holder who, as a result of the exercise of Dissent Rights, is entitled to be paid the fair value of its Goodness Shares by Verano will be considered to have disposed of such Goodness Shares for proceeds of disposition equal to the payment received (other than that portion that is in respect of interest, if any, awarded by the Court). The Resident Holder will, in general, realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the Goodness Shares immediately before their surrender to Goodness Growth pursuant to the Arrangement. Any such capital gain or capital loss will be subject to the same tax treatment as described above under the heading “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Taxation of Capital Gains and Capital Losses.”

Interest, if any, awarded by the Court to a Resident Holder who is a Dissenting Shareholder will be included in the Resident Holder’s income for the purposes of the Tax Act. In addition, a Resident Holder who is a Dissenting Shareholder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” as defined in the Tax Act may be liable for an additional tax (refundable in certain circumstances) in respect of such interest.
Dissenting Shareholders should consult their own tax advisors with respect to the tax implications to them of the exercise of their Dissent Rights.
Non-Resident Shareholders
The following portion of this summary is generally applicable to a Holder who at all relevant times, for purposes of the Tax Act, (i) is not resident in Canada and is not deemed to be resident in Canada, (ii) does not use or hold, and is not deemed to use or hold, its Goodness Shares (or any Verano Subordinate Voting Shares) in, or in the course of carrying on, a business in Canada, (iii) is not a person who carries on an insurance business in Canada and elsewhere, (iv) is not an “authorized foreign bank” (as defined in the Tax Act), and (v) is not a “foreign affiliate” (as defined in the Tax Act) of a person resident in Canada at the end of the Holder’s taxation year in which the Effective Time occurs (a “Non-Resident Holder”). The following portion of this summary, other than the portion under the heading “Certain Canadian Federal Income Tax Considerations — Non-Resident Shareholders — Dissenting Shareholders,” applies to Non-Resident Holders that are not Dissenting Shareholders.
Exchange of Goodness Shares for Verano Subordinate Voting Shares
A Non-Resident Holder will not be subject to Canadian tax in respect of any capital gain realized on the disposition of its Goodness Shares pursuant to the Arrangement unless the Goodness Shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.
Provided the Goodness Shares are listed on a “designated stock exchange,” as defined in the Tax Act (which currently includes the CSE), at the time of disposition, a Goodness Share will generally only be “taxable Canadian property” of a Non-Resident Holder at that time if, at any time during the 60-month period immediately preceding the disposition, the following two conditions were met concurrently: (i) more than 50% of the fair market value of the Goodness Share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) and options in respect of, interests in, or for civil law rights in, any such properties whether or not the properties exist; and (ii) one or any combination of the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length or any partnership in which the Non-Resident Holder or persons with whom the Non-Resident Holder did not deal at arm’s length holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of Goodness Growth. A Goodness Share may also be deemed to be “taxable Canadian property” in certain other circumstances.
Even if the Goodness Shares are “taxable Canadian property” to a Non-Resident Holder, such Non-Resident Holder may be exempt from Canadian tax on the disposition of such Goodness Shares by virtue of an applicable income tax treaty or convention.
If the Goodness Shares are “taxable Canadian property” to a Non-Resident Holder and such Non-Resident Holder is not exempt from Canadian tax in respect of the disposition of such Goodness Shares pursuant to an applicable income tax treaty or convention, the tax consequences as described above under the headings “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Exchange of Goodness Shares for Verano Subordinate Voting Shares” (including with respect to the ability to treat the exchange as an automatic tax-deferred rollover under the provisions of section 85.1 of the Tax Act) and “Certain Canadian Federal Income Tax Considerations — Resident Shareholders — Taxation of Capital Gains and Capital Losses” will generally apply. Non-Resident Holders whose Goodness Shares may constitute “taxable Canadian property” should consult their own tax advisors.

Dividends on Verano Subordinate Voting Shares
A Non-Resident Holder will be subject to Canadian withholding tax on the amount of any dividends paid or credited, or deemed to be paid or credited, to it on its Verano Subordinate Voting Shares. Under the Tax Act, the rate of withholding is 25% of the gross amount of the dividend. The withholding rate may be reduced pursuant to the provisions of an applicable income tax treaty or convention. Under the Canada-United States Income Tax Convention (1980), as amended (the “Canada — US Tax Treaty”), the withholding rate on any such dividend beneficially owned by a Non-Resident Holder that is a resident of the United States for purposes of the Canada — US Tax Treaty and fully entitled to the benefits of such treaty is generally reduced to 15%. The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of which Canada is a signatory, affects many of Canada’s bilateral tax treaties (but not the Canada-US Tax Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention. Certain Non-Resident Holders may be subject to United States withholding tax on dividends received on the Verano Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”).
Disposition of Verano Subordinate Voting Shares
A Non-Resident Holder will not be subject to Canadian tax in respect of any capital gain realized on the disposition of its Verano Subordinate Voting Shares acquired pursuant to the Arrangement unless such shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. The considerations applicable to determining whether a Non-Resident Holder’s Verano Subordinate Voting Shares constitute “taxable Canadian property” are similar to those discussed above with respect to a Non-Resident Holder’s Goodness Shares under the heading “Certain Canadian Federal Income Tax Considerations — Non-Resident Shareholders — Exchange of Goodness Shares for Verano Subordinate Voting Shares,” provided that if the Non-Resident Holder’s Goodness Shares are “taxable Canadian property,” the Verano Subordinate Voting Shares received by such holder therefor pursuant to the Arrangement will generally be deemed to be taxable Canadian property to such holder for a 60-month period.
Dissenting Shareholders
The following portion of this summary applies to Non-Resident Holders that are Dissenting Shareholders. A Non-Resident Holder who, as a result of the exercise of Dissent Rights, is entitled to be paid the fair value of its Goodness Shares by Verano will not be subject to tax under the Tax Act on any capital gain realized on the disposition of its Goodness Shares unless such Goodness Shares are “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention. See the discussion above under the heading “Certain Canadian Federal Income Tax Considerations — Non-Resident Shareholders — Exchange of Goodness Shares for Verano Subordinate Voting Shares.”
Interest, if any, awarded by the Court to a Non-Resident Holder who is a Dissenting Shareholder will not be subject to Canadian withholding tax.
Dissenting Shareholders should consult their own tax advisors with respect to the tax implications to them of the exercise of their Dissent Rights.
Eligibility for Investment
The Verano Subordinate Voting Shares received by Shareholders pursuant to the Arrangement will be “qualified investments” under the Tax Act at a particular time for a trust governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan or tax-free savings account (collectively, “Registered Plans”) or a trust governed by a deferred profit sharing plan if, at the particular time, (i) such Verano Subordinate Voting Shares are listed on a “designated stock exchange” (as defined in the Tax Act), which currently includes the CSE, or (ii) Verano is otherwise a “public corporation” for purposes of the Tax Act.

Notwithstanding that the Verano Subordinate Voting Shares may be “qualified investments” under the Tax Act for Registered Plans as described above, the holder of, or annuitant or subscriber under, a Registered Plan (the “Controlling Individual”) will be subject to a penalty tax in respect of Verano Subordinate Voting Shares held in a Registered Plan if such securities are a “prohibited investment” for the particular Registered Plan. A Verano Subordinate Voting Share generally will be a “prohibited investment” for a Registered Plan if the Controlling Individual does not deal at arm’s length with Verano for purposes of the Tax Act or the Controlling Individual has a “significant interest” (as defined in subsection 207.01(4) of the Tax Act) in Verano. Notwithstanding the foregoing, the Verano Subordinate Voting Shares generally will not be a “prohibited investment” for a Registered Plan if the Verano Subordinate Voting Shares are “excluded property” as defined in subsection 207.01(1) of the Tax Act for a Registered Plan. Shareholders who hold their Goodness Shares through a Registered Plan should consult their own tax advisors as to whether any Verano Subordinate Voting Shares receivable pursuant to the Arrangement will be a “prohibited investment” in their particular circumstances.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder or a Non-U.S. Holder (each as defined below) arising from the exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement and the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder or Non-U.S. Holder. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder or Non-U.S. Holder that may affect the U.S. federal income tax consequences to such holder (as discussed below), including specific tax consequences to a holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, or non-U.S. tax consequences to holders on the receipt of Verano Subordinate Voting Shares or cash pursuant to the Arrangement and the ownership and disposition of such Verano Subordinate Voting Shares. Except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the Arrangement and the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement.
No opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement or the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.
This summary does not address the U.S. federal income tax consequences to any particular person of the exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement, or the ownership and disposition of such Verano Subordinate Voting Shares. Each holder of Goodness Shares should consult its own tax advisor regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences of the exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement and the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement. Further, this summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with, the Arrangement that, in each case, are not part of the Plan of Arrangement.
Scope of This Disclosure
Authorities
This summary is based on the Code, proposed, final and temporary U.S. Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Circular. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a prospective or retroactive basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
U.S. Holders
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Goodness Shares (or, after the Arrangement, Verano Subordinate Voting Shares) participating in the Arrangement or exercising Dissent Rights (with respect only to Goodness Shares) pursuant to the Arrangement, that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders
Also, for purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Goodness Shares who is neither a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed
This summary does not address the U.S. federal income tax consequences of the Arrangement or the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement to holders of Goodness Shares that are subject to special provisions under the Code, including holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Goodness Shares (or after the Arrangement, Verano Subordinate Voting Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Goodness Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Goodness Shares (or after the Arrangement, Verano Subordinate Voting Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Goodness Shares (or after the Arrangement, Verano Subordinate Voting Shares); (i) are required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to Verano Subordinate Voting Shares as a result of such item being taken into account in an applicable financial statement; and (j) acquired Goodness Shares by gift or inheritance. Holders that are subject to special provisions under the Code, including those holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the Arrangement and the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement.
If an entity or arrangement that is classified as a partnership (including any other “pass-through” entity) for U.S. federal income tax purposes holds Goodness Shares (or after the Arrangement, Verano Subordinate Voting Shares), the U.S. federal income tax consequences to such partnership and the partners (or owners) of such partnership of participating in the Arrangement and the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement generally will depend on the activities of the partnership and the status of such partners (or owners). This summary does not address the tax consequences to any such partnership or partner (or owner). Partners (or owners) of entities and arrangements that are classified as partnerships for U.S. federal, U.S. state and local, and non-tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement and the ownership and disposition of Verano Subordinate Voting Shares received pursuant to the Arrangement.
U.S. Tax Classification of Goodness Growth and Verano
Pursuant to Section 7874(b) of the Code and the U.S. Treasury Regulations promulgated thereunder, notwithstanding that each of Goodness Growth and Verano has been organized under Canadian law, solely for U.S. federal income tax purposes, each of Goodness Growth and Verano is classified as a U.S. domestic corporation. Accordingly, each of Goodness Growth and Verano will be subject to a number of significant and complicated U.S. federal income tax consequences as a result of being treated as a U.S. domestic corporation for U.S. federal income tax purposes and will be subject to taxation both in Canada and the United States.

Certain U.S. Federal Income Tax Consequences of the Arrangement to U.S. Holders
Tax Consequences if the Arrangement Qualifies as a “Reorganization” Described in Section 368(a) of the Code
Goodness Growth and Verano have structured the exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement to meet the requirements to qualify as a tax-free reorganization under Section 368(a) of the Code (a “Reorganization”). However, neither issuance of an opinion of counsel nor receipt of a ruling from the IRS is a condition to the Arrangement and therefore no opinion or ruling has been obtained or will be obtained in this regard.
Exchange of Goodness Shares for Verano Subordinate Voting Shares
A U.S. Holder should not recognize gain or loss as a result of the exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement. Such holder’s aggregate tax basis in Verano Subordinate Voting Shares received in the Arrangement should equal the aggregate tax basis of the holder’s Goodness Shares surrendered in the Arrangement. Such holder’s holding period for Verano Subordinate Voting Shares received in the Arrangement should include the holder’s holding period for the Goodness Shares surrendered in the Arrangement.
A U.S. Holder who acquired different blocks of Goodness Shares with different holding periods and tax bases must generally apply the foregoing rules separately to each identifiable block of Goodness Shares. Any such holder should consult its tax advisor with regard to identifying the bases or holding periods of the particular Verano Subordinate Voting Shares received in the Arrangement.
Tax Consequences if the Arrangement Does Not Qualify as a “Reorganization” Described in Section 368(a) of the Code
If the exchange of Goodness Shares for Verano Subordinate Voting Shares pursuant to the Arrangement does not qualify as a Reorganization, then a U.S. Holder that exchanges Goodness Shares for Verano Subordinate Voting Shares generally will recognize gain or loss on its receipt of Verano Subordinate Voting Shares equal to the difference, if any, between (i) the sum of the fair market value of the Verano Subordinate Voting Shares actually received by such U.S. Holder and (ii) such U.S. Holder’s adjusted tax basis in the Goodness Shares exchanged therefor. Gain or loss must be calculated separately for each block of Goodness Shares exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Any gain or loss so recognized will be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of Goodness Shares exceeds one year at the Effective Time. A U.S. Holder’s aggregate tax basis in the Verano Subordinate Voting Shares received in the Arrangement will equal the fair market value of such Verano Subordinate Voting Shares as of the Effective Time, and the holding period of such Verano Subordinate Voting Shares will begin on the date after the Arrangement.
Dissenting Shareholders Exercising Appraisal Rights
A U.S. Holder who exercises appraisal rights and, as a result, receives cash in exchange for such holder’s Goodness Shares generally will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and such holder’s tax basis in the Goodness Shares exchanged therefor. Any capital gain or loss generally will be long-term capital gain or loss if the holding period of the holder’s Goodness Shares exceeds one year at the Effective Time. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.
U.S. Tax Considerations Relevant to the Ownership and Disposition of Verano Subordinate Voting Shares After the Arrangement
Distributions
If Verano makes distributions with respect to a Verano Subordinate Voting Share, the distributions generally will be treated as U.S. source dividends to a U.S. Holder of a Verano Subordinate Voting Share to

the extent of Verano’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed Verano’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Verano Subordinate Voting Share, and thereafter as gain from the sale or exchange of that Verano Subordinate Voting Share. Corporate U.S. Holders may be entitled to claim the dividends-received deduction with respect to dividends paid on the Verano Subordinate Voting Shares, and such dividends may constitute qualified dividend income to individual U.S. Holders, subject in each case to applicable restrictions and eligibility requirements.
Dividends on the Verano Subordinate Voting Shares will not constitute foreign source income for U.S. foreign tax credit limitation purposes because Verano, even though organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes, as described above under “— U.S. Tax Classification of Goodness Growth and Verano.” Therefore, a U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. Holder has sufficient other foreign source income. However, if the U.S. Holder has not elected to credit other foreign taxes during the same taxable year, the U.S. Holder should be able to take a deduction for such Canadian tax.
Sale, Exchange or Other Taxable Disposition of Verano Subordinate Voting Shares
Upon the sale or other taxable disposition of a Verano Subordinate Voting Share, U.S. Holders generally will recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such Verano Subordinate Voting Share. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held, or are treated as having held, such Verano Subordinate Voting Share for more than one year as of the time of disposition. Long-term capital gains of individuals are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
To the extent a sale or other taxable disposition of the Verano Subordinate Voting Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder, such U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian tax unless the U.S. Holder has sufficient other foreign source income. However, if the U.S. Holder has not elected to credit other foreign taxes during the same taxable year, the U.S. Holder should be able to take a deduction for such Canadian tax.
Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale or other taxable disposition of a Subordinate Voting Share, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding for U.S. federal income tax purposes on cash received in connection with the Arrangement. The current backup withholding rate is 24%. Backup withholding will not apply, however, to a U.S. Holder who (i) furnishes a correct taxpayer identification number and certifies the U.S. Holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or (ii) certifies the U.S. Holder is otherwise exempt from backup withholding. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. If a U.S. Holder does not provide a correct taxpayer identification number on IRS Form W-9 or other proper certification, the U.S. Holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. In the event of backup withholding, consult with your tax advisor to determine if you are entitled to any tax credit, tax refund or other tax benefit as a result of such backup withholding.
A U.S. Holder that receives Verano Subordinate Voting Shares in the Arrangement that is considered a “significant holder,” will be required (1) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the Arrangement, including its tax basis in, and the fair market value of, the Goodness Shares that such U.S. Holder surrendered, and (2) to retain permanent records of these facts relating to the Arrangement. A “significant holder” is a holder that, immediately before the Arrangement, (a) owned at least 5.0% (by vote or value) of the outstanding stock of Goodness Growth, or (b) owned securities of Goodness Growth with a tax basis of $1.0 million or more.
Certain U.S. Federal Income Tax Consequences of the Arrangement to Non-U.S. Holders
A Non-U.S. Holder should not be subject to U.S. federal income tax on any gain recognized as a result of the Arrangement unless the Arrangement fails to qualify as a Reorganization or such Non-U.S. Holder exercises appraisal rights and:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);

•
the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
Goodness Growth is or has been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Goodness Shares, and, in the case where the Goodness Shares are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of Goodness Shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the Goodness Shares. There can be no assurance that the Goodness Shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their own tax advisors regarding possible eligibility for benefits under income tax treaties and the availability of U.S. source capital losses to offset gain described in the second bullet point.
Goodness Growth believes that it presently is not a USRPHC and it does not presently anticipate that it will become a USRPHC at the Effective Time. However, if Goodness Growth is treated as a USRPHC and the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, taxable exchange or other disposition of Goodness Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, Verano may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. However, if (i) you are a Non-U.S. Holder that owns (actually or constructively) 5% or less of the Goodness Shares at all times during the five-year period ending on the date of disposition, and (ii) the Goodness Shares are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations), even if Goodness Growth constituted a USRPHC, any gain realized on the disposition of Goodness Shares pursuant to the Arrangement generally will not be subject to U.S. federal income tax. You are urged to consult your own tax advisors regarding the application of these rules.
U.S. Tax Considerations Relevant to the Ownership and Disposition of Verano Subordinate Voting Shares After the Arrangement
Distributions
If Verano makes distributions with respect to a Verano Subordinate Voting Share, the distributions generally will be treated as dividends to a Non-U.S. Holder of a Verano Subordinate Voting Share to the

extent of Verano’s current and accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed Verano’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in the Verano Subordinate Voting Share, and thereafter as gain from the sale or exchange of that Verano Subordinate Voting Share (which such gain generally will subject to the tax treatment described above in “— Certain U.S. Federal Income Tax Consequences of the Arrangement to Non-U.S. Holders” if the Arrangement were to fail to qualify as a Reorganization).
Dividends paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount unless the Non-U.S. Holder is eligible for and properly claims a reduced rate of withholding under an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) will not be subject to U.S. withholding tax, unless Verano is classified as a USRPHC, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a U.S. Holder. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits (subject to certain adjustments) or at such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Sale, Exchange or Other Taxable Disposition of Verano Subordinate Voting Shares
A Non-U.S. Holder that disposes of its Verano Subordinate Voting Shares in a taxable disposition generally will subject to the tax treatment described above in “— Certain U.S. Federal Income Tax Consequences of the Arrangement to Non-U.S. Holders” if the Arrangement were to fail to qualify as a Reorganization.
Information Reporting and Backup Withholding
A Non-U.S. Holder may be subject to information reporting and backup withholding at the applicable rate (currently 24%) with respect to the proceeds from the exchange of Goodness Shares pursuant to the Arrangement. A Non-U.S. Holder can avoid backup withholding by certifying on an appropriate IRS Form W-8 (or applicable successor form) that such Non-U.S. Holder is not a United States person, or by otherwise establishing an exemption in a manner satisfactory to the paying agent. Information provided by a Non-U.S. Holder may be disclosed to such Non-U.S. Holder’s local tax authorities under an applicable tax treaty or information exchange agreement. Non-U.S. Holders should consult their tax advisors regarding the certification requirements for non-United States persons.
Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Withholding
Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, proposed Treasury Regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA for gross proceeds.
Withholding under FATCA generally will not apply where such payments are made to (i) a foreign financial institution that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a non-financial foreign entity that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules. Investors should consult their tax advisors regarding this legislation and the regulations thereunder.

INFORMATION CONCERNING GOODNESS GROWTH
Overview
Goodness Growth is a physician-led, science-focused holding company whose mission is to bring the power of plants to the world. Goodness Growth’s operations consist primarily of its multi-state cannabis company subsidiary, Vireo Health, and its science and intellectual property developer, Resurgent Biosciences. Goodness Growth manufactures proprietary, branded cannabis products in environmentally friendly facilities and state-of-the-art cultivation sites and distributes its products through its growing network of Green Goods™ and other retail locations and third-party dispensaries. Goodness Growth’s teams of more than 500 employees are focused on the development of differentiated products, driving scientific innovation of plant-based medicines, and developing meaningful intellectual property. Goodness Growth is currently licensed to grow, process, and/or distribute cannabis in eight markets and operates 18 dispensaries across the United States.
Goodness Growth is a corporation incorporated under the laws of British Columbia and its securities are listed for trading on the CSE under the symbol “GDNS” and on the OTCQX under the symbol “GDNSF.”
Goodness Growth’s registered office is located at Suite 2200, HSBC Building, 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, and its head office is located at 207 South 9th Street, Minneapolis, Minnesota 55402 USA.
Additional information regarding Goodness Growth is included in the documents incorporated by reference into this Circular.
Where Shareholders Can Find Additional Information About Goodness Growth
Goodness Growth files annual, quarterly and current reports, proxy statements and other information with the SEC. Goodness Growth’s SEC filings are available to the public at the SEC’s website at www.sec.gov or through the Investors section of Goodness Growth’s website at https://investors.vireohealth.com/financials/regulatory-filings/default.aspx. Unless otherwise provided below, the information provided in Goodness Growth’s SEC filings (or available on Goodness Growth’s website) is not part of this proxy statement and is not incorporated by reference.
The SEC allows Goodness Growth to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are a Goodness Growth shareholder, Goodness Growth can disclose important information to you by referring you to those documents.
The information filed by Goodness Growth and incorporated by reference is considered to be a part of this document, and later information that Goodness Growth files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Goodness Growth incorporates by reference the documents listed below and any documents filed by Goodness Growth pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the Meeting:
(a)
Goodness Growth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022 (as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 29, 2022) (collectively, the “Goodness Growth AIF”);

(b)
Goodness Growth’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022 (the “Goodness Growth Q1 Quarterly Report”) and for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022 (the “Goodness Growth Q2 Quarterly Report” and, together with the Q1 Goodness Growth Quarterly Report, the “Goodness Growth Quarterly Reports”); and

(c)
Goodness Growth’s Current Reports on Form 8-K filed on February 1, 2022, February 3, 2022, and February 8, 2022 (collectively, the “Goodness Growth Current Reports”).

The following information in respect of Goodness Growth has also been filed with, or furnished to, the securities commission or similar regulatory authority in British Columbia, Alberta and Ontario:
(a)
the Goodness Growth AIF;

(b)
the audited annual consolidated financial statements of Goodness Growth as at and for the years ended December 31, 2021 and 2020 included in the Goodness Growth AIF (the “Goodness Growth Audited Financial Statements”);

(c)
the unaudited condensed consolidated financial statements of Goodness Growth as at and for the six months ended June 30, 2022 and 2021 included in the Goodness Growth Q2 Quarterly Report (the “Goodness Growth Interim Financial Statements”, and together with the Goodness Growth Audited Financial Statements, the “Goodness Growth Financial Statements”);

(d)
the management’s discussion and analysis of financial condition and results of operations of Goodness Growth for the years ended December 31, 2021 and 2020 included in the Goodness Growth AIF (the “Goodness Growth Annual MD&A”);

(e)
the management’s discussion and analysis of financial condition and results of operations of Goodness Growth for the six months ended June 30, 2022 and 2021 included in the Goodness Growth Q2 Quarterly Report (the “Goodness Growth Interim MD&A”, and together with the Goodness Growth Annual MD&A, the “Goodness Growth MD&A”);

(f)
the material change report of Goodness Growth dated February 14, 2022, related to Goodness Growth’s entry into the Arrangement Agreement; and

(g)
the management information circular of Goodness Growth dated April 28, 2021 prepared in connection with an annual meeting of shareholders held on June 23, 2021.

Copies of these documents may also be obtained through the internet on SEDAR under Goodness Growth’s SEDAR profile at www.sedar.com.
Goodness Growth undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of Goodness Growth filings should be Goodness Growth at 207 South 9th Street, Minneapolis, Minnesota 55402 USA, Attention: Investor Relations.
Document requests from Goodness Growth should be made by [•], 2022 in order to receive them before the Meeting.
Shareholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Goodness Growth has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [•], 2022. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.
Any documents of the type required by National Instrument 44-101 —  Short Form Prospectus Distributions to be incorporated by reference in this Circular, including any annual information form, audited annual consolidated financial statements (together with the report of the auditors thereon), information circular, unaudited interim consolidated financial statements, management’s discussion and analysis, material change reports (excluding confidential material change reports) or business acquisition reports filed by Goodness Growth with the securities authority in the provinces of Canada in which it is a reporting issuer subsequent to the date of this Circular and prior to the Meeting shall be deemed to be incorporated by reference in this Circular. These documents are available through the internet on SEDAR under Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. Unless specifically incorporated by reference in this Circular, documents filed or furnished by Goodness Growth on SEDAR or EDGAR are neither incorporated by reference in nor form a part of this Circular. Information on or connected to Goodness Growth’s website, even if referred to in a document incorporated by reference herein, is not incorporated by reference herein and does not constitute part of this Circular.
Any statement contained in this Circular or in a document incorporated by reference, or deemed to be incorporated by reference in this Circular shall be deemed to be modified or superseded for purposes of this Circular, to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this Circular modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Circular. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular.
Consolidated Capitalization
There has been no material change in Goodness Growth’s share or debt capital structure since June 30, 2022. Readers should also refer to the Goodness Growth AIF, the Goodness Growth Financial Statements and the related Goodness Growth MD&A, each of which are incorporated by reference herein.
Description of Goodness Shares
The following summary description of Goodness Shares is based on the provisions of the Goodness Articles. This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Goodness Articles, which are available on Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov.
Goodness Growth is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares. As of [•], 2022, Goodness Growth’s issued and outstanding capital consisted of: (i) [•] Subordinate Voting Shares; (ii) [•] Multiple Voting Shares; and (iii) [•] Super Voting Shares.
Subordinate Voting Shares
Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the Shareholders, except a meeting of which only holders of another particular class or series of Goodness Shares have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the Board, dividends in cash or Goodness Growth’s property. No dividend will be declared or paid on the Subordinate Voting Shares unless Goodness Growth simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and the Super Voting Shares. In the event of Goodness Growth’s liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of Goodness Growth’s assets among Shareholders for the purpose of winding up Goodness Growth’s affairs, the holders of the Subordinate Voting Shares will, subject to the prior rights of the holders of any of the Goodness Shares ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Subordinate Voting Shares, Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Multiple Voting Shares
Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the Shareholders, except a meeting of which only holders of another particular class or series of the Goodness Shares shall have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held). The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless Goodness Growth simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and the Super Voting Shares. In the event of Goodness Growth’s liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of Goodness Growth’s assets among the Shareholders for the purpose of winding up Goodness Growth’s affairs, the holders of the Multiple Voting Shares will, subject to the prior rights of the holders of any of the Goodness Shares ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of the Multiple Voting Shares (on an as-converted to the Subordinate Voting Share basis), the Subordinate Voting Shares and the Super Voting Shares (on an as converted to the Subordinate Voting Share basis). The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares (the “Goodness MVS Conversion Ratio”), subject to adjustments for certain customary corporate changes. The ability to convert Multiple Voting Shares is subject to a restriction on beneficial ownership of Subordinate Voting Shares exceeding certain levels. Goodness Growth has certain rights to convert all of the outstanding Multiple Voting Shares into Subordinate Voting Shares at the Goodness MVS Conversion Ratio in the event that certain conditions related to registration under the Exchange Act are met.
Super Voting Shares
The Super Voting Shares were only issuable in connection with the closing of the Arrangement. Holders of the Super Voting Shares are entitled to notice of and to attend at any meeting of the Shareholders, except a meeting of which only holders of another particular class or series of the Goodness Shares have the right to vote. At each such meeting, holders of the Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares in any financial year as the Board may by resolution determine, on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless Goodness Growth simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to the Subordinate Voting Share basis) on the Multiple Voting Shares and the Subordinate Voting Shares. In the event of Goodness Growth’s liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of Goodness Growth’s assets among the Shareholders for the purpose of winding up Goodness Growth’s affairs, the holders of the Super Voting Shares will, subject to the prior rights of the holders of any of the Goodness Shares ranking in priority to the Super Voting Shares, be entitled to participate ratably along with all other holders of the Super Voting Shares (on an as-converted to the Subordinate Voting Share basis), the Subordinate Voting Shares and the Multiple Voting Shares (on an as-converted to the Subordinate Voting Share basis). Each Super Voting Share has a right to convert into one Multiple Voting Share subject to customary adjustments for certain corporate changes. Some or all of the Super Voting Shares will be automatically converted into Multiple Voting Shares subject to customary adjustments for certain corporate changes.
Goodness Growth’s Redemption Rights
Goodness Growth is, subject to certain conditions, entitled to redeem the Subordinate Voting Shares and/or the Multiple Voting Shares held by certain shareholders in order to permit Goodness Growth to comply with applicable licensing regulations, as more fully described in the Goodness Growth AIF incorporated by reference herein.
Trading Price and Volume of the Subordinate Voting Shares
The Subordinate Voting Shares are listed and traded on the CSE and on the OTCQX under the symbols “GDNS” and “GDNSF,” respectively.

The following table sets forth trading information (in Canadian dollars) for the Subordinate Voting Shares on the CSE for the months indicated:
CSE	High Trading Price	Low Trading Price	Volume
September 2021	$2.18	$1.67	1,520,550
October 2021	$2.15	$1.73	1,605,131
November 2021	$1.99	$1.46	4,089,409
December 2021	$2.18	$1.56	2,748,854
January 2022	$2.19	$1.95	1,614,857
February 2022	$3.37	$2.45	10,301,460
March 2022	$2.82	$2.28	2,765,359
April 2022	$2.70	$2.00	1,670,663
May 2022	$2.29	$1.81	1,734,280
June 2022	$2.29	$1.37	1,165,892
July 2022	$1.83	$1.44	1,015,933
August 2022	$1.92	$1.27	1,467,868
September 1 – 9, 2022	$1.88	$1.64	169,277
The following table sets forth trading information (in US dollars) for the Subordinate Voting Shares on the OTCQX for the months indicated:
OTCQX	High Trading Price	Low Trading Price	Volume
September 2021	$1.73	$1.31	2,541,442
October 2021	$1.75	$1.40	2,553,971
November 2021	$1.60	$1.22	7,691,804
December 2021	$1.72	$1.20	6,624,405
January 2022	$1.79	$1.52	5,001,336
February 2022	$2.65	$1.92	11,593,887
March 2022	$2.31	$1.78	5,823,900
April 2022	$2.15	$1.57	2,252,500
May 2022	$1.76	$1.41	1,750,600
June 2022	$1.83	$1.10	1,365,600
July 2022	$1.42	$1.11	3,305,400
August 2022	$1.48	$0.98	2,693,300
September 1 – 9, 2022	$1.43	$1.25	177,843
Prior Sales
The following table summarizes the issuances of Subordinate Voting Shares or securities convertible into Subordinate Voting Shares in the 12-month period prior to the date of this Circular. There have been no issuances of Multiple Voting Shares or Super Voting Shares or securities convertible into Multiple Voting Shares or Super Voting Shares in the 12-month period prior to the date of this Circular.
Date of Issuance	Type of Security	Description	Issue/Exercise Price	Number of Securities
July 9, 2021	Subordinate Voting Shares	Option Exercise(4)	$0.33	82,137
July 22, 2021	Subordinate Voting Shares	MVS Conversion(2)	N/A	720,100
September 29, 2021	Subordinate Voting Shares	MVS Conversion(2)	N/A	1,222,900
November 19, 2021	Subordinate Voting Shares	Option Exercise(4)	$0.19	300,048
November 22, 2021	Subordinate Voting Shares	Charm Acquisition(5)	N/A	1,459,803

Date of Issuance	Type of Security	Description	Issue/Exercise Price	Number of Securities
February 2, 2022	Subordinate Voting Shares	MVS Conversion(2)	N/A	536,100
February 3, 2022	Subordinate Voting Shares	MVS Conversion(2)	N/A	28,900
February 10, 2022	Subordinate Voting Shares	MVS Conversion(2)	N/A	974,300
February 18, 2022	Subordinate Voting Shares	MVS Conversion(2)	N/A	200,000
March 15, 2022	Goodness Options	Option Issuance(1)	$1.77	3,248,108
March 15, 2022	Goodness RSUs	RSU Issuance(3)	N/A	1,094,220
March 29, 2022	Subordinate Voting Shares	MVS Conversion(2)	N/A	74,100
March 31, 2022	Subordinate Voting Shares	MVS Conversion(2)	N/A	1,000,000
July 7, 2022	Goodness Growth Subordinate Voting Shares	MVS Conversion(2)	N/A	540,000
August 2, 2022	Goodness Growth Subordinate Voting Shares	Option Exercise(4)	$0.33	15,002
August 11, 2022	Goodness Growth Subordinate Voting Shares	MVS Conversion(2)	N/A	500,000
August 16, 2022	Goodness Growth Subordinate Voting Shares	MVS Conversion(2)	N/A	300,100
September 1, 2022	Goodness Growth Subordinate Voting Shares	MVS Conversion(2)	N/A	580,100

Notes:
(1)
Reflects unvested and vested Goodness Options which upon vesting are exercisable for one Subordinate Voting Share.

(2)
Reflects Subordinate Voting Shares issued upon conversion of Multiple Voting Shares.

(3)
Each Goodness RSU vests into one Subordinate Voting Share.

(4)
Reflects Subordinate Voting Shares issued upon exercise of vested Goodness Options or Goodness Warrants.

(5)
Reflects Subordinate Voting Shares issued in connection with acquisitions, corporate advisory services, or other business activities.

Financial Statements and Management’s Discussion and Analysis
Additional financial and other information is provided in the Goodness Growth Financial Statements and related Goodness Growth MD&A, which are incorporated by reference in this Circular.
Risk Factors
Details concerning risk factors in respect of Goodness Growth, Goodness Growth’s business and the Arrangement can be found under the heading “Risk Factors” in this Circular and in the documents pertaining to Goodness Growth which are specifically incorporated by reference in, and form an integral part of, this Circular, including as described under “Risk Factors” in the Goodness Growth AIF.
Legal Proceedings
On February 25, 2019, Dr. Mark Schneyer (“Schneyer”) filed a lawsuit in Minnesota District Court, Fourth District (the “Court”), on his own behalf and, derivatively, on behalf of Dorchester Capital, LLC, naming Vireo Health, Inc. (“Vireo U.S.”), Dorchester Management, LLC (“Dorchester Management”), and Dorchester Capital, LLC (“Capital”), as defendants. The essence of the claims made by Schneyer is Vireo U.S. paid an inadequate price for MaryMed, LLC (“MaryMed”), which it purchased it from Capital in 2018, and that the consideration given — shares of preferred stock in Vireo U.S. — was distributed inappropriately by Capital at the direction of Dorchester Management (the managing member of Capital). Schneyer, who is a Class B member of Capital, is seeking unspecified damages in excess of $50,000 and other relief. Dorchester Management, LLC is an affiliated entity to Vireo U.S. and was previously used as a management company over Dorchester Capital, LLC. It no longer has active operations following Vireo Health, Inc.’s acquisition of MaryMed, LLC in 2017. It is owned and controlled by Kyle E. Kingsley and Amber H. Shimpa, executive officers and directors of Vireo U.S.
Simultaneously with the complaint, Schneyer filed a motion seeking a temporary restraining order (“TRO”) to prevent the “further transfer” of MaryMed which would, Schneyer claimed, occur if Vireo U.S.’s RTO transactions were allowed to occur. The Court held a hearing on the motion for TRO on March 5, 2019 and denied the motion on the same day.
Weeks prior to commencement of the litigation, Dorchester Management had appointed a special litigation committee (“SLC”) on behalf of Capital to investigate the consideration provided by Vireo U.S. for the purchase of MaryMed and assess any potential claims Capital may have as a result of the transaction. The SLC, a retired judge who engaged another retired judge as legal counsel to the SLC, was appointed in accordance with Minnesota law, issued a report on May 1, 2021, recommending, among other things, that certain claims be permitted to proceed (the “Remaining Derivative Claims”) and other claims not be permitted to proceed by the Court (the “Rejected Derivative Claims”).
On July 7, 2021, Schneyer filed a Second Amended Complaint asserting direct claims on behalf of himself and the Remaining Derivative Claims on behalf of Capital and some Rejected Derivative Claims on behalf of Capital. Under Delaware law, Capital has a right to control the litigation of the Remaining Derivative Claims, the Rejected Derivative Claims, and any other derivative allegations that may be asserted on behalf of Capital. On August 17, 2021, Management exercised this right for Capital and appointed a second independent special litigation committee (the “Second SLC”), a partner at an international law firm, to manage the litigation of the claims raised in Schneyer’s Second Amended Complaint. On August 31, 2021, Capital filed a complaint at the Second SLC’s direction alleging the Remaining Derivative Claims and the Rejected Derivative Claims. Schneyer opposed the appointment of the Second SLC and the Court will rule on whether the Second SLC can pursue Second Amended Complaint.
On December 9, 2021, the Court dismissed Schneyer’s claim for rescissory damages and the Remaining Derivative Claim alleging fraud. The Court also ruled that the Remaining Derivative Claims should be pursued by the Second SLC. Finally, the Court also denied Schneyer’s request to seek punitive damages.
On February 22, 2022, the Minnesota Court of Appeals denied the immediate review of the December 9, 2021 order.
On June 20, 2022 the Court issued an order amending and realigning the complaint brought by Capital for the Remaining Derivative Claims. The order also denied Vireo U.S.’ and Dorchester Management’s motion to dismiss the Remaining Derivative Claims brought by Capital.
Following this order, the litigation will proceed with Schneyer’s three direct contract claims against Vireo U.S and a direct fraud claim against Management and Vireo U.S. on an individual basis, as well as the Remaining Derivative Claims brought by Capital.
Vireo U.S. believes that Schneyer’s claims lack merit and expects to be vindicated in the SLC process or, in the alternative, prevail in the litigation, if and when it proceeds. However, should Vireo U.S. not ultimately prevail, it is not possible to estimate the amount or range of potential loss, if any.

INFORMATION CONCERNING VERANO
Overview
Verano, a British Columbia corporation, is a vertically integrated, multi-state cannabis operator in the United States, devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, Encore™, and MÜV™. Verano designs, builds, and operates dispensaries under its retail brands including Zen Leaf™ and MÜV™, with the goal of delivering a superior cannabis shopping experience in both medical and adult-use markets.
Verano is a reporting issuer in all provinces and territories of Canada and the Verano Subordinate Voting Shares are listed on the CSE under the symbol “VRNO.” The Verano Subordinate Voting Shares are also quoted for trading in the United States on the OTCQX marketplace operated by the OTC Market Group under the symbol “VRNOF.”
The head office of Verano is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. The registered office of Verano is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Verano’s website is www.verano.com.
Additional information regarding Verano is included in Appendix “I”.
Prior Sales
The following table summarizes the issuances of Verano Subordinate Voting Shares, Verano Proportionate Voting Shares, or securities convertible into Verano Subordinate Voting Shares or Verano Proportionate Voting Shares (including, but not limited to, Verano Restricted Stock Units (the “Verano RSUs”) in the 12-month period prior to the date of this Circular.
Date of Issuance	Type of Security	Issue/Exercise Price	Number of Securities
July 1, 2021	Verano Subordinate Voting Shares	N/A(3)	647,351.41
July 2, 2021	Verano Proportionate Voting Shares	$1,998.9729	310
July 8, 2021	Verano Subordinate Voting Shares	N/A(3)	488,861
July 9, 2021	Verano RSUs(1)	N/A	20,000
July 12, 2021	Verano Subordinate Voting Shares	C$19.12	6,448,471
July 14, 2021	Verano Subordinate Voting Shares	N/A(3)	12,473,214.01
July 23, 2021	Verano Subordinate Voting Shares	N/A(3)	16,284,588.72
August 2, 2021	Verano Subordinate Voting Shares	N/A(3)	19,059,369.14
August 6, 2021	Verano Subordinate Voting Shares	N/A(3)	14,468,594.22
August 9, 2021	Verano Subordinate Voting Shares	N/A(3)	9,974,253.54
August 11, 2021	Verano Subordinate Voting Shares	N/A(3)	2,098,242.34
August 16, 2021	Verano Proportionate Voting Shares	N/A(2)	145,584.1270
August 18, 2021	Verano Subordinate Voting Shares	N/A(3)	500,000
August 20, 2021	Verano Subordinate Voting Shares	N/A(3)	41,039.81
August 24, 2021	Verano Subordinate Voting Shares	N/A(3)	9,696,873.86
August 30, 2021	Verano Subordinate Voting Shares	N/A(4)	785,468
September 2, 2021	Verano Subordinate Voting Shares	C$14.315	14,400
September 10, 2021	Verano Subordinate Voting Shares	N/A(3)	2,181,818.09
September 20, 2021	Verano Subordinate Voting Shares	$15.20	37,657
September 20, 2021	Verano Proportionate Voting Shares	$1,520.16	376.56
September 24, 2021	Verano Subordinate Voting Shares	N/A(3)	498,104.96

Date of Issuance	Type of Security	Issue/Exercise Price	Number of Securities
September 28, 2021	Verano Subordinate Voting Shares	C$15.08	132,657
October 5, 2021	Verano Subordinate Voting Shares	N/A(3)	237,281.85
October 14, 2021	Verano Subordinate Voting Shares	N/A(3)	59,054,573.51
October 18, 2021	Verano Subordinate Voting Shares	N/A(4)	1,332
October 22, 2021	Verano Subordinate Voting Shares	C$13.625	39,167
October 25, 2021	Verano Subordinate Voting Shares	$13.5789	727,934
October 25, 2021	Verano Subordinate Voting Shares	N/A(3)	3,171,303.43
October 28, 2021	Verano Proportionate Voting Shares	C$1,387.00	1,855.1763
October 29, 2021	Verano Subordinate Voting Shares	N/A(3)	463,433.31
November 5, 2021	Verano Subordinate Voting Shares	N/A(3)	222,841.01
November 8, 2021	Verano Subordinate Voting Shares	N/A(3)	167,522.7
November 9, 2021	Verano Subordinate Voting Shares	N/A(3)	4,723,063.51
November 11, 2021	Verano Subordinate Voting Shares	N/A(3)	3,146,986.95
November 16, 2021	Verano Subordinate Voting Shares	N/A(3)	35,408.62
November 18, 2021	Verano Subordinate Voting Shares	N/A(3)	210,407.52
November 22, 2021	Verano Subordinate Voting Shares	N/A(3)	378,877.73
November 24, 2021	Verano Subordinate Voting Shares	N/A(3)	76,919.58
December 3, 2021	Verano Subordinate Voting Shares	N/A(3)	1,946,227.76
December 3, 2021	Verano Subordinate Voting Shares	C$9.98	1,215,035
December 10, 2021	Verano Subordinate Voting Shares	N/A(3)	126,766.01
December 17, 2021	Verano Subordinate Voting Shares	N/A(3)	1,827,097.51
December 28, 2021	Verano Subordinate Voting Shares	C$14.07	4,104,787
December 28, 2021	Verano Subordinate Voting Shares	C$14.68	4,040,355
December 30, 2021	Verano Subordinate Voting Shares	N/A(3)	6,861,500.48
December 31, 2021	Verano Subordinate Voting Shares	N/A(3)	14,218
January 4, 2022	Verano Subordinate Voting Shares	N/A(3)	8,300
January 5, 2022	Verano Subordinate Voting Shares	N/A(3)	1,753,484.38
January 12, 2022	Verano Subordinate Voting Shares	N/A(3)	2,584,308.27
January 17, 2022	Verano Subordinate Voting Shares	N/A(3)	2,101,394.97
January 18, 2022	Verano Subordinate Voting Shares	N/A(3)	159,100
January 24, 2022	Verano Subordinate Voting Shares	N/A(3)	98,449.45
February 4, 2022	Verano Subordinate Voting Shares	N/A(3)	164,885.49
February 16, 2022	Verano Subordinate Voting Shares	N/A(3)	833,272.3
February 16, 2022	Verano RSUs(1)	N/A	253,177
February 22, 2022	Verano Subordinate Voting Shares	C$15.85	166,297
February 23, 2022	Verano Subordinate Voting Shares	N/A(4)	34,320
February 25, 2022	Verano Subordinate Voting Shares	N/A(4)	525,287
February 25, 2022	Verano Subordinate Voting Shares	N/A(3)	530,679.86
March 1, 2022	Verano Subordinate Voting Shares	N/A(3)	26,500
March 7, 2022	Verano Subordinate Voting Shares	N/A(3)	68,860.65
March 10, 2022	Verano Subordinate Voting Shares	N/A(3)	17,664
March 11, 2022	Verano Subordinate Voting Shares	C$12.58	1,403,067
March 22, 2022	Verano Subordinate Voting Shares	N/A(3)	133,856.92

Date of Issuance	Type of Security	Issue/Exercise Price	Number of Securities
April 8, 2022	Verano Subordinate Voting Shares	N/A(3)	2,914.34
May 6, 2022	Verano Subordinate Voting Shares	N/A(3)	43,395.85
May 16, 2022	Verano Subordinate Voting Shares	N/A(4)	21,600
May 20, 2022	Verano Subordinate Voting Shares	N/A(3)	32,076
May 25, 2022	Verano Subordinate Voting Shares	N/A(4)	4,970
May 31, 2022	Verano Subordinate Voting Shares	N/A(4)	217,100.48
June 7, 2022	Verano Subordinate Voting Shares	C$13.41	2,115,438
June 8, 2022	Verano Subordinate Voting Shares	N/A(3)	24,108
June 15, 2022	Verano Subordinate Voting Shares	N/A(3)	3,664,052
June 22, 2022	Verano Subordinate Voting Shares	C$9.68	808,258
June 23, 2022	Verano Subordinate Voting Shares	N/A(3)	1,735,834.22
June 23, 2022	Verano RSUs(1)	N/A	2,606,401
June 27, 2022	Verano Subordinate Voting Shares	N/A(3)	42,396.49
June 30, 2022	Verano Subordinate Voting Shares	N/A(4)	292,669
July 1, 2022	Verano Subordinate Voting Shares	N/A(5)	312,150
July 13, 2022	Verano Subordinate Voting Shares	N/A(3)	192,287.91
July 19, 2022	Verano Subordinate Voting Shares	N/A(3)	16,002
July 20, 2022	Verano Subordinate Voting Shares	N/A(3)	6,889
July 28, 2022	Verano Subordinate Voting Shares	N/A(3)	3,184,604.61
August 3, 2022	Verano Subordinate Voting Shares	C$7.70	1,195,479
August 18, 2022	Verano Subordinate Voting Shares	N/A(3)	249,449.7
August 29, 2022	Verano Subordinate Voting Shares	N/A(4)	710,635
September 6, 2022	Verano Subordinate Voting Shares	N/A(4)	8,221
September 7, 2022	Verano Subordinate Voting Shares	C$8.33	1,208,745

Notes:
(1)
Each Verano RSU reflects a contingent right to receive one Verano Subordinate Voting Shares.

(2)
Issued upon conversion of Verano Subordinate Voting Shares.

(3)
Issued upon conversion of Verano Proportionate Voting Shares.

(4)
Issued upon settlement of vested Verano RSUs.

(5)
Compensatory issuance issued upon achievement of certain performance metrics.

Financial Statements and Management’s Discussion and Analysis
Additional financial and other information is provided in Verano’s consolidated interim financial statements and management’s discussion and analysis for the six months ended June 30, 2022, which can be found in Appendix “J” hereto.

GOVERNANCE AND MANAGEMENT OF THE COMBINED COMPANY
Goodness Growth expects the directors and management of Verano to remain in place at and after the Effective Time. There have been no definitive determinations between Verano and Goodness Growth regarding the role that Goodness Growth management may play in the Combined Company. See “Information Concerning Verano” and Appendix “I” for more information about the governance and management of Verano.
DESCRIPTION OF THE COMBINED COMPANY CAPITAL STOCK
See “Information Concerning Verano” and Appendix “I” for more information about the capital stock of the Combined Company.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
See Appendix “J” for the pro forma financial statements of the Combined Company.

ANNUAL MEETING MATTERS
PROPOSAL 2: SETTING NUMBER OF DIRECTORS
The Board currently consists of seven directors and Goodness Growth proposes to fix the number of directors at seven for the ensuing year. Accordingly, at the Meeting, the Shareholders will be asked to fix the number of directors at seven. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” SETTING THE NUMBER OF DIRECTORS AT SEVEN.
PROPOSAL 3: ELECTION OF DIRECTORS
The size of the Board of Goodness Growth is currently set at 7 directors. The term of office of each of the 7 current directors will end at the conclusion of the Meeting. At the Meeting, it is proposed that 7 directors be elected until the next annual general meeting of the Shareholders or until their successors are elected or appointed. Unless the director’s office is vacated earlier in accordance with the provisions of the BCBCA, each director elected will hold office until the conclusion of the next annual general meeting of Goodness Growth’s Shareholders or if no director is then elected, until a successor is elected.
Nominees for Election as Directors at the Meeting
Each of the director nominees below is currently a director of Goodness Growth. The following table sets forth certain information regarding the director nominees. Additional biographical information on each of the nominees is included below under the section entitled “Directors and Executive Officers.”
Name of Nominee	Director Since	Residency	Principal Occupation(1)
Dr. Kyle E. Kingsley	March 2019	Minnesota, USA	Founder and Chief Executive Officer of Goodness Growth and Chair of the Board
Chelsea A. Grayson(2)(3)(4)	March 2019	California, USA	Executive-in-Residence, Wunderkind (formerly BounceX)
Ross M. Hussey(3)(4)	July 2020	Minnesota, USA	Attorney, Smith Jadin Johnson, PLLC
Victor E. Mancebo(2)(3)(4)	January 2021	Florida, USA	Chief Executive Officer, TheraTrue, Inc.
Judd T. Nordquist(2)	March 2019	Minnesota, USA	CPA and Partner, Abdo L.L.P.
Josh Rosen	August 2021	Arizona, USA	Managing Partner, Bengal Capital
Amber H. Shimpa(4)	March 2019	Minnesota, USA	Chief Administrative Officer of Goodness Growth

(1)
The information as to principal occupation, business, or employment of non-management directors is not within the knowledge of the management of Goodness Growth and has been furnished by the respective proposed nominees.

(2)
Member of the Audit Committee.

(3)
Member of the Compensation Committee.

(4)
Member of the Nominating and Corporate Governance Committee (the “N&G Committee”).

None of the nominees for director of Goodness Growth are proposed for election pursuant to any arrangement or understanding between the nominee and any other person, except the directors and officers of Goodness Growth acting in solely such capacity. Dr. Kingsley is married to Ms. Shimpa’s sister.
Director Qualifications
Our Board believes that each member of the Board has the experience, qualifications, attributes, and skills that make him or her suitable to serve as our director, in light of our highly regulated cannabis business, our complex operations and large number of employees.
Dr. Kingsley’s specific qualifications, experience, skills and expertise include leadership and management; mergers and acquisitions; capital markets transactions; and cannabis industry knowledge.

Ms. Grayson’s specific qualifications, experience, skills and expertise include leadership and management; mergers and acquisitions; branding and marketing; and corporate governance.
Mr. Hussey’s specific qualifications, experience, skills and expertise include cannabis industry knowledge; cannabis-related legislation; and corporate strategy.
Mr. Mancebo’s specific qualifications, experience, skills and expertise include cannabis industry knowledge and experience; leadership and management; and corporate strategy.
Mr. Nordquist’s specific qualifications, experience, skills and expertise include financial statements and financial transactions; external and internal audit; and corporate strategy.
Mr. Rosen’s specific qualifications, experience, skills and expertise include financial transactions and investments and cannabis industry knowledge.
Ms. Shimpa’s specific qualifications, experience, skills and expertise include leadership and management; financial statements and financial transactions; cannabis industry knowledge; and security and inventory control.
The Board believes these qualifications bring a broad set of complementary experience to the Board’s discharge of its responsibilities.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth information regarding each director, director nominee and executive officer of Goodness Growth. A brief biography of each person who serves as a director or executive officer follows the table.
Name	Age*	Position
Dr. Kyle E. Kingsley	47	Chief Executive Officer and Chair of the Board
Chelsea A. Grayson	50	Director
Ross M. Hussey	44	Director
Victor E. Mancebo	38	Director
Judd T. Nordquist	52	Director
Josh Rosen	49	Director
Amber H. Shimpa	43	Chief Administrative Officer and Director
Dr. Stephen Dahmer	47	Chief Medical Officer
John A. Heller	54	Chief Financial Officer
Christian Gonzalez	41	Chief Operating Officer
Patrick Peters	48	Executive Vice President, Retail
Harris Rabin	47	Chief Marketing Officer
J. Michael Schroeder	55	General Counsel, Chief Compliance Officer, and Secretary

*
As of the date of this Circular.

Dr. Kyle E. Kingsley is a board-certified emergency medicine physician and founder of Goodness Growth. Dr. Kyle E. Kingsley has served as CEO and a director of Goodness Growth (and its predecessors Vireo U.S./Minnesota Medical Solutions LLC) since July 2014. Dr. Kyle E. Kingsley has expansive experience in starting medical cannabis companies in well-regulated, limited-license states with narrow timelines for implementation. Dr. Kyle E. Kingsley has been involved with all aspects of medical cannabis implementation, from horticulture and manufacturing to finance and policy. Dr. Kyle E. Kingsley’s primary goal is to build mainstream, cannabis-based, alternatives to opioids, alcohol, and tobacco. Dr. Kyle E.

Kingsley’s extensive experience with opioid pain medications and alcohol in the emergency department setting was a major reason for his desire to build a physician-led, science-focused cannabis company. Simultaneously with his emergency medicine staffing responsibilities, Dr. Kyle E. Kingsley founded and developed multiple companies including Clinical Scribes LLC, a medical scribe documentation training and implementation company, which he founded in 2007. Clinical Scribes LLC and its offshoot Medical Scribe Training Systems focus on efficient training of medical professionals, specifically medical scribes. Expertise developed in this setting has led to direct benefits for Goodness Growth which is building an industry-leading, medically-sound, employee education system. Dr. Kyle E. Kingsley is also the author of a wide array of scientifically robust medical scribe training textbooks, “The Ultimate Medical Scribe Handbook” series, which is used by companies across the country to train their medical scribes. Dr. Kyle E. Kingsley also founded MedMacros LLC in 2012, a medical documentation augmentation company that provides physicians and other healthcare providers with online templates to improve documentation speed and comprehensiveness. Dr. Kyle E. Kingsley also brings medical device start up expertise via Doctor Sly LLC, a company focused on development of intellectual property for simple cooling devices used to treat common medical conditions. Currently MigraineBox is a potential treatment for headaches by way of simple cooling of the head and neck. Dr. Kyle E. Kingsley obtained a patent for this method of cooling. Dr. Kyle E. Kingsley received a Bachelor of Science degree in Biochemistry and a Bachelor of Arts degree in German from University of Minnesota in Duluth and received a Doctor of Medicine degree from the University of Minnesota, Twin Cities. During his time at the University of Minnesota, Duluth, Dr. Kyle E. Kingsley worked extensively in a biochemistry laboratory and developed expertise in HPLC and other laboratory techniques that are directly applicable to the medical cannabis industry. Dr. Kyle E. Kingsley is married to Ms. Shimpa’s sister.
Chelsea A. Grayson was the CEO of True Religion (formerly Nasdaq: TRLG) and also sat on the True Religion board of directors (where she chaired the Audit Committee) from 2017 to 2019. Previously, she was the CEO and a board member of American Apparel (formerly NYSE MKT: APP) from 2016 to 2017. In addition to her service on the Goodness Growth Board and various committees, Ms. Grayson sits on the board of directors of Xponential Fitness (NYSE: XPOF), where she is a member of the Audit Committee and Spark Networks (NYSE: LOV), where she is a member of the Audit Committee. She also serves as an Executive in Residence at Wunderkind (formerly BounceX) and sits on the board of directors of Lapmaster-Wolters (AKA Precision Surfacing Solutions), where she chairs the board and iHerb, where she serves as the lead independent director and chairs the Nomination & Corporate Governance Committee. Ms. Grayson is a former member of the board of directors of Sugarfina, Inc., where she was a member of the Steering Committee, and the board of directors of Delta Dental, where she was a member of the Nominating & Corporate Governance Committee. Prior to joining American Apparel, Ms. Grayson was a partner in the M&A/corporate governance practice groups of Jones Day and Loeb & Loeb. Ms. Grayson is a Board Leadership Fellow and a Corporate Governance Fellow with the National Association of Corporate Directors (NACD). She is also a member of the Board of Advisors for the Department of English at the University of California, Los Angeles. She is a recipient of the In-House Impact Award from The Recorder (The American Lawyer) and of the 40 Under 40 Recognition Award from the M&A Advisor. She was also named one of “L.A.’s Top 40 Dealmakers” in the Los Angeles Business Journal “Who’s Who in L.A. Law”. Ms. Grayson received a Bachelor of Arts degree in English Literature and Business/Economics from the University of California, Los Angeles and received a Juris Doctor degree from Loyola Law School in Los Angeles, California. American Apparel, of which Ms. Grayson served as Chief Executive Officer, filed for Chapter 11 bankruptcy protection during her tenure.
Ross M. Hussey is an attorney with over 15 years of experience who practices in multiple states and jurisdictions and focuses primarily on complex litigation and representing private businesses. He has practiced with Smith Jadin Johnson, PLLC since June 2019. From April 2015 through May 2019, he practiced with Benson, Kerrane, Storz & Nelson, PC. Mr. Hussey is a founding member of Vireo U.S. where he helped create and launch Minnesota Medical Solutions, LLC. He has served as a director of Goodness Growth since July 2020 and sits on the Compensation and Nominating and Corporate Governance Committees. Mr. Hussey previously served as General Counsel for Minnesota Medical Solutions from December of 2014 to March of 2016 before returning to private practice. He also has prior government relations experience and was involved in the implementation of the medical cannabis program in Minnesota. Mr. Hussey holds a Bachelor of Arts degree in Political Science from Gustavus Adolphus College and received a Juris Doctor degree from William Mitchell College of Law.

Victor E. Mancebo is a business professional with nearly 20 years of experience in a variety of operational, retail, and agricultural leadership roles for several national and regional companies in the United States. Mr. Mancebo has amassed executive leadership roles in Banking, Education, Logistics, Technology, Food Safety, Manufacturing, Agriculture, and Retail. He has served as the Chief Executive Officer and Director of TheraTrue, Inc. since January 2021. From July 2018 through December 2020, Mr. Mancebo served as the President, Chief Executive Officer and as a Director of Liberty Health Sciences Inc. (OTCQX: LHSIF), a profitable vertically integrated cannabis company with 29 dispensaries and a 250,000 square feet production facility housed in 387 acres in Florida, which has served over 100,000 patients to date. At Liberty Health Sciences Inc., Mr. Mancebo was responsible for the growth and success of various departments including retail, sales, compliance, production, processing, cultivation, construction, facilities, and accounting. Prior to that experience, Mr. Mancebo served as a Partner and Chief Operations Officer at Gelatys from April 2016 through April 2018. From 2013 to 2020, Mr. Mancebo served as the Founder and Managing Director at iAgriGroup, where he was responsible for the expansion, strategy and overall operational execution of the international agriculture and food production company. Mr. Mancebo has served as a director since January 2021. He holds a B.A. from Florida International University and a Master Black Belt Six Sigma Certification.
Judd T. Nordquist is a Certified Public Accountant and partner at a Minnesota-based CPA firm, Abdo L.L.P., with more than 28 years of experience and has served on several Board of Advisors, Audit Committees, and has leadership roles with several organizations. He has served on our Board since March 2019 and is Chair of Audit Committee and the Goodness Transaction Committee. As a Business Partner at Abdo, Mr. Nordquist leads the manufacturing, distribution and agriculture segment of the firm where he is responsible for setting the strategic plan and delivering results. Mr. Nordquist helps business owners with business and tax planning, mergers and acquisitions, cash flow management, budgeting, overhead computations, auditing and entrepreneurial consulting services throughout North America and Europe. Mr. Nordquist graduated from Minnesota State University, Mankato with a Bachelor of Science degree in Accounting and is currently attending Harvard University in pursuit of their Corporate Director Certificate. He is a member of the American Institute of Certified Public Accountants, the Minnesota Society of Certified Public Accountants and DFK International.
Josh Rosen has served as Managing Partner of Bengal Capital, a cannabis investment and advisory firm, since December 2020. Through May of 2021, Mr. Rosen was a director of 4Front Ventures Corporation (CSE: FFNT); Mr. Rosen was previously Executive Chairman and CEO of 4Front and its predecessor companies, having co-founded 4Front in 2011. Rosen has held positions at Credit Suisse (NYSE: CS) and ABN AMRO Bank N.V. (OTCMKTS: AAVMY) and is on the Board of Managers of Ninety Plus Coffee, LLC. Mr. Rosen holds a Bachelor of Arts in Economics and Philosophy from Beloit College.
Amber H. Shimpa has served as the Chief Administrative Officer for Goodness Growth since December 2019 and as a director since March 2019. From January 2015 through December 2019, Ms. Shimpa served as Goodness Growth’s Chief Financial Officer. As Chief Administrative Officer, she leads Goodness Growth’s human resources, communications, and policy teams and further drives the integration of people and culture for Goodness Growth. She works closely with Dr. Kyle E. Kingsley, in his role as CEO, to perpetuate Goodness Growth’s core values and culture as its workforce continues to rapidly expand. Ms. Shimpa spearheads Goodness Growth’s Corporate Social Responsibility initiatives and Diversity and Inclusion programs. Ms. Shimpa currently serves on the Board and is a member of the Nominating and Corporate Governance Committee. Ms. Shimpa has 14 years of experience as a financial services professional with various commercial and investment banking organizations. Prior to joining Goodness Growth, Ms. Shimpa spent nine years as Vice President of a $1.6 billion bank focused on commercial, nationwide lending. Her experience in the highly regulated banking environment has engrained quality and control in her leadership and financial management approach. Banking is often seen as a challenge for operators within the cannabis industry. Ms. Shimpa’s understanding of the strict compliance requirements in the banking industry, coupled with Goodness Growth’s scientific and safe medical model, have led to welcoming discussions with banks, and ultimately the first known open banking relationship with a cannabis-related company in the U.S. Ms. Shimpa holds a Bachelor of Arts degree in Business from the University of North Dakota. Dr. Kyle E. Kingsley is married to Ms. Shimpa’s sister.
Dr. Stephen Dahmer Dr. Stephen Dahmer is a board-certified family physician whose passion for health and healing has taken him around the globe. Dr. Dahmer has served as the Chief Medical Officer of

Goodness Growth since September 2015. A fellow of the Arizona Center for Integrative Medicine, for over two decades he has studied the relationships between plants and people, working closely with diverse cultures and documenting their uses of plants and other integrative therapies. Aspiring to understand ethnomedical systems, as well as the plants and traditional beliefs that support them, Dr. Dahmer has worked in divergent settings including Umbanda terreiros in the heart of Brazil’s second largest slum, Maori clinics in New Zealand, native healers on the Palauan Islands, and as a hospitalist to the Navajo (Dine) Tribe in Chinle, Arizona. Dr. Dahmer has given over 150 lectures on cannabinoid-related medical topics and is involved in two large-scale clinical trials studying medical cannabis, opioids, and chronic pain. At Goodness Growth, Dr. Dahmer oversees clinical research partnerships, pharmacovigilance, physician outreach and engagement, and over 200 employees providing education, support, awareness and a compassionate patient experience to tens of thousands of patients utilizing medical cannabis. From June of 2015 to present, Dr. Dahmer has served as Assistant Clinical Professor in the Department of Family Medicine and Community Health at the Icahn School of Medicine at Mount Sinai where he passionately provided innovative primary care for seven years in New York City where he lives and resides with his family. In addition, since May of 2018, Dr. Dahmer has served as a Family Physician and Director of Holistic Primary Care at Scarsdale Integrative Medicine. Dr. Dahmer received his Bachelor of Arts degree in Zoology and Spanish, as well as his Medical Doctor degree from the University of Wisconsin.
John A. Heller has been serving as the Chief Financial Officer of Goodness Growth since July 2020. Mr. Heller has 30 years of experience managing finance, accounting, IT, and business information functions in a variety of public and private companies. Prior to joining Goodness Growth, Mr. Heller served as the Chief Financial Officer of Lift Brands, Inc., a worldwide fitness center franchisor from July 2016 to July 2020. From 1998 through April 2016, Mr. Heller served as Senior Vice President of Finance and Treasurer of LifeTime Fitness, Inc. He began his career as a public accountant and Certified Public Accountant working for Arthur Andersen in Minneapolis, Minnesota. Mr. Heller has been involved in raising over $2 billion of capital through public and private equity, senior and subordinated debt, real estate financing, and sale leasebacks. Mr. Heller has a Bachelor of Science degree in Accounting from St. John’s University in Collegeville, Minnesota.
Christian Gonzalez is an engineer and manufacturing entrepreneur with over 15 years of experience in the medical device, pharmaceutical and aerospace/defense industries. He has served as Goodness Growth’s Chief Operating Officer since November 2020. Prior to that he served as Goodness Growth’s Executive Vice President, Operations from September 2019 to November 2020 and as Vice President, Manufacturing Operations from June 2019 until September 2019. From December 2017 until June 2019, Mr. González served as General Manager of Pennsylvania Medical Solutions, LLC, a former subsidiary of Goodness Growth. Mr. González founded and has served as the Chief Executive Officer of Esmeril Industries LLC, a successful medical device/aerospace component manufacturing company since August 2008. Mr. González’s knowledge of the startup process, thorough understanding of good manufacturing methods/practices, and commitment to quality are useful tools in the ever-evolving medical device and pharmaceutical industries. At Goodness Growth, Mr. González is involved in such activities as strategic planning and capital raising efforts to mergers and acquisition activities. As Executive Vice President of Operations, Mr. González helps drive and achieve operational, manufacturing and revenue goals in line with Goodness Growth’s vision. Mr. González has a Bachelor of Science degree in Mechanical Engineering from the University of Puerto Rico.
Harris Rabin has served as Goodness Growth’s Chief Marketing Officer since May 2019. In this role, he oversees marketing and brand building efforts. Mr. Rabin brings two decades of relevant experience, including executive leadership roles in the consumer healthcare and beverage alcohol industries. He is an accomplished marketing leader with a proven and consistent track record. In addition, he also has served as Chief Marketing Officer of Willow Bark Brands, Inc. since May 2020. Prior to joining Goodness Growth, from 2014 to 2019, he served as Global Vice President of Marketing at Anheuser-Busch InBev (ABInBev), where he led brand building efforts for a multi-billion-dollar global portfolio of core beer brands. Mr. Rabin has a Bachelor of Arts degree in Mathematics and Economics from Northwestern University and a Master of Business Association degree from MIT Sloan School of Management.
Patrick Peters is a highly driven retail executive with experience in industry-leading brands across diverse market segments. Mr. Peters is experienced in developing innovative and effective solutions to drive continuous improvement and financial results. He has served as Goodness Growth’s Executive Vice President of Retail since November 2020. Prior to that he served as Senior Vice President of Retail, Wholesale, and E-Commerce at Goodness Growth from November 2019 to November 2020. Prior to that, from June 2018 to July 2019, Mr. Peters served as the Regional Director of Rue21, where he managed Rue21’s retail locations on the East Coast. Mr. Peters served as a Financial Planner at Northwest Mutual from June 2017 to March 2018, where he assisted individuals with life insurance and financial planning. From June 2013 to February 2017, Mr. Peters served as Chief Operating Officer and Vice President of Retail at Costume SuperCenter, where he focused on growing infrastructure of new e-commerce retail acquisition.
J. Michael Schroeder has been serving as Goodness Growth’s General Counsel, Chief Compliance Officer, and Secretary since July 2018. Mr. Schroeder is an attorney with over 28 years of experience, including six years in law firm practice in New York City area and 22 years in house at four companies. He previously served as General Counsel of two other publicly traded companies. From July 2014 through February 2018, Mr. Schroeder served as General Counsel and Chief Compliance Officer of Deluxe Corporation. Mr. Schroeder has expertise in a wide variety of substantive areas of the law, including corporate structuring and transactions, securities, employment, contracts, real estate, capital markets, intellectual property, international trade, litigation management, dispute resolution, and administrative law, as well as in managing the legal and regulatory compliance functions and teams for several companies. He has also provided corporate secretarial services for each of his private company employers. Mr. Schroeder received a Bachelor of Science degree, magna cum laude, in Business with a concentration in Finance from the University of Colorado at Boulder and a Juris Doctor degree from Duke University. In 2011, Mr. Schroeder filed a bankruptcy petition under Chapter 7 of Title 11 of the United States Bankruptcy Code in connection with his personal guarantee of real estate development projects and the inability to refinance related indebtedness. In June of 2012, the bankruptcy was discharged.
BOARD OF DIRECTORS, COMMITTEES, AND GOVERNANCE
Overview
The Board is committed to sound corporate governance practices, as such practices are both in the interests of Shareholders and help to contribute to effective and efficient decision-making. Under National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”) and National Policy 58-201 Corporate Governance Guidelines, Goodness Growth is required to disclose information relating to its corporate governance practices, which disclosure is set out herein. With respect to the United States, Goodness Growth is required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules adopted by the SEC pursuant to the Sarbanes-Oxley Act.
The Board is responsible for the oversight of the business and affairs of Goodness Growth. The Board oversees the development of Goodness Growth’s strategic plan and the ability of management to continue to deliver on the corporate objectives.
The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has free access to Goodness Growth’s officers, external auditors, and external legal counsel.
Board Leadership Structure
Currently, Board believes that it should have the flexibility to periodically determine the leadership structure that is best for Goodness Growth and review such structure to determine whether it continues to serve Goodness Growth and our Shareholders. The Board believes the current leadership structure, with Dr. Kyle E. Kingsley serving as our Chief Executive Officer and as Chair of the Board, provides a well-functioning and effective balance between strong management leadership and appropriate oversight by the independent directors. The Board believes this is the optimal structure to guide Goodness Growth and maintain the focus required to achieve the business goals and grow shareholder value.

Director Independence
The independence of our directors is determined under the Nasdaq listing standards (“Nasdaq Rules”). The Nasdaq Rules include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each person that no material relationship exists with Goodness Growth either directly or as a partner, shareholder or officer of an organization that has a relationship with Goodness Growth. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of a director’s independent judgment or which is deemed to be a material relationship under National Instrument 52-110 — Audit Committees (“NI 52-110”).
The Board has determined that five of our seven current directors are independent persons under the Nasdaq Rules and NI 52-110, which is the majority of our Board: Chelsea A. Grayson, Ross M. Hussey, Victor E. Mancebo, Judd T. Nordquist, and Josh Rosen. Dr. Kyle E. Kingsley and Amber H. Shimpa are executive officers of Goodness Growth and are therefore not independent.
The directors who are independent within the meaning of such term under NI 58-101 meet in executive session, without the presence of non-independent directors and members of management, in conjunction with each regularly scheduled meeting of the Board. During 2021, 26 executive sessions were held. The Board encourages its independent directors to meet formally or informally without any non-independent directors, including members of management, being present, on an as-needed basis. In addition, the small size of the Board helps to create an atmosphere conducive to candid and open discussion among all directors.
Meetings
In 2021, the Board held 26 meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the N&G Committee held five meetings. Each director attended at least 75% of the meetings during the time he or she served as a member of the Board or a Board committee. Directors who served on the Audit Committee, Compensation Committee, and N&G Committee attended all of the committee meetings held in 2021 on which they served.
Committees of Our Board of Directors
The standing committees of our Board consist of the Audit Committee and the Compensation Committee. The responsibilities of these committees are described below. Our Board may also establish various other committees to assist it in its responsibilities. The following table summarizes the current membership of the Board and each of its committees:
Director Name	Audit Committee	Compensation Committee	N&G Committee
Dr. Kyle E. Kingsley
Chelsea A. Grayson	Member	Member	Chair
Ross M. Hussey		Chair	Member
Victor E. Mancebo	Member	Member	Member
Judd T. Nordquist	Chair
Josh Rosen
Amber H. Shimpa			Member
Our Board has adopted a charter for each of the three standing committees that addresses the composition and responsibilities of each committee. Copies of such materials are available on our website at investors.vireohealth.com/governance/Governance-Documents.
Audit Committee
Pursuant to the Audit Committee’s charter, its functions include assisting the Board in fulfilling its oversight responsibilities relating to accounting and financial reporting processes and internal controls for

Goodness Growth and the audits of its financial statements, and in ensuring the adequacy and effectiveness of Goodness Growth’s risk management programs.
The Audit Committee currently is comprised of three directors Chelsea A. Grayson, Victor E. Mancebo and Judd T. Nordquist (chair). Each of these directors is independent as contemplated by NI 52-110 and the Nasdaq Rules. An audit committee member is independent if the member meets the requirements of the Nasdaq Rules and has no direct or indirect material relationship with Goodness Growth that could, in the view of the Board, reasonably interfere with the exercise of a member’s independent judgment. The Board has determined that all members of the Audit Committee are financially literate, and that Mr. Nordquist qualifies as an “audit committee financial expert” for purposes of the SEC’s rules.
Compensation Committee
The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to the recruitment, compensation, evaluation, and retention of senior management and other key employees with the skills and expertise needed to enable Goodness Growth to achieve its goals and strategies at competitive compensation and with appropriate performance incentives. Generally, the Chief Executive Officer, the Chief Administrative Officer, who is also the head of human resources, and the General Counsel participate in meetings of the Compensation Committee at the Compensation Committee’s request to provide relevant background information regarding Goodness Growth’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Compensation Committee utilizes the information provided by management along with input from its independent compensation consultant and the knowledge and experience of the Compensation Committee members in making compensation decisions regarding executive and director compensation.
The Compensation Committee currently is comprised of three independent directors: Chelsea A. Grayson, Ross M. Hussey (chair), and Victor E. Mancebo. Each of these directors is independent as contemplated by NI 52-110 and the Nasdaq Rules.
N&G Committee
The N&G Committee assists the Board in fulfilling its oversight responsibilities relating to the corporate governance of Goodness Growth and the size, structure, and membership of the Board and its committees, as well as making recommendations to the Board with respect to director compensation. The N&G Committee also is responsible for identifying and reviewing the qualifications of prospective nominees for director and recommending the slate of nominees for inclusion in Goodness Growth’s Proxy Statement and management information circular and presentation to the Shareholders at the Meeting. The members of the N&G Committee are Chelsea A. Grayson (chair), Ross M. Hussey, Victor E. Mancebo and Amber H. Shimpa.
Nomination of Directors
In evaluating candidates for nomination to the Board, the N&G Committee may take into consideration such factors and criteria as it deems appropriate, including judgment, skill, integrity, reputation, diversity, business, and other experience and whether each new nominee can devote sufficient time and resources to his or her duties as a member of the Board. The Board does not have a diversity policy, but the N&G Committee considers diversity as one of the factors when evaluating candidate and the N&G Committee specifically considers the representation of women on the Board.
The N&G Committee also will consider director candidates recommended by Shareholders pursuant to the requirements of the advance notice provisions in the Goodness Articles regarding the nomination of directors of Goodness Growth by a Shareholder. See “Shareholder Proposals for the 2023 Annual Meeting — Shareholder Recommendations for Director Nominations” below for more information.
Board’s Role in Risk Oversight
The role of our Board in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and the other members of senior management having day-to-day responsibility for assessing and managing our risk exposure and control processes, and our Board and its committees taking an active role in the management of critical business risks and providing oversight of risk management and control processes.
Goodness Growth’s senior management is responsible for reporting to the Board on the principal risks associated with Goodness Growth’s business and operations, implementing appropriate systems to manage these risks and reporting to the Board on the operation of, and any material deficiencies in, these systems. Such reports are provided by senior management to the Board at each regularly scheduled Board meeting.
The Audit Committee is responsible for monitoring procedures relating to financial reporting risk management and reviewing the adequacy of Goodness Growth’s internal control over financial reporting. The Compensation Committee has primary responsibility for Goodness Growth’s compensation policies, plans, and practices regarding both executive compensation and the compensation structure generally and in particular, reviews Goodness Growth’s incentive compensation arrangements to ensure these programs do not encourage inappropriate or unintended risk-taking by Goodness Growth’s employees.
Orientation and Continuing Education
All new directors are provided with an initial orientation, commensurate with their previous experience, regarding the nature and operation of Goodness Growth’s business and its strategy and as to the role of the Board and its committees, as well as the legal obligations of a director of Goodness Growth. Directors are periodically updated on these matters.
Board meetings may also include presentations by Goodness Growth’s management and employees to give the directors additional insight into Goodness Growth’s business.
Board and Committee Assessment
The N&G Committee is responsible for assessing annually the effectiveness of the Board as a whole, the Board committees, and the contribution of individual directors. Assessments of the Board and its committees will consider the Board mandate and the applicable committee charter. Assessments of individual directors will consider the position description and skills and competencies applicable to that individual. The N&G Committee will discuss the collective assessment to determine what, if any, actions should be taken to improve effectiveness.
Corporate Governance Guidelines
The Board has adopted the Corporate Governance Guidelines, which are available on Goodness Growth’s website at investors.vireohealth.com/governance/Governance-Documents.
Code of Ethics and Business Conduct
The Board has adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers, and employees, including our principal executive, principal financial, and principal accounting officers. The Code of Ethics and Business Conduct is available on our website at investors.vireohealth.com/governance/Governance-Documents.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is or has been one of our officers or employees, and none have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K of the Exchange Act (“Regulation S-K”). None of our executive officers serves or has served as a member of the Board, Compensation Committee, or other Board committee performing equivalent functions of any entity that has one or more executive officers serving on our Compensation Committee.
Role of Compensation Consultant
The Compensation Committee retained The Bedford Consulting Group Inc. (the “Consultant”) in 2020 and 2021 to assist in evaluating our executive compensation programs and in setting executive officer compensation. During 2021, at the direction of the Compensation Committee, the Consultant assisted the Compensation Committee by providing services, including the following:
•
participating in Compensation Committee meetings, as requested;

•
conducting a comparison of the executive compensation to those of peer companies in the same and adjacent industries;

•
updating the Compensation Committee on evolving compensation trends and best practices; and

•
advising Goodness Growth on the competitiveness of our executive compensation program design and award values.

In order for the Compensation Committee to evaluate our executive compensation, the Consultant supported the Compensation Committee in identifying companies in the cannabis, pharmaceutical and consumer products industries with similar market capitalization, and/or companies with whom we could potentially compete for talent. The Consultant benchmarked our aggregate pay, executive compensation program design and performance to those of these peers.
The Consultant is engaged directly by the Compensation Committee but regularly consulted with management in performing work requested or delegated by the Compensation Committee. The Consultant also performed separate services for management consisting of a review of the compensation and benefits programs for the broader Goodness Growth population for which we expect to pay approximately $25,000. The Compensation Committee approved these other services.
The Compensation Committee has determined that the Consultant is independent and that its work for the Compensation Committee and its work for management in 2021 has not raised any conflicts of interest.
Shareholder Communications with the Board of Directors
Shareholders who wish to communicate with our Board may do so by writing to the Secretary of Goodness Growth at the address of Goodness Growth’s headquarters. Communications that relate to matters that are within the scope of the responsibilities of our Board and its committees are to be forwarded to the Chair of the Board. Communications that relate to matters that are within the responsibility of one of the committees are also to be forwarded to the Chair of the applicable committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, will be sent to the appropriate Goodness Growth personnel.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires Goodness Growth’s directors, executive officers, and persons holding more than 10% of any of Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and Goodness Growth must identify in its Annual Report on Form 10-K those persons who did not file these reports when due. In 2021, there were no late reports.
INFORMATION CONCERNING DIRECTOR COMPENSATION
Only non-employee directors receive compensation for their services as directors. For information about the compensation of Dr. Kyle E. Kingsley, see the section entitled “Information Concerning Executive Compensation” below.
The director compensation program is intended to provide a total compensation package that enables Goodness Growth to attract and retain qualified and experienced directors and to align our directors’ interests with those of our shareholders by including a substantial portion of their compensation in Goodness Shares. The Compensation Committee makes a recommendation to the N&G Committee regarding director compensation, which the N&G Committee will then approve, modify, or reject. The N&G Committee will then propose such compensation to the Board for approval. The Compensation Committee,

N&G Committee, and the Board consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the directors in determining the level of long-term equity incentive awards to be granted, if any.
For 2021, non-employee director compensation was comprised of an annual cash retainer of $71,000 and equity compensation of $50,000 each of Goodness Options and Goodness RSUs. For 2022, non-employee director compensation will be comprised of an annual cash retainer of $73,000 and equity compensation of $50,000 each of Goodness Options and Goodness RSUs.
The following table reflects the total compensation earned by or paid to our non-employee directors in 2021
Name and Principal Position	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)	Total ($)
Chelsea A. Grayson	71,000	98,683	58,711	228,394
Ross M. Hussey	71,000	37,580	58,711	167,291
Victor E. Mancebo(2)	68,042	37,507	58,711	164,260
Judd T. Nordquist	71,000	87,683	58,711	217,394
Josh Rosen(3)	27,204	25,000	29,320	81,524

(1)
The amounts reported in the Option Awards column reflects aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation — Stock Compensation. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the director. The assumptions used in calculating the valuations are set forth in Note 19 to the Goodness Growth Audited Financial Statements in the Goodness Growth AIF. At December 31, 2021 the directors had the following Goodness Options outstanding: Ms. Grayson and Mr. Nordquist each held 308,189 vested Goodness Options and 39,300 Goodness Options that vested in full on June 11, 2022; Mr. Hussey held 72,049 unvested Goodness Options that vested in full on June 11, 2022; Mr. Mancebo held 6,550 Goodness Options that vested in full on June 11, 2022; and Mr. Rosen did not hold any Goodness Options.

(2)
Mr. Mancebo joined the Board in January 2021 and received pro-rated 2021 cash and equity compensation.

(3)
Mr. Rosen was appointed to the Board on August 12, 2021 and received pro-rated 2021 cash and equity compensation.

INFORMATION CONCERNING EXECUTIVE COMPENSATION
Overview of Executive Compensation
The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of Goodness Growth. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how Goodness Growth’s compensation program is structured for its Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers” or “NEOs”).
Compensation Governance
The Board has not adopted any formal policies or procedures to determine the compensation of our directors or executive officers. The compensation of the directors and executive officers making over $200,000 per year is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.
The Compensation Committee currently consists of three directors: Ross M. Hussey, chair. Chelsea A. Grayson and Victor E. Mancebo, all of whom are independent. For details regarding the experience of the members of the Compensation Committee, see “Directors and Executive Officers” and “Board of Directors, Committees, and Governance.”
The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for recommending to the Board compensation levels for directors, recommending compensation levels, perquisites and supplemental benefits for the executive officers. In addition, the Compensation Committee is charged with reviewing Goodness Growth’s equity incentive plans, including the Equity Incentive Plans, and proposing changes thereto and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is responsible for approving any equity or incentive awards under the 2019 Plan. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on our succession plans for our executive officers, and for overseeing our Board annual self-evaluation process.
The Compensation Committee endeavors to ensure that the philosophy and operation of our compensation program reinforces our culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of our shareholders. In addition, the Compensation Committee reviews our annual disclosure regarding executive compensation for inclusion where appropriate in our disclosure documents.
Elements of Compensation
Base Salary
Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive, and overall performance and the time which the executive officer is required to devote to Goodness Growth in fulfilling his or her responsibilities.
Long-Term Equity Incentive Awards
Long-term incentives are intended to align the interests of Goodness Growth’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of Goodness Options, stock appreciation rights (“SARs”), restricted stock (“Goodness RS Awards”) and Goodness RSUs to be granted, if any, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size, in the same business as Goodness Growth. The Compensation Committee and the Board also consider previous grants of Goodness Options and the overall number of Goodness Options that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Goodness Options, SARs, Goodness RS Awards or Goodness RSUs and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience, and level of commitment of the executive officer in determining the level of long-term equity incentive awards.
Equity Compensation Plans
The following table sets forth, as of December 31, 2021, securities authorized for issuance under each of the Goodness Growth 2018 Equity Incentive Plan (the “2018 Plan”) and the 2019 Plan. All outstanding Goodness Options under the 2018 Plan, as well as all outstanding compensation warrants, settle in Subordinate Voting Shares of Vireo. Outstanding Goodness Options under the 2019 Plan settle in either Subordinate Voting Shares or Multiple Voting Shares, at Goodness Growth’s option. Figures below are presented on an as-converted basis.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,205,496	$1.14	5,605,637
Equity compensation plans not approved by security holders	16,020,842	$0.30	—
Total	23,226,338	$0.47	5,605,637
In January 2019, Goodness Growth adopted the 2019 Plan, which was approved by Shareholders. Subject to adjustment provisions as provided in the 2019 Plan, the maximum number of Subordinate Voting Shares that may be issued under the 2019 Plan is equal to 10% of the number of issued and outstanding Subordinate Voting Shares from time to time, on an as converted to Subordinate Voting Shares basis. No future awards will be made under the 2018 Plan. Awards under the 2019 Plan may be made in any form permitted under the 2019 Plan, in any combinations approved by the Board. For the purposes of this report, the term “as converted to Subordinate Voting Shares basis” includes the conversion of the Multiple Voting Shares and Super Voting Shares into Subordinate Voting Shares.
Summary Compensation Table
The following table sets forth all compensation paid to or earned by the NEOs during the years 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Dr. Kyle E. Kingsley Chief Executive Officer	2021	360,000	—	176	360,176
	2020	295,269	—	176	295,445
John A. Heller Chief Financial Officer	2021	300,000	—	176	300,176
	2020	133,333	827,249	176	960,758
Christian Gonzalez Chief Operating Officer	2021	250,000	—	176	250,176
	2020	217,150	486,783	—	703,933

(1)
Consists of life insurance premiums paid on the executive’s behalf.

Employment Agreements
Dr. Kyle Kingsley:   On December 28, 2020, Dr. Kingsley entered into an employment agreement with Goodness Growth, whereby Goodness Growth agreed to continue to employ Dr. Kingsley as Goodness Growth’s Chief Executive Officer. The initial term of the agreement is for two years, but automatically extends for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of their employment agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to Dr. Kingsley’s agreement, Goodness Growth has agreed to pay Dr. Kingsley an annual base salary of $360,000, with a potential annual cash bonus at Goodness Growth’s discretion in an amount determined by the Board. On February 2, 2022, Dr. Kingsley and Goodness Growth entered into an amendment to the employment agreement, which provided that (i) he will receive a retention bonus equal to 100% of his annual base salary on the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause (as defined in the employment agreement) or by him without good reason (as defined in the employment agreement), (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause or by him without good reason, and (iii) amended the severance payment rights upon termination of employment after a change in control (as defined in his employment agreement) such that if his employment is terminated by Goodness Growth without cause (as defined in his employment agreement) or by him for good reason (as defined in his employment agreement) during the twelve months following a change in control (as defined in his employment agreement), he will receive a lump sum payment equal to 200% of his annual base salary in place at the time.
John A. Heller:   On December 1, 2020, John A. Heller entered into an employment agreement with Goodness Growth, whereby Goodness Growth agreed to continue to employ Mr. Heller as Goodness Growth’s Chief Financial Officer. The initial term of the agreement was for two years, but automatically extends for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of their employment agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to Mr. Heller’s agreement, Goodness Growth has agreed to pay Mr. Heller an annual base salary of $300,000, with a potential annual cash bonus at Goodness Growth’s discretion in an amount determined by Goodness Growth’s Chief Executive Officer. On February 2, 2022, Mr. Heller and Goodness Growth entered into an amendment to the employment agreement, which provided that (i) he will receive a retention bonus equal to 50% of his annual base salary on the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause (as defined in the employment agreement) or by him without good reason (as defined in the employment agreement), and (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause or by him without good reason.
Christian Gonzalez:   On December 1, 2020, Christian Gonzalez entered into an employment agreement with Goodness Growth, whereby Goodness Growth agreed to continue to employ Mr. Gonzalez as Goodness Growth’s Chief Operating Officer. The initial term of the agreement was for two years, but automatically extends for a one-year term on each succeeding one-year anniversary of the effective date of the agreement, subject to termination on an earlier date in accordance with the terms of their employment agreement, or unless either party gives written notice of non-renewal to the other party at least 180 days prior to automatic extension. Pursuant to Mr. Gonzalez’s agreement, Goodness Growth has agreed to pay Mr. Gonzalez an annual base salary of $250,000, with a potential annual cash bonus at Goodness Growth’s discretion in an amount determined by Goodness Growth’s Chief Executive Officer. On February 2, 2022, Mr. Gonzalez and Goodness Growth entered into an amendment to the employment agreement, which provided that (i) he will receive a retention bonus equal to 50% of his annual base salary on the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause (as defined in the employment agreement) or by him without good reason (as defined in the employment agreement), and (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause or by him without good reason.
Exercise of Compensation Securities by NEOs and Directors
During the fiscal year ended December 31, 2021 no compensation securities were exercised by any NEO or director of Goodness Growth.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information about outstanding equity awards for the NEOs as of December 31, 2021.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dr. Kyle E. Kingsley	5,063,315	37,506(1)	—	$0.33	May 1, 2023
John A. Heller	410,919	904,022(2)	—	$0.77	September 10, 2030
Christian Gonzalez	125,000	375,000(3)	—	$1.19	November 29, 2030
	150,000	150,000(4)	—	$1.13	December 2, 2029
	112,518	37,506(5)	—	$0.33	December 21, 2028
	70,324	4,688(1)	—	$0.33	May 1, 2028

(1)
Goodness Options vest quarterly in equal amounts, with the final tranche vesting on March 31, 2022.

(2)
Goodness Options that vest quarterly in equal amounts, with the final tranche vesting on September 30, 2024.

(3)
Goodness Options that vest quarterly in equal amounts, with the final tranche vesting on December 31, 2024.

(4)
Goodness Options that vest quarterly in equal amounts, with the final tranche vesting on December 31, 2023.

(5)
Goodness Options vest quarterly in equal amounts, with the final tranche vesting on December 31, 2022.

Retirement Benefit Plans
Goodness Growth did not offer any retirement benefit plans in 2021.
Termination and Change in Control Benefits
Employment Agreements
As described in more detail above, Goodness Growth entered into employment agreements with Messrs. Kingsley, Heller, and Gonzalez in December 2020, which were amended on February 2, 2022. The following describes the benefits to which each of these executives is entitled under his employment agreement upon certain events. Under their respective agreements, none of the NEOs is eligible for any post-termination benefits in the event of termination for cause or without good reason or due to his retirement, death, or disability.
Upon a termination without Cause or for Good Reason before any Change in Control (each as defined below), the NEO would be entitled to: (i) severance equal to 50% (200% with respect to Dr. Kingsley) of his annualized base salary payable in equal installments over the 12 month period following termination and (ii) continued participation in Goodness Growth’s health insurance, with Goodness Growth paying the portion of the premiums it would pay if he were still an employee, through the earliest of: 6 months after termination, the date he becomes eligible for group health insurance from another employer, or the date he is no longer eligible to continue participating in Goodness Growth’s group health plan under applicable law.
Upon a termination without Cause or for Good Reason within 12 months after a Change in Control, the NEO would be entitled to: (i) severance equal to 50% of his annualized base salary payable in a lump sum, (ii) continued participation in Goodness Growth’s health insurance, with Goodness Growth paying the portion of the premiums it would pay if he were still an employee, through the earliest of: 12 months after termination, the date he becomes eligible for group health insurance from another employer, or the date he is no longer eligible to continue participating in Goodness Growth’s group health plan under applicable law, and (iii) up to $10,000 for outplacement services within 12 months of termination.
If the NEO’s employment is terminated without Cause or for Good Reason, and a Change in Control occurs (i) within 6 months after his termination date or (ii) within 1 year after his termination date, pursuant to an agreement executed within 60 days after his termination date, he is entitled to an additional cash payment equal to 50% of his annualized base salary in a lump sum payment no later than 10 days after the Change in Control.
Our NEOs may be entitled to resign for “good reason” as a result of a material diminution in responsibilities, authority or duties or a change in title that are likely to occur as a result of the consummation of the Arrangement.
In addition, pursuant to amendments to their employment agreements entered into on February 2, 2022, (i) each NEO will receive a cash retention bonus equal to 50% (100% in the case of Dr. Kingsley) of his annual base salary on the closing date of a change in control transaction, such as the Arrangement, provided he is either still employed by Goodness Growth on such date or any termination of his employment prior thereto was not by Goodness Growth for cause (as defined in the employment agreements) or by him without good reason (as defined in the employment agreements), and (ii) previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, such as the Arrangement. In addition, Dr. Kingsley’s amended employment agreement provides that his severance payment rights upon termination of employment after a change in control (as defined in his employment agreement) such that if his employment is terminated by Goodness Growth without cause (as defined in his employment agreement) or by him for good reason (as defined in his employment agreement) during the twelve months following a change in control (as defined in his employment agreement), he will receive a lump sum cash payment equal to 200% of his annual base salary in place at the time. As noted above, Dr. Kingsley may be entitled to resign for “Good Reason” solely as a result of the consummation of the Arrangement Agreement.
For purposes of the employment agreements, “Cause” means (a) the employee’s material failure to perform his job duties competently as reasonably determined by the Board, which is not cured within 15 days of notice; (b) gross misconduct by the employee which the Board reasonably determines is (or will be if continued) demonstrably and materially damaging to Goodness Growth; (c) fraud, misappropriation, or embezzlement by the employee; (d) an act or acts of dishonesty by the employee and intended to result in gain or personal enrichment of the employee at the expense of Goodness Growth; (e) the employee’s conviction of or plea of nolo contendere to a felony regardless of whether involving Goodness Growth and whether or not committed during the course of his employment, other than with respect to any criminal penalties related to the illegality of possessing or using Marijuana under the Controlled Substance Act, 21 U.S.C. Section 812(b); (f) his violation of Goodness Growth’s Code of Conduct, Employee Handbook or other material written policy, as reasonably determined by the Board, which is not cured within 15 days of notice; or (g) the employee’s material breach of his employment agreement or the Restrictive Covenants Agreement.
For purposes of the employment agreements, “Good Reason” means the initial occurrence of any of the following events without the employee’s consent: (a) a material diminution in the employee’s responsibilities, authority or duties or a change in his title; (b) a material diminution in the employee’s salary, other than a general reduction in base salaries that affects all similarly situated Goodness Growth employees in substantially the same proportions; (c) a relocation of the employee’s principal place of employment to a location more than 50 miles from Goodness Growth’s headquarters in Minneapolis, Minnesota; or (d) the material breach of his employment agreement by Goodness Growth; provided, however, that “Good Reason” does not exist unless the employee first provides written notice to Goodness Growth within 30 days of the condition’s occurrence, such occurrence is not cured by Goodness Growth within 30 days of receipt of such notice, and the employee’s termination date occurs within 90 days of the initial occurrence of the condition.

For purposes of the employment agreements and the Equity Incentive Plans, “Change in Control” means the occurrence of any of the following events (which includes the consummation of the Arrangement):
(i)
Change in Ownership of Goodness Growth. A change in the ownership of Goodness Growth which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Goodness Growth that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of Goodness Growth, except that any change in the ownership of the stock of Goodness Growth as a result of a private financing of Goodness Growth that is approved by the Board will not be considered a Change in Control.

(ii)
Change in Effective Control of Goodness Growth. If Goodness Growth has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Goodness Growth which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of Goodness Growth, the acquisition of additional control of Goodness Growth by the same Person will not be considered a Change in Control.

(iii)
Change in Ownership of a Substantial Portion of Goodness Growth’s Assets. A change in the ownership of a substantial portion of Goodness Growth’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from Goodness Growth that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Goodness Growth immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of Goodness Growth, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)
Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with Goodness Growth.

(v)
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(vi)
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of Goodness Growth’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held Goodness Growth’s securities immediately before such transaction.

Equity Incentive Plan
Death or Disability
In the event of the termination of a participant’s employment due to death or disability, the participant’s vested Goodness Options will remain exercisable for six months after the termination date and unvested Goodness Options will be terminated. Goodness Options unexercised during that time period will be terminated.
Change in Control
In the event of a merger of Goodness Growth with or into another corporation or other entity or a Change in Control (as defined above), each outstanding award will be treated as the administrator determines (subject to the provisions of the following paragraph) without a participant’s consent, including, without limitation, that (A) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by Goodness Growth without payment), or (II) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (E) any combination of the foregoing. In taking any of the foregoing actions, the administrator does not have to treat all awards, all awards held by a participant, or all awards of the same type, similarly.
In the event that the successor corporation does not assume or substitute for the award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding Goodness Options, including those not otherwise vested or exercisable, and the Goodness Options will be exercisable for a period of time determined by the administrator.
An award will be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Goodness Share subject to the award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Goodness Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Goodness Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its parent, the administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Goodness Option for each Goodness Share subject to such award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.
Notwithstanding the language in the equity plans, pursuant to the aforementioned employment agreements, previously granted equity awards that remain unvested will vest immediately prior to the closing date of a change in control transaction, such as the Arrangement.
Other Termination
For any other termination of employment, vested Goodness Options remain exercisable for 30 days after the termination date and any unvested Goodness Options and vested Goodness Options not exercised during this time period will be terminated.
BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth the beneficial ownership of Goodness Growth’s Shares as of September 9, 2022 for (i) each member of the Board, (ii) each NEO, (iii) each person known to Goodness Growth to be the beneficial owner of more than 5% of Goodness Growth’s securities, and (iv) the directors and executive officers as a group. Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities of which a person has the right to acquire beneficial ownership within 60 days. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the Goodness Shares owned by such person. The ownership percentages are based on the following Goodness Shares outstanding at the close of business on September 9, 2022: 86,046,830 Subordinate Voting Shares, 355,384 Multiple Voting Shares, and 65,411 Super Voting Shares.

	Subordinate Voting Shares		Multiple Voting Shares		Super Voting Shares		Total(1)		Voting(2)
Name and Address of Beneficial Owner	Number Beneficially Owned	% of Total Subordinate Voting Shares	Number Beneficially Owned	% of Total Multiple Voting Shares	Number Beneficially Owned	% of Total Super Voting Shares	Total Number of Capital Stock Beneficially Owned	% of Total Capital Stock	% of Voting Capital Stock
Dumont Global LP(3)	4,545,000	5.3%	—	—	—	—	4,545,000	3.5%	2.4%
NEOs and Directors
Dr. Kyle E. Kingsley(4)	5,100,821(3)	5.9%	—	—	65,411	100%	11,641,921	9.1%	37.7%
John A. Heller(4)	657,471	*	—	—	—	—	575,287	*	*
Christian Gonzalez(4)	640,660	*	—	—	—	—	581,283	*	*
Chelsea A. Grayson(4)	347,489	*	—	—	—	—	347,489	*	*
Ross M. Hussey(7)	72,049	—	16,803	4.7%	—	—	1,752,349	1.4%	*
Victor E. Mancebo(4)	6,550	—	—	—	—	—	6,550	*	*
Judd T. Nordquist(7)	347,489	*	845	*	—	—	431,989	*	*
Josh Rosen(5)	750,014	*	—	—	—	—	750,014	*	*
Amber H. Shimpa(6)	2,933,998	3.4%	8,521	2.4%	—	—	3,786,098	3.0%	2.0%
Directors and executive officers as a group (13 persons)(7)	14,255,715	16.6%	26,169	7.4%	65,411	100%	23,093,673	18.3%	44.0%

*
Less than 1%.

(1)
Total share values are on an as-converted to Subordinate Voting Share basis.

(2)
The voting percentages differ from the total capital stock percentages because our classes of securities have different voting rights and because the total capital stock numbers for each person reflect their beneficial ownership assuming they converted and exercised all shares that are convertible or exercisable within 60 days of September 9, 2022. Super Voting Shares have 1,000 votes per share and are convertible to 100 Subordinate Voting Shares. Multiple Voting Shares have 100 votes per share and are convertible to 100 Subordinate Voting Shares. Subordinate Voting Shares have one vote per share.

(3)
Reflects the Goodness Shares as reported on the Schedule 13G filed by Dumont Global LP with the SEC on February 8, 2022. Dumont Global LP has shared voting and dispositive power with Dumont Fund Partners LLC, Dumont Master Fund LP, and Chris Yetter. Dumont Global LP’s address is 215 Park Avenue South, 11th Floor, New York, NY 10003.

(4)
Reflects Goodness Options to purchase Subordinate Voting Shares that are exercisable within 60 days of September 9, 2022.

(5)
Includes 730,014 Subordinate Voting Shares owned by Bengal Catalyst Fund LP. As Managing Partner of Bengal Capital, Mr. Rosen has shared voting control over these shares.

(6)
Includes 2,910,468 Goodness Options to purchase Subordinate Voting Shares that are exercisable within 60 days of September 9, 2022.

(7)
Includes 13,482,171 Goodness Options to purchase Subordinate Voting Shares that are exercisable within 60 days of September 9, 2022.

FINANCIAL STATEMENTS
The Goodness Growth Audited Financial Statements will be placed before the Meeting.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
Aggregate Indebtedness
There is no indebtedness outstanding of any current or former director, executive officer or employee of Goodness Growth or any of its subsidiaries which is owing to Goodness Growth or any of its subsidiaries or to another entity which is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Goodness Growth or any of its subsidiaries, entered into in connection with a purchase of securities or otherwise.
Indebtedness of Directors and Executive Officers Under (1) Securities Purchase and (2) Other Programs
No individual is, or at any time during the most recently completed financial year of Goodness Growth was, a director or executive officer of Goodness Growth, and no proposed nominee for election as a director of Goodness Growth, or any associate of any such director, executive officer or proposed nominee: (i) is or at any time since the beginning of the most recently completed financial year of Goodness Growth has been, indebted to Goodness Growth or any of its subsidiaries, or (ii) whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year of Goodness Growth has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Goodness Growth or any of its subsidiaries.
PROPOSAL 4: APPOINTMENT OF AUDITORS
The Audit Committee has recommended to the Board that Davidson & Company LLP be nominated for appointment by the Shareholders to serve as Goodness Growth’s independent auditors, to audit the consolidated financial statements of Goodness Growth as of and for the fiscal year ending December 31, 2022. Davidson & Company LLP was first appointed in March 2019.
All audit and non-audit services provided by Davidson & Company LLP to Goodness Growth and its subsidiaries in fiscal years 2021 and 2020 are described below under “Auditor Fees.” All fees and services described under “Auditor Fees” were pre-approved by the Audit Committee. In addition, the Audit Committee is responsible for audit fee negotiations with Davidson & Company LLP, subject to the approval of the Board. Davidson & Company LLP has advised Goodness Growth that it is “independent” of Goodness Growth within the meaning of the SEC’s rules and regulations, and those of the Public Company Accounting Oversight Board. Representatives of Davidson & Company LLP will be present at the Meeting and will have the opportunity to make a statement.
Goodness Growth is asking Shareholders to appoint Davidson & Company LLP to serve as Goodness Growth’s independent registered public accounting firm for ensuing year and to authorize the Board to fix their remuneration (or, if the Arrangement Resolution is approved and the Arrangement is completed, for the period up to the earlier of the Effective Time and the end of the year’s audit). If the Shareholders do not appoint Davidson & Company LLP, Davidson & Company LLP will continue to hold office until a successor auditor is appointed.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DAVIDSON & COMPANY LLP AS GOODNESS GROWTH’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.
Pre-Approval Policies and Procedures
The Audit Committee charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Certain minimal non-audit services may be approved by the Chair of the Audit Committee on behalf of the committee in accordance with the requirements of NI 52-110. All other non-audit services must be approved by the Audit Committee as a whole.
Reliance on Certain Exemptions
At no time has Goodness Growth relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-Audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.
Goodness Growth is a “venture issuer” as defined in NI 52-110 and is relying on the exemptions in Section 6.1 of NI 52-110 relating to Parts 3 (Composition of the Audit Committee) and 5 (Reporting Obligations).

Audit Committee Oversight
At no time since the commencement of Goodness Growth’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.
AUDITOR FEES
The Audit Committee charter requires the pre-approval of any and all audit services and permissible non-audit services to be performed by Goodness Growth’s independent public accounting firm. All fees and services described in the table below were pre-approved by the Audit Committee. The aggregate fees billed for professional services provided by Davidson & Company LLP for the fiscal years ended December 31, 2021 and 2020 are as follows:
	2021	2020
Audit Fees	$718,120	$428,140
Audit-Related Fees(1)	$—	$175,364
Tax Fees(2)	$28,622	$28,489
All Other Fees	—	—
Total	$746,742	$641,993

(1)
Includes fees for services related to the review of our SEC Registration Statement on Form 10.

(2)
Includes fees for services related to preparing and filing Form T1134 Information Return Relating to Controlled and Not Controlled Foreign Affiliates of Goodness Growth and the T2 Corporation Income Tax Return together with related schedules.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee reviews the financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. In this context, the Audit Committee reviewed the Goodness Growth Audited Financial Statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.
The Audit Committee reviewed with Davidson & Company LLP, who is responsible for expressing an opinion on the conformity of the Goodness Growth Audited Financial Statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the consolidated financial statements discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee received from and discussed with Davidson & Company LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s independence from us. In addition, the Audit Committee considered whether Davidson & Company LLP’s provision of non-audit services is compatible with maintaining its independence from us.
The Audit Committee discussed with Davidson & Company LLP the overall scope and plans for the audit. The Audit Committee meets periodically, and at least quarterly, with Davidson & Company LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Goodness Growth Audited Financial Statements in the Goodness Growth AIF for filing on SEDAR and on EDGAR.
Submitted by the Audit Committee
Judd T. Nordquist (Chair), Chelsea A. Grayson and Victor E. Mancebo.
OTHER BUSINESS
If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy card or VIF will vote the proxies held by them in accordance with their best judgment. As of the date of this Circular, Goodness Growth is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.
STATEMENT OF RIGHTS
Securities legislation in the provinces and territories of Canada provides security holders of the offeree issuer with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.
SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
If the Arrangement is completed prior to the date of the Goodness Growth 2023 annual meeting of shareholders, this section will cease to be applicable, as Goodness Growth will cease to be a reporting issuer and the Goodness Shares will be deregistered under the Exchange Act, delisted from the CSE and removed from quotation on the OTCQX.
Goodness Growth is currently subject to both the rules of the SEC under the Exchange Act and the provisions of the BCBCA with respect to Shareholder proposals. As clearly indicated under the BCBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.
Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2023 annual meeting of Shareholders must submit their proposals by certified mail, return receipt requested, to the Secretary of Goodness Growth on or before [•], 2023 (which is 120 calendar days before the anniversary of the date this Circular was first sent to Shareholders), to be eligible for inclusion in our proxy statement and proxy card or VIF relating to that meeting. In the event that we hold our 2023 annual meeting of Shareholders more than 30 days before or after the one-year anniversary date of the Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders.
A Shareholder also may nominate a person for election as a director of Goodness Growth at an annual meeting of Shareholders, other than pursuant to a Shareholder proposal under the rules of the SEC under the Exchange Act and the provisions of the BCBCA by complying with the procedures set forth in the Advance Notice of the Goodness Articles.
Shareholder Recommendations for Director Nominations
The Goodness Articles contain advance notice provisions setting out advance notice requirements for the nomination of directors of Goodness Growth by a Shareholder (who must also meet certain qualifications outlined in the Goodness Articles) (the “Nominating Shareholder”) at any annual meeting of Shareholders, or for any special meeting of Shareholders if one of the purposes for which the special meeting was called was the election of directors (the “Advance Notice Provision”). The following description is a summary only and is qualified in its entirety by the full text of the applicable provisions of the Goodness Articles which are available on Goodness Growth’s website at investors.vireohealth.com/governance/governance-documents.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must give timely notice of such nomination in proper written form to the Secretary of Goodness Growth at the principal executive offices of Goodness Growth. To be timely, a Nominating Shareholder’s notice to the Secretary must be made: (i) in the case of an annual meeting of Shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of Shareholders called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of Shareholders was made. The Goodness Articles also prescribe the proper written form for a Nominating Shareholder’s notice.
The chairperson of the meeting has the power and duty to determine whether a nomination was made in accordance with the notice procedures set forth in the by-laws and, if any proposed nomination is not in compliance with such provisions, the discretion to declare that such defective nomination will be disregarded.
Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in the Advance Notice Provision.
INTEREST OF EXPERTS
The following persons and companies have prepared certain sections of this Circular and/or Appendices attached hereto as described below.
Name of Expert	Nature of Relationship
Hyperion(1)	Authors responsible for the preparation of the Hyperion Fairness Opinion
Cormark(1)	Authors responsible for the preparation of the Cormark Fairness Opinion
Davidson & Company LLP	Auditors of Goodness Growth

Note:
(1)
To the knowledge of Goodness Growth, neither of Hyperion or Cormark (or any of the designated professionals of either of them) held securities representing more than 1% of all issued and outstanding Goodness Shares as at the date of the statement, report or valuation in question, and none of the persons above is or is expected to be elected, appointed or employed as a director, officer or employee of Goodness Growth or of any associate or affiliate of Goodness Growth.

HOUSEHOLDING OF MEETING MATERIALS
Intermediaries and other holders of record may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials may have been sent to multiple Shareholders in your household. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your Intermediary or other holder of record, or you may contact the Secretary of Goodness Growth.
AUDITORS, REGISTRAR AND TRANSFER AGENT
The auditors of Goodness Growth are Davidson & Company LLP at its offices in Vancouver, British Columbia. The registrar and transfer agent for the Goodness Shares is Odyssey Transfer Inc. and Odyssey, respectively, at their offices in Vancouver, British Columbia.
INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Other than as described herein, to the knowledge of Goodness Growth, no “informed person,” proposed director, or any associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since January 1, 2021 or in any proposed transaction that has materially affected or would materially affect Goodness Growth or any of its subsidiaries. An “informed person” means, among others, (i) a director or executive officer of Goodness Growth or of a subsidiary of Goodness Growth, (ii) any person or company who beneficially owns, or controls or directs, directly or indirectly, voting securities of Goodness Growth or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of Goodness Growth other than voting securities held by the person or company as underwriter in the course of a distribution, and (iii) a reporting issuer that has purchased, redeemed, or otherwise acquired any of its securities, for so long as it holds any of its securities.
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as set forth herein, management of Goodness Growth is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of Goodness Growth at any time since the beginning of Goodness Growth’s last financial year or of any associate or affiliate of any such persons, in any matter to be acted upon at the Meeting.
DIVIDENDS
As of the date of this Circular, Goodness Growth had not declared dividends on the Goodness Shares and had no intention to declare dividends on the Goodness Shares in the immediate or foreseeable future.
DISTRIBUTION OF CERTAIN DOCUMENTS
This Circular, the Goodness Growth AIF, the Goodness Growth Quarterly Reports, and the Goodness Growth Circular Reports are available at investors.vireohealth.com/financials/regulatory-filings.
The Goodness Growth AIF is being made available with this Circular to Shareholders. Shareholders are referred to the Goodness Growth AIF, including the Goodness Growth Financial Statements and related Goodness Growth MD&A, for financial and other information about us.
We are required to file annual, quarterly, and current reports; proxy statements; and other reports with the SEC. Copies of these filings are available through our website at investors.vireohealth.com/financials/regulatory-filings, and under Goodness Growth’s SEDAR profile at www.sedar.com and EDGAR profile at www.sec.gov. We will furnish copies of our filings (without exhibits), including this Circular and the Goodness Growth AIF, without charge to any Shareholder upon request to Investor Relations at 207 South 9th Street, Minneapolis, Minnesota 55402 USA, or by e-mail request to samgibbons@vireohealth.com.
APPROVAL OF BOARD
The contents of this Circular and the sending thereof to each director of Goodness Growth, each Shareholder entitled to Notice of Meeting to which this Circular relates and to the auditors of Goodness Growth has been approved by the Board.
DATED [•], 2022.
BY ORDER OF THE BOARD
/s/ Dr. Kyle E. Kingsley

Name: Dr. Kyle E. Kingsley
Title: Chief Executive Officer and Chair of the Board

APPENDIX “A” — ARRANGEMENT RESOLUTION
1.
The arrangement (the “Arrangement”) pursuant to Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Goodness Growth Holdings, Inc. (the “Company”), pursuant to the arrangement agreement between the Company and Verano Holdings Corp. dated January 31, 2022, as it may be modified, supplemented or amended from time to time in accordance with its terms (the “Arrangement Agreement”), as more particularly described and set forth in the management information circular of the Company dated [•], 2022 (the “Circular”), and all transactions contemplated thereby, are hereby authorized, approved and adopted.

2.
The plan of arrangement of the Company, as it has been or may be modified, supplemented or amended in accordance with the Arrangement Agreement and its terms (the “Plan of Arrangement”), the full text of which is set out as Appendix A to the Circular, is hereby authorized, approved and adopted.

3.
The Company be and is hereby authorized to apply for a final order from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented and as described in the Circular).

4.
The: (i) Arrangement Agreement and all the transactions contemplated therein; (ii) actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement; and (iii) actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Company of its obligations thereunder, are hereby ratified and approved.

5.
Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Company (the “Company Shareholders”) or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Company are hereby authorized and empowered, at their discretion, without further notice to or approval of the Company Shareholders: (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by their terms; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

6.
Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to make an application to the Court for an order approving the Arrangement and to execute, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, such other documents as are necessary or desirable to give effect to the Arrangement and the Plan of Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such other documents.

7.
Any officer or director of the Company is hereby authorized and directed, for and on behalf of the Company, to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person’s opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of any such other document or instrument or the doing of any such other act or thing.

A-1

APPENDIX “B” — ARRANGEMENT AGREEMENT
VERANO HOLDINGS CORP.
and
GOODNESS GROWTH HOLDINGS, INC.

ARRANGEMENT AGREEMENT

JANUARY 31, 2022

B-i

SCHEDULES
SCHEDULE A	FORM OF PLAN OF ARRANGEMENT
SCHEDULE B	ARRANGEMENT RESOLUTION
SCHEDULE C	REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SCHEDULE D	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

B-ii

ARRANGEMENT AGREEMENT
THIS AGREEMENT is dated as of January 31, 2022,
BETWEEN:
VERANO HOLDINGS CORP., a corporation existing under the laws of the Province of British Columbia
(the “Purchaser”)
- and -
GOODNESS GROWTH HOLDINGS, INC., a corporation existing under the laws of the Province of British Columbia
(the “Company”)
1
CONTEXT:

A.
The Purchaser and the Company wish to propose an arrangement involving the acquisition by the Purchaser of, among other things, all of the issued and outstanding Company Shares pursuant to the Arrangement, as provided in this Agreement;

B.
The Company Board has unanimously determined, after receiving financial and legal advice, that the Consideration to be received by the Company Shareholders is fair from a financial point of view and that the Arrangement is in the best interests of the Company, and the Company Board has unanimously resolved to recommend that the Company Shareholders vote in favour of the Arrangement Resolution, all subject to the terms and conditions contained in this Agreement;

C.
As a material inducement and condition to Purchaser entering into this Agreement, certain Company Shareholders have entered into Support and Voting Agreements pursuant to which such Company Shareholders have agreed, subject to the terms and conditions of such Support and Voting Agreements, to vote all of the Company Shares held by them in favour of the Arrangement Resolution; and

D.
It is intended that, for U.S. federal income tax purposes, (a) the Arrangement shall qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Tax Code, and (b) this Agreement, together with the Plan of Arrangement, shall constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

THEREFORE, the Parties agree as follows:
ARTICLE 1
INTERPRETATION
Section 1.1   Definitions
In this Agreement, the following terms have the following meanings:
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry (written or oral) from any Person or group of Persons (other than the Purchaser and/or one or more of its wholly-owned Subsidiaries), after the date of this Agreement relating to:
(a)
any sale or disposition (or any license, lease, long-term supply agreement or other arrangement, agreement or understanding having the same economic effect as a sale or disposition), direct or indirect, of assets (including voting, equity or other securities of Subsidiaries) or joint venture, partnership or similar transaction representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of the Company and its Subsidiaries, or of 20% or more of the voting or equity securities (or rights or interests in such voting or equity securities) of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, represent 20% or more of the consolidated assets of the Company and its Subsidiaries;
(b)
any take-over bid, exchange offer, issuance of securities or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning or having the right to acquire 20% or more of any class of voting or equity securities of the Company on a fully diluted basis;

(c)
any direct or indirect acquisition, plan of arrangement, merger, amalgamation, consolidation, share exchange, debt exchange, business combination, reorganization, joint venture, partnership or similar transaction, recapitalization, liquidation, dissolution or winding up or similar transaction involving the Company or any of its Subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of the voting or equity securities of the Company or any of its Subsidiaries or of the surviving entity or the resulting direct or indirect parent of the surviving entity; or

(d)
any other similar transaction or series of transactions involving the Company or any of its Subsidiaries.

“Agreement” means this arrangement agreement, together with the Schedules attached hereto and the Company Disclosure Letter and the Purchaser Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Antitrust Approvals” means all applicable filings pursuant to the HSR Act shall have been made and all applicable waiting periods (and extensions thereof) shall have expired or been terminated and all Regulatory Approvals with respect to Antitrust Laws shall have been received (or, for purposes of this Agreement, been deemed to have been received by virtue of the expiration or termination of any applicable waiting period).
“Antitrust Laws” means the HSR Act or any other applicable antitrust, monopolization or unfair competition Laws or regulations.
“Applicable U.S. State Laws” means the Laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, or related substances or products containing or relating to the same, of any States, territories or jurisdictions of the United States to which the Company is subject, including the States of Arizona, Maryland, Massachusetts, Minnesota, Nevada, New Mexico and New York and the Commonwealth of Puerto Rico, including the following laws:
(i)
the Arizona Medical Marijuana Act, Ariz. Rev. Stat. §§36-2801 to 36-2821, the Smart and Safe Arizona Act, and the rules and regulations adopted by the Arizona Department of Health Services;

(ii)
the Natalie M. Laprade Medical Marijuana Commission Act, Md. Code, Health-Gen. §§13-3301 to 13-3316, COMAR Title 10 Subtitle 62, and the rules, bulletins and regulations adopted by the Maryland Medical Cannabis Commission;

(iii)
Medical Use of Marijuana Act, Mass. Gen. Laws, ch. 94I, §§1 to 8, Regulation Of The Use And Distribution Of Marijuana Not Medically Prescribed Act, Mass. Gen. Laws, ch. 94G, § 7, 935 CMR 501.001 to 501.900, and the rules and regulations adopted by the Massachusetts Cannabis Control Commission;

(iv)
the THC Therapeutic Research Act, Minn. Stat. §§ 152.21 to 152.37, Minnesota Administrative Rules Chapter 4770, and the rules and regulations adopted by the Minnesota Office of Medical Cannabis;

(v)
the Medical Use of Marijuana, Nev. Rev. Stat. §§ 453A.010 to 453A.170 and 453A.320 to 453A.370, Regulation and Taxation of Marijuana, Nev. Rev. Stat. §§453D.010 to 453D.600, Title 56 Nevada Revised Statutes 678A-678D, Nevada Cannabis Compliance Regulations (NCCR), and the rules and regulations adopted by the Nevada Cannabis Compliance Board;

(vi)
the Lynn and Erin Compassionate Use Act, N.M. Stat. §§ 26-2B-1 to 26-2B- 7, Cannabis Regulation Act, New Mexico Session Laws, Laws 2021, 1st Spec. Sess. 2021, ch. 4, 16.8.1 NMAC, 16.8.2 NMAC, 16.8.8 NMAC, 16.8.11 NMAC, and the rules and regulations adopted by the New Mexico Cannabis Control Division;

(vii)
the Cannabis Law, N.Y. Cannabis Law §§1 to 139, Compassionate Care Act, Title 10 Section 1005.3 related to cannabinoid hemp retailer licensing, and the rules and regulations adopted by the New York Office of Cannabis Management; and

(viii)
the Act to Manage the Study, Development and Investigation of Cannabis for Innovation, and Applicable Norms and Limitations, Act 42, and the rules and regulations adopted by the Puerto Rico Medical Cannabis Regulatory Board.

“Approval Limitation” has the meaning specified in Section 4.3(2).
“Arrangement” means an arrangement pursuant to Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms and conditions of this Agreement, the Plan of Arrangement or at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably;
“Arrangement Filings” means the records and information required to be provided to the Registrar under Section 292(a) of the BCBCA in respect of the Arrangement, if any, together with a copy of the Final Order.
“Arrangement Resolution” means the special resolution of the Company Shareholders approving the Arrangement to be considered, and, if thought advisable, passed by the Company Shareholders at the Company Meeting, substantially in the form of Schedule B.
“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.
“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder.
“Breaching Party” has the meaning specified in Section 4.8(3).
“Budget” means, collectively, the capital expenditure budgets set out in Section 4.1(1) of the Company Disclosure Letter.
“Business Day” means any day (other than a Saturday, a Sunday, a Canadian or U.S. statutory or civic holiday or, for the purpose of the Final Order, a date the courts in Vancouver, British Columbia would not hear the application for the Final Order) on which commercial banks located in Vancouver, British Columbia and Chicago, Illinois are open for the conduct of business.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.
“Change in Recommendation” has the meaning specified in Section 7.2(1)(d)(ii).
“Closing” has the meaning specified in Section 2.8(3).
“Closing Date” has the meaning specified in Section 2.8(3).
“Closing Regulatory Approval” means the Regulatory Approvals required to consummate the transactions contemplated by the Arrangement Agreement pursuant to Applicable U.S. State Law in the State of New York.
“Company” has the meaning specified in the preamble.
“Company Assets” means all tangible and intangible assets, properties, Permits, rights or other privileges (whether contractual or otherwise) owned (either directly or indirectly), leased, licensed, loaned, operated or being developed or used, including all licenses and approvals issued under Applicable U.S. State

Laws, vendor lists, customer lists, intellectual property and related technologies, real property, fixed assets, facilities, equipment, inventories and accounts receivable, of the Company and its Subsidiaries.
“Company Board” means the board of directors of the Company as constituted from time to time.
“Company Board Recommendation” has the meaning specified in Section 2.4(2).
“Company Business” means the business of the Company and/or its Subsidiaries.
“Company Circular” means the notice of the Company Meeting and accompanying proxy statement, including all schedules, appendices and exhibits to, and information incorporated by reference in, such proxy statement, to be sent to the Company security holders in connection with the Company Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement, including the Preliminary Company Circular and the Definitive Company Circular.
“Company Data Room” means the material contained in the virtual data room established by the Company as at 5:00 p.m. (Eastern time) at the close of business on the Business Day prior to the date hereof.
“Company Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Company to the Purchaser with this Agreement.
“Company Employees” means all officers and employees of the Company and its Subsidiaries.
“Company Equity Incentive Plans” means, collectively, the Vireo Health, Inc. 2018 Equity Incentive Plan and the Vireo Health International, Inc. 2019 Equity Incentive Plan.
“Company Filings” means all documents of the Company publicly filed under the profile of the Company on SEDAR and EDGAR since March 18, 2019.
“Company Financial Statements” has the meaning ascribed thereto in Section 1.1(k) of Schedule C.
“Company Leased Premises” means any premises of the Company or any Subsidiary and which the Company or any Subsidiary occupies, leases or uses, as more particularly described in Section 1.1(w) of the Company Disclosure Letter.
“Company Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Company Circular and agreed to in writing by the Purchaser.
“Company Multiple Voting Shares” means the shares of the Company designated as multiple voting shares, each entitling the holder thereof to 100 votes per share at meetings of the Company Shareholders.
“Company MVS Conversion Ratio” means the “Conversion Ratio” as defined in the rights and restrictions attached to the Company Multiple Voting Shares in the Company’s articles and notice of articles, as such Conversion Ratio may be adjusted from time to time in accordance with the rights and restrictions attached to the Company Multiple Voting Shares, expressed as the number of Company Subordinate Voting Shares for each Company Multiple Voting Share, which Conversion Ratio as of the effective date of this Agreement is 100.
“Company MVS Warrants” means the outstanding warrants to purchase Company Multiple Voting Shares issued under the warrant certificates (as may have been re- registered from time to time) dated March 18, 2019 and September 11, 2019.
“Company Options” means the outstanding options to purchase Company Subordinate Voting Shares or Company Multiple Voting Shares, as applicable, issued pursuant to the Company Equity Incentive Plans.
“Company Owned Real Property” means all real and immoveable property, buildings and facilities owned by the Company or its Subsidiaries or for which the Company or any of its Subsidiaries has a purchase option, right of first refusal, purchase obligation or any other purchase right or obligation, as more particularly set out at Section 1.1(x) of the Company Disclosure Letter.

“Company RSUs” means the restricted share units for Company Subordinate Voting Shares or Company Multiple Voting Shares, as applicable, issued pursuant to the Company Equity Incentive Plans.
“Company Shareholders” means the registered or beneficial holders of Company Shares, as the context requires.
“Company Shares” means, collectively, the Company Subordinate Voting Shares, the Company Multiple Voting Shares and the Company Super Voting Shares.
“Company Subordinate Voting Shares” means the shares of the Company designated as subordinate voting shares, each entitling the holder thereof to one vote per share at meetings of the Company Shareholders.
“Company Super Voting Shares” means the shares of the Company designated as super voting shares, each entitling the holder thereof to 1,000 votes per share at meetings of the Company Shareholders.
“Company SVS Conversion Ratio” means the “Conversion Ratio” as defined in the rights and restrictions attached to the Company Super Voting Shares in the Company’s articles and notice of articles, as such Conversion Ratio may be adjusted from time to time in accordance with the rights and restrictions attached to the Company Super Voting Shares, expressed as the number of Company Multiple Voting Shares for each Company Super Voting Share, which Conversion Ratio as of the effective date of this Agreement is 100.
“Company SVS Warrants” means the outstanding warrants to purchase Company Subordinate Voting Shares issued under the warrant certificates (as may have been re-registered from time to time) dated March 25, 2021.
“Company Warrants” means collectively, the Company MVS Warrants and the Company SVS Warrants.
“Confidentiality Agreement” means the mutual confidentiality and non-disclosure agreement dated October 27, 2021 between the Company and the Purchaser.
“Consideration” means, collectively, the Share Consideration, the MVS Consideration and the SVS Consideration.
“Consideration Shares” means the Purchaser Shares to be issued as the Consideration pursuant to the Arrangement.
“Constating Documents” means articles, articles of incorporation, amalgamation, continuation, certificate of formation, articles of formation, by-laws, limited liability company agreements, partnership agreements and all amendments to any such governance documents, as applicable.
“Contract” means any written binding agreement, arrangement, commitment, engagement, contract, franchise, license, lease, obligation, note, bond, mortgage, indenture, undertaking, joint venture or other obligation.
“Court” means the Supreme Court of British Columbia.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, return to work, employment, human resources, customer/vendor engagement, real property and leased real property management, or any other law, order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act.
“Credit Agreement” means the Credit Agreement by and among the Company and certain of its Subsidiaries, as borrowers, the Persons from time to time party thereto as guarantors, the lenders from time to time party thereto and Chicago Atlantic Admin, LLC, as administrative agent and collateral agent, dated as of March 25, 2021, as amended by that certain Omnibus First Amendment to Credit Agreement and Security Agreement dated as of November 1, 2021, that certain Second Amendment to Credit Agreement dated as of November 18, 2021, and as amended by that certain Third Amendment to Credit Agreement dated as of the date hereof.
“Current Interest Amount” means the 10% base interest rate on the Incremental Principal Amount.
“Current Principal Amount Outstanding” means the principal amount outstanding under the Credit Agreement on the date hereof.
“Definitive Company Circular” means the definitive Company Circular filed with the SEC on EDGAR.
“Depositary” means Odyssey Trust Company or such Person as the Parties may agree in writing, each acting reasonably.
“Dissent Rights” means the rights of dissent of the Company Shareholders in respect of the Arrangement Resolution as described in the Plan of Arrangement.
“DOJ” means the United States Department of Justice.
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.
“Effective Date” means the date designated by the Company and the Purchaser by notice in writing as the effective date of the Arrangement, after all of the conditions to the completion of the Arrangement as set out in this Agreement and the Final Order have been satisfied (to the extent capable of being satisfied prior to the Effective Time) or waived.
“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.
“Employee Plans” means all health, welfare, supplemental unemployment benefit, bonus, profit sharing, option, stock appreciation, savings, insurance, incentive, incentive compensation, deferred compensation, share purchase, share compensation, disability, pension or supplemental retirement plans and other similar or material employee or director compensation or benefit plans, policies, trusts, funds, arrangements, agreements or understandings for the benefit of directors or former directors of the Company or any of its Subsidiaries, Company Employees or former Company Employees, in each case in their capacities as such, which are maintained by, contributed to or binding upon the Company or any of its Subsidiaries or in respect of which the Company or any of its Subsidiaries has any actual or potential liability.
“Environmental Laws” means all Laws imposing obligations, responsibilities, liabilities or standards of conduct for or relating to: (a) the regulation or control of pollution, contamination, activities, materials, substances or wastes in connection with or for the protection of human health or safety, the environment or natural resources (including climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic species and vegetation); or (b) the use, generation, disposal, treatment, processing, recycling, handling, transport, distribution, destruction, transfer, import, export or sale of Hazardous Substances.
“Environmental Permits” means all Permits or program participation requirements, sign-offs or registrations required by or available with or from any Governmental Entity under any Environmental Laws.
“Evaluation Date” has the meaning ascribed thereto in Section 1.1(m) of Schedule C.
“Exchange Ratio” means 0.22652.
“Expense Fee Event” has the meaning specified in Section 7.4(2).
“Fairness Opinions” means the opinions of each of Hyperion Capital Inc. and Cormark Securities Inc. to the effect that, as of the date of each such opinion, and subject to the assumptions and qualifications related thereto, the Consideration to be received by the Company Shareholders is fair, from a financial point of view, to such holders.

“Federal Cannabis Laws” means any United States federal Laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 801, et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.
“Final Order” means the final order of the Court approving the Arrangement under Section 291(4) of the BCBCA, in a form acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be amended by the Court (with the prior written consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal.
“FTC” means the United States Federal Trade Commission.
“Government Official” means (i) any official, officer, employee or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any salaried political party official, elected member of political office or candidate for political office, or (iii) any company, business, enterprise or other entity owned or controlled by any person described in the foregoing clauses.
“Governmental Entity” means: (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public authority, department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, governor in council, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi- governmental, administrative or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange, including the CSE.
“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any Environmental Law.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, applicable as at the date on which the calculation is made or required to be made, applied on a consistent basis.
“Incremental Interest Amount” means, in the aggregate, the interest rate, credit monitoring fees, annual paid-in-kind interest, original issue discount, extension fee, make whole fee, catch-up fee and all other costs charged in connection with borrowing the Incremental Principal Amount, to the extent such aggregate amount exceeds the Current Interest Amount.
“Incremental Principal Amount” means the principal amount under the Credit Agreement above the Current Principal Amount Outstanding.
“Indemnified Persons” has the meaning specified in Section 8.6(1).
“Interim Order” means the interim order of the Court pursuant to Section 291(2) of the BCBCA in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Company Meeting, as such order may be amended, modified, supplemented or varied by the Court with the prior written consent of the Company and the Purchaser, each acting reasonably.

“Law” means, with respect to any Person, any and all law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling, regulation, by-law or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.
“Lien” means any mortgage, charge, pledge, hypothec, security interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute.
“Matching Period” has the meaning specified in Section 5.4(1)(d).
“Material Adverse Effect” means, in respect of a Party, any change, event, occurrence, effect or circumstance that, individually or in the aggregate with other changes, events, occurrences, effects or circumstances, is or could reasonably be expected to be material and adverse to the business, operations, results of operations, or financial condition of such Party and its Subsidiaries, taken as a whole, including, in respect of the Company and its Subsidiaries, the loss or termination of, or any material adverse change to, its material Permits in the States of New York or Minnesota. Notwithstanding the foregoing, “Material Adverse Effect” shall not include any such change, event, occurrence, effect, or circumstance resulting from or arising in connection with:
(a)
changes, developments or conditions generally affecting the Cannabis industry in any state in which such Party and its Subsidiaries operate generally, or in the United States generally;

(b)
any change in global, national or regional political conditions (including strikes, lockouts, riots or facility takeover for emergency purposes), economic, business, banking, regulatory, currency exchange, interest rate, inflationary conditions or financial, capital or commodity market conditions, in each case whether national or global;

(c)
any act of terrorism or any outbreak of hostilities or war (or any escalation or worsening thereof);

(d)
any epidemics, pandemics or disease outbreak or other public health condition (including COVID-19), earthquakes, volcanoes, tsunamis, hurricanes, tornados or other natural disasters or acts of God;

(e)
any adoption, proposal, implementation or change in Law or any interpretation of Law by any Governmental Entity;

(f)
any change in IFRS or U.S. GAAP, as applicable;

(g)
any change in the market price or trading volume of any securities of the Party or any suspension of trading in publicly trading securities generally, or any credit rating downgrade, negative outlook, watch or similar event relating to the Party (it being understood that the causes underlying such change in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred);

(h)
the failure of the Party to meet any internal or published projections, forecasts or estimates of revenues, earnings or cash flow for any period ending on or after the date of this Agreement (provided, however, that the causes underlying such failure may be considered to determine whether such causes constitute a Material Adverse Effect);

(i)
the announcement of this Agreement or the transactions contemplated hereby; or

(j)
any action taken by the Party or any of its Subsidiaries which is required to be taken pursuant to this Agreement,

provided, however, that with respect to clauses (a) through to and including (e), such matter does not have a materially disproportionate effect on the Party and its Subsidiaries, taken as a whole, relative to other comparable companies and entities operating in the industries and the geographic areas in which the Party and its Subsidiaries operate. References in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a “Material Adverse Effect” has occurred.
“Material Contract” means any Contract: (i) relating directly or indirectly to the guarantee of any liabilities or obligations or to indebtedness for borrowed money (in each case whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,100,000 in respect of the Company or any of its Subsidiaries; (ii) providing for the establishment, investment in, organization, formation, or governance of any joint venture, limited liability company, strategic alliance, partnership or sharing of profits, revenue or proprietary information or similar arrangement, agreement or understanding that is material to the business of the Company or any of its Subsidiaries, taken as a whole; (iii) providing for severance or change in control payments in excess of $1,100,000; (iv) providing for the purchase, sale or exchange of, or option to purchase, sell or exchange, any property or asset where the purchase or sale price or agreed value or fair market value of such property or asset exceeds $1,100,000; (v) that requires the consent of any other party to the Contract to a change of control of the Company or any of its Subsidiaries, other than Contracts that are immaterial to the Company Business or otherwise replaceable without any delay (for example, cellular phone service providers); (vi) that is with any Person with whom the Company or any of its Subsidiaries does not deal at arm’s length within the meaning of the Tax Act, other than a wholly-owned Subsidiary, and excluding any Contract in respect of employment or services of a director or officer of the Company or any Subsidiary thereof; (vii) that constitutes a hedge contract, futures contract, swap contract, option contract or similar derivative Contract; (viii) that constitutes an amendment, supplement, or modification in respect of any of the foregoing; (ix) that remains in full force and effect and has been filed by the Company with the Securities Authorities as a Material Contract in accordance with Securities Laws; (x) with any Governmental Entity for a value in excess of $1,100,000; or (xi) that is otherwise material to the Company and its Subsidiaries, taken as a whole; and includes each of the Contracts listed in Section 1.1(ff) of the Company Disclosure Letter.
“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Shareholders in Special Transactions.
“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact required or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.
“MVS Consideration” means that number of Purchaser Shares equal to the product obtained when (i) the number of outstanding Company Multiple Voting Shares is multiplied by (ii) the product of (x) the Exchange Ratio and (y) the Company MVS Conversion Ratio in effect at the Effective Time.
“NFP” means those Subsidiaries of the Company which are non-profit corporations.
“Notice” has the meaning specified in Section 8.3.
“Ordinary Course” means, with respect to an action taken by a Party or its Subsidiary, that such action is substantially consistent in nature and scope with the past practices of such Party or such Subsidiary and is taken in the ordinary course of the normal day-to-day operations of the business of such Party or such Subsidiary. For greater certainty, actions taken by either Party in connection with developing, expanding, establishing or constructing facilities or businesses shall be deemed to be in the Ordinary Course.
“OTCQX” means the OTCQX Best Market operated by OTC Markets Group Inc.
“Outside Date” means December 31, 2022, or such later date as may be agreed to by the Parties in writing; provided, however, that the Outside Date shall be automatically extended to April 30, 2023 if either the Closing Regulatory Approval or the condition in Section 6.1(7) has not been obtained by December 31, 2022.
“Pandemic-Relief Debt” means any liability incurred in connection with any Law or program involving any Governmental Entity providing or expanding any loan, guaranty, investment, participation, grant, program or other assistance in response to or to provide relief for COVID-19, including any loan incurred under 15 U.S.C. 636(a)(36) as added to the Small Business Act by the CARES Act, any U.S. Small Business

Administration Economic Injury Disaster Loan, any loan under the Main Street Lending Program, or any other similar state or local Governmental Entity program.
“Parties” means the Company and the Purchaser and “Party” means either of them.
“Permit” means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other Authorization of, from or required by any Governmental Entity including pursuant to Applicable U.S. State Laws.
“Permitted Liens” means, in respect of a Party or any of its Subsidiaries, any one or more of the following:
(a)
Liens for Taxes which are not yet due or delinquent or that are being properly contested in good faith by appropriate proceedings and in respect of which reserves have been provided in the most recent publicly filed financial statements;

(b)
easements, rights of way, servitudes and similar rights in land including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables that do not have an adverse effect on the value or materially impair or add material cost to the use and operation of the subject property;

(c)
inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of the Company Assets or the Purchaser Assets; provided, however, that such Liens are related to obligations not due or delinquent or in respect of which adequate holdbacks or reserves are being maintained in a sufficient amount to pay off such disputed Liens;

(d)
customary rights of general application reserved to or vested in any Governmental Entity to control or regulate any interest in the facilities in which the Company or any of its Subsidiaries conducts its business; provided however that such Liens, encumbrances, exceptions, agreements, restrictions, limitations, Contracts and rights (i) were not incurred in connection with any indebtedness and (ii) do not, individually or in the aggregate, have an adverse effect on the value or materially impair or add material cost to the use of the subject property;

(e)
Liens incurred, created and granted in the Ordinary Course to a public utility, municipality or Governmental Entity in connection with operations conducted with respect to the Company Assets or Purchaser Assets, as applicable, but only to the extent those Liens relate to costs and expenses for which payment is not due or delinquent; and

(f)
Liens listed and described in Section 1.1 of the Company Disclosure Letter or of Section 1.1 of the Purchaser Disclosure Letter, as applicable.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.
“Plan of Arrangement” means the plan of arrangement, substantially in the form of Schedule A, subject to any amendments or variations to such plan made in accordance with Section 8.1 of this Agreement or the Plan of Arrangement, or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably.
“Preliminary Company Circular” means the preliminary Company Circular as filed with the SEC on EDGAR and any amendments thereto.
“Purchaser” has the meaning specified in the preamble.
“Purchaser Assets” means all tangible and intangible assets, properties, Permits, rights or other privileges (whether contractual or otherwise) owned (either directly or indirectly), leased, licensed, loaned, operated or being developed or used, including all licenses and approvals issued under Applicable U.S. State

Laws, vendor lists, customer lists, intellectual property and related technologies, real property, fixed assets, facilities, equipment, inventories and accounts receivable, of the Purchaser and its Subsidiaries.
“Purchaser Board” means the board of directors of the Purchaser as constituted from time to time.
“Purchaser Business” means the business of the Purchaser and/or its Subsidiaries.
“Purchaser Data Room” means the material contained in the virtual data room established by the Purchaser as at 5:00 p.m. (Eastern time) at the close of business on the Business Day prior to the date hereof.
“Purchaser Disclosure Letter” means the disclosure letter dated the date of this Agreement and delivered by the Purchaser to the Company with this Agreement.
“Purchaser Employees” means all officers and employees of the Purchaser and its Subsidiaries, including unionized, non-unionized, part-time, full-time, active and inactive employees.
“Purchaser Equity Incentive Plan” means the Purchaser’s Stock and Incentive Plan adopted by the board of directors of the Purchaser on February 11, 2021.
“Purchaser Filings” means all documents of the Purchaser publicly filed under the profile of the Purchaser on SEDAR and/or EDGAR since February 11, 2021.
“Purchaser Financial Statements” has the meaning ascribed thereto in Section 1.2(j) of Schedule D.
“Purchaser Options” means the outstanding options to purchase Purchaser Shares or Purchaser Proportionate Voting Shares, as the case may be, issued pursuant to the Purchaser Equity Incentive Plan, as listed in Section 1.2(e) of the Purchaser Disclosure Letter.
“Purchaser Owned Real Property” has the meaning ascribed thereto in Section 1.2(s) of Schedule D.
“Purchaser Proportionate Voting Shares” means the shares of the Purchaser designated as Class B proportionate voting shares, each entitling the holder thereof to 100 votes per share at shareholder meetings of the Purchaser.
“Purchaser RSUs” means the restricted share units to acquire Purchaser Shares or Purchaser Proportionate Voting Shares, as the case may be, issued pursuant to the Purchaser Equity Incentive Plan, as listed in Section 1.2(e) of the Purchaser Disclosure Letter.
“Purchaser Shares” means the shares of the Purchaser designated as Class A subordinate voting shares, each entitling the holder thereof to one vote per share at shareholder meetings of the Purchaser.
“Registrar” means the Registrar of Companies appointed under the BCBCA.
“Regulatory Approval” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Entity, including the Antitrust Approvals and regulatory approvals required under Applicable U.S. State Laws, in each case required in connection with the Arrangement.
“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Substance in the indoor or outdoor environment, including the movement of Hazardous Substance through or in the air, soil, surface water, ground water or property.
“Replacement Warrants” means the warrants to purchase Purchaser Shares to be issued by the Purchaser at the Effective Time in exchange for outstanding Company Warrants pursuant to, and in accordance with, the Plan of Arrangement.
“Representative” has the meaning specified in Section 5.1(1).
“Required Approval” has the meaning specified in Section 2.2(3).

“Required Divestitures” means the divestitures of Company Assets or Purchaser Assets in [REDACTED] that the Purchaser determines, in its sole discretion, should be made under Applicable U.S. State Laws.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” has the meaning ascribed thereto in Section 1.1(r) of Schedule C.
“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof.
“Securities Authorities” means the British Columbia Securities Commission, the Alberta Securities Commissions and the applicable securities commission or securities regulatory authority of each of the other provinces and territories of Canada, the SEC and U.S. state securities commissions or securities regulatory authorities.
“Securities Laws” means (a) applicable securities Laws in each of the provinces and territories of Canada, (b) the U.S. Securities Act, the U.S. Exchange Act, and the U.S. state securities Laws and the rules and regulations promulgated thereunder, (c) the policies of the CSE, and (d) the policies of the OTCQX.
“SEDAR” means the System for Electronic Document Analysis Retrieval of the Canadian Securities Administrators.
“Share Consideration” means the number of Purchaser Shares equal to the product obtained when the number of Company Subordinate Voting Shares is multiplied by the Exchange Ratio.
“Subsidiary” has the meaning specified in Section 1.2(12).
“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal from a Person who is an arm’s length third party made after the date of this Agreement: (i) to acquire all of the outstanding Company Shares or all or substantially all of the assets of the Company on a consolidated basis; (ii) that complies with Securities Laws and did not result from or involve a breach of Article 5; (iii) that is reasonably capable of being completed without undue delay, taking into account all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iv) that is not subject to any financing condition and in respect of which adequate arrangements have been made to ensure that the required funds or other consideration will be available to effect payment in full for all of the Company Shares or assets, as the case may be; (v) is not subject to any due diligence or access condition; and (vi) that the Company Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the party making such Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the Company Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 5.4(2)).
“Superior Proposal Notice” has the meaning specified in Section 5.4(1)(c).
“Support and Voting Agreements” means each of the support and voting agreements dated the date hereof between the Purchaser and each of the Persons set forth on Section 1.1 of the Purchaser Disclosure Letter.
“SVS Consideration” means that number of Purchaser Shares equal to the product obtained when (i) the number of outstanding Company Super Voting Shares is multiplied by (ii) the product of (x) the Exchange Ratio and (y) the Company SVS Conversion Ratio in effect at the Effective Time.
“Tax Act” means the Income Tax Act (Canada), together with the regulations thereunder.
“Tax Returns” means any and all returns, reports, declarations, elections, notices, forms, designations, filings, and statements (including estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) filed or required to be filed in respect of Taxes.

“Taxes” means: (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, branch profits, franchise, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, provincial sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.
“Terminating Party” has the meaning specified in Section 4.8(3).
“Termination Fee” has the meaning specified in Section 7.4(5).
“Termination Fee Event” has the meaning specified in Section 7.4(5).
“Termination Notice” has the meaning specified in Section 4.8(3).
“Transaction Expenses” has the meaning specified in Section 7.4(2).
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“U.S. GAAP” means accounting principles generally accepted in the United States, as applicable at the relevant time.
“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“U.S. Tax Code” means the United States Internal Revenue Code of 1986, as amended.
Section 1.2   Certain Rules of Interpretation
(1)
Gender, etc.   In this Agreement, words signifying the singular number include the plural and vice versa, and words signifying gender include all genders.

(2)
Including.   Every use of the words “including” or “includes” in this Agreement is to be construed as meaning “including, without limitation” or “includes, without limitation”, respectively.

(3)
Divisions and Headings   The division of this Agreement into Articles and Sections, the insertion of headings and the inclusion of a table of contents are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(4)
Articles, Sections, etc.   References in this Agreement to an Article, Section or Schedule are to be construed as references to an Article, Section or Schedule of or to this Agreement unless otherwise specified.

(5)
Time Periods.   Unless otherwise specified in this Agreement, time periods within which or following which any calculation or payment is to be made, or action to be taken, will be calculated by excluding the day on which the period begins and including the day on which the period ends.

If the last day of a time period is not a Business Day, the time period will end on the next Business Day.

(6)
Statutory Instruments.   Unless otherwise specified, any reference in this Agreement to any statute includes all regulations and subordinate legislation made under or in connection with that statute at any time, and is to be construed as a reference to that statute as amended, modified, restated, supplemented, extended, re-enacted, replaced or superseded at any time.

(7)
Knowledge.   Where any representation or warranty is expressly qualified by reference to the knowledge of the Company, it is deemed to refer to the actual knowledge, after making reasonable inquiries regarding the relevant matter, of each of the executive officers of the Company set forth on Section 1.2(7) of the Company Disclosure Letter.

Where any representation or warranty is expressly qualified by reference to the knowledge of the Purchaser, it is deemed to refer to the actual knowledge, after making reasonable inquiries regarding the relevant matter, of each of the executive officers of the Purchaser set forth on Section 1.2(7) of the Purchaser Disclosure Letter.
(8)
Time of Day.   Unless otherwise specified, references to time of day or date mean the local time or date in the City of Vancouver, in the Province of British Columbia.

(9)
Payment and Currency.   Unless otherwise specified, any money to be advanced, paid or tendered by a Party under this Agreement must be advanced, paid or tendered by bank draft, certified cheque or wire transfer of immediately available funds payable to the Person to whom the amount is due. Unless otherwise specified, the word “dollar” and the “$” sign refer to United States currency, and all amounts to be advanced, paid, tendered or calculated under this Agreement are to be advanced, paid, tendered or calculated in United States currency.

(10)
Capitalized Terms.   All capitalized terms used in any Schedule, in the Company Disclosure Letter or in the Purchaser Disclosure Letter have the meanings ascribed to them in this Agreement.

(11)
Accounting Terms.   Unless otherwise specified herein, all accounting terms are to be interpreted in accordance with U.S. GAAP (to the extent applicable) and all determinations of an accounting nature in respect of the Company required to be made shall be made in a manner consistent with U.S. GAAP (to the extent applicable).

(12)
Consent.   If any provision requires approval or consent of a Party and such approval or consent is not delivered within the specified time limit, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(13)
Affiliates and Subsidiaries.   For the purpose of this Agreement, a Person is an “affiliate” of another Person if one of them is a Subsidiary of the other or each one of them is controlled, directly or indirectly, by the same Person. A “Subsidiary” means a Person that is controlled directly or indirectly by another Person and includes a Subsidiary of that Subsidiary. A Person is considered to “control” another Person if: (i) the first Person beneficially owns or directly or indirectly exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, or (ii) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (iii) the second Person is a limited partnership, and the general partner of the limited partnership is the first Person, or (iv) in the event the second Person is a non-profit entity, the first Person controls such second Person via membership, control of the first Person’s board of directors or managers, or management services or similar agreement.

Section 1.3   Schedules
(1)
The schedules attached to this Agreement, the Company Disclosure Letter and the Purchaser Disclosure Letter form an integral part of this Agreement for all purposes of it.

(2)
The Company Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed except in accordance with the terms of the Confidentiality Agreement.

(3)
The Purchaser Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed except in accordance with the terms of the Confidentiality Agreement.

ARTICLE 2
THE ARRANGEMENT
Section 2.1   Arrangement
The Parties agree that the Arrangement shall be implemented in accordance with, and subject to the terms and conditions of, this Agreement and the Plan of Arrangement. The Arrangement shall become effective in accordance with the Plan of Arrangement at the times specified in the Plan of Arrangement. The Company agrees to file, or cause to be filed, the Arrangement Filings to implement the Plan of Arrangement in accordance with, and subject to the terms and conditions of, this Agreement, if such filing is required under the BCBCA. From and after the Effective Time, the Parties shall each effect and carry out the steps, actions or transactions to be carried out by them pursuant to the Plan of Arrangement with the result that, among other things, the Purchaser shall become the holder of all outstanding Company Shares.
Section 2.2   Interim Order
As soon as reasonably practicable after the date of this Agreement, but in any event on in sufficient time to permit the Company Meeting to be convened in accordance with Section 2.3(1), the Company shall apply to the Court, in a manner acceptable to the Purchaser, acting reasonably, pursuant to Section 291(b) of the BCBCA and, in cooperation with the Purchaser, prepare, file and diligently pursue an application for the Interim Order, the terms of which are acceptable to the Purchaser, acting reasonably, which must provide, among other things:
(1)
for the Persons and classes of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

(2)
for confirmation of the record date for the Company Meeting;

(3)
that the required level of approval (the “Required Approval”) for the Arrangement Resolution shall be: (i) 662/3% of the votes cast on the Arrangement Resolution by holders of Company Shares, present in person or represented by proxy and entitled to vote at the Company Meeting voting together as a single class; and (ii) if required by Law, a simple majority of the votes cast on the Arrangement Resolution by each class of outstanding Company Shares, excluding the votes for Company Shares held by “related parties” and “interested parties” as defined under MI 61-101;

(4)
that, in all other respects, the terms, restrictions and conditions of the Company’s Constating Documents, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

(5)
for the grant of the Dissent Rights as set forth in the Plan of Arrangement;

(6)
for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(7)
that the Company Meeting may be adjourned or postponed from time to time by the Company in accordance with the terms of this Agreement without the need for additional approval of the Court;

(8)
that the Company Meeting may be held in-person or be a virtual meeting or hybrid meeting whereby Company Shareholders may join virtually;

(9)
that the record date for the Company Shareholders entitled to notice of and to vote at the Company Meeting will not change in respect of any adjournment(s) or postponement(s) of the Company Meeting, unless required by Securities Law;

(10)
for such other matters as either of the Parties may reasonably require, subject to obtaining the prior consent of the other Party, such consent not to be unreasonably withheld or delayed; and

(11)
that it is the intention of the Parties to rely upon the Section 3(a)(10) Exemption with respect to the issuance of the Consideration Shares to be issued pursuant to the Arrangement to the Company Shareholders in the United States, based on the Court’s approval of the Arrangement.

Section 2.3   The Company Meeting
The Company shall:
(1)
convene and conduct the Company Meeting in accordance with the Interim Order, the Company’s Constating Documents, Laws as well as the policies of the CSE as soon as reasonably practicable, and in any event on or before the date that is 120 days after the date hereof (unless the SEC elects to review the Preliminary Company Circular, in which case the Company Meeting shall be conducted on or before the date that is 170 days after the date hereof), and, in this regard, the Company may abridge, any time periods that may be abridged under Securities Laws, for the purpose of considering the Arrangement Resolution and for any other proper purpose as may be set out in the Company Circular, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Company Meeting without the prior written consent of the Purchaser, acting reasonably, except: in the case of an adjournment, as required for quorum purposes (in which case the Company Meeting will be adjourned and not cancelled) or by Law or as otherwise required or permitted by this Agreement;

(2)
subject to the terms of this Agreement, use its commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Company Shareholder that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by the Purchaser, acting reasonably, or otherwise desirable to the Company, using investment dealers and proxy solicitation services firms selected by the Company and approved in writing by the Purchaser, acting reasonably, to solicit proxies in favour of the approval of the Arrangement Resolution, and the Purchaser agrees that it shall be responsible for the reasonable costs of using such investment dealers or proxy solicitation services;

(3)
provide the Purchaser with copies of or access to information as requested from time to time by the Purchaser, acting reasonably, regarding the Company Meeting generated by any dealer or proxy solicitation services firm which has been retained by the Company;

(4)
consult with the Purchaser in fixing the date of the Company Meeting, give notice to the Purchaser of the Company Meeting and allow the Purchaser’s representatives and legal counsel to attend the Company Meeting;

(5)
promptly advise the Purchaser, at such times as the Purchaser may reasonably request and at least on a daily basis on each of the last ten Business Days prior to the date of the Company Meeting, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution;

(6)
promptly advise the Purchaser of receipt by the Company of any communication (written or oral) from any Company Shareholder or other security holder of the Company in opposition to the Arrangement, written notice of dissent, purported exercise or withdrawal of Dissent Rights, and written communications sent by or on behalf of the Company to any Company Shareholder exercising or purporting to exercise Dissent Rights;

(7)
not make any payment or settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of the Purchaser;

(8)
not change the record date for Company Shareholders entitled to vote at the Company Meeting in connection with any adjournment or postponement of the Company Meeting (unless required by Law); and

(9)
at the reasonable request of the Purchaser from time to time, provide the Purchaser with a list of (i) Company Shareholders, together with their addresses and respective holdings of Company Shares,

(ii) the names, addresses and holdings of all Persons having rights issued by the Company to acquire Company Shares (including holders of Company Options, Company RSUs and Company Warrants), and (iii) participants and book-based nominee registrants such as CDS & Co., CEDE & Co. and DTC, and non-objecting beneficial owners of Company Shares and other security holders of the Company, together with their addresses and respective holdings of Company Shares and other securities of the Company. The Company shall from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of Company Shareholders, and lists of securities positions and other assistance as the Purchaser may reasonably request, provided, however, that the Purchaser shall not communicate directly with any Company Shareholder without the prior written consent of the Company.
Section 2.4   The Company Circular
(1)
The Company shall (i) promptly prepare and complete, in consultation with the Purchaser, the Company Circular, together with any other documents required by Law in connection with the Company Meeting and the Arrangement; (ii) cause the Company Circular and such other documents to be filed or furnished with the Securities Authorities and the CSE as required by Law and the policies of the CSE, and disseminate to each Company Shareholder and other Person as required by the Interim Order and Law; (iii) to the extent required by Law, as promptly as practicable prepare, file or furnish with the Securities Authorities and any applicable securities exchange, and disseminate to the Company Shareholders and other Persons as required by the Interim Order and Law any supplement or amendment to the Company Circular (after the Purchaser has had a reasonable opportunity to review and comment thereon) if any event will occur which requires such action at any time prior to the Company Meeting; and (iv) otherwise use its commercially reasonable efforts to comply with all requirements of Law applicable to the Company Meeting and the Arrangement.

(2)
The Company shall ensure that the Company Circular complies in all material respects with Law, including Securities Laws and the Interim Order, does not contain any Misrepresentation (other than with respect to any information relating to and furnished by the Purchaser in writing for inclusion in the Company Circular) regarding the Company and provides Company Shareholders with sufficient information to permit them to form a reasoned judgment concerning the matters to be placed before the Company Meeting. Without limiting the generality of the foregoing, the Company Circular must include: (i) a copy of each Fairness Opinion; (ii) a statement that the Company Board has received the Fairness Opinions, and has unanimously determined, after receiving financial and legal advice, that the Consideration to be received by the Company Shareholders is fair from a financial point of view and that the Arrangement is in the best interests of the Company and its security holders and that the Company Board unanimously recommends that the Company Shareholders vote in favour of the Arrangement Resolution (the “Company Board Recommendation”); (iii) a statement regarding the Support and Voting Agreements and that each director and officer of the Company has entered into a Support and Voting Agreement that provides, among other things, and subject to the terms thereof, that such Person will vote all of such Person’s Company Shares in favour of the Arrangement Resolution and against any resolution submitted by any Company Shareholder that is inconsistent with the Arrangement, the whole in accordance with such Person’s Support and Voting Agreement, as applicable.

(3)
The Company shall indemnify and save harmless the Purchaser and each of its representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which they may be subject or may suffer, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(a)
any Misrepresentation or alleged Misrepresentation in any information included in the Company Circular, other than the information solely relating to the Purchaser or the Consideration Shares furnished to the Company in writing by the Purchaser for inclusion in the Company Circular; and

(b)
any order made, or any inquiry, investigation or proceeding by any Securities Authority or other Governmental Entity, to the extent based on any Misrepresentation or any alleged Misrepresentation in the Company Circular other than the information relating solely to the Purchaser or the Consideration Shares furnished to the Company in writing by the Purchaser for inclusion in the Company Circular.

(4)
The Company shall not be responsible for any information in the Company Circular relating to the Purchaser or the Consideration Shares that is furnished to the Company in writing by the Purchaser for inclusion in the Company Circular.

(5)
The Company shall give the Purchaser and its legal counsel a reasonable opportunity to review and comment on drafts of the Preliminary Company Circular, amendments to the Preliminary Company Circular, responses to SEC comments (oral or written) thereon, if any, and the Definitive Company Circular, and other related documents, and shall give reasonable consideration to any comments made by them, and agrees that all information relating solely to the Purchaser and the Consideration Shares included in the Company Circular must be in a form and content satisfactory to them, acting reasonably.

(6)
The Purchaser shall cooperate with the Company to prepare the Company Circular as promptly as practicable after the date of this Agreement and shall provide the Company and its auditor with all necessary financial statements and information regarding the Purchaser, its affiliates and the Consideration Shares, including such financial information and assistance as may be reasonably required in connection with the preparation of any pro forma financial statements, as required by Law (and in particular, Securities Laws) for inclusion in the Company Circular or in any amendments or supplements to the Company Circular. The Purchaser hereby consents to the inclusion of its financial statements in the Company Circular as required by Law (and in particular, Securities Laws). The Purchaser shall ensure that such information does not include any Misrepresentation concerning the Purchaser and the Consideration Shares.

(7)
The Purchaser shall indemnify and save harmless the Company and each of its representatives from and against any and all liabilities, claims, demands, losses, costs, damages and expenses to which they may be subject or may suffer, in any way caused by, or arising, directly or indirectly, from or in consequence of:

(a)
any Misrepresentation or alleged Misrepresentation in any information included in the Company Circular relating to the Purchaser or the Consideration Shares furnished to the Company in writing by the Purchaser for inclusion in the Company Circular pursuant to Section 2.4(6); and

(b)
any order made, or any inquiry, investigation or proceeding by any Securities Authority or other Governmental Entity, to the extent based on any Misrepresentation or any alleged Misrepresentation in any information included in the Company Circular relating to the Purchaser or the Consideration Shares furnished to the Company in writing by the Purchaser for inclusion in the Company Circular pursuant to Section 2.4(6).

(8)
The Purchaser shall not be responsible for any information in the Company Circular relating to the Company or any affiliates of the Company.

(9)
The Purchaser and the Company shall also use their commercially reasonable efforts to obtain any necessary consents from any of their respective auditors and any other advisors to the use of the Fairness Opinions and any financial, technical or other expert information required to be included in the Company Circular and to the identification in the Company Circular of each such advisor.

(10)
Each Party shall promptly notify the other if at any time before the Effective Date it becomes aware (in the case of the Company only with respect to the Company and its affiliates, and in the case of the Purchaser only with respect to the Purchaser, its affiliates, or the securities of the Purchaser to be issued pursuant to the Plan of Arrangement) that the Company Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall co-operate in the preparation of any such amendment or supplement to the Company Circular as required or appropriate, and the Company shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Company Circular to Company Shareholders and, if required by the Court, Securities Laws or any other Law, file the same with the Securities Authorities or any other Governmental Entity as required.
Section 2.5   Final Order
If the Interim Order is obtained and the Arrangement Resolution is passed at the Company Meeting as provided for in the Interim Order, the Company will, as soon as reasonably practicable thereafter, take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to the BCBCA.
Section 2.6   Court Proceedings and the Company Circular
In connection with finalizing and filing the Company Circular and all Court proceedings relating to obtaining the Interim Order and the Final Order, the Company shall:
(1)
diligently pursue, and cooperate with the Purchaser in diligently pursuing, finalizing and filing the Company Circular, pursuing the Interim Order and, subject to the approval of the Arrangement Resolution at the Company Meeting, the Final Order;

(2)
provide the Purchaser and its advisors with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Securities Authorities and the Court in connection with the Arrangement, and give reasonable consideration to all such comments;

(3)
provide the Purchaser and its advisors with copies of any correspondence, notice of appearance, evidence or other documents delivered or served on the Company or its legal counsel in respect of the Company Circular, the motion for the Interim Order or the application for the Final Order or any appeal from them, and any correspondence, notice, written or oral, indicating the intention of any Person to respond to, appeal, or oppose the granting of, the Interim Order or the Final Order;

(4)
ensure that all material filed with the Securities Authorities and the Court in connection with the Arrangement is consistent with this Agreement and the Plan of Arrangement and that such material has been approved by the Purchaser, acting reasonably, for filing or delivery, as applicable;

(5)
not file any material with the Securities Authorities or the Court in connection with the Arrangement or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by this Agreement or with the Purchaser’s prior written consent, acting reasonably;

(6)
oppose any proposal from any Person that the Definitive Company Circular or Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Securities Authorities or Law to return to Court with respect to the Final Order do so only after notice to, and in reasonable consultation and cooperation with, the Purchaser; and

(7)
not object to legal counsel to the Purchaser appearing at and making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as the Purchaser considers appropriate, provided the Purchaser advises the Company of the nature of any such submissions not less than one Business Day prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement.

Section 2.7   Treatment of Convertible Securities
Subject to the terms and conditions of this Agreement and the Plan of Arrangement, pursuant to the Arrangement:
(1)
all outstanding Company Options, whether vested or unvested, shall, in accordance with the Company Equity Incentive Plans and at the time specified in the Plan of Arrangement, cease to represent a right to acquire Company Shares and instead represent a right to acquire Purchaser Shares;

(2)
all outstanding Company RSUs, whether vested or unvested, shall, in accordance with the Company Equity Incentive Plans and at the time specified in the Plan of Arrangement, cease to represent a right to receive Company Shares and instead represent a right to receive Purchaser Shares; and

(3)
all outstanding Company Warrants, whether vested or unvested, shall cease to represent a warrant or other right to acquire Company Shares and shall be exchanged at the Effective Time for Replacement Warrants, all in accordance with and subject to the provisions of the Plan of Arrangement.

Section 2.8   Amendment to Plan of Arrangement, Arrangement Filings and Effective Date
(1)
The Company shall amend the Plan of Arrangement from time to time at the reasonable request of the Purchaser, provided that no such amendment is inconsistent with the Definitive Company Circular, the Interim Order or the Final Order or is prejudicial to the Company Shareholders or other Persons to be bound by the Plan of Arrangement.

(2)
Subject to obtaining the Final Order and to the satisfaction or, where not prohibited, the waiver (subject to Law) by the Party or Parties in whose favour the condition is, of each of the conditions set out in Article 6 (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, waiver by the Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), unless another time or date is agreed to in writing by the Parties, any Arrangement Filings required to be filed prior to the Effective Date shall be filed by the Company with the Registrar not later than one Business Day after the later of the receipt of the Final Order and the satisfaction or, where not prohibited, the waiver (subject to Law) by the Party or Parties in whose favour the condition is, of each of the conditions set out in Article 6 (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, waiver by the Party or Parties in whose favour the condition is, of those conditions as of the Effective Date); provided, however, that no Arrangement Filings shall be sent to the Registrar, for endorsement and filing by the Registrar, except as contemplated hereby or with the Purchaser’s prior written consent.

(3)
The closing of the Arrangement (the “Closing”) will occur electronically, or in such other manner or at such other location, as may be agreed upon between the Parties. The Parties agree that all requisite closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 2.9   Payment of Consideration
The Purchaser will, as soon as possible after the receipt by the Company of the Final Order and in any case prior to the Effective Time, deliver to its transfer agent (with a copy to the Depositary), a treasury direction instructing the Purchaser’s transfer agent to issue sufficient Purchaser Shares to satisfy the aggregate Consideration payable to the Company Shareholders (other than any Dissenting Shareholders who have not withdrawn their notice of objection) pursuant to the Plan of Arrangement.
Section 2.10   Adjustment of Consideration
Notwithstanding anything in this Agreement to the contrary, if between the date of this Agreement and the Effective Time, the issued and outstanding Purchaser Shares shall have changed into a different number of shares or a different class by reason of any split, consolidation, dividend, reclassification, redenomination or the like, provided any such action is permitted by Section 4.2(2)(b), then the Consideration to be paid per Company Share shall be appropriately adjusted to provide to Company Shareholders the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Consideration to be paid per Company Share, subject to further adjustment in accordance with this Section 2.10.

Section 2.11   Withholding Taxes
The Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct or withhold from any consideration payable or otherwise deliverable to any Person, including Company Shareholders exercising Dissent Rights, pursuant to the Arrangement and from all dividends, other distributions or other amounts otherwise payable to any former Company Shareholders, such Taxes or other amounts as the Purchaser, the Company or the Depositary are required, entitled or permitted to deduct or withhold with respect to such payment under the Tax Act, or any other provisions of any Laws. To the extent that Taxes or other amounts are so deducted or withheld, such deducted or withheld Taxes or other amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction or withholding was made, provided that such deducted or withheld Taxes or other amounts are actually remitted to the appropriate taxing authority. Each of the Purchaser, the Company and the Depositary, as applicable, is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the Purchaser, the Company or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Purchaser, the Company or the Depositary shall notify such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate taxing authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person.
Section 2.12   Tax Election
The Company will file an election with the Canada Revenue Agency to cease to be a public corporation for the purposes of the Tax Act as soon as practicable following satisfaction of the prescribed conditions for making such an election.
Section 2.13   Tax Matters
Notwithstanding any representations and covenants set forth in this Agreement, it is understood and agreed that none of the Purchaser nor the Company provides any assurances to any security holder of the Company regarding the income tax consequences of the Arrangement to any security holder of the Company, except as otherwise provided in the Company Circular.
Section 2.14   United States Securities Law Matters
The Parties agree that the Arrangement will be carried out with the intention that, assuming the Final Order is granted by the Court, all Consideration Shares issued under the Arrangement to the holders of Company Shares, as the case may be, will be issued by the Purchaser in reliance on the Section 3(a)(10) Exemption. In order to ensure the availability of the exemption under the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:
(1)
the Arrangement will be subject to the approval of the Court;

(2)
the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the Arrangement;

(3)
the Court will be required to satisfy itself as to the fairness of the Arrangement to the Company Shareholders and the holders of Company Warrants, subject to the Arrangement;

(4)
the Company will ensure that each Person entitled to receive Consideration Shares or Replacement Warrants on completion of the Arrangement will be given adequate notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(5)
each Person in the United States entitled to receive Consideration Shares or Replacement Warrants will be advised that the Consideration Shares and Replacement Warrants issued pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by the Purchaser in reliance on the Section 3(a)(10) Exemption, and may be subject to restrictions on resale under the applicable securities laws of the United States, including Rule 144 under the U.S. Securities Act with respect to affiliates of the Company and the Purchaser;
(6)
the Interim Order approving the Company Meeting will specify that each Person entitled to receive Consideration Shares or Replacement Warrants will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they deliver an appearance within a reasonable time;

(7)
the Court will hold a hearing before approving the fairness of the terms and conditions of the Arrangement and issuing the Final Order; and

(8)
the Final Order approving the Arrangement that is obtained from the Court will expressly state that the Arrangement is approved by the Court as being fair and reasonable to the Company Shareholders. In addition, the Company shall request that the Final Order shall include a statement to substantially the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of Verano Holdings Corp., pursuant to the Plan of Arrangement.”
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
Section 3.1   Representations and Warranties of the Company
(1)
The Company represents and warrants to the Purchaser as set forth in Schedule C and acknowledges and agrees that the Purchaser is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Arrangement.

(2)
The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. Any investigation by the Purchaser and its advisors shall not mitigate, diminish or affect the representations and warranties of the Company contained in this Agreement.

Section 3.2   Representations and Warranties of the Purchaser
(1)
The Purchaser represents and warrants to the Company as set forth in Schedule D and acknowledges and agrees that the Company is relying upon such representations and warranties in connection with entering into this Agreement and agreeing to complete the Arrangement.

(2)
The representations and warranties of the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. Any investigation by the Company and its advisors shall not mitigate, diminish or affect the representations and warranties of the Purchaser contained in this Agreement.

ARTICLE 4
COVENANTS
Section 4.1   Conduct of Business of the Company
(1)
During the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except with the express prior written consent of the Purchaser, acting reasonably, or as required by Law, as set out in Section 4.1(1) of the Company Disclosure Letter, or as otherwise contemplated or permitted by this Agreement or the Plan of Arrangement, the Company shall, and shall cause its Subsidiaries to, conduct their business in the Ordinary Course, and the Company shall use commercially reasonable efforts to maintain and preserve its and its Subsidiaries’ respective business organizations, assets, properties, rights, goodwill and business relationships.
(2)
Without limiting the generality of Section 4.1(1), during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the express prior written consent of the Purchaser, acting reasonably, (ii) as contemplated or permitted by this Agreement, or (iii) as set out in Section 4.1(2) of the Company Disclosure Letter, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly:

(a)
amend its Constating Documents;

(b)
split, combine, consolidate or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution thereon (whether in cash, stock or property or any combination thereof), or amend or modify any term of any outstanding debt security;

(c)
redeem, purchase, or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock or any of its outstanding securities;

(d)
issue, deliver, sell, pledge or otherwise encumber, or authorize the issuance, delivery, sale, pledge or other encumbrance of any shares of its capital stock or other equity or voting interests (including issued Company Shares held by the Company in treasury), or any options, warrants or similar rights or convertible securities exercisable or exchangeable for or convertible into such capital stock or other equity or voting interests, or any stock appreciation rights, phantom stock awards or other rights that are linked to the price or the value of Company Shares, except for the issuance of Company Subordinate Voting Shares and Company Multiple Voting Shares issuable upon the exercise or settlement of Company Options, Company RSUs, and Company Warrants, in each case that are outstanding on the date of this Agreement or upon the conversion of Company Super Voting Shares or Company Multiple Voting Shares into Company Subordinate Voting Shares, in each case that are outstanding on the date of this Agreement or issued in accordance with this subsection (d);

(e)
reduce its stated capital or reorganize, arrange, restructure, amalgamate or merge with any Person;

(f)
adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Company or any of its Subsidiaries;

(g)
enter into any Contract with any Person that has obligations for the Company and/or its Subsidiaries in excess of $300,000, other than for capital expenditures as permitted in Section 4.1(2)(j);

(h)
acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, in one transaction or in a series of related transactions, assets, securities, properties, interests or businesses having a cost, on a per transaction or series of related transactions basis, in excess of $300,000 for all such transactions, other than (i) inventory acquired in the Ordinary Course; (ii) assets in connection with the Ordinary Course operation of the Company Business; and (iii) as otherwise permitted under the terms of this Agreement;

(i)
sell, pledge, lease, dispose of, lose the right to use, mortgage, license, encumber (other than a Permitted Lien) or otherwise transfer any assets of the Company or of any of its Subsidiaries or any interest in any assets of the Company and its Subsidiaries having a book or fair market value greater than $150,000 individually or $1,500,000 in the aggregate, other than inventory sold in the Ordinary Course;

(j)
other than as set out in Section 4.1(2)(j) of the Company Disclosure Letter, make any capital expenditure or commitment to do so which, individually exceeds $150,000 or in the aggregate exceeds $3,000,000;

(k)
other than under the Credit Agreement, amend or modify, or terminate or waive any material right under, any Material Contract;

(l)
enter into any contract or agreement with a term of more than 12 months, except for contracts or agreements that are not Material Contracts that are entered into in the Ordinary Course;

(m)
amend, modify or terminate any material insurance (or re-insurance) policy of the Company or any Subsidiary in effect on the date of this Agreement outside the Ordinary Course, provided, however, that this Section 4.1(2)(l) shall not prohibit the Company from (i) making changes to the terms of any material insurance (or re-insurance) policy in connection with, or replacing any existing policy with a substantially policy to the extent that it can be obtained on a commercially reasonable basis in connection with, a renewal or termination of an existing insurance (or re-insurance) policy, or (ii) in the event that a current insurer no longer will provide the scope or level of insurance currently provided of its own volition (for instance, if the insurer will no longer provide insurance in the cannabis industry);

(n)
increase any coverage under any directors’ and officers’ insurance policy other than as contemplated under Section 4.9;

(o)
other than under the terms and conditions of and pursuant to the Credit Agreement in effect on the date hereof, prepay any indebtedness before its scheduled maturity, or increase, create, incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantees thereof, except as permitted pursuant to the Credit Agreement;

(p)
make any loan or advance to, or any capital contribution or investment in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any Person other than advances and capital contributions to wholly-owned Subsidiaries of the Company in the Ordinary Course;

(q)
enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments;

(r)
make any material Tax election or designation, settle or compromise any Tax claim, assessment, reassessment or liability, file any amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any Tax matter or amend or change any of its methods of reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(s)
make any material change in the Company’s methods of accounting, except as required by Laws or concurrent changes in U.S. GAAP;

(t)
grant or implement any increase in the rate of wages, salaries, bonuses or other remuneration of any Company Employee or independent contractor earning total compensation in excess of $150,000 annually or make any bonus or profit sharing distribution or similar payment of any kind with respect to any Company Employee or independent contractor, except: (i) as may be required by a Contract listed in Section 1.1(ll) of the Company Disclosure Letter, with such requirements described in such Section 1.1(ll); or (ii) annual increases in base wages and salaries made in the Ordinary Course;

(u)
(i) adopt, enter into or amend any Employee Plan; (ii) pay any benefit to any director or officer of the Company or any of its Subsidiaries that is not required under the terms of any Employee Plan or agreement in effect on the date of this Agreement; (iii) grant, accelerate, increase or otherwise amend any payment, award or other benefit payable to, or for the benefit of, any director or officer of the Company or any of its Subsidiaries or to any Company Employee; (iv) make any determination under any Employee Plan that is not in the Ordinary Course; or (v) take or propose any action to effect any of the foregoing;

(v)
cancel, waive, release, assign, settle or compromise any claims or rights of material value or take any material action or fail to take any action in any material respect that would result in termination of any material claims or rights other than as set out below in Section 4.1(2)(w);

(w)
commence, waive, release, assign, settle, compromise or settle any litigation, proceeding or governmental investigation relating to the Company or any of its Subsidiaries, any Company Assets or the Company’s business in excess of an aggregate amount of $5,000,000, net of insurance proceeds, other than settlements in amounts for matters that have been specifically reserved for in the Company’s September 30, 2021 financial statements included in the Company Filings prior to the date hereof;

(x)
enter into any material Contract with a Person (other than a wholly-owned Subsidiary or NFP of the Company) that does not deal at arm’s length with the Company (other than as permitted by Section 4.1(2)(g));

(y)
commit to or enter into any new arrangements, agreements or understandings or modify any existing arrangements, agreements or understandings between the Company and any Company Shareholder or holder of convertible securities of the Company owning or controlling more than 1% of any class of the outstanding Company Shares, as applicable;

(z)
cease taking or take any action that may have a material adverse effect on the Company’s CSE listing;

(aa)
fail to timely make any required material filing or material notification under Securities Laws or fail to meet the form and disclosure requirements for any required filing under Securities Laws in any material respect; or

(bb)
authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(3)
Without limiting the generality of Section 4.1(1), during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the express prior written consent of the Purchaser, acting reasonably, or (ii) as required or permitted by this Agreement, the Company shall:

(a)
on a monthly basis, notify the Purchaser in writing of its actual capital and other expenditures, construction status and results for the immediately preceding month as compared to the Budget; and

(b)
on a monthly basis, notify the Purchaser in writing of any planned capital and other expenditures for the following month as compared to the Budget.

(4)
The Company shall forthwith (and in any event, within two Business Days) notify the Purchaser in writing of:

(a)
any event or occurrence that could reasonably be expected to result in a Material Adverse Effect with respect to the Company;

(b)
any penalty, filing, action, suit, claim, investigation, audit inquiry, assessment or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company Assets, the Company or its Subsidiaries that: (i) could result in amounts owing in excess of $5,000,000; (ii) would suspend, restrain, prohibit or otherwise adversely impact the conduct of any material portion of the Company Business or the Company Assets to a material extent; (iii) involves a director or officer of the Company; or (iv) would suspend, restrain, prohibit or otherwise materially adversely impact any Permits issued under Applicable U.S. State Laws in New York or Minnesota;

(c)
any communications to or from any Governmental Entities that are not in the Ordinary Course;

(d)
any resignation of a director and/or officer of the Company or any of its Subsidiaries; or

(e)
any Contract entered into in respect of the Required Divestitures.

Section 4.2   Conduct of Business of the Purchaser
(1)
During the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except with the express prior written consent of the Company, acting reasonably, or as required by Law, as set out in Section 4.2(1) of the Purchaser Disclosure Letter, or as otherwise contemplated or permitted by this Agreement or the Plan of Arrangement, the Purchaser shall, and shall cause its Subsidiaries to, conduct their business in the Ordinary Course, and the Purchaser shall use commercially reasonable efforts to maintain and preserve its and its material Subsidiaries’ respective business organizations, assets, properties, rights, goodwill and business relationships.

(2)
During the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the express prior written consent of the Company, acting reasonably, or (ii) as required or permitted by this Agreement, the Purchaser shall not, and shall not permit its material Subsidiaries to, directly or indirectly:

(a)
amend its Constating Documents;

(b)
split, combine, consolidate or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution thereon (whether in cash, stock or property or any combination thereof);

(c)
redeem, purchase, or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock or any of its outstanding securities;

(d)
reduce its stated capital or reorganize, arrange, restructure, amalgamate or merge with any Person; provided that the Purchaser and its material Subsidiaries shall be permitted, without the express prior written consent of the Company, to acquire other Persons other than by way of an amalgamation or merger;

(e)
adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of the Purchaser;

(f)
make any material change in the Purchaser’s methods of accounting, except to U.S. GAAP, as required by applicable Laws or in relation to concurrent changes in IFRS and/or U.S. GAAP;

(g)
materially change the nature of the business carried on by the Purchaser and its Subsidiaries, taken as a whole; or

(h)
authorize, agree, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(3)
The Purchaser shall forthwith (and in any event, within two Business Days) notify the Company in writing of:

(a)
any event or occurrence that could reasonably be expected to result in a Material Adverse Effect with respect to the Purchaser; or

(b)
any penalty, filing, action, suit, claim, investigation, audit inquiry, assessment or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Purchaser Assets, the Purchaser or its Subsidiaries that could result in amounts owing in excess of $10,000,000 or otherwise would suspend, restrain, prohibit or otherwise adversely impact any portion of the Purchaser Business to a material extent.

(4)
The Purchaser shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or agree to acquire any assets, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation is reasonably expected to: (i) result in a Governmental Entity entering an Order prohibiting the consummation of the Arrangement or refusing to provide the Closing Regulatory Approval; or (ii) materially delay or prevent the consummation of the Arrangement.

Section 4.3   HSR Act
(1)
If the appropriate filing pursuant to the HSR Act has not been filed prior to the date of this Agreement, each Party agrees to make an appropriate filing pursuant to the HSR Act or such other Antitrust Laws with respect to the Arrangement within ten Business Days after the date of this Agreement and to provide the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act as promptly as practicable. All filing fees relating to the HSR Act and any other Antitrust Approval shall be paid by the Person required to make such payment under Law. Without limiting the foregoing, each of the Parties shall use its commercially reasonable efforts to avoid the entry of, or to have vacated or terminated, any order that would restrain, prevent or delay the consummation of the transactions contemplated hereunder.

(2)
Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that the Purchaser: (i) shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) shall not be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Purchaser or the Company with the exception of the Required Divestitures, (B) the imposition of any limitation or regulation on the ability of the Purchaser to freely conduct its business or own such assets, or (C) the holding separate of the Company Assets or any of product lines, assets or operations of the Company Business or any limitation or regulation on the ability of Purchaser to exercise full rights of ownership of the Company Business or the Company Assets (each of (A), (B and (C), an “Approval Limitation”). All Approval Limitations affecting the business, assets, or operations of the Company or any of its Subsidiaries shall be conditioned upon the prior occurrence of the Closing.

(3)
The Parties shall cooperate in good faith with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper, and advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. In furtherance of the foregoing, each Party shall use reasonable best efforts to (i) cooperate in good faith in all respects with each other in connection with any filing or submission pursuant to this Section 4.3 and in connection with any investigation or other inquiry relating thereto, (ii) promptly inform the other Party of any communication received from, or given to, the Antitrust Division of the DOJ, the FTC or any other Governmental Entity, in each case regarding any of the transactions contemplated hereby, (iii) permit the other Party, or the other Party’s legal counsel, to review in advance, with a reasonable opportunity for comment thereon, any proposed communication to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity, and (iv) unless prohibited by such Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. Neither the Company nor the Purchaser shall engage in integration of the businesses of the Company and Purchaser prior to the Closing.

Section 4.4   Required Divestitures
The Company shall cooperate in good faith with the Purchaser and use its commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper, and advisable to consummate and make effective the Required Divestitures at or following the Effective Time.

Section 4.5   Regarding the Arrangement
(1)
Subject to the terms and conditions of this Agreement, the Company shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by the Company or any of its Subsidiaries under this Agreement, cooperate with the Purchaser in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, the Company shall and, where appropriate, shall cause each of its Subsidiaries to:

(a)
use its commercially reasonable efforts to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are (i) necessary or advisable under its Material Contracts in connection with the Arrangement or (ii) required in order to maintain its Material Contracts in full force and effect following completion of the Arrangement;

(b)
prepare and file, as promptly as practicable, all necessary documents, registrations, statements, petitions, filings and applications for the Regulatory Approvals required to be obtained by the Company or any of its Subsidiaries and using its commercially reasonable efforts to obtain and maintain all such Regulatory Approvals, and providing or submitting all documentation and information that is required, or in the reasonable opinion of the Purchaser, advisable, in connection with obtaining such Regulatory Approvals;

(c)
use its commercially reasonable efforts to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement brought by any third party, and use its commercially reasonable efforts to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(d)
carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(e)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement;

(f)
comply with any CSE and OTCQX requirements, including with respect to this Agreement and the Arrangement; and

(g)
use commercially reasonable efforts to satisfy all conditions precedent set forth in Section 6.1 and Section 6.2 of this Agreement.

(2)
Subject to the terms and conditions of this Agreement, the Purchaser shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by the Purchaser or any of its Subsidiaries under this Agreement, cooperate with the Company in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, the Purchaser shall and, where appropriate, shall cause each of its Subsidiaries to:

(a)
use its commercially reasonable efforts to obtain and maintain all third party or other consents, waivers, permits, exemptions, orders, approvals, agreements, amendments or confirmations that are necessary or advisable under its Material Contracts in connection with the Arrangement;

(b)
prepare and file, as promptly as practicable, all necessary documents, registrations, statements, petitions, filings and applications for the Regulatory Approvals required to be obtained by the Purchaser or any of its Subsidiaries and using its commercially reasonable efforts to obtain and maintain all such Regulatory Approvals, and providing or submitting all documentation and information that is required, or in the reasonable opinion of the Company, advisable, in connection with obtaining such Regulatory Approvals;
(c)
use its commercially reasonable efforts to oppose, lift or rescind any injunction, restraining or other order, decree or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement brought by any third party, and use its commercially reasonable efforts to defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement or this Agreement;

(d)
carry out the terms of the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(e)
not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to prevent, delay or otherwise impede the consummation of the Arrangement;

(f)
on or before the Effective Date reserve a sufficient number of Consideration Shares to be issued upon completion of the Arrangement and the Purchaser Shares to be issued upon the exercise from time to time of the Company Options and the Company Warrants;

(g)
comply with CSE requirements with respect to this Agreement and the Arrangement;

(h)
obtain any necessary approvals, and complete all required filings, to the extent required, to cause the listing on the CSE of: (i) the Consideration Shares; and (ii) the Purchaser Subordinate Voting Shares issuable upon exercise or vesting of the Company Options, the Company RSUs and Replacement Warrants; and

(i)
use commercially reasonable efforts to satisfy all conditions precedent set forth in Section 6.1 and Section 6.3 of this Agreement.

(3)
Each of the Parties shall promptly, and in any event within two Business Days of each of the following, notify the other Party:

(a)
of any notice or other communication from any Person alleging (i) that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement or the Arrangement, or (ii) that such Person is terminating or may terminate or is otherwise materially adversely modifying or may materially adversely modify its business relationship with the Party as a result of this Agreement or the Arrangement, to the extent such business relationship is material to such Party or any of its Subsidiaries; or

(b)
of any notice or other communication from any Governmental Entity in connection with this Agreement or the Arrangement (and such Party shall contemporaneously provide a copy of any such written notice or communication to the other Party).

(4)
All material analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either Party before any Governmental Entity or the representatives of any Governmental Entity, in connection with the Arrangement and the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Purchaser or the Company, on the one hand, and Governmental Entities, on the other hand, in the Ordinary Course, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other Party in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate and consider in good faith the views of the other Party in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments and proposals. Each Party shall give notice to the other Party with respect to any meeting, discussion, appearance or contacts with any Governmental Entity or the representatives of any Governmental Entity, with such notice being sufficient to provide the other Party with the opportunity to attend and participate in any such meeting, discussion, appearance or contact if and to the extent permitted by Law.
Section 4.6   Access to Information; Confidentiality
(1)
Subject to Law, each Party shall, and shall cause its Subsidiaries to give the other Party and its representatives upon reasonable notice, reasonable access during normal business hours to their: (i) premises, (ii) property and assets (including all books and records, whether retained internally or otherwise, and, in the case of the Company and its Subsidiaries, at the Effective Time, username and password information for accounts (including social media accounts relating to the Company Business), (iii) Contracts, and (iv) senior management, so long as the access does not unduly interfere with the Ordinary Course conduct of the business of such other Party or its Subsidiaries.

(2)
Neither the Purchaser nor any of its Representatives will contact any Company Employee for the purposes of negotiating a new employment or consulting agreement directly with such Company Employee, or any contractual counterparts of the Company or its Subsidiaries (in their capacity as such), except with the prior approval in writing of the Chief Executive Officer or the Chief Financial Officer of the Company.

(3)
Investigations made by or on behalf of a Party, whether under this Section 4.6 or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by the other Party in this Agreement.

(4)
Notwithstanding this Section 4.6 or any other provision of this Agreement, a Party shall not be obligated to provide access to, or to disclose, any information to another Party if such first Party reasonably determines that such access or disclosure would jeopardize any confidentiality obligation or privilege claim by such first Party or any of its Subsidiaries or interfere unreasonably with the conduct of the business of the first Party and its Subsidiaries or require any action by the first Party outside of normal business hours.

(5)
The Parties acknowledge that the Confidentiality Agreement continues to apply and that any information provided under this Section 4.6 that is non-public and/or proprietary in nature shall be subject to the terms of the Confidentiality Agreement. If this Agreement is terminated in accordance with its terms, the obligations under the Confidentiality Agreement shall survive the termination of this Agreement.

Section 4.7   Public Communications
(1)
The Parties shall consult with each other in issuing any press release or otherwise making any public announcement or statement concerning the Arrangement and the transactions contemplated hereby (including to employees and business partners) and shall issue a joint press release promptly following the execution of this Agreement, the text and timing of the announcement to be approved by the other Party in advance, acting reasonably. The Parties shall co-operate in the preparation of presentations, if any, to Company Shareholders, Company employees and Company business partners regarding the Arrangement. A Party must not issue any press release or make any other public statement or disclosure with respect to this Agreement or the Arrangement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and a Party must not make any filing with any Governmental Entity with respect to this Agreement or the Arrangement without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed); provided that any Party that is required to make disclosure by Law or stock exchange rules and regulations shall use its commercially reasonable efforts to give the other Party prior oral or written notice and a reasonable opportunity to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing). The Party making such disclosure shall give reasonable consideration to any comments made by the other Party or its counsel, and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure or filing.
(2)
Without limiting the generality of the foregoing and for greater certainty, each Party acknowledges and agrees that the other Party shall file, in accordance with Securities Laws, this Agreement, together with a Form 8-K and a material change report related thereto, if applicable, under SEDAR and EDGAR, as applicable, (subject, in each case, to any redactions permitted by Law and as such redactions are mutual and agreed to by the Parties).

Section 4.8   Notice and Cure Provisions
(1)
Each Party shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(a)
result in the failure to comply with or satisfy any Closing condition to be complied with or satisfied by such Party under Article 6 of this Agreement; or

(b)
result in the failure to satisfy any of the conditions precedent in favour of the other Party hereto contained in Section 6.1, Section 6.2 and Section 6.3, as the case may be.

(2)
Notification provided under this Section 4.8 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(3)
The Purchaser may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(d)(i) and the Company may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(c)(i), unless the Party seeking to terminate the Agreement (the “Terminating Party”) has delivered a written notice (“Termination Notice”) to the other Party (the “Breaching Party”) specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for the non-fulfillment of the applicable condition precedent or for termination, as applicable. After delivering a Termination Notice, the Terminating Party may exercise such termination right in its discretion (a) at any time if such breach or matter is incapable of being cured prior to the Outside Date (with any intentional breach being deemed to be incurable); or (b) if such breach or matter is capable of being cured prior to the Outside Date, at any time after the earliest of (i) the Outside Date, and (ii) ten Business Days following receipt of such Termination Notice by the Breaching Party; provided that at the time of such termination, the breach or matters must not have been cured such that the ability to terminate on the basis set out in the Termination Notice ceases to exist. If the Terminating Party delivers a Termination Notice prior to the date of the Company Meeting, unless the Parties agree otherwise, the Company shall, to the extent permitted by Law, postpone or adjourn the Company Meeting to the earlier of (1) five Business Days prior to the Outside Date; and (2) the date that is ten Business Days following receipt of such Termination Notice by the Breaching Party. If such notice has been delivered prior to the making of the application for the Final Order, such application shall be postponed until the expiry of such period.

Section 4.9   Insurance and Indemnification
(1)
The Purchaser will, or will cause the Company and its Subsidiaries to, maintain in effect for six years from the Effective Date customary policies of directors’ and officers’ liability insurance providing protection no less favourable to the protection provided by the policies maintained by the Company and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date; provided, however, that the Purchaser acknowledges and agrees that prior to the Effective Time, notwithstanding any other provision hereof, the Company may, at its option, purchase prepaid run-off directors’ and officers’ liability insurance on terms substantially similar to the directors’ and officers’ liability policies currently maintained by the Company, but providing coverage for a period of six years from the Effective Date with respect to claims arising from or related to facts or events which occurred on or prior to the Effective Date.
(2)
The Purchaser shall, following the Effective Date, honour and cause the Company to honour all rights to indemnification or exculpation in favour of present and former officers and directors of the Company and its Subsidiaries as provided in the constating documents of the Company or any of its Subsidiaries in effect as of the date of this Agreement or any Contract by which the Company or any of its Subsidiaries is bound and which is in effect as of the date hereof (including provisions relating to the advancement of expenses incurred in the defense of any action or suit), copies of which have been delivered to the Purchaser, will survive the completion of the Plan of Arrangement and continue in full force and effect and without modification for a period of not less than six (6) years from the Effective Time, with respect to actions or omissions of the Indemnified Parties occurring prior to the Effective Time.

(3)
If the Company or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not a continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, the Purchaser shall take commercially reasonable efforts to ensure that any such successor or assign (including, as applicable, any acquirer of substantially all of the properties and assets of the Company or its Subsidiaries) assumes all of the obligations set forth in this Section 4.9.

(4)
The Purchaser shall act as agent and trustee of the benefits of the foregoing for the current and former directors and officers of the Company for the purpose of Section 4.9(1). This Section 4.9 shall survive the execution and delivery of this Agreement and the completion of the Arrangement.

Section 4.10   SEC Deregistration and Stock Exchange Delisting
Prior to the Effective Time, the Company will cooperate with the Purchaser and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Securities Laws and other Laws and rules and policies of the SEC, CSE and OTCQX to enable the deregistration and delisting by the Company of the Company Subordinate Voting Shares from the U.S. Exchange Act, the CSE and the OTCQX promptly after the Effective Time.
Section 4.11   Interest Funding Support
The Purchaser covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms it shall, on a monthly basis and within five Business Days of the receipt of written notice from the Company, provide the Company with a cash amount equal to the Incremental Interest Amount paid by or accrued by the Company in respect of the applicable month.
ARTICLE 5
ADDITIONAL COVENANTS REGARDING NON-SOLICITATION
Section 5.1   Non-Solicitation
(1)
Except as expressly provided in this Article 5, the Company shall not, directly or indirectly, through any officer, director, employee, controlled affiliate, representative (including any financial or other adviser) or an agent of it, any of its respective Subsidiaries or through any party to the Support and Voting Agreements (collectively “Representatives”), or otherwise, and shall not permit any such Person to:

(a)
solicit, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any Subsidiary or entering into any form of arrangement, agreement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;
(b)
enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Purchaser) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal, provided however, that (i) the Company may ascertain facts from the Person making such Acquisition Proposal for the sole purpose of the Board informing itself about such Acquisition Proposal and the Person that made it, and (ii) the Company may communicate with any Person for purposes of advising such Person of the restrictions in this Agreement and also advising such Person that their Acquisition Proposal does not constitute a Superior Proposal or is not reasonably expected to constitute or lead to a Superior Proposal, if applicable; or

(c)
enter into or publicly propose to enter into any arrangement, agreement or understanding in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by and in accordance with Section 5.3).

(2)
Except as expressly provided in this Article 5, the Company shall not, directly or indirectly, through any Representative or otherwise, and shall not permit any such Person to:

(a)
make a Change in Recommendation; or

(b)
accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any publicly announced or otherwise publicly disclosed Acquisition Proposal (it being understood that taking no position or a neutral position with respect to a publicly announced or otherwise publicly disclosed Acquisition Proposal for a period of no more than five Business Days following the announcement or disclosure of such Acquisition Proposal will not be considered to be in violation of this Section 5.1 provided the Company Board has rejected such Acquisition Proposal and affirmed the Company Board Recommendation before the end of such five Business Day period).

(3)
At all times since November 21, 2021, the Company, its Subsidiaries and its Representatives have ceased and terminated, and caused to be terminated, any solicitation, discussion, negotiations, or other activities commenced with any Person (other than the Purchaser) which may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection with such termination the Company, its Subsidiaries and its Representatives have not and shall not longer provide access to any data room or provide any new disclosure of information, or access to properties, facilities, books and records of the Company or any of its Subsidiaries (other than to the Purchaser) outside the Ordinary Course.

(4)
The Company represents and warrants that since November 21, 2021, the Company has not waived any confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party, and covenants and agrees that (i) the Company shall take all necessary action to enforce each confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party, and (ii) neither the Company, nor any of its Subsidiaries nor any of their respective Representatives will, without the prior written consent of the Purchaser (which may be withheld or delayed in the Purchaser’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting the Company, or any of its Subsidiaries, under any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party (it being acknowledged by the Purchaser that the automatic termination or release of any standstill restrictions of any such agreements as a result of entering into and announcing this Agreement shall not be a violation of this Section 5.1(4)).

Section 5.2   Notification of Acquisition Proposals
If the Company or any of its Subsidiaries or any of their respective Representatives, receives, or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information that is made, or that may reasonably be perceived to be made, in connection with an Acquisition Proposal, including information, access, or disclosure relating to the properties, facilities, books or records of the Company or any of its Subsidiaries, the Company shall immediately notify the Purchaser, at first orally, and then promptly and in any event within 24 hours in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions and the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and shall provide the Purchaser with copies of all documents, correspondence or other material received in respect of, from or on behalf of any such Person. The Company shall keep the Purchaser informed on a current basis of the status of developments and (to the extent permitted by Section 5.3) negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request.
Section 5.3   Responding to Acquisition Proposal
(1)
Notwithstanding Section 5.1, if at any time, prior to obtaining the approval by the Company Shareholders of the Arrangement Resolution, the Company receives a written Acquisition Proposal, the Company may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of the Company and its Subsidiaries if, and only if:

(a)
the Company Board first determines in good faith, after consultation with its financial advisors and its outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal (disregarding for such determination any due diligence or access condition);

(b)
such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill or similar restriction;

(c)
the Company has been, and continues to be, in compliance with its obligations in all material respects under this Article 5; and

(d)
prior to providing any such copies, access, or disclosure, the Company enters into a confidentiality and standstill agreement with such Person having terms that are not less onerous than those set out in the Confidentiality Agreement and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to the Purchaser.

(2)
Nothing contained in this Agreement shall prevent the Company from:

(a)
complying with Section 2.17 of National Instrument 62-104 — Takeover Bids and Issuer Bids and similar provisions under Securities Laws relating to the provision of a directors’ circular (or similar document) in respect of an Acquisition Proposal; or

(b)
calling and/or holding a meeting of Company Shareholders requisitioned by the Company Shareholders in accordance with Law or taking any other action with respect to an Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with Law.

Section 5.4   Right to Match
(1)
If the Company receives an Acquisition Proposal that constitutes a Superior Proposal prior to the approval of the Arrangement Resolution by the Company Shareholders, the Company Board may authorize the Company to, subject to compliance with Section 7.4, enter into a definitive agreement with respect to such Superior Proposal, if and only if:

(a)
the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing standstill or similar restriction;

(b)
the Company has been, and continues to be, in compliance in all material respects with its obligations under Article 5;

(c)
the Company has delivered to the Purchaser a written notice of the determination of the Company Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Company Board to enter into such definitive agreement with respect to such Superior Proposal, together with a written notice from the Company Board regarding the value and financial terms that the Company Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal (the “Superior Proposal Notice”);

(d)
at least five Business Days (the “Matching Period”) have elapsed from the date on which the Purchaser received the Superior Proposal Notice from the Company;

(e)
during any Matching Period, the Purchaser has had the opportunity (but not the obligation), in accordance with Section 5.4(2), to offer to the Company to amend this Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

(f)
if the Purchaser has offered to the Company to amend this Agreement and the Arrangement under Section 5.4(2), the Company Board has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Arrangement as proposed to be amended by the Purchaser under Section 5.4(2);

(g)
the Company Board has determined in good faith, after consultation with the Company’s outside legal counsel and financial advisors that it is appropriate for the Company to enter into a definitive agreement with respect to such Superior Proposal; and

(h)
prior to or concurrent with entering into such definitive agreement the Company terminates this Agreement pursuant to Section 7.2(1)(c)(ii) and pays the Termination Fee pursuant to Section 7.4.

(2)
During the Matching Period, or such longer period as the Company may approve in writing for such purpose: (a) the Company Board shall review any offer made by the Purchaser under Section 5.4(1)(e) to amend the terms of this Agreement and the Arrangement in good faith, in consultation with the Company’s outside legal counsel and financial advisers, in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (b) if the Company Board determines that such Acquisition Proposal would cease to be a Superior Proposal as a result of such amendment, the Company shall negotiate in good faith with the Purchaser to make such amendments to the terms of this Agreement and the Arrangement as would enable the Purchaser to proceed with the transactions contemplated by this Agreement on such amended terms. If the Company Board determines that such Acquisition Proposal would cease to be a Superior Proposal, the Company shall promptly so advise the Purchaser and the Parties shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(3)
Each successive amendment or modification to any Acquisition Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 5.4, and the Purchaser shall be afforded a new five Business Day matching period from the date on which the Purchaser received the new Superior Proposal Notice from the Company.

(4)
At the Purchaser’s request, the Company Board shall promptly reaffirm the Company Board Recommendation by press release after the Company Board determines that an Acquisition Proposal is not a Superior Proposal or the Company Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 5.4(2) would result in an Acquisition Proposal no longer being a Superior Proposal. The Company shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Purchaser and its outside legal counsel.
(5)
If the Company provides a Superior Proposal Notice to the Purchaser on or after a date that is less than ten Business Days before the Company Meeting, the Company shall, at the Purchaser’s request, postpone the Company Meeting to a date acceptable to both Parties (acting reasonably) that is not more than ten Business Days after the scheduled date of the Company Meeting but before the Outside Date.

Section 5.5   Breach by Subsidiaries and Representatives
Without limiting the generality of the foregoing, the Parties shall advise their Subsidiaries and their respective Representatives of the prohibitions set out in this Article 5 and any violation of the restrictions set forth in this Article 5 by a Party, its Subsidiaries or their respective Representatives is deemed to be a breach of this Article 5 by such Party.
ARTICLE 6
CONDITIONS
Section 6.1   Mutual Conditions Precedent
The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions may only be waived, in whole or in part, by the mutual written consent of each of the Parties:
(1)
Arrangement Resolution.   The Arrangement Resolution has been approved and adopted by the Company Shareholders at the Company Meeting in accordance with the Interim Order.

(2)
Interim and Final Order.   The Interim Order and the Final Order have both been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner unacceptable to either the Company or the Purchaser, each acting reasonably, on appeal or otherwise.

(3)
United States Securities Laws.   The issuance of the Consideration Shares will be exempt from the registration requirements of the U.S. Securities Act pursuant to the Section 3(a)(10) Exemption.

(4)
Canadian Securities Laws.   The distribution of the Consideration pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of Canadian Securities Laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces of Canada or by virtue of exemptions under Canadian Securities Laws and shall not be subject to resale restrictions under Canadian Securities Laws (other than as applicable to control persons or pursuant to Section 2.6 of National Instrument 45-102 — Resale of Securities).

(5)
Illegality.   No Law is in effect that makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Company or the Purchaser from consummating the Arrangement.

(6)
No Legal Action.   There shall not have been any injunction, judgment, decree or other order issued by a court of competent jurisdiction to prevent the consummation of the Arrangement or the other transactions contemplated by this Agreement.

(7)
Antitrust Approvals.   The Antitrust Approvals will have been achieved on terms that are reasonably satisfactory to the Parties, each acting reasonably, and the Antitrust Approvals shall be in force.

(8)
FIRPTA Certificate.   The Company shall issue: (i) a certification satisfying the requirements under Treasury Regulations Section 1.1445-2(c)(3) certifying that the interests in the Company do not constitute United States real property interests within the meaning of Section 897(c)(1) of the Code and (ii) a notice addressed to the IRS, signed by the Company, satisfying the requirements under Treasury Regulations Section 1.897-2(h)(2).

Section 6.2   Additional Conditions Precedent to the Obligations of the Purchaser
The Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of the Purchaser and may only be waived, in whole or in part, by the Purchaser in its sole discretion:
(1)
Representations and Warranties.   The representations and warranties of the Company set forth in: Section 1.1(a) (Board Approval), Section 1.1(c) (Organization and Qualification) and Section 1.1(g) (Capitalization) of Schedule “C” will be true and correct as of the Effective Time, in all material respects, and all other representations and warranties of the Company set forth in this Agreement will be true and correct as of the Effective Time in all respects, except where any failure or failures of such representations and warranties to be true and correct at such time would not, individually or in the aggregate, be a Material Adverse Effect in respect of the Company (disregarding any materiality or Material Adverse Effect qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect in respect of the Company), in each case as though made on and as of such date and time (except to the extent that any of such representations and warranties expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), and the Company shall have delivered a certificate confirming same to the Purchaser, executed by two officers or directors of the Company (in each case without personal liability), dated the Effective Date.

(2)
Performance of Covenants.   The Company has fulfilled or complied in all material respects with each of its covenants contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Date, and has delivered a certificate confirming same to the Purchaser, executed by two officers or directors of the Company (in each case without personal liability) addressed to the Purchaser and dated the Effective Date.

(3)
Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public), any change, event, occurrence, effect or circumstance that, individually or in the aggregate with other changes, events, occurrences, effects or circumstances, has had or could reasonably be expected to have, a Material Adverse Effect on the Company, and the Company has delivered a certificate confirming same to the Purchaser, executed by two officers or directors of the Company (in each case without personal liability) addressed to the Purchaser and dated the Effective Date.

(4)
Dissent Rights.   Dissent Rights shall not have been exercised with respect to more than 3.0% of the issued and outstanding Company Shares.

(5)
Closing Regulatory Approval.   The Closing Regulatory Approval shall have been obtained or received.

Section 6.3   Additional Conditions Precedent to the Obligations of the Company
The Company is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of the Company and may only be waived, in whole or in part, by the Company in its sole discretion:
(1)
Representations and Warranties.   The representations and warranties of the Purchaser set forth in: Section 1.2(a) (Board Approval), Section 1.2(b) (Organization and Qualification) and Section 1.2(e) (Capitalization) of Schedule “D” will be true and correct as of the Effective Time, in all material respects, and all other representations and warranties of the Purchaser set forth in this Agreement will be true and correct as of the Effective Time in all respects, except where any failure or failures of such representations and warranties to be true and correct at such time would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect in respect of the Purchaser (disregarding any materiality or Material Adverse Effect qualification contained in any such representation and warranty for the purpose of determining whether any such failure or failures would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect in respect of the Purchaser), in each case as though made on and as of such date and time (except to the extent that any of such representations and warranties expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), and the Purchaser shall have delivered a certificate confirming same to the Company, executed by two officers or directors of the Purchaser (in each case without personal liability), dated the Effective Date.
(2)
Performance of Covenants.   The Purchaser has fulfilled or complied in all material respects with each of its covenants contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Date, and has delivered a certificate confirming same to the Company, executed by two officers of the Purchaser (in each case without personal liability) addressed to the Company and dated the Effective Date.

(3)
Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred, or have been disclosed to the public (if previously undisclosed to the public) any change, event, occurrence, effect or circumstance that, individually or in the aggregate with other changes, events, occurrences, effects or circumstances, has had or could reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has delivered a certificate confirming same to the Company, executed by two officers of the Purchaser (in each case without personal liability) addressed to the Company and dated the Effective Date.

Section 6.4   Satisfaction of Conditions
The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied, waived or released at the Effective Time.
ARTICLE 7
TERM AND TERMINATION
Section 7.1   Term
This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
Section 7.2   Termination
(1)
This Agreement may be terminated prior to the Effective Time (notwithstanding any approval of this Agreement or the Arrangement Resolution by the Company Shareholders or the approval of the Arrangement by the Court) by:

(a)
the mutual written agreement of the Parties; or

(b)
either the Company or the Purchaser if:

(i)
the Required Approval is not obtained at the Company Meeting in accordance with the Interim Order, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(i) if the failure to obtain the Required Approval has been caused by, or is a result of, a breach by such Party of any of its covenants or agreements under this Agreement;

(ii)
after the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins the Company or the Purchaser from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable, provided the Party seeking to terminate this Agreement pursuant to this Section 7.2(1)(b)(ii) has used its commercially reasonable efforts to, as applicable, appeal or overturn such Law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement; or

(iii)
the Effective Time has not occurred by the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(iii) if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its covenants or agreements under this Agreement;

(c)
the Company:

(i)
after it has delivered a Termination Notice to the Purchaser in accordance with and pursuant to the terms of Section 4.8(3); provided that the Company is not then in breach of this Agreement so as to cause any condition in Section 6.2(1) or Section 6.2(2) not to be satisfied;

(ii)
if prior to the approval by the Company Shareholders of the Arrangement Resolution, the Company Board authorizes the Company to enter into a definitive written agreement with respect to a Superior Proposal (other than a confidentiality agreement permitted by and in accordance with Section 5.3), provided the Company is then in compliance with Article 5 and that prior to or concurrent with such termination the Company pays the Termination Fee in accordance with Section 7.4;

(iii)
if the Purchaser breaches Section 4.11; or

(iv)
if any event occurs as a result of which the condition set forth in Section 6.3(3) [No Material Adverse Effect] is not capable of being satisfied by the Outside Date.

(d)
The Purchaser:

(i)
after it has delivered a Termination Notice to the Company in accordance with and pursuant to the terms of Section 4.8(3); provided that the Purchaser is not then in breach of this Agreement so as to cause any condition in Section 6.3(1) or Section 6.3(2) not to be satisfied;

(ii)
if the Company Board or any committee of the Company Board fails to recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five Business Days after having been requested in writing by the Purchaser to do so, the Company Board Recommendation, or takes no position or a neutral position with respect to an Acquisition Proposal for more than five Business Days after first learning of an Acquisition Proposal or takes any other action that is or becomes disclosed publicly and which can reasonably be interpreted to indicate that the Company Board or a committee of the Company Board does not unanimously support the Arrangement and this Agreement or does not unanimously believe that the Arrangement and this Agreement are in the best interest of the Company and its security holders (in each case, a “Change in Recommendation”), or the Company Board or any committee of the Company Board resolves or proposes to take any of the foregoing actions;

(iii)
if the Company breaches Article 5;

(iv)
any event occurs as a result of which the conditions set forth in Section 6.2(3) [No Material Adverse Effect] is not capable of being satisfied by the Outside Date; or

(v)
any other conditions set forth in Section 6.1 or Section 6.2 is not satisfied, and such condition is incapable of being satisfied or prior to the Effective Time.

Section 7.3   Effect of Termination/Survival
(1)
If this Agreement is terminated pursuant to Section 7.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party to this Agreement, except that this Section 7.3, Section 2.4(8), Section 7.4 through to and including Section 8.14, and the provisions of the Confidentiality Agreement shall survive in accordance with their terms, and provided further that no Party shall be relieved of any liability for any fraud in connection with this Agreement, the Plan of Arrangement and related documents and transactions or the willful breach by it of this Agreement occurring prior to such termination.
(2)
As used in this Section 7.3, “willful breach” means a breach that is a consequence of an act undertaken by the breaching party with the actual knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

Section 7.4   Termination Fee and Transaction Expenses
(1)
Despite any other provision in this Agreement relating to the payment of fees and expenses, including the payment of brokerage fees, if an Expense Fee Event or Termination Fee Event occurs, the Party giving rise to the Expense Fee Event or Termination Fee Event shall pay the Transaction Expenses or Termination Fee to the other Party, in each case in accordance with the terms of this Section 7.4.

(2)
For purposes of this Agreement, (i) “Transaction Expenses” means all out-of- pocket fees and expenses incurred by a Party in connection with this Agreement and the Plan of Arrangement, including all costs, expenses and fees of the Party incurred prior to or after the Effective Date in connection with, or incidental to, the Plan of Arrangement, and including all fairness opinion fees, legal fees, advisor and accounting fees to a maximum of $3,000,000; and (ii) “Expense Fee Event” means the termination of this Agreement:

(a)
by the Purchaser, pursuant to Section 7.2(1)(d)(i);

(b)
by the Purchaser pursuant to Section 7.2(1)(d)(iv), as a result of which the conditions set forth in Section 6.2(3) [No Material Adverse Effect] is not capable of being satisfied by the Outside Date;

(c)
by the Company pursuant to Section 7.2(1)(c)(i); or

(d)
by the Company pursuant to Section 7.2(1)(c)(iv) [No Material Adverse Effect].

(3)
The Transaction Expenses shall be paid by wire transfer of immediately available funds within five Business Days of receipt of an invoice therefor, as follows:

(a)
by the Company if an Expense Fee Event occurs due to a termination of this Agreement described in Section 7.4(2)(a) or Section 7.4(2)(b); or

(b)
by the Purchaser if an Expense Fee Event occurs due to a termination of this Agreement described in Section 7.4(2)(c) or Section 7.4(2)(d).

Any invoice shall include a summary of all Transaction Expenses and all such other documentation reasonably requested by the Party who is responsible for making payment of the Transaction Expenses.
(4)
In the event a Party has paid the other Party any Transaction Expenses, and a Termination Fee Event occurs pursuant to which the Termination Fee is or becomes payable, any amounts paid as Transaction Expenses shall be deducted from the Termination Fee otherwise payable.

(5)
For the purposes of this Agreement, (i) “Termination Fee” means $14,875,000; and (ii) “Termination Fee Event” means the termination of this Agreement:

(a)
by the Purchaser, pursuant to Section 7.2(1)(d)(ii) [Change in Recommendation] or Section 7.2(1)(d)(iii) [Breach of Article 5] if the breach of Article 5 was a breach in any material respect;

(b)
by the Company pursuant to Section 7.2(1)(c)(iii) [Breach of Section 4.11];

(c)
by the Company pursuant to Section 7.2(1)(c)(ii) [Superior Proposal]; or

(d)
by the Company or the Purchaser pursuant to Section 7.2(1)(b)(i) [Failure of Shareholders to Approve] or Section 7.2(1)(b)(iii) [Effective Time not prior to Outside Date] if:

(i)
prior to such termination, an Acquisition Proposal is made or publicly announced by any Person other than the Purchaser or any of its affiliates or any Person (other than the Purchaser or any of its affiliates) shall have publicly announced an intention to do so; and

(ii)
within 12 months following the date of such termination, (X) an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in clause (i) above) is consummated, or (Y) the Company or one or more of its Subsidiaries, directly or indirectly, in one or more transactions, enters into a contract in respect of an Acquisition Proposal, and such Acquisition Proposal is later consummated (whether or not within 12 months after such termination).

For purposes of the foregoing, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 1.1, except that references to “20% or more” shall be deemed to be references to “50% or more”.
(6)
The Termination Fee shall be paid by wire transfer of immediately available funds as follows:

(a)
by the Company:

(i)
if a Termination Fee Event occurs due to a termination of this Agreement described in Section 7.4(5)(a), within two Business Days of the occurrence of such Termination Fee Event;

(ii)
if a Termination Fee Event occurs due to a termination of this Agreement described in Section 7.4(5)(c), concurrently with such termination, along with the aggregate amount of the Incremental Interest Amount paid by the Purchaser to the Company pursuant to Section 4.11; or

(iii)
if a Termination Fee Event occurs due to a termination of this Agreement described in Section 7.4(5)(d), on the consummation of the Acquisition Proposal referred to in Section 7.4(5)(d); or

(b)
by the Purchaser if a Termination Fee Event occurs due to a termination of this Agreement described in Section 7.4(5)(b), concurrently with such termination.

(7)
The Parties acknowledge that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement, and that without these agreements the Parties would not enter into this Agreement, and that the amounts set out in this Section 7.4 represent agreed liquidated damages, and is not a penalty. Each Party irrevocably waives any right it may have to raise as a defense that any such liquidated damages are excessive or punitive. For greater certainty, if the Company breaches Article 5, the Purchaser shall not be obligated to terminate the Agreement pursuant to Sections 7.2(1)(d)(iii) or 7.2(1)(d)(ii) as a result of such breach and shall continue to have the rights to seek injunctive relief or specific performance in respect thereof in accordance with Section 8.5 of this Agreement.

(8)
Each Party agrees that the payment of the Termination Fee pursuant to this Section 7.4 is the sole monetary remedy as a result of the occurrence of any of the events given rise to the payment of the Termination Fee as provided in this Section 7.4. Subject to the immediately preceding sentence, nothing in this Agreement shall preclude a Party from seeking and being awarded damages in respect of losses incurred or suffered by such Party as a result of any breach of this Agreement by the other Party, seeking and obtaining injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise, or seeking and being awarded specific performance of any of such covenants or agreements, without the necessity of posting a bond or security in connection therewith.

ARTICLE 8
GENERAL PROVISIONS
Section 8.1   Amendments
This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Company Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, and any such amendment may, subject to the Interim Order and the Final Order and Law, without limitation:
(1)
change the time for performance of any of the obligations or acts of the Parties;

(2)
modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(3)
waive compliance with or modify any inaccuracies or any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(4)
waive compliance with or modify any mutual conditions contained in this Agreement,

provided that such modification or amendment does not invalidate the approval of the Arrangement Resolution by the Company Shareholders.
Section 8.2   Expenses
(1)
Except as otherwise provided in this Agreement, all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the Plan of Arrangement, including all costs, expenses and fees of the Company incurred prior to or after the Effective Date in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is consummated.

(2)
Except as set forth on Section 1.1(uu) of the Company Disclosure Letter, the Company confirms that no broker, finder or investment banker is or will be entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

Section 8.3   Notices
Any notice, direction or other communication given pursuant to this Agreement (each a “Notice”) must be in writing, sent by hand delivery, courier or email and is deemed to be given and received: (i) on the date of delivery by hand or courier if it is a Business Day and the delivery was made prior to 4:00 p.m. (local time in the place of receipt), and otherwise on the next Business Day; or (ii) if sent by email on the date of transmission if it is a Business Day and transmission was made prior to 5:00 p.m. (local time in the place of receipt) and otherwise on the next Business Day, in each case to the Parties at the following addresses (or such other address for a Party as specified by like Notice):
(a)
to the Company at:

Goodness Growth Holdings, Inc.
207 South 9th Street
Minneapolis, Minnesota 55402
Attention:
Kyle E. Kingsley, Chief Executive Officer and Chairman

E-mail:
[REDACTED]

with a copy to:
DLA Piper (Canada) LLP
100 King Street West, Suite 6000
Toronto, Ontario M5X 1E2
Attention:
Russel Drew / Chris Pejovic

E-mail:
[REDACTED]

and to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
Attention:
Christopher Giordano

E-mail:
[REDACTED]

(b)
to the Purchaser at:

Verano Holdings Corp.
415 North Dearborn Street, 4th Floor
Chicago, Illinois 60654
Attention:
George Archos, Chairman and Chief Executive Officer

E-mail:
[REDACTED]

with a copy to:
Dentons Canada LLP
77 King Street West, Suite 400
Toronto-Dominion Centre
Toronto, Ontario M5K 0A1
Attention:
Ora Wexler / Eric Foster

E-mail:
[REDACTED]

Rejection or other refusal to accept, or inability to deliver because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver. Sending a copy of a Notice to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the Notice to that Party. The failure to send a copy of a Notice to legal counsel does not invalidate delivery of that Notice to a Party.
Section 8.4   Time of the Essence
Time is of the essence in this Agreement.
Section 8.5   Injunctive Relief
The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed by a Party in accordance with their specific terms or were otherwise breached by a Party. Subject to Section 7.4, it is accordingly agreed that each Party shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement and to enforce compliance with the terms of this Agreement against the other Party, without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which a Party may be entitled at law or in equity.
Section 8.6   Third Party Beneficiaries
(1)
Except as provided in Section 2.4 and Section 4.9, which, without limiting its terms, is intended as stipulations for the benefit of the third parties mentioned in such provisions (such third parties referred to in this Section 8.6 as the “Indemnified Persons”), the Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

(2)
Despite the foregoing, the Purchaser acknowledges to each of the Indemnified Persons their direct rights against it under Section 2.4 and Section 4.9 of this Agreement, which is intended for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives, and for such purpose, the Company confirms that it is acting as trustee on their behalf, and agrees to enforce such provision on their behalf. The Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person, including any Indemnified Person.
Section 8.7   Waiver
No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.
Section 8.8   Entire Agreement
This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the Company, on one hand, and the Purchaser, on the other hand, with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements, agreements, understandings, negotiations and discussions, whether oral or written, between the Company, on one hand, and the Purchaser, on the other hand. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Company, on one hand, and the Purchaser, on the other hand in connection with the subject matter of this Agreement, other than those contained in this Agreement and the Confidentiality Agreement. The Company, on one hand, and the Purchaser, on the other hand, have not relied and are not relying on any other information, discussion, arrangement, agreement or understanding in entering into and completing the transactions contemplated by this Agreement.
Section 8.9   Successors and Assigns
(1)
This Agreement becomes effective only when executed by the Company and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns.

(2)
Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Party, provided however that the Purchaser (or any permitted assign of the Purchaser) may, at any time, assign its rights and obligations under this Agreement without such consent to an affiliate of the Purchaser if such assignee delivers an instrument in writing confirming that it is bound by and shall perform all of the obligations of the assigning party under this Agreement as if it were an original signatory and provided further that the assigning party shall not be relieved of its obligations hereunder.

Section 8.10   Severability
If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 8.11   Governing Law
(1)
This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(2)
Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 8.12   Rules of Construction
The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.
Section 8.13   No Liability
No director or officer of the Purchaser or any of its Subsidiaries shall have any personal liability whatsoever to the Company under this Agreement or any other document delivered on behalf of the Purchaser or any of its Subsidiaries under this Agreement. No director or officer of the Company or any of its Subsidiaries shall have any personal liability whatsoever to the Purchaser under this Agreement or any other document delivered on behalf of the Company or any of its Subsidiaries under this Agreement.
Section 8.14   Counterparts
This Agreement may be executed in any number of counterparts (including counterparts by facsimile or portable document format by electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.
[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement.
VERANO HOLDINGS CORP.
By:
(signed) “Kyle Kingsley”

Authorized Signing Officer
GOODNESS GROWTH HOLDINGS, INC.
By:
(signed) “Darren Weiss”

Authorized Signing Officer

APPENDIX “C” — PLAN OF ARRANGEMENT
PLAN OF ARRANGEMENT
UNDER DIVISION 5 OF PART 9 OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1   INTERPRETATION
Section 1.1   Definitions
In this Plan of Arrangement, unless there is something in the subject matter or context clearly inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of those terms shall have corresponding meanings:
(1)   “2019 Company Equity Incentive Plan” means the equity incentive plan of the Company, approved by the Company Shareholders on March 9, 2019, as constituted immediately prior to the Effective Time;
(2)   “Arrangement” means the arrangement under Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to the Arrangement made in accordance with the terms of the Arrangement Agreement or Section 6.1 of this Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Company and the Purchaser, each acting reasonably;
(3)   “Arrangement Agreement” means the arrangement agreement dated as of January 31, 2022 between the Purchaser and the Company, including the schedules and exhibits thereto, providing for, among other things, the Arrangement, as the same may be amended, supplemented or restated;
(4)   “Arrangement Resolution” means the special resolution approving the Arrangement, substantially in the form attached as Schedule B to the Arrangement Agreement, passed by the Company Shareholders at the Meeting;
(5)   “BCBCA” means the Business Corporations Act (British Columbia), as amended;
(6)   “Business Day” means any day (other than a Saturday, a Sunday, a Canadian or U.S. statutory or civic holiday) on which commercial banks located in Vancouver, British Columbia, New York, New York and Chicago, Illinois are open for the conduct of business;
(7)   “Code” means the United States Internal Revenue Code of 1986, as amended;
(8)   “Company” means Goodness Growth Holdings, Inc., a corporation existing under the BCBCA;
(9)   “Company Multiple Voting Shares” means the shares in the capital of the Company designated as multiple voting shares, each currently entitling the holder thereof to one hundred (100) votes per share at shareholder meetings of the Company;
(10)   “Company MVS Conversion Ratio” means the “Conversion Ratio” as defined in the rights and restrictions attached to the Company Multiple Voting Shares in the Company’s articles and notice of articles, as such Conversion Ratio may be adjusted from time to time in accordance with the rights and restrictions attached to the Company Multiple Voting Shares, expressed as the number of Company Subordinate Voting Shares for each Company Multiple Voting Share, which Conversion Ratio as of the date of the Arrangement Agreement is 100 to 1;
(11)   “Company MVS Warrants” means, collectively: (i) the warrants to purchase Company Multiple Voting Shares issued by the Company on March 18, 2019 and expiring on March 18, 2022, and (ii) the warrants to purchase Company Multiple Voting Shares issued by the Company on September 11, 2019 and expiring on September 11, 2022;
(12)   “Company Options” means the outstanding options, if any, to purchase Company Subordinate Voting Shares, issued pursuant to the 2019 Company Equity Incentive Plan;

(13)   “Company RSUs” means the outstanding restricted stock units, if any, granted under the 2019 Company Equity Incentive Plan;
(14)   “Company Securityholders” means, collectively, the Company Shareholders, the holders of Company Options, the holders of Company Warrants, the holders of Company MVS Warrants and the holders of Company RSUs;
(15)   “Company Shareholders” means the registered and/or beneficial holders of Company Shares, as the context requires;
(16)   “Company Shares” means, collectively, the Company Subordinate Voting Shares, Company Multiple Voting Shares and Company Super Voting Shares;
(17)   “Company Subordinate Voting Shares” means the shares in the capital of the Company designated as subordinate voting shares, each entitling the holder thereof to one (1) vote per share at shareholder meetings of the Company;
(18)   “Company Super Voting Shares” means the shares in the capital of the Company designated as super voting shares, each entitling the holder thereof to one thousand (1,000) votes per share at shareholder meetings of the Company;
(19)   “Company SVS Conversion Ratio” means the “Conversion Ratio” as defined in the rights and restrictions attached to the Company Super Voting Shares in the Company’s articles and notice of articles, as such Conversion Ratio may be adjusted from time to time in accordance with the rights and restrictions attached to the Company Super Voting Shares, expressed as the number of Company Multiple Voting Shares for each Company Super Voting Share, which Conversion Ratio as of the date of the Arrangement Agreement is 1 to 1;
(20)   “Company Warrants” means the warrants to purchase Company Subordinate Voting Shares issued by the Company on March 25, 2021 and expiring on March 25, 2026;
(21)   “Court” means the Supreme Court of British Columbia;
(22)   “Depositary” means Odyssey Trust Company;
(23)   “Dissent Rights” has the meaning ascribed to such term in Section 4.1(1);
(24)   “Dissent Share” means a Company Share held by a Dissenting Shareholder who is ultimately determined to be entitled to be paid the fair value of his, her or its Company Shares in respect of which such Dissenting Shareholder has exercised Dissent Rights;
(25)   “Dissenting Shareholder” means a registered holder of Company Shares who has duly and validly exercised the Dissent Rights in respect of the Arrangement in strict compliance with the Dissent Rights and who has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;
(26)   “Effective Date” means the date designated by the Company and the Purchaser by notice in writing as the effective date of the Arrangement, after all of the conditions to the completion of the Arrangement as set out in the Arrangement Agreement and the Final Order have been satisfied (to the extent capable of being satisfied prior to the Effective Time) or waived;
(27)   “Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date, or such other time on the Effective Date as the Parties may agree to in writing before the Effective Date;
(28)   “Exchange Ratio” means 0.22652 of a Purchaser Share for each Company Subordinate Voting Share;
(29)   “Final Order” means the final order of the Court approving the Arrangement under subsection 291(4) of the BCBCA, in a form acceptable to the Company and the Purchaser, each acting reasonably, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Purchaser, each acting reasonably) on appeal;
(30)   “Governmental Entity” means: (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public body, authority or department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, ministry, governor in council, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the above; (iii) any quasi-governmental, administrative or private body, including any tribunal, commission, committee, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange, including the Canadian Securities Exchange;
(31)   “holder” means, when used with reference to any securities of the Company or the Purchaser, the holder of such securities shown from time to time in the central securities register maintained by or on behalf of Company or the Purchaser, as applicable, in respect of such securities;
(32)   “Interim Order” means the interim order of the Court pursuant to subsection 291(2) of the BCBCA in a form acceptable to the Company and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be amended, modified, supplemented or varied by the Court with the consent of the Company and the Purchaser, each acting reasonably;
(33)   “In-The-Money Amount” means, in respect of an option at a particular time, the amount, if any, by which the aggregate fair market value at that time of the securities subject to such option exceeds the exercise price of such option;
(34)   “Law” means any and all applicable law (statutory, common or otherwise), statute, by-law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, notice, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended; “applicable” with respect to such Laws and, in the context that refers to any Person, means such Laws as are applicable at the relevant time or times to such Person or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over such Person or its business, undertaking, property or securities;
(35)   “Letter of Transmittal” means the letter of transmittal to be delivered by the Company Shareholders to the Depositary as described therein;
(36)   “Lien” means any mortgage, deed of trust, charge, pledge, hypothec, security interest, prior claim, encroachments, option, easement, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third party interest or encumbrance of any kind, in each case, whether contingent or absolute;
(37)   “Meeting” means the special meeting of the Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order for the purpose of considering and, if thought advisable, approving the Arrangement Resolution;
(38)   “MVS Consideration” means that number of Purchaser Shares equal to the product obtained when (i) the Subordinate Voting Share Consideration is multiplied by (ii) the Company MVS Conversion Ratio in effect at the Effective Time;
(39)   “paid-up capital” shall have the meaning ascribed to such term in the Tax Act;
(40)   “Parties” means the Company and the Purchaser;

(41)   “Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status;
(42)   “Plan of Arrangement” means this plan of arrangement, subject to any amendments or variations thereto made in accordance with Article 6 hereof or with the Arrangement Agreement or made at the direction of the Court in the Final Order with the consent of the Company and the Purchaser, each acting reasonably;
(43)   “Purchaser” means Verano Holdings Corp., a corporation incorporated under the BCBCA;
(44)   “Purchaser Shares” means the shares in the capital of the Purchaser designated as class A subordinate voting shares, each entitling the holder thereof to one (1) vote per share at shareholder meetings of the Purchaser;
(45)   “Registrar” means the person appointed as the Registrar of Companies pursuant to section 400 of the BCBCA;
(46)   “Replacement MVS Warrant” has the meaning ascribed to such term in Section 3.1(10);
(47)   “Replacement Warrant” has the meaning ascribed to such term in Section 3.1(9);
(48)   “Subordinate Voting Share Consideration” means 0.22652 of a Purchaser Share per Company Subordinate Voting Share;
(49)   “SVS Consideration” means that number of Purchaser Shares equal to the product obtained when (i) the Subordinate Voting Share Consideration, is multiplied by (ii) the product of (A) the Company SVS Conversion Ratio in effect at the Effective Time, multiplied by (B) the Company MVS Conversion Ratio in effect at the Effective Time;
(50)   “Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended; and
(51)   “U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Any capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Arrangement Agreement. In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the BCBCA unless the context otherwise clearly requires.
Section 1.2   Interpretation Not Affected by Headings
The division of this Plan of Arrangement into Articles, Sections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article”, “Section” or “paragraph” followed by a number and/or a letter refer to the specified Article, Section or paragraph of this Plan of Arrangement.
Section 1.3   Number, Gender and Persons
In this Plan of Arrangement, unless the context otherwise clearly requires, words used herein importing the singular include the plural and vice versa; words imparting any gender shall include all genders and the neuter gender; and words imparting persons shall include individuals, partnerships, limited liability companies, associations, corporations, funds, unincorporated organizations, governments, regulatory authorities and other entities.
Section 1.4   Date of Any Action
If any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.5   Time
Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein or in the Letter of Transmittal refer to the local time of the Company (being the time in Vancouver, British Columbia) unless otherwise stipulated herein or therein.
Section 1.6   Statutory References
Unless otherwise indicated, references in this Plan of Arrangement to any statute include all regulations made pursuant to such statute and the provisions of any statute or regulation which amends, supplements or supersedes any such statute or regulation.
Section 1.7   Currency
Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada, and “$” refers to Canadian dollars.
ARTICLE 2   EFFECT OF THE ARRANGEMENT
Section 2.1   Arrangement Agreement
This Plan of Arrangement is made pursuant to, is subject to the provisions of, and forms a part of the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein. This Plan of Arrangement constitutes an arrangement as referred to in section 288 of the BCBCA.
Section 2.2   Binding Effect
This Plan of Arrangement will become effective commencing at the Effective Time and shall be binding upon the Company, the Purchaser, the Company Securityholders, the Depositary, the transfer agents in respect of the Company Shares and the Purchaser Shares and all other Persons, in each case without any further act or formality required on the part of any Person. Each Company Securityholder shall, in respect of any step in Section 3.1 applicable to such Company Securityholder, be deemed, at the time such step occurs, to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exercise, convert, transfer or exchange (as the case may be) all Company Shares, Company Options, Company Warrants, Company MVS Warrants or Company RSUs, as applicable, held by such holder in accordance with such step.
Section 2.3   Transfers Free and Clear
Any transfer of securities pursuant to this Plan of Arrangement shall be free and clear of all Liens, claims and encumbrances.
Section 2.4   Effective Time of Transactions
The transfers, exchanges, issuances and cancellations provided for in Section 3.1 shall occur, and shall be deemed to occur, at the time and in the order specified in Section 3.1, notwithstanding that certain of the procedures related thereto may not be completed until after such time.
ARTICLE 3   ARRANGEMENT
Section 3.1   The Arrangement
Commencing at the Effective Time, each of the transactions or events set out below shall, unless otherwise specifically provided in this Section 3.1, occur and be deemed to occur in the following sequence and immediately following the immediately preceding transaction or event, in each case without any further authorization, act or formality on the part of any Person:
(1)   each Dissent Share held by a Dissenting Shareholder shall be, and shall be deemed to be, transferred by the holder thereof to the Purchaser, and upon such transfer:

(a)   such Dissenting Shareholder will cease to be the holder of such Dissent Share or to have any rights as a holder in respect of such Dissent Share, other than the right to be paid the fair value of such Dissent Share determined and payable in accordance with Article 4; and
(b)   the former holders of such Dissent Shares shall be removed from the Company’s central securities register for the Company Shares in respect of such Dissent Shares;
(2)   subject to Section 5.3, each Company Multiple Voting Share (other than any Dissent Share) outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to the Purchaser in exchange for the issuance by the Purchaser to such holder of the MVS Consideration, and upon such exchange:
(a)   the former holder of such exchanged Company Multiple Voting Share shall cease to be the holder thereof or to have any rights as a holder thereof, other than the right to receive the MVS Consideration issuable in respect of such Company Multiple Voting Share pursuant to this Section 3.1(2);
(b)   the former holders of such exchanged Company Multiple Voting Shares shall be removed from the Company’s central securities register for the Company Multiple Voting Shares;
(c)   the former holders of such exchanged Company Multiple Voting Shares shall be entered in the Purchaser’s central securities register for the Purchaser Shares in respect of the Purchaser Shares issued to such holders pursuant to this Section 3.1(2); and
(d)   the Purchaser will be, and will be deemed to be, the legal and beneficial owner of such transferred Company Multiple Voting Shares and will be entered in the central securities register of the Company as the sole holder thereof;
(3)   concurrently with the exchange of Company Multiple Voting Shares pursuant to Section 3.1(2), there shall be added to the capital of the Purchaser Shares, in respect of the Purchaser Shares issued pursuant to Section 3.1(2), an amount equal to the product obtained when (i) the paid-up capital of the Company Multiple Voting Shares immediately prior to the Effective Time, is multiplied by (ii) a fraction, (A) the numerator of which is the number of Company Multiple Voting Shares (excluding any Dissent Shares) outstanding immediately prior to the Effective Time, and (B) the denominator of which is the number of Company Multiple Voting Shares (including any Dissent Shares) outstanding immediately prior to the Effective Time;
(4)   subject to Section 5.3, each Company Super Voting Share (other than any Dissent Share) outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, transferred by the holder thereof to the Purchaser in exchange for the issuance by the Purchaser to such holder of the SVS Consideration, and upon such exchange:
(a)   the former holder of such exchanged Company Super Voting Share shall cease to be the holder thereof or to have any rights as a holder thereof, other than the right to receive the SVS Consideration issuable in respect of such Company Super Voting Share pursuant to this Section 3.1(4);
(b)   the former holders of such exchanged Company Super Voting Shares shall be removed from the Company’s central securities register for the Company Super Voting Shares;
(c)   the former holders of such exchanged Company Super Voting Shares shall be entered in the Purchaser’s central securities register for the Purchaser Shares in respect of the Purchaser Shares issued to such holders pursuant to this Section 3.1(4); and
(d)   the Purchaser will be, and will be deemed to be, the legal and beneficial owner of such transferred Company Super Voting Shares and will be entered in the central securities register of the Company as the sole holder thereof;
(5)   concurrently with the exchange of Company Super Voting Shares pursuant to Section 3.1(4), there shall be added to the capital of the Purchaser Shares, in respect of the Purchaser Shares issued pursuant to Section 3.1(4), an amount equal to the product obtained when (i) the paid-up capital of the Company Super Voting Shares immediately prior to the Effective Time, is multiplied by (ii) a fraction, (A) the numerator of which is the number of Company Super Voting Shares (excluding any Dissent Shares) outstanding immediately prior to the Effective Time, and (B) the denominator of which is the number of Company Super Voting Shares (including any Dissent Shares) outstanding immediately prior to the Effective Time;
(6)   subject to Section 5.3, each Company Subordinate Voting Share (other than any Dissent Share) outstanding immediately prior to the Effective Time (including any Company Subordinate Voting Shares issued pursuant to Section 3.1(2)) shall be, and shall be deemed to be, transferred by the holder thereof to the Purchaser in exchange for the issuance by the Purchaser to such holder of the Subordinate Voting Share Consideration, and upon such exchange:
(a)   the former holder of such exchanged Company Subordinate Voting Share shall cease to be the holder thereof or to have any rights as a holder thereof, other than the right to receive the Subordinate Voting Share Consideration issuable in respect of such Company Subordinate Voting Share pursuant to this Section 3.1(6);
(b)   the former holders of such exchanged Company Subordinate Voting Shares shall be removed from the Company’s central securities register for the Company Subordinate Voting Shares;
(c)   the former holders of such exchanged Company Subordinate Voting Shares shall be entered in the Purchaser’s central securities register for the Purchaser Shares in respect of the Purchaser Shares issued to such holders pursuant to this Section 3.1(6); and
(d)   the Purchaser will be, and will be deemed to be, the legal and beneficial owner of such transferred Company Subordinate Voting Shares and will be entered in the central securities register of the Company as the sole holder thereof;
(7)   concurrently with the exchange of Company Subordinate Voting Shares pursuant to Section 3.1(6), there shall be added to the capital of the Purchaser Shares, in respect of the Purchaser Shares issued pursuant to Section 3.1(6), an amount equal to the product obtained when (i) the paid-up capital of the Company Subordinate Voting Shares immediately prior to the Effective Time, is multiplied by (ii) a fraction, (A) the numerator of which is the number of Company Subordinate Voting Shares (excluding any Dissent Shares) outstanding immediately prior to the Effective Time, and (B) the denominator of which is the number of Company Subordinate Voting Shares (including any Dissent Shares) outstanding immediately prior to the Effective Time;
(8)   in accordance with the terms of the 2019 Company Equity Incentive Plan, the terms of each Company Option outstanding immediately prior to the Effective Time shall be adjusted so that, upon exercise of such Company Option, the holder shall, upon payment of the exercise price under such Company Option, be entitled to receive, in substitution for the number of Company Subordinate Voting Shares subject to such Company Option, that number of Purchaser Shares equal to the product obtained when the number of Company Subordinate Voting Shares subject to such Company Option immediately prior to the Effective Time is multiplied by the Exchange Ratio. For greater certainty, the exercise price per Purchaser Share under such Company Option immediately following the adjustment pursuant to this Section 3.1(8) shall equal the exercise per Company Share under such Company Option immediately prior to the Effective Time divided by the Exchange Ratio, the Company Options shall not be exchanged or otherwise replaced by this Plan of Arrangement, and, subject to this Section 3.1(8), shall continue to be governed by the 2019 Company Equity Incentive Plan on the same terms and conditions as were applicable to such Company Options immediately prior to the Effective Time. Notwithstanding the foregoing, if necessary to satisfy the requirements of subsection 7(1.4) of the Tax Act, the exercise price of a Company Option adjusted in accordance with the foregoing shall be increased such that the In-The-Money Amount of the Company Option immediately after such adjustment does not exceed the In-The-Money Amount of the Company Option immediately before such adjustment. For any Company Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, it is intended that such adjustment will comply with Treasury Regulation Section 1.424(1)(a). or any Company Option that is a nonqualified option held by a U.S. taxpayer, it is intended that such adjustment will be implemented in a manner intended comply with Section 409A of the Code;

(9)   each Company Warrant outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, adjusted in accordance with its terms for a Purchaser warrant (each, a “Replacement Warrant”) which will entitle the holder to purchase from the Purchaser that number of Purchaser Shares equal to the product obtained when the number of Company Subordinate Voting Shares issuable on exercise of such exchanged Company Warrant immediately prior to the Effective Time is multiplied by the Exchange Ratio, at an exercise price per Purchaser Share equal to the exercise price per share under such exchanged Company Warrant immediately prior to the Effective Time divided by the Exchange Ratio (provided that if the exercise of Replacement Warrants by a holder would otherwise result in the aggregate number of Purchaser Shares issuable to such holder including a fraction of a Purchaser Share, the aggregate number of Purchaser Shares otherwise issuable upon such exercise shall in each case be rounded down to the nearest whole number without any payment or compensation to the holder, and that the aggregate exercise price payable on any particular exercise of Replacement Warrants shall be rounded up to the nearest whole cent), and otherwise having a term to expiry, conditions to and manner of exercise and other terms and conditions the same as the terms and conditions of such exchanged Company Warrant, and such exchanged Company Warrant shall thereupon be cancelled. Any document previously evidencing such Company Warrant shall thereafter represent only the right to receive, in exchange therefore, the Replacement Warrant that the holder of such document is entitled to receive. For greater certainty, the Company Warrants shall not be exchanged or otherwise replaced by this Plan of Arrangement;
(10)   each Company MVS Warrant outstanding immediately prior to the Effective Time shall be, and shall be deemed to be, adjusted in accordance with its terms for a Purchaser warrant (each, a “Replacement MVS Warrant”) which will entitle the holder to purchase from the Purchaser that number of Purchaser Shares equal to the product obtained when the number of Company Multiple Voting Shares issuable on exercise of such exchanged Company MVS Warrant immediately prior to the Effective Time is multiplied by the product of, (A) the Exchange Ratio, and (B) the Company MVS Conversion Ratio, at an exercise price per Purchaser Share equal to the exercise price per share under such exchanged Company MVS Warrant immediately prior to the Effective Time divided by the product of (A) the Exchange Ratio, and (B) the Company MVS Conversion Ratio (provided that if the exercise of Replacement MVS Warrants by a holder would otherwise result in the aggregate number of Purchaser Shares issuable to such holder including a fraction of a Purchaser Share, the aggregate number of Purchaser Shares otherwise issuable upon such exercise shall in each case be rounded down to the nearest whole number without any payment or compensation to the holder, and that the aggregate exercise price payable on any particular exercise of Replacement MVS Warrants shall be rounded up to the nearest whole cent), and otherwise having a term to expiry, conditions to and manner of exercise and other terms and conditions the same as the terms and conditions of such exchanged Company MVS Warrant, and such exchanged Company MVS Warrant shall thereupon be cancelled. Any document previously evidencing such Company MVS Warrant shall thereafter represent only the right to receive, in exchange therefore, the Replacement MVS Warrant that the holder of such document is entitled to receive. For greater certainty, the Company MVS Warrants shall not be exchanged or otherwise replaced by this Plan of Arrangement; and
(11)   in accordance with the terms of the 2019 Company Equity Incentive Plan, the terms of each Company RSU outstanding immediately prior to the Effective Time shall be adjusted so that, upon vesting of such Company RSU, the holder shall be entitled to receive, instead of the number of Company Subordinate Voting Shares underlying such Company RSU, that number of Purchaser Shares equal to the product obtained when the number of Company Subordinate Voting Shares underlying such Company RSU immediately prior to the Effective Time is multiplied by the Exchange Ratio. For greater certainty, the Company RSUs shall not be exchanged or otherwise replaced by this Plan of Arrangement, and, subject to this Section 3.1(11), shall continue to be governed by the 2019 Company Equity Incentive Plan on the same terms and conditions as were applicable to such Company RSUs immediately prior to the Effective Time.
ARTICLE 4   DISSENT RIGHTS
Section 4.1   Rights of Dissent
(1)   Registered holders of the Company Shares may exercise rights of dissent in connection with the Arrangement under section 238 of the BCBCA, in the manner set forth in sections 237 to 247 of the BCBCA, as modified by the Interim Order, the Final Order and this Section 4.1 (“Dissent Rights”); provided that notwithstanding subsection 242(1)(a) of the BCBCA, the written objection to the Arrangement Resolution referred to in subsection 242(1)(a) of the BCBCA must be received by the Company not later than 4:00 p.m. (Vancouver time) two (2) Business Days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time).
(2)   Dissenting Shareholders who are ultimately determined to be entitled to be paid by the Purchaser the fair value for the Company Shares in respect of which they have exercised Dissent Rights will be deemed to have irrevocably transferred such Company Shares to the Purchaser pursuant to Section 3.1(1) in consideration of such fair value paid by the Purchaser and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Company Shares.
(3)   Dissenting Shareholders who are ultimately not entitled, for any reason, to be paid by the Purchaser the fair value for the Company Shares in respect of which they have exercised Dissent Rights will be deemed to have participated in the Arrangement on the same basis as a Company Shareholder who has not exercised Dissent Rights, as at and from the Effective Time and be entitled to receive only the consideration set forth in Section 3.1 that such holder would have received if such holder had not exercised Dissent Rights.
(4)   In no case will the Company or the Purchaser or any other person be required to recognize a Person exercising Dissent Rights as a holder of Company Shares after the Effective Time, and each Dissenting Shareholder will cease to be entitled to the rights of a Company Shareholder in respect of Company Shares in relation to which such Dissenting Shareholder has exercised Dissent Rights and the central securities register of the Company will be amended to reflect that such former holder is no longer the holder of such Company Shares as and from the Effective Time.
(5)   For greater certainty, in accordance with the BCBCA, none of the following are entitled to exercise Dissent Rights: (i) holders of Company Options; (ii) holders of Company RSUs; (iii) holders of Company Warrants; (iv) holders of Company MVS Warrants; and (v) holders of Company Shares who vote, or have instructed a proxyholder to vote, in favour of the Arrangement Resolution.
ARTICLE 5   DELIVERY OF PURCHASER SHARES
Section 5.1   Delivery of Purchaser Shares
(1)   Upon return to the Depositary of a properly completed Letter of Transmittal by a registered former Company Shareholder together with certificate(s) or a direct registration statement advice (a “DRS Advice”) representing one or more Company Shares that such Company Shareholder held immediately before the Effective Time, together with such additional documents and instruments as the Depositary may reasonably require, the Company Shareholder shall be entitled to receive the Purchaser Shares that they are entitled to receive pursuant to Section 3.1 in exchange therefor, and the Depositary shall deliver to such holder, following the Effective Time, certificate(s) or DRS Advice recorded on a book-entry basis representing the Purchaser Shares that such holder is entitled to receive pursuant to Section 3.1.
(2)   After the Effective Time and until surrendered for cancellation as contemplated by Section 5.1(1), each certificate or DRS Advice that immediately prior to the Effective Time represented one or more Company Shares, Company Warrants or Company MVS Warrants shall be deemed at all times to represent only the right to receive in exchange therefor the Purchaser Shares that the holder of such certificate or DRS Advice is entitled to receive pursuant to Section 3.1.
(3)   For greater certainty, none of the holders of Company Options, holders of Company Warrants, holders of Company RSUs, holders of Company MVS Warrants or Company Shareholders shall be entitled to receive any consideration with respect to such Company securities other than the consideration such holder is entitled to receive in accordance with Section 3.1, and, for greater certainty, no such former holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

Section 5.2   Dividends and Distributions
No dividends or other distributions declared or made after the Effective Time with respect to Purchaser Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Company Shares that were exchanged pursuant to Section 3.1 unless and until the holder of record of such certificate shall surrender such certificate (or affidavit in accordance with Section 5.6) in accordance with Section 5.1(1). Subject to applicable Law, at the time of such surrender of any such certificate (or in the case of clause (B) below, at the appropriate payment date), there shall be paid to the holder of record of the certificates formerly representing whole Company Shares, without interest, (A) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to each whole Purchaser Share issued to such holder, and (B) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Purchaser Subordinate Share.
Section 5.3   Fractional Shares
In no event shall any fractional Purchaser Shares be issued under this Arrangement. Where the aggregate number of Purchaser Shares to be issued to a holder of Company Shares as consideration under this Arrangement would result in a fraction of a Purchaser Share being issuable, the number of Purchaser Shares to be received by such holder shall be rounded down to the nearest whole Purchaser Share.
Section 5.4   Adjustment to Share Consideration
THE AMOUNT OF SHARE CONSIDERATION, IF ANY, THAT A COMPANY SHAREHOLDER IS ENTITLED TO RECEIVE PURSUANT TO SECTION 3.1 SHALL BE ADJUSTED TO REFLECT FULLY THE EFFECT OF ANY STOCK SPLIT, REVERSE SPLIT OR STOCK DIVIDEND (INCLUDING ANY DIVIDEND OR DISTRIBUTION OF SECURITIES CONVERTIBLE INTO SHARES), CONSOLIDATION, REORGANIZATION, RECAPITALIZATION OR OTHER LIKE CHANGE WITH RESPECT TO PURCHASER SHARES OCCURRING AFTER THE DATE OF THE ARRANGEMENT AGREEMENT AND PRIOR TO THE EFFECTIVE TIME, IN COMPLIANCE WITH SECTION 2.10 OF SUCH AGREEMENT.
Section 5.5   Effective Time Procedures
Following the receipt of the Final Order and prior to the Effective Date, the Purchaser shall arrange to be delivered to the Depositary the Purchaser Shares required to be issued to Company Shareholders in accordance with the provisions of Section 3.1, which Purchaser Shares shall be held by the Depositary as agent and nominee for such Company Shareholders for delivery to such Company Shareholders in accordance with the provisions of Article 5.
Section 5.6   Loss of Certificates
In the event any certificate which immediately prior to the Effective Time represented any outstanding Company Shares that were acquired by the Purchaser pursuant to Section 3.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the former holder of such Company Shares, the Depositary will, in exchange for such lost, stolen or destroyed certificate, deliver to such former holder of Company Shares, or make available for pick up at its offices, the Purchaser Shares such former holder is entitled to receive in respect of such Company Shares pursuant to Section 3.1 together with any distributions or dividends which such holder is entitled to receive pursuant to Section 5.2 and less, in each case, any amounts withheld pursuant to Section 5.8. When authorizing such delivery in relation to any lost, stolen or destroyed certificate, the former holder of such Company Shares shall, as a condition precedent to the delivery of Purchaser Shares, give a bond satisfactory to the Purchaser and the Depositary (acting reasonably) in such sum as the Purchaser may direct, or otherwise indemnify the Company, the Purchaser and the Depositary against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.7   Extinction of Rights
Any certificate or book-entry advice statements which immediately prior to the Effective Time represented one or more outstanding Company Shares that were acquired by the Purchaser pursuant to Section 3.1 which is not deposited with the Depositary in accordance with the provisions of Section 5.1(1) on or before the sixth (6th) anniversary of the Effective Date shall, on the sixth (6th) anniversary of the Effective Date, cease to represent a claim or interest of any kind or nature whatsoever, whether as a securityholder or otherwise and whether against the Company, the Purchaser, the Depositary or any other person. On such date, the consideration such former holder of Company Shares would otherwise have been entitled to receive pursuant to Section 3.1, together with any distributions or dividends such holder would otherwise have been entitled to receive pursuant to Section 5.2, shall be deemed to have been surrendered for no consideration to the Purchaser. Neither the Company nor the Purchaser will be liable to any person in respect of any cash or securities (including any cash or securities previously held by the Depositary in trust for any such former holder) which is forfeited to the Purchaser or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.
Section 5.8   Withholding Rights
The Purchaser, the Company and the Depositary, as applicable, shall be entitled to deduct or withhold from any consideration payable or otherwise deliverable to any Person, including Company Shareholders exercising Dissent Rights, pursuant to the Arrangement and from all dividends, other distributions or other amounts otherwise payable to any former Company Shareholders, such Taxes or other amounts as the Purchaser, the Company or the Depositary are required, entitled or permitted to deduct or withhold with respect to such payment under the Tax Act, or any other provisions of any Laws. To the extent that Taxes or other amounts are so deducted or withheld, such deducted or withheld Taxes or other amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction or withholding was made, provided that such deducted or withheld Taxes or other amounts are actually remitted to the appropriate taxing authority. Each of the Purchaser, the Company and the Depositary, as applicable, is hereby authorized to sell or otherwise dispose of, on behalf of such Person, such portion of any share or other security deliverable to such Person as is necessary to provide sufficient funds to the Purchaser, the Company or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and the Purchaser, the Company or the Depositary shall notify such Person thereof and remit the applicable portion of the net proceeds of such sale to the appropriate taxing authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Person.
Section 5.9   U.S. Securities Laws Exemption
Notwithstanding any provision herein to the contrary, the Parties each agree that the Plan of Arrangement will be carried out with the intention that all Purchaser Shares, Replacement Warrants, and Replacement MVS Warrants to be issued by the Purchaser to Company Shareholders, holders of Company Warrants and holders of Company MVS Warrants, respectively, in exchange for their Company Shares, Company Warrants and Company MVS Warrants, respectively, pursuant to the Plan of Arrangement will be issued and exchanged in reliance on the exemption from the registration requirements of the U.S. Securities Act as provided by Section 3(a)(10) thereof and applicable state securities laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement.
ARTICLE 6    AMENDMENTS
Section 6.1   Amendments to Plan of Arrangement
(1)   The Company and the Purchaser reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification or supplement must be: (i) set out in writing, (ii) approved by the Company and the Purchaser, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to or approved by the Company Shareholders if and as required by the Court.

(2)   Any amendment, modification or supplement to this Plan of Arrangement pursuant to Section 6.1(1) may be proposed by the Company at any time prior to the Meeting (provided the Purchaser shall have consented thereto, such consent not to be unreasonably withheld, conditioned or delayed) with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), will become part of this Plan of Arrangement for all purposes.
(3)   Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Meeting will be effective only if such amendment, modification or supplement: (i) is consented to by each of the Company and the Purchaser, and (ii) if required by the Court or applicable law, is consented to by Company Shareholders voting in the manner directed by the Court.
(4)   Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date but shall only be effective if it is consented to by each of the Parties provided that such amendment, modification or supplement concerns a matter which, in the reasonable opinion of the Company and the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of the Company and the Purchaser or any former Company Securityholder.
ARTICLE 7   TERMINATION
This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement. Upon the termination of the Arrangement Agreement pursuant to Section 7.2 of the Arrangement Agreement prior to this Plan of Arrangement becoming effective, no Party shall have any liability or further obligation to any other Party hereunder other than as set out in the Arrangement Agreement.
ARTICLE 8   FURTHER ASSURANCES
Section 8.1   Further Assurances
Notwithstanding that the transactions and events set out herein will occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties will make, do and execute, or cause to be made, done and executed, any such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.
Section 8.2   Paramountcy
From and after the Effective Time:
(1)   this Plan of Arrangement shall take precedence and priority over any and all rights related to the securities of the Company issued prior to the Effective Time;
(2)   the rights and obligations of the holders of the securities of the Company and any trustee and transfer agent therefor, shall be solely as provided for in this Plan of Arrangement; and
(3)   all actions, causes of actions, claims or proceedings (actual or contingent, and whether or not previously asserted) based on or in any way relating to securities of the Company shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

APPENDIX “D” — INTERIM ORDER

D-1

APPENDIX “E” — DISSENT PROVISIONS UNDER THE BCBCA
DISSENT PROVISIONS OF THE BUSINESS CORPORATIONS ACT, [SBC 2002] CHAPTER 57
Part 8 — Proceedings
Division 2 — Dissent Proceedings
Definitions and application
237 (1) In this Division:
“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;
“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;
“payout value” means,
(a)
in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)
in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)
in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)
in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)
This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)
the court orders otherwise, or

(b)
in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent
238 (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:
(a)
under section 260, in respect of a resolution to alter the articles

(i)
to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii)
without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company’s community purposes within the meaning of section 51.91, or

(iii)
without limiting subparagraph (i), in the case of a benefit company, to alter the company’s benefit provision;

(b)
under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)
under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)
in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)
under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)
under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)
in respect of any other resolution, if dissent is authorized by the resolution;

(h)
in respect of any court order that permits dissent.

(1.1)   A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.
(2)
A shareholder wishing to dissent must

(a)
prepare a separate notice of dissent under section 242 for

(i)
the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)
each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b)
identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)
dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)   Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must
(a)
dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)
cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent
239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.
(2)   A shareholder wishing to waive a right of dissent with respect to a particular corporate action must
(a)
provide to the company a separate waiver for

(i)
the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)
each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b)
identify in each waiver the person on whose behalf the waiver is made.

(3)   If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to
(a)
the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)
any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)   If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.
Notice of resolution
240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)
a copy of the proposed resolution, and

(b)
a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)   If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)
a copy of the proposed resolution, and

(b)
a statement advising of the right to send a notice of dissent.

(3)   If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,
(a)
a copy of the resolution,

(b)
a statement advising of the right to send a notice of dissent, and

(c)
if the resolution has passed, notification of that fact and the date on which it was passed.

(4)   Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.
Notice of court orders
241   If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent
(a)
a copy of the entered order, and

(b)
a statement advising of the right to send a notice of dissent.

Notice of dissent
242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,

(a)
if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)
if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)
if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)
the date on which the shareholder learns that the resolution was passed, and

(ii)
the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)   A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company
(a)
on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)
if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)   A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company
(a)
within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)
if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)   A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:
(a)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)
if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)
the names of the registered owners of those other shares,

(ii)
the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)
a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)
if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)
the name and address of the beneficial owner, and

(ii)
a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5)   The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed
243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,
(a)
if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)
the date on which the company forms the intention to proceed, and

(ii)
the date on which the notice of dissent was received, or

(b)
if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)
A notice sent under subsection (1) (a) or (b) of this section must

(a)
be dated not earlier than the date on which the notice is sent,

(b)
state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)
advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent
244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,
(a)
a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)
the certificates, if any, representing the notice shares, and

(c)
if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)   The written statement referred to in subsection (1) (c) must
(a)
be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)
set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)
the names of the registered owners of those other shares,

(ii)
the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)
that dissent is being exercised in respect of all of those other shares.

(3)   After the dissenter has complied with subsection (1),
(a)
the dissenter is deemed to have sold to the company the notice shares, and

(b)
the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)   Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.
(5)   Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.
(6)   A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.
Payment for notice shares
245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must
(a)
promptly pay that amount to the dissenter, or

(b)
if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)   A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may
(a)
determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)
join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)
make consequential orders and give directions it considers appropriate.

(3)   Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must
(a)
pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)
if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)   If a dissenter receives a notice under subsection (1) (b) or (3) (b),
(a)
the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)
if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)   A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that
(a)
the company is insolvent, or

(b)
the payment would render the company insolvent.

Loss of right to dissent
246   The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:
(a)
the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)
the resolution in respect of which the notice of dissent was sent does not pass;

(c)
the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)
the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)
the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)
a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)
with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)
the notice of dissent is withdrawn with the written consent of the company;

(i)
the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights
247   If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,
(a)
the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)
the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)
the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

*   *   *

APPENDIX “F” — HYPERION FAIRNESS OPINION
Hyperion Capital Inc. 12 Sudbury — 1401 Toronto, Ontario Canada M6J 3W7 T: 416-716-1982 www.hyperioncap.com
January 31, 2022
Goodness Growth Holdings, Inc.
207 South 9th Street
Minneapolis, Minnesota
55402
To the Board of Directors:
Hyperion Capital Inc. (“Hyperion” or “we”) understands that Goodness Growth Holdings, Inc. (“Goodness” or the “Company”) has entered into a definitive arrangement agreement dated January 31, 2022 (the “Arrangement Agreement”) with Verano Holdings Corp. (“Verano”), pursuant to which Verano will acquire all of the issued and outstanding subordinate voting shares, multiple voting shares, and super voting shares of Goodness (the “Goodness Shares”) pursuant to a court and shareholder approved arrangement under the Business Corporations Act (British Columbia) (the “Act”), to be carried out pursuant to a plan of arrangement (“Plan of Arrangement”) appended to the Arrangement Agreement (the “Arrangement”). Under the terms and conditions of the Arrangement, each issued and outstanding Goodness subordinate voting share, Goodness multiple voting share, and Goodness super voting share (other than any Goodness Shares in respect of which their holders shall have validly exercised their dissent rights under the Act) shall be exchanged for 0.22652, 22.652, and 22.652, respectively, Class A subordinate voting shares (each such whole Class A subordinate voting share, a “Verano Share”) of Verano (the “Consideration”).
We understand that the Arrangement will require approval by resolution (the “Arrangement Resolution”) of at least (i) two-thirds of the votes cast by shareholders of Goodness, voting together as a single class, at the Special Meeting (as defined below) and (ii) pursuant to Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”), the majority of the votes cast at the Special Meeting by the holders of Goodness subordinate voting shares, Goodness multiple voting shares, and Goodness super voting shares, on a class basis, excluding the votes of Shareholders (as defined below) whose votes are required to be excluded for the purposes of “minority approval” pursuant to MI 61-101. We also understand that all of the material facts concerning the Arrangement, as well as the associated risks and the terms and conditions of the Arrangement Agreement, will be described in a management information circular of the Company (the “Circular”) being prepared by the Company in connection with a special meeting (the “Special Meeting”) of holders of the Goodness Shares (the “Shareholders”), at which Shareholders will be asked to adopt the Arrangement Resolution. In addition, we understand that the directors and officers of the Company, as well as certain other Shareholders (collectively, the “Supporting Shareholders”) representing approximately 36.7% in the aggregate of the voting power of the issued and outstanding Goodness Shares, have entered into voting and support agreements (the “Voting and Support Agreements”) with Verano in connection with the Arrangement. Pursuant to the Voting and Support Agreements, the Supporting Shareholders have agreed, among other things and subject to certain conditions, to vote their Goodness Shares in favour of the Arrangement Resolution at the Special Meeting. Additionally, we understand that Dr. Kyle Kingsley, Chief Executive Officer of Goodness (the “Locked-Up Shareholder”) has entered into a lock-up agreement with Verano (the “Lock-Up Agreement”), pursuant to which, the Locked-Up Shareholder agreed not to transfer any Verano Shares received in connection with the Arrangement for a period of up to 12 months following the effective date of the Arrangement. Pursuant to the terms of the Lock-Up Agreement, 20% of the covered securities will be released on the effective date of the Arrangement with an additional 20% being released every three months.
All dollar amounts herein are expressed in Canadian dollars.

Engagement of Hyperion
On June 28, 2021, the Company engaged Hyperion to act as its financial advisor to review potential strategic transactions. Hyperion and the Company confirmed the terms of such engagement pursuant to a letter agreement dated June 28, 2021, as subsequently amended on October 18, 2021 (the “Engagement Agreement”), pursuant to which, the Company engaged Hyperion to act as financial advisor to the Company, the board of directors of the Company (the “Board of Directors”), or any special committee of the Board of Directors in connection with any material transaction. Pursuant to the Engagement Agreement, the Board of Directors has asked for Hyperion’s written opinion (this “Opinion”) as to whether, as of the date hereof, the Consideration to be received by the Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Shareholders. The effective date of this Opinion is January 31, 2022. Hyperion has not been asked to prepare and has not prepared a formal valuation of the Company, or a valuation of any of the securities or assets of the Company and this Opinion should not be construed as such. We have not been requested to opine as to, and this Opinion does not in any manner address, the underlying business decision to proceed with or effect the Arrangement, or the relative merits of the Arrangement as compared to other potential strategies or transactions that maybe available to the Company.
Hyperion has been paid a fixed fee upon delivery of this Opinion, which is not contingent upon completion of the Arrangement or any other transaction. The Company has also agreed to pay us an additional fee upon completion of the Arrangement or any other transaction, whether with Verano or any third party, involving a direct or indirect sale or disposition of the business, operations, assets or shares of the Company. In addition, the Company has agreed to reimburse Hyperion for its reasonable expenses (including the fees, disbursements and taxes of our external legal counsel) and to indemnify Hyperion and its representatives in respect of certain liabilities that might arise out of our engagement.
Hyperion understands that, subject to the terms of the Engagement Agreement and providing our separate written consent, this Opinion will be referred to, and a summary thereof will be included, in the Circular and a copy of this Opinion will be attached to the Circular.
Relationship with Interested Parties
Hyperion is not an insider, associate or affiliate (as each such term is defined in the Securities Act (Ontario)) (the “Securities Act”) of either the Company or Verano or any of their respective subsidiaries, associates or affiliates (collectively, the “Interested Parties”), nor is it a financial advisor to any Interested Party or any other person in connection with the Arrangement, with the exception of the Company, which has engaged Hyperion as its financial advisor. Without limiting the generality of the preceding sentence, Hyperion has not provided any financial or other advice to any of the Supporting Shareholders or the Locked-up Shareholder, as applicable, in connection with their entering into the Voting and Support Agreement and the Lock-Up Agreement, as applicable.
As we have advised the Company, except for the Engagement Agreement, during the two years preceding the date of this Opinion, we have not been engaged by, performed any services for or received any compensation from the Company, Verano or any of their respective affiliates. Except for the Engagement Agreement, there are no understandings, agreements or commitments between Hyperion and any of the Interested Parties with respect to any current or future business dealings which would be material to this Opinion.
Following the effective date of the Arrangement, Hyperion may, in the ordinary course of business, provide financial advisory services to one or more of the Interested Parties from time to time.
Credentials of Hyperion
Hyperion is an independent advisory firm that offers advice on mergers and acquisitions and corporate restructurings. Hyperion’s principals have extensive experience working at leading investment banks, both bank-owned and independent, providing advisory services on complex, transformative transactions, as well as related capital markets activity. Hyperion has expertise along a diverse range of industries, with a particular focus on the cannabis and healthcare sectors, technology and agriculture.

Scope of Review
For purposes of this Opinion, we have reviewed or relied upon:
a.
the Arrangement Agreement;

b.
the Plan of Arrangement;

c.
the Company’s Disclosure Letter dated January 31, 2022 delivered to Verano pursuant to the Arrangement Agreement;

d.
the form of Voting and Support Agreement and Lock-Up Agreement;

e.
publicly available documents regarding each of the Company and Verano, including their respective annual and quarterly reports, financial statements, annual information forms, management information circulars, recent press releases, material change reports and other public documents and filings deemed relevant that have been filed by or on behalf of the Company or Verano, as applicable, on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com;

f.
access to electronic data rooms prepared by the Company and Verano;

g.
discussions with the Company’s senior management concerning the Company’s financial condition, the industry and its future business prospects;

h.
financial projections provided by management of the Company for the calendar years 2021 through 2023, and discussions surrounding longer-term business and growth prospects;

i.
financial projections provided by management of Verano for the calendar years 2021 through 2022, and discussions surrounding longer-term business and growth prospects;

j.
site visit of Goodness’s operations in Minnesota and New York;

k.
site visit of Verano’s operations in Florida, New Jersey, and Massachusetts;

l.
certain other internal financial, operational and corporate information prepared or provided by the Company and Verano’s management;

m.
discussions with the Company’s executive team;

n.
discussions with the Company’s legal counsel relating to legal matters including with respect to the Arrangement Agreement;

o.
select public market trading statistics and relevant financial information in respect of the Company, Verano and other comparable public entities considered by Hyperion to be relevant;

p.
selected financial statistics and relevant financial information with respect to relevant precedent transactions;

q.
meetings with officers of the Company and Verano concerning past and current operations and financial conditions and the prospects of the Company and Verano;

r.
representations contained in certificates, addressed to Hyperion and dated the date hereof, from senior officers of the Company as to the completeness and accuracy of the information upon which this Opinion is based and certain other matters; and

s.
such other corporate, industry and financial market information, investigations and analyses as Hyperion considered necessary or appropriate at the time and in the circumstances.

In addition, we have participated in discussions with DLA Piper (Canada) LLP, external counsel to Company, Dentons LLP, external counsel to Verano, and with our external counsel, Borden Ladner Gervais LLP.

In preparing this Opinion, to the best of our knowledge, the Company did not deny access to any information requested by us.
Assumptions and Limitations
This Opinion is subject to the assumptions, qualifications and limitations set forth below. With the Company’s permission, we have assumed and relied upon, without independent verification, the accuracy, completeness and fair presentation of all financial and other information, data, advice, opinions and representations supplied or otherwise made available to us by the Company, including the information and discussions referred to above under the heading “Scope of Review”. Hyperion did not meet with the Company’s auditors or any other third party to verify any such information.
With respect to any forecasts, projections, estimates and/or budgets, we have assumed that they were reasonably prepared on a basis reflecting the best currently available estimates, assumptions and good faith judgments of the management of the Company and that such forecasts, projections, estimates and/or budgets were prepared or reviewed using the assumptions identified therein and that such assumptions are (or were at the time) reasonable in the circumstances. We express no opinion with respect to the forecasts, projections, budgets or the assumptions upon which they are based, although we note that the preparation of any future-oriented financial information involves the application of management’s subjective judgements about future conditions and is inherently subject to uncertainty. Actual results will likely be different from the results implied by the forecasts and any such differences could be material. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Verano, nor have we been furnished with any such evaluation or appraisal.
We have assumed that the Arrangement will be consummated in accordance with the terms set forth in the Arrangement Agreement, the representations and warranties of the parties to the Arrangement Agreement contained therein are true and correct in all material respects, such parties will each perform all of the respective covenants and agreements to be performed by them under the Arrangement Agreement, and all conditions to the obligations of such parties as specified in the Arrangement Agreement will be satisfied or waived, without waiver or modification of any terms or conditions the effect of which would be in any way meaningful to our financial analysis.
We have further assumed that all shareholder, governmental, regulatory, stock exchange, court and other consents and approvals necessary for the consummation of the Arrangement will be obtained and, that in connection with any necessary approvals and consents, no limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company or Verano or the Arrangement that would be in any way meaningful to our financial analysis.
We are not legal, regulatory, accounting or tax experts and have relied on the assessments made by the Company and Verano and their respective advisors with respect to all such matters.
The Company has represented to us, in a certificate of two senior officers of the Company dated the date hereof, that (i) the financial and other information, data, advice, opinions, representations and other material (financial or otherwise) provided to us orally by or on behalf of the Company, or in writing by or on behalf of the Company or any of its subsidiaries (as defined in National Instrument 45-106 — Prospectus Exemptions) or any of its or their representatives in connection with our engagement, including the written information and discussions concerning the Company or Verano referred to above under the heading “Scope of Review” (collectively, the “Information”), (A) in respect of the Company or any of its subsidiaries, was, at the date the Information was provided to us, and is as of the date hereof, complete, true and correct in all material respects, and did not and does not contain a misrepresentation (as defined in the Securities Act), and (B) in respect of Verano or any of its subsidiaries, to the best of their knowledge, was, at the date the Information was provided to us, and is as of the date hereof, complete, true and correct in all material respects, and did not and does not contain a misrepresentation (as defined in the Securities Act), (ii) since the dates on which the Information was provided to us, except as has been disclosed in writing to us, (A) there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company and its subsidiaries, taken as a whole, and there has been no change in any material fact or any material element of any of the Information or any new material fact, any of which is of a nature as to render any portion of the Information untrue or misleading in any material respect or which could reasonably be expected to have a material effect on this Opinion, and (B) to the best of their knowledge, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Verano and its subsidiaries, taken as a whole, and there has been no change in any material fact or any material element of any of the Information or any new material fact, any of which is of a nature as to render any portion of the Information untrue or misleading in any material respect or which could reasonably be expected to have a material effect on this Opinion, and (iii) based on their understanding of the assumptions used, procedures adopted and scope of the review undertaken, they have no knowledge of any facts not contained in or referred to in the Information that could reasonably be expected to affect this Opinion, including the assumptions used, the procedures adopted, the scope of the review undertaken or the conclusion reached by us.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this Opinion, and we do not have any obligation to update, revise, or reaffirm this Opinion. Without limiting the generality of the foregoing, the ongoing COVID-19 pandemic and other recent unanticipated and significant macroeconomic factors have together contributed to extraordinary equity market volatility, which have affected the market prices of the Goodness Shares and the Verano Shares. If those factors persist, they could also affect the values of the Goodness Shares and the Verano Shares, and the impact could differ significantly between the Company and Verano.
This Opinion addresses only the fairness to the Shareholders, from a financial point of view, of the Consideration to be received by Shareholders pursuant to the Arrangement. We are not expressing any view or opinion as to any other terms or aspect of the Arrangement, including the form, terms or conditions of the Arrangement Agreement, the Voting Support and Lock-up Agreement, or any other agreement or instrument entered into or amended in connection with the Arrangement. We have not been asked to prepare, and have not prepared, an independent evaluation, “formal valuation” (within the meaning of MI 61-101) or appraisal of the securities or assets of the Company, Verano or any of their respective affiliates, nor were we provided with any such evaluations, valuations or appraisals. Except as set forth above under “Scope of Review”, we did not conduct any physical inspection of the properties or facilities of the Company or Verano. This Opinion does not address the relative merits of the Arrangement as compared to other business strategies or potential transaction opportunities that may be available to the Company or the Shareholders. We are also not expressing any view or opinion as to the impact of the Arrangement on the solvency or the viability of the Company or Verano or their respective ability to pay their obligations when they come due. We also express no view or opinion regarding any legal, regulatory, accounting, insurance, tax, environmental, executive compensation, corporate governance or other matters that may be relevant to any evaluation of the Arrangement.
This Opinion has been provided to the Board of Directors for its exclusive use in considering the Arrangement and may not be published, disclosed to or relied upon any other person, or used for any other purpose, without our prior written consent. This Opinion is not intended to be and does not constitute a recommendation to the Board of Directors as to whether they should approve the Arrangement Agreement, nor as a recommendation to any Shareholder as to how to vote at the Special Meeting, nor as an opinion or advice concerning the trading price or value of any securities of the Company or Verano at any time, including following the announcement or completion of the Arrangement.
This Opinion is given as of the date hereof, and, although we reserve the right to change or withdraw this Opinion if we learn that any of the information that we relied upon in preparing this Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw this Opinion, to advise any person of any change that may come to our attention or to update this Opinion after the date of this Opinion.
The preparation of a fairness opinion is a complex process and is not necessarily capable of being partially analyzed or summarized. Hyperion believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete view of the process underlying this Opinion. This Opinion should be read in its entirety.

Approach to Financial Fairness
In connection with this Opinion, Hyperion has performed a variety of financial and comparative analyses. In arriving at this Opinion, Hyperion has not attributed any particular weight to any specific analysis or factor, but rather has made qualitative judgments based on our experience in rendering such opinions and on the circumstances and Information as a whole. In the context of this Opinion, we considered, among other things, the following methodologies:
a.
trading and historical share price analysis;

b.
consideration analysis;

c.
precedent transaction analysis;

d.
comparable companies trading analysis; and

e.
certain other qualitative factors.

Trading and Historical Share Price Analysis
Hyperion reviewed the trading history of Goodness and Verano, respectively, on the Canadian Securities Exchange (“CSE”), taking into consideration the historical exchange ratio, relative performance, 52-week intraday low to high per share trading price ranges, and other market statistics Hyperion deemed relevant in our analysis of the Arrangement.
Consideration Analysis
Hyperion applied certain analysis methodologies to Verano in order to analyze the value of the Verano Shares comprising the Consideration under the Arrangement Agreement. Hyperion relied on equity research, analysts’ estimates and Hyperion’s analysis with respect to, among other things, the forecasted revenue and EBITDA of Verano. Hyperion then reviewed public market trading statistics of Multi-State Operator cannabis companies comparable to Verano. Estimated financial data for the selected comparable companies was based on publicly available research, analysts’ estimates and public disclosure by the selected companies.
Precedent Transaction Analysis
The precedent transaction analysis considers transaction multiples paid in the context of the purchase or sale of public companies. Hyperion reviewed publicly available information in connection with approximately 30 transactions involving the acquisition of cannabis companies. Hyperion primarily relied on the implied enterprise value (“EV”) of the targets as compared to actual revenue on a last twelve months basis and forecasted revenue on a next twelve months basis and considered these multiples to be the most relevant metrics for Goodness in the context of the Arrangement. Hyperion also reviewed premiums to market prices paid to shareholders of target companies in select change of control transactions considered by Hyperion to be relevant and compared those to the premium represented by the Consideration, calculated with reference to the volume weighted average price of the Goodness Shares and the Verano Shares for the 15-day period ending on January 27, 2022, as well as closing prices of the Goodness Shares and the Verano Shares on the CSE on January 31, 2022.
Comparable Companies Trading Analysis
Hyperion compared public market trading statistics of each of Goodness and Verano to corresponding data from selected publicly-traded cannabis companies that Hyperion considered relevant (the “Comparable Companies Trading Analysis”). Hyperion considered the multiples of EV / 2022 Forecasted Revenue, EV / 2023 Forecasted Revenue, EV / 2022 Forecasted EBITDA, and EV / 2023 Forecasted EBITDA to be the most relevant metrics for purposes of the Comparable Companies Trading Analysis. Hyperion examined such multiples of each of the comparable companies and then compared those multiples to the same multiples of Goodness and Verano.

Certain Other Qualitative Factors
Hyperion considered other qualitative factors with respect to the Arrangement, including but not limited to the strategic fit of Goodness’s assets within Verano’s asset portfolio and the capital market profile of the combined company including liquidity, access to capital and future prospects.
Conclusion
Based upon and subject to the foregoing, including the assumptions, limitations and qualifications set forth herein and such other matters as Hyperion considered relevant, Hyperion is of the opinion that, as of the date hereof, the Consideration to be received by the Shareholders from Verano pursuant to the Arrangement is fair, from a financial point of view, to the Shareholders.
Yours very truly,
Hyperion Capital Inc.

APPENDIX “G” — CORMARK FAIRNESS OPINION
Cormark Securities Inc. Royal Bank Plaza, North Tower 200 Bay Street, Suite 1800 Toronto, ON M5J 2J2

January 31, 2022
Goodness Growth Holdings, Inc.
885 West Georgia Street, Suite 2200, HSBC Building
Vancouver, BC
V6C 3E8
To the Transaction Committee of the Board of Directors:
Cormark Securities Inc. (“Cormark”) understands that Goodness Growth Holdings, Inc. (“Goodness” or the “Company”) is contemplating entering into a definitive arrangement agreement (the “Arrangement Agreement”) with Verano Holdings Corp. (“Verano”), whereby Verano would acquire 100% of the issued and outstanding shares of Goodness (the “Goodness Shares”) pursuant to a court and shareholder approved arrangement under the Business Corporations Act (British Columbia) (the “Act”), to be carried out pursuant to a plan of arrangement (“Plan of Arrangement”) appended to the Arrangement Agreement (the “Transaction”). Pursuant to the terms of the Transaction, holders of Goodness subordinate voting shares will be entitled to receive 0.22652 of a Verano subordinate voting share (a “Verano Share”) and holders of the Goodness multiple voting shares and Goodness super voting shares (together with the holders of the Goodness subordinate voting shares, the “Goodness Shareholders”) will be entitled to receive 22.652 Verano Shares for each Goodness multiple voting share and Goodness super voting share held (the “Consideration”), respectively.
The above description is summary in nature. The specific terms and conditions of, and other matters relating to the Arrangement Agreement and the Transaction will be more fully described in a management information circular (the “Circular”), which will be mailed to the Goodness Shareholders in connection with the Transaction.
The transaction committee of the board of directors of Goodness (the “Transaction Committee”) has retained Cormark to provide the Transaction Committee with an opinion as to the fairness, from a financial point of view, of the Consideration to be received by Goodness Shareholders (the “Fairness Opinion”). Cormark has not prepared a formal valuation as defined under Canadian Securities Administrators’ Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”) and this Fairness Opinion should not be construed as such.
The Fairness Opinion has been prepared in accordance with the disclosure standards for fairness opinions of the Investment Industry Regulatory Organization of Canada (“IIROC”), but IIROC has not been involved in the preparation or review of the Fairness Opinion.
ENGAGEMENT OF CORMARK SECURITIES
On January 6, 2022, Cormark was formally retained by the Transaction Committee (the “Engagement Agreement”) to provide the Transaction Committee with the Fairness Opinion. The terms of the Engagement Agreement provide that Cormark is to be paid a fixed fee for the delivery of the Fairness Opinion on the Opinion Date (as defined below). In addition, Cormark is to be reimbursed for all expenses and fees in connection with the Transaction, including, without limitation: (i) all advertising, printing, courier, telecommunications, data searches, travel and other similar expenses; and (ii) the reasonable fees, taxes and documented disbursements of external legal counsel retained by Cormark, (together with related HST). The fees paid to Cormark in connection with the Engagement Agreement are not financially material to Cormark.

On January 31, 2022, at the request of the Transaction Committee, Cormark orally delivered the Fairness Opinion to the Transaction Committee (the “Opinion Date”) based upon and subject to the scope of review, analyses, assumptions, limitations, qualifications and other matters described herein. This Fairness Opinion provides the same opinion, in writing, as that given orally by Cormark on the Opinion Date. Subject to the terms of the Engagement Agreement, Cormark consents to the inclusion of the Fairness Opinion, in its entirety, in the Circular, along with a summary thereof, in a form acceptable to Cormark, and to the filing thereof by the Company with the applicable Canadian securities regulatory authorities. Except as contemplated herein, the Fairness Opinion is not to be reproduced, disseminated, quoted from or referred to (in whole or in part) without the express prior written consent of Cormark. Cormark understands that the Fairness Opinion will be for the use of the Transaction Committee and will be one factor, among others, that the Transaction Committee will consider in determining whether to recommend the Transaction.
CREDENTIALS OF CORMARK SECURITIES
Cormark is a Canadian investment dealer providing investment research, equity sales and trading and investment banking services to a broad range of institutions and corporations. Cormark has participated in a significant number of transactions involving public and private companies, maintains a particular expertise advising companies across multiple sectors, and has extensive experience in preparing fairness opinions.
The Fairness Opinion represents the opinion of Cormark and the form and content have been approved for release by a committee of senior investment banking professionals of Cormark, each of whom is experienced in merger, acquisition, divestiture, fairness opinion and other capital markets matters.
INDEPENDENCE OF CORMARK SECURITIES
Neither Cormark, nor any of its affiliates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Company, Verano or any of their respective associates or affiliates (collectively, the “Interested Parties”).
In the past 24-month period Cormark has not been engaged by any of the Interested Parties to provide financial advisory services nor has it participated in any financings with the exception of: (i) acting as co-manager in Verano’s C$100 million private placement subscription receipt offering in connection with its reverse takeover transaction, which was completed in February 2021, and (ii) acting as financial advisor to WSCC, Inc. in connection with its pending sale to Verano announced in July 2021.
There are no understandings, agreements or commitments between Cormark and the Company, Verano, or any other Interested Party, with respect to any future business dealings. Cormark may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company, Verano, or any other Interested Party.
Cormark acts as a securities trader and dealer, both as principal and agent, in major financial markets and, as such, may have had, may have and may in the future have long or short positions in securities of the Company or other Interested Parties and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it may have received or may receive compensation.
As an investment dealer, Cormark conducts research on securities and may, in the ordinary course of business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company, Verano, any other Interested Party, or the Transaction.
SCOPE OF REVIEW
In connection with rendering the Fairness Opinion, Cormark has reviewed and relied upon (without verifying or attempting to verify independently the completeness or accuracy thereof) or carried out, among other things, the following:
1.
A copy of the non-binding letter of intent entered into by Goodness and Verano dated November 10, 2021;

2.
A draft of the Arrangement Agreement provided to Cormark on January 31, 2022;

3.
Public filings submitted by Goodness and Verano to securities commissions or similar regulatory authorities including annual reports, audited annual financial statements, management information circulars and interim financial statements;

4.
Press releases issued by Goodness and Verano through commercial newswires;

5.
Certain internal financial, operational, corporate and other information prepared or provided by the management of Goodness and Verano, including internal operating and financial projections prepared by Goodness and Verano management;

6.
Documents uploaded by Goodness and Verano into their respective data rooms;

•
Cormark was granted access to the Goodness data room and the Verano data room on January 12, 2022 and January 13, 2022, respectively

7.
Discussions with senior management of Goodness and Verano with respect to the information referred to herein and other issues considered by Cormark to be relevant, including but not limited to:

•
Discussion with Goodness senior management members on January 18, 2022

•
Discussion with Verano senior management members on January 19, 2022

8.
Public information relating to the business, operations, financial performance and equity trading history of Goodness, Verano and other selected public issuers considered by Cormark to be relevant;

9.
Public information with respect to other transactions of a comparable nature considered by Cormark to be relevant;

10.
Selected investment research reports published by equity research analysts and industry sources regarding Goodness, Verano and other public companies to the extent considered by Cormark to be relevant; and

11.
Such other economic, financial market, industry and corporate information, investigations and analyses as Cormark considered necessary or appropriate in the circumstances

Cormark has not completed physical site visits to Goodness or Verano facilities as it relates to the Transaction due to travel restrictions resulting from the Covid-19 pandemic.
Cormark received signed representation letters from Kyle Kingsley, CEO & Chairman of Goodness, and John Heller, CFO of Goodness, dated January 31, 2022.
Cormark has not, to the best of its knowledge, been denied access by the Company to any information requested by Cormark which would reasonably be expected to affect materially the Fairness Opinion. Cormark did not meet with the auditors of the Company and has assumed the accuracy, completeness and fair presentation of, and has relied upon, without independent verification, the financial statements of the Company and any reports of the auditors thereon.
PRIOR VALUATIONS
Goodness has represented to Cormark that there have been no independent appraisals or valuations (as defined in MI 61-101) or material non-independent appraisals or valuations relating to the Company or any affiliate or any of their respective material assets or liabilities made in the preceding 24 months and in the possession or control of the Company other than those which have been provided to Cormark.
ASSUMPTIONS AND LIMITATIONS
In preparing the Fairness Opinion, Cormark has assumed that: (i) the final executed form of the Arrangement Agreement does not differ in any material respect from the January 31, 2022 draft of the Arrangement Agreement that was shared with Cormark; (ii) the parties to the Arrangement Agreement will comply in all material respects with all of the material terms of the Arrangement Agreement; and (iii) the Transaction will be consummated in accordance with the terms and conditions of the Arrangement Agreement without any adverse waiver or amendment of any material term or condition thereof.
Cormark has not been asked to prepare and has not prepared a formal valuation of the Company or any of its respective securities or assets, and the Fairness Opinion should not be construed as such. Cormark has, however, conducted such analyses as it considered necessary in the circumstances. In addition, the Fairness Opinion is not, and should not be construed as, advice as to the price at which the Goodness Shares may trade at any future date. Cormark was similarly not engaged to review any legal, tax or accounting aspects of the Transaction. Cormark has relied upon, without independent verification or investigation, the assessment by the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. In addition, the Fairness Opinion does not address the relative merits of the Transaction as compared to any other transaction involving the Company or the prospects or likelihood of any alternative transaction or any other possible transaction involving the Company, its assets or its securities. The Fairness Opinion is limited to the fairness of the Consideration to be received by Goodness Shareholders pursuant to the Transaction, from a financial point of view, and not the strategic or legal merits of the Transaction. The Fairness Opinion does not provide assurance that the best possible price or transaction was obtained. Nothing contained herein is to be construed as a legal interpretation, an opinion on any contract or document, or a recommendation to invest or divest.
The Fairness Opinion has been provided for the exclusive use of the Company and should not be construed as a recommendation to any Goodness Shareholder to vote in favour of the Transaction. The Fairness Opinion may not be used by any other person or relied upon by any other person without the express prior written consent of Cormark. Cormark will not be held liable for any losses sustained by any person should the Fairness Opinion be circulated, distributed, published, reproduced or used contrary to the provisions of this paragraph.
The Fairness Opinion is rendered as of the Opinion Date on the basis of securities markets, economic and general business and financial conditions prevailing on that date. It must be recognized that fair market value, and hence fairness from a financial point of view, changes from time to time, not only as a result of internal factors, but also because of external factors such as changes in the economy, competition and changes in consumer/investor preferences. Cormark disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to Cormark’s attention after the Opinion Date. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the Opinion Date, Cormark reserves the right to change, modify or withdraw the Fairness Opinion.
With the approval of the Company and as is provided for in the Engagement Agreement, Cormark has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions and representations obtained by it from public sources or provided to it or adopted by or on behalf of the Company and its directors, officers, agents and advisors or otherwise (collectively, the “Information”) and Cormark has assumed that this Information did not omit to state any material fact or any fact necessary to be stated to make that Information not misleading. The Fairness Opinion is conditional upon the completeness, accuracy and fair presentation of such Information including as to the absence of any undisclosed material fact or change. Subject to the exercise of professional judgment and except as expressly described herein, Cormark has not attempted to independently verify or investigate the completeness, accuracy or fair presentation of any of the Information.
With respect to financial and operating forecasts, projections, financial models, estimates and/or budgets provided to Cormark and used in the analyses supporting the Fairness Opinion, Cormark has noted that projecting future results of any company is inherently subject to uncertainty. Cormark has assumed that such forecasts, projections, financial models, estimates and/or budgets were reasonably prepared consistent with industry practice on a basis reflecting the best currently available assumptions, estimates and judgments of management of the Company as to the future financial performance of the Company and are (or were at the time and continue to be) reasonable in the circumstances. In rendering the Fairness Opinion, Cormark expresses no view as to the reasonableness of such forecasts, projections, financial models, estimates and/or budgets or the assumptions on which they are based.

Senior officers of the Company have made certain representations to Cormark in certificates with the intention that Cormark may rely thereon in connection with the preparation of the Fairness Opinion, including that: (a) the Information provided by, or on behalf, of the Company or any of its subsidiaries or its representatives and agents to Cormark for the purpose of preparing the Fairness Opinion was, at the date such information was provided to Cormark, and is now, complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company and its subsidiaries or the Transaction and did not and does not omit to state a material fact in respect of the Company and its subsidiaries or the Transaction necessary to make the Information not misleading in light of the circumstances under which it was provided; (b) since the dates on which the Information was provided to Cormark, other than as disclosed in writing to Cormark or publicly disclosed there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company and its subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion; (c) with respect to any portions of the Information that constitute forecasts, projections, estimates and/or budgets of the Company, such forecasts, projections, estimates and/or budgets (i) were prepared using the probable courses of actions to be taken or events reasonably expected to occur during the period covered thereby; (ii) were prepared using the assumptions identified therein, which in the reasonable belief of the management of the Company are (or were at the time of preparation and continue to be) reasonable in the circumstances; (iii) were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to matters covered thereby at the time thereof, in all material respects; (iv) reasonably present the views of such management of the financial prospects and forecasted performance of the Company and its subsidiaries and are consistent with historical operating experience of the Company and its subsidiaries; and (v) are not, in the reasonable belief of the management of the Company, misleading in any material respect in light of the assumptions used or in light of any developments since the time of their preparation; (d) since the dates on which the Information was provided to Cormark by the Company, no material transaction has been entered into by the Company or any of its subsidiaries and neither the Company nor any of its subsidiaries has any material plans to enter into a material transaction which has not been disclosed to Cormark or generally disclosed, and (e) except as disclosed to Cormark, there are no actions, suits, proceedings or inquiries pending or threatened against or affecting the Company or its affiliates, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially affect the Company and its affiliates or the value of any of its securities.
In its analyses and in preparing the Fairness Opinion, Cormark has made numerous assumptions with respect to expected industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cormark or any party involved in the Transaction. Cormark has also assumed that the disclosure provided or incorporated by reference in the Circular to be filed on SEDAR and mailed to Goodness Shareholders in connection with the Transaction and any other documents in connection with the Transaction, prepared by a party to the Arrangement Agreement, will be accurate in all material respects and will comply with the requirements of all applicable laws, that all of the conditions required to implement the Transaction will be met, that the procedures being followed to implement the Transaction are valid and effective, and that the Circular will be distributed to Goodness Shareholders in accordance with applicable laws.
This Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the Opinion Date and the condition and prospects, financial and otherwise, of the Company and its affiliates, as they were reflected in the Information and as they have been represented to Cormark in discussions with management of the Company.
Cormark believes that the Fairness Opinion must be considered and reviewed as a whole and that selecting portions of the analyses or factors considered by Cormark, without considering all the analyses and factors together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

APPROACH TO FINANCIAL FAIRNESS
In connection with the Fairness Opinion, Cormark has performed a variety of financial and comparative analyses. In arriving at the Fairness Opinion, Cormark has not attributed any particular weight to any specific analysis or factor, but rather has made qualitative judgements based on its experience in rendering such opinions and on circumstances and information as a whole. Cormark relied on information provided by management, including internal financial forecasts.
Definition of Fair Market Value
For the purposes of the Fairness Opinion, fair market value means the monetary consideration that, in an open and unrestricted market, a prudent and informed buyer would pay to a prudent and informed seller, each acting at arm’s length with the other and under no compulsion to act.
Value Methodologies
For the purposes of determining the fair market value of the Goodness Shares, Cormark relied on the following primary methodologies:
i.
Comparable Companies Analysis; and

ii.
Precedent Transactions Analysis

Although not forming a part of our Fairness Opinion analysis, Cormark also reviewed the historical trading data for the Goodness Shares, analyst target prices of the Goodness Shares, and control premiums paid for shares of target companies in select Canadian public market change-of-control transactions.
Comparable Companies Analysis
In the comparable companies analysis, Cormark reviewed financial metrics of select publicly-listed cannabis companies operating in the United States to estimate appropriate multiples of similar metrics for Goodness. Cormark analyzed and considered enterprise value (“EV”) as a multiple of revenue (“Revenue”) and EV as a multiple of earnings before interest, taxes, depreciation, and amortization (“EBITDA”). EV is calculated as the market value of common equity, including in-the-money dilutive securities, and preferred shares less cash and cash equivalents plus outstanding debt, minority interest, and other non-operating assets and liabilities when applicable.
Cormark calculated trading multiples based on analyst consensus estimates for the following metrics: EV/ calendar year (“CY”) 2021 Revenue, EV/CY2022E Revenue, EV/CY2023E Revenue, EV/CY2021 EBITDA, EV/CY 2022E EBITDA, and EV/CY2023E EBITDA.
The publicly-listed companies reviewed and used to estimate appropriate multiples for Goodness, include:
•
Multi-State Operator Peers

•
Curaleaf Holdings, Inc.

•
Green Thumb Industries, Inc.

•
Trulieve Cannabis Corp.

•
Cresco Labs Inc.

•
Columbia Care Inc.

•
Select State Operator Peers

•
Jushi Holdings Inc.

•
Ascend Wellness Holdings, Inc.

•
4Front Ventures Corp.

•
Planet 13 Holdings Inc.

•
TILT Holdings Inc.

Precedent Transaction Analysis
In the precedent transaction analysis, Cormark reviewed transaction values in the context of the purchase or sale of the comparable company or asset. The consideration paid for select cannabis companies that operate in the United States and the implied multiples provide a general measure of relative value, but Cormark noted that each transaction was unique in terms of size, timing, products, market position, geography, transaction structure and growth prospects. Cormark reviewed value multiples for the following metrics: EV/+1 year Revenue, EV/+2 year Revenue, EV/+1 year EBITDA, and EV/+2 year EBITDA.
FAIRNESS OPINION
Based upon and subject to the foregoing and such other matters as Cormark considered relevant, it is the opinion of Cormark that, as of the Opinion Date, the Consideration to be received by the Goodness Shareholders pursuant to the Transaction is fair, from a financial point of view, to Goodness Shareholders.
Yours very truly,
CORMARK SECURITIES INC.

APPENDIX “H” — NOTICE OF HEARING

H-1

APPENDIX “I” — INFORMATION CONCERNING VERANO
Upon completion of the Arrangement, each Shareholder will become a shareholder of Verano, other than those Shareholders who are Dissenting Shareholders.
The following information was prepared and provided by Verano for inclusion in this Circular and Verano is responsible for its completeness and accuracy. All capitalized terms used in this Appendix “I” and not defined herein have the meaning ascribed to such terms in Appendix “K” or elsewhere in this Circular. The information contained in this Appendix “I”, unless otherwise indicated, is given as of the date of this Circular and should be read in conjunction with the information about Verano contained elsewhere in this Circular.
The following information concerning Verano (before completion of the Arrangement) should be read in conjunction with the information described under “Where Shareholders Can Find Additional Information About Verano” below.
Forward-Looking Statements
The following information, including information contained in documents incorporated by reference herein, contains forward-looking information about Verano, including information following completion of the Arrangement. See “Information Concerning Forward-Looking Statements” in this Circular in respect of forward-looking information that is included in this Appendix and in the documents incorporated by reference herein.
This Circular, and the documents incorporated herein by reference, contain certain forward-looking statements that relate to the Verano’s current internal expectations, estimates, projections, assumptions, beliefs and views of future events. In some cases, these forward-looking statements can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative or grammatical variations of these terms, or other similar expressions intended to identify forward-looking statements. Verano has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:
•
the ability of Verano and its affiliates to obtain, maintain and renew regulatory approvals in all states and localities of its operations and planned operations on a timely basis;

•
government regulations, including future legislative and regulatory developments involving medical and adult-use cannabis and the timing thereof

•
Verano’s outlook on its expansion and growth of business and operations

•
Verano’s ability to achieve its goals, business plans and strategy;

•
the ability of Verano to access capital and obtain necessary financing to pursue its growth and business plans;

•
operational results and other financial and business conditions and prospects of Verano;

•
the timing and completion of acquisitions and other commercial transactions;

•
the integration and operation of acquired businesses;

•
the timing and amount of capital expenditures;

•
the availability of equipment, skilled labor and services needed for cannabis operations;

•
demand, developments and trends in the medical and adult-use cannabis industry;

•
competition in the cannabis industry in the markets in which Verano operates or plans to operate;

•
the medical benefits, viability, safety, efficacy, and dosing of cannabis;

•
the size of the medical cannabis market and the adult-use cannabis market in each state;

•
conditions in general economic and financial markets

•
the impacts of the coronavirus (COVID-19) pandemic and future steps to be taken in response to COVID-19; and

•
the impacts of economic uncertainty stemming from inflation, rising interest rates, the availability of energy sources, political unrest and global disruptions and volatility.

Forward-looking statements are based on certain assumptions and analyses made by Verano in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate and are subject to risks and uncertainties. The forward-looking statements contained herein reflect management’s current expectations and beliefs and are based upon certain assumptions that management believes to be reasonable based on the information currently available to management. Such assumptions include, but are not limited to, assumptions regarding: (a) the demand for Verano’s products, the pricing of Verano’s products and fluctuations in future revenues; (b) sufficiency of current working capital to support future operating, working capital and capital expenditure requirements; (c) access to capital on terms acceptable to Verano; (d) general economic trends and conditions, including inflation, interest rates, consumer confidence and the cost of energy; (e) the expected actions of governmental authorities and other third parties; (f) Verano’s future growth prospects and business opportunities, including its ability to consummate acquisitions, enter new markets and expand existing markets; (g) the expected growth in the amount of cannabis sold by Verano and the expected legalization, size and pricing regarding the medical and recreational cannabis markets; (h) expectations with respect to future capital expenditures, operating costs and cultivation and processing costs; (i) expectations with respect to being awarded new licenses and permits and the renewal and/or extension of Verano’s existing licenses and permits; (j) capital cost of expected expansion by Verano; (k) the competitive conditions of the cannabis industry; and (l) applicable federal and state laws and regulations and any amendments thereof.
Certain of the forward-looking statements contained in this Circular and incorporated by reference concerning the cannabis industry and the general expectations of Verano concerning the cannabis industry and Verano’s business and operations are based on estimates prepared by Verano using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Verano believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While Verano is not aware of any misstatement regarding any industry or government data provided by Verano and presented in this Circular, the cannabis industry involves risks and uncertainties and is subject to change based on a multitude of factors.
Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. Although Verano believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect, and Verano cannot assure that actual results will be consistent with these forward-looking statements. Given these risks, uncertainties and assumptions, readers should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to Verano’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors” in this Circular and the documents incorporated by reference herein and therein. If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking statements prove incorrect, actual results might vary materially from those anticipated in those forward-looking statements. The factors described in detail under “Risk Factors” in this Circular and the documents incorporated by reference herein and therein should be considered carefully by readers.
Verano’s forward-looking statements are based on the reasonable beliefs, expectations and opinions of management on the date of this Circular (or as of the date that they are otherwise stated to be made). Although Verano has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Verano does not undertake to update or revise any forward-looking statements except as, and to the extent required by, applicable securities laws in Canada.

All of the forward-looking statements contained in this Appendix “I” are expressly qualified by the foregoing cautionary statements. Please also see “Information Concerning Forward-Looking Information” in this Circular in respect of forward-looking information that is included in this Appendix and in the documents incorporated by reference herein.
Description of Verano
Name, Address and Incorporation
Verano is a British Columbia corporation with the legal name of “Verano Holdings Corp.”. The head office of Verano is located at 415 North Dearborn Street, 4th Floor, Chicago, Illinois 60654. Verano’s Canadian registered office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia V6C 3R8. Verano’s telephone number is (312) 265-0730. Verano’s Internet address is www.verano.com. Unless and to the extent specifically referred to herein, the information on Verano’s website shall not be deemed to be incorporated by reference in this Circular.
Verano is a reporting issuer under applicable securities legislation in all of the provinces and territories of Canada and the Verano Subordinate Voting Shares are listed on the CSE under the symbol “VRNO”. The Verano Subordinate Voting Shares are also quoted for trading in the United States on the OTCQX under the symbol “VRNOF”.
Business Overview
Verano is a leading vertically-integrated multi-state cannabis operator as one of the top five publicly traded multi-state operators in the United States by reported annual revenue for the year ended December 31, 2021. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, Verano’s goal is the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products to discerning high-end customers. As of June 10, 2022, through Verano’s subsidiaries and affiliates Verano is licensed to conduct business in 14 states and actively operate businesses in 13 states, including 100 retail dispensaries and 13 cultivation and processing facilities with over 1,000,000 square feet of cultivation, with an additional facility under construction. Verano produces a suite of premium, artisanal cannabis products sold under Verano’s portfolio of consumer brands, including Encore™, Avexia™, MÜV™ and Verano™. Verano also designs, builds and operates branded retail environments including Zen Leaf™ and MÜV™ dispensaries that deliver a cannabis shopping experience in both medical and adult-use markets.
Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, it remains illegal under U.S. federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis. To date, in the United States 37 states plus the District of Columbia and the US territories of Puerto Rico, Guam and the US Virgin Islands have authorized comprehensive medical marijuana programs, 19 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for medical and adult-use (i.e. recreational) marijuana, and 11 states allow the use of low THC (delta-9-tetrahydrocannabinol, the main psychoactive ingredient in cannabis), high cannabidiol (“CBD”) cannabis products for specified medical uses. Strict compliance with state and local laws with respect to cannabis may neither absolve Verano of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against Verano or any of its subsidiaries.
Verano operates within states where cannabis use, medical or both medical and recreational, has been approved by state and local regulatory bodies. For 2021, medical-use sales and adult-use sales comprised approximately 60% and 40% of Verano’s consolidated revenues, respectively, and for the first quarter of 2022 Verano’s consolidated revenues were comprised approximately 65% of medical-use sales and approximately 35% of adult-use sales.
All of Verano’s business, operating results and financial condition relate to US cannabis-related activities. Verano’s strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing premium brands and products at scale. Verano’s cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf-space in Verano’s national retail dispensary chain, as well as to develop and foster long term wholesale supply relationships with third-party retail operators. Verano’s model includes geographic diversity by establishing a footprint to enable it to adapt to changes in both industry and market conditions seamlessly and profitably. goods are designed to support its national dispensary chain. Verano developed this model to guarantee shelf-space in its retail dispensaries, as well as to develop and foster long term wholesale supply relationships with third-party retail operators. Verano’s model includes pursuing geographic diversity by establishing a multi-state footprint through acquisitions and organic growth to enable it to adapt to changes in both industry and market conditions seamlessly and profitably. All of Verano’s business, operating results and financial condition relate to United States cannabis-related activities.
History of Verano
Verano LLC
Verano Holdings, LLC, a subsidiary of Verano (“Verano LLC”), was the start of Verano’s business operations. Verano LLC is a Delaware limited liability company that was co-founded by George Archos, Verano’s current Chairman and Chief Executive Officer, and Sam Dorf in September 2017. Verano LLC was formed as a Chicago, Illinois based holding company to consolidate cannabis operations initially in Illinois, including cultivation and production facilities and retail dispensaries.
Beginning in August 2018, Verano LLC began to acquire control, management, ownership, and other rights to medical and adult-use cannabis licenses in US states where Verano LLC or Verano LLC’s co-founders held an existing ownership or management stake.
Starting in January 2019, Verano LLC implemented an expansion strategy whereby Verano LLC, either directly or through subsidiaries or affiliates, began acquiring control, management, ownership, and other rights to medical and adult-use cannabis businesses across multiple US states, including cultivation, production, wholesale distribution and retail dispensaries.
RTO
On December 14, 2020, Verano LLC, Majesta Minerals, Inc., an Alberta corporation (“Majesta Minerals”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation, entered into an arrangement agreement (as amended January 26, 2021, the “Majesta Minerals Arrangement Agreement”), pursuant to which Verano would result from a reverse takeover transaction as a British Columbia public reporting company (the “RTO”).
In accordance with the plan of arrangement forming part of the Majesta Minerals Arrangement Agreement (the “Majesta Minerals Plan of Arrangement”), Majesta Minerals completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis. In accordance with the Majesta Minerals Plan of Arrangement, Majesta Minerals also reorganized its capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of Class B Proportionate Voting Shares (the “Verano Proportionate Voting Shares”). As part of the Majesta Minerals Plan of Arrangement, Majesta Minerals also changed its name to “Verano Holdings Corp.” prior to the RTO.
The dual class structure consists of Verano Proportionate Voting Shares, each of which is convertible into 100 Verano Subordinate Voting Shares, and Verano Subordinate Voting Shares, each of which is convertible into 1/100 Verano Proportionate Voting Share. The rights, preferences and protections of the Verano Subordinate Voting Shares and the Verano Proportionate Voting Shares are the same and based upon the deemed conversion ratio of 100 Verano Subordinate Voting Shares for one Verano Proportionate Voting Share, such that each Verano Subordinate Voting Share is entitled to one vote and each Verano Proportionate Voting Share is entitled to 100 votes and each Verano Proportionate Voting Share would receive 100 times the amount any dividends or distributions that is payable for one Verano Subordinate Voting Share.

In connection with the RTO and Majesta Minerals Plan of Arrangement, Verano consummated a private placement conducted on a commercially reasonable best-efforts basis (the “Financing”), whereby 10,000,000 subscription receipts (the “Subscription Receipts”) were issued by Verano FinCo prior to the RTO in January 2021, at a price per Subscription Receipt of $10, for aggregate gross proceeds of $100 million. The net proceeds of the Financing were transferred to Verano, as the resulting corporation in the RTO.
Upon the consummation of the RTO, Verano’s authorized capital consisted of (i) an unlimited number of Verano Subordinate Voting Shares, and (ii) an unlimited number of Verano Proportionate Voting Shares. The shareholders of Verano FinCo received one Verano Subordinate Voting Share for each share of Verano FinCo. for a total of 10,000,000 Verano Subordinate Voting Shares. The members of Verano LLC, and third-party owners of some of Verano LLC’s subsidiaries, through a series of transactions, exchanged their ownership interests in Verano LLC and such subsidiaries for an aggregate of 96,892,040 Verano Subordinate Voting Shares and an aggregate of 1,172,382 Verano Proportionate Voting Shares, resulting in Verano LLC becoming a wholly-owned subsidiary of Verano.
The Verano Subordinate Voting Shares were listed on the CSE and began trading on February 17, 2021 under the trading symbol “VRNO.”
AME Merger Agreement
On November 6, 2020, Verano LLC entered into an agreement and plan of merger (as amended on December 14, 2020 and February 5, 2021, the “AME Merger Agreement”) with Alternative Medical Enterprises LLC (“AltMed”), Plants of Ruskin GPS, LLC and RVC 360, LLC (together, “Plants of Ruskin” and, collectively with AltMed, the “AME Parties”), pursuant to which Verano, as the assignee of all of Verano LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (collectively with the AME Parties, the “AME Group”) via a series of merger transactions. The merger transactions were contingent upon, and were consummated contemporaneously with, the RTO.
The members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for an aggregate of 18,092,987 Verano Subordinate Voting Shares and 470,984 Verano Proportionate Voting Shares, plus cash consideration of $35 million, of which $20 million was paid at the closing of the mergers. An additional $10 million was paid in August 2021, and the $5 million balance was paid in February 2022.
The RTO and the merger transactions with Verano LLC and the AME Parties (collectively, the “Go Public Transactions”), each closed on February 11, 2021, resulting in the creation of Verano as a Canadian publicly-traded company and the parent holding company of Verano LLC, the AME Parties and their respective subsidiaries and ownership and control interests. Because of this holding company structure, Verano has no business operations and to the extent it cannot raise funds through the issuance of debt or equity securities, it is dependent on the financial health and operating performance of its subsidiaries and affiliates to meet its financial obligations. The ability of Verano’s subsidiaries and affiliates to pay dividends and other distributions to Verano or any of Verano’s other subsidiaries will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained, as well as contractual restrictions on dividends and distributions that may be contained in mortgages, credit facilities and other similar agreements. In the event of a liquidation or reorganization of any of Verano’s subsidiaries, lenders and trade creditors may be entitled to payment of their claims from the assets of such subsidiary before Verano.
Acquisitions
Verano is an early-stage growth company, and the acquisition of cannabis businesses and related licenses and assets is an integral part of its growth strategy. Since the Go Public Transactions, Verano has entered into a number of strategic transactions, thereby expanding its footprint across the United States.
2021 Completed Acquisitions
After the completion of the RTO, in 2021 Verano and its subsidiaries consummated transactions to acquire the ownership interests or control of the following entities.

2021 Acquisition Date	Entity	Location	Business
March 9, 2021	NSE Holdings, LLC	Pennsylvania	Dispensaries
March 10, 2021	Perpetual Healthcare Inc.	Arizona	Dispensary
March 17, 2021	The Herbal Care Center, Inc.	Illinois	Dispensaries
March 30, 2021	Patient Alternative Relief Center, Inc.	Arizona	Cultivation and dispensary
April 8, 2021	AZGM3, Inc., Vending Logistics LLC and The Medicine Room, LLC	Arizona	Cultivation, production and dispensaries
May 11, 2021	TerraVida Holistic Centers, LLC	Pennsylvania	Dispensaries
May 14, 2021	The Healing Center, LLC	Pennsylvania	Dispensaries
June 30, 2021	Ohio Grown Therapies, LLC	Ohio	Dispensary
July 1, 2021	Green RX, LLC	Ohio	Dispensary
July 8, 2021	Mad River Remedies, LLC	Ohio	Dispensary
July 12, 2021	Agri-Kind, LLC and Agronomed Holdings, Inc.	Pennsylvania	Cultivation and production
July 12, 2021	Agronomed Biologics, LLC	Pennsylvania	Dispensaries and medical research
October 25, 2021	Willow Brook Wellness, LLC	Connecticut	Dispensary
December 20, 2021	Caring Nature, LLC	Connecticut	Dispensary
December 28, 2021	Connecticut Pharmaceutical Solutions, Inc.	Connecticut	Cultivation and production
As consideration for the foregoing acquisitions consummated in 2021, Verano paid a total of $372,782,863 in cash consideration and issued a total of 20,654,297 Verano Subordinate Voting Shares and a total of 88,718 Verano Proportionate Voting Shares. As of March 31, 2022, the remaining estimated purchase price obligations for acquisitions consummated in 2021 consisted of a total of $49,893,249 in cash consideration and a total of $95,647,815 to be paid in Verano Subordinate Voting Shares or Verano Proportionate Voting Shares, or a combination thereof. In addition, Verano’s acquisition activity includes the following transactions since the completion of the Go Public Transactions.
2022 Acquisition Activity
As of September 12, 2022, Verano’s acquisition activity in 2022 includes the following transactions. These summaries are general in nature and do not purport to be complete descriptions of the transactions.
Sierra Well Acquisition Agreement
On July 26, 2021, Verano entered into an agreement to acquire all of the equity interests of WSCC, Inc. (doing business as Sierra Well), which would add two operational dispensaries and an active cultivation and production facility in Nevada along with two real estate properties in Carson City and Reno, Nevada, respectively. The total purchase price is $15,827,123, subject to adjustment, which was satisfied by payment of $5,804,853, as adjusted, in cash and the issuance of 1,208,745 Verano Subordinate Voting Shares, and up to an additional 327,940 Verano Subordinate Voting Shares held back to secure indemnity obligations. On September 7, 2022, Verano closed the transaction and acquired all of the issued and outstanding equity interests of WSCC, Inc., d/b/a Sierra Well.

Goodness Growth Arrangement Agreement
Verano announced on February 1, 2022 that it had entered into the Arrangement Agreement with Goodness Growth. See “The Arrangement Agreement and Related Agreements” in this Circular.
GreenGate Acquisition
On March 11, 2022, Verano consummated the acquisition of 420 Capital Management, LLC (doing business as GreenGate), which operates two active dispensaries in Lombard and Rogers Park, Illinois. The total purchase price was $21,260,741, which included a cash payment of $7,447,871 and the issuance of 1,403,067 Verano Subordinate Voting Shares at the closing of the acquisition.
Recent Developments
On February 28, 2022, Verano entered into a fourth amendment to its amended and restated credit agreement by and among Verano and certain of Verano’s subsidiaries, as co-borrowers and joint guarantors, and the agent and the lenders named therein, which was originally entered into on May 10, 2021 and previously amended by the parties on May 20, 2021, September 23, 2021, and October 20, 2021 (as amended, the “Credit Agreement”). An additional $100 million was funded pursuant to the fourth amendment, resulting in a total of $350 million in fully funded term loan commitments being outstanding under the Credit Agreement, with an option for Verano to request up to an additional $175 million in funding on terms to be decided by Verano and the lenders if Verano exercises the option.
The Credit Agreement provides for, among other things, (i) the term loans being secured by a first priority lien on specified assets of Verano and its subsidiaries that are parties to the Credit Agreement, including ownership interests in credit parties, cash, accounts receivable, inventory, equipment, licenses and designated real estate, (ii) the original $30 million loan bearing interest at a rate of 15.25% per annum, the incremental $100 million loan funded in May 2021 bearing interest at a rate of 9.75% per annum and the remaining $220 million bearing interest at a rate of 8.50% per annum; (iii) no principal amortization with $120 million plus applicable interest being due in full on the stated maturity date of April 28, 2023, $130 million plus applicable interest being due in full on the stated maturity date of May 30, 2023 and the balance of the last funding of $100 million being due in full on the stated maturity date of August 31, 2023; (iv) prepayment fees generally of 1% of any principal amount being prepaid during a specified period after funding; (v) restrictive covenants which apply to the operations of Verano and its subsidiaries that are parties to the Credit Agreement, including limitations on the ability to incur additional debt, grant liens on assets, advance or contribute funds to non-credit parties and enter into acquisitions; and (vi) financial covenants requiring Verano to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio.
Organizational Structure
Verano is a holding company and conducts its business operations through subsidiaries. The following chart sets forth the corporate structure of Verano and its primary subsidiary, Verano LLC. Verano operate its business through direct and indirect subsidiaries of Verano LLC. As part of the implementation of the Go Public Transactions, through a series of transactions Verano formed two levels of subsidiaries above Verano LLC that include Verano Holdings USA Corp., a Delaware corporation (“BlockerCo”), and five subsidiaries of BlockerCo, those being ZNN Holdings, LLC, a Delaware limited liability company, Nuuvn Holdings, LLC, a Delaware limited liability company, ZenNorth LLC, a Delaware limited liability company, A&T SPV II LLC, a Texas limited liability company, and SGI 1 LLC, a Delaware limited liability company (collectively, the “Blocker Subsidiaries”). BlockerCo and the Blocker Subsidiaries have no business or operations and exist solely to affect the Go Public Transactions and the taxation of Verano as a US corporation rather than a British Columbia corporation.

Verano Holdings Organizational Structure
From time to time, Verano may reorganize its operating subsidiaries through consolidations, mergers, contributions, distributions and similar corporate restructurings in order to integrate acquired companies, enhance efficiencies, streamline operations and align financial reporting. After giving effect to any corporate reorganization, all operating entities remain as indirect subsidiaries of BlockerCo and Verano.
Verano’s Strategy
As an operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, Verano’s goal is the ongoing development of communal wellness by providing responsible access to regulated cannabis products to discerning high-end customers.
Verano’s strategy is to vertically integrate as a single cohesive company in multiple states through consolidation of seed-to-sale cultivating, processing, wholesale distributing, and dispensing premium brands and products at scale. Verano’s cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to support Verano’s national retail dispensary chain that operates under brand names including Zen Leaf™ and MÜV. Verano developed this model to guarantee shelf-space in Verano’s retail dispensaries, as well as to develop and foster long term wholesale supply relationships with third-party retail dispensary operators though supply arrangements and sales.
Verano’s strategy includes geographic diversity by establishing a footprint to enable Verano to adapt to changes in both industry and market conditions seamlessly and profitably. Verano has pursued this strategy of geographic diversity through acquisitions and organic growth funded by internally generated cashflow, the issuance of Verano Subordinate Voting Shares and Verano Proportionate Voting Shares, deferred purchase price payments and the incurrence of indebtedness for borrowed money (the aggregate principal indebtedness for borrowed money outstanding as of March 31, 2022 being $384,244,000).

Verano believes that the following business objectives have positioned Verano for continued growth.

•
Verano’s business plan centers around four foundational pillars: cultivation, production, brand creation and retail.

•
Diversity in revenue streams positions Verano to respond positively to changes in economics, regulations and healthcare, as well as navigating ever-evolving consumer habits.

•
Verano operates and manages the entire vertical cannabis operation and supply chain from seed-to- sale.

•
Verano focuses on a current potential market size of nearly 138 million adult Americans, based on US Census Bureau estimations as of July 1, 2021, which includes the total adult population in the 13 states that Verano has active operations plus the three additional states where Goodness Growth has operations that Verano expects to acquire, those states being Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New Mexico, New York, Ohio, Pennsylvania and West Virginia.

•
Verano aims for a “first-mover” competitive advantage in emerging markets by seeking early entry into states with approved medical-use cannabis programs and then establishing a footprint and vertical operations in anticipation of the authorization of adult-use cannabis.

•
Verano emphasizes developing premium, handcrafted products in controlled quantities. Verano pursues quality and finite availability in order to elevate its products’ market desirability and value.

•
Verano adheres to standard operating procedures across all of its cultivation and processing facilities, growing pesticide-free and implementing compliance programs to meet product testing, inventory controls and other state regulatory requirements.

•
Verano espouses a customer and patient driven business philosophy to deliver value to its downstream customers and consumers.

Regulatory Framework in the United States
The US regulatory scheme varies in its terminology and definitions, using “cannabis”, “marijuana” and “hemp” as distinct terms. For purposes of this Appendix “I”, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) and is used interchangeably with the term “marijuana.”
To date in the United States, 37 states plus the District of Columbia and the US territories of Puerto Rico, Guam and the US Virgin Islands have authorized comprehensive medical marijuana programs, 19 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for both medical and adult-use (i.e. recreational) marijuana, and 11 states allow the use of low THC, high CBD products for specified medical uses. Notwithstanding the permissive regulatory environment of medical, and in some cases, recreational marijuana, at the state level, it remains illegal under U.S. federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis and Verano relies on newly established and developing laws and regulations in the states and local jurisdictions in which Verano operates. In addition, financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the US may form the basis for prosecution under applicable US federal money laundering legislation.
Regulation of Cannabis at the U.S. Federal Level
The US federal government’s approach to enforcement of marijuana laws has trended toward deference to state laws where a robust state regulatory framework exists. In August 2013, the DOJ issued the Cole Memorandum to all US Attorneys’ offices. The Cole Memorandum generally directed US Attorneys not to prioritize the enforcement of federal marijuana laws against individuals and businesses that comply with state medical marijuana programs. The Cole Memorandum, while not legally binding and only a policy statement, assisted in managing the tension between state and federal laws concerning all medical and adult-use state-regulated marijuana businesses.

In January 2018, the Cole Memorandum was rescinded by former Attorney General Jeff Sessions. While this did not create a change in federal law, the revocation added to the uncertainty of US federal enforcement of the Controlled Substances Act in states where marijuana use is regulated. Former Attorney General Jeff Sessions also issued the Sessions Memorandum which confirmed the rescission of the Cole Memorandum and explained that the Cole Memorandum was “unnecessary” due to existing general enforcement guidance as set forth in the US Attorney’s Manual. While the Sessions Memorandum does emphasize that marijuana is a Schedule I controlled substance, it does not otherwise indicate that the prosecution of marijuana-related offenses is a heightened DOJ priority. The Sessions Memorandum explicitly describes itself as a guide to prosecutorial discretion, which remains in the hands of US Attorneys when deciding whether or not to prosecute marijuana-related offenses. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and the Sessions Memorandum did not address the treatment of medical cannabis by federal prosecutors.
President Joseph R. Biden, who assumed office in January 2021, stated a policy goal of federal cannabis decriminalization, but has not publicly supported the legalization of cannabis. In March 2021, Merrick Garland was appointed US Attorney General by President Biden. Mr. Garland indicated he would generally act in accordance with the Cole Memorandum, when, at his confirmation hearing, he said, “It does not seem to me a useful use of limited resources that we have, to be pursuing prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise.” He has not, however, reissued the Cole Memorandum or issued substitute guidance. While enforcement of federal laws against regulated state entities does not appear to be a DOJ priority, the DOJ may change its enforcement policies at any time, with or without advance notice.
Verano may also be subject to a variety of federal laws and regulations in the US and Canada that relate to money laundering, financial recordkeeping and proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada), in each case as amended and any related or similar rules, regulations or guidelines of governmental authorities in the US and Canada. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.
Additionally, under U.S. federal law it may be a violation of federal money laundering statutes for financial institutions to take any proceeds from the sale of cannabis or any other Schedule I controlled substance. Banks and other financial institutions, particularly those that are federally chartered in the US, could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses. It may also be a violation of federal money laundering statutes for “federal health care law violations,” which include violations of the Federal Food, Drug, and Cosmetic Act of 1938 (“FDCA”).
In February 2014, the Financial Crimes Enforcement Network of the Treasury Department issued a memorandum (the “FinCEN Memorandum”) providing instructions to banks seeking to provide services to marijuana-related businesses. The FinCEN Memorandum clarifies how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act obligations. It refers to supplementary guidance that Deputy Attorney General Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act and independently lists the federal government’s enforcement priorities as related to cannabis. Although the original FinCEN Memorandum is still in place, this supplementary DOJ guidance that accompanied the FinCEN Memorandum was rescinded when former Attorney General Sessions rescinded the Cole Memorandum. It is unclear whether the current Biden administration will follow the guidelines of the FinCEN Memorandum. Despite the attempt to legitimize cannabis banking, in practice the FinCEN Memorandum guidance has not made banks much more willing to provide services to cannabis businesses. The current law does not guarantee banks immunity from prosecution, and it also requires banks and other financial institutions to undertake time-consuming and costly due diligence on each cannabis business they take on as a customer.
Due to financial institutions concerns of being implicated in or prosecuted for money laundering, cannabis businesses are often forced into becoming “cash-only” businesses. As banks and other financial institutions in the US are generally unwilling to risk a potential violation of federal law without guaranteed immunity from prosecution, most refuse to provide any kind of services to cannabis businesses. The few credit unions who have agreed to work with cannabis businesses are limiting those accounts in relation to their total deposits. Since the federal government could change the banking laws as it relates to cannabis businesses at any time and without notice, these credit unions must keep sufficient cash on hand to be able to return the full value of all deposits from cannabis businesses in a single day, while also servicing the need of their other customers.
In the absence of comprehensive reform of federal cannabis legislation that would decriminalize the cannabis industry, in recent years a growing number of members of the U.S. Congress have expressed support for federal legislation that would eliminate from the scope of federal money laundering statutes the financing activity of businesses operating under state-sanctioned cannabis programs. In September 2019, the US House of Representatives (the “U.S. House”) first passed the Secured and Fair Enforcement Banking Act of 2019 (commonly known as the “SAFE Banking Act”), which aims to provide safe harbors and guidance to financial institutions that work with legal US cannabis businesses, as a standalone bill but it failed to be taken up by the Senate. Since then the language of the SAFE Banking Act has been attached to various proposed legislation, but the language has not been included in any final legislation. To date, the SAFE Banking Act has passed the House a total of six times either as a standalone bill or attached to other legislation, most recently in February 2022 as an amendment to the America Competes Act. It is unknown whether the Senate will take up the legislation.
Other legislation that has been introduced in the US that would make cannabis transactions easier and more predictable, include the MORE Act, the CAO Act, the Preparing Regulators Effectively for a Post-Prohibition Adult Use Regulated Environment Act (the “PREPARE Act”) and legislation proposed by Representative Nancy Mace of South Carolina. The MORE Act was introduced in 2019 and if it were to become law, the MORE Act, among other things, would remove cannabis as a Schedule I controlled substance under the Controlled Substances Act, create cannabis tax and grant programs and make available US Small Business Administration funding for regulated cannabis operators. Although the House passed the MORE Act in December 2020, it failed to pass in the Senate prior to the end of the 2020 legislative session. The House passed the MORE Act a second time on April 1, 2022, although it is expected to face opposition in the Senate again and a vote may not be called. The Senate’s own comprehensive bill, the CAO Act, was released as a discussion draft in July 2021, and if it were to become law it would, among other things, remove cannabis from the definition of a controlled substance under the Controlled Substances Act, impose a federal tax on cannabis of 10% in its first year of enactment (eventually increasing to 25% in 5% increments), enshrine the current state cannabis licensing regimes and introduce additional federal legislation permitting cannabis wholesalers and blocking states from prohibiting interstate commerce of regulated cannabis across their borders. The CAO Act is expected to be reintroduced in 2022 following several months of public comments and revisions.
In November 2021, Representative Nancy Mace of South Carolina introduced legislation to federally decriminalize cannabis, a measure directed at giving states freer rein to pass their own laws and regulations without the risk of federal reprisals. In announcing the bill, Representative Mace said the bill would aim to regulate cannabis similarly to alcohol and prohibit its use for anyone under 21 years of age. The measure would decriminalize cannabis at the federal level, but it would not change local-level restrictions, meaning that states would still determine their own cannabis statutes. Representative Mace’s bill would also levy a 3% federal excise tax on all cannabis products, proceeds from which would go to small businesses, retraining law enforcement and mental health services, among other services. The measure would also expunge nonviolent, cannabis-only related offenses. The PREPARE Act was introduced in the House in April 2022 to prepare the US federal government for the “inevitable end to cannabis prohibition.” The proposed legislation would direct the US attorney general to establish a federal commission to oversee the development of a regulatory and revenue framework modeled after the alcohol industry while also respecting the cannabis laws of each state.
Despite the rescission of the Cole Memorandum, one legislative safeguard for the medical cannabis industry remains in place. Since 2015 the U.S. Congress has used a rider known as the Rohrabacher-Blumenauer Amendment (also known as the Rohrabacher — Farr amendment) (the “RBA”) to prevent the federal government from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. However, this measure does not protect adult-use cannabis businesses. the U.S. Congress has repeatedly renewed the RBA. In 2021, President Biden became the first president to propose a budget with the RBA included. Currently the RBA has been renewed through the signing of the FY 2022 omnibus spending bill, effective through September 30, 2022.
There can be no assurance that the SAFE Banking Act, the CAO Act, the MORE Act, Representative Mace’s bill, the PREPARE Act or similar comprehensive legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all, particularly as midterm elections loom in November 2022 and other priorities such as rising inflation, supply shortages and the war in Ukraine are expected to be priorities. There can be no assurance that the RBA will be renewed beyond September 30, 2022. If any such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which Verano’s subsidiaries operate or that such legislation will otherwise be favorable to Verano and its business.
An additional federal law challenge to cannabis-related businesses is that the provisions of Section 280E of the Code are being applied by the IRS to businesses operating in the medical and adult use cannabis industry. Section 280E of the Code prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective US federal tax rates than similar companies in other industries. The effective tax rate on a cannabis business depends on how large its ratio of non-deductible expenses is to its total revenues. Therefore, businesses in the state legalized cannabis industry may be less profitable than they would otherwise be if Section 280E were not applied to their businesses.
Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture. This could have a material adverse effect on Verano, including Verano’s reputation and ability to conduct business, Verano’s cannabis licenses in the US, the listing and trading of Verano’s securities on stock exchanges and platforms, Verano’s financial position, operating results, profitability, liquidity and the market price of Verano’s publicly traded shares. In addition, it is difficult for Verano to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.
Regulation of Cannabis at the US State and Local Levels
Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. This prohibition applies to, among other things, transporting cannabis between states that have legalized cannabis use and transporting cannabis that has been legally acquired in a state. Because of current federal law, the US cannabis industry is conducted on a state-by-state basis, and Verano relies on newly established and developing laws and regulations in the states and local jurisdictions in which Verano operates. The cannabis industry is subject to state and local laws, regulations and guidelines relating to, among other matters, the cultivation, processing, distribution, sale, storage and disposal of medical and recreational cannabis, with each state newly establishing laws and regulations for that particular state upon approval of medical or adult-use cannabis in such state. States and localities currently require licenses and permits to engage in the cannabis industry with the laws and regulations varying from state to state. In many states, there are specific license caps that create high barriers to entry. In addition to stringent application requirements, licenses may be limited in scope of business. States also may enact social equity programs to foster an inclusive and equitable cannabis industry by increasing diversity in the number of license holders, which may further limit available licenses. Generally, any change in ownership of a license holder or other deemed sale, assignment or transfer of a license requires prior approval by the applicable state regulators, which approval process may be lengthy and rigorous.
For each of Verano’s licenses, the states impose strict license renewal requirements that vary state by state. Verano generally must complete the renewal application process within a prescribed period of time prior to the expiration date and pay an application fee. The state licensing body can deny or revoke licenses and renewals for a variety of reasons, including, among others, (i) submission of materially inaccurate, incomplete or fraudulent information, (ii) failure of Verano or any of its directors or officers to comply, or have a history of non-compliance, with any applicable law or regulation, including laws relating to minimum age of customers, safety and non-diversion of cannabis or cannabis products, taxes, child support, workers compensation and insurance coverage, or failure to otherwise remain in good standing (iii) failure to submit or implement a plan of correction for any identified violation, (iv) attempting to assign registration to another entity without state approval, (v) insufficient financial resources, (vi) committing, permitting, aiding or abetting of any illegal practices in the operation of a facility, (vii) failure to cooperate or give information to relevant law enforcement related to any matter arising out of conduct at a licensed facility and (viii) lack of responsible operations, as evidenced by negligence, disorderly or unsanitary facilities or permitting a person to use a registration card belonging to another person. Some jurisdictions also require licensees to attend a public hearing or forum in connection with their initial license application and license renewal application. Any unexpected delays or costs associated with the licensing renewal process could impede Verano’s ongoing or planned operations and could have a material adverse effect on Verano’s business, financial condition, results of operations or prospects.
Below is a general summary overview of the current licensing and regulatory framework in the states where Verano operated under cultivation, processing or retail licenses or have rights to operate under such licenses as of June 10, 2022. In addition to the states listed below, in the ordinary course of business Verano may also conduct pre-licensing activities in several other markets. In these markets, Verano may have either applied for licenses, or plan on applying for licenses, but it does not currently own or manage businesses with cultivation, processing, or retail licenses.
Arizona
Subject to state regulations, Arizona currently allows access to cannabis for medical use and recreational adult-use. Verano’s subsidiaries have (i) six recreational dispensary, processor and cultivator licenses and (ii) six medical dispensary, processor and cultivator licenses in the State of Arizona.
Cannabis licenses in Arizona may be vertically integrated. Marijuana establishment licensees may operate all of the following: (i) a single retail location at which the licensee may sell marijuana and marijuana products to consumers, cultivate marijuana and manufacture marijuana products; (ii) a single off-site cultivation location at which the licensee may cultivate marijuana, process marijuana and manufacture marijuana products, but from which marijuana and marijuana products may not be transferred or sold to consumers; and (iii) a single off-site location at which the licensee may manufacture marijuana products and package and store marijuana and marijuana products, but from which marijuana and marijuana products may not be transferred or sold to consumer.
Arizona state licenses are renewed biennially. Every other year, licensees are required to submit a renewal application. While renewals are biennial, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.
Arkansas
Subject to state regulations, Arkansas currently allows access to cannabis for medical use. Verano and its subsidiaries have entered into agreements or arrangements with a dispensary licensee that holds one license in the State of Arkansas that provide contractual rights with respect to ownership, management services, consulting or licensing, or a combination thereof, with respect to the license and related cannabis business being conducted pursuant thereto (any such agreement or arrangement, a “Management Agreement”).

Arkansas regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, testing, security and transportation. Only qualified patients and designated caregivers may purchase medical cannabis. Delivery of medical cannabis is allowed in accordance with state regulations.
Licenses issued in the State of Arkansas expire one year after the date of issuance. The Arkansas Medical Marijuana Commission is required under the legislation to issue a renewal dispensary or a renewal cultivation facility license within ten days to any entity that complies with Arkansas’ regulatory requirements, including the payment of a renewal fee. Provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, license holders expect to receive renewed licenses in the ordinary course of business.
California
Subject to state regulations, California currently allows access to cannabis for both medical and adult-use. Verano LLC is party to a joint venture formed with two other companies to extract cannabis oil and manufacture and distribute cannabis products in the State of California. The joint venture and an affiliate hold (i) a cultivation license, (ii) a manufacturing facility license, (iii) a manufacturing license, (iv) a distribution facility license, and (v) two distributor licenses. Verano does not consider California to be a state with active operations.
California was the first US state to legalize medical marijuana in 1996. This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of a variety of illnesses, including any for which marijuana provides relief. In 2016 voters in California passed legislation creating an adult-use marijuana program for adults 21 years of age or older.
In order to legally operate a medical or adult-use cannabis business in California, the operator must have both local approval and State licensure for each type of commercial cannabis activity conducted at a specified business premises. This requires license holders to operate in cities with cannabis licensing programs. Municipalities in California are allowed to determine the number of licenses they will issue to cannabis operators or can choose to ban cannabis businesses outright. The renewal process for local entitlements is different in each jurisdiction and for each type of entitlement. State licenses must be renewed annually. In respect of the renewal process at the state level, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, there are no material violations noted against the applicable license, and there are no changes in ownership of the business or major changes to the operations of the business, a license holder would expect to receive the applicable renewed license in the ordinary course of business. California regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, testing, storage, security and transportation.
Connecticut
Subject to state regulations, Connecticut currently allows access to cannabis for medical use. In July 2021, legislation went into effect allowing for the purchase and use of cannabis by any adult over the age of 21. Adult retail sales are expected to begin in late 2022.
There are two principal medical marijuana license categories in Connecticut: (i) cultivation and processing and (ii) dispensary. Verano’s subsidiaries hold (i) two medical marijuana dispensary licenses, (ii) one medical marijuana producer license and (iii) one hemp consumables manufacturer license. Connecticut regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, security and transportation.
Connecticut state licenses are renewed annually. Each year, licensees are required to submit a renewal application. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted at least forty-five days prior to license expiration, and there are no material violations noted against the applicable licenses, a licensee would expect to receive the applicable renewed license in the ordinary course of business.

Florida
Subject to state regulations, Florida currently allows access to cannabis for medical use. A subsidiary of Verano holds one license. Through this one license, the subsidiary is vertically integrated and operates a cultivation and manufacturing facility and medical cannabis dispensaries, as well as a call center across the State of Florida.
There is one principal license category in Florida: the vertically-integrated license which licenses cultivation, harvesting, processing and selling, dispensing and delivering medical cannabis products. Any change from the original application for the license requires a variance approval from the Florida regulators. License applicants are required to provide comprehensive business plans with demonstrated knowledge and experience on execution, detailed facility plans, forecasted performance and robust financial resources. Technical ability on plant and medical cannabis cultivation, infrastructure, processing, dispensing and safety are also assessed.
Similar to other states, Florida regulations apply to all aspects of cannabis seed-to-sale including record keeping, reporting, inventory quality, inventory tracking, storage, security and transportation. Florida regulators may conduct announced or unannounced inspections of licensees to assess compliance with applicable laws and regulations.
Illinois
Subject to state regulations, Illinois currently allows access to cannabis for both medical and adult-use. Subsidiaries of Verano hold licenses, which in the aggregate represent (i) a cultivation license for medical cannabis, (ii) a cultivation license for adult-use cannabis, (iii) a processing license for industrial hemp, (iv) five medical dispensary licenses, and (v) ten adult-use dispensary licenses.
Illinois has issued a limited amount of dispensary, cultivation, and processing licenses. Applicants for cannabis business licenses must meet, among others, the following requirements: (i) the location for a dispensary must be suitable for public access; (ii) the location must not pose a detrimental impact to the surrounding community; (iii) demonstrate compliance with safety procedures for dispensary employees, patients, and caregivers, and safe delivery and storage of cannabis and currency; (iv) provide an adequate plan for recordkeeping, tracking and monitoring inventory, quality control, destruction and disposal of cannabis, and procedures to discourage unlawful activity; (v) develop a business plan specifying products to be sold; and (vi) demonstrate knowledge of, experience, and proven record of ensuring optimal safety and accuracy in the dispensing and sale of cannabis.
Once a license is granted, licensees have a continuing obligation to ensure no cannabis is sold, delivered, transported, or distributed to a location outside of Illinois. Licenses are valid for one year, and after the initial term, licensees are required to submit renewal applications. Illinois requires on-going compliance by license holders to regulations regarding the requirements of the application which include suitable locations, safety procedures, procedures for compliance with laws, record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.
Maryland
Subject to state regulations, Maryland currently allows access to cannabis for medical use. In November 2022, Maryland voters are scheduled to vote on a state constitutional amendment that would legalize the adult-use of cannabis. The legislature also enacted companion legislation that will establish first steps toward adult-use legalization if voters approve the amendment. A subsidiary of Verano is licensed to operate (i) a cultivation facility, (ii) a processing facility and (ii) up to four medical dispensaries in Maryland. In addition, through Management Agreements, Verano’s subsidiaries manage two medical dispensaries in Maryland.
There are three principal license categories in Maryland: (i) cultivation, (ii) processing and (iii) dispensary. Maryland has limited the number of cultivation, processing and dispensary licenses, and allows a dispensary licensee to have a direct interest in up to four dispensaries at one time. The retail dispensary license permits the licensee to purchase medical cannabis from cultivation facilities, cannabis and cannabis products from product manufacturing facilities and cannabis from other retail stores and allows the sale of cannabis and cannabis products to registered patients. The cultivation license permits the licensee to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell cannabis and related supplies to medical marijuana dispensaries, and medical cannabis cultivation facilities. The processing license permits the licensee to purchase medical cannabis from cultivation facilities, manufacture cannabis products, and sell those products to licensed medical cannabis dispensaries. Maryland licenses are valid for a period of six years and are subject to four-year renewals after required fees are paid and provided that the business remains in good standing.
Maryland requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.
Massachusetts
Subject to state regulations, Massachusetts currently allows access to cannabis for both medical and adult-use. A subsidiary of Verano holds (i) vertically integrated licenses for the cultivation, processing and dispensing of medical cannabis and (ii) adult-use licenses to operate retail dispensaries, cultivation facilities, and manufacturing facilities.
On the medical side, there is one principal state license category in Massachusetts: a vertically-integrated license. On the adult-use side, there are many state license categories, but the two principal ones are cultivator and establishment (dispensary). Municipalities may individually determine what local permits or licenses are required if a licensee wishes to establish an operation within its boundaries. Medical use licensees are “vertically-integrated,” which means they grow, process, and dispense their own cannabis. As such, each medical use licensee is required to have a retail facility as well as cultivation and processing operations. Under certain conditions, medical use licensees are able to acquire up to 45% of their annual inventory of product from other medical use licensees. Medical use licensees that elect to do cultivation, processing and retail operations all in one location, are commonly referred to as a “co-located” operation.
Massachusetts mandates a comprehensive application process for licensees. Each applicant must submit charter documents, comprehensive financial statements, a character competency assessment, and employment and education histories of the senior partners and individuals responsible for the day-to-day security and operations. Each Massachusetts dispensary, grower and processor license is valid for one year.
Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Massachusetts regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Massachusetts.
Michigan
Subject to state regulations, Michigan currently allows access to cannabis for both medical and adult-use. A subsidiary of Verano has a Management Agreement with a licensee holding dispensary licenses for medical and adult-use cannabis.
Michigan administrates five types of licenses: (i) grower licenses, (ii) processor licenses, (iii) secure transporter licenses, (iv) provisioning center licenses and (v) safety compliance facility licenses. There are no stated limits on the number of licenses that can be made available on a state level; however, regulatory authorities have discretion over the approval of applications and municipalities can pass additional restrictions.
Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Michigan regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Michigan.
Michigan state licenses are renewed annually. Every year, licensees are required to submit a renewal application with requisite renewal fees, including maintaining and providing proof of commercial general liability insurance and coverage for bodily injury resulting from sale of marijuana products. If all is submitted within 90 days, but before 30 days, of the license’s expiration, a licensee would expect to receive the applicable renewed license in the ordinary course of business.
Nevada
Subject to state regulations, Nevada currently allows access to cannabis for both medical and adult-use. Subsidiaries of Verano hold (i) one medical dispensary license, (ii) three adult-use dispensary licenses, (iii) one medical processing license, (iv) one adult-use processing license, (v) one medical cultivation license, (vi) one adult-use cultivation license, and (vii) one adult-use distribution license.
Nevada is not a vertically integrated system, and there are three principal license categories in Nevada: (i) cultivation, (ii) processing and (iii) dispensary. The cultivation licenses permit the licensee to acquire, cultivate, deliver, supply or sell marijuana and related supplies to marijuana dispensaries and facilities for the production of edible marijuana products and marijuana-infused products. The processing license permits the licensee to acquire, manufacture, deliver, supply or sell edible marijuana products or marijuana infused products to other marijuana production facilities or marijuana dispensaries. The dispensary licenses permit the licensee to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, as well as allow the sale of marijuana and marijuana products.
Nevada licenses are valid for one year and are subject to annual renewals after required fees are paid and provided that the business remains in good standing. Nevada requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.
In July 2021, Verano announced that it had entered into an agreement with WSCC, Inc. (doing business as Sierra Well) to purchase two additional fully-operational dispensaries in Reno and Carson City, Nevada as well as a cultivation and production facility in Reno, Nevada. On September 7, 2022, Verano closed the transaction and acquired all of the issued and outstanding equity interests of WSCC, Inc., d/b/a Sierra Well.
New Jersey
Subject to state regulations, New Jersey currently allows access to cannabis for medical use and as of April 2022, adult-use. Verano’s subsidiaries have Management Agreements with an alternative treatment center (an “ATC”) in New Jersey that holds licenses for (i) three medical dispensaries, (ii) three adult-use dispensaries, (iii) a medical cultivation and processing facility, and (iv) an adult-use cultivation and processing facility.
New Jersey permits the operation of vertically integrated marijuana licenses which allows the licensee to cultivate, process, and sell medical marijuana products to registered qualified patients and caregivers. There are also non-vertically integrated licenses, which principally include: (i) cultivators and manufacturers, which may cultivate marijuana and manufacture medical marijuana products, and (ii) dispensaries which may sell medical marijuana and products to registered qualified patients and caregivers. For adult-use cannabis, New Jersey administers six license classes, the principal of which are: (i) cultivator, which may grow recreational use cannabis, (ii) manufacturers, which may produce recreational use cannabis in additional approved forms, and (iii) retailer, which may sell recreational cannabis to consumers over the age of 21. ATCs may expand into adult-use sales if approved by New Jersey’s Cannabis Regulatory Commission.
Licensees are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, New Jersey regulators can deny or revoke licenses and renewals for multiple reasons. Additionally, license holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of New Jersey.
Ohio
Subject to state regulations, Ohio currently allows access to cannabis for medical use. Verano’s subsidiaries hold (i) a cultivation license, (ii) a processing facility license and (iii) five dispensary licenses.

There are three principal license categories in Ohio: (i) cultivation, (ii) processing and (iii) dispensary. On at least a biennial basis, regulators consider whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites. More licenses may be issued based on those findings. The medical cultivation licenses permit the licensee to acquire, possess, cultivate, manufacture and process into medical marijuana products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries. The medical processor license permits the licensee to manufacture and produce medical marijuana products. The dispensary licenses permits the licensee to purchase marijuana and marijuana products from cultivation and processing facilities, as well as allow the sale of marijuana and marijuana products to registered patients. On at least a biennial basis, regulators consider whether enough medical marijuana dispensaries exist, considering the state population, the number of patients seeking to use medical marijuana and the geographic distribution of dispensary sites. More licenses may be issued based on those findings.
Ohio requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.
Pennsylvania
Subject to state regulations, Pennsylvania currently allows access to cannabis for medical use. Subsidiaries of Verano hold (i) 18 dispensary permits, (ii) two cultivation and processor permits, and (iii) one facility permit, which allows four operations to be vertically integrated in the State.
There are two principal permit categories in Pennsylvania: (i) cultivation and processing and (ii) dispensary. The medical cultivation and processing permits allow the holder to acquire, possess, cultivate, manufacture and process into medical marijuana products and medical marijuana-infused products, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries. The retail dispensary permits allow the older to purchase marijuana and marijuana products from cultivation and processing facilities, as well as allow the sale of marijuana and marijuana products.
Pennsylvania state licenses are renewed annually, and licensees are required to submit a renewal application every year. There is no ultimate expiry after which no renewals are permitted. In respect of the renewal process, the renewal application must be submitted within six months, but no later than four months of the license’s expiration and requires detailed information regarding the licensee’s operations.
Permit holders are heavily regulated with on-going requirements related to operations, security, storage, transportation, inventorying, personnel, and more. As in other states where cannabis is legal, Pennsylvania regulators can deny or revoke permits and renewals for multiple reasons. Additionally, permit holders must ensure that no cannabis is sold, delivered, or distributed by a producer from or to a location outside of Pennsylvania.
West Virginia
Subject to state regulations, West Virginia currently allows access to cannabis for medical use. Verano has Management Agreements with holders of (i) one medical cultivation permit, (ii) one medical processor permit, and (iii) seven medical dispensary permits.
West Virginia’s Office of Medical Cannabis administers four permit types. The principal of which are: (i) growers, which grow and cultivate medical cannabis, (ii) processors, which manufacture medical cannabis into approved forms other than usable medical marijuana, and (iii) dispensaries, which dispense medical cannabis and medical cannabis products to patients and caregivers. Licenses must be annually renewed.
West Virginia requires on-going compliance with laws and regulations regarding record keeping, reporting, storage, inventory quality, inventory tracking, security and transportation. The license holder must ensure that no cannabis may be sold, delivered, transported or distributed by a producer from or to a location outside of the State. Registration renewal applications may be denied if the licensee has a history of non-compliance and penalties.

It is impossible to determine the extent of the impact of new federal and state and local laws, regulations or initiatives that may be proposed. The regulatory uncertainty surrounding the cannabis industry may adversely affect Verano’s business and operations, including without limitation by increasing costs to remain compliant with applicable laws, the impairment of Verano’s business by enhanced restrictions and restrictions on Verano’s ability to raise additional capital.
Verano will continue to monitor proposed changes to existing cannabis laws and regulations, the enactment of new cannabis laws and regulations and Verano’s compliance with applicable existing cannabis laws and regulations on an ongoing basis in accordance with Verano’s compliance program and standard operating procedures. While Verano believes its operations are in compliance with all applicable state and local laws, regulations and licensing requirements, such activities remain illegal under federal law.
State and Local Licenses and Permits
Verano, through Verano’s subsidiaries and affiliates, holds all licenses and permits that are necessary to comply with state and local cannabis medical and adult-use laws and regulations applicable to its operations. All such permits and licenses are current and in effect. Verano are dependent upon the maintenance and renewal of Verano’s cannabis licenses and permits in the states and localities in which Verano’s business is operated. Maintenance and renewal of these licenses and permits requires Verano to remain in compliance with state and local laws and the rules and regulations promulgated by state and local jurisdictions.
The following table lists the licenses and permits by state held by subsidiaries of Verano for the cultivation, processing, wholesale distribution and retail sale of cannabis products as of June 10, 2022.
State	License or Permit	Type	Number Held
Arizona	Dispensary/Processor/Cultivator	Adult-use	Six
Arizona	Dispensary/Processor/Cultivator	Medical	Six
California	Distributor	Adult-use & Medical	Two
California	Manufacturing	Adult-use & Medical	One
California	Facility	Distribution	One
California	Facility	Manufacturing	One
California	Cultivation	Adult-use	One
Connecticut	Dispensary	Medical	Two
Connecticut	Producer	Medical	One
Connecticut	Manufacturer	Hemp Consumables	One
Florida	Dispensary/Processor/Cultivator	Medical	One
Illinois	Cultivation	Medical	One
Illinois	Cultivation	Adult-use	One
Illinois	Processor	Industrial Hemp	One
Illinois	Dispensary	Medical	Five
Illinois	Dispensary	Adult-use	Ten
Maryland	Dispensary	Medical	Two
Maryland	Cultivation	Medical	One
Maryland	Processor	Medical	One
Massachusetts	Cultivation	Medical	One
Massachusetts	Cultivation	Adult-use	One
Massachusetts	Processor	Medical	One
Massachusetts	Processor	Adult-use	One
Massachusetts	Dispensary	Medical	One
Massachusetts	Dispensary	Adult-use	Two
Nevada	Dispensary	Medical	One

State	License or Permit	Type	Number Held
Nevada	Dispensary	Adult-use	Three
Nevada	Processing	Medical	One
Nevada	Processing	Adult-use	One
Nevada	Cultivation	Medical	One
Nevada	Cultivation	Adult-use	One
Ohio	Dispensary	Medical	Five
Ohio	Cultivation	Medical	One
Ohio	Processing	Medical	One
Pennsylvania	Dispensary	Medical	Eighteen
Pennsylvania	Cultivation/Processor	Medical	Two
The following table lists licenses and permits as of June 10, 2022 where Verano or one or more of Verano’s subsidiaries has a Management Agreement with respect to such licenses or permits.
State	License or Permit	Type	Number Held
Arkansas	Dispensary	Medical	One
Maryland	Dispensary	Medical	Two
Michigan	Dispensary	Medical	One
Michigan	Dispensary	Adult-use	One
New Jersey	Cultivation/Processing	Medical	One
New Jersey	Cultivation/Processing	Adult-use	One
New Jersey	Dispensary	Medical	Three
New Jersey	Dispensary	Adult-use	Three
West Virginia	Dispensary	Medical	Seven
West Virginia	Processor	Medical	One
West Virginia	Cultivation	Medical	One
State and local laws and associated rules and regulations may change in the future, and Verano may be required to obtain additional or supplemental licenses or permits at such times. Verano’s growth strategy includes the acquisition of additional state licensed businesses or assets that may require Verano to obtain prior state regulatory approval to a change of ownership of the license holder or to a deemed transfer, assignment or sale of the applicable license, which regulatory approval may be conditioned on stringent requirements, in particular if such businesses or assets reside in states or local jurisdictions where it does not currently have operations.
Regulatory Compliance Program
Verano’s compliance group oversees, maintains, and implements Verano’s regulatory compliance program. The compliance group also prepares, submits and processes Verano’s applications for new licenses, renewals, approvals for changes to Verano’s existing licenses and approvals for change of ownership of licensees or deemed sales, transfers or assignments of licenses that arise with acquisitions. In addition to Verano’s internal regulatory group and legal group, it has engaged state regulatory legal counsel, consultants and advisors in many jurisdictions.
The compliance group oversees training for cultivation, production and dispensary managers and employees, along with other department leaders and other persons as needed, on compliance with state and local laws and regulations. The compliance group also monitors all new, and changes to, laws and regulations and compliance notifications from the regulators and inspectors and leads the effort to timely resolve any issues identified.
Verano’s compliance program includes the following compliance objectives.

•
Ensure the operations of Verano’s subsidiaries (or third parties, in the jurisdictions where it has Management Agreements) are compliant with all licensing requirements by the applicable state, county, municipality, town, township, borough, and other administrative divisions.

•
Ensure Verano’s business activities adhere to the scope of the licensing obtained. In the states where only medical cannabis is permitted, the cannabis products are only sold to patients who hold the necessary documentation to permit the possession of the cannabis being sold, and in the states where cannabis is permitted for adult-use, the cannabis products are only sold to individuals who meet the requisite age requirements.

•
Perform due diligence on cannabis businesses it may acquire, including on the policies and procedures in place to ensure that cannabis products are not distributed to minors, reviewing the ownership to ensure that no profits or revenues are used for the benefit of criminal enterprises and that the business has not been involved in violations of law.

•
Ensure Verano’s businesses adhere to Verano’s policies, procedures and practice standards with sufficient checks and balances to ensure that no revenue is distributed to criminal enterprises.

•
Review inventory tracking systems and procedures to ensure that the compliance system is effective in tracking inventory and ensuring that there is no diversion of cannabis or cannabis products into the states where cannabis is not permitted by state law or cross state lines in general.

•
Review financial records to ensure that Verano’s business activity is not used as a cover or pre-text for trafficking of other illegal drugs or engaged in other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes.

•
Conduct background checks to ensure that Verano’s directors and management are of good character, and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in the cultivation, manufacturing or distribution of cannabis.

•
Review activities of each of Verano’s subsidiary businesses, the premises on which Verano’s subsidiaries operate and adherence with the policies and procedures that are related to the possession of cannabis or cannabis products outside of licensed premises, including that there is no possession or use of cannabis on federal property or manufacturing or cultivation of cannabis on federal lands.

•
Conduct reviews of products and product packaging to ensure that the products and packaging comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent violations related to motor vehicle, labor and other laws applicable to individuals.

Verano has comprehensive standard operating procedures that apply to seed-to-sale across all Verano’s locations that include, among others, procedures for receiving inventory, inventory tracking, testing, quality control, storage, record keeping, record retention, required reporting, security and transportation, as well as procedures for performing inventory reconciliation and ensuring the accuracy of recordkeeping. Regular audits of cannabis and cannabis products inventories are conducted in order to detect any possible diversion. In addition, security and compliance staff conduct unscheduled, unannounced audits to prevent complacency or the perception thereof. Adherence to Verano’s standard operating procedures is mandatory in order to ensure that Verano’s operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements.
Products
Verano derives its revenues from its wholesale business and its retail dispensary chain. The retail business includes the design, build-out and operation of branded dispensaries in both medical and adult-use markets. Verano’s primary retail presence is traditional brick and mortar. However, as regulations allow, Verano expects to continue to expand Verano’s e-commerce, in-store guest pick-up and direct to consumer delivery capabilities as part of Verano’s commitment to providing a consistent retail brand experience no matter where the consumer might be.
Verano distributes its portfolio of products to the majority of cannabis retail stores in Verano’s active markets, including Verano’s own retail stores. Ownership of both wholesale and retail operations supports

Verano’s strategy of distributing Verano’s brands at scale by enabling Verano to capture market share, generate brand awareness, and earn customer loyalty in Verano’s operating markets not only through Verano’s managed dispensaries but also through third party wholesale customers.
Verano manufactures and sells a comprehensive array of premium cannabis products that Verano designs and develops with consumer segments in mind in both the medical and adult-use markets. Verano’s products include a proprietary portfolio of over 1,000 product stock keeping units (SKUs) and include premium flower, concentrates for dabbing and vaporizing, edibles, and topicals. Verano’s consumer brands include Encore™, Avexia™, MÜV™ and Verano™. Verano’s retail dispensaries operate under brands including Zen Leaf™ and MÜV™.
All products sold are subject to third-party testing required by applicable state law in order to assure that they do not contain impermissible levels of toxins, microbials and other harmful substances. Verano utilize seed-to-sale tracking software to inventory products, assess quality assurance and minimize product slippage and deviated inventory.
Operational Foundation & Current Geographic Markets
Verano is engaged in the cultivation, processing and distribution of cannabis products with both wholesale and retail business operations. Processing is done on-site in kitchens and in processing facilities and distribution of products is only from these facilities. Verano do not own or lease any cannabis warehouses.
Verano’s current active operations are located in Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia. Verano’s active operations include cultivation, processing, wholesale distribution and retail. In California, Verano is part of a joint venture formed with two other companies to process, manufacture and distribute cannabis products. All of these markets are subject to state regulations that vary state-by-state, and many of these regulations have, from time to time, been modified and amended. In addition, municipalities may individually determine what local permits or licenses are required to operate within their boundaries. Verano actively monitor state and local developments in laws and regulations which may impact Verano’s business interests and operations. See “— Regulatory Framework in the United States — Regulation of Cannabis at the US State and Local Levels” above for additional information.
Verano’s business plan includes the continued growth of Verano’s wholesale and retail operations by entering new markets and expansion in Verano’s current markets. Growth plans include applying for new licenses, acquiring existing licensed businesses in limited license markets and maximizing operations under Verano’s existing licenses.
Research and Development
Verano’s research and development activities have primarily focused on the development and improvement of efficient and sustainable cannabis cultivation and manufacturing methodologies and technologies to increase yields and maintain and improve the quality of Verano’s products. This includes research on lighting methods, air controls, racking and stacking, growing media, nutrient mixtures, pest management techniques, ambient controls, and automation.
Verano also engages in research and development activities focused on creating new extracted or infused products, and breeds of new cannabis strains and varietals. Verano’s product development team includes members from all relevant product disciplines, who actively monitor existing and prospective markets, as well as test and evaluate the financial viability of all new proposed products.
Intellectual Property
Verano believes that brand awareness is an important part of its business strategy. Verano regularly seeks to protect Verano’s intellectual property rights in connection with Verano’s operating names, Verano’s consumer packaged goods and certain patentable goods and services. The US trademark statute, The Lanham Act, allows for the protection of trademarks and service marks on products and services used, or intended for use, lawfully. Because cannabis-related products and services remain illegal at the federal level under the Controlled Substances Act, Verano is not able to protect all Verano’s intellectual property at the federal level; therefore, Verano currently seeks trademark protections at the state level where commercially feasible. Nonetheless, Verano’s success depends upon other areas of Verano’s business such as brand awareness, product development and design, production and marketing and not exclusively upon trademarks, patents and trade secrets.
Verano, through Verano’s subsidiaries, has a suite of over 45 trademarks registered and pending registration with the US Patent and Trademark Office and other state and non-US governmental entities, including trademarks with respect to products and retail branding. Product trademarks include Encore™, Avexia™, MÜV™ and Verano™, and trademark dispensary brands include Zen Leaf™ and MÜV™. Verano anticipate feedback on outstanding submitted applications on a rolling basis. As such, Verano will continue to rely on common law protection for these brands during the trademark registration process. Verano plan to proactively seek intellectual property protection for brand expansions in current markets as well as any new market expansion.
From the time Verano’s subsidiaries became licensed to cultivate cannabis, Verano has developed proprietary cultivation techniques for operating ethanol, butane, and carbon dioxide extraction machinery, including what Verano believes are best production practices, procedures, and methods. This requires specialized skills in cultivation, extraction and refining. Six patents and patent applications are held by Verano’s subsidiaries for cannabinoid formulations related to transdermal and oral delivery.
Verano has several website domains, including www.verano.com, numerous social media accounts across all major platforms and various phone and web application platforms. The information provided on Verano’s website is not part of the Circular.
Verano relies on non-disclosure and confidentiality agreements to protect Verano’s intellectual property rights. To the extent Verano describes or discloses its proprietary cultivation or extraction techniques in its applications for cultivation or processing licenses, Verano’s policy is to redact or request redactions of such information prior to public disclosure.
Competitive Conditions
The fast-growing market for legalized cannabis in the US has created a competitive environment for cannabis producers as well as other types of companies who provide goods and services to the cannabis industry. Verano compete with a variety of different operators across the several states in which Verano currently operates. In many of these states, there are specific license caps that create high barriers to entry. Management of Verano views multi-state operators that have vertical operations as Verano’s most direct competition, including the following US based public reporting companies: Green Thumb Industries Inc., Cresco Labs, Inc., Curaleaf Holdings, Inc., and Trulieve Cannabis Corp.
Aside from existing direct competition in states in which Verano currently operates, out-of-state operators that are capitalized well enough to enter state markets through acquisitions are also considered part of the competitive landscape. Similarly, as Verano pursues its national footprint growth strategy, operators in Verano’s target markets will inevitably become direct competitors. Additionally, we, along with all legally operating competitors, face competition from the illicit markets. However, as state and local regulators increase scrutiny on these illicit markets, management of Verano believes this competitive threat will be meaningfully reduced.
There remains a significant lack of traditional sources of bank lending and equity capital available to fund the operations of companies in the cannabis sector. Financing for companies in the cannabis sector is more difficult than other sectors, particularly in the United States, due to the fact that cannabis is still classified as a Schedule I drug under the Controlled Substance Act and illegal at a federal level, which creates barriers to entry. The dynamics of the changing regulatory environment at a state level further complicate financing for companies in this sector. Competitors may have better access than it does to financing sources and the capital markets.
Marketing and Sales
As of June 10, 2022, through Verano’s subsidiaries and affiliates Verano is licensed to conduct business in 14 states and actively operate businesses in 13 states, including 100 retail dispensaries and 13 cultivation and processing facilities with over 1,000,000 square feet of cultivation, with an additional facility under construction. Verano’s sales revenue is derived from Verano’s wholesale business and Verano’s national chain of retail dispensaries operating under Verano’s brands including Zen Leaf™ and MÜV™.
For the year ended December 31, 2021, approximately 27% of Verano’s consolidated sales were generated by Verano’s wholesale operations and approximately 73% of Verano’s consolidated sales were generated by Verano’s retail dispensary operations. For the first quarter of 2022, Verano’s consolidated revenues were comprised of approximately 24% wholesale and approximately 76% retail sales. For 2021, medical-use sales and adult-use sales contributed approximately 60% and 40% of Verano’s consolidated revenues, respectively, and for the first quarter of 2022, Verano’s consolidated revenues were comprised approximately 65% of medical-use sales and approximately 35% of adult-use sales.
As of December 31, 2021, approximately 31% of Verano’s consolidated sales were generated in Illinois where 74% of Verano’s consolidated sales were in adult-use products. Approximately 25% of Verano’s consolidated sales were generated by Verano’s Florida operations, where all sales are generated by Verano’s retail stores given the vertical integration nature of Florida’s cannabis regulations. Verano is not dependent upon any single customer, or a few customers and the loss of any single customer or a few customers would not have a material adverse effect on Verano’s business or financial results.
Some of the states in which Verano operates has regulations that restrict marketing and sales activities of cannabis products. Restrictions may specify what, where and to whom product information and descriptions may appear or be advertised. Marketing, advertising, packaging and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. Verano strive to deploy a diverse range of marketing and brand recognition strategies that comply with applicable local and state laws and regulations.
In medical cannabis markets Verano seeks to educate patients and potential patients about Its products and medical dispensaries through certifying physicians, community outreach events and on-going staff training and education. For adult-use markets, Verano seeks to educate customers and potential customers about Its products and retail dispensaries through community outreach events and on-going staff training and education. In Florida Verano operates a patient care call center with more than 30 staff for direct phone, email and online chat support.
Market data for medical and adult-use cannabis is limited and unreliable due to ongoing regulatory changes and unreliable market information on supply levels. Verano relies largely on Its own market research to forecast sales based upon historical sales, demographics, regulatory changes, demand, competition and similar consumer research. Forecasts for markets expanding into adult-use of cannabis are generally more reliable than forecasts for medical cannabis in states launching their initial programs.
Cultivation and Production
The cultivation and production of cannabis products requires licensing and permitting by each state where operations are conducted. As of June 10, 2022, Verano owned 12 cultivation and processing licensed facilities, leased one cultivation and processing facility and Verano was constructing a facility at an additional owned location. As of June 10, 2022, Verano’s 13 licensed cultivation and processing facilities had over 1,000,000 square feet of cultivation.
Each new manufacturing suite is built to ISO 8 clean room specifications and employs advanced nutritional and pharmaceutical formulations technology for the most optimal delivery methods. Verano’s cultivation grows pesticide-free to meet testing, inventory and other applicable state regulatory requirements. Verano has implemented and adheres to standard operating procedures across all of Its cultivation and manufacturing facilities.
Although cannabis is an agricultural product, Verano’s cultivation methodologies employ a perpetual harvest system whereby plants are propagated and thereafter harvested on a staggered schedule. This ensures limited variability in the availability of finished products and minimizes the otherwise cyclical or seasonal nature of the business.
Components
The principal components in the production of Verano’s consumer packaged products include cannabis grown internally or acquired through wholesale channels, other agricultural products, and packaging materials (including glass, plastic and cardboard) acquired through wholesale channels. Almost all raw material input, except packaging materials, used to produce Verano’s cannabis consumer packaged goods are cultivated or processed internally for further use in the manufacturing process.
Due to the US federal prohibition on cannabis, Verano must source cannabis within each individual state in which it operates. While there are opportunities for centralized sourcing of some packaging materials, given each state’s unique regulatory requirements, Verano believes multi-state operators currently do not have access to nationwide packaging solutions.
Environmental
Similar to traditional agricultural practices, the cultivation and processing of cannabis can impact the environment through waste, energy use, air pollutants, agriculture water runoff and soil degradation, with the extent of these environmental impacts being contingent on the methods of cultivation and production employed. The cannabis industry has been in its early stages and as the cannabis industry continues to mature and expand in connection with increasing legalization, Verano believes the industry will develop industry-wise business practices that include comprehensive environmental sustainability in accordance with emerging state regulatory requirements. The establishment of cooperative policies and standards across local, state, regional, and national levels for both cannabis and hemp markets will be pivotal to advancing environmental sustainability across the cannabis industry.
Organic plant waste and single-use consumer packaging make up a significant portion of the waste generated from the industrial-scale cultivation and processing of cannabis. In many states, cannabis waste must be rendered “unusable” and “unrecognizable” before it is then required to be mixed with non-cannabis waste to achieve a ratio of 50% cannabis waste and 50% non-cannabis waste. While many states offer various alternatives that may be mixed with cannabis waste, cultivation sites may be unable to provide sufficient volumes of non-cannabis waste to reach the necessary ratio without adding superfluous waste or having to haul in additional waste to augment.
Cannabis is an energy-intensive crop, especially when cultivated indoor. Energy is needed for lighting, environmental controls, and hydration at indoor cultivation operations. Access to energy infrastructure (power grids) can be a challenge that can cause a temporary reliance on generators that run on fossil fuels that impact air quality. Indoor cultivation is Verano’s primary method of cultivating cannabis due to the market demand for consistent, high-quality cannabis products year-round, regardless of adverse weather and fluctuating daylight. According to the National Cannabis Industry Association, as of October 2020, an estimated 63% of commercial cannabis cultivation has been conducted indoors with another 20% conducted in partial indoor operations, such as greenhouses. In 2021 and currently, almost all of Verano’s cultivation is indoor. Verano expect to conduct substantially all cultivation and production in indoor facilities.
In addition to generated electricity, the cultivation and processing of cannabis and the transportation of cannabis products all contribute to air emissions. Cannabis, like many other crops, often relies upon water supplied through artificial irrigation. Agricultural runoff from cannabis cultivation can contain wastewater pollutants, which can have an impact on the environment. Soil erosion, nutrient loss, reduction in organic carbon stored within the soil, and increased acidity are all linked to traditional agriculture practices, although such environmental impacts are more prevalent in outdoor cultivation.
Verano believes that cannabis businesses that incorporate environmentally sustainable practices must start with a comprehensive plan for cultivation and production that enables operators to consider the short, medium, and long-term impacts of their operations. Such a plan must have timelines for implementation, objective metrics to gauge progress, standards to monitor compliance and periodic evaluation of the plan itself.
Verano is in the process of evaluating Verano’s operations in order to structure a comprehensive cultivation plan that considers the short, medium, and long-term environmental impacts of Verano’s operations, and in doing so Verano has identified emerging agricultural practices that promote environmental sustainability that could be applied to the cannabis industry. An early-stage practice for managing plant waste involves on-site anaerobic digestion that uses the plant waste to generate and capture methane, carbon dioxide, and nutrient-rich fertilizer which provides diversion from landfills and the reuse of plant waste. Cultivation and retail cannabis facilities could collaborate on establishing practices that promote and integrate reusable and refillable containers for their products, instead of disposable single-use packaging designs. Through proactive planning and the leveraging of business networks, the cannabis industry could collaboratively pursue more energy-efficient practices. Implementing LED lighting and more efficient HVAC systems helps reduce energy use in indoor grow facilities. Optimizing space utilization and scheduling the use of high energy equipment around peak demand can also reduce the energy impacts of the cannabis industry. Existing emission control technologies have the potential to be broadly applied across the cannabis industry to mitigate adverse air quality impacts. Industry best practices could focus on minimizing water usage and agriculture runoff as well as eliminating adverse impacts to water quality from any discharges back into the environment.
Federal legalization of cannabis would open access to federal programs, such as the US Department of Agriculture for financial and technical assistance, the Small Business Administration for loan assistance, the Environmental Protection Agency for grants, technical assistance, education, research, and traditional funding through nationally recognized financial institutions. Federal legalization also can advance the industry while protecting consumers and the environment with a national regulatory structure that considers environmental sustainability.
Verano believes it is compliant with all applicable environmental regulations and laws and properly dispose of toxic and hazardous substances used in its operations. Expenditures for compliance with environmental laws and regulations historically have not been material to Verano’s financial results, but could become an increasing expense for Verano as it develops and implements a comprehensive plan for environmentally sustainable practices and if enhanced environmental laws and regulations are enacted for the cannabis industry.
Employees and Human Capital
Verano recruits, hires and promotes individuals that it believes are best qualified for each position, priding itself on using a selection process that recruits people who are trainable, cooperative and share Verano’s core values as a company. As of March 25, 2022, Verano had 3,888 employees across its consolidated operating jurisdictions, including corporate, retail, cultivation and processing, both full- and part-time employees, and including but not limited to: finance and accounting, legal, human resources, regulatory and compliance, supply chain and operations, sales and marketing, commercial and cannabis agriculture, chemists, customer service, construction and project management, and real estate.
Verano offers a comprehensive package of company-sponsored benefits to Verano’s employees. Eligibility depends on the full-time or part-time status, employee location and other factors, and benefits include medical and dental plans, disability insurance, a 401(k) retirement and savings plan, employee assistance programs and life insurance. Additionally, Verano believes in aligned incentives and utilize employee stock and incentive plans for a competitive total rewards program. Verano did not experience any work stoppages in 2021 (other than disruptions caused by complying with COVID-19 emergency measures mandated by governmental authorities) and Verano considers its relationship with its employees to be good. Numerous states deemed cannabis “essential” as other businesses were required to close because of the COVID-19 pandemic.
Approximately 180 employees who work in New Jersey’s cultivation and dispensary operations are covered by a collective bargaining agreement that was recently entered into with United Food and Commercial Workers International Union Local 360. Union elections at the Lombard and Highland Park, Illinois retail dispensaries in favor of union representation were recently certified and collective bargaining discussions at those locations have begun. The terms of the collective bargaining agreements have not been determined at this time. Certain employees of Goodness Growth are represented by local offices of the United Food and Commercial Workers International Union in New York, Maryland and Minnesota, and it is expected that if the Goodness Growth acquisition is consummated, those labor union contracts will remain in place at such time in accordance with their terms.
Specialized Skill and Knowledge
Verano believes it is a leader in its industry and in order to maintain a leadership position, Verano relies on a motivated and experienced team, focused on offering the highest quality products and services to its customers in a highly-regulated industry. Verano employs a diverse group of individuals, hand-picked for their respective administrative, operational, or financial expertise, and where appropriate, chosen for their experience and demonstrated skill in the cultivation and operations of medical and adult-use cannabis.
Verano has established training and education tools designed to align employee training efforts and resources with its core principles and strategic goals. Employees are expected to complete at least 20 hours of continued training and education annually. Verano’s training tools are designed to be flexible to include new policies and procedures, and can be revised as necessary based on new or ongoing operational concerns, management observations, regulatory changes and new or improved practices. Verano’s employees undergo significant and diverse training, tailored to each employee based on their function and business-lines. Training includes but is not limited to the following topics: (i) applicable laws, rules, and regulations; (ii) propagation, cloning, and nursery management; (iii) transplanting and vegetative growth; (iv) fertigation and nutrient management; (v) irrigation and water conservation; (vi) integrated pest management and biosecurity; (vii) flower canopy management; (viii) harvesting; (ix) drying and curing; (x) waste and disposal procedures; (xi) trimming and packaging preparation; (xii) sampling, laboratory testing, and quality assurance; (xiii) extraction, infusion, and food handling; (xiv) surveillance and security; (xv) inventory control; (xvi) emergency preparedness and response; (xvii) diversion control and prevention; (xviii) health, safety, sanitation and hygiene; (xix) recordkeeping and reporting: (xx) recall and quarantine procedures; (xxi) regulatory inspection preparedness; and (xxii) law enforcement interactions.
Social Equity
Verano believes that a more diverse and community focused cannabis industry leads to a more sustainable, inclusive and responsible one. Verano aim to foster a more equitable industry where participation and success are possible regardless of the numerous factors that have historically held many people, businesses, and communities back. To support the growth of an inclusive cannabis industry, Verano is implementing social equity initiatives at the national level and in states and municipalities in which Verano operates. The social equity programs are generally designed to develop and carry out initiatives that seek to provide support and create opportunities in the cannabis industry for deprived communities, people of color and other disadvantaged minorities. In each state of operation, Verano seeks to partner with local organizations to provide education, entrance into the cannabis industry, or other growth opportunities to both Verano’s employees and the community. Recently, Verano partnered with Legal Aid Chicago to host a virtual expungement and record sealing clinic to provide relief for those with nonviolent cannabis offenses. In Florida Verano provides medical cannabis education through certifying physicians, community outreach events and ongoing staff education, all of which are supported by a patient care call center with more than 30 staff for direct phone, email and online chat support. At the state and local level, Verano has focused on the region to create volunteer opportunities for employees and donate to charitable organizations, including matching employee donations.
Nationally, Verano has made major charitable contributions to the Lynn Sage Breast Cancer Foundation, provided endowments for first generation college students, and hosted employee volunteer days. Verano plan to continue and expand these partnerships and events at the national, state and local levels to increase social equity in the cannabis industry.
Many states and cities have implemented social equity programs in connection with the legalization of medical or adult-use cannabis. These programs attempt to ensure that people of color, other disadvantaged minorities and those with marijuana offenses prior to legalization, be afforded an opportunity to participate in a meaningful way in the cannabis industry. As new medical and adult-use legislation is passed, multi-state operators such as Verano may be prevented, limited or discouraged from obtaining new licenses, renewing licenses or from participating in new markets or existing markets.
Implications of Being an Emerging Growth Company
Verano had less than $1.07 billion in revenue for 2021, its last fiscal year, which means that Verano qualifies as an Emerging Growth Company. As such, Verano may take advantage of certain exemptions from various SEC reporting requirements that are applicable to reporting entities that are not Emerging Growth Companies. These exemptions include:

•
reduced disclosure about Verano’s executive compensation arrangements;

•
exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act that require a public company’s independent public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•
exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

•
exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

Verano may take advantage of these exemptions until it no longer qualifies as an Emerging Growth Company. Verano has elected not to use the extended transition period for adopting new or revised financial accounting standards and, as a result, Verano will comply with new or revised financial accounting standards on the relevant dates on which adoption of such standards is required for other public companies that are not Emerging Growth Companies.
Verano would cease to be an Emerging Growth Company upon the first to occur of: (i) the last day of the first fiscal year in which Verano’s annual gross revenues exceed $1.07 billion, (ii) the date on which Verano will have issued more than $1 billion in non-convertible debt securities during the previous three years, (iii) the last day of the fiscal year in which Verano is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, and (iv) five years after an offering to the public of Verano’s equity securities pursuant to an effective registration statement under the Securities Act. Verano would be deemed to be a “large accelerated filer” if the following three conditions are met: (a) the market value of the Verano Subordinate Voting Shares held by non-affiliates exceeds $700 million as of the last business day of Verano’s most recently completed second fiscal quarter, (b) Verano was subject to Exchange Act reporting requirements for at least 12 calendar months and (c) Verano filed at least one annual report on Form 10-K with the SEC.
Transition Period to Comply with Management’s Assessment of Internal Controls over Financial Reporting
In accordance with the SEC’s requirements for Form 10 registration statements, Verano is not required to include a report of management’s assessment regarding internal controls over financial reporting in this Registration Statement, and Verano’s independent public accounting firm is not required to provide an attestation report on the effectiveness of Verano’s internal control over financial reporting in this Registration Statement.
On the Effective Date and continuing during a transition period provided by the SEC for newly public reporting companies in Section 404 of SOX, Verano will be exempted from the requirement that it include a management’s report on its assessment of Verano’s internal control over financial reporting until Verano’s second Annual Report on Form 10-K is filed with the SEC.
Verano may also take advantage of other transition periods for compliance provided by the SEC for newly public reporting companies.
Description of Verano’s Properties
The following tables set forth Verano’s owned and leased physical properties as of March 25, 2022, which includes the corporate principal office, a call center, locations of operating dispensaries, dispensaries under construction and actively being planned, and locations for operating cultivation and processing facilities and cultivation and processing facilities under construction. In some cases, dispensary sites under construction or being planned are intended to be re-location sites. The cultivation and processing facilities in operation comprise over 1,000,000 square feet.
Property Type	Owned/ Leased	County	State
Arizona:
two cultivation facilities and six dispensary sites
Cultivation facility	Owned	Navajo County	Arizona
Cultivation facility	Owned	Pinal County	Arizona
Dispensaries (five)	Leased	Maricopa County	Arizona

Property Type	Owned/ Leased	County	State
Dispensary	Owned	Maricopa County	Arizona
Arkansas:
one dispensary site
Dispensary	Owned	Union County	Arkansas
Connecticut:
one cultivation facility and two dispensary sites
Cultivation facility	Owned	Hartford County	Connecticut
Dispensary (two)	Leased	New Haven County	Connecticut
Florida:
one call center, two cultivation facilities, forty-five dispensary sites, four dispensary sites under construction and two planned dispensary sites
Call Center	Owned	Hillsborough County	Florida
Cultivation facility	Owned	Hillsborough County	Florida
Cultivation facility	Owned	Putnam County	Florida
Dispensaries (two)	Leased	Manatee County	Florida
Dispensaries (three and one planned)	Leased	Lee County	Florida
Dispensaries (three)	Leased	Palm Beach County	Florida
Dispensaries (four)	Leased	Pinellas County	Florida
Dispensaries (one and one planned)	Leased	Broward County	Florida
Dispensary	Leased	Alachua County	Florida
Dispensaries (two)	Leased	Duval County	Florida
Dispensary	Leased	Monroe County	Florida
Dispensary	Leased	Lake County	Florida
Dispensary	Leased	Polk County	Florida
Dispensaries (eight)	Leased	Hillsborough County	Florida
Dispensary	Leased	Brevard County	Florida
Dispensary	Owned	Brevard County	Florida
Dispensaries (one and one under construction)	Leased	Miami-Dade County	Florida
Dispensaries (two)	Leased	Sarasota County	Florida
Dispensaries (two)	Leased	Volusia County	Florida
Dispensaries (two)	Leased	Orange County	Florida
Dispensary	Leased	Escambia County	Florida
Dispensary	Leased	St. Lucie County	Florida
Dispensary	Leased	Indian River County	Florida
Dispensary	Leased	Okaloosa County	Florida
Dispensary	Leased	Pasco County	Florida
Dispensary	Leased	St. Johns County	Florida
Dispensary	Owned	Seminole County	Florida
Dispensary	Owned	Leon County	Florida
Dispensary (under construction)	Leased	Martin County	Florida
Dispensary (under construction)	Leased	Charlotte County	Florida
Dispensary	Leased	Clay County	Florida

Property Type	Owned/ Leased	County	State
Dispensary (under construction)	Leased	Collier County	Florida
Illinois:
one corporate office, one cultivation facility, ten dispensary sites and one planned dispensary site
Corporate office	Leased	Cook County	Illinois
Cultivation facility	Owned	Edwards County	Illinois
Dispensaries (five and one planned)	Leased	Cook County	Illinois
Dispensary	Leased	Kane County	Illinois
Dispensary	Leased	Lake County	Illinois
Dispensaries (three)	Leased	DuPage County	Illinois
Maryland:
one cultivation facility, four dispensary sites and one dispensary site under construction
Cultivation facility	Owned	Howard County	Maryland
Dispensary	Owned	Anne Arundel County	Maryland
Dispensary	Leased	Baltimore County	Maryland
Dispensary	Leased	Montgomery County	Maryland
Dispensary (under construction)	Leased	Anne Arundel County	Maryland
Dispensary	Owned	Howard County	Maryland
Massachusetts:
one cultivation facility and two dispensary sites
Cultivation facility	Owned	Norfolk County	Massachusetts
Dispensary	Leased	Norfolk County	Massachusetts
Dispensary	Leased	Plymouth County	Massachusetts
Michigan:
one dispensary site
Dispensary	Owned	Berrien County	Michigan
Nevada:
one cultivation facility, three dispensary sites and one dispensary site under construction
Cultivation facility	Owned	Clark County	Nevada
Dispensaries (one and one under construction)	Owned	Clark County	Nevada
Dispensary (two)	Leased	Clark County	Nevada
New Jersey:
one cultivation facility and three dispensary sites
Cultivation facility	Owned	Hunterdown County	New Jersey
Dispensary	Leased	Monmouth	New Jersey
Dispensary	Leased	Mercer	New Jersey
Dispensary	Leased	Union	New Jersey
Ohio:
one cultivation facility and five dispensary sites
Cultivation facility	Owned	Stark County	Ohio
Dispensary	Owned	Licking County	Ohio

Property Type	Owned/ Leased	County	State
Dispensary	Leased	Montgomery	Ohio
Dispensary	Leased	Hamilton	Ohio
Dispensary	Leased	Wood County	Ohio
Dispensary	Owned	Stark County	Ohio
Pennsylvania:
one cultivation facility, twelve dispensary sites, a cultivation facility under construction and four dispensary sites under construction
Cultivation facility	Owned	Chester County	Pennsylvania
Cultivation facility (under construction)	Owned	Chester County	Pennsylvania
Dispensary	Leased	Philadelphia County	Pennsylvania
Dispensary	Leased	Dauphin	Pennsylvania
Dispensary	Leased	Logan County	Pennsylvania
Dispensary	Leased	York County	Pennsylvania
Dispensary and office	Leased	Montgomery	Pennsylvania
Dispensary and office (under construction)	Owned	Montgomery	Pennsylvania
Dispensary (under construction)	Owned	Montgomery	Pennsylvania
Dispensary	Leased	Bucks	Pennsylvania
Dispensary (one and one under construction)	Leased	Delaware	Pennsylvania
Dispensary (under construction)	Leased	Westmoreland	Pennsylvania
Dispensary	Owned	Venango	Pennsylvania
Dispensary	Owned	Allegheny	Pennsylvania
Dispensary	Owned	Washington	Pennsylvania
Dispensary	Leased	Chester County	Pennsylvania
Dispensary	Owned	Chester County	Pennsylvania
West Virginia:
one cultivation facility, one dispensary site and four dispensary sites under construction
Cultivation facility	Leased	Raleigh	West Virginia
Dispensary (one and one under construction)	Leased	Monongalia	West Virginia
Dispensary (under construction)	Leased	Harrison	West Virginia
Dispensary (under construction)	Leased	Ohio	West Virginia
Dispensary (under construction)	Leased	Upshur	West Virginia
Properties Subject to an Encumbrance.
Substantially all of the real property owned by Verano’s subsidiaries is subject to mortgages that secure outstanding indebtedness for borrowed money or are otherwise pledged as collateral securing the obligations of Verano and the other credit parties that are outstanding under the Credit Agreement. In addition, Verano and its subsidiaries that are credit parties under the Credit Agreement have pledged substantially all their other assets to secure, on a joint and several basis, the obligations under the Credit Agreement, including their cash, accounts receivable, inventory, licenses and permits, intellectual property, equipment and ownership interests in other credit parties.
Description of Verano’s Legal Proceedings
Neither Verano nor any of its subsidiaries is a party to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on Verano’s business, financial condition, results of operations, or financial statements, taken as a whole, if determined adversely to Verano.

Market Price Of and Dividends on Verano’s Common Equity and Related Stockholder Matters
Shareholders
As of March 25, 2022, there were 586 holders of record of Verano Subordinate Voting Shares and 91 holders of record of Verano Proportionate Voting Shares.
Share Structure
Verano is authorized to issue an unlimited number of Verano Subordinate Voting Shares and an unlimited number of Verano Proportionate Voting Shares. As of September 12, 2022, 321,123,370.6238 Verano Subordinate Voting Shares and 134,231.9278 Verano Proportionate Voting Shares were issued and outstanding.
The following is a summary of the rights, privileges, restrictions and conditions attached to the Verano Subordinate Voting Shares and the Verano Proportionate Voting Shares (collectively, the “Verano Shares”). This summary is general in nature and does not purport to be complete.
Verano Subordinate Voting Shares
Holders of Verano Subordinate Voting Shares will be entitled to notice of and to attend and vote at any meeting of the shareholders of Verano, except a meeting of which only holders of another class or series of shares of Verano will have the right to vote. At each such meeting, holders of Verano Subordinate Voting Shares will be entitled to one vote in respect of each Verano Subordinate Voting Share held.
As long as any Verano Subordinate Voting Shares remain outstanding, Verano will not, without the consent of the holders of the Verano Subordinate Voting Shares by separate special resolution, alter or amend the articles of Verano if the result of such alteration or amendment would (i) prejudice or interfere with any right or special right attached to the Verano Subordinate Voting Shares or (ii) affect the rights or special rights of the holders of Verano Shares or on a per share basis.
Holders of Verano Subordinate Voting Shares will be entitled to receive as and when declared by the Verano Board, dividends in cash or property of Verano. No dividend will be declared on the Verano Subordinate Voting Shares unless Verano simultaneously declares an equivalent dividend on the Verano Proportionate Voting Shares in an amount per Verano Proportionate Voting Share equal to the amount of the dividend declared per Verano Subordinate Voting Share, multiplied by 100.
The Verano Board may declare a stock dividend payable in Verano Subordinate Voting Shares on the Verano Subordinate Voting Shares, but only if the Verano Board simultaneously declares a stock dividend payable in: (i) Verano Proportionate Voting Shares on the Verano Proportionate Voting Shares, in a number of shares per Verano Proportionate Voting Share equal to the number of Verano Subordinate Voting Shares declared as a dividend per Verano Subordinate Voting Share; or (ii) Verano Subordinate Voting Shares on the Verano Proportionate Voting Shares, in a number of shares per Verano Proportionate Voting Share (or a fraction thereof) equal to the number of Verano Subordinate Voting Shares declared as a dividend per Verano Subordinate Voting Share, multiplied by 100.
The Verano Board may declare a stock dividend payable in Verano Proportionate Voting Shares on the Verano Subordinate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in Verano Proportionate Voting Shares on the Verano Proportionate Voting Shares, in a number of shares per Verano Proportionate Voting Share equal to the number of Verano Proportionate Voting Shares declared as a dividend per Verano Subordinate Voting Share, multiplied by 100.
Holders of fractional Verano Subordinate Voting Shares will be entitled to receive any dividend declared on the Verano Subordinate Voting Shares in an amount equal to the dividend per Verano Subordinate Voting Share multiplied by the fraction thereof held by such holder.
In the event of the liquidation, dissolution or winding-up of Verano, whether voluntary or involuntary, or in the event of any other distribution of assets of Verano among its shareholders for the purpose of winding up its affairs, the holders of Verano Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of Verano ranking in priority to the Verano Subordinate Voting Shares, be entitled to participate rateably along with all the holders of Verano Proportionate Voting Shares, with the amount of such distribution per Verano Subordinate Voting Share equal to the amount of such distribution per Verano Proportionate Voting Share divided by 100. Each fraction of a Verano Subordinate Voting Share will be entitled to the amount calculated by multiplying such fraction by the amount payable per whole Verano Subordinate Voting Share.
No subdivision or consolidation of the Verano Subordinate Voting Shares will occur unless, simultaneously, the Verano Proportionate Voting Shares are subdivided or consolidated using the same divisor or multiplier.
If an offer is made to purchase Verano Proportionate Voting Shares, and such offer is required pursuant to applicable securities legislation or the rules of any stock exchange on which the Verano Proportionate Voting Shares or the Verano Subordinate Voting Shares which may be obtained upon conversion of the Verano Proportionate Voting Shares may then be listed, to be made to all or substantially all of the holders of Verano Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, a “Verano Purchase Offer”) and not made to the holders of Verano Subordinate Voting Shares for consideration per Verano Subordinate Voting Share equal to or greater than 1/100th (0.01) of the consideration offered per Verano Proportionate Voting Share, then each Verano Subordinate Voting Share will become convertible at the option of the holder into Verano Proportionate Voting Shares on the basis of 100 Verano Subordinate Voting Shares for one Verano Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Verano Subordinate Voting Share Conversion Right”).
The Verano Subordinate Voting Share Conversion Right may only be exercised for the purpose of depositing the Verano Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the Verano Subordinate Voting Share Conversion Right is exercised, Verano will procure that the transfer agent for the Verano Subordinate Voting Shares will deposit under such Offer the Verano Proportionate Voting Shares acquired upon conversion, on behalf of the holder.
If Verano Proportionate Voting Shares issued upon such conversion and deposited under such Offer are withdrawn by such holder, or such Offer is abandoned, withdrawn or terminated by the offeror, or such Offer expires without the offeror taking up and paying for such Verano Proportionate Voting Shares, such Verano Proportionate Voting Shares and any fractions thereof issued will automatically, without further action on the part of the holder thereof, be reconverted into Verano Subordinate Voting Shares on the basis of one Verano Proportionate Voting Share for 100 Verano Subordinate Voting Shares, and Verano will procure that the transfer agent for the Verano Subordinate Voting Shares will send to such holder a direct registration statement(s) or certificate(s) representing the Verano Subordinate Voting Shares acquired upon such reconversion. If the offeror under such Offer takes up and pays for the Verano Proportionate Voting Shares acquired upon exercise of the Verano Subordinate Voting Share Conversion Right, Verano will procure that the transfer agent for the Verano Subordinate Voting Shares will deliver to the holders of such Verano Proportionate Voting Shares the consideration paid for such Verano Proportionate Voting Shares by such offeror.
Subject to approval by the Verano Board, each Verano Subordinate Voting Share may be converted at the option of the holder into such number of Verano Proportionate Voting Shares as is determined by dividing the number of Verano Subordinate Voting Shares being converted by 100, provided the Verano Board has approved such conversion.
Verano Proportionate Voting Shares
Holders of Verano Proportionate Voting Shares will be entitled to notice of and to attend and vote at any meeting of the shareholders of Verano, except a meeting of which only holders of another class or series of shares of Verano will have the right to vote. Subject to the terms set out in the articles of Verano, at each such meeting, holders of Verano Proportionate Voting Shares will be entitled to 100 votes in respect of each Verano Proportionate Voting Share, and each fraction of a Verano Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 100 and rounding the product down to the nearest whole number, at each such meeting.
As long as any Verano Proportionate Voting Shares remain outstanding, Verano will not, without the consent of the holders of the Verano Proportionate Voting Shares expressed by separate special resolution, alter or amend the articles of Verano if the result of such alteration or amendment would (i) prejudice or interfere with any right or special right attached to the Verano Proportionate Voting Shares or (ii) affect the rights or special rights of the holders of Verano Shares on a per share basis. At any meeting of holders of Verano Proportionate Voting Shares called to consider such a separate special resolution, each whole Verano Proportionate Voting Share will entitle the holder to one vote.
Holders of Verano Proportionate Voting Shares will be entitled to receive, as and when declared by the Verano Board, dividends in cash or property of Verano. No dividend will be declared on the Verano Proportionate Voting Shares unless Verano simultaneously declares equivalent dividends on the Verano Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Verano Proportionate Voting Share divided by 100.
The Verano Board may declare a stock dividend payable in Verano Proportionate Voting Shares on the Verano Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in (i) Verano Proportionate Voting Shares on the Verano Subordinate Voting Shares, in a number of shares per Verano Subordinate Voting Share equal to the number of Verano Proportionate Voting Shares declared as a dividend per Verano Proportionate Voting Share, divided by 100, or (ii) Verano Subordinate Voting Shares on the Verano Subordinate Voting Shares, in a number of shares per Verano Subordinate Voting Share equal to the number of Verano Proportionate Voting Shares declared as a dividend per Verano Proportionate Voting Share. The Verano Board may declare a stock dividend payable in Verano Subordinate Voting Shares on the Verano Proportionate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in Verano Subordinate Voting Shares on the Verano Subordinate Voting Shares, in a number of shares per Verano Subordinate Voting Share equal to the number of Verano Subordinate Voting Shares declared as a dividend per Verano Proportionate Voting Share, divided by 100.
In the event of the liquidation, dissolution or winding-up of Verano, whether voluntary or involuntary, or in the event of any other distribution of assets of Verano among its shareholders for the purpose of winding up its affairs, the holders of Verano Proportionate Voting Shares will be entitled to participate rateably along with the holders of Verano Subordinate Voting Shares, with the amount of such distribution per Verano Proportionate Voting Share equal to the amount of such distribution per Verano Subordinate Voting Share multiplied by 100; and each fraction of a Verano Proportionate Voting Share will be entitled to the amount calculated by multiplying the fraction by the amount payable per whole Verano Proportionate Voting Share.
No subdivision or consolidation of the Verano Proportionate Voting Shares may occur unless, simultaneously, the Verano Subordinate Voting Shares are subdivided or consolidated using the same divisor or multiplier.
Each Verano Proportionate Voting Share shall be convertible, at the option of the holder thereof, into such number of Verano Subordinate Voting Shares as is determined by multiplying the number of Verano Proportionate Voting Shares in respect of which the share conversion right is exercised by 100. The ability of a holder to convert the Verano Proportionate Voting Shares during the Restricted Conversion Period is subject to a restriction that, unless the Verano Board determines otherwise, the aggregate number of Verano Subordinate Voting Shares and Verano Proportionate Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act), may not exceed 40% of the aggregate number of Verano Subordinate Voting Shares and Verano Proportionate Voting Shares and outstanding after giving effect to such conversions, determined in accordance with the Verano Articles.
In addition, in accordance with and subject to the terms of the Verano Articles, Verano may require a holder of Verano Proportionate Voting Shares to convert all, but not less than all, of the Verano Proportionate Voting Shares held by such holder into Verano Subordinate Voting Shares if (i) Verano is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and (ii) the Verano Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange. Each Verano Proportionate Voting Share shall be convertible into such number of fully paid and non-assessable Verano Subordinate Voting Shares as is determined by multiplying the number of Verano Proportionate Voting Shares in respect of which the share conversion right is exercised by 100.

Trading Price Range and Volume
The Verano Subordinate Voting Shares commenced trading on the CSE under the trading symbol “VRNO” on February 17, 2021. The Verano Subordinate Voting Shares are also quoted over-the-counter in the United States on the OTCQX under the symbol “VRNOF”. The Verano Proportionate Voting Shares are not listed or quoted for trading in any jurisdiction.
The following table sets forth trading information (in Canadian dollars) for the Verano Subordinate Voting Shares on the CSE for the months indicated, based on intraday trading numbers (Source: TMX Money).
Month	High		Low		Aggregate Volume
September 2021	C$	16.30	C$	13.90	6,236,784
October 2021	C$	14.49	C$	12.75	6,453,306
November 2021	C$	18.78	C$	12.30	12,949,376
December 2021	C$	15.99	C$	12.64	7,777,047
January 2022	C$	17.45	C$	12.78	6,443,985
February 2022	C$	16.65	C$	12.81	11,053,470
March, 2022	C$	13.57	C$	11.22	5,945,872
April, 2022	C$	12.64	C$	9.45	7,633,717
May 2022	C$	10.46	C$	8.70	5,211,592
June 2022	C$	10.76	C$	7.15	5,563,948
July 2022	C$	8.99	C$	6.76	2,889,280
August 2022	C$	9.36	C$	6.00	8,177,019
September 1 – 9, 2022	C$	9.00	C$	7.91	1,198,825
On January 31, 2022, the last trading day prior to the public announcement of the Arrangement, the closing price of the Verano Subordinate Voting Shares on the CSE was C$13.40 per Verano Subordinate Voting Share.
Dividends
There are no restrictions in Verano’s articles that prevent it from paying dividends; however, holders of the Verano Subordinate Voting Shares or Verano Proportionate Voting Shares do not have the right to receive dividends on such shares unless declared by the Verano Board in its discretion. The Credit Agreement further restricts Verano’s ability to pay dividends. As of the date of this Circular, Verano has not paid dividends on the Verano Subordinate Voting Shares nor the Verano Proportionate Voting Shares, and it is not anticipated that Verano will pay any dividends in the foreseeable future. Rather, Verano currently intends to retain future earnings, if any, to fund the development and growth of its business and does not intend to pay any cash dividends on the Verano Subordinate Voting Shares or the Verano Proportionate Voting Shares for the foreseeable future. Any decision to pay dividends in the future will be made by the Verano Board on the basis of earnings, financial requirements and other conditions existing at the time, and all Verano Shares are entitled to an equal share in any dividends declared and paid.
Equity Incentive Plan
The Equity Incentive Plan was approved by Majesta Minerals shareholders on January 27, 2021 and was adopted and approved by the Board on February 11, 2021 upon the consummation of the RTO.
The following table provides certain information as of December 31, 2021 with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which Verano’s equity securities are authorized for issuance, aggregated as follows.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)(3)
Equity compensation plans approved by securityholders
Equity Incentive Plan	2,706,200 Verano Subordinate Voting Shares	$23.70	28,676,557 Verano Subordinate Voting Shares
Equity Compensation plans not approved by security holders
None
Total	2,706,200 Verano Subordinate Voting Shares	$23.70	28,676,557 Verano Subordinate Voting Shares

(1)
Represents 26,492 Company RSUs and 570 Company Options. Each Company RSU vests into Verano Proportionate Voting Shares and each Company Option is exercisable for Verano Proportionate Voting Shares. The Verano Proportionate Voting Shares are represented as converted into Verano Subordinate Voting Shares on the basis of 100 Verano Subordinate Voting Shares for one Verano Proportionate Voting Share.

(2)
The weighted average exercise price of Verano Options has been adjusted by dividing the stated exercise price by 100 to reflect the conversion of the underlying Verano Proportionate Voting Shares into Verano Subordinate Voting Shares, and then such adjusted exercise price has been converted to US dollars based on the exchange rate published by the Bank of Canada on the day immediately preceding the grant dates of Verano Options.

(3)
The aggregate number of Shares that may be issued under the Equity Incentive Plan is equal to 10% of the Shares outstanding (i.e. the Verano Subordinate Voting Shares plus Verano Proportionate Voting Shares on an as-converted basis of 100 Verano Subordinate Voting Shares for one Verano Proportionate Voting Share).

Consolidated Capitalization
The following table summarizes Verano’s share and loan capital, on a consolidated basis, as of June 30, 2022. The table should be read in conjunction with the Verano’s financial statements incorporated by reference into this Circular, including the additional information provided in this Appendix “I”.
Security	Number Issued and Outstanding of Each Class
Verano Subordinate Voting Shares	318,946,319
Verano Proportionate Voting Shares	136,726(1)
Indebtedness for Borrowed Money	$403,000,000(2)

Notes:
(1)
Each Verano Proportionate Voting Share is convertible into 100 Verano Subordinate Voting Shares in certain circumstances. See “Share Capital — Verano Proportionate Voting Shares”.

(2)
Consists of $350 million of outstanding term loans under the Credit Agreement, mortgages and other debt for borrowed money. See “Recent Developments — Amended Credit Agreement”.

Go Public Transactions
In order to consummate the Go Public Transactions, on February 11, 2021 the members of Verano LLC, and owners of some of Verano LLC’s subsidiaries, through a series of transactions, exchanged their ownership interests in Verano LLC and such subsidiaries for an aggregate of 96,892,040 Verano Subordinate Voting Shares and an aggregate of 1,172,382 Verano Proportionate Voting Shares, resulting in Verano LLC becoming a wholly-owned subsidiary of Verano.
In addition, on February 11, 2021 the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for an aggregate of 18,092,987 Verano Subordinate Voting Shares and 470,984 Verano Proportionate Voting Shares, plus cash consideration of $35 million.
RTO Financing
In accordance with the terms of the RTO Financing, 10,000,000 subscription receipts were issued on January 21, 2021, at a price per subscription receipt of $10, for aggregate gross proceeds of $100 million. An aggregate of 10,000,000 Verano Subordinate Voting Shares were issued in exchange for the subscription receipts. In connection with the Financing and the RTO, Verano issued 578,354 Verano Subordinate Voting Shares and $4,579,883 in transactions costs to the offering agents as a broker fee.
Private Placement
On March 11, 2021, Verano closed an offering, on a bought deal private placement basis, of special warrants of Verano, which were exercisable into 3,510,000 Verano Subordinate Voting Shares (the “Special Warrants”), at a price per Special Warrant of C$28.50 for aggregate gross proceeds of C$100,035,00 pursuant to an agreement with Beacon Securities Limited and Canaccord Genuity Corp., on behalf of a syndicate of underwriters. All Special Warrants were exercised in full and all such Verano Subordinate Voting Shares were issued on September 24, 2021.
Acquisitions
During the year ended December 31, 2021, Verano issued an aggregate of 20,654,927 Verano Subordinate Voting Shares and an aggregate of 88,718.3227 Verano Proportionate Voting Shares in connection with acquisitions (other than the acquisitions included as part of the Go Public Transactions).
Equity Incentive Plan
During the year ended December 31, 2021, pursuant to its 2021 stock and incentive plan, Verano issued RSUs for an aggregate of 35,777.08 Verano Proportionate Voting Shares (exchangeable into Verano Subordinate Voting Shares at an exchange rate of 100:1) and stock options for an aggregate of 516.21 Verano Proportionate Voting Shares (exchangeable into Verano Subordinate Voting Shares at an exchange rate of 100:1).
Risk Factors
There are a number of risk factors that could cause future results to differ materially from those described herein, including without limitation, the risk factors described under the heading “Risk Factors — Risks Related to the Operations of Verano” in this Circular. Such risk factors include, without limitation, risks related to:
•
the impacts of economic uncertainty stemming from inflation, rising interest rates, political disruptions, global disruptions and uncertainty and declining consumer and business confidence;

•
the impacts of COVID-19 on Verano, the U.S. and global markets;

•
Verano’s limited operating history;

•
Verano intends to become an SEC reporting company in addition to remaining a public reporting company in Canada;

•
heightened scrutiny from Canadian government authorities;

•
Verano’s outstanding indebtedness and potential future indebtedness;

•
reliance on management and the potential for fraudulent activity by employees, contractors and consultants;

•
uninsured or underinsured losses;

•
potential product liability and recalls;

•
Verano’s reliance on the performance of its subsidiaries and affiliates;

•
Verano’s expansion-by-acquisition strategy;

•
the unconventional due diligence process in the medical and adult-use cannabis industry;

•
integration of and operation of acquired businesses;

•
Verano’s lack of portfolio diversification;

•
existing competition and new market entrants;

•
the introduction of synthetic alternatives by pharmaceutical and other companies;

•
the immaturity of the cannabis industry and limited comparable, competitive and established industry best practices;

•
the availability of third-party suppliers, contractors and manufacturers, and availability of raw or other materials;

•
wholesale and retail price fluctuations;

•
public opinion and perception of the cannabis industry;

•
agricultural and environmental risks and the impacts of regulations on the agriculture industries and environmental protections;

•
the U.S. federal regulatory landscape and enforcement related to medical or adult-use cannabis, including political risks, civil asset forfeiture and regulation by additional regulatory authorities;

•
difficulty accessing or maintaining banking or financial services due to the Company’s business;

•
regulatory and political changes to US state and local laws related to medical or adult-use cannabis, including political risks and regulation by additional regulatory authorities;

•
disparate state-by-state regulatory landscapes and licensing regimes for medical and adult-use cannabis;

•
the requirements to abide by anti-money laundering laws and regulations;

•
required public disclosure and governmental filings containing personal information of Verano’s officers, investors and other stakeholders;

•
the ability to, and constraints on, promoting and marketing cannabis products;

•
the potential limitations on Verano’s ability to enforce its contracts or any liens granted to it;

•
the ability to access capital markets and the availability of financing opportunities;

•
the lack of access to federal bankruptcy protections in the United States;

•
limited intellectual property protection available for cannabis products and the potential infringement by third parties;

•
reliance on information technology systems, the potential disclosure of personal information of patients and customers and cybersecurity risks;

•
Verano’s elimination of monetary liability and indemnification rights against its directors, officers and employees under British Columbia law;

•
Verano’s dual class capital structure with Class A subordinate voting shares and Class B proportionate voting shares;

•
Verano’s shareholders’ limited participation in its affairs;

•
Verano’s expectation to not declare or pay out dividends; and

•
the taxation of cannabis companies in the U.S.

These risks and uncertainties and those described under the heading “Risk Factors — Risks Related to the Operations of Verano” in this Circular are not the only ones Verano faces. Additional risks and uncertainties, including those that Verano does not currently know about or that it currently deems immaterial, may also adversely affect Verano’s business. If any of such risks actually occur, Verano’s business may be harmed, and its financial condition and results of operations may suffer significantly.
Verano’s Auditors
As previously disclosed in Verano’s Current Report on Form 8-K filed with the SEC on September 16, 2022 (the “Verano 8-K”), Baker Tilly U.S., LLP (“Baker Tilly”) resigned as Verano’s independent registered public accounting firm on September 14, 2022, and Verano’s Audit Committee accepted the resignation of Baker Tilly as of September 16, 2022. Effective September 16, 2022, Verano’s Audit Committee engaged Macias Gini & O’Connell LLP (“MGO”) to serve as Verano’s independent registered public accounting firm, commencing with the review of Verano’s financial statements to be included in Verano’s quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2022.
Verano retained Baker Tilly as its independent registered public accounting firm effective June 25, 2021, and for the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021 and through September 16, 2022, there were no disagreements with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its audit report, and, except as set forth in the following sentence, there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K). As previously disclosed in the Verano Registration Statement, Verano identified material weaknesses in connection with the restatement of previously issued financial statements for the fiscal quarters ended March 31, 2021, June 30, 2021, September 30, 2021, the fiscal year ended December 31, 2021, and the fiscal quarter ended March 31, 2022, which have not been remediated.
MGO acted as the independent auditor for Verano and Verano LLC, and audited the consolidated financial statements of Verano LLC for the years ended December 31, 2020, 2019 and 2018. During the fiscal year ended December 31, 2020, and the fiscal quarter ended March 31, 2021, Verano engaged MGO to serve as Verano’s independent registered public accounting firm before their resignation on June 25, 2021. During the fiscal years ended December 31, 2021 and December 31, 2020, and through September 16, 2022, neither Verano nor anyone on Verano’s behalf consulted MGO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Verano’s consolidated financial statements, and no written report or oral advice was provided by MGO to Verano that MGO concluded was an important factor considered by Verano in reaching a decision as to the accounting, auditing or financial reporting issue (with the exception of engaging MGO as Verano’s independent registered public accounting firm for the fiscal year ended December 31, 2020, and the fiscal quarter ended March 31, 2021, as described below), or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Upon the consummation of the Go Public Transactions and Verano’s retention of MGO for Verano, Verano dismissed Hill, Barth & King LLC (“HBK”), the prior independent registered public accounting firm for (i) AME for the year ended December 31, 2020 and (ii) Plants of Ruskin for the years ended December 31, 2020 and 2019.
The change from HBK to MGO was considered and approved by the Audit Committee and Board. The audit reports of HBK on the financial statements of the AME Group as of and for the fiscal year ended December 31, 2020 and on the financial statements of Plants of Ruskin for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor was any opinion qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2020 and 2019, and during the period of January 1, 2021 through the date of dismissal, there were no disagreements with HBK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to HBK’s satisfaction, would have caused HBK to make reference in connection with its opinion to the subject matter of the disagreement. No “reportable events”, as that term is described in Item 304 of Regulation S-K, occurred within the fiscal years ended December 31, 2020 and 2019, and subsequently up to the date of dismissal.
Verano had previously provided copies of the disclosure included with each of the Verano Registration Statement and the Verano 8-K to Baker Tilly, MGO, and HBK, as applicable. Each of Baker Tilly, MGO and HBK had furnished Verano with a letter addressed to the SEC stating whether it agrees with the statements included in each of the Verano Registration Statement and Verano 8-K, as applicable, and if not, stating the respects in which it does not agree. Copies of the letters have been previously filed with the SEC as (i) Exhibits 16.1 and 16.2 to the Verano Registration Statement on April 26, 2022; and (ii) Exhibits 16.1 and 16.2 to the Verano 8-K.
Verano’s Registrar and Transfer Agent
Odyssey Trust Company, at its offices in Calgary, Alberta, is the registrar and transfer agent for Verano’s securities.
Where Shareholders Can Find Additional Information About Verano
Verano files annual, quarterly, and current reports, proxy statements, and other information with the SEC. Verano’s SEC filings are available to the public at the SEC’s website at www.sec.gov or through the financials section of Verano’s website at https://investors.verano.com/financials/SEC-Filings/default.aspx. Unless noted otherwise, the information provided in Verano’s SEC filings (or available on Verano’s website) is not part of this proxy statement and is not incorporated by reference.
Certain information included in this Appendix “I” has been provided by Verano, or derived from Verano’s publicly available documents including the following:

(a)
Verano’s Registration Statement on Form 10 for the year ended December 31, 2021 (as amended by Amendment No. 1 to Form 10 filed on April 26, 2022, Amendment No. 2 to Form 10 filed on August 19, 2022, and Amendment No. 3 to Form 10, filed on September 8, 2022) (the “Verano Registration Statement”); and

(b)
Verano’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 19, 2022 (the “Verano Q2 Quarterly Report”).

The following information in respect of Verano has also been filed with, or furnished to, the securities commissions or similar authorities in all of the provinces and territories of Canada:

(a)
the Proxy Statement of Verano, dated July 5, 2022;

(b)
the amended and restated audited annual consolidated financial statements of Verano and the notes thereto for the fiscal years ended December 31, 2021 and 2020 and 2019 together with the reports of the auditors thereon included in the Verano Registration Statement (the “Verano Audited Financial Statements”);

(c)
the amended and restated management’s discussion and analysis of Verano for the fiscal years ended December 31, 2021, 2020 and 2019, included in the Verano Registration Statement (the “Verano Annual MD&A”);

(d)
the unaudited condensed consolidated interim financial statements of Verano for the six months ended June 30, 2021 and 2022, together with the notes thereto, included in the Verano Q2 Quarterly Report (the “Verano Unaudited Financial Statements”, and together with the Verano Audited Financial Statements, the “Verano Financial Statements”);

(e)
the management’s discussion and analysis of Verano for the six months ended June 30, 2021 and 2022, included in the Verano Q2 Quarterly Report (the “Verano Interim MD&A”);

(f)
the material change report of Verano dated January 6, 2022 relating to the resignation of Verano’s then Chief Financial Officer, and the appointment of Verano’s current Chief Financial Officer, effective January 1, 2022;

(g)
the material change report of Verano dated February 9, 2022 relating to Verano and Goodness Growth entering into the Arrangement Agreement; and

(h)
the material change report of Verano dated March 10, 2022 relating to Verano and certain of its subsidiaries and affiliates entering into a fourth amendment to its existing credit agreement, pursuant to which, among other matters, the outstanding secured term loans funded thereunder were increased by US$100 million to US$350 million.

Copies of the documents are available through the internet on SEDAR, which can be accessed on Verano’s profile page at www.sedar.com.
Any documents of the type required by National Instrument 44-101 — Short Form Prospectus Distributions to be incorporated by reference in this Circular, including any annual information form, audited annual consolidated financial statements (together with the report of the auditors thereon), information circular, unaudited interim consolidated financial statements, management’s discussion and analysis, material change reports (excluding confidential material change reports) or business acquisition reports filed by Verano with the securities authority in the provinces of Canada in which it is a reporting issuer subsequent to the date of this Circular and prior to the Meeting shall be deemed to be incorporated by reference in this Circular. These documents are available through the internet on SEDAR under Verano’s SEDAR profile at www.sedar.com. Unless specifically incorporated by reference in this Circular, documents filed or furnished by Verano on SEDAR are neither incorporated by reference in nor form a part of this Circular. Information on or connected to Verano’s website, even if referred to in a document incorporated by reference herein, is not incorporated by reference herein and does not constitute part of this Circular.
Any statement contained in this Appendix “I” or in a document incorporated by reference, or deemed to be incorporated by reference in this Circular shall be deemed to be modified or superseded for purposes of this Circular, to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this Circular modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Circular. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Circular.

VERANO AUDITED FINANCIAL STATEMENTS
The amended and restated audited annual consolidated financial statements of Verano and the notes thereto for the fiscal years ended December 31, 2021 and 2020 and 2019 together with the reports of the auditors thereon included.
(begins on the following page)

Verano Audited Financial Statements
INDEX TO FINANCIAL STATEMENTS
(a) Verano Holdings Corp. Consolidated Financial Statements for the years ended December 31, 2021, 2020 and 2019
Report of Independent Registered Public Accounting Firm	I-47
Report of Independent Registered Public Accounting Firm	I-48
Consolidated Balance Sheets	I-49
Consolidated Statements of Operations	I-50
Consolidated Statements of Changes in Shareholders’ Equity	I-51
Consolidated Statements of Cash Flows	I-52 – I-53
Notes to the Consolidated Financial Statements	I-54 – I-116

(b)
Plants of Ruskin, LLC D/B/A AltMed Florida Plants of Ruskin GPS, LLC, RVC 360, LLC (“POR”) Combined Financial Statements as of December 31, 2020 and 2019 and for the Two Years Ended December 31, 2020

Report of Independent Registered Public Accounting Firm	I-119
Combined Balance Sheets as of December 31, 2020 and 2019	I-121
Combined Statements of Operations for the years ended December 31, 2020 and 2019	I-122
Combined Statements of Changes in Members’ Equity for the years ended December 31, 2020 and 2019	I-123
Combined Statements of Cash Flows for the years ended December 31, 2020 and 2019	I-124
Notes to Combined Financial Statements	I-125 – I-137

(c)
AltMed Enterprises Group of Companies (“AME”): Agronomy Innovations LLC, Fort Consulting LLC, Agronomy Holdings LLC, Alternative Medical Enterprises LLC, AltMed LLC, Cave Creek Real Estate LLC, MuV Health LLC, and NuTrae LLC Consolidated Financial Statements as of December 31, 2020 and for the Year Ended December 31, 2020

Report of Independent Registered Public Accounting Firm	I-140
Consolidated Balance Sheet as of December 31, 2020	I-142
Consolidated Statement of Operations for the year ended December 31, 2020	I-143
Consolidated Statement of Members’ Equity for the year ended December 31, 2020	I-144
Consolidated Statement of Cash Flows for the years ended December 31, 2020	I-145
Notes to Consolidated Financial Statements	I-146 – I-159

(d)
AltMed Enterprises Group of Companies (“AME”): Agronomy Innovations LLC, Fort Consulting LLC, Agronomy Holdings LLC, Alternative Medical Enterprises LLC, AltMed LLC, Cave Creek Real Estate LLC, MuV Health LLC, and NuTrae LLC Consolidated Financial Statements as of December 31, 2019 and for the Year Ended December 31, 2019

Report of Independent Auditors	I-165
Consolidated Balance Sheet as of December 31, 2019	I-166
Consolidated Statement of Operations for the year ended December 31, 2019	I-167
Consolidated Statement of Members’ Equity for the year ended December 31, 2019	I-168
Consolidated Statement of Cash Flows for the years ended December 31, 2019	I-169
Notes to Consolidated Financial Statements	I-170 – I-178

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Verano Holdings Corp.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Verano Holdings Corp. (the Company) as of December 31, 2021, the related consolidated statements of operations, changes in shareholders’ equity and cash flows, for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Previously Issued Financial Statements
As discussed in Note 4 to the consolidated financial statements, the Company has restated its 2021 consolidated financial statements to correct misstatements.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Baker Tilly US, LLP
We have served as the Company’s auditor since 2021.
Irvine, California
April 26, 2022 (except for the effect of the restatement disclosed in Note 4, as to which the date is August 19, 2022)

Report of Independent Registered Public Accounting Firm (PCAOB Number 324)
Board of Directors and Shareholders
Verano Holdings Corp. (f.k.a. Verano Holdings LLC)
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Verano Holdings Corp. (f.k.a. Verano Holdings LLC) (the “Company”) as of December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the two years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for each of the two years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Macias Gini & O’Connell LLP
We have served as Verano Holdings Corp.’s auditor since 2016.
Chicago, Illinois
April 25, 2022
Macias Gini & O’Connell LLPwww.mgocpa.com
155 North Wacker Drive, Suite 4350
Chicago, IL 60606

VERANO HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 & 2020
($ in Thousands except share and per share amounts)
	2021	2020
	(As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$99,118	$16,402
Accounts Receivable, net	17,410	7,270
Notes Receivable	285	3,945
Due from Related Parties	—	108
Inventory	140,703	37,354
Prepaid Expenses and Other Current Assets	19,528	6,169
Total Current Assets	277,044	71,248
Property, Plant and Equipment, net	452,232	144,182
Right Of Use Assets, net	61,346	11,784
Intangible Assets, net	1,379,913	72,419
Goodwill	368,130	16,029
Investment in Associates	7,491	11,547
Deposits and Other Assets	2,499	2,442
TOTAL ASSETS	$2,548,655	$329,651
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$45,172	$18,293
Accrued Liabilities	42,149	13,886
Income Tax Payable	154,512	41,158
Current Portion of Lease Liabilities	6,563	1,803
Current Portion of Notes Payable	13,771	7,814
Acquisition Consideration Payable	208,349	33,290
Due to Related Parties	—	45
Total Current Liabilities	470,516	116,289
Long-Term Liabilities:
Deferred Revenue	1,183	2,036
Notes Payable, net of Current Portion	276,154	32,480
Lease Liabilities, net of Current Portion	56,812	10,624
Deferred Income Taxes	262,184	14,824
Total Long-Term Liabilities	596,333	59,964
TOTAL LIABILITIES	$1,066,849	$176,253
SHAREHOLDERS’ EQUITY	1,480,530	147,161
NON-CONTROLLING INTEREST	1,276	6,237
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,548,655	$329,651
The accompanying notes are an integral part of these consolidated financial statements.

VERANO HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2021, 2020 & 2019
($ in Thousands except share and per share amounts)
	2021	2020	2019
	(As Restated)
Revenues, net of discounts	$737,850	$228,530	$65,968
Cost of Goods Sold, net	406,831	92,961	29,928
Gross Profit	331,019	135,569	36,040
Operating Expenses:
General and Administrative	100,903	23,838	29,692
Sales and Marketing	8,644	919	926
Salaries and Benefits	119,598	16,228	6,231
Depreciation and Amortization	41,784	2,278	2,288
Total Operating Expenses	270,929	43,263	39,137
Income (Loss) from Investments in Associates	4,623	2,692	(456)
Income (Loss) From Operations	64,713	94,998	(3,553)
Other Income (Expense):
(Loss) on Disposal of Property, Plant and Equipment	(1,085)	(1,655)	(1,546)
(Loss) on Deconsolidation	—	(189)	(3,087)
Gain on Previously Held Equity Interest	—	457	—
Amortization of Debt Issuance Costs for Warrant	—	(3,018)	(425)
Amortization of Convertible Debt Discount	—	(2,912)	(364)
Other Income (Expense), net	9,632	(701)	94
Interest Income (Expense), net	(24,270)	(4,528)	390
Total Other Expense	(15,723)	(12,546)	(4,938)
Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	48,990	82,452	(8,491)
Provision For Income Taxes	(103,988)	(42,296)	(10,333)
Net Income (Loss) Before Non-Controlling Interest	(54,998)	40,156	(18,824)
Net Income (Loss) Attributable to Non-Controlling Interest	2,509	1,755	(551)
Net Income (Loss) Attributable to Verano Holdings Corp.	$(57,507)	$38,401	$(18,273)
Net Income (Loss) per share – basic	(0.20)	0.15	(0.07)
Net Income (Loss) per share – diluted	(0.20)	0.14	(0.07)
Basic – weighted average shares outstanding	290,443,432	263,919,366	261,432,115
Diluted – weighted average shares outstanding	290,443,432	270,719,280	261,432,115
The accompanying notes are an integral part of these consolidated financial statements.

VERANO HOLDINGS CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2021, 2020 and 2019
(in Thousands)
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Balance as of January 1, 2019	253,137,378	—	$112,071	$—	$2,801	$114,872
Adoption of ASC 842, Leases	—	—	—	(252)	—	(252)
Contributions from Members	—	—	5,906	—	71	5,977
Warrants issued for Notes Payable	7,421,379	—	5,449	—	—	5,449
Issuance of Warrants	986,921	—	—	—	—	—
Issuance of Beneficial Conversion Notes	—	—	3,276	—	—	3,276
Non-controlling interest from acquisition	—	—	—	—	8,171	8,171
Transfer from non-controlling interest to controlling	—	—	688	—	(688)	—
Distributions to members	—	—	—	(6,632)	(9)	(6,641)
Net Income (Loss)	—	—	—	(18,273)	(551)	(18,824)
Balance as of December 31, 2019	261,545,678	—	$127,390	$(25,157)	$9,795	$112,028
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Balance as of January 1, 2020	261,545,678	—	$127,390	$(25,157)	$9,795	$112,028
Purchase of Non-controlling interest	—	—	—	(3,950)	(2,950)	(6,900)
Deconsolidation of subsidiary	—	—	—	—	79	79
Conversion of Warrants	18,354,322	—	10,524	—	—	10,524
Derecognition of NCI	—	—	—	—	(2,442)	(2,442)
Distributions to members	—	—	—	(47)	—	(47)
Net Income (Loss)	—	—	—	38,401	1,755	40,156
Balance as of December 31, 2020	279,900,000	—	$137,914	$9,247	$6,237	$153,398
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
(As Restated)
Balance as of January 1, 2021	279,900,000	—	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net	—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units	(279,900,000)	279,900,000	—	—	—	—
Reverse takeover (“RTO Financing”), net	—	10,100,000	95,420	—	—	95,420
Distributions to minority holders	—	—	—	—	(1,675)	(1,675)
Purchase of Non-controlling interest	—	—	505	(6,975)	(5,795)	(12,265)
Share-based compensation	—	987,242	48,319	—	—	48,319
Issuance of shares in conjunction with acquisitions	—	29,526,129	522,120	—	—	522,120
Warrants issued and exercised	—	3,510,000	75,100	—	—	75,100
Contingent consideration & other adjustments to purchase accounting	—	289,291	4,170	—	—	4,170
Net Income (Loss)	—	—	—	(57,507)	2,509	(54,998)
Balance as of December 31, 2021	—	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806
The accompanying notes are an integral part of these consolidated financial statements.

VERANO HOLDINGS CORP.
CONSOLIDATED CASH FLOW STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands)
	2021	2020	2019
	(As Restated)
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss) attributable to Verano Holdings Corp. and Subsidiaries	$(57,507)	$38,401	$(18,273)
Net income (loss) attributable to non-controlling interest	2,509	1,755	(551)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96,244	7,866	7,393
Non-cash interest expense	5,727	1,074	—
Non-cash interest income	(166)	(935)	—
Non-cash inventory step-up expense on acquisitions	80,988	—	—
Loss on disposal of property, plant and equipment	1,085	1,655	1,546
Loss on disposition of VIE	—	2,202	—
Gain on previously held equity interest	—	(458)	—
Bad debt expense	1,701	300	331
Amortization of loan issuance costs – warrants	—	3,018	424
Amortization of debt issuance costs	2,566	235	124
Amortization of convertible debt discount	—	2,912	364
Write-off of note receivable	14	300	—
Loss on deconsolidation of subsidiary	—	159	2,275
Loss (income) from underlying investees	(4,544)	(2,608)	456
Contingent consideration compensation	4,170	—	—
Loss on share issuance	1,207	—	—
(Decrease) in fair value of contingent consideration	(13,676)	—	—
Stock based compensation	45,250	—	—
Derecognition of deferred rent	—	—	104
Changes in operating assets and liabilities:
Accounts receivable	(6,673)	(2,506)	(2,622)
Inventories	(59,506)	(22,873)	(8,368)
Prepaid expenses and other current assets	(6,252)	(3,043)	(1,657)
Deposits and other assets	8,553	3,008	(1,795)
Investment in associates	1,675	—	—
Accounts payable	9,920	1,777	4,221
Accrued liabilities	1,670	10,508	1,263
Change in Lease Liabilities	(7,743)	(1,717)	(1,479)
Income tax payable	109,452	29,952	10,420
Due to related parties, net	(45)	(833)	(513)
Deferred taxes	(32,810)	(557)	(323)
Deferred revenue	(937)	2,035	—
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	182,872	71,627	(6,660)
CASH FLOW FROM INVESTING ACTIVITIES
Cash paid in membership interest acquisition	—	—	(3,500)
Purchases of property, plant and equipment	(141,265)	(60,153)	(59,041)
Proceeds from disposal of assets	1,894	—	—
Advances to related parties	108	145	—
Purchases of intangible assets	(8,374)	(7,010)	(7,237)
Purchase of NCI	(7,840)	—	—
The accompanying notes are an integral part of these consolidated financial statements.

VERANO HOLDINGS CORP.
CONSOLIDATED CASH FLOW STATEMENTS (continued)
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands)
	2021	2020	2019
	(As Restated)
Acquisition of businesses, net of cash acquired	(309,815)	(21,902)	61
Payment of acquisition price payable	—	(1,544)	—
Cash paid in deconsolidation of subsidiary	—	—	(59)
Distributions to minority holders	(1,675)
Purchase of interest in investment in associates	(3,350)	—	(9,913)
Dividend received from investments in associates	10,275	1,867	571
Issuance of note receivable	(147)	(186)	(5,000)
Proceeds from note receivable	4,215	1,875	—
Interest received on note receivable	142	—	—
NET CASH (USED IN) INVESTING ACTIVITIES	(455,832)	(86,908)	(84,118)
CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	—	—	5,977
Distributions to members	—	(46)	(6,102)
Proceeds from exercise of warrants	—	2,191	2,173
Proceeds from issuance of notes payable	224,725	33,943	21,613
Principal repayments of notes payable	(10,757)	(9,754)	(4,353)
Debt issuance costs paid	(8,812)	(1,068)	(200)
Proceeds from sale of Property, Plant & Equipment	—	—	5,000
Proceeds received from RTO financing	75,420	—	—
Cash received in warrant private placement	75,100	—	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	355,676	25,266	24,108
NET INCREASE (DECREASE) IN CASH	82,716	9,985	(66,670)
CASH, BEGINNING OF PERIOD	16,402	6,417	73,087
CASH, END OF PERIOD	$99,118	$16,402	$6,417
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest (received) paid	$18,709	$1,761	$(218)
Cash paid for taxes	$27,962	$10,237	$569
NONCASH INVESTING AND FINANCING ACTIVITIES
Accrued capital expenditures	$8,512	$1,860	$6,633
Issuance of note receivable related to sale of property, plant, and equipment	$—	$—	$5,000
Distributions receivable from investment in associate	$—	$—	$83
Issuance of shares under business combinations	$1,148,127	$—	$—
Acquisitions
Tangible and Intangible assets acquired, net of cash	$1,638,726	$50,925	$4,394
Liabilities assumed	(354,933)	(17,872)	(1,055)
Acquisition consideration payable	(1,324,914)	(21,186)	(1,000)
Issuance of note payable	—	(350)	—
Goodwill	350,936	10,965	—
Noncontrolling interest from acquisitions	—	—	(2,400)
Previously held equity interest	—	(580)	—
	$309,815	$21,902	$(61)
The accompanying notes are an integral part of these consolidated financial statements.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
1.   NATURE OF OPERATIONS
References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings Corp. and its subsidiaries, licensees, and managed entities.
Verano is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, controls, and/or has licensing, consulting or other commercial agreements with cultivation, processing, and retail licensees across thirteen state markets (Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia).
In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, processing, or retail licenses.
On February 11, 2021, the Company completed a reverse takeover transaction (“RTO”) as further described in Note 3. Thereafter, the Company’s Class A Subordinate Voting Shares (the “Subordinate Voting Shares) were listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VRNO” and subsequently began trading in the U.S. on the OTCQX, part of the OTC Markets Group, under the ticker “VRNOF”.
The Company’s corporate headquarters is located at 415 North Dearborn St., Suite 400, Chicago, Illinois 60654.
2.   SIGNIFICANT ACCOUNTING POLICIES
(a)
Basis of Presentation

The consolidated financial statements for the years ended December 31, 2021, December 31, 2020 and December 31, 2019, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).
(b)
Basis of Measurement

The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention, except for certain financial instruments that are measured at fair value as described herein.
(c)
Functional and Presentation Currency

The Company’s functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.
(d)
Basis of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries, as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation. All transactions and balances between these entities have been eliminated upon consolidation.
Verano Holdings Corp. has owned subsidiaries and entities over which the Company has control, that are included in these consolidated financial statements for the year ended December 31, 2021 The ownership percentages set forth in the tables below may not necessarily match state regulatory records as the below assumes for purposes of presentation the approval of certain pending, planned, or anticipated state regulatory transfers. The Company will update its regulatory filings in those states where it is permitted to

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
do so as soon as practical and will continue to operate the entities below, where and as applicable, in accord with current practice and in compliance with applicable laws and regulations.
Subsidiaries
Entity Name	Jurisdiction	Purpose	Percentage Interest
12395 North Miami, LLC	Florida	Real Estate holding company	100%
130 Monroeville, LLC	Pennsylvania	Real Estate holding company	100%
16 Magothy Road Beach, LLC	Maryland	Real Estate holding company	100%
1728 & 52 Old York Road, LLC	Pennsylvania	Real Estate holding company	100%
2000-2015 W. 3rd Street, LLC	Arizona	Real Estate holding company	100%
257 Wynnewood, LLC	Pennsylvania	Real Estate holding company	100%
270 Cranberry, LLC	Pennsylvania	Real Estate holding company	100%
3510 Ocala, LLC	Florida	Real Estate holding company	100%
4450 New Haven, LLC	Florida	Real Estate holding company	100%
4674 JAX, LLC	Florida	Real Estate holding company	100%
5409 S. Power Road, LLC	Arizona	Real Estate holding company	100%
7221 Jessup, LLC	Maryland	Real Estate holding company	100%
783 Butterfield Road, LLC	Illinois	Real Estate holding company	100%
799 Washington, LLC	Pennsylvania	Real Estate holding company	100%
A&T SPV II LLC	Texas	Holding company	100%
AGG Wellness, LLC	Maryland	Dispensary	100%
AGOZ Redevelopment, LP	Pennsylvania	Real Estate holding company	100%
Agri-Kind, LLC	Pennsylvania	Cultivation	100%
Agronomed Biologics Holdings Inc.	Pennsylvania	Holding company	100%
Agronomed Biologics LLC	Pennsylvania	Cultivation/Dispensary	100%
Agronomed Holdings, Inc.	Pennsylvania	Holding company	100%
Agronomed IP LLC	Pennsylvania	Intellectual property	15%
Agronomy Holdings, LLC	Florida	Holding company	100%
Agronomy Innovations LLC	Arizona	Management company	100%
Albion MM, LLC	Illinois	Real Estate holding company	100%
Alternative Medical Enterprises LLC	Delaware	Holding company	100%
AltMed, LLC	Florida	Holding company	100%
Ataraxia, LLC	Illinois	Cultivation	100%
AZ MM Logistics, LLC	Arizona	Logistics company	100%
BISHCO LLC	Arizona	Management company	100%
Branchburg Rte. 22, LLC	New Jersey	Real Estate holding company	100%
Caring Nature, LLC	Connecticut	Dispensary	100%
Cave Creek RE, LLC	Arizona	Real Estate holding company	100%
Chicago Natural Treatment Solutions, LLC	Delaware	Holding company	100%
Connecticut Pharmaceutical Solutions, Inc.	Delaware	Holding company	100%
Connecticut Pharmaceutical

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
Entity Name	Jurisdiction	Purpose	Percentage Interest
Solutions, LLC	Connecticut	Cultivation	100%
CTPharma Real Estate Inc.	Connecticut	Real Estate holding company	100%
CTPharma Research Solutions, LLC	Delaware	Research business	10%
Cultivation Corner, LLC	Arizona	Management company	100%
DGV Group, LLC	Delaware	California joint venture	62.50%
Eastern and Pebble, LLC	Florida	Real Estate holding company	100%
FAD Investment Group, LLC	Illinois	Holding company	100%
FGM Processing, LLC	Maryland	Processor	100%
Four Daughters Compassionate Care, Inc.	Massachusetts	Cultivation/Dispensary	100%
Freestate Wellness, LLC	Maryland	Cultivation/Dispensary	100%
Glass City Alternatives, LLC	Ohio	Dispensary	100%
GLD Holdings, LLC	Delaware	Holding company	100%
Green RX, LLC	Ohio	Dispensary	100%
GVB Holding Group LLC	Pennsylvania	Holding company	100%
Healthway Services of Illinois, LLC	Illinois	Holding company	100%
ILDISP, LLC(1)	Illinois	Holding company	50%
ILMM Logistics, LLC	Illinois	Logistics company	100%
Local Dispensaries, LLC	Pennsylvania	Dispensary	100%
MA MM Logistics, LLC	Illinois	Logistics company	100%
Mad River Remedies, LLC	Ohio	Dispensary	100%
Maryland Natural Treatment Solutions, LLC	Maryland	Dispensary	100%
MD MM Logistics, LLC	Maryland	Logistics company	100%
MDCult, LLC	Maryland	Holding company	100%
Mother Grows Best, LLC	Ohio	Cultivation	100%
Mother Know’s Best, LLC	Ohio	Dispensary	100%
MUVHealth LLC	Arizona	Holding company	100%
NH Medicinal Dispensaries, LLC1	Illinois	Dispensary	50%
NJ MM Logistics, LLC	New Jersey	Logistics company	100%
NNTS Holdings, LLC	Delaware	Holding company	100%
NSE Pennsylvania LLC	Pennsylvania	Dispensary	100%
NuTrae, LLC	Florida	Intellectual property	100%
Nuuvn Holdings, LLC	Delaware	Holding company	100%
NV MM Logistics, LLC	Nevada	Logistics company	100%
OH MM Logistics, LLC	Ohio	Logistics company	100%

1
ILDISP, LLC and NH Medicinal Dispensaries, LLC: Ataraxia has a 50% membership interest share of ILDISP, which owns 100% interest in NH Medicinal Dispensaries. As such, Ataraxia owns a 50% interest in NH Medicinal Dispensaries. NH Medicinal Dispensaries holds two licenses which are associated with two dispensaries: The Clinic Effingham and Zen Leaf Charleston. Due to the nature of the extent of control the Ataraxia exercises over each dispensary, the Company recognizes The Clinic Effingham as an equity-method investment and fully consolidates Zen Leaf Charleston.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
Entity Name	Jurisdiction	Purpose	Percentage Interest
Ohio Natural Treatment Solutions, LLC	Delaware	Management company	100%
PA MM Logistics, LLC	Pennsylvania	Logistics company	100%
Plants of Ruskin GPS, LLC	Delaware	Holding company	100%
Plants of Ruskin, LLC	Florida	Cultivation/Dispensary	100%
Prospect Heights RE, LLC	Illinois	Real Estate holding company	100%
Redfish Holdings, Inc.	Maryland	Holding company	100%
RedMed Holdings, LLC	Delaware	Holding company	100%
RedMed, LLC	Delaware	Holding company	100%
RVC 360, LLC	Delaware	Real Estate holding company	100%
Saint Chicago Holdings, LLC	Delaware	Holding company	100%
SG1 LLC	Delaware	Holding company	100%
SW Merger Sub, Inc.	Nevada	Acquisition subsidiary	100%
TAB Management Group, LLC	Illinois	Holding company	100%
TAMM, LLC	Illinois	Holding company	100%
TerraVida Holistic Centers LLC	Pennsylvania	Dispensary	100%
The Healing Center LLC	Pennsylvania	Dispensary	100%
TOKI Veterans Group, LLC	Illinois	Holding company	100%
Verano Arizona Holdings, LLC	Delaware	Holding company	100%
Verano Arizona II, LLC	Delaware	Management company	100%
Verano Arizona, LLC	Delaware	Management company	100%
Verano Arlington, LLC	Delaware	Real Estate holding company	100%
Verano Connecticut, LLC	Delaware	Holding company	100%
Verano El Dorado, LLC	Arkansas	Real Estate holding company	100%
Verano Evanston, LLC	Illinois	Holding company	100%
Verano Four Daughters Holdings, LLC	Delaware	Holding company	100%
Verano Highland Park, LLC	Illinois	Holding company	100%
Verano Holdings, LLC	Delaware	Holding company	100%
Verano Holdings USA Corp.	Delaware	Holding company	100%
Verano Illinois, LLC	Illinois	Holding company	100%
Verano IP, LLC	Delaware	Intellectual property	100%
Verano Michigan, LLC	Delaware	Management company	100%
Verano NJ Holdings, LLC	Delaware	Holding company	100%
Verano NSE Holdings, LLC	Delaware	Holding company	100%
Verano Oklahoma, LLC	Delaware	Holding company	100%
Verano Technologies, LLC	Delaware	Holding company	100%
Verano THC Holdings, LLC	Delaware	Holding company	100%
VH MRR, LLC	Ohio	Holding company	100%
VHGCA Holdings, LLC	Delaware	Holding company	100%
VHGG Holdings, LLC	Delaware	Holding company	100%
VHGG Real Estate Holdings, LLC	Delaware	Real Estate holding company	100%
VHGRX Holdings, LLC	Delaware	Holding company	100%
VHMD Processor, LLC	Delaware	Processor	100%

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
Entity Name	Jurisdiction	Purpose	Percentage Interest
VZL Staffing Services, LLC	Illinois	Staffing company	100%
Willow Brook Wellness, LLC	Connecticut	Dispensary	100%
Zen Leaf Retail, LLC	Maryland	Holding company	100%
Zen Leaf Technologies, LLC	Delaware	Management company	100%
ZenNorth, LLC	Delaware	Holding company	100%
ZNN Holdings, LLC	Delaware	Holding company	100%
Controlled Entities
Entity Name	Jurisdiction of Organization	Purpose	Percentage Interest
2900 Lone Mountain, LLC	Nevada	Real Estate holding company	100%
4444 W. Craig Road, LLC	Nevada	Real Estate holding company	100%
AZGM 3, Inc.	Arizona	Cultivation/Dispensary	100%
Buchanan Development, LLC	Michigan	Dispensary	100%
Canna Cuzzos, LLC	Maryland	Dispensary	40%
ChiVegs Real Estate, LLC	Nevada	Real Estate holding company	100%
EIJNO, LP	Illinois	Holding company	100%
Elevele LLC	Illinois	Dispensary	100%
Fort Consulting, LLC	Arizona	Cultivation/Dispensary	100%
Healthway Services of West Illinois, LLC	Illinois	Dispensary	100%
Lone Mountain Partners, LLC	Nevada	Cultivation	100%
Mikran, LLC	Maryland	Dispensary	100%
MME Aurora Retail, LLC	Illinois	Dispensary	100%
MME Evanston Retail, LLC	Illinois	Dispensary	100%
MME IL Holdings, LLC	Illinois	Holding company	100%
Natural Treatment Solutions, LLC	Nevada	Holding company	100%
NatureX, LLC	Nevada	Dispensary	100%
Nevada Natural Treatment Solutions, LLC	Nevada	Holding company	100%
Noah’s Ark, LLC	Arkansas	Dispensary	100%
Patient Alternative Relief Center	Arizona	Cultivation/Dispensary	100%
Perpetual Healthcare, Inc.	Arizona	Cultivation/Dispensary	100%
Saint Chicago, LLC	Illinois	Holding company	100%
SPSLE Corp.	Illinois	Holding company	100%
The Herbal Care Center, Inc.	Illinois	Dispensary	100%
The M Group, LLC	Maryland	Holding company	40%
The Medicine Room, LLC	Arizona	Dispensary	100%
V Waldorf, LLC	Maryland	Holding company	100%

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
Entity Name	Jurisdiction of Organization	Purpose	Percentage Interest
Vending Logistics LLC	Arizona	Dispensary	100%
Verano MI2, LLC	Michigan	Holding company	100%
Verano MO Holdings, LLC	Delaware	Holding company	100%
Verano MO, LLC	Missouri	Holding company	100%
Verano NJ LLC	New Jersey	Cultivation/Dispensary	100%
Verano WV, LLC	West Virginia	Dispensary	100%
VMO Processing, LLC	Missouri	Processor	100%
VMO Retail, LLC	Missouri	Dispensary	100%
West Capital, LLC	Illinois	Real Estate holding company	100%

(e)
Variable Interest Entities (VIE’s) & Non-controlling Interests

A VIE is an entity that either (i) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (ii) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE.
If the Company determines that it has operating power and the obligation to absorb losses or receive benefits, the Company consolidates the VIE as the primary beneficiary, and if not, does not consolidate. The Company’s involvement constitutes power that is most significant to the entity when it has unconstrained decision-making ability over key operational functions within the entity.
Assets recognized as a result of consolidating VIEs do not represent additional assets that could be used to satisfy claims against the Company’s general assets. Conversely, liabilities recognized as a result of consolidating these VIEs do not represent additional claims on the Company’s general assets; rather, they represent claims against the specific assets of the consolidated VIEs.
Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The choice of measurement is made on a transaction-by-transaction basis. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity.
Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.
(f)
Cash and Cash Equivalents

Cash and cash equivalents include cash deposits in financial institutions, other deposits that are readily convertible into cash, with original maturities of three months or less, and cash held at retail locations.
(g)
Accounts Receivable and Expected Credit Loss

Accounts receivable are recorded at the invoiced amount and do not bear interest. Expected credit loss reflects the Company’s estimate of amounts in its existing accounts receivable that may not be collected due

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
to customer claims or customer inability or unwillingness to pay. Collectability of trade receivables is reviewed on an ongoing basis. The expected credit loss is determined based on a combination of factors, including the Company’s risk assessment regarding the credit worthiness of its customers, historical collection experience and length of time the receivables are past due. Account balances are charged off against the allowance when the Company believes it is probable the receivable will not be recovered. The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk. As of December 31, 2021 and 2020, the allowance for credit losses were $356 and $300, respectively.
(h)
Inventories

Inventories of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost and net realizable value. Cultivated inventories include direct and indirect costs of production, including costs of materials, labor and depreciation related to cultivation. Such costs are capitalized as incurred, and subsequently included within cost of goods sold within the consolidated statements of operations, at the time the products are sold. Net realizable value is determined as the estimated selling price in the ordinary course of business, less reasonable costs associated with the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost and net realizable value.
In calculating final inventory values, management is required to compare the inventory cost to estimated net realizable value.
The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and the contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.
(i)
Investments in Associates

Associates are all entities over which the Company has significant influence, but not control, generally accompanying an ownership of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method and are initially recognized at cost. Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company’s interest in the associates. Accounting policies of associates have been adjusted where necessary to ensure consistency with the policies adopted by the Company.
Dilution gains and losses arising in investments in associates are recognized in the consolidated statements of operations.
The Company assesses annually whether there is any objective evidence that its interest in associates is impaired. If impaired, the carrying value of the Company’s share of the underlying assets of associates is written down to its estimated recoverable amount (being the higher of fair value less costs of disposal or value in use) and charged to the consolidated statement of operations. If the financial statements of an associate are prepared on a date different from that used by the Company, adjustments are made for the effects of

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
significant transactions or events that occur between that date and the date of these consolidated financial statements. There were no impairment charges recorded for the years ended December 31, 2021, 2020 and 2019.
(j)
Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Expenditures that materially increase the life of the assets are capitalized. Ordinary repairs and maintenance are expensed as incurred. The Company’s estimated depreciable lives of operating assets and facilities are as follows:
Land	Not Applicable
Building	30 years
Construction in Progress (“CIP”)	Not Applicable
Leasehold Improvements	Shorter of: remaining lease term or 10 years
Tools & Equipment	7 years
Kitchen & Lab Equipment	7 years
Other Machinery & Equipment	7 years
Furniture & Fixtures	7 years
Electronic & Security Equipment	5 years
Vehicles	7 years
Land Improvements	15 years
The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively, if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statements of Operations in the year the asset is derecognized.
Depreciation of property, plant and equipment is dependent upon estimates of useful lives which are determined through the exercise of judgment. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.
Property, plant and equipment classified as construction in progress are transferred when placed in service, at which time depreciation of the asset begins.
(k)
Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisitions. Intangible assets with finite lives are amortized over their estimated useful lives. The estimated useful lives, residual values and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively. The Company did not record any impairment losses for the years ended December 31, 2021, 2020 and 2019. Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition and were as follows for each class of intangible asset as of December 31, 2021:

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
Licenses	9 – 15 years
Tradenames	5 – 10 years
Technology	5 – 20 years
The Company did not record any intangible asset impairment losses for the years ended December 31, 2021, 2020 and 2019.
(l)
Goodwill

Goodwill represents the excess of the purchase price paid for the acquisition of an entity over the fair value of the net tangible and intangible assets acquired.
Goodwill is tested at least annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. No such events or circumstances occurred during the years ended December 31, 2021, 2020 or 2019 and accordingly, there was no impairment for the years ended December 31, 2021, 2020 or 2019.
(m)
Leased Assets

Effective January 1, 2019, the Company adopted Accounting Standards Update No. 2016-02 “Leases (Topic 842).”
At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assesses whether:
•
The contract involves the use of an identified asset,

•
the Company has the right to obtain substantially all of the economic benefits from use of the asset through the period of use; and

•
the Company has the right to direct the use of the asset.

Such standard is applied to contracts entered into, or changed, on or after January 1, 2019.
At inception or on reassessment of a contract that contains a lease component, the Company allocates consideration in the contract to each lease component on the basis of their relative stand-alone prices.
The Company recognizes a right-of-use (“ROU”) asset and a lease liability at the lease commencement date.
The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.
The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. For operating leases, the right of use asset depreciation fluctuates in relation to the interest expense on the lease liability, in combination, resulting in a straight-line rent expense attribution. The estimated useful lives of the right-of-use assets are determined on the same basis as the life of the lease. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
lease liability. The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Lease payments included in the measurement of the lease liability comprise the following:
•
Fixed payments, including in-substance fixed payments;

•
variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•
amounts expected to be payable under a residual value guarantee; and

•
the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.
When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.
The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.
(n)
Advertising

Advertising costs are charged to expense when incurred. Advertising expenses totaled $8,644, $919 and $926 for the years ended December 31, 2021, 2020 and 2019, respectively.
(o)
Income Taxes

Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Deferred tax assets and liabilities are measured using the enacted tax rates. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.
Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made. As discussed further in Note 13, the Company is subject to the limitations of Section 280E of the Internal Revenue Code of 1986, as amended (the “IRC”).
(p)
Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). Through application of ASU 2014-09, the Company recognizes revenue upon the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company adopted ASU 2014-09 effective January 1, 2019, and the adoption of ASU 2014-09 did not have a material impact on the Company’s consolidated financial statements.
In order to recognize revenue under ASU 2014-09, the Company applies the following five steps:
•
Identify a customer along with a corresponding contract;

•
identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•
determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•
allocate the transaction price to the performance obligation(s) in the contract; and

•
recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues from the wholesale and retail sales of cannabis are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the years ended December 31, 2021, 2020 and 2019.
Certain wholesale customers may have payment terms within a specified time-period permitted under the Company’s credit policy, typically within 30 days of transfer. The Company generally requires previous payment from a customer prior to entering into another contract with such customer.
Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.
The Company has customer loyalty programs in which retail customers accumulate points for each dollar of spending. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated redemption probability of point obligation incurred, which is calculated based on a standalone selling price.
(q)
Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statement on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit risk.
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement.
Level 1 —
Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 —
Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 —
Inputs for the asset or liability that are not based on observable market data.

The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. For further details, see Note 20 — Fair Value Measurements.
(r)
Commitments and Contingencies

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.
Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.
Contingent consideration is measured upon acquisition and is estimated using probability weighting of potential payouts. Subsequent changes in the estimated contingent considerations from the final purchase price allocation are recognized in the Company’s consolidated statement of operations.
(s)
Impairment of Other Long-Lived Assets

The Company evaluates the recoverability of other long-lived assets, including property, plant and equipment, and certain identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. There were no impairment charges related to intangible assets or property, plant and equipment for the years ended December 31, 2021, 2020 and 2019.
(t)
Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the treasury stock method, by dividing the net earnings (losses) attributable to members by the weighted average number of shares (on an as converted basis to Subordinate Voting Shares) outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding shares and consequently are not included in the earnings (loss) per share calculations. Diluted income per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential units and shares.
To determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive share options would be used to repurchase shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of share options and convertible debt that would increase earnings per share or decrease loss per share. No potentially dilutive share equivalents were included in the computation of diluted loss per share for the years ended December 31, 2021, 2020 and 2019 because their impact would have been anti-dilutive.
(u)
Convertible Notes

The Company accounts for hybrid contracts that feature conversion options in accordance with ASC Topic 815, Derivatives and Hedging Activities (“ASC 815”). ASC 815 requires companies to bifurcate conversion options and account for them as freestanding financial instruments according to certain criteria. If the embedded features do not meet the criteria for bifurcation, the convertible instrument is accounted for as a single hybrid instrument in accordance with ASC Topic 470-20, Debt with Conversion and Other Options “ASC 470-20”).
The modification of warrant agreements presented as equity classified are first analyzed to ensure that such modifications do not change the classification of the instrument. If equity presentation remains proper, an adjustment to equity is recorded. If equity presentation is not preserved, the modification is evaluated under ASC 470-20.
(v)
Business Combinations

In January 2017, the FASB issued Accounting Standards Update 2017-01 regarding Business Combinations (Topic 805) (“ASU 2017-01”), specifically to clarify the definition of what constitutes a business, with the objective of assisting entities in determining whether a transaction should be accounted for as a business combination or as an asset acquisition. ASU 2017-01 defines a business as an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return in the form of dividends, lower costs, or other economic benefits. In a transaction, the Company considers inputs, processes and outputs in determining whether economic benefits may be obtained. If so, the transaction is accounted for as a business combination. Otherwise, the Company treats the transaction as

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
an asset acquisition. The Company adopted ASU 2017-01 effective January 1, 2019, and the adoption of ASU 2017-01 did not have a material impact on the Company’s consolidated financial statements.
Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of the transaction. Transaction related costs are expensed as incurred. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of the transaction. When the Company acquires control of a business, any previously held equity interest is also remeasured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the consolidated statements of operations immediately as a gain.
Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with Accounting Standards Codification (ASC) 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in the consolidated statement of operations.
The Company recognizes the identifiable assets acquired and the liabilities assumed at their acquisition date fair values in accordance with ASC 820, Fair Value. Management exercises judgement in estimating the fair values of specific assets and liabilities such as inventory, fixed assets and intangible assets. In general, acquired current assets and liabilities are valued at cost basis as carrying value approximates fair value.
Inventory is recognized at net realizable value. Historical inventory costs are used to calculate the estimated fair value of inventory, also known as the inventory step-up. Management analyzes the acquirees’ historical performance and considers other factors that may impact the inventory step up such as operational, regulatory, legal or economic factors that may influence post-acquisition performance.
Where applicable, the Company engages independent valuation experts to perform fair value assessments on tangible assets, inclusive of property, plant and equipment. The valuation expert appraises the fair value of acquired fixed assets.
The Company identifies intangible assets, and depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.
Cannabis licenses are the primary intangible asset acquired in business combinations as they provide the Company the ability to operate in each market. The key assumptions used in these cash flow projections include discount rates and terminal growth rates. The most sensitive key assumptions used is the estimated discount rate applied in the valuation. The average discount rate applied is 23% and is dependent upon the markets in which each of the acquisitions operates. The terminal growth rate represents the rate at which these businesses will continue to grow into perpetuity. Management selected terminal growth rates of approximately 3%. Other significant assumptions include revenue, gross profit, operating expenses and anticipated capital expenditures which are based upon the Corporation’s historical operations along with management projections.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted in subsequent periods. However, the measurement period will last for one year from the transaction date.
Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained.
(w)
Segment Reporting

An operating segment is a component of the Company for which discrete financial information is available and whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and that engages in business activities from which it may earn revenue and incur expenses. The Company has two reportable segments: (i) Cultivation (Wholesale), which is the cultivation, production and sale of cannabis to retail stores, and (ii) Retail, which is the retailing of cannabis to patients and consumers.
For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and wholesale) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operates as of December 31, 2021: Arizona, Arkansas, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia.
All revenues were generated in the United States for the years ended December 31, 2021, 2020 and 2019.
(x)
Stock-Based Payments

The Company operates equity settled stock-based remuneration plans for its eligible directors, officers, and employees. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. For transactions with employees, the Company measures the fair value of the services by reference to the fair value of the equity instruments granted.
Equity settled stock-based payments under stock-based payments plans are ultimately recognized as an expense in statement of operations with a corresponding credit to contributed surplus, in equity.
The Company recognizes compensation expense for restricted stock units (“RSUs”) and options on a straight-line basis over the requisite service period of the award. Non-market vesting conditions are included in the assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period. No

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
adjustment is made to any expense recognized in prior period if share options ultimately exercised are different to that estimated on vesting.
(y)
Significant Accounting Judgments, Estimates, and Assumptions

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.
(i) Estimated Useful Lives and Amortization of Intangible Assets
Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may impaired.
(ii) Inventories
The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and any contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.
(iii) Determination of Reporting Units
The Company’s assets are aggregated into two reportable segments: Cultivation (Wholesale) and Retail. For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units. The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operated as of December 31, 2021: Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia.
(iv) Goodwill Impairment
Goodwill is tested for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of goodwill has been impaired. To determine if the value of goodwill has been impaired, the reporting unit to which goodwill has been assigned or allocated must be valued using present

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
value techniques. When applying this valuation technique, the Corporation relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the assessed value of goodwill.
(v) Property, Plant and Equipment Impairment
The Company evaluates the carrying value of long-lived assets at the end of each reporting period whenever there is any indication that a long-lived asset is impaired. Such indicators include evidence of physical damage, indicators that the economic performance of the asset is worse than expected, or that the decline in asset value is more than the passage of time or normal use, or significant changes occur with an adverse effect on the Company’s business. If any such indication exists, the Company estimates the recoverable amount of the asset. An asset is impaired when its carrying amount exceeds its recoverable amount. The Company measures impairment based on the amount by which the carrying value exceeds the estimated fair value of the long-lived asset. The fair value is determined primarily by using the projected future cash flows discounted at a rate commensurate with the risk involved as well as market valuations. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair values are reduced for an estimate of the cost to dispose or abandon.
(vi) Discount Rate for Leases
ASC 842 requires lessees to discount lease payments using the rate implicit in the lease if that rate can be readily determined. If that rate cannot be readily determined, the Company generally uses the incremental borrowing rate when initially recording leases. Generally, the Company uses its incremental borrowing rate as the discount rate.
(vii) Business Combinations
In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods. However, the measurement period will last for one year from the transaction date.
(viii) Consolidation
Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 19 — Variable Interest Entities for further details.
(ix) Expected Credit Loss
Management determines the expected credit loss by evaluating individual receivable balances and considering accounts and other receivable financial conditions and current economic conditions. Accounts receivable and financial assets recorded in other receivables are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded as income when received. All receivables are expected to be collected within one year of the condensed interim consolidated statement of financial position date.
(x) Fair Value of Financial Instruments
The individual fair values attributed to the different components of a financing transaction, derivative financial instruments, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and in performing the fair value calculations to determine (a) the values attributed to each component of a transaction at the time of their issuance; (b) the fair value measurements for certain instruments that require subsequent measurement at fair value on a recurring basis; and (c) for disclosing the fair value of financial instruments subsequently carried at amortized cost. Such valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market.
(xi) Income Tax
Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.
(z)
Accounting Pronouncements — Recently Adopted

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-13, Financial Instruments — Credit Losses (Topic 326) Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which replaces the incurred loss model with a current expected credit loss (“CECL”) model and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. ASU 2016-13 applies to financial assets, measured at amortized cost, including loans, held-to-maturity debt securities, net investments in leases and trade accounts receivable. ASU 2016-13 must be adopted using a modified retrospective transition method through a cumulative-effect adjustment to members’ equity in the period of adoption. The Company adopted the new standard in the first quarter of the year ended December 31, 2020.
The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04 “Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which simplifies the accounting for goodwill impairment. ASU 2017-04 requires entities to record an impairment charge based on the excess of

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
2.   SIGNIFICANT ACCOUNTING POLICIES (continued)
a reporting unit’s carrying amount over its fair value (Step 1 under the current impairment test). The standard eliminates Step 2 from the current goodwill impairment test, which included determining the implied fair value of goodwill and comparing it with the carrying amount of that goodwill. ASU 2017-04 must be applied prospectively and is effective in the first quarter of 2020. Early adoption is permitted. The Company adopted ASU 2017-04 in the first quarter of the year ended December 31, 2020. The adoption of ASU 2017-04 did not have a material impact on the Company’s consolidated financial statements.
In February 2016, the FASB issued Accounting Standards Update No. 2016-02 “Leases (Topic 842)” (“ASU 2016-02”), which requires lessees to record most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. ASU 2016-02 requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements and is effective in the first quarter of 2019.
Upon adoption of ASU 2016-02, the Company recorded right-of-use assets of $3,065 and corresponding lease liabilities of $3,333 with the difference of $268 recorded in opening equity. See Note 14 for additional details.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. ASU 2019-12 was effective for the Company beginning January 1, 2021. The adoption of ASU 2019-12 did not have a material impact on the Company’s consolidated financial statements. In January 2020, the FASB issued ASU 2020-01, Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321, investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 was effective for the Company beginning January 1, 2021. The adoption of ASU 2020-01 did not have a material impact on the Company’s consolidated financial statements.
(aa)
Accounting Pronouncements – Recently Issued

On August 5, 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815‑40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06), to improve financial reporting associated with accounting for convertible instruments and contracts in an entity’s own equity. The amendments in this ASU 2020-06 are effective for public business entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company does not expect the adoption of ASU 2020-06 will have a material impact on the Company’s consolidated financial statements.
3.   REVERSE TAKEOVER TRANSACTION (“RTO”)
On December 14, 2020, Verano Holdings, LLC, a Delaware limited liability company, Majesta Minerals, Inc., an Alberta corporation (the “Public Corporation”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation (“Majesta SubCo”), entered into an arrangement agreement (as amended January 26, 2021, the “Definitive Agreement”), pursuant to which the Company would result from the reverse takeover transaction contemplated thereby (the “RTO”).

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
3.   REVERSE TAKEOVER TRANSACTION (“RTO”) (continued)
In accordance with the plan of arrangement forming part of the Definitive Agreement (the “Plan of Arrangement”), the Public Corporation changed its name to “Verano Holdings Corp.” and completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis.
In accordance with the terms of the Plan of Arrangement, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued on January 21, 2021, at a price per Subscription Receipt of $102, for aggregate gross proceeds of $100,000 (the “RTO Financing”). In the RTO Financing, the Company issued a total of 10,000,000 Subordinate Voting Shares to the purchasers of the Subscription Receipts and 578,354 Subordinate Voting Shares and $4,580 in transactions costs to the offering agents as a broker fee, for a net RTO Financing amount of $95,420.
The Public Corporation reorganized capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of Class B Proportionate Voting Shares (the “Proportionate Voting Shares”). Pursuant to the Plan of Arrangement, thereafter Verano FinCo amalgamated with Majesta SubCo. Majesta SubCo was then liquidated, and the net proceeds of the RTO Financing transferred to the Company, as the resulting corporation in the RTO.
The members of Verano Holdings LLC, and owners of certain of its subsidiaries, through a series of transactions, exchanged their ownership interests in Verano Holdings LLC and such subsidiaries for 96,892,040 Subordinate Voting Shares and 1,172,382 Proportionate Voting Shares. In connection with the Company’s acquisitions (Note 10) of Alternative Medical Enterprises, LLC, Plants of Ruskin GPS, LLC, and RVC 360, LLC (collectively, the “AME Parties”), that occurred concurrently with the RTO, the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for 18,092,987 Subordinate Voting Shares and 470,984. Proportionate Voting Shares, plus cash consideration, as further described in Note 10. The members of the AME Parties received $20,000 in proceeds from RTO Financing.
In accordance with ASC 805, Business Combinations, the substance of the transaction is a reverse takeover of a nonoperating company. The transaction does not constitute a business combination as Majesta SubCo does not meet the definition of a business under the standard. As a result, the transaction is accounted for as a capital transaction with Verano Holdings, LLC being identified as the acquirer and the equity consideration being measured at fair value. The resulting consolidated statement of financial position is presented as a continuance of Verano Holdings, LLC and comparative figures presented in the consolidated financial statements prior to the reverse takeover are those of Verano Holdings, LLC.
ASC 505-50, Equity-Based Payments to Non-Employees, applies to transactions where an entity grants equity instruments and cannot identify specifically some or all of the goods or services received in return. Because the Company issued shares with a value in excess of the assets received, the difference is recognized in RTO- related issuance cost through equity. The amount assigned to the transaction cost of $198 is the difference between the fair value of the consideration and the net identifiable assets of Majesta SubCo acquired by the Company.
4.   RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS
The Company has restated its audited consolidated financial statements as of and for the year ended December 31, 2021 as illustrated in this note to the consolidated financial statements; collectively referred to

2
Such amount not in thousands

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
4.   RESTATEMENT OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS
 (continued)
as the “Restatement”. Amounts depicted as “As Restated” throughout the accompanying consolidated financial statements and footnotes include the impact of the Restatement.
The Company identified restatement errors or corrections, which are depicted in the tables below and relate to one of the following categories:
(a)
the Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Period Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one Subordinate Voting Share instead of 100 Subordinate Voting Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value such restricted stock units instead of the date of grant trading price of the Subordinate Voting Shares underlying such restricted stock units, as listed on the Canadian Securities Exchange. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Periods Financials was overstated, and accordingly, the Company’s tax obligation will be reduced.

i.
As a result of the error related to stock-based compensation, the Company increased Inventory by $3,069, Cost of Goods Sold, net by $3,544, and Salaries and Benefits expense by $40,964, as of and for the year ended December 31, 2021.

ii.
As a result of such understated stock-based compensation expense, the Company’s tax expense was overstated by $139 with corresponding adjustments to Income Tax Payable of $661 and a decrease of Deferred Income Taxes of ($800) as of and for the year ended December 31, 2021.

(b)
the Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675) for the year ended December 31, 2021, and ($100) for the quarter ended March 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537 at December 31, 2021.

The restatements described above are reflected in the following notes to the consolidated financial statements:
•
Note 5 Inventories

•
Note 8 Earnings Per Share

•
Note 10 Acquisitions

•
Note 12 Share Capital

•
Note 13 Income Taxes

•
Note 16 Segments

•
Note 19 Consolidation

•
Note 20 Fair Value Measurements

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
	December 31, 2021
	As Reported	Adjustments		As Restated
ASSETS
Current Assets:
Cash and cash equivalents	$99,118	—		$99,118
Accounts Receivable, net	17,410	—		17,410
Notes Receivable	285	—		285
Due from Related Parties	—	—		—
Inventory	137,634	3,069	(a)	140,703
Prepaid Expenses and Other Current Assets	19,528	—		19,528
Total Current Assets	273,975	3,069	(a)	277,044
Property, Plant and Equipment, net	452,232	—		452,232
Right Of Use Assets, net	61,346	—		61,346
Intangible Assets, net	1,379,913	—		1,379,913
Goodwill	368,130	—		368,130
Investment in Associates	7,628	(137)	(b)	7,491
Deposits and Other Assets	2,499	—		2,499
TOTAL ASSETS	$2,545,723	2,932	(a), (b)	$2,548,655
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$45,172	—		$45,172
Accrued Liabilities	42,150	—		42,149
Income Tax Payable	153,850	661	(a)	154,512
Current Portion of Lease Liabilities	6,563	—		6,563
Current Portion of Notes Payable	13,771	—		13,771
Acquisition Consideration Payable	208,349	—		208,349
Due to Related Parties	—	—
Total Current Liabilities	469,855	661	(a)	470,516
Long-Term Liabilities:
Deferred Revenue	1,183	—		1,183
Notes Payable, net of Current Portion	276,154	—		276,154
Lease Liabilities, net of Current Portion	56,812	—		56,812
Deferred Income Taxes	262,984	(800)	(a)	262,184
Total Long-Term Liabilities	597,133	(800)	(a)	596,333
TOTAL LIABILITIES	$1,066,988	(139)	(a)	$1,066,849
SHAREHOLDERS’ EQUITY	1,475,784	4,746	(a)	1,480,530
NON-CONTROLLING INTEREST	2,951	(1,675)	(b)	1,276
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,545,723	2,932	(a), (b)	$2,548,655
Revenues, net of discounts	$737,850	—		$737,850
Cost of Goods Sold, net	403,287	3,544	(a)	406,831
Gross Profit	334,563	(3,544)	(a)	331,019

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
	December 31, 2021
	As Reported	Adjustments		As Restated
Operating Expenses:
General and Administrative	100,903	—		100,903
Sales and Marketing	8,644	—		8,644
Salaries and Benefits	78,634	40,964	(a)	119,598
Depreciation and Amortization	41,784	—		41,784
Total Operating Expenses	229,965	40,964	(a)	270,929
Income (Loss) from Investments in Associates	3,085	1,537	(b)	4,623
Income (Loss) From Operations	107,683	(42,970)	(a) (b)	64,713
Other Income (Expense):
(Loss) on Disposal of Property, Plant and Equipment	(1,085)	—		(1,085)
(Loss) on Deconsolidation	—	—		—
Gain on Previously Held Equity Interest	—	—		—
Amortization of Debt Issuance Costs for Warrant	—	—		—
Amortization of Convertible Debt Discount	—	—		—
Other Income (Expense), net	9,632	—		9,632
Interest Income (Expense), net	(24,270)	—		(24,270)
Total Other Expense	(15,723)	—		(15,723)
Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	91,960	(42,970)	(a) (b)	48,990
Provision For Income Taxes	(104,127)	139	(a)	(103,988)
Net Income (Loss) Before Non-Controlling Interest	(12,167)	(42,831)	(a) (b)	(54,998)
Net Income (Loss) Attributable to Non-Controlling Interest	2,509	—		2,509
Net Income (Loss) Attributable to Verano Holdings Corp.	$(14,676)	(42,831)	(a) (b)	$(57,507)
Net Income (Loss) per share – basic	(0.05)	(0.15)	(a)	(0.20)
Net Income (Loss) per share – diluted	(0.05)	(0.15)	(a)	(0.20)
Basic – weighted average shares outstanding	290,443,432	—		290,443,432
Diluted – weighted average shares outstanding	290,443,432	—		290,443,432

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
		LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
As Previously Reported
Balance as of January 1, 2021		279,900,000	—	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net		—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units		(279,900,000)	279,900,000	—	—	—	—
Reverse takeover (“RTO Financing”), net		—	10,100,000	95,420	—	—	95,420
Purchase of Non-controlling interest		—	—	505	(6,975)	(5,795)	(12,265)
Share-based compensation		—	987,242	742	—	—	742
Issuance of shares in conjunction with acquisitions		—	29,526,129	522,120	—	—	522,120
Warrants issued and exercised		—	3,510,000	75,100	—	—	75,100
Contingent consideration & other adjustments to purchase accounting		—	289,291	4,170	—	—	4,170
Net Income (Loss)		—	—	—	(14,676)	2,509	(12,167)
Balance as of December 31, 2021		—	324,312,662	$1,488,188	$(12,404)	$2,951	$1,478,735
Adjustments
Net effect to Share-based compensation	(a)	—	—	47,577	—	—	47,577
Distributions to Non-Controlling Interests	(b)					(1,675)	(1,675)
Net effect to Net Income (Loss)	(a) (b)	—	—		—	(42,831)	(42,831)
Total Adjustments		—	—	47,577	(42,831)	(1,675)	3,071
As Restated
Balance as of January 1, 2021		279,900,000	—	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net		—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units		(279,900,000)	279,900,000	—	—	—	—
Reverse takeover (“RTO Financing”), net		—	10,100,000	95,420	—	—	95,420
Distributions to minority holders		—	—	—	—	(1,675)	(1,675)
Purchase of Non-controlling interest		—	—	505	(6,975)	(5,795)	(12,265)
Share-based compensation		—	987,242	48,319	—	—	48,319
Issuance of shares in conjunction with acquisitions		—	29,526,129	522,120	—	—	522,120
Warrants issued and exercised		—	3,510,000	75,100	—	—	75,100
Contingent consideration & other adjustments to purchase accounting		—	289,291	4,170	—	—	4,170
Net Income (Loss)		—	—	—	(57,507)	2,509	(54,998)
Balance as of December 31, 2021 – As Restated		—	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
	December 31, 2021
	As Reported	Adjustments		As Restated
CASH FLOW FROM OPERATING ACTIVITIES
Net Loss attributable to Verano Holdings Corp. and Subsidiaries	$(14,676)	(42,831)	(a) (b)	$(57,507)
Net Income attributable to non-controlling interest	2,509	—		2,509
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	96,244	—		96,244
Non-cash interest expense	5,727	—		5,727
Non-cash interest income	(166)	—		(166)
Non-cash inventory step-up expense on acquisitions	80,988	—	—	80,988
Loss on disposal of property, plant and equipment	1,085	—	—	1,085
Loss on disposition of VIE	—	—		—
Gain on previously held equity interest	—	—		—
Bad debt expense	1,701	—		1,701
Amortization of loan issuance costs – warrants	—	—		—
Amortization of debt issuance costs	2,566	—		2,566
Amortization of convertible debt discount	—	—		—
Write-off of note receivable	14	—		14
Loss on deconsolidation of subsidiary	—	—		—
Loss (income) from underlying investees	(3,006)	(1,537)	(b)	(4,544)
Contingent consideration compensation	4,170	—		4,170
Loss on share issuance	1,207	—		1,207
(Decrease) in fair value of contingent consideration	(13,676)	—		(13,676)
Stock based compensation	742	44,508	(a)	45,250
Derecognition of deferred rent	—	—		—
Changes in operating assets and liabilities:
Accounts receivable	(6,673)	—		(6,673)
Inventories	(59,506)	—		(59,506)
Prepaid expenses and other current assets	(6,252)	—		(6,252)
Deposits and other assets	8,553	—		8,553
Investment in associates	—	1,675	(b)	1,675
Accounts payable	9,920	—		9,920
Accrued liabilities	1,670	—		1,670
Change in Lease Liabilities	(7,743)	—		(7,743)
Income tax payable	108,790	662	(a)	109,452
Due to related parties, net	(45)	—		(45)
Deferred taxes	(32,009)	(801)	(a)	(32,810)
Deferred revenue	(937)	—		(937)
NET CASH PROVIDED BY OPERATING ACTIVITIES	181,197	1,675	(a) (b)	182,872

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
	December 31, 2021
	As Reported	Adjustments		As Restated
CASH FLOW FROM INVESTING ACTIVITIES
Cash paid in membership interest acquisition	—	—		—
Purchases of property, plant and equipment	(141,265)	—		(141,265)
Proceeds from disposal of assets	1,894	—		1,894
Advances to related parties	108	—		108
Purchases of intangible assets	(8,374)	—		(8,374)
Purchase of NCI	(7,840)	—		(7,840)
Acquisition of businesses, net of cash acquired	(309,815)	—		(309,815)
Payment of acquisition price payable	—	—		—
Cash paid in deconsolidation of subsidiary	—	—		—
Distributions to minority holders	—	(1,675)	(b)	(1,675)
Purchase of interest in investment in associates	(3,350)	—		(3,350)
Dividend received from investments in associates	10,275	—		10,275
Issuance of note receivable	(147)	—		(147)
Proceeds from note receivable	4,215	—		4,215
Interest received on note receivable	142	—	—	142
NET CASH (USED IN) INVESTING ACTIVITIES	(454,157)	(1,675)	(b)	(455,832)

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
	December 31, 2021
	As Reported	Adjustments	As Restated
CASH FLOW FROM FINANCING ACTIVITIES
Contributions from members	—	—	—
Distributions to members	—	—	—
Proceeds from exercise of warrants	—	—	—
Proceeds from issuance of notes payable	224,725	—	224,725
Principal repayments of notes payable	(10,757)	—	(10,757)
Debt issuance costs paid	(8,812)	—	(8,812)
Proceeds from sale of Property, Plant & Equipment	—	—	—
Proceeds received from RTO financing	75,420	—	75,420
Cash received in warrant private placement	75,100	—	75,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	355,676	—	355,676
NET INCREASE (DECREASE) IN CASH	82,716	—	82,716
CASH, BEGINNING OF PERIOD	16,402	—	16,402
CASH, END OF PERIOD	$99,118	—	$99,118
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest (received) paid	$18,709	—	$18,709
Cash paid for taxes	$27,962	—	$27,962
NONCASH INVESTING AND FINANCING ACTIVITIES
Accrued capital expenditures	$8,512	—	$8,512
Issuance of note receivable related to sale of property, plant, and equipment	$—	—	$—
Distributions receivable from investment in associate	$—	—	$—
Issuance of shares under business combinations	$1,148,127	—	$1,148,127
Acquisitions
Tangible and Intangible assets acquired, net of cash	$1,638,726	—	$1,638,726
Liabilities assumed	(354,933)	—	(354,933)
Acquisition consideration payable	(1,324,914)	—	(1,324,914)
Issuance of note payable	—	—	—
Goodwill	350,936	—	350,936
Noncontrolling interest from acquisitions	—	—	—
Previously held equity interest	—	—	—
	$309,815	—	$309,815

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
5.   INVENTORIES
The Company’s inventories consist of the following:
	December 31, 2021	December 31, 2020
	(As Restated)
Raw Materials	$5,767	$—
Work in Process	96,367	26,835
Finished Goods	38,569	10,519
Total Inventories	$140,703	$37,354
6.   PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment and related accumulated depreciation consists of the following at December 31, 2021 and December 31, 2020:
	December 31, 2021	December 31, 2020
Land	$29,399	$12,138
Buildings and Improvements	126,020	15,223
Furniture and Fixtures	13,259	5,466
Computer Equipment and Software	14,078	3,331
Leasehold Improvements	182,514	89,394
Tools and Equipment	65,774	27,237
Vehicles	3,229	850
Assets Under Construction(1)	64,107	8,514
Total Property, Plant and Equipment, Gross	498,380	162,153
Less: Accumulated Depreciation	(46,148)	(17,971)
Property, Plant and Equipment, Net	$452,232	$144,182

(1)
Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

A reconciliation of the beginning and ending balances of property, plant and equipment is as follows:
	Property, Plant and Equipment, Gross	Accumulated Depreciation	Property, Plant and Equipment, Net
Balance as of January 1, 2020	$104,470	$(8,917)	$95,553
Additions	57,002	—	57,002
Property, plant and equipment from business combination	2,511	—	2,511
Disposals	(11)	—	(11)
Deconsolidation	(1,819)	—	(1,819)
Depreciation	—	(9,054)	(9,054)
Balance as of December 31, 2020	$162,153	$(17,971)	$144,182

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
6.   PROPERTY, PLANT AND EQUIPMENT (continued)
	Property, Plant and Equipment, Gross	Accumulated Depreciation	Property, Plant and Equipment, Net
Additions	164,940	—	164,940
Property, plant and equipment from business combination	175,172	—	175,172
Disposals	(3,885)	15	(3,870)
Depreciation	—	(28,192)	(28,192)
Balance as December 31, 2021	$498,380	$(46,148)	$452,232

For the years ended December 31, 2021 and December 31, 2020, depreciation expense included in costs of goods sold totaled $20,395 and $7,797 respectively.
7.   INTANGIBLE ASSETS AND GOODWILL
Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.
As of December 31, 2021, intangible assets consisted of the following:
	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2021	$76,375	$78	$—	$76,453
Purchases	55,776	—	115	55,891
Additions from business combination	1,254,781	54,088	11,488	1,320,357
Adjustments to purchase price allocation	(801)	—	—	(801)
Disposals	—	—	—	—
Balance as of December 31, 2021	$1,386,131	$54,166	$11,603	$1,451,900
Accumulated Amortization
Balance as of January 1, 2021	4,034	—	—	4,034
Amortization	62,669	4,158	1,126	67,953
Balance as of December 31, 2021	$66,703	$4,158	$1,126	$71,987
Net Book Value
Balance as of January 1, 2021	72,341	78	—	72,419
Balance as of December 31, 2021	$1,319,428	$50,008	$10,477	$1,379,913

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
7.   INTANGIBLE ASSETS AND GOODWILL (continued)
As of December 31, 2020, intangible assets consisted of the following:
	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2020	$22,358	$78	$—	$22,436
Purchases	7,000	—	—	7,000
Additions from business combination	47,017	—	—	47,017
Disposals	—	—	—	—
Balance as of December 31, 2020	$76,375	$78	$—	$76,453
Accumulated Amortization
Balance as of January 1, 2020	1,880	—	—	1,880
Amortization	2,154	—	—	2,154
Balance as of December 31, 2020	$4,034	$—	$—	$4,034
Net Book Value
Balance as of January 1, 2020	20,478	78	—	20,556
Balance as of December 31, 2020	$72,341	$78	—	$72,419
The Company recorded amortization expense for the years ended December 31, 2021 and 2020 $67,953 and $2,154, respectively.
Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.
The following table outlines the estimated annual amortization expense related to intangible assets as of December 31, 2021:
Year Ending December 31:	Estimated Amortization
2022	$99,057
2023	99,057
2024	99,057
2025	99,057
2026	99,057
Thereafter	884,628
$1,379,913
The changes in the carrying amount of goodwill, by reportable segment, for the years ended December 31, 2020 and 2021 were as follows:
	January 1, 2020	Impairment	Adjustments to purchase price allocation	Acquisitions	December 31, 2020
Cultivation	$64	$—	$—	$—	$64
Retail	5,000	—	—	10,965	15,965
	$5,064	$—	$—	$10,965	$16,029

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
7.   INTANGIBLE ASSETS AND GOODWILL (continued)
	January 1, 2021	Impairment	Adjustments to purchase price allocation	Acquisitions	December 31, 2021
Cultivation	$64	$—	$312	$90,740	$91,116
Retail	15,965	—	(30)	261,079	277,014
	$16,029	$—	$282	$351,819	$368,130
During 2021, the Company recorded a measurement period adjustment in connection with its 2020 acquisitions of FGM Processing, LLC, Elevele, LLC, and MME IL Holdings, LLC. The net impact of the adjustment resulted in a decrease in the license value of $801 and an increase to goodwill by $282. The remaining $519 of the adjustment to the purchase price was allocated among the other tangible assets on the opening balance sheet.
8.   EARNINGS PER SHARE
The Company presents basic and diluted earnings per share. Basic earnings per share is calculated by dividing the profit or loss attributable to shareholders by the weighted average number of shares (on an as converted basis) outstanding during the period. Diluted earnings per share is determined by adjusting the profit or loss attributable to shareholders and the weighted average number of shares outstanding, for the effects of all dilutive potential shares, which are comprised of convertible shares, warrants, options and RSUs issued.
The computations of net income per share on both basic and diluted bases, including reconciliations of the numerators and denominators, were as follows:
	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
	(As Restated)
Numerator
Net Income (Loss) attributable to Verano Holdings Corp.	$(57,507)	$38,401	$(18,273)
Denominator
Basic
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	307,177,442
Weighted-average shares outstanding – basic	290,443,432	263,919,366	261,432,115
Diluted
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	307,177,442
Weighted-average shares outstanding – diluted	290,443,432	270,719,280	261,432,115
Basic earnings per share	$(0.20)	$0.15	$(0.07)
Diluted earnings per share	$(0.20)	$0.14	$(0.07)

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
9.   NOTES RECEIVABLE
As of December 31, 2021, notes receivable consisted of two secured promissory notes:
The first note is a secured promissory note dated August 13, 2020 with a third party for $180. The note bears interest of 8% per annum and was originally due and payable on or before the earlier of February 13, 2021 or such other date the principal amount becomes due and payable by acceleration after an event of default. The promissory note can be extended at the discretion of the Company. Negotiation between parties is on-going to extend the maturity date of the secured promissory note. As of December 31, 2020 the balance was fully outstanding. As of December 31, 2021, the Company has received principal payments of $56 and has outstanding principal of $124 plus accrued interest of $7.
The second note is a secured promissory note issued March 24, 2021 with a third party for $147. Interest of 8% per annum and principal were originally due on September 24, 2021. The maturity date of the secured promissory note has been extended to March 24, 2022. As of December 31, 2021, the Company has not received any principal payments to date and has recognized accrued interest of $7.
As of December 31, 2020, notes receivable also consisted of a $5,000 secured promissory note dated March 2019 bearing 10% interest and originally matured in September 2020. The note was later amended to reduce the principal due by $300, increase the interest rate to 15.25%, and extend the maturity date. As of December 31, 2020, the Company had remaining principal outstanding of $2,825 plus accrued interest. The Company received all principal and interest payments during 2021.
10.    ACQUISITIONS
(a)   Merger Agreement
On November 6, 2020, Verano Holdings LLC entered into an agreement and plan of merger with the AME Parties, pursuant to which the Company, as the assignee of all of Verano Holdings LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (the “AME Group”) via a series of merger transactions (the “AME Mergers”). The AME Mergers were contingent upon, and were to close contemporaneously with the RTO, resulting in the creation of the Company as a Canadian publicly-traded parent company of Verano Holdings LLC, the AME Parties and their respective subsidiaries.
The RTO and AME Mergers closed on February 11, 2021 and resulted in the AME Parties becoming wholly-owned subsidiaries of the Company. The members of the AME Parties, through the RTO and AME Mergers, exchanged their membership interests in the AME Parties for 18,092,988 Subordinate Voting Shares and 470,984 Proportionate Voting Shares valued at approximately $651,914, plus cash consideration of $35,000. The shares issued were assigned a value of $10 per share with the Proportionate Voting Shares valued on an as converted to Subordinate Voting Share basis. The share price is equivalent to the arm’s-length RTO Financing transaction of the Subscription Receipts of $10 per share as described in Note 3. The shares and cash consideration of $20,000 was paid at the closing of the mergers, $10,000 was paid on August 11, 2021, and the $5,000 balance is payable in February 2022. As of December 31, 2021, the present value of unpaid deferred consideration is $4,986 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company accounted for the transaction as a business combination in accordance with ASC 805, Business Combinations. The following table summarizes the provisional accounting estimates of the merger transaction:

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
	AltMed Florida	AltMed Arizona	Total
Cash	$5,446	$507	$5,953
Accounts receivable, net	60	498	558
Inventory	83,205	5,827	89,032
Prepaids and other current assets	833	1,989	2,822
Property, plant and equipment, net	73,386	9,751	83,137
Right-of-use asset, net	9,651	—	9,651
Other assets	1,001	—	1,001
Accounts payable and accrued liabilities	(8,935)	(2,576)	(11,511)
Notes payable	(3,579)	(3,343)	(6,922)
Deferred taxes	(123,720)	(37,290)	(161,010)
Lease liabilities	(9,651)	—	(9,651)
Total identifiable net assets (liabilities)	27,697	(24,637)	3,060
Intangible assets	498,938	184,588	683,526
Net assets	$526,635	$159,951	$686,586
The Company identified intangible assets related to the cannabis license acquired, tradenames and intellectual property over the patented encapsulation formulation used in the MÜV™ branded transdermal patches, gels, tinctures and capsules. The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company determined the fair value of intangible assets as outlined below:
	AltMed Florida	AltMed Arizona	Total
License	$319,928	$130,670	$450,598
Tradename	36,278	8,980	45,258
Technology	10,603	885	11,488
Total intangible assets	$366,809	$140,536	$507,344
Goodwill (residual purchase price)	$8,409	$6,763	$15,172
Goodwill (deferred taxes)(a)	123,720	37,290	161,010
Total goodwill	$132,129	$44,053	$176,182

(a)
Goodwill recognized related to deferred taxes associated with assets acquired that have no tax basis.

Selected line items from the Company’s unaudited condensed interim consolidated statements of operations for the twelve months ended December 31, 2021, adjusted as if the acquisition of AltMed, deemed to be the only acquisition with material operations in the period, had occurred on January 1, 2021, are presented below:

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
	Consolidated Results	AltMed Pre-acquisition	Pro-forma Results
Revenues, net of discounts	737,850	22,402	760,252
Net income (loss)	(57,507)	10,933	(46,574)
(b)   2021 Business Combinations
The Company has determined that the below acquisitions are business combinations under ASC 805, Business Combinations. Those acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units. Refer to the end of section (b) of this Note for the revenue and net income (loss) since the acquisition date included in the unaudited interim condensed consolidated statement of operations and pro forma revenue and earnings.
The purchase price allocation for the acquisitions reflects various fair value estimates and analyses which are subject to change within the measurement period. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period, which is the one year period subsequent to the acquisition date.
Measurement period adjustments that the Company determined to be material will be applied prospectively in the Company’s consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected.
Glass City Alternatives, LLC
On September 20, 2020, the Company entered into an agreement to acquire all of the ownership interest of Glass City Alternatives, LLC which operates a dispensary located in Ohio. The transaction closed on January 7, 2021. The total cash purchase price was $2,700 plus a post-closing $329 purchase price adjustment. The Company issued $500 in Subordinate Voting Shares based on the fair value of the securities as traded on the CSE on the date of issuance. As of December 31, 2021, the present value of unpaid deferred consideration of $1,100 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and was paid in January 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $2,497. The residual purchase price of $224 was recognized as goodwill.
Perpetual Healthcare Inc.
On February 25, 2021, Verano entered into an agreement to purchase control of Perpetual Healthcare Inc. (“Emerald”). Emerald is an Arizona non-profit entity that operates a marijuana dispensary in Arizona. The Company, through a management service agreement (“MSA”) and control of the board of directors, obtained control of Emerald’s dispensary operations and license. The transaction became effective on March 10, 2021, and the Company consolidated Emerald through the Voting Interest Model (“VOE”) in

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
accordance with ASC 810, Consolidations. Total consideration includes cash consideration of $11,250 plus a post-closing $326 purchase price adjustment, 541,994 Subordinate Voting Shares valued at approximately $10,002 based on the fair value of the securities as traded on the CSE on the date of the transaction. The remaining obligation was settled through the issuance of 350,644 Subordinate Voting Shares valued at approximately $6,992 in May 2021. As of December 31, 2021, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $25,284. The residual purchase price of $1,555 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability associated with the cannabis license.
The Herbal Care Center Inc.
On February 24, 2021, Verano entered into an equity purchase agreement to acquire all equity interest in EINJO, L.P. and SPSLE, Corp. to become the sole owner of The Herbal Care Center, Inc. (“The Herbal Care Center”), which holds licenses for two dispensaries in Illinois. The Company, through a MSA, obtained control of The Herbal Care Center’s operations and marijuana license. The transaction became effective on March 17, 2021, and the Company consolidated The Herbal Care Center through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. Total consideration includes cash consideration of $18,750, plus a $2,107 purchase price adjustment, of which $10,000 was paid upon entering the MSA.
The total consideration also includes 90,464 Subordinate Voting Shares and 9,625 Proportionate Voting Shares valued at approximately $22,778 paid at closing based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of December 31, 2021, the present value of unpaid deferred consideration of $10,852 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $39,062. The residual purchase price of $328 was recognized as goodwill. The Company also recognized $11,914 to goodwill related to the deferred tax liability associated with the cannabis license.
Local Joint
On March 22, 2021, the Company entered into an agreement with Flower Launch LLC, to acquire the rights to manage Patient Alternative Relief Center, Inc. (“Local Joint”), also referred to as Local Joint. Local Joint is an Arizona non-profit entity that operates a retail dispensary in Arizona. The Company, through a MSA and control of the board of directors, obtained control of Local Joint’s operations and its license. The transaction became effective on March 30, 2021, and the Company consolidated Local Joint through the VOE in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $13,500, with $10,000 paid on the closing date and $3,500 paid in July 2021, plus 179,767 Subordinate Voting Shares valued at approximately $3,031 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $15,819. The residual purchase price of $276 was recognized as goodwill.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
BISHCO LLC
On February 23, 2021, the Company entered into a merger agreement to acquire BISHCO LLC, which holds the rights to manage three non-profit entities in Arizona through an MSA. The non-profit entities, AZGM3, Inc., Vending Logistics, LLC, and The Medicine Room, LLC, each hold an Arizona marijuana license. The agreement provided that executives of the Company were appointed as the sole members of the board of directors that govern each non-profit entity. Through the acquisition of BISHCO LLC and its MSA, as well as the Company’s appointment to the board of directors, the Company obtained control of the non-profit entities’ operations and their respective licenses.
The transaction became effective on April 8, 2021 and the Company consolidated the non-profit entities through the VOE in accordance with ASC 810, Consolidations. Total consideration included $18,699 paid upon closing, plus a $1,036 purchase price adjustment, 997,453 Subordinate Voting Shares and 29,924 Proportionate Voting Shares valued at approximately $78,916 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. The remaining consideration is related to contingent consideration with $12,750 payable in cash on March 31, 2022, and the remaining $12,750 payable in shares or cash at the election of the recipient on March 31, 2023. As of December 31, 2021, the present value of unpaid deferred consideration of $21,882 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $87,963. The residual purchase price of $14,559 was recognized as goodwill. The Company also recognized $23,598 to goodwill related to the deferred tax liability
TerraVida Holistic Center, LLC
On February 24, 2021, the Company entered into an agreement to acquire TerraVida Holistic Centers, LLC, which holds the rights to three active dispensaries in Pennsylvania. The transaction closed May 11, 2021. Total consideration included cash consideration of $64,316, plus a $1,993 purchase price adjustment, of which $18,809 was paid at closing and the remaining $47,500 was paid over the first six months after closing. The merger agreement also included consideration of 1,506,750 Subordinate Voting Shares and 15,067 Proportionate Voting Shares valued at approximately $59,732 based on the fair value of the securities, on a converted basis, as traded on the CSE on the date of the transaction. As of December 31, 2021, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $112,418. The residual purchase price of $3,635 was recognized as goodwill.
The Healing Center, LLC
On March 29, 2021, the Company entered into an agreement to acquire three active dispensaries in Pennsylvania by purchasing all the issued and outstanding equity interests of The Healing Center, LLC (“The Healing Center”). The transaction closed on May 14, 2021. At that time the transaction closed, the Healing Center leased the real estate where the dispensaries are located from three separate real estate entities.
On September 3, 2021, the Company acquired the THC Real Estate in cash transactions. The acquisitions were accounted for as a single business combination in accordance with ASC 805, Business Combinations.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
Total consideration for The Healing Center included cash consideration of $56,892, plus a $2,355 purchase price adjustment, of which $31,463 was paid upon closing and an additional $27,784 was paid 60 days after the closing. In addition, the total consideration included 454,302 Subordinate Voting Shares and 25,744 Proportionate Voting Shares valued at approximately $61,108 based on the fair value of the securities, on a converted basis, as traded on the CSE on the date of the transaction, and $18,925 of contingent consideration evenly allocated between shares and cash. As of December 31, 2021, The Healing Center’s present value of unpaid deferred consideration of $13,982 payable in cash and shares is included in the acquisition price payable balance on the Company’s consolidated balance sheets, which was subsequently paid in February 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $108,850. The residual purchase price of $24,954 was recognized as goodwill.
Verano funded the acquisition of the THC Real Estate through a credit facility with Chicago Atlantic Credit Company (together with its affiliated entities, “Chicago Atlantic”) for $12,650. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the Chicago Atlantic credit facility, which was paid net of proceeds upon closing. The Company amortizes debt issuance costs through interest expense over the life of the credit agreement. Refer to Note 11 for more information. As of December 31, 2021, the total consideration for THC Real Estate had been paid in full.
Mad River Remedies, LLC
On April 1, 2021, the Company entered into an agreement to acquire Mad River Remedies, LLC, which operates a dispensary in Ohio. The transaction closed on July 8, 2021. The consideration included cash consideration of $12,984, subject to a purchase price adjustment of $29, and 488,861 Subordinate Voting Shares value at approximately $7,814 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,720. The residual purchase price of $498 was recognized as goodwill.
Agri-Kind, LLC & Agronomed Holdings Inc
On April 21, 2021, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in Agri-Kind, LLC (“Agri-Kind”), an operator of a cultivation and production facility of medical marijuana located in Pennsylvania, and Agronomed Holdings Inc., the owner of the cultivation and processing facility operated by Agri-Kind. The transaction closed on July 12, 2021. The total consideration included cash consideration of $78,848, plus a $678 purchase price adjustment, of which $43,713 was paid at closing and the remaining $35,813 was paid within three months of closing. In addition, the total consideration included the issuance of 3,208,035 Subordinate Voting Shares valued at approximately $50,994 based on the fair value of the securities as traded on the CSE on the date of the transaction, and contingent consideration of $33,971, which may fluctuate based upon financial performance metrics of Agri-Kind for 2021 and is payable in Subordinate Voting Shares, unless cash payment is elected by the recipient. As of December 31, 2021, the present value of unpaid deferred consideration of $33,617 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $134,563. The residual purchase price of $3,115 was recognized as goodwill.
Agronomed Biologics, LLC
On April 21, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Agronomed Biologics, LLC (“Agronomed”), which holds a clinical registrant license that allows for cultivation, production, and operation of six dispensaries in Pennsylvania. As a clinical registrant, Agronomed has partnered with the Drexel University College of Medicine to conduct medical marijuana research. The transaction closed on July 12, 2021. Total consideration included cash consideration of $10,473 paid upon closing and an additional $42,493 of contingent consideration to be paid in cash or shares at the election of the seller. In addition, the merger consideration included 3,240,436 Subordinate Voting Shares valued at approximately $51,509 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the present value of unpaid deferred consideration of $42,133 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $96,684. The residual purchase price of $2,625 was recognized as goodwill. The Company also recognized $29,913 to goodwill related to the deferred tax liability.
Willow Brook Wellness, LLC
On September 13, 2021, the Company entered into a definitive agreement to acquire all the issued and outstanding equity interests in Willow Brook Wellness, LLC, which operates a dispensary in Connecticut. The transaction closed on October 25, 2021. Total consideration included cash of $14,913, subject to a purchase price adjustment of $14, and 727,934 Subordinate Voting Shares valued at approximately $8,163 based on the fair value of the securities as traded on the CSE on the date of the transaction. As of December 31, 2021, the present value of unpaid deferred consideration of $7,070 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and will be settled through a cash payment due October 25, 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,267. The residual purchase price of $438 was recognized as goodwill.
Caring Nature, LLC
On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Caring Nature LLC, which operates a dispensary in Connecticut. The transaction closed on December 20, 2021. The total consideration includes cash of $12,331, subject to a purchase price adjustment and, $12,000 payable in Subordinate Voting Shares payable over twelve months. Additionally, the purchase agreement included $2,000 of contingent consideration to be paid in Subordinate Voting Shares. As of December 31, 2021, the present value of unpaid deferred consideration of $19,961 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $24,994. The residual purchase price of $761 was recognized as goodwill. The Company also recognized $7,123 to goodwill related to the deferred tax liability.
Connecticut Pharmaceutical Solutions, Inc.
On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Connecticut Pharmaceutical Solutions, Inc., which holds a medical marijuana producer license in Connecticut. The transaction closed on December 28, 2021. Total consideration includes cash of $6,402 and 8,145,142 Subordinate Voting Shares valued at approximately $98,538 based on the fair value of the securities as traded on the CSE on the date of the transaction.
Additionally, there are 73,130 deferred Subordinate Voting Shares subject to purchase price adjustments and 1,128,441 deferred Subordinate Voting Shares to be issued in December 2022, collectively valued at approximately $14,483 based on the fair value of the securities as traded on the CSE on the date of the transaction. The merger agreement also includes consideration of $19,622 to be paid in 1,625,546 deferred Subordinate Voting Shares payable upon the first sale of adult-use cannabis in the state of Connecticut. Both payments meet equity classification in accordance with ASC 815.
The remaining consideration is related to contingent consideration of $24,706, which may fluctuate based on 2021 financial performance metrics. The contingent consideration will be paid in Subordinate Voting Shares and is expected to be settled in the second quarter of 2022. As of December 31, 2021, the present value of unpaid deferred consideration, in the form of contingent consideration, is $24,706 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license and trade name acquired at a fair value of $116,063 and $8,829, respectively. The residual purchase price of $3,510 was recognized as goodwill. The Company also recognized $40,062 to goodwill related to the deferred tax liability.
The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the first quarter for the year ended December 31, 2021:
	Glass City Alternatives	Perpetual Healthcare	The Herbal Care Center	Local Joint	Total
Cash and cash equivalents	$178	$478	$2,168	$540	$3,364
Accounts receivable, net	—	—	2,000	—	2,000
Notes receivable	—	—	—	398	398
Inventory	58	422	1,435	219	2,134
Prepaid and other current assets	50	43	109	—	202
Property, plant and equipment, net	502	135	1,642	451	2,730
Right-of-use asset, net	63	215	936	2,480	3,694
Accounts payable and accrued liabilities	(17)	(200)	(3,307)	(216)	(3,740)
Deferred income tax	—	(6,548)	(11,914)	—	(18,462)

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
	Glass City Alternatives	Perpetual Healthcare	The Herbal Care Center	Local Joint	Total
Lease liabilities	(63)	(215)	(936)	(2,480)	(3,694)
Total identifiable net assets (liabilities)	771	(5,670)	(7,867)	1,392	(11,374)
Intangible assets	2,721	33,387	51,304	16,095	103,507
Net Assets	$3,492	$27,717	$43,437	$17,487	$92,133

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the second quarter for the year ended December 31, 2021:
	BISHCO LLC	TerraVida Holistic Centers	The Healing Center	Total
Cash and cash equivalents	$1,809	$3,222	$3,496	$8,527
Accounts receivable, net	231	—	—	231
Inventory	7,162	4,091	3,088	14,341
Prepaid & other current assets	1,127	692	810	2,629
Deposits & other non-current assets	8	75	—	83
Property, plant and equipment, net	7,872	2,612	11,412	21,896
Right-of-use asset, net	129	2,122	—	2,251
Accounts payable and accrued liabilities	(2,770)	(1,635)	(2,569)	(6,974)
Other liabilities	(1,188)	—	—	(1,188)
Deferred income tax	(23,598)	—	—	(23,598)
Lease liabilities	(129)	(2,122)	—	(2,251)
Total identifiable net assets (liabilities)	(9,347)	9,057	16,237	15,947
Intangible assets	126,120	116,053	133,804	375,977
Net Assets	$116,773	$125,110	$150,041	$391,924
The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the third quarter for the year ended December 31, 2021:
	Mad River Remedies	Agronomed Biologics	Agri Kind & Agronomed Holdings Inc	Total
Cash and cash equivalents	$755	$2,300	$2,024	$5,079
Accounts receivable, net	262	—	560	822
Inventory	396	623	4,188	5,207
Prepaid & other current assets	85	273	653	1,011
Deposits & other non-current assets	—	40	—	40
Property, plant and equipment, net	589	5,844	35,965	42,398
Right-of-use asset, net	125	2,715	—	2,840
Accounts payable and accrued liabilities	(478)	(1,126)	(1,852)	(3,456)
Other liabilities	—	(2,788)	(14,730)	(17,518)

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
	Mad River Remedies	Agronomed Biologics	Agri Kind & Agronomed Holdings Inc	Total
Deferred income tax	—	(29,913)	—	(29,913)
Lease liabilities	(125)	(2,715)	—	(2,840)
Total identifiable net assets (liabilities)	1,609	(24,747)	26,808	3,670
Total Intangible assets	19,218	129,222	137,678	286,118
Net Assets	$20,827	$104,475	$164,486	$289,788

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the fourth quarter for the year ended December 31, 2021:
	Willow Brook	Caring Nature	CT Pharma	Total
Cash and cash equivalents	$443	$251	$2,793	$3,487
Accounts receivable, net	—	—	1,314	1,314
Inventory	243	155	10,582	10,980
Prepaid & other current Assets	92	41	1,036	1,169
Deposits and other non-current assets	3	—	—	3
Property, plant and equipment, net	282	91	24,638	25,011
Right-of-use asset, net	54	133	—	187
Accounts payable and accrued liabilities	(99)	(11)	(2,213)	(2,323)
Other liabilities	—	—	(2,800)	(2,800)
Deferred income tax	—	(7,123)	(40,062)	(47,185)
Lease liabilities	(54)	(133)	—	(187)
Total identifiable net assets (liabilities)	964	(6,596)	(4,712)	(10,344)
Total Intangible assets	21,705	32,878	168,464	223,047
Net Assets	$22,669	$26,282	$163,752	$212,703
The following table summarizes the revenue and net income (loss) since the acquisition date included in the Consolidated Statement of Operations for the year ended December 31, 2021:
	Verano Holdings	AME Merger	Other Acquisitions	Total
Revenues, net	$375,225	$203,895	$158,730	$737,850
Net income (loss)	(59,759)	7,398	(5,146)	(57,507)
The following table summarizes the unaudited pro forma information of the combined results of operations of these acquisition transactions as if they occurred as of January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
	Verano Holdings	AME Merger	Other Acquisitions	Total
Pro forma revenues, net	$375,225	$226,297	$309,315	$910,837
Pro forma net income (loss)	(59,759)	18,331	31,553	(9,875)
Pro forma adjustments
(a) Intangible amortization	—	32,798	30,171	62,969
(b) Inventory step up	—	71,538	9,450	80,988
Total pro forma adjustments	—	104,336	39,621	143,957
Total pro forma net income (loss)	$(59,759)	$122,667	$71,174	$134,082

(a)
Includes removal of post combination amortization expense recognized on intangible assets acquired. These costs were recorded in the cost of goods sold and the depreciation and amortization line of operating expenses section within the Consolidated Statements of Operations.

(b)
Includes removal of post combination inventory step up that was recognized as an increase to cost of goods sold within the Consolidated Statements of Operations.

The following table summarizes the unaudited pro forma information of the combined results of operations as of these acquisition transactions as if they occurred as of January 1, 2020. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.
	Verano Holdings	AME Merger	Other Acquisitions	Total
Pro forma revenues, net	$228,530	$126,309	$238,218	$593,057
Pro forma net income (loss)	38,401	64,809	53,500	156,710
Supplemental pro forma financial information has not been presented for 2019 as it was impracticable, due to lack of complete and reliable financial statements.
(c)   2020 Business Combinations
ChiVegas
In July 2020, the Company acquired an additional 50% ownership interest in a Las Vegas real estate entity which provided the Company with a controlling interest and was accounted for as a step-acquisition in accordance with ASC 805, Business Combinations. The purchase price was allocated to the building and land, which totaled $1,160. Consideration included cash of $230 and a note payable of $350 (Note 9). A gain on the previously held equity interest was recognized for $458.
MME IL Holdings, LLC
On July 1, 2020, the Company entered into a membership interest purchase agreement (and amended and restated such membership interest purchase agreement on October 30, 2020) to acquire all of the issued and outstanding equity interests in MME IL Holdings, LLC, which operates two dispensaries in Illinois. The total purchase price was $20,000 plus a $31 working capital adjustment. The Company paid $10,000 in July 2020 and an additional $8,000 was paid in November 2020. The remaining purchase price will be paid pursuant to a $2,000 promissory note, of which $1,000 has been repaid. The Company also entered

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
into a management and administrative services agreement with MME IL Holdings, LLC’s subsidiaries. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with ASC 805, Business Combination. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,900. The residual purchase price of $249 was recognized as goodwill. The Company also recognized $5,767 to goodwill related to the deferred tax liability.
Elevele, LLC
On December 8, 2020, the Company entered into a membership interest purchase agreement to acquire all of the issued and outstanding equity interests in Elevele, LLC, which operates two dispensaries in Illinois. The total purchase price was $22,847 plus a $315 working capital adjustment. The Company paid $5,347 in December 2020. The remaining $10,000 of purchase price will be paid by June 8, 2022. Based on the funding and providing of services, the Company determined that control was transferred at the closing and accounted for the transaction as a business acquisition in accordance with ASC 805, Business Combinations. The acquisition was deemed business combinations, as the acquired set contained inputs, outputs and a substantive process. The screen test was not deemed conclusive due to the subjectivity associated with level 3 inputs used in the license valuation. Acquisition costs, which are expensed as incurred, were not significant and were excluded from the consideration transferred.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,470. The residual purchase price of $95 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability.
FGM Processing, LLC
In December 2020, a Company affiliate entered into a membership purchase agreement with a licensee in Maryland which would allow the Company to process medical marijuana in Maryland. The Company analyzed the transactions and recorded the transaction as a business combination. The total purchase price was $6,900, of which $1,050 was paid in December 2020. The Company recognized a license in the amount of $6,640 and tools and equipment in the amount of $260, which are included in the intangible assets and property, plant and equipment, respectively, on the Company’s consolidated balance sheets. The acquisition was deemed a business combination, as the acquired set contained inputs, outputs and a substantive process. The screen test was not deemed conclusive due to the subjectivity associated with level 3 inputs used in the license valuation.
Supplemental pro forma financial information has not been presented as it was impracticable to do so for the 2020 business combinations due to lack of complete and reliable financial statements.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
The following table summarizes the accounting estimates of the acquisition that occurred during the year ended December 31, 2020:
	MME IL	Elevele	Other	Total
Cash and cash equivalents	$329	$1,035	$—	$1,364
Inventory	553	431	—	984
Prepaid & other current assets	3	366	—	369
Property, plant and equipment, net	1,053	38	1,420	2,511
Right-of-use asset, net	—	44	—	44
Accounts payable and accrued liabilities	(941)	(1,109)	(350)	(2,400)
Deferred income tax	(5,767)	(6,548)	—	(12,315)
Lease liabilities	(123)	(68)	—	(191)
Investments in associates	—	—	(580)	(580)
Total identifiable net assets (liabilities)	(4,893)	(5,811)	490	(10,214)
Total Intangible assets	24,923	28,113	6,640	59,676
Net Assets	$20,030	$22,302	$7,130	$49,462
(d)   Asset Acquisitions
2021 Asset Acquisitions
NSE Holdings, LLC
On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it acquired all the equity interests of NSE Holdings, LLC (“NSE”), which holds one dispensary permit in Pennsylvania that gives NSE the ability to open three dispensaries. The transaction closed on March 9, 2021. The Company paid cash consideration of $7,350 upon closing and issued 666,587 Subordinate Voting Shares and 6,665 Proportionate Voting Shares valued at approximately $25,160. Consideration also includes contingent consideration of $22,514, which may fluctuate based upon financial performance metrics of NSE Holdings. The Company analyzed the transaction and accounted for the transaction as an asset acquisition in accordance with ASC 805, Business Combinations. The Company capitalized licenses in the amount of $55,016. As of December 31, 2021, the present value of unpaid deferred consideration is $14,280 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The unpaid consideration relates to earnouts that are expected to be settled in share issuances of Subordinate Voting Shares.
Ohio Grown Therapies, LLC
On June 30, 2021, the Company exercised and closed on its option to acquire an Ohio dispensary license from Ohio Grown Therapies, LLC, which was granted pursuant to an option purchase agreement entered into on January 14, 2019. The exercise and closing had no impact on operations as the Company already exerted control over the dispensary through a consulting agreement entered into in 2019. The Company capitalized the license in the amount of $760 to the intangible license value included on the Company’s consolidated balance sheets. As of December 31, 2021, the total consideration had been paid in full.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
10.    ACQUISITIONS (continued)
Real Estate
During the fourth quarter of the year ending December 31, 2021, Verano entered into real estate acquisitions in Maryland, Pennsylvania, Nevada and, New Jersey for a total of $22,588. Verano funded two of the acquisitions through two promissory notes for $10,225 (refer to Note 11 for further details). The acquisitions were accounted for as an asset acquisition with the application of the ASC 805, Business Combinations. As of December 31, 2021, the total consideration for these acquisitions had been paid in full.
2020 Asset Acquisition
Local Dispensaries, LLC
During 2020, the Company entered into consulting, licensing, or other contractual arrangements with licensees in Pennsylvania which would allow the Company to operate medical and/or recreational marijuana dispensaries in Pennsylvania. The Company analyzed the transactions and recorded the transactions as asset acquisitions. The Company capitalized the licenses in the amount of $7,000, which are included in the intangible assets on the Company’s consolidated balance sheets. The Company entered into a secured promissory note of $3,163 in July and the remaining liability of seller financing was fully repaid ahead of the scheduled pay-off date. Such payment was the final financial obligation remaining under the transaction documents.
11.   DEBT
As of December 31, 2021, and December 31, 2020 notes payable consisted of the following:
	As of
	December 31, 2021	December 31, 2020
Credit Facility	$250,000	$30,000
Secured Promissory Notes	6,663	7,410
Convertible Note	—	3,709
Mortgage Loans	38,856	—
Vehicle and Equipment Loans	1,951	—
Unamortized debt issuance costs	(7,545)	(825)
Total notes payable	$289,925	$40,294
Less: current portion of notes payable	13,771	7,814
Total long-term debt, net	$276,154	$32,480
Credit Facility
On July 2, 2020, the Company and certain subsidiaries and affiliates (collectively, the “Credit Parties”) entered into a Credit Agreement with Chicago Atlantic GIC Advisers, LLC (“Chicago Atlantic”) as administrative and collateral agent for an initial term loan commitment of $20,000 funded by various investors and an incremental loan not to exceed $10,000. Such loan bears interest at 15.25% per annum and had an original maturity date of June 30, 2022, which was extended to May 30, 2023 by amendment. The Company incurred $1,068 of debt issuance costs, which were paid net of loan proceeds and are amortized over the life of the debt instrument.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
11.   DEBT (continued)
On May 10, 2021, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”), which granted the Company an additional $100,000 of credit at an annual interest rate of 9.75%, which increased the Company’s term loan commitments with Chicago Atlantic to $130,000. The $100,000 senior secured term loan matures on May 30, 2023, and in accordance with ASC 470, Debt, is accounted for as a new credit facility. In addition, the amendment extended the maturity date of the $30,000 existing initial term loan from June 30, 2022 to May 30, 2023, which qualified as a debt modification pursuant to ASC 470, Debt. The existing credit facility had $644 of unamortized debt issuance costs at the time of the debt modification and is now amortized through May 30, 2023. The Company incurred $5,132 in issuance costs and debt discounts on the Amended and Restated Credit Agreement, which were paid net of proceeds in May 2021 and are amortized over the life of the debt instrument.
On October 20, 2021, the Credit Parties entered into an agreement to further amend the Amended and Restated Credit Agreement with the agents and the lenders named therein, pursuant to which an additional $120,000 was funded to the Company resulting in $250,000 of total term loan commitments funded and outstanding. The $120,000 term loan bears interest of 8.50% per annum and matures on April 28, 2023. In addition, the amendment includes an option for the Company to request an incremental $100,000 loan in the future with 8.50% interest per annum, subject to certain restrictions and limitations as defined in the agreement. The amendment also redefined the covenant definition for liquidity to average less than $20,000 during any fiscal quarter or to be less than $25,000 as of the last day of each fiscal quarter. In accordance with ASC 470, Debt, the $120,000 loan is accounted for as a new credit facility. The Company incurred debt issuance costs of $3,679, which were paid net of proceeds in October 2021 and are amortized over the life of the debt instrument.
As of December 31, 2021, the existing credit facilities with Chicago Atlantic provide (i) the term loans thereunder secured by liens on assets of the Credit Parties, which include: (A) the $30,000 initial term loan bearing interest at a rate of 15.25% per annum; (B) the incremental $100,000 loan bearing interest at a rate of 9.75% per annum; (C) the incremental $120,000 loan; and (D) the optional $100,000 additional loan request bearing interest at a rate of 8.50% per annum; (ii) no principal amortization with the tranches having 18 month maturity dates; (iii) prepayment fees generally of 1% of any principal amount being prepaid; (iv) restrictive covenants which apply to the operations of the Company, including limitations on the ability to incur additional debt, limitations on the granting of liens and the terms of permitted acquisitions; and (v) financial covenants requiring the Company to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization and a minimum fixed charge coverage ratio as defined below:
•
minimum liquidity to average less than $20,000 during any fiscal quarter or to be less than $25,000 as of the last day of each fiscal quarter;

•
minimum consolidated EBITDA for any fiscal quarter of $20,000; and

•
fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter.

Secured Promissory Notes
On February 13, 2019, a secured promissory note for $3,413 was issued to accredited investors requiring the Company to pay interest of 2.57% compounded annually. The note originally matured in February 2020 but was amended in June 2020 and extended for six months to August 2020, subject to four extension dates. The interest rate was also amended to bear interest at 6% from February to June 2020, 11% compounded annually until August 2020, 14% compounded annually until the second extension date of February 2021, and 15.5% compounded annually for additional extension dates. The note has been paid in full and is not outstanding as of December 31, 2021.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
11.   DEBT (continued)
On May 15, 2020, a promissory note secured by deed of trust for $1,474 was issued by Eastern and Pebble, LLC. The note bears interest at 4.00% per annum and matures on September 15, 2021. The note has been paid in full and is not outstanding as of December 31, 2021.
On July 31, 2017, a promissory note for $2,900 to accredited investors was issued requiring the Company to make monthly payments of $19 with a balloon payment of $2,493 due on August 1, 2027, including interest of 7.00% per annum.
On July 2, 2020, a promissory note in the original amount of $350 was issued by BB Marketing, LLC with a maturity of June 2021 and interest due at 5% in the event of a default. The note has been paid in full and is not outstanding as of December 31, 2021.
In connection with the Agronomed Biologics acquisition, the Company assumed a promissory note with Jonestown Bank and Trust Company for the original principal of $1,688 issued on March 12,2021. Interest of 4.00% per annum is due for the first 72 months. The then-current applicable prime rate plus 1.00% per annum will be accrued on the remaining outstanding principal until the note matures in March 2042. This note is subject to certain restrictive covenants as defined in the agreement. As of December 31, 2021, the Company is in compliance with covenants.
The Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes mature in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021.
Convertible Note
On November 25, 2019, a convertible note for $5,000 was issued to an accredited investor with interest at 1.5% per month, which matured in August 2020 subject to an extension of six months or the completion of a transaction, if earlier. The note had an origination fee of 2%, which was due in full on the maturity date and recorded as a reduction to the carrying value of the note payable. The reduction was recognized on a straight-line basis which approximated the effective interest rate method as interest expense. Principal and interest were due on the maturity date, and a debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position, which is amortized over the term of the note. At the sole option of the lender or upon completion of a transaction, the note was convertible to equity. In connection with the note, the Company issued warrants to purchase 330,000 membership units with an exercise price of $7.575. The warrants have a three-year term from the date of closing. The Company determined the fair value of the warrants to be $1,687 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. The warrants were exercised for an exercise value of $2,500 in 2020, and the exercise proceeds were used to relieve accrued interest and principal outstanding at December 31, 2020 of $6,209. Since the exercise proceeds did not exceed the outstanding note balance, the note payable as of December 31, 2020 was $3,709. The note was extended for six month and was repaid in full in February 2021.
Mortgage Loans
The Company entered into a mortgage loan with Pioneer Title Agency. The loan bears interest of 6% per annum and matures in March 2023.
On May 14, 2021, the Company acquired The Healing Center, which consisted of three dispensaries in the greater Pittsburgh area. The Healing Center operates the dispensaries on three separate real estate parcels and on September 3, 2021, Verano acquired the THC Real Estate. The Company funded the real estate

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
11.   DEBT (continued)
acquisition through a credit facility with Chicago Atlantic for $12,650 and interest of 9.75% per annum that matures in September 2023. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the credit facility, which was paid net of proceeds upon closing. Debt issuance costs were reflected as a reduction of the carrying value of the long-term debt on the Company’s consolidated statements of financial position and is amortized to interest expense over the term of the note using the effective interest method. The credit facility is subject to certain restrictive financial covenants requiring the Company to maintain on a consolidated basis a specified level of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization, and a minimum fixed charge coverage ratio that is less restrictive than the Amended and Restated Credit Agreement. As of December 31, 2021, the Company is in compliance with covenants.
In connection with the 1728 & 52 Old York Road, LLC real estate acquisition, the Company entered into mortgage loan with Abington North Associates, LLC on November 1, 2021 for $5,500. The loan requires monthly payments of $138 until maturity on November 1, 2025 and bears interest of 9.5% per annum.
In connection with the 7221 Jessup, LLC real estate acquisition, the Company entered into a commercial mortgage loan on November 16, 2021 with Shore United Bank for $4,725. The loan accrues interest of 6.0% per annum with a balloon payment of $3,761 due at maturity on December 1, 2031.
On July 17, 2021, the Company assumed a loan with 100 Mile Fund, LLC for a principal amount of $13,000 in connection to the acquisition of Agronomed Holdings, Inc. The loan bears interest only payments of 13% per annum due monthly and matures July 11, 2022. The note is secured by first-priority blanket liens on the property, assets, and ownership interests of Agri-Kind and Agronomed Holdings Inc.
In connection to the acquisition of Agronomed Biologics Holdings Inc, the Company assumed a mortgage loan payable to Citadel Federal Credit Union for the original principal amount of 1,100 and interest of 4.15% per annum. The note matures in June 2024.
In connection to the acquisition of AltMed, the Company assumed a mortgage loan payable to Fidelity National Title with interest of 10% per annum that matures in July 2022.
Vehicle and Equipment Loans
The Company has an equipment loan with Sweet Leaf Capital that is paid in monthly installments with an implicit interest rate and matures in January 2022.
The Company has an equipment loan with Constellation NewEnergy, Inc. that is paid in monthly installments with an implicit interest rate and matures in May 2025.
The Company has purchase money loans with Ford Motor Credit and Toyota Commercial Financing that mature in 2022 through 2026 and interest rates ranging from 5.5% to 10% per annum and are secured by the acquired vehicles.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
11.   DEBT (continued)
Stated maturities of debt obligations are as follows:
	Principal Payments	Unamortized Debt Issuance Costs	Total Notes Payable
2022	$19,222	$5,451	$13,771
2023	264,841	2,094	262,747
2024	3,120	—	3,120
2025	1,848	—	1,848
2026	260	—	260
Thereafter	8,179	—	8,179
Total	$297,470	$7,545	$289,925
12.    SHARE CAPITAL
Subordinate Voting Shares and Proportionate Voting Shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with ASC 740, Income Taxes.
(a)   Issued and Outstanding
As of December 31, 2021, the Company had 293,209,166 Subordinate Voting Shares and 311,034 Proportionate Voting Shares for a total of 324,312,662 Subordinate Voting Shares on an as converted basis, issued and outstanding. The Company has the following classes of share capital, with each class having no par value:
(i)
Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends issued by the Company and one vote per share at shareholder meetings of the Company. All Subordinate Voting Shares are ranked equally regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Subordinate Voting Shares.
(ii)
Proportionate Voting Shares

Each Proportionate Voting Share is entitled to one hundred votes per share at shareholder meetings of the Company and is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Proportionate Voting Shares.
During the year ended December 31, 2021, the shareholders of the Company converted both Proportionate Voting Shares and Subordinate Voting Shares for a net impact of conversion of 1,423,942 Proportionate Voting Shares into 142,394,246 Subordinate Voting Shares.
(b)    Stock-Based Compensation
Verano Holdings Corp. operates equity settled stock-based remuneration plans for its eligible directors, officers, and employees. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
12.    SHARE CAPITAL (continued)
cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. The Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.
In February 2021, the Company established the 2021 Equity Incentive Plan of Verano Holdings Corp. (the “Plan”). The maximum number of RSUs and options that may be issued under the Plan shall not exceed 10% of the Company’s then issued and outstanding shares on an as-converted basis.
The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.
Option and RSU grants generally vest over 6 months to three years, and options typically have a life of ten years.
Options
Option grants are determined by the Compensation Committee of the Board with the option price set at no less than 100% of the fair market value of a share on the date of grant.
On February 18, 2021, the Company granted non-qualified incentive Proportionate Voting Share stock options to employees, exercisable at CAD$3,0601 on the grant date. The options vest over thirty months to purchase up to an aggregate of 516 Proportionate Voting Shares of the Company.
On May 25, 2021, the Company issued additional non-qualified incentive Proportionate Voting Share stock options to employees, exercisable at CAD$2,400(1) on the grant date. The options vest over thirty months to purchase up to an aggregate of 54 Proportionate Voting Shares of the Company.
The Company recorded expense of $387 for the year ended December 31, 2021, as share-based compensation related to the Plan. Of the total stock compensation expense, $23 is included in costs of goods sold.
In 2021, no options vested or expired, 9 options were forfeited, and 29 options were accelerated and fully vested.
The Company used the Black-Scholes option pricing model to estimate the fair value of the options at the grant date. This options pricing model requires the application of estimates and assumptions. As the Company became publicly traded in 2021, sufficient historical trading information was not available to determine an expected volatility rate. The volatility rate was based on comparable companies within the Company’s industry.
The aggregate intrinsic value of the stock option granted was $795. The Company used the Black-Sholes Option Pricing model to estimate the fair value of the options granted during the year ended December 31, 2021 using the following ranges of assumptions:

1
Such amounts not in thousands.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
12.    SHARE CAPITAL (continued)
December 31, 2021
Risk free interest rate	0.04% – 0.95%
Expected dividend yield	0%
Expected volatility	124.59%
Expected option life	2.5 years
As permitted in accordance with ASC 718, the Company has made an accounting policy election to account for forfeitures when they occur.
Restricted Stock Units (“RSUs”) — As Restated
During the year ended December 31, 2021, the Company granted RSUs for 35,579 Proportionate Voting Shares to directors, officers, employees, consultants and advisors, vesting over six to thirty-six months. The Company recognized 10,485 RSUs vested and 959 RSUs as forfeitures during the year ended December 31, 2021. The weighted average grant date fair value was C$30.00 with an aggregate intrinsic value of $84,276. The Company recorded expense of $44,863 for the year ended December 31, 2021, as share-based compensation related to the Plan. Of the total stock compensation expense, $3,521 is included in costs of goods sold.
(c)   Warrants
On February 24, 2021, the Company entered into an agreement with Beacon Securities Limited (“Beacon”) and Canaccord Genuity Corp. on behalf of a syndicate of underwriters, pursuant to which the underwriters agreed to purchase, on a bought deal private placement basis, 3,510,000 warrants of the Company (the “Special Warrants”) at a price per Special Warrant of C$28.50 (USD$ 22.71) (the “Issue Price”) for aggregate gross proceeds to the Company of $79,719 (the “Offering”). In accordance with ASC 815 —  Derivative and Hedging, it was determined that the warrants do not contain an embedded conversion option as the instrument will be exercised, without required action by the holders, into common shares at a fixed price. As such, the warrants were treated entirely as equity. The Company granted such underwriters an option, exercisable by Beacon on behalf of the underwriters, in whole or in part at any time up to 48 hours prior to the closing date of the Offering, to purchase up to an additional 526,500 Special Warrants at the Issue Price for additional gross proceeds of up to $11,958. Closing of the Offering occurred on March 11, 2021. The net proceeds of the Offering were used for acquisitions, working capital and general corporate purposes. Each Special Warrant entitles its holder to receive one Subordinate Voting Share. All Special Warrants were exercised on June 24, 2021 and are no longer outstanding.
In connection with convertible notes issued on November 25, 2019, Verano Holdings Corp. issued warrants to purchase 990,000 common shares with an exercise price of $7.575 per share. The warrants have a three year term from the date of the issuance. The Company determined the fair value of the warrants to be $5,062 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0% and risk-free rate of 1.60%. A debt discount is reflected as a reduction of the carrying value of the note payable on the Company’s consolidated statements of financial position and is being amortized over the term of the notes. Amortization of the debt issuance cost for warrants was $4,572 and $656 for the years ended December 31, 2020 and December 31, 2019, respectively. In August 2018, Verano Holdings, LLC issued a warrant for 424,242 Class B units at an exercise price of $7.14, with a term of 5 years in connection with a credit facility (Note 11). The Company determined the fair value of the warrant to be $2,662 using the Black-Scholes valuation model with a volatility of 85%, dividend yield of 0%, and risk-free rate of 2.87%. As there were no proceeds received in connection with the credit facility, the fair value was recorded as debt issuance costs on the consolidated balance sheet. These costs were amortized over the period of expected

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
12.    SHARE CAPITAL (continued)
availability through December 31, 2018. The balance of the debt issuance costs associated with such warrant was fully amortized in 2018. The Company determined the fair value of the incremental units to be $2,290. Verano Holdings, LLC amended the warrant agreement in 2019 that resulted in the warrants being exercisable for 751,973 Class B units at an exercise price of $4.03 per unit. Such amended agreement preserves the presentation as equity and was presented as such as of December 31, 2019.
In connection with a subscription agreement offering in October of 2018, Verano Holdings, LLC entered into an agency agreement with Clarus Securities, Inc., (“Clarus”) pursuant to which Clarus would broker the subscription of up to $12,000 of Class B units of Verano Holdings, LLC. On or about February 7, 2019, Verano Holdings, LLC and Clarus mutually agreed to terminate the agency agreement and any rights which may have arisen thereunder, in consideration for which Verano Holdings, LLC granted Clarus’s affiliate warrants for 100,000 Class B units at a price of $21.73 per Class B unit. Clarus’s affiliate, Clarus Securities SIV, Inc., exercised the warrants in full on February 11, 2019 for aggregate proceeds to Verano Holdings, LLC of $2,173.
The Company computes basic earnings per share by dividing net income available to its shareholders by the weighted-average number of shares of its stock outstanding, on an as converted basis. The Company weighs shares issued for the portion of the period that they were outstanding. The Company’s diluted earnings per share reflect the impacts of the Company’s potentially dilutive securities, which include the Company’s equity compensation awards.
(d)   VIE Transactions
On July 1, 2021, VHGRX Holdings, LLC, a Delaware limited liability company (“VHGRX”) and an indirect subsidiary of the Company, acquired 100% of the membership interests of Green RX, LLC, (“GreenRx”), which holds a dispensary license in Ohio. The aggregate purchase price for such acquisition totaled approximately $12,770 that was comprised of a prepaid deposit of $1,644, 310 Proportionate Voting Shares valued at approximately $506, and $10,620 of cash payable in three installments. As of December 31, 2021, the present value of unpaid deferred consideration of $2,780 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and is payable in January and July 2022.
On March 8, 2021, the Company acquired individually insignificant non-controlling interests in Maryland Natural Treatment Solutions, LLC for an approximate aggregate purchase price of $10.
In 2021, the Company made distributions to minority members of $1,675 related to ILDISP joint venture.
During 2020, the Company entered into various agreements to acquire non-controlling interests in certain entities. As a result of the transactions, a Company affiliate now owns 100% of the membership interests in each entity. The aggregate purchase price for the membership interests totaled approximately $6,900. The Company recorded these transactions as distributions to members and all non-controlling interests in these entities were transferred to members’ equity.
As of January 1, 2020, the Company had a 50% non-controlling interest in NatureX, LLC. The Company acquired 40% of the non-controlling interest on July 31, 2020 and acquired the remaining 10% on August 12, 2020 for an aggregate purchase price of $1,300 of which $200 is included in the acquisition price payable balance as of December 31, 2020.
On July 29, 2020, the Company acquired the remaining 25% non-controlling interest in Four Daughters Compassionate Care, Inc. for $1.1 million.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
12.    SHARE CAPITAL (continued)
In 2020, the Company acquired the remaining non-controlling interest in Healthway Services of West Illinois, LLC, for an aggregate purchase price of $3,900 which is included in the acquisition price payable balance as of December 31, 2020.
In 2020, the Company acquired individually insignificant non-controlling interests for an approximate aggregate purchase price of $531 in Class B units.
13.    INCOME TAXES
The Company accounts for income taxes in accordance with ASC 740 — Income Taxes, under which deferred tax assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying values of assets and liabilities and the respective tax bases.
Verano is incorporated in British Columbia, Canada but maintains all of its operations in the United States. Due to this inverted entity structure, the Company is subject to both US and Canadian taxation.
For the years ended December 31, 2021, 2020 and 2019, income taxes expense consisted of:
	Years Ended December 31,
	2021	2020	2019
	(As Restated)
Current:
Federal	$104,014	$29,627	$7,935
State	33,084	11,130	2,721
Foreign	—	—	—
Total Current:	137,098	40,757	10,656
Deferred:
Federal	$(25,540)	$1,073	$(253)
State	(7,570)	466	(70)
Foreign	—	—	—
Total Deferred	(33,110)	1,539	(323)
Total	$103,988	$42,296	$10,333
The difference between the income tax expense for the years ended December 31, 2021, 2020 and 2019 and the expected income taxes based on the statutory rate applied to earnings (loss) arises as follows:
	Years Ended December 31,
	2021	2020	2019
	(As Restated)
Income/(Loss) before Income Taxes	$48,990	$82,452	$(8,491)
Statutory Tax rates	21%	21%	21%
Expense/(Recovery) based on Statutory Rates	9,965	17,315	(1,784)
Other Permanent Difference	435	(1,309)	—
Nondeductible 280E	59,874	10,663	7,018

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
13.    INCOME TAXES (continued)
	Years Ended December 31,
	2021	2020	2019
	(As Restated)
Penalties	5,331	—	—
Noncontrolling interests	411	3,506	1,795
State	25,001	11,277	3,304
Book/Tax Basis Acquired Intangibles	—	2,445	—
Prior Year True Up	3,068	(1,601)	—
Discrete Items	(420)
Other Differences	—	—	—
Income Tax Expense	$103,988	$42,296	$10,333

Income taxes paid for the years ended December 31, 2021, 2020, and 2019 were $27,962, $10,237, and $569 respectively.
As the Company operates in the cannabis industry, it is subject to the limitations of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income or loss.
Deferred taxes are provided using an asset and liability method whereby deferred tax assets are recognized based on the rates at which they are expected to reverse in the future. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.
At December 31, 2021 and December 31, 2020, the components of deferred tax assets and (liabilities) were as follows:
	Years Ended December 31,
	2021	2020
	(As Restated)
Deferred Tax Assets
Lease Liabilities	$515	$549
Loyalty Point	730	752
Stock Compensation	800	—
Total Deferred Tax Assets	2,045	1,301
Deferred Tax Liabilities
Operating Right of Use Assets	$(513)	$(484)
Intangibles	(263,716)	(15,641)
Total Deferred Tax Liabilities	(264,229)	(16,125)
Net Deferred Tax Liabilities	$(262,184)	$(14,824)

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
13.    INCOME TAXES (continued)
The Company operates in a number of tax jurisdictions and are subject to examination of its income tax returns by tax authorities in those jurisdictions who may challenge any item on these returns. Because the tax matters challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits in the provision for income taxes. As of December 31, 2021 and 2020, the Company had no unrecognized tax benefits. There are no positions for which it is reasonably possible that the uncertain tax benefit will significantly increase or decrease within twelve months. During the period ending December 31, 2021, the Company recorded $5,331 in penalties and interest related to outstanding income tax liabilities, $2,427 relating to the 2021 tax year and $2,904 relating to the 2020 tax year. The Company files income tax returns in the US, various state jurisdictions, and Canada, which jurisdictions have varying statutes of limitations. The US federal statute of limitation remains open for the 2018 tax year to the present. The state income tax returns generally remain open for the 2018 tax year through the present. Net operating loss arising prior to these years are also open to examination if and when utilized.
14.   LEASES
In February 2016, The FASB issued Accounting Standards Update No. 2016-02, “Leases (Topic 842)” (“ASC 842”), which requires lessees to put most leases on the balance sheet but recognize expense on the income statement in a manner similar to current accounting. On January 1, 2019, the Company adopted the standard and all related amendments, and practical expedients, excluding hindsight, using the optional transition method (modified retrospective approach) applied to leases at the adoption date. Under the modified retrospective approach, comparative periods have not been restated and continue to be reported under the accounting standards in effect for those periods.
Operating lease right of use (“ROU”) assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date. Upon adoption of ASC 842, ROU assets were adjusted for deferent rent and prepaids as of January 1, 2019. Lease expense is recognized on a straight-line basis over the expected lease term for operating leases. The Company’s incremental borrowing rate is used in determining the present value of future payments at the commencement date of the lease, or for the adoption of ASC 842 at January 1, 2019. Balances related to operating leases are included in ROU assets and lease liabilities on the consolidated balance sheet.
Leases with an initial term of twelve months or less are not recorded on the balance sheet. Certain leases require payments for taxes, insurance, and maintenance, are considered non-lease components. The Company accounts for non-lease components separately.
The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.
The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provision that expire through 2037. Certain leases also contain renewal provision and provide for rent abatement and escalating payments.
During the years ended December 31, 2021, 2020, and 2019, the Company recorded approximately $9,140, $2,246, and $1,889 in operating lease expense, of which $804, $695 and $635 was included in cost of goods sold for the years ended December 31, 2021, 2020 and 2019, respectively.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
14.   LEASES (continued)
Other information related to operating leases as of and for the years ended December 31, 2021, 2020, and 2019 were as follows:
	2021	2020	2019
Weighted average remaining lease term	8.52	6.66	6.08
Weighted average discount rate	8.11%	8.81%	8.0%
Maturities of lease liabilities for operating leases as of December 31, 2021 were as follows:
Year Ending December 31:
2022	$11,457
2023	11,024
2024	10,348
2025	9,717
2026	8,818
Thereafter	38,177
Total Lease Payments	89,541
Less: Interest	(26,166)
Present Value of Lease Liability	$63,375
15.   CONTINGENCIES
(a)   Claims and Litigation
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2021 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations, except as disclosed in these consolidated financial statements. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.
(b)   COVID-19 Uncertainty
The novel coronavirus (and various strains thereof) commonly referred to as “COVID-19” was initially identified in December 2019 in Wuhan, China. On March 11, 2020, the spread of COVID-19 was declared a pandemic by the World Health Organization. The outbreak spread throughout Europe, the Middle East and North America, causing companies and various international jurisdictions to impose vaccine mandates and restrictions such as quarantines, business closures, social distancing and travel restrictions, which resulted in material disruption to businesses in the US and globally and an economic slowdown.
The duration and severity of the business disruptions and related financial impact, as well as rising inflation and the impact of political unrest in Ukraine cannot reasonably be estimated at this time. As a result, it is possible that estimates in the Company’s financial statements will change in the near term as a result of recent economics and the effect of any such changes could be material, which could result in, among other things, impairment of long-lived assets including intangibles and goodwill. For the time being and until economies stabilize, the Company has shifted its strategic approach and the manner in which it operates

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
15.   CONTINGENCIES (continued)
its business to continue providing high-quality products to its patients and customers and has put forth initiatives to ensure supply chains and compliance with governmental mandates regrading COVID-19.
These initiatives have allowed the Company to date to operate mostly uninterrupted and to implement its business continuity plan. Going forward, the extent of the impact of COVID-19 and economic uncertainty on the Company’s operational and financial performance will depend on various developments, including the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.
(c)   Illegality of Cannabis at the U.S. Federal Level
Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, under U.S. federal law cannabis (other than hemp) is a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) which means it is viewed by the U.S. federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized cannabis to some extent, the cultivation, processing, distribution, possession and sale of cannabis violates the Controlled Substances Act. Moreover, individuals and entities may violate U.S. federal law if they aid and abet another in violating the Controlled Substances Act or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture.
Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries. This could have a material adverse effect on the reputation and ability to conduct business, its cannabis licenses in the U.S., the listing and trading of its securities on stock exchanges and platforms, its financial position, operating results, profitability, liquidity and the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.
There can be no assurance that the comprehensive U.S. federal legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.
16.   SEGMENTS
The Company conducts and manages its business through two reportable segments, representing the major lines of the cannabis business: Cultivation (Wholesale) and Retail. The Cultivation (Wholesale) segment consists of the cultivation, production and sale of cannabis products to retail stores. The Retail segment consists of the retailing of cannabis to patients and consumers. Summarized financial information for these segments is as follows:

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
16.   SEGMENTS (continued)
	Year Ended December 31,
	2021	2020	2019
	(As Restated)
Revenue, net of discounts
Cultivation (Wholesale)	$217,739	$156,223	$46,068
Retail	591,591	88,470	22,925
Intersegment Eliminations	(71,480)	(16,163)	(3,025)
Total revenue, net of discounts	$737,850	$228,530	$65,968
Depreciation and amortization
Cultivation (Wholesale)	$54,460	$8,256	$3,394
Retail	41,784	2,278	2,288
Total depreciation and amortization	$96,244	$10,534	$5,682
Capital expenditures
Cultivation (Wholesale)	$91,549	$45,699	$46,930
Retail	56,170	14,454	12,111
Total capital expenditures	$147,719	$60,153	$59,041
Income taxes
Cultivation (Wholesale)	$58,601	$21,989	$4,011
Retail	45,387	20,307	6,322
Total income taxes	$103,988	$42,296	$10,333
Net income (loss)
Cultivation (Wholesale)	$53,191	$69,706	$12,707
Retail	(110,698)	(31,305)	(30,980)
Total net income (loss)	$(57,507)	$38,401	$(18,273)
	As of December 31,
	2021	2020	2019
	(As Restated)
Assets
Cultivation (Wholesale)	$1,278,308	$173,058	$72,455
Retail	1,270,347	156,593	108,388
Total assets	$2,548,655	$329,651	$180,843
Liabilities
Cultivation (Wholesale)	$230,217	$28,760	$29,502
Retail	836,632	147,493	39,313
Total liabilities	$1,066,849	$176,253	$68,815

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
16.   SEGMENTS (continued)
For the purposes of testing goodwill, the Company has identified 12 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.
17.   RELATED PARTY TRANSACTIONS
(a)   Due from Related Parties
As of December 31, 2020, amounts due from related parties were comprised of balances due from investors of $108. These amounts are due on demand and did not have formal contractual agreements governing payment terms or interest. As of December 31, 2021, such amounts have been repaid and the Company did not have any amounts due from related parties. Other related party transactions are described through these consolidated financial statements. Refer to Notes 8 and 10 for additional details of related party transactions.
(b)   Due to Related Parties
As of December 31, 2020 amounts due to related parties were comprised of advances to investors payable totaling $45. Advances did not have formal contractual agreements governing payment terms or interest. As of December 31, 2021, the Company did not have any amounts due to related parties. Refer to Notes 8 and 10 for additional details of related party transactions.
(c)   Other
The Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes mature in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021.
18.   LOYALTY OBLIGATIONS
The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred, which is calculated based on a standalone selling price that ranges between $0.05 and $0.08 per loyalty point.
Upon redemption, the loyalty program obligation is relieved and the offset is recorded as revenue. The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year.
As of December 30, 2021, there were 111,475,4591 points outstanding, with an approximate value of $2,620 which is included in accrued liabilities. The Company is restructuring the loyal program in 2022. In states where the known points expired, the actual redemption value was applied.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
As of December 31, 2020, there were 42,273,8001 points outstanding, with an approximate value of $2,061.
19.   CONSOLIDATION
In accordance with ASC 810, the Company consolidates through the variable interest model and the voting interest model. The following table presents the summarized financial information about the Company’s consolidated variable interest entities (“VIEs”) and, voting interest entities (“VOEs”), which are included in the consolidated balance sheets as of December 31, 2021 and 2020.
	Consolidated VIE	Consolidated VOE	Consolidated VIE
	December 31, 2021		December 31, 2020
	(As Restated)
Current Assets	$43,045	$20,464	$23,141
Due To/(From)	(25,723)	14,228	(66,353)
Non-Current Assets	207,908	226,108	145,618
Current Liabilities	32,934	22,659	18,319
Non-Current Liabilities	45,873	45,603	7,733
Non-Controlling Interest	1,276	—	6,237
Equity attributable to Verano Holdings, Corp.	145,147	192,538	76,354
Consolidated Variable Interest Entities
As noted previously, a VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity’s economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE (i.e., a controlling financial interest). Verano applies ASC 810-10-25-38A to determine whether it has a controlling financial interest in an entity determined to be a variable interest entity.
It is generally the Company’s practice to obtain a controlling financial interest in an entity through the purchase of a majority of the entity’s stock. In certain instances, it can take an extended period of time for a state to process the transfer of a cannabis license. When this is the case, the Company uses a combination of agreements, a closing agreement and a management services agreement (MSA) (collectively “the agreements”), to obtain control of the entity until the point in time when the license transfer is processed. At that point in time, the Company purchases the stock of the entity.
The agreements limit the sellers’ involvement in future operations of the entity, their risks of loss and their ability to receive distributions. The agreements grant the Company strategic decision-making ability over the daily business operations of the entity. This includes the ability to make decisions over staffing and payroll, the determination of product mix, advertising and the use and allocation of cash. Certain entities may require financing to build-out a dispensary. These financing requirements are typically funded by the Company within three months of closing and were less than $3 million in all periods presented. Certain states may limit the distribution or transfer of cash until license transfer.
The Company controls the daily operation of the entity, absorbs all risk of loss and receives the expected future returns based on the rights granted it by the terms of the closing agreement and MSA, resulting in Verano being deemed the primary beneficiary.

1
Such amounts not in thousands.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
19.   CONSOLIDATION (continued)
Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.
Variable Interest Entries Consolidated under Voting Interest Entities Model
Pursuant to the 2012 Arizona Medical Marijuana Act, cannabis companies in Arizona are required to operate under a non-profit structure. This structure typically involves the execution of an MSA between a for-profit entity and a non-profit entity, which holds the cannabis license.
Upon closing on the acquisition of the for-profit entity, the closing agreement grants the Company the right to appoint the non-profit’s board of directors. Verano appoints the Company’s named officers to the board of the non-profit. The Company also establishes an MSA with the non-profit entity, which grants Verano the ability to manage the daily operations of the non-profit.
The Company’s power to control the daily operations of the non-profit is determined to represent a controlling financial interest in the non-profit. The Company consolidates the non-profit entity as a result.
20.   FAIR VALUE MEASUREMENTS
The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, credit-risk.
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 –
Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 –
Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and

Level 3 –
Inputs for the asset or liability that are not based on observable market data.

Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, acquisition consideration payable.
For the Company’s long-term notes payable (which consist of credit facility and mortgage loans), for which there were no quoted market prices of active trading markets, it was not practicable to estimate the fair value of these financial instruments. The carrying amount of notes payable at December 31, 2021 and

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
20.   FAIR VALUE MEASUREMENTS (continued)
December 31, 2020 was $289,925 and $40,294, which includes $13,771 and $7,814, respectively, of short-term debt due within one year.
Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements.
The following tables summarize the Company’s financial instruments which are measured at fair value as of December 31, 2021 and 2020:
	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$99,118	$—	$—	$99,118
Acquisition Consideration Payable	—	—	(208,349)	(208,349)
Total	$99,118	$—	$(208,349)	$(109,231)
	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$16,402	$—	$—	$16,402
Acquisition Consideration Payable	—	—	(33,290)	(33,290)
Total	$16,402	$—	$(33,290)	$(16,888)
As of December 31, 2021, the Company remeasured its acquisition consideration arrangements associated with its 2021 acquisitions using 2021 actual and projected financial results. Certain acquisitions, including
Agri-Kind, LLC and Agronomed Biologics, LLC, were remeasured using Monte Carlo simulation models and the Company’s stock price as of December 31, 2021.
The remeasurement resulted in a net gain of $13,676 which was driven by a change in Management’s estimates and projections of the acquired entity’s ability to achieve the performance targets as agreed to in the 2021 acquisition agreements along with the change in fair value of the shares to be issued. The amount was recorded, net, within other income/(expense) on the consolidated statement of operations.
21.    SUBSEQUENT EVENTS
(a)   Acquisitions
Goodness Growth Holdings
On February 1, 2022, the Company announced that it had entered into a definitive agreement to acquire all of the issued and outstanding equity interests in Goodness Growth Holdings, Inc. (“Goodness”), a vertically integrated company with licenses in New York, Minnesota, New Mexico, Arizona and Maryland. The transaction includes 18 active dispensaries; five cultivation and processing facilities; a research and development facility; and the Vireo, 1937, LiteBud, Kings & Queens, Hi-Color, and Amplifi product brand. Under the terms of the arrangement, the number of Subordinate Voting Shares to be issued in the transaction is based on a fixed exchange ratio with each outstanding Goodness share (on an as converted to Goodness subordinate voting shares basis) will receive 0.22652 of a Subordinate Voting Share. . The terms of Goodness’s outstanding stock options and restricted stock units will be adjusted to substitute Subordinate Voting Shares therein based on the fixed exchange ratio.

VERANO HOLDINGS CORP.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2021, 2020 and 2019
($ in Thousands except for per share amounts)
21.    SUBSEQUENT EVENTS (continued)
420 Capital Management, LLC (Greengate)
On March 11, 2022, the Company consummated the acquisition of 420 Capital Management, LLC, which operates two active dispensaries in Lombard and Rogers Park, Illinois. Total consideration included $7,448 payable in cash and $13,813 payable in Subordinate Voting Shares.
(b)   Dispositions
Canna Cuzzos
Canna Cuzzos, LLC (“Canna Cuzzos”) is a medical marijuana licensee for a retail dispensary in Waldorf, Maryland. In 2017, a subsidiary of the Company entered into a management services agreement with Canna Cuzzos and has been providing operating and other services for Canna Cuzzos’ dispensary. In 2018, Verano LLC acquired options to purchase all the ownership interests of a Maryland limited liability company (the “LLC”), which held a 40% ownership interest in the sole owner of Canna Cuzzos, resulting in such options being exercisable for an indirect 40% ownership interest in Canna Cuzzos. On January 31, 2022, all of the ownership interests of the sole owner of Canna Cuzzos were sold to a non-related third party for a cash purchase price of $5,000, subject to adjustment based on working capital levels and outstanding liabilities. Upon consummation of the sale, the management services agreement with Canna Cuzzos was terminated.
ILDISP
On February 28, 2022, the Company consummated the disposition of its 50% ownership interest in ILDISP, LLC to the other 50% member in exchange for a combination of cash and stock of the other member.
(c)   Financing
On March 1, 2022, the Credit Parties entered into an agreement to further amend the Amended and Restated Credit Agreement with the agents and lenders named therein, pursuant to which an additional $100,000 was funded to the Company resulting in $350,000 of total term loan commitments funded and outstanding. The $100,000 term loan bears interest at a rate of 8.50%.

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINED FINANCIAL STATEMENTS AND
SUPPLEMENTARY INFORMATION
December 31, 2020 and 2019

C O N T E N T S

March 26, 2021
To the Board of Managers
Plants of Ruskin GPS, LLC
dba AltMed Florida and Affiliate
Apollo Beach, Florida
Independent Auditor’s Report
We have audited the accompanying combined financial statements of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate (the Company), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.
In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of combined the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial positions of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Report on Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining information on pages 17 to 20 is presented for the purpose of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the combined financial statements as a whole.
/s/ Hill, Barth & King LLC
Certified Public Accountants
3838 Tamiami Trail North, Suite 200
Naples, Florida 34103
March 26, 2021

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINED BALANCE SHEETS
December 31, 2020 and 2019
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,577,455	$4,985,739
Accounts receivable	80,145	452,828
Inventory	13,639,351	5,252,829
Other current assets	1,285,983	744,969
TOTAL CURRENT ASSETS	28,582,934	11,436,365
PROPERTY AND EQUIPMENT, NET	74,418,774	38,711,368
DEPOSITS	891,614	530,883
	$103,893,322	$50,678,616
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$15,982,661	$5,625,092
Current portion of lease liabilities	963,050	452,597
Current portion of long-term debt	209,889	75,931
TOTAL CURRENT LIABILITIES	17,155,600	6,153,620
LONG-TERM LIABILITIES
Lease liabilities	15,233,450	8,414,741
Notes payable – related parties	3,670,000	2,500,000
Long-term debt	732,414	307,565
TOTAL LIABILITIES	36,791,464	17,375,926
MEMBERS’ EQUITY	67,101,858	33,302,690
	$103,893,322	$50,678,616
See accompanying notes to combined financial statements

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINED STATEMENTS OF OPERATIONS
Years ended December 31, 2020 and 2019
	2020	2019
OPERATING INCOME
Sales	$105,660,570	$39,371,011
Cost of sales	23,360,353	11,982,151
GROSS PROFIT	82,300,217	27,388,860
OPERATING EXPENSES
Advertising	981,872	607,327
Amortization	0	343,393
Contract labor and consulting	633,799	456,152
Depreciation	4,475,627	2,557,265
Insurance	2,173,843	958,231
Payroll – officers	340,000	321,875
Payroll – other	20,587,619	7,736,222
Other operating expenses	11,791,410	5,907,236
Less direct costs allocated to inventory and cost of sales	(19,737,803)	(9,788,609)
TOTAL OPERATING EXPENSES	21,246,367	9,099,092
INCOME FROM OPERATIONS	61,053,850	18,289,768
OTHER INCOME (EXPENSES)
ATM commissions	109,017	35,869
Interest expense	(1,423,038)	(334,064)
Other expense	59,339	(7,178)
	(1,254,682)	(305,373)
NET INCOME	$59,799,168	$17,984,395
See accompanying notes to combined financial statements

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
Years ended December 31, 2020 and 2019
	MEMBERSHIP UNITS	MEMBERS’ EQUITY	TOTAL
Balance at January 1, 2019	$23,286,337	$(7,224,354)	$16,061,983
Adoption of ASC 842, Leases	0	(43,688)	(43,688)
Distributions paid to members	0	(700,000)	(700,000)
Net income	0	17,984,395	17,984,395
Balance at December 31, 2019	23,286,337	10,016,353	33,302,690
Distributions paid to members	0	(26,000,000)	(26,000,000)
Net income	0	59,799,168	59,799,168
Balance at December 31, 2020	$23,286,337	$43,815,521	$67,101,858
See accompanying notes to combined financial statements

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINED STATEMENTS OF CASH FLOWS
Years ended December 31, 2020 and 2019
	2020	2019
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income	$59,799,168	$17,984,395
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,475,627	2,900,658
Changes in assets and liabilities:
Decrease in accounts receivable	372,683	39,532
Increase in inventory	(8,386,522)	(2,647,202)
Increase in other current assets	(541,014)	(486,346)
Increase in deposits	(360,731)	(262,375)
Increase in accounts payable and accrued expenses	10,944,342	2,778,348
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,303,553	20,307,010
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(32,045,814)	(18,052,535)
NET CASH USED IN INVESTING ACTIVITIES	(32,045,814)	(18,052,535)
CASH FLOWS FROM FINANCING ACTIVITIES
Member distributions	(26,000,000)	(700,000)
Payments on notes payable – related parties	(2,500,000)	(935,340)
Issuance of notes payable – related parties	3,670,000	0
Payments on long-term debt	(145,005)	0
Payments on lease liabilities	(691,018)	0
Borrowings on long-term debt	0	283,700
NET CASH USED IN FINANCING ACTIVITIES	(25,666,023)	(1,351,640)
NET INCREASE IN CASH AND CASH EQUIVALENTS	8,591,716	902,835
CASH AND CASH EQUIVALENTS
Beginning of year	4,985,739	4,082,904
End of year	$13,577,455	$4,985,739
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for interest	$1,423,038	$47,100
Acquisition of vehicles in exchange for long-term debt	$703,812	$85,340
Construction costs paid for on account	$586,773	$2,331,072
Additions of right-of-use assets	$8,020,181	$7,060,833
See accompanying notes to combined financial statements

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2020 and 2019
NOTE A — NATURE OF OPERATIONS
Organization and Nature of Business:
Plants of Ruskin GPS LLC (“GPS”) and RVC 360 LLC ( “RVC”), (collectively, the Company) are limited liability companies organized in the United States (“U.S.”) in 2017 and 2015, respectively. GPS owns in whole its subsidiary Plants of Ruskin LLC (“POR”), a limited liability company, located in the State of Florida, that grows, cultivates, extracts, manufactures, and sells medical cannabis products. RVC engages in real estate activities that provide the facilities where Plants of Ruskin LLC operates. The Company does business as AltMed Florida and operates multiple dispensaries throughout the state of Florida.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Consequently, revenue and expenses are accounted for using the accrual basis.
Basis of Combination:
The accompanying combined financial statements include entities, which are controlled through common control. Control exists when the Company has the power, directly or indirectly, to govern financial and operating policies of an entity and be exposed to variable returns from its activities.
The combined financial statements include the accounts of GPS, its wholly-owned subsidiary POR, and RVC. All significant intercompany balances and transactions were eliminated in combination.
Cash and Cash Equivalents:
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
Accounts Receivable:
The Company’s revenue consists primarily of retail sales to medical cannabis patients throughout the state of Florida. The Company received a waiver from the state of Florida to also sell extracted oil and flower to other medical cannabis licensees. The potential risk is limited to the amounts recorded in the combined financial statements. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible amounts are charged to operations when determined uncollectible. The Company did not charge any uncollectible amounts to operations in 2020 and 2019.
Inventory:
Inventory consists primarily of raw materials, work-in-process, and finished goods and is stated at the lower of cost or net realizable value. Due to state and federal regulations, the Company tracks its cannabis products including raw materials from seed to finished goods. Work-in-process consists of raw materials, direct labor, and related production overhead.
Leased Assets:
At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:
•
The contract involves the use of an identified asset;

•
The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and

•
The Company has the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.
At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.
The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.
The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.
The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.
Lease payments included in the measurement of the lease liability comprise the following:
•
Fixed payments, including in-substance fixed payments;

•
Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date;

•
Amounts expected to be payable under a residual value guarantee; and

•
The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.
When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.
Property and Equipment:
Property and equipment are recorded at cost, net of depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is computed using the straight-line method over the assets’ estimated useful life. Asset classes and their respective useful lives are as follows:
YEARS
Buildings	39
Leasehold improvements	5 – 39
Machinery and equipment	5 – 15
Furniture and fixtures	5 – 7
Lab equipment	5
Computer equipment	5
Vehicles	5
The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.
Revenue Recognition:
Revenue is recognized by the Company in accordance with ASC 606, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:
•
Identify a customer along with a corresponding contract;

•
Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•
Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•
Allocate the transaction price to the performance obligation(s) in the contract;

•
Recognize revenue when or as the Company satisfies the performance obligation(s).

Under ASC 606, revenues from the sale of cannabis are generally recognized at the point in time when control over the goods has been transferred to the customer. Payment is typically due upon transferring goods to the customer or within a specified time period permitted under the Company’s credit policy.
Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Advertising:
Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2020 and 2019 were $981,872 and $607,327, respectively.
Income Taxes:
The Company has elected to be taxed as a partnership for U.S. federal and state income tax. Members are taxed on a proportionate share of the Company’s taxable income. Therefore, no provision or liability for U.S. federal or state income taxes has been included in the combined financial statements. Any trade or business which is trafficking in a controlled substance under Schedule I or Schedule II of the Controlled Substances Act is prohibited from claiming any deductions or credits against such business’s income for the year. Pursuant to Section 280E of the U.S. Internal Revenue Code of 1986 as amended, the only available tax deduction for businesses engaged in the cultivation and production of medical cannabis is a deduction for cost of goods sold.
Pursuant to the Bipartisan Act of 2015, if selected for an audit, the streamlined audit rules for partnerships allows the U.S. IRS to assess and collect taxes at the partnership level. Additional tax assessed would be paid by the partnership at the highest individual or corporate tax rate. As of December 31, 2020 and 2019, the Company maintained no uncertain tax positions nor were interest or penalties recognized during the period under audit.
Use of Estimates:
The preparation of combined financial statements in accordance with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Recent Accounting Pronouncements:
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company has effectively applied the modified retrospective approach and noted the impact of the new standard on the combined statements of changes in members’ equity.
Subsequent Events:
Management evaluated all activity of the Company through March 26, 2021, the date the combined financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the combined financial statements or notes, except as described below.
Subsequent to the year end, the Company has continued construction on the expansion of its cultivation and manufacturing facilities. Total capital expenditures for the expansion of such facilities through year end

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
2021 is expected to be approximately $22,000,000. As of the date of this report, the Company has completed construction on the facility and the contract balance has been substantially paid in full.
Subsequent to the year end, the Company opened two more dispensaries in Florida at a total cost of approximately $1,200,000.
On November 11, 2020, the Company entered into an agreement with Verano Holdings to sell its membership units for total consideration net of fees totaling $370,881,750 consisting of 8,534,521.2139 Class A shares and 256,035.6344 Class B shares. This transaction was finalized subsequent to the year end.
NOTE C — CONCENTRATIONS
Financial instruments which potentially subject the Company to concentration of credit risks include cash and cash equivalents in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federally insured. At December 31, 2020 and 2019, the Company had balances of $13,577,455 and $4,985,739, respectively, in uninsured cash and cash equivalents in financial instruments.
The Company had two major suppliers with significant outstanding accounts payable balances of approximately 54% at December 31, 2020. The Company had three major suppliers with significant outstanding accounts payable balances of approximately 53% at December 31, 2019.
NOTE D — INVENTORY
Inventory at December 31, 2020 and 2019 is summarized as follows:
	2020	2019
Raw materials	$1,717,832	$1,631,427
Work-in-process	8,217,661	2,056,167
Finished goods	3,703,858	1,565,235
TOTALS	$13,639,351	$5,252,829
NOTE E — OTHER CURRENT ASSETS
Other current assets at December 31, 2020 and 2019 are summarized as follows:
	2020	2019
Prepaid expenses	$1,245,237	$585,644
Related party receivables	40,246	156,225
Other receivables	500	3,100
TOTALS	$1,285,983	$744,969

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE F — PROPERTY AND EQUIPMENT
Property and equipment at December 31, 2020 and 2019 consisted of the following:
	2020	2019
Leasehold improvements	$28,725,581	$21,311,063
Machinery and equipment	12,366,444	3,948,076
Buildings	19,166,872	1,989,547
Lab equipment	2,054,112	1,927,148
Computer equipment	3,422,752	1,429,165
Land	467,661	391,661
Furniture and fixtures	3,247,224	1,274,095
Construction in process	11,877,957	9,217,850
Vehicles	1,246,781	474,380
	82,575,384	41,962,985
Less accumulated depreciation	8,156,610	3,251,617
NET PROPERTY AND EQUIPMENT	$74,418,774	$38,711,368
Depreciation expense was $4,475,627 and $2,557,265 for the years ended December 31, 2020 and 2019, respectively.
NOTE G — INTANGIBLE ASSETS
Intangible assets consist of legal fees and other costs incurred to obtain the medical marijuana license required to operate in the State of Florida. Intangible assets are amortized over the license period of two years. Intangible assets totaled $1,177,348 and are fully amortized for the years ended December 31, 2020 and 2019.
NOTE H — ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable and accrued liabilities at December 31, 2020 and 2019 are summarized as follows:
	2020	2019
Accounts payable – trade	$2,403,997	$2,707,203
Accrued expenses	11,419,349	2,534,935
Payroll liabilities	2,015,500	328,440
Accrued paid time-off	137,030	52,662
Other accrued expenses	6,785	1,852
TOTALS	$15,982,661	$5,625,092
NOTE I — LONG-TERM DEBT
Long-term debt at December 31, 2020 and 2019 is as follows:
	2020	2019
Notes payable to Ford Motor Credit, monthly payments totaling $8,952 including interest ranging from 7.7% – 10.9%, maturing through November 2024, secured by vehicles.	$942,303	$383,496
Notes payable to related parties, totaling $3,670,000, not including simple annual interest of 10%, maturing through March 2022.	3,670,000	0

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE I — LONG-TERM DEBT (continued)
	2020	2019
TOTAL DEBT	4,612,303	383,496
Less current portion	209,889	75,931
	$4,402,414	$307,565

Maturities related to this debt are as follows:
2021	$209,889
2022	3,896,936
2023	233,621
2024	203,743
2025	68,114
TOTAL	$4,612,303
NOTE J — MEMBERS’ EQUITY
Both GPS and RVC are limited liability companies organized in the State of Florida. Members’ liability is limited to their investment in each company. GPS and RVC each have 10,000,000 shares of membership units authorized and 9,999,998 issued and outstanding, totaling 20,000,000 membership units authorized and 19,999,996 issued and outstanding. GPS and RVC each have a single class of membership units. However, as described in Note K, the Company’s founders are entitled to a payment and/or debt repayment in the aggregate of $7,500,000 from the contributed capital before any distributions are payable by the Company to other members.
NOTE K — RELATED PARTY TRANSACTIONS
The Company shares administrative offices and administrative personnel with an entity controlled by a related party. The Company pays a month-to-month rent expense of $5,000. As of December 31, 2020 and 2019, the related party did not expect repayment of any additional costs incurred.
The operating agreement and subscription agreements of both GPS and RVC state the Company’s founders are entitled to a payment and/or debt repayment in the aggregate of $7,500,000 from the contributed capital before any distributions are payable by the Company to other members. The notes are payable on demand, bear no stated interest rate, and are unsecured. One founder agreed to forego payment in exchange for interest totaling $21,000 and $25,500 for the years ended December 31, 2020 and 2019 and 2019, respectively. As of December 31, 2020 and 2019, the founder notes payable totaled $0 and $2,500,000, respectively. The $7,500,000 founder note payable was paid in full as of December 31, 2020.
The Company received funding in the aggregate of $3,670,000 from eight related parties for the build out of the cultivation facility in Apollo Beach. The two-year notes are payable on demand at month 18, bear 10% simple annual interest, interest paid annually.
NOTE L — LEASES
As of December 31, the Company’s lease liabilities consisted of the following:
	2020	2019
Balance, beginning of year	$8,867,338	$1,816,496
Additions	8,020,181	7,298,121

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE L — LEASES (continued)
	2020	2019
Lease and interest payments, accretion, and accrued interest, net	691,019	247,279
Balance, end of year	16,196,500	8,867,338
Lease liability – current portion	963,050	452,597
Lease liability – noncurrent portion	$15,233,450	$8,414,741

The Company has lease liabilities for leases related to real estate used for dispensaries. The weighted average discount rate for the year ended December 31, 2020 was 8%. Interest expense charged to operations for right-of-use lease liabilities totaled $990,787 and $288,021 for the years ended December 31, 2020 and 2019, respectively.
Minimum future non-cancelable lease commitments are as follows:
2021	$2,224,879
2022	2,321,635
2023	2,399,379
2024	2,475,549
2025	2,527,179
Thereafter	11,725,546
Total undiscounted lease liabilities	23,674,167
Interest on lease liabilities	(7,477,667)
Total present value of minimum lease payments	16,196,500
Lease liability – current portion	963,050
Lease liability – noncurrent	$15,233,450
NOTE M — RISKS AND UNCERTAINTIES
Marijuana Remains Illegal under Federal Law:
The Company engages in the medical marijuana business. Marijuana is currently illegal under U.S. federal law. It is a Schedule I controlled substance. Accordingly, in those jurisdictions in which the use of medical marijuana has been legalized at the U.S. state level, its prescription is a violation of federal law. The U.S. Supreme Court has ruled that the U.S. federal government has the right to regulate and criminalize marijuana, even for medical purposes. Therefore, U.S. federal law criminalizing the use of marijuana supersedes U.S. state laws that legalize its use for medicinal purposes. The Obama administration made a policy decision to allow U.S. states to implement these laws and not prosecute anyone operating in accordance with applicable U.S. state law. A change in the U.S. federal position towards enforcement could cripple the industry, rendering the Company unable to operate. Moreover, a change in the U.S. federal position towards enforcement could result in U.S. federal law enforcement seizing the assets of the Company, which would result in a complete loss for the Company. Additionally, the U.S. federal government could extend enforcement of the antidrug laws against people who are assisting the medical marijuana industry, including investors and finance sources.
Banking Difficulties:
As discussed above, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. Therefore, there is a compelling argument that banks cannot accept deposit funds from the medical marijuana business

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
December 31, 2020 and 2019
NOTE M — RISKS AND UNCERTAINTIES (continued)
and therefore would not be able to do business with the Company. As such, the Company may have trouble finding a bank willing to accept its business. There can be no assurance that banks in U.S. states currently or in the future will decide to do business with medical marijuana growers or retailers, or that in the absence of U.S. legislation, U.S. state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under U.S. federal law. This may make it difficult for the Company to open accounts, use the service of banks, and otherwise transact business, which in turn may negatively affect the Company.
COVID-19 Pandemic:
On January 30, 2020 the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINING BALANCE SHEET
December 31, 2020
	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,571,860	$3,015	$2,580	$13,577,455	$0	$13,577,455
Accounts receivable	80,145	0	0	80,145	0	80,145
Inventory	13,639,351	0	0	13,639,351	0	13,639,351
Other current assets	1,285,983	0	0	1,285,983	0	1,285,983
TOTAL CURRENT ASSETS	28,577,339	3,015	2,580	28,582,934	0	28,582,934
PROPERTY AND EQUIPMENT, NET	55,333,851	19,084,923	0	74,418,774	0	74,418,774
OTHER ASSETS
Deposits	852,341	39,273	0	891,614	0	891,614
Due from related parties	10,797,556	0	0	10,797,556	(10,797,556)	0
TOTAL OTHER ASSETS	11,649,897	39,273	0	11,689,170	(10,797,556)	891,614
	$95,561,087	$19,127,211	$2,580	$114,690,878	$(10,797,556)	$103,893,322
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,982,661	$0	$10,000,000	$15,982,661	$0	$15,982,661
Current portion of lease liabilities	963,050	0	0	963,050	0	963,050
Current portion of long-term debt	209,889	0	0	209,889	0	209,889
TOTAL CURRENT LIABILITIES	7,155,600	0	10,000,000	17,155,600	0	17,155,600
LONG-TERM LIABILITIES
Due to related parties	0	0	4,763,929	4,763,929	(4,763,929)	0
Lease liabilities	15,233,450	0	0	15,233,450	0	15,233,450
Notes payable – related parties	3,670,000	0	0	3,670,000	0	3,670,000
Long-term debt	732,414	13,322,059	0	14,054,473	(13,322,059)	732,414
TOTAL LIABILITIES	26,791,464	13,322,059	14,763,929	54,877,452	(18,085,988)	36,791,464
MEMBERS’ EQUITY	68,769,623	5,805,152	(14,761,349)	59,813,426	7,288,432	67,101,858
	$95,561,087	$19,127,211	$2,580	$114,690,878	$(10,797,556)	$103,893,322

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINING STATEMENT OF OPERATIONS
Year ended December 31, 2020
	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
OPERATING INCOME
Sales	$105,660,570	$0	$0	$105,660,570	$0	$105,660,570
Cost of sales	25,886,039	0	0	25,886,039	(2,525,686)	23,360,353
GROSS PROFIT	79,774,531	0	0	79,774,531	2,525,686	82,300,217
OPERATING EXPENSES
Advertising	981,872	0	0	981,872	0	981,872
Amortization	0	0	0	0	0	0
Contract labor and consulting	423,799	210,000	0	633,799	0	633,799
Depreciation	2,112,705	2,362,922	0	4,475,627	0	4,475,627
Insurance	2,173,843	0	0	2,173,843	0	2,173,843
Payroll – officers	340,000	0	0	340,000	0	340,000
Payroll – other	20,587,619	0	0	20,587,619	0	20,587,619
Other operating expenses	15,861,878	128,769	763	15,991,410	(4,200,000)	11,791,410
Less direct costs allocated to inventory and cost of sales	(21,772,018)	0	0	(21,772,018)	2,034,215	(19,737,803)
TOTAL OPERATING EXPENSES	20,709,698	2,701,691	763	23,412,152	(2,165,785)	21,246,367
INCOME (LOSS) FROM OPERATIONS	59,064,833	(2,701,691)	(763)	56,362,379	4,691,471	61,053,850
OTHER INCOME (EXPENSES)
Rental income	0	4,200,000	0	4,200,000	(4,200,000)	0
ATM commissions	109,017	0	0	109,017	0	109,017
Interest expense	(1,402,038)	(21,000)	0	(1,423,038)	0	(1,423,038)
Other expense	59,339	0	0	59,339	0	59,339
	(1,233,682)	4,179,000	0	2,945,318	(4,200,000)	(1,254,682)
NET INCOME (LOSS)	$57,831,151	$1,477,309	$(763)	$59,307,697	$491,471	$59,799,168

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINING BALANCE SHEET
December 31, 2019
	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,621,570	$178,826	$185,343	$4,985,739	$0	$4,985,739
Accounts receivable	452,828	1,920,000	0	2,372,828	(1,920,000)	452,828
Inventory	5,744,300	0	0	5,744,300	(491,471)	5,252,829
Other current assets	744,969	0	0	744,969	0	744,969
TOTAL CURRENT ASSETS	11,563,667	2,098,826	185,343	13,847,836	(2,411,471)	11,436,365
PROPERTY AND EQUIPMENT, NET	28,025,090	10,686,278	0	38,711,368	0	38,711,368
OTHER ASSETS
Deposits	491,610	39,273	0	530,883	0	530,883
Due from related parties	7,764,555	4,292,524	11,054,071	23,111,150	(23,111,150)	0
TOTAL OTHER ASSETS	8,256,165	4,331,797	11,054,071	23,642,033	(23,111,150)	530,883
	$47,844,922	$17,116,901	$11,239,414	$76,201,237	$(25,522,621)	$50,678,616
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,065,092	$0	$0	$7,065,092	$(1,440,000)	$5,625,092
Current portion of lease liabilities	452,597	0	0	452,597	0	452,597
Current portion of long-term debt	75,931	0	0	75,931	0	75,931
TOTAL CURRENT LIABILITIES	7,593,620	0	0	7,593,620	(1,440,000)	6,153,620
LONG-TERM LIABILITIES
Lease liabilities	8,414,741	0	0	8,414,741	0	8,414,741
Notes payable – related parties	480,000	2,500,000	0	2,980,000	(480,000)	2,500,000
Long-term debt	4,600,089	10,289,058	0	14,889,147	(14,581,582)	307,565
TOTAL LIABILITIES	21,088,450	12,789,058	0	33,877,508	(16,501,582)	17,375,926
MEMBERS’ EQUITY	26,756,472	4,327,843	11,239,414	42,323,729	(9,021,039)	33,302,690
	$47,844,922	$17,116,901	$11,239,414	$76,201,237	$(25,522,621)	$50,678,616

PLANTS OF RUSKIN GPS, LLC DBA ALTMED FLORIDA AND AFFILIATE
COMBINING STATEMENT OF OPERATIONS
Year ended December 31, 2019
	POR	RVC	GPS	Total Uncombined	Eliminations	Combined
OPERATING INCOME
Sales	$39,371,011	$0	$0	$39,371,011	$0	$39,371,011
Cost of sales	13,771,446	0	0	13,771,446	(1,789,295)	11,982,151
GROSS PROFIT	25,599,565	0	0	25,599,565	1,789,295	27,388,860
OPERATING EXPENSES
Advertising	607,327	0	0	607,327	0	607,327
Amortization	343,393	0	0	343,393	0	343,393
Contract labor and consulting	246,152	210,000	0	456,152	0	456,152
Depreciation	1,372,337	1,184,928	0	2,557,265	0	2,557,265
Insurance	922,990	35,241	0	958,231	0	958,231
Payroll	8,058,097	0	0	8,058,097	0	8,058,097
Other operating expenses	7,813,729	127,507	6,000	7,947,236	(2,040,000)	5,907,236
Less direct costs allocated to inventory and cost of sales	(11,828,609)	0	0	(11,828,609)	2,040,000	(9,788,609)
TOTAL OPERATING EXPENSES	7,535,416	1,557,676	6,000	9,099,092	0	9,099,092
INCOME (LOSS) FROM OPERATIONS	18,064,149	(1,557,676)	(6,000)	16,500,473	1,789,295	18,289,768
OTHER INCOME (EXPENSES)
Rental income	0	2,040,000	0	2,040,000	(2,040,000)	0
ATM commissions	35,869	0	0	35,869	0	35,869
Interest expense	(308,564)	(25,500)	0	(334,064)	0	(334,064)
Other expense	(9,338)	2,160	0	(7,178)	0	(7,178)
	(282,033)	2,016,660	0	1,734,627	(2,040,000)	(305,373)
NET INCOME (LOSS)	$17,782,116	$458,984	$(6,000)	$18,235,100	$(250,705)	$17,984,395

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED FINANCIAL STATEMENTS AND
SUPPLEMENTARY INFORMATION
DECEMBER 31, 2020

March 31, 2021
To the Board of Directors and Members
Alternative Medical Enterprises, LLC and
Affiliates
Phoenix, Arizona
Independent Auditor’s Report
We have audited the accompanying consolidated financial statements of Alternative Medical Enterprises, LLC and Affiliates (collectively ‘the Company’), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of these consolidated financial statements that are free from material misstatement, whether due to fraud or error
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.
In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We will also obtain sufficient appropriate audit evidence regarding the financial information of the entities or business We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Medical Enterprises, LLC and Affiliates as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
Report on Supplementary Information
Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The 2020 consolidating information on pages 23 and 24 is presented for the purpose of additional analysis and of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies, is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, such information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.
/s/ Hill, Barth & King LLC
Certified Public Accountants
3838 Tamiami Trail North, Suite 200
Naples, Florida 34103
March 31, 2021

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED BALANCE SHEET
Year ended December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$957,389
Accounts receivable, net	285,062
Notes receivable	263,896
Inventories	3,549,557
Other current assets	221,109
TOTAL CURRENT ASSETS	5,277,013
PROPERTY AND EQUIPMENT, NET	12,480,460
OTHER ASSETS
Intangible assets, net	4,564,588
Investments in related companies, net	41,862,377
Security deposits	41,353
TOTAL OTHER ASSETS	46,468,318
$64,225,791
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$458,001
Accrued expenses and other liabilities	822,502
Current portion of lease liabilities	133,458
Current portion of long-term debt	1,468,063
Income tax payable	210,000
TOTAL CURRENT LIABILITIES	3,092,024
LONG-TERM LIABILITIES
Lease liabilities, net of current portion	54,536
Long-term debt, net of current portion	1,083,741
TOTAL LIABILITIES	4,230,301
MEMBERS’ EQUITY	59,995,490
$64,225,791
See accompanying notes to consolidated financial statements

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2020
OPERATING INCOME
Sales	$20,648,304
Cost of sales	9,803,515
GROSS PROFIT	10,844,789
OPERATING EXPENSES
General and administrative expenses	4,543,847
Amortization	627,897
Depreciation	751,150
TOTAL OPERATING EXPENSES	5,922,894
INCOME FROM OPERATIONS	4,921,895
OTHER INCOME (EXPENSES)
Income from investments in related companies	24,517,659
Income from sale of investment	885,678
Interest expense	(175,445)
Loss on sale of property and equipment	(415,575)
Other income	3,674
24,815,991
INCOME BEFORE PROVISION FOR INCOME TAXES	29,737,886
PROVISION FOR INCOME TAXES	210,000
NET INCOME	$29,527,886
See accompanying notes to consolidated financial statements

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
Year ended December 31, 2020
Balance at December 31, 2019	$37,959,108
Contribution from members	1,000,000
Distributions to members	(8,491,504)
Net income	29,527,886
Balance at December 31, 2020	$59,995,490
See accompanying notes to consolidated financial statements

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2020
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$29,527,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	751,150
Amortization	627,897
Income from investment in related companies	(24,517,659)
Loss on sale of property and equipment	415,575
Changes in assets and liabilities:
Decrease in accounts and notes receivable	932,802
Increase in inventories	(1,164,131)
Decrease in prepaid expenses	81,128
Increase in security deposits	(1,199)
Decrease in accounts payable	(122,193)
Increase in accrued expenses and other liabilities	446,791
Increase in income taxes payable	210,000
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,188,047
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions received from investments in related companies	6,559,997
Purchase of property and equipment	(5,180,287)
Proceeds from sale of property and equipment	125,323
NET CASH PROVIDED BY INVESTING ACTIVITIES	1,505,033
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on lease liabilities	(601,401)
Payments on long-term debt	(1,578,196)
Contributions from members	1,000,000
Distributions to members	(8,491,504)
NET CASH USED IN FINANCING ACTIVITIES	(9,671,101)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(978,021)
CASH AND CASH EQUIVALENTS
Beginning of year	1,935,410
End of year	$957,389
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
Cash paid during the year for:
Interest	$175,445
Acquisitions of property and equipment through debt	$3,130,000
See accompanying notes to consolidated financial statements

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020
NOTE A — NATURE OF OPERATIONS
Organization and Nature of Business:
Alternative Medical Enterprises, LLC and Affiliates (collectively, the Company) consists of the following entities:
Alternative Medical Enterprises, LLC (“AME”) (aka WP&RS Enterprises, LLC), was organized in 2014 as a limited liability company under the laws of the State of Florida. Alternative Medical Enterprises, LLC, through its subsidiaries, grows, cultivates, extracts, manufactures, and sells medical and recreational cannabis products. (MMJ).
Alternative Medical Enterprises, LLC owns 100% of the following companies:
AltMed, LLC, a Florida limited liability company, was formed in 2014, and it owns 41% of a license in Florida to grow, cultivate, extract, manufacture, and sell medical cannabis products. NuTrae, LLC, a Florida limited liability company, was formed in 2014, and develops products for cannabis delivery systems and licenses intellectual property to other parties. Agronomy Holdings, LLC (aka AltMed North America, LLC), a Florida limited liability company, was formed in 2015, and is a holding company for ventures entered outside the state of Florida. MuV Health, LLC, an Arizona limited liability company, was organized in 2019 to produce and sell CBD only products. Cave Creek RE, LLC was formed in 2020 in the state of Arizona as a real estate holding company.
Agronomy Holdings, LLC owns 100% of Agronomy Innovations, LLC, an Arizona limited liability company, was acquired during 2015, and is a cannabis cultivation facility located in Arizona.
Fort Consulting, LLC (the Dispensary) operates as a Medical Marijuana Dispensary and under the rules and regulations of the Arizona Department of Health Services — Medical Marijuana Program. The Dispensary is an Arizona nonprofit organization, incorporated under the laws of the state of Arizona in July 2016. The Dispensary’s primary mission is to run a patient-centric wellness which processes the highest-grade medical marijuana in Arizona. The Dispensary has a goal of infusing horticultural innovations and sympathetic treatments into the Arizona medical marijuana industry and is committed to combining mental and physical health in a format previously inaccessible to terminally ill and other patients. The Dispensary has a one-year license with the Arizona Department of Health Services to operate a Medical Marijuana Dispensary in the state of Arizona. The contract is renewed annually.
Alternative Medical Enterprises, LLC, AltMed, LLC, NuTrae, LLC, Agronomy Holdings, LLC, Agronomy Innovations, LLC, Fort Consulting, LLC, Cave Creek RE, LLC and MuV Health, LLC will be referred to herein as “the Company”.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Statement of Compliance:
The significant policies that have been applied in the preparation of these consolidated financial statements are summarized below. These accounting policies have been used throughout all periods presented in the consolidated financial statements.
Principles of Consolidation:
The accompanying consolidated financial statements include the accounts of the Company which are affiliated by virtue of common ownership and control. All significant intercompany transactions and balances have been eliminated in the consolidation.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Basis of Presentation:
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”).
Basis of Measurement:
The consolidated financial statements have been prepared on the going concern basis, under the historical cost convention except for certain financial instruments, which are measured at fair value.
Functional Currency:
The functional currency of the Company, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars.
Revenue Recognition:
Revenue is recognized by the Company in accordance with ASC 606, Revenue from Contracts with Customers. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:
•
Identify a customer along with a corresponding contract;

•
Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;

•
Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;

•
Allocate the transaction price to the performance obligation(s) in the contract;

•
Recognize revenue when or as the Company satisfies the performance obligation(s).

Under ASC 606, revenues from the sale of cannabis are generally recognized at the point in time when control over the goods have been transferred to the customer. Payment is typically due upon transferring goods to the customer or within a specified time period permitted under the Company’s credit policy.
Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.
Use of Estimates:
The preparation of consolidated financial statements in accordance with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents:
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Credit Risk:
The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no losses due to this concentration.
Accounts Receivable:
The Company’s revenue consists primarily of retail sales to medical cannabis patients throughout the state of Arizona and to other medical cannabis licensees. The potential risk is limited to the amounts recorded in the consolidated financial statements. The Company provides for potentially uncollectable accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. Normal accounts receivable are due 15 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. The allowance for doubtful accounts was $9,625 as of December 31, 2020. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.
Inventories:
Inventory of purchased finished goods and packing materials are initially valued at cost and subsequently at the lower of cost or net realizable value. Any subsequent post-harvest costs are capitalized to inventory to the extent that the cost is less than net realizable value. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Cost is determined using the weighted average cost basis. Products for resale and supplies and consumables are valued at lower of cost or net realizable value. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value.
Notes Receivable:
The Company sold interests to related parties in exchange for notes receivable in the amount of the interest sold. The expectation was that these notes would be paid within three years. Any distributions the related parties receive as their share of income will first go towards the payment of the note receivable, and only after that note has been paid will they receive future distributions. The balance of notes receivable as of December 31, 2020 is $163,895.
The Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2021 and a face amount of $1,400,000. There was no outstanding balance as of December 31, 2020.
Prepaid Expenses:
The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are paid, using the straight-line method.
Advertising:
The Company expenses advertising as incurred. Advertising expenses were $232,785 for the year ended December 31, 2020.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Leased Assets:
At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company assess whether:
•
The contract involves the use of an identified asset;

•
The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the period of use; and

•
The Company ahs the right to direct the use of the asset.

This policy is applied to contracts entered into, or changed, on or after January 1, 2019.
At inception or on reassessment of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. However, for the leases of land and buildings in which it is a lessee, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.
The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.
The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use assets are determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.
The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.
Lease payments included in the measurement of the lease liability comprise the following:
•
Fixed payments, including in-substance fixed payments;

•
Variable lease payments that depend on an index or a rate, initially measured using the index or rate as at commencement date;

•
Amounts expected to be payable under a residual value guarantee; and

•
The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, or if the Company changes its assessment of whether it will exercise a purchase, extension, or termination option.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.
The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases of machinery that have a lease term of 12 months or less and leases of low-value assets, including IT equipment. The Company recognizes the lease payments associated with the leases as an expense on a straight-line basis over the lease term.
Property and Equipment:
Property and equipment are recorded at cost, net of depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Leasehold improvements are depreciated over the lesser of the useful life or the lease term. Depreciation is computed using the straight-line method over the assets’ estimated useful life. Asset classes and their respective useful lives are as follows:
YEARS
Buildings	39
Leasehold improvements	5 – 39
Machinery and equipment	5 – 15
Furniture and fixtures	5 – 7
Lab equipment	3 – 5
Computer equipment	5
Vehicles	5
The assets’ residual values, useful lives and methods of depreciation are reviewed at each financial year-end and adjusted prospectively if appropriate. An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in operations in the year the asset is derecognized.
Income Taxes:
As limited liability companies, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage of ownership. Therefore, no provision for income taxes has been included in the consolidated financial statements.
Deferred Income Taxes — Fort Consulting, LLC — Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and tax purposes). The deferred tax liability represents future tax return consequences for those differences, which will be deductible when the assets and liabilities are recovered or settled.
With limited exceptions, the Company is no longer subject to income tax examination for returns filed more than three years ago. The Company believes the only years open for potential IRS audits are the year ending December 31, 2018, 2019 and 2020. Management has performed an evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties, or interest receivable or payable relating to uncertain tax positions in the accompanying consolidated financial statements.
Fair Value Measurements:
ASC 820, “Fair Value Measurement”, establishes the minimum disclosure requirements for fair value measurements (and those based on fair value) that are recognized in the consolidated balance sheet after initial recognition. The requirements vary depending on whether the fair value measurements are recurring or non-recurring and their categorization within the fair value hierarchy (i.e. Level 1, 2, or 3).
In order to determine the appropriate categorization of a fair value measurement (as a whole) within the hierarchy, the Company determines the categorization of the inputs used to measure fair value and categorization of the fair value measurement (as a whole). ASC 820’s fair value hierarchy categorizes inputs to valuation techniques into the following levels, based on their observability:
Level 1 — Quoted prices (that are unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.
Level 2 — Inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly.
Level 3 — Unobservable inputs for the asset or liability.
A fair value measurement (as a whole) is categorized within the fair value hierarchy, based on the lowest level of input that is significant to the entire measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.
The Company has a number of financial instruments, none of which are held for trading purposes and are measured using Level 3 measurements. The Company estimates that the fair value of all financial instruments at December 31, 2020 does not materially differ from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. Considerable judgment is necessary in interpreting market data to develop estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.
Recent Accounting Pronouncements:
The Financial Accounting Standards Board (FASB) issued new guidance that created Topic 606, Revenue from Contracts with Customers, in the Accounting Standards Codification (ASC). Topic 606 supersedes the revenue recognition requirements in FASB ASC 605, Revenue Recognition, and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. The new guidance also added Subtopic 340-40, Other Assets and Deferred Costs — Contracts with Customers, to the ASC to require the deferral of incremental costs of obtaining a contract with a customer. Collectively, the Company refers to the new Topic 606 and Subtopic 340-40 as the “new guidance.”
The Company adopted the requirements of the new guidance as of January 1, 2019, utilizing the modified retrospective method of transition. The adoption of the new guidance did not have a material impact on the Company’s consolidated financial statements.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15, 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements.
The Company adopted the requirements of the new guidance as of January 1, 2020, utilizing the modified retrospective method of transition.
Subsequent Events:
Management evaluated all activity of the Company through March 31, 2021, the date the consolidated financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the consolidated financial statements or notes, except as described below.
Subsequent to the year end, the Company has continued construction on the expansion of its cultivation and manufacturing facilities. Total capital expenditures for the expansion of such facilities through year end 2021 is expected to be approximately $1,161,182.
In November of 2020, Arizona residents pass proposition 207, the Smart and Safe Act of Arizona, effectively legalizing the recreational adult use of marijuana for people 21 years of age or older. An “adult use” license is required for medical dispensaries to sell cannabis products to “adult use” customers. In addition, a 16% excise tax is placed on recreational use products. As of Q1 of 2021, over 80 dispensaries, including the MuV dispensary, have received the additional license. Recreational use sales in Arizona began in January of 2021.
On November 11, 2020, the Company entered into an agreement with Verano Holdings to sell 100% its membership units including 4,099,098 Class A shares in the Company’s investment in Plants of Ruskin GPS, LLC and RVC 360, LLC, for total consideration net of fees totaling $35,000,000. This transaction was finalized subsequent to the year end.
NOTE C — CONCENTRATIONS
Financial instruments which potentially subject the Company to concentration of credit risks include cash and cash equivalents in financial institutions, which under U.S. federal law, money obtained from activities related to the marijuana industry cannot be federally insured. At December 31, 2020, the Company had balances of $957,389 in uninsured cash and cash equivalents in financial instruments.
The Company had two major suppliers with significant outstanding accounts payable balances of approximately 10% at December 31, 2020.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE D — INVENTORY
Inventory at December 31, 2020 is summarized as follows:
2020
Raw materials	$276,813
Work-in-process	1,689,701
Finished goods	1,583,043
TOTALS	$3,549,557
NOTE E — OTHER CURRENT ASSETS
Other current assets at December 31, 2020 are summarized as follows:
2020
Prepaid expenses	$221,049
Other current assets	60
TOTALS	$221,109
NOTE F — INCOME TAX STATUS- FORT CONSULTING, LLC
Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and elected to be taxed as a C-corporation for Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The Company recorded $210,000 in current income tax expense for the year ended December 31, 2020.
Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, Income Taxes (“ASC 740”). ASC 740 provides a comprehensive model for the recognition, measurement and disclosure in the consolidated financial statements of uncertain tax positions that the Company has taken or expects to take on a tax return. Under this standard, the Company can recognize the benefit of an income tax position only if it is probable that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position.
Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on either the most likely amount approach or the expected value method.
The Company has not recorded a deferred tax asset for the period from inception to December 31, 2020 due to the uncertainty of any benefit of the loss being realized. Under ASC 740 any deferred tax asset or liability is recorded under the net approach.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE G — PROPERTY AND EQUIPMENT
Property and equipment as of December 31, 2020 are summarized as follows:
2020
Buildings and improvements	$8,203,253
Furniture and equipment	2,242,582
Vehicles	218,827
Construction in progress	2,292,432
Land and improvements	1,020,000
14,774,043
Accumulated depreciation	(2,293,583)
Net property and equipment	$12,480,460
Depreciation expense for the years ended December 31, 2020 totaled $751,150. The value of property and equipment held under capital leases for the year ended December 31, 2020 totaled $1,015,776.
NOTE H — INVESTMENTS
Investment in Related Company:
In 2016, the Company invested $1,201,000 in a minority interest (10%) of a farm in Colorado. The investment is recorded using the equity method. The Company does not have significant influence or control. In 2019, the Company sold the investment and received the final payment in 2020.
The Company has invested $16,206,150 for a minority interest (41%) in a Company in Florida. The investment has been recorded at equity method as the Company has significant influence or control.
Below is a reconciliation of this investment:
2020
Balance, beginning of year	$23,904,715
Distributions during the year	(6,559,997)
Share in current year net income	24,517,659
Balance, end of year	$41,862,377
Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:
2020
Total Assets	$103,893,322
Total Liabilities	$53,947,064
Total Equity	49,946,258
$103,893,322
Total Income	$105,769,587
Total Expenses	45,970,419
Net Income	$59,799,168

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE I — INTANGIBLES
Goodwill, Net of Impairment:
Goodwill is from the 2015 purchase of Agronomy Innovations, LLC. The purchase of Agronomy Innovations, LLC for $775,000 was to establish a foothold in Arizona by obtaining a grow facility that was already established and provide the Company the opportunity to do business in Arizona. The entire purchase price went towards goodwill as there were almost no assets purchased. The Company assesses goodwill for impairment on an annual basis in accordance with ASC 350 Intangibles — Goodwill and Other and has fully impaired the asset as of December 31, 2020. The recorded value of the asset was $0 as of December 31, 2020.
Right-to-Use Agreement:
The Company contracted with a nursery in Florida for the use of their farm land. In exchange for $310,000 worth of Class A Units, the Company obtained the right to grow Medical Marijuana on their land for a 7-year period. Management has elected to amortize this intangible asset over 7 years, which is the term of the lease. Accumulated amortization expense for the year ended December 31, 2020 was $310,000. Net book value of the asset was $0 as of December 31, 2020.
Cultivation and Management Agreement:
During 2017, the Company entered into a cultivation and management agreement for a marijuana grow and dispensary operation in Arizona with a related party and requires the Company to provide cultivation and management services to a related party (under common control). The Company receives a fee for these services on a monthly basis. The Company has experience and expertise in managing the medical marijuana program and its associated retail operation. The Company oversees the day to day operations of the dispensary and cultivation site and provides services related to the purchase and sales of the product. The Company is also involved in ensuring compliance with all Federal, State and local laws applicable to the Company. The total fee for cultivation services for the year ended December 31, 2020 was $12,882,867. The total management fees related to this management agreement for the year ended December 31, 2020 was $2,350,234.
NOTE J — ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
Accounts payable and accrued liabilities at December 31, 2020 are summarized as follows:
2020
Accounts payable	$458,001
Related party payable	24,673
Sales tax payable	100,395
Accrued expenses	697,434
TOTALS	$1,280,503

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE K — LONG-TERM DEBT
Long-term debt at December 31, 2020 is as follows:
2020
Mortgage to Pioneer Title Agency, monthly payments totaling $31,661 including interest rate of 6%, maturing through March 2023.	$770,554
Note payable to Fidelity National Title, monthly payments totaling $112,318 including interest rate of 10%, maturing through July 2022.	1,781,250
2,551,804
Less current portion	1,468,063
TOTAL LONG TERM-DEBT	$1,083,741
Maturities related to this debt are as follows:
2021	$1,468,063
2022	1,018,659
2023	65,082
TOTAL	$2,551,804
NOTE L — MEMBERS’ EQUITY
The Company has sold ownership interests to related and non-related parties (Subscriber), in the form of Class A Units (“Units”). These Units are restricted securities under applicable U.S. Federal and state securities laws, and the Units cannot be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by Subscriber, and must be held indefinitely unless Subscriber’s offer and sale of the Units are subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. Subscriber understands and agrees that the Company has no obligation or intent (i) to register any of the Units under the Securities Act or any applicable state securities laws; (ii) to take any action so as to permit sales pursuant to Rule 144 under the Securities Act; and (iii) the Company has not covenanted to assure that such Rule 144 is, or will be, available for resale of the Units.
Subscriber understands and agrees that (i) there will be no public market for the Units; (ii) the investment in the Units is not liquid; and (iii) Subscriber must bear the economic risk of the Subscriber’s investment in the Units for an indefinite period of time. The total value, net of redemptions, (and total number) of Class A Units outstanding as of December 31, 2020 was $58,802,887.
NOTE M — LEASES
The Company leased office space in Sarasota, Florida under an initial non-cancelable agreement which was expiring in June 2019, with monthly rent of $6,400. The agreement was amended effective July 2018 expiring on July 2020 with a monthly payment of $6,790 from July 2019 to July 2020. The lease was renewed to June 2021 with monthly payments escalating to $9,761.
The Company leases a dispensary facility in Arizona with a term of five years starting July 2017 with a monthly payment of $7,000.
The Company recognized right-of-use assets and lease liabilities at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE M — LEASES (continued)
and estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site which it is located, less any lease incentives received.
The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The estimated useful lives of right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.
As of December 31, 2020, the Company’s lease liabilities consisted of the following:
The Company has lease liabilities related to real estate used for dispensaries. The weighted average discount rate for the year ended December 31, 2020 was 8%.
The maturity of the contractual undiscounted lease liabilities at December 31, 2020 is as follows:
Interest rates on capitalized leases vary from 6.6% to 10.2% and are imputed based on the lower of the Company’s incremental borrowing rate at the time of inception of each lease or the lessor’s implicit rate of return.
NOTE N — LEASES WHERE COMPANY IS LESSEE
The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate. Lease payments included in the measurement of the lease liability comprise primarily of:
•
Fixed payments, including in-substance fixed payments;

•
Variable lease payments that depend on an index or a rate, initially measured using the index or rate at the commencement date;

•
Amounts expected to be payable under a residual value or guarantee; and

•
The exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonable certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonable certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option.
When the lease liability is remeasured this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero. The Company has elected not to recognized right-of-use assets and lease liabilities for short-term leases of equipment that have a lease term of 12 months or less and leases of low-value assets. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE N — LEASES WHERE COMPANY IS LESSEE (continued)
The maturity of the contractual undiscounted lease liabilities at December 31, 2020 is as follows:
2021	$151,069
2022	56,000
Total undiscounted lease liabilities	207,069
Interest on lease liabilities	(19,073)
Total present value of minimum lease payments	187,996
Lease liabilities – current portion	133,458
Lease liabilities – noncurrent	$54,536
The Company’s right-of-use assets consist of real property and office equipment. As of December 31, 2020, the Company’s lease schedule consisted of the following:
2020
Balance, beginning of year	$789,395
Additions (Deletions)	(241,580)
Lease and interest payments, accretion, and accrued interest, net	(359,821)
Balance, end of year	187,994
Lease liability – current portion	133,458
Lease liability – noncurrent portion	$54,536
Interest expense charged to operations for right-of-use lease liabilities for the year ended December 31, 2020 totaled $35,772.
NOTE O — RELATED PARTY TRANSACTIONS
The LLCs entered into management agreement with a company (the management company) that is owned by a related party that provides management services for all the LLCs. There is no formal written agreement. The terms of the verbal agreement state that the LLCs must pay the management company’s service fees and reimburse any out-of-pocket expenses. The total amount of related party management fees for the year ended December 31, 2020 was $2,350,234.
There was a total of $360,969 paid to members of the LLCs in the form of guaranteed payments for the year ended December 31, 2020.
NOTE P — CONTINGENCIES
Compliance:
The Company’s compliance with certain laws and regulations is subject to review by the various states in which they operate. Although such reviews could result in adverse decisions, it is the opinion of management that any matters could be resolved without significant impact to the operations of the Company.
Litigation
The Company is contingently liable for claims and judgments resulting from lawsuits incidental to the normal operation of a company. In the opinion of the Company’s management, the Company’s insurance coverage is adequate to cover claims relating to normal operations and any lawsuit that might adversely

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
December 31, 2020
NOTE P — CONTINGENCIES (continued)
impact the Company would not have a material effect on the consolidated financial statements. Accordingly, no provision for possible losses is reflected in the consolidated financial statements.
Marijuana Remains Illegal under Federal Law:
The Company engages in the medical marijuana business. Marijuana is currently illegal under U.S. federal law. It is a Schedule I controlled substance. Accordingly, in those jurisdictions in which the use of medical marijuana has been legalized at the U.S. state level, its prescription is a violation of federal law. The U.S. Supreme Court has ruled that the U.S. federal government has the right to regulate and criminalize marijuana, even for medical purposes. Therefore, U.S. federal law criminalizing the use of marijuana supersedes U.S. state laws that legalize its use for medicinal purposes. The Obama administration made a policy decision to allow U.S. states to implement these laws and not prosecute anyone operating in accordance with applicable U.S. state law. A change in the U.S. federal position towards enforcement could cripple the industry, rendering the Company unable to operate.
Moreover, a change in the U.S. federal position towards enforcement could result in U.S. federal law enforcement seizing the assets of the Company, which would result in a complete loss for the Company. Additionally, the U.S. federal government could extend enforcement of the antidrug laws against people who are assisting the medical marijuana industry, including investors and finance sources.
As discussed above, the cultivation, sale, and use of marijuana is illegal under U.S. federal law. Therefore, there is a compelling argument that banks cannot accept deposit funds from the medical marijuana business and therefore would not be able to do business with the Company. As such, the Company may have trouble finding a bank willing to accept its business.
There can be no assurance that banks in U.S. states currently or in the future will decide to do business with medical marijuana growers or retailers, or that in the absence of U.S. legislation, U.S. state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under U.S. federal law. This may make it difficult for the Company to open accounts, use the service of banks, and otherwise transact business, which in turn may negatively affect the Company.
COVID-19 Pandemic:
On January 30, 2020 the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, or liquidity.

SUPPLEMENTARY INFORMATION

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATING BALANCE SHEET
December 31, 2020
ASSETS
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT ASSETS
Cash and cash equivalents	$0	$7,746	$281,449	$0	$9,867	$646,213	$6,310	$5,804	$0	$957,389
Accounts receivable, net	0	0	60,000	0	0	225,143	(21)	(60)	0	285,062
Notes receivable	163,896	100,000	16,745,052	0	(2,684,088)	0	0	(3,370)	(14,057,594)	263,896
Inventories	0	0	276,812	0	0	3,040,265	232,480	0	0	3,549,557
Other current assets	122,384	0	195,353	0	0	0	60	0	(96,688)	221,109
TOTAL CURRENT ASSETS	286,280	107,746	17,558,666	0	(2,674,221)	3,911,621	238,829	2,374	(14,154,282)	5,277,013
PROPERTY AND EQUIPMENT, NET	67,708	0	7,302,149	46,067	5,064,536	0	0	0	0	12,480,460
OTHER ASSETS
Intangible and investments in related companies, net	39,686,508	21,540,258	4,564,588	41,862,377	0	0	0	0	(61,226,766)	46,426,965
Security deposits	0	0	34,753	6,400	0	0	0	200	0	41,353
TOTAL OTHER ASSETS	39,686,508	21,540,258	4,599,341	41,868,777	0	0	0	200	(61,226,766)	46,468,318
	$40,040,496	$21,648,004	$29,460,156	$41,914,844	$2,390,315	$3,911,621	$238,829	$2,574	$(75,381,048)	$64,225,791
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT LIABILITIES
Accounts payable	$0	$0	$231,724	$0	$0	$225,197	$1,080	$0	$0	$458,001
Accrued expenses	9,883,741	0	9,829,788	(6,760,886)	0	5,548,835	933,643	(2,758,547)	(15,854,073)	822,501
Current portion of capital lease liabilities	0	0	84,378	49,080	0	0	0	0	0	133,458
Current portion of long-term debt	0	0	0	0	1,468,063	0	0	0	0	1,468,063
Income tax payable	0	0	0	0	0	210,000	0	0	0	210,000
TOTAL CURRENT LIABILITIES	9,883,741	0	10,145,890	(6,711,806)	1,468,063	5,984,032	934,723	(2,758,547)	(15,854,073)	3,092,023
LONG-TERM LIABILITIES
Lease liabilities, net of current portion	0	0	54,536	0	0	0	0	0	0	54,536
Long-term debt, net of current portion	0	0	0	0	1,083,741	0	0	0	0	1,083,741
TOTAL LONG-TERM LIABILITIES	0	0	54,536	0	1,083,741	0	0	0	0	1,138,277
TOTAL LIABILITIES	9,883,741	0	10,200,426	(6,711,806)	2,551,804	5,984,032	934,723	(2,758,547)	(15,854,073)	4,230,300
MEMBERS’ EQUITY (DEFICIT)	30,156,755	21,648,004	19,259,730	48,626,650	(161,489)	(2,072,411)	(695,894)	2,761,121	(59,526,975)	59,995,491
	$40,040,496	$21,648,004	$29,460,156	$41,914,844	$2,390,315	$3,911,621	$238,829	$2,574	$(75,381,048)	$64,225,791

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATING STATEMENT OF OPERATIONS
Year ended December 31, 2020
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Cave Creek RE, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
OPERATING INCOME
Sales	$0	$3,566	$15,552,777	$0	$0	$20,591,054	$41,184	$732,004	$(16,272,281)	$20,648,304
Cost of sales	0	0	6,060,393	0	0	17,347,340	17,401	(44)	(13,621,575)	9,803,515
GROSS PROFIT	0	3,566	9,492,384	0	0	3,243,714	23,783	732,048	(2,650,706)	10,844,789
OPERATING EXPENSES
General and administrative expenses	1,231,457	5,834	2,800,805	(350)	(41,112)	2,662,660	498,174	44,990	(2,658,611)	4,543,847
Amortization	0	0	542,252	85,645	0	0	0	0	0	627,897
Depreciation	5,855	0	560,351	125,527	59,417	0	0	0	0	751,150
TOTAL OPERATING EXPENSES	1,237,312	5,834	3,903,408	210,822	18,305	2,662,660	498,174	44,990	(2,658,611)	5,922,894
INCOME (LOSS) FROM OPERATIONS	(1,237,312)	(2,268)	5,588,976	(210,822)	(18,305)	581,054	(474,391)	687,058	7,905	4,921,895
OTHER INCOME (EXPENSE)
Income from investments in related companies	0	0	0	24,517,659	0	0	0	0	0	24,517,659
Income from the sale of investment	0	885,678	0	0	0	0	0	0	0	885,678
Interest income (expense)	3,871	15	(26,854)	(9,279)	(143,183)	0	(15)	0	0	(175,445)
Gain (loss) on sale of property and equipment	0	0	94,918	(510,493)	0	0	0	0	0	(415,575)
Other income (expense)	(109,425)	0	(127)	0	0	0	0	113,226	0	3,674
	(105,554)	885,693	67,937	23,997,887	(143,183)	0	(15)	113,226	0	24,815,991
INCOME BEFORE PROVISION FOR INCOME TAXES	(1,342,866)	883,425	5,656,913	23,787,065	(161,488)	581,054	(474,406)	800,284	7,905	29,737,886
PROVISION FOR INCOME TAXES	0	0	0	0	0	210,000	0	0	0	210,000
NET INCOME (LOSS)	$(1,342,866)	$883,425	$5,656,913	$23,787,065	$(161,488)	$371,054	$(474,406)	$800,284	$7,905	$29,527,886

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES

DECEMBER 31, 2019
Pages
INDEPENDENT AUDITOR’S REPORT ON THE FINANCIAL STATEMENTS	I-165
FINANCIAL STATEMENTS
Consolidated Balance Sheet	I-166
Consolidated Statement of Operations	I-167
Consolidated Statement of Members’ Equity	I-168
Consolidated Statement of Cash Flows	I-169
Notes to Consolidated Financial Statements	I-170 – I-178
INDEPENDENT AUDITOR’S REPORT ON THE CONSOLIDATED SUPPLEMENTARY INFORMATION	I-140
Consolidated Schedule of General and Administrative Expenses	I-141
Consolidating Balance Sheet	I-142
Consolidating Statement of Operations	I-143

South Phoenix 4653 E Cotton Gin Loop, Suite 120 Phoenix, AZ 85040 – – – It’s about time.
INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Members Alternative Medical Enterprises, LLC and Affiliates
We have audited the accompanying consolidated financial statements of Alternative Medical Enterprises, LLC and Affiliates, which comprise the consolidated balance sheet as of December 31, 2019 and the related consolidated statement of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. ln making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.
An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alternative Medical Enterprises, LLC and Affiliates as of December 31, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Atlas CPAs & Advisors PLLC ATLAS CPAs & Advisors PLLC Phoenix, Arizona July 6, 2020
O: 602.431.9288 F: 602.431.9299

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,935,410
Accounts receivable	403,542
Notes receivable	1,078,217
Inventories	2,385,426
Prepaid expenses	302,237
TOTAL CURRENT ASSETS	6,104,832
LONG-TERM ASSETS
Property and equipment, net	4,938,004
Intangible assets, net	5,195,408
Investments, net	23,904,715
Security deposits	40,154
TOTAL LONG-TERM ASSETS	34,078,281
TOTAL ASSETS	$40,183,113
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$580,194
Accrued expenses and other liabilities	375,711
Notes payable	1,000,000
Current portion of capital leases	22,020
TOTAL CURRENT LIABILITIES	1,977,925
LONG-TERM PORTION OF CAPITAL LEASES	11,896
TOTAL LIABILITIES	1,989,821
MEMBERS’ EQUITY	38,193,292
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,183,113
The accompanying notes are an integral part of the financial statements.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
	Amount	Percent
Net Revenues	$14,482,050	100.0%
Cost of Revenues	8,620,878	59.5
Gross Profit	5,861,172	40.5
General and administrative expense	4,808,041	33.2
Amortization	1,300,447	9.0
Depreciation	445,177	3.1
	6,553,665	45.3
Loss from Operations	(692,493)	(4.8)
Other Income (Expense) Income from investee	8,036,184	55.5
Interest expense	(3,871)	(0.0)
Loss on sale of property and equipment	(25,077)	(0.2)
Interest income	1,218	0.0
Total Other Income	8,008,454	55.3
Net income	$7,315,961	50.5%
The accompanying notes are an integral part of the financial statements.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2019
Balances at December 31, 2018	$32,127,331
Repurchase of member’s interest	(1,250,000)
Net income	7,315,961
Balances at December 31, 2019	$38,193,292
The accompanying notes are an integral part of the financial statements.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,315,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	445,177
Amortization expense	1,300,447
Income from investee	(8,036,184)
Loss on sale of property and equipment	25,077
Effects of changes in operating assets and liabilities:
(Increase) decrease in operating assets
Accounts receivable	(259,788)
Prepaid expenses	62,574
Inventories	(317,509)
Increase (decrease) in operating liabilities
Accounts payable	383,619
Accrued expenses and other liabilities	109,610
Deferred revenue	(490,278)
Net cash provided by operating activities	538,706
CASH FLOWS FROM INVESTING ACTIVITIES
Distributions received from investments	287,000
Purchase of property and equipment	(513,031)
Proceeds from sale of property and equipment	17,500
Net cash used in investing activities	(208,531)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment on capital leases	(30,013)
Repurchase of member’s interest	(250,000)
Net cash used in financing activities	(280,013)
Net change in cash	50,162
Cash and cash equivalents – beginning of period	1,885,248
Cash and cash equivalents – end of period	$1,935,410
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Issuance of debt to repurchase member’s interest	$1,000,000
Interest paid	$3,871
The accompanying notes are an integral part of the financial statements.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
NOTE 1: BUSINESS ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Business Organization and Operations
Alternative Medical Enterprises, LLC and Affiliates consists of the following entities:
Alternative Medical Enterprises, LLC (aka WP&RS Enterprises, LLC) was organized in 2014 under the laws of the State of Florida. Alternative Medical Enterprises, LLC, through its subsidiaries, provides alternative medicines in the form of cannabis and cannabis related products (MMJ).
As of December 31, 2019, Alternative Medical Enterprises, LLC owns 100% of the following companies:
AltMed, LLC, a Florida limited liability company, was formed in 2014, and it owns 41% of a license in Florida to grow, process, and dispense MMJ. NuTrae, LLC, a Florida limited liability company, was formed in 2014, and develops products for MMJ delivery systems and licenses intellectual property to other parties. Agronomy Holdings, LLC (aka AltMed North America, LLC), a Florida limited liability company, was formed in 2015, and is a holding company for ventures entered outside the state of Florida. MuV Health, LLC, an Arizona limited liability company, was organized in 2019 to produce and sell CBD only products.
As of December 31, 2019, Agronomy Holdings, LLC owns 100% of Agronomy Innovations, LLC, an Arizona limited liability company, was acquired during 2015, and is an MMJ grow facility located in Arizona.
Fort Consulting, LLC operates as a Medical Marijuana Dispensary and under the rules and regulations of the Arizona Department of Health Services — Medical Marijuana Program. The Dispensary’s primary mission is to run a patient-centric wellness which processes the highest-grade medical marijuana in Arizona. The Dispensary has a goal of infusing horticultural innovations and sympathetic treatments into the Arizona Medical marijuana industry and is committed to combining mental and physical health in a format previously inaccessible to terminally ill and other patients. The Dispensary has a one year license with the Arizona Department of Health Services to operate a Medical Marijuana Dispensary in the state of Arizona. The contract is renewed annually. The Dispensary is an Arizona nonprofit Organization, incorporated under the laws of the state of Arizona in July, 2016.
Alternative Medical Enterprises, LLC, AltMed, LLC, NuTrae, LLC, Agronomy Holdings, LLC, Agronomy Innovations, LLC, Fort Consulting, LLC, Vida Pets, LLC and MUV Health, LLC will be referred to herein as “the LLCs”.
While part of the Company’s operation is considered legal under state and local law, the sale of marijuana for any purpose is still illegal under federal law. Management believes it is unlikely that the federal government will force the closing of the facilities. However, action by the federal government could result in significant losses to the Company as well as potential exposure to criminal charges for the trafficking of a substance deemed illegal under federal law.
Significant Accounting Policies
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Alternative Medical Enterprises, LLC and its affiliates, the LLCs, collectively referred to as “the Company” which are affiliated by virtue of common ownership and control. All significant intercompany transactions and balances have been eliminated in the consolidation.
Nature of Activities
The Company’s operations are dependent on economic and legal conditions which affect the medicinal cannabis and health care industries, and changes in those conditions may affect the Company’s continuing

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
operations. While the nature of the Company’s business is legalized and approved by the states of Florida and Arizona, it is considered to be an illegal activity under federal law. Accordingly, certain additional risks and uncertainties are prevalent as discussed in the following notes.
Basis of Accounting
The financial statements of the Company have been prepared on the accrual basis of accounting. In accordance with this method of accounting, revenue is recognized in the period in which it is earned, and expenses are recognized in the period in which they are incurred. All revenue and expenses which are applicable to future periods have been presented as deferred or prepaid on the accompanying balance sheet.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
The Company recognizes revenue as the products are sold and delivered to individual customers. No ongoing warranties are provided.
Cash and cash equivalents
The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
Credit Risk
The Company maintains cash balances at financial institutions in excess of federally insured limits from time to time. The Company has experienced no losses due to this concentration.
Accounts Receivable
The Company provides for potentially uncollectable accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, prior history of uncollectable accounts receivable and existing economic conditions. Normal accounts receivable are due 15 days after the issuance of the invoice. Receivables past due more than 60 days are considered delinquent. The allowance for doubtful accounts was $2,894 as of December 31, 2019. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.
Inventories
Inventories are valued at the lower of cost (first in, first out basis) or market, and consist primarily of production supplies and materials.
Notes Receivable
The Company sold interests to related parties in exchange for notes receivable in the amount of the interest sold. The expectation was that these notes would be paid within three years. Any distributions the related parties receive as their share of income will first go towards the payment of the note receivable, and

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
only after that note has been paid will they receive future distributions. The balance of notes receivable as of December 31, 2019 is $163,895.
At December 31, 2019, the Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2020 and a face amount of $1,400,000. The balance of the note as of December 31, 2019 is $914,322.
Prepaid Expenses
The Company pays for certain expenses in advance of receipt of goods or services. The amount is expensed over the term of contract or period for which the expenses are paid, using the straight line method.
Property and Equipment
Property and equipment are recorded at cost and are depreciated on the straight-line method over their estimated useful lives which range from 5 to 10 years. Leasehold improvements are depreciated over the lesser of the useful life or the lease term.
Income Taxes
As limited liability companies, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage of ownership. Therefore, no provision for income taxes has been included in the consolidated financial statements.
Deferred Income Taxes — Fort Consulting, LLC — Income taxes are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and tax purposes). The deferred tax liability represents future tax return consequences for those differences, which will be deductible when the assets and liabilities are recovered or settled.
U.S. GAAP requires management to perform an evaluation of all income tax positions taken or expected to be taken in the course of preparing the Company’s income tax returns to determine whether the income tax positions meet a “more likely than not” standard of being sustained under examination by the applicable taxing authorities. This evaluation is required to be performed for all open tax years, as defined by the various statutes of limitations, for Federal and state purposes.
With limited exceptions, the Company is no longer subject to income tax examination for returns filed more than three year ago. The Company believes the only year open for potential IRS audits are the year ending December 31, 2017, 2018 and 2019. Management has performed an evaluation of income tax positions taken on all open income tax returns and has determined that there were no positions taken that do not meet the “more likely than not” standard. Accordingly, there are no provisions for income taxes, penalties, or interest receivable or payable relating to uncertain tax positions in the accompanying consolidated financial statements.
On December 22, 2017, the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) was signed into law by President Trump. The Tax Act contains significant changes to corporate taxation, including reduction of the corporate tax rate from 35% to 21%, limitation of the tax deduction for interest expense to 30% of earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Since the Company elected to be taxed as a C-corporation, the Tax Act had no impact on the financial statements.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
Fair Value Measurements
GAAP regarding fair value measurements clarifies the definition of fair value for financial reporting and establishes a three-tier hierarchy as a framework for measuring fair value which requires an entity to give the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements) when measuring fair value. The standard also requires additional disclosure about the use of fair value measurements.
Fair value is defined as the price to sell an asset or transfer a liability between market participants as of the measurement date. The three levels of the fair value hierarchy under this standard are as follows:
Level 1 — Quoted market prices in active markets for identical assets or liabilities
Level 2 — Observable market-based inputs or unobservable inputs corroborated by market data
Level 3 — Unobservable inputs reflecting the reporting entities own assumptions
Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy levels.
The Company has a number of financial instruments, none of which are held for trading purposes and are measured using Level 3 measurements. The Company estimates that the fair value of all financial instruments at December 31, 2019 does not materially differ from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The Company, using available market information and appropriate valuation methodologies, has determined the estimated fair value amounts. Considerable judgment is necessary in interpreting market data to develop estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.
Advertising
The Company expenses advertising as incurred. Advertising expenses were $202,891 for the year ended December 31, 2019.
Research and Development
The Company, from time to time, engages in research and development activities. Those costs are charged to operations as incurred. As of December 31, 2019, the Company had research and development expenses of $455.
NOTE 2: INVENTORIES
The Company’s inventories, primarily made up of cannabis related products, as of December 31, 2019, consist of the following:
Raw materials	$611,666
Work-in-progress	1,021,507
Finished goods	752,253
$2,385,426

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
NOTE 3: INCOME TAX STATUS — FORT CONSULTING, LLC
Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and elected to be taxed as a C-corporation for Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.
Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company accounts for uncertain tax positions in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 provides a comprehensive model for the recognition, measurement and disclosure in the financial statements of uncertain tax positions that the Company has taken or expects to take on a tax return. Under this standard, the Company can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position. Otherwise, no benefit can be recognized. The tax benefits recognized are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.
The Company has not recorded a deferred tax asset for the net operating loss incurred for the period from inception to December 31, 2019 due to the uncertainty of the benefit of the loss being realized. Therefore, if recorded the Company would provide for a valuation allowance equal to the potential realized benefit. In the future if the Company receives benefit from this net operating loss the financial statements will reflect this benefit through a reduction of the valuation allowance. As of December 31, 2019, the net operating loss carryover is approximately $1,070,000.
NOTE 4: PROPERTY AND EQUIPMENT
Property and equipment as of December 31, 2019 are summarized as follows:
Buildings and improvements	$4,268,411
Furniture and equipments	1,482,743
Vehicles	191,064
Construction in progress	180,131
Land and improvements	78,040
6,200,389
Less: accumulated depreciation	(1,262,385)
Total property, plant and equipment	$4,938,004
Depreciation expense for the year ended December 31, 2019 totaled $445,177. The value of vehicles and equipment held under capital leases for the year ended December 31, 2019 totaled $184,640.
NOTE 5: INVESTMENTS AND NOTES RECEIVABLES
The Company has two investments as listed below:
Investment in related company
In 2016, the Company invested $1,201,000 in a minority interest (10%) of a farm in Colorado. The investment is recorded using the equity method. The Company does not have significant influence or control. Below is a reconciliation of this investment:

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
Balance, beginning of year	$863,703
Current year income	50,619
Balance, end of year	$914,322
Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:
Total Assets	$6,020,085
Total Liabilities	$1,053,799
Total Equity	4,966,286
$6,020,085
Total Income	$506,190
Total Expenses	2,313,987
Net Loss	$(1,807,797)
At December 31, 2019, the Company’s share in one of its related parties was repurchased for $1,800,000 in exchange for cash and a promissory note with a maturity date of December 31, 2020 with a face amount of $1,400,000 (Note 1). As of December 31 2019, the balance of notes receivable is $914,322 with an allowance for doubtful accounts totaling $885,678.
The promissory note is payable in three monthly installments of $32,000 starting March 1, 2020 and the balance payable in full on December 31, 2020. As of the report date, the amount collected is $364,000.
Investment in related company
The Company has invested $16,206,150 for a minority interest (41%) in a Company in Florida. The investment has been recorded at equity method as the Company has significant influence or control. Below is a reconciliation of this investment:
Balance, beginning of year	$16,206,150
Distributions during the year	(287,000)
Share in current year net income	7,985,565
Balance, end of year	$23,904,715
Below is a summary of the balance sheet and income statement of the entity that the Company has invested in:
Total Assets	$42,483,242
Total Liabilities	$8,508,588
Total Equity	33,974,654
$42,483,242
Total Income	$28,113,124
Total Expenses	9,500,453
Net Income	$18,612,671
In 2019, the Company recorded the investment using the equity method which resulted in an adjustment related to previous period shares in related company’s income of $354,370. The amount is not significant and was included as part of current year income from investment.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
NOTE 6: INTANGIBLES
Goodwill, net of impairment
Goodwill is from the 2015 purchase of Agronomy Innovations, LLC. The purchase of Agronomy Innovations, LLC for $775,000 was to establish a foothold in Arizona by obtaining a grow facility that was already established and provide the Company the opportunity to do business in Arizona. The entire purchase price went towards goodwill as there were almost no assets purchased. The Company has elected to amortize this asset over 10 years for book purposes. The accumulated amortization at December 31, 2019 was $342,292.
Right to use agreement
The Company contracted with a nursery in Florida for the use of their farm land. In exchange for $310,000 worth of Class A Units, the Company obtained the right to grow Medical Marijuana on their land for a 7-year period. Management has elected to amortize this intangible asset over 7 years, which is the term of the lease. Accumulated amortization expense for the year ended December 31, 2019 was $221,429. Net book value of the asset was $88,571 as of December 31, 2019.
Cultivation and management agreement
During 2017 the Company entered into a cultivation and management agreement for a marijuana grow and dispensary operation in Arizona with a related party. The Company entered into a cultivation and management agreement and requires the Company to provide cultivation and management services to a related party (under common control). The Company receives a fee for these services on a monthly basis. The Company has experience and expertise in managing the medical marijuana program and its associated retail operation. The Company oversees the day to day operations of the dispensary and cultivation site and provides services related to the purchase and sales of the product. The Company is also involved in ensuring that the Company is compliant with all Federal, State and local laws applicable to the Company. The total fee for cultivation services for the year ended December 31, 2019 was $13,249,504. The total management fees related to this management agreement for the year ended December 31, 2019 was $2,037,290.
Royalty agreement
During 2017 the Company negotiated the buyout of a royalty agreement with an outside third party. The Company paid the outside third party a total of $1,200,000. The Company is amortizing this asset over the term of the original agreement and recognizing expense as the payments would have been made based on the revenue earned. The total expense related to the agreement for the year ended December 31, 2019 was $1,069,111.
NOTE 7: CLASS A UNITS SOLD
The Company has sold ownership interests to related and non-related parties (Subscriber), in the form of Class A Units (“Units”). These Units are restricted securities under applicable U.S. Federal and state securities laws, and the Units cannot be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by Subscriber, and must be held indefinitely unless Subscriber’s offer and sale of the Units are subsequently registered under the Securities Act, and any applicable state securities laws, or an exemption from such registration is available. Subscriber understands and agrees that the Company has no obligation or intent (i) to register any of the Units under the Securities Act or any applicable state securities laws; (ii) to take any action so as to permit sales pursuant to Rule 144 under the Securities Act; and (iii) the Company has not covenanted to assure that such Rule 144 is, or will be, available for resale of the Units.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
Subscriber understands and agrees that (i) there will be no public market for the Units; (ii) the investment in the Units is not liquid; and (iii) Subscriber must bear the economic risk of the Subscriber’s investment in the Units for an indefinite period of time.
The total value, net of redemptions, (and total number) of Class A Units outstanding as of December 31, 2019 was $47,703,986.
NOTE 8: NOTE PAYABLE
In 2019, the Company issued a promissory note amounting to $1,250,000 payable within one year from the date of the note. The promissory note is to be paid in two installments, and such amount shall accrue interest at a rate of 15%. As of December 31, 2019, notes payable is $1,000,000.
NOTE 9: LEASE COMMITMENTS
Operating Leases
The Company leased office space in Sarasota, Florida under an initial non-cancelable agreement which was expiring in June 2019, with monthly rent of $6,400. The agreement was amended effective July 2018 expiring on July 2020 with a monthly payment of $6,592 from July 2018 till July 2019 and $6,790 from July 2019 till July 2020.
The Company leases office space in Coolidge, Arizona from a related party under a non-cancelable agreement which expires in May 2021, with increasing monthly payments. As of December 31, 2019 the monthly payment was $24,662. U.S. GAAP for non-level lease payments requires the rent expense to be reported on a straight-line method over the life of the lease. Accordingly, the Company has recorded a deferred rent liability, recognized in accrued expenses and other liabilities on the consolidated balance sheet. The total deferred rent associated with this lease was not material to the financial statements as of December 31, 2019.
The Company leases a dispensary facility in Arizona with a term of five years starting July 2017 with a monthly payment of $7,000.
Rent expense under the operating leases for the year ended December 31, 2019 was $500,527. The total minimum future lease payments are as follows:
Years Ending December 31,
2020	$285,879
2021	70,360
356,239
Less: Current portion	(285,879)
Total long-term obligations	$70,360
Capital Leases
During 2016, the Company entered into non-cancelable capital leases for lab equipment and a vehicle expiring in various year through 2021. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payment or the fair value of the assets. The assets are depreciated over the lower of their related lease terms. The cost of these assets are $184,640 and accumulated depreciation is $78,587 for the year ended December 31, 2019.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
The future minimum lease payments are as follows:
Years Ending December 31,
2020	$22,020
2021	11,896
33,916
Less: Current portion	(22,020)
Total Capital Lease Obligations	$11,896
Interest rates on capitalized leases vary from 6.6% to 10.2% and are imputed based on the lower of the Company’s incremental borrowing rate at the time of inception of each lease or the lessor’s implicit rate of return.
NOTE 10: RELATED PARTY TRANSACTIONS
The LLCs entered into management agreement with a company (the management company) that is owned by a related party that provides management services for all the LLCs. There is no formal written agreement. The terms of the verbal agreement state that the LLCs must pay the management company’s service fees and reimburse any out-of-pocket expenses. The total amount of related party management fees for the year ended December 31, 2019 was $2,037,290.
There was a total of $336,135 paid to members of the LLCs in the form of guaranteed payments for the year ended December 31, 2019.
NOTE 11: CONTINGENCIES
Compliance
The Company’s compliance with certain laws and regulations is subject to review by the various states in which they operate. Although such reviews could result in adverse decisions, it is the opinion of management that any matters could be resolved without significant impact to the operations of the Company.
Litigation
The Company is contingently liable for claims and judgments resulting from lawsuits incidental to the normal operation of a company. In the opinion of the Company’s management, the Company’s insurance coverage is adequate to cover claims relating to normal operations and any lawsuit that might adversely impact the Company would not have a material effect on the financial statements. Accordingly, no provision for possible losses is reflected in the financial statements.
Illegal Activity — Federal
Even though medical marijuana dispensaries are legal under Arizona law, they are still illegal under federal law and as such the Company could be subject to fines, penalties, lawsuits or a closure of the Company from the federal government. Management believes that this is minimal risk.
NOTE 12: SUBSEQUENT EVENTS
Subsequent events have been evaluated through July 6, 2020 which is the date the consolidated financial statements were available to be issued. In 2020, domestic and international economies face uncertainty related to the impact of the COVID-19 disease. The Company may be adversely affected through lack of raw materials availability, interruptions in shipping and manufacturing process, idle or vacant facilities, and decrease in revenue. Management is currently evaluating the impact it will have on future operations.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2019
SUPPLEMENTARY INFORMATION

South Phoenix 4653 E Cotton Gin Loop, Suite 120 Phoenix, AZ 85040 - - - - It’s about time.
INDEPENDENT AUDITOR’S REPORT ON
THE CONSOLIDATED SUPPLEMENTARY INFORMATION
To the Board of Directors and Members
Alternative Medical Enterprises, LLC and Affiliates
Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying supplementary information concerning equity is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the consolidated financial statements.
The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements; or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.
In the Supplementary Information section of our Audit Report and Financial Statements package, dated July 10, 2018, the information relating to investments in subsidiaries was calculated by management using the cost method, rather that the equity method, which is the appropriate method, in accordance with accounting standards generally accepted in the United States (“US GAAP”). According to our analysis of the Consolidated Financial Statements of the entity, this departure from US GAAP does not have a material impact on the fair presentation of the consolidated financial position of the entity, as a whole.
In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.
/s/ Atlas CPAs & Advisors PLLC ATLAS CPAs & Advisors PLLC Phoenix, Arizona July 6, 2020
O: 602.431.9288 F: 602.431.9299

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2019
	Amount	Percent
REVENUE	$14,482,050	100.0%
Payroll expense	1,303,647	9.0
Professional fees	1,344,261	9.3
Office expense	152,224	1.1
Rent expense	504,336	3.5
Utilities	439,816	3.0
Advertising	202,891	1.4
Repairs and maintenance	193,982	1.3
Insurance expense	169,426	1.2
Travel expense	132,928	0.9
Bank service charges	104,152	0.7
License and fees	81,537	0.6
Telecommunication and internet	66,713	0.5
Bad debt	37,858	0.3
Supplies	34,867	0.2
Meals and entertainment	14,417	0.1
Automobile expense	13,000	0.1
Dues and subscriptions	9,786	0.1
Cash donations	2,200	0.0
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	$4,808,041	33.2%
See independent auditor’s report on supplementary information.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2019
	ASSETS
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Fort Consulting LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT ASSETS
Cash and cash equivalents	$5,495	$9,792	$921,491	$10,577	$943,628	$26,203	$18,224	$—	$1,935,410
Accounts receivable	—	—	—	—	400,040	—	3,502	—	403,542
Notes receivable	163,895	914,322	—	—	—	—	—	—	1,078,217
Inventories	—	—	382,206	—	1,773,760	229,460	—	—	2,385,426
Due from, related party	84,593	—	6,609,549	287,000	33,110	10,000	2,050,270	(9,074,522)	—
Prepaid expenses	117,886	—	184,351	—	—	—	—	—	302,237
TOTAL CURRENT ASSETS	371,869	924,114	8,097,597	297,577	3,150,538	265,663	2,071,996	(9,074,522)	6,104,832
LONG-TERM ASSETS
Property and equipment, net	82,390	—	4,312,942	542,672	—	—	—	—	4,938,004
Intangible assets, net	—	—	5,106,838	88,570	—	—	—	—	5,195,408
Investments, net	39,686,509	19,840,466	—	23,904,715	—	—	—	(59,526,975)	23,904,715
Security deposits	—	—	33,554	6,400	—	—	200	—	40,154
TOTAL LONG-TERM ASSETS	39,768,899	19,840,466	9,453,334	24,542,357	—	—	200	(59,526,975)	34,078,281
TOTAL ASSETS	$40,140,768	20,764,580	$17,550,931	$24,839,934	$3,150,538	$265,663	$2,072,196	$(68,601,497)	$40,183,113
	LIABILITIES AND MEMBERS’ EQUITY
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
CURRENT LIABILITIES
Accounts payable	$19,159	$—	$75,504	$350	$404,187	$65,250	$15,744	$—	$580,194
Accrued expenses and other liabilities	6,817	—	287,229	—	80,645	—	1,020	—	375,711
Due to related parties	1,111,585	—	2,337,270	—	5,109,174	421,900	94,593	(9,074,522)	—
Notes payable	—	—	1,000,000	—	—	—	—	—	1,000,000
Current portion of capital leases	—	—	22,020	—	—	—	—	—	22,020
TOTAL CURRENT LIABILITIES	1,137,561	—	3,722,023	350	5,594,006	487,150	111,357	(9,074,522)	1,977,925
LONG-TERM PORTION OF CAPITAL LEASES	—	—	11,896	—	—	—	—	—	11,896
TOTAL LIABILITIES	1,137,561	—	3,733,919	350	5,594,006	487,150	111,357	(9,074,522)	1,989,821
MEMBERS’ EQUITY	39,003,207	20,764,580	13,817,012	24,839,584	(2,443,468)	(221,487)	1,960,839	(59,526,975)	38,193,292
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$40,140,768	$20,764,580	$17,550,931	$24,839,934	$3,150,538	$265,663	$2,072,196	$(68,601,497)	$40,183,113
See independent auditor’s report on supplementary information.

ALTERNATIVE MEDICAL ENTERPRISES, LLC AND AFFILIATES
CONSOLIDATING STATEMENT OF OPERATION
DECEMBER 31, 2019
	Alternative Medical Enterprises, LLC	Agronomy Holdings, LLC	Agronomy Innovations, LLC	AltMed, LLC	Fort Consulting, LLC	MuV Health LLC	NuTrae, LLC	Elimination	Total
Net Revenues	$—	$—	$9,998,619	$—	$13,981,195	$—	$1,068,591	$(10,566,355)	$14,482,050
Cost of Revenues	16,033	—	3,812,555	—	13,249,504	—	82,428	(8,539,642)	8,620,878
Gross Profit (Loss)	(16,033)	—	6,186,064	—	731,691	—	986,163	(2,026,713)	5,861,172
General and Administrative Expenses	887,710	—	3,628,089	—	2,075,148	221,487	22,320	(2,026,713)	4,808,041
Amortization	—	—	1,256,161	44,286	—	—	—	—	1,300,447
Depreciation	5,885	—	404,187	35,105	—	—	—	—	445,177
Income (Loss) from Operations	(909,628)	—	897,627	(79,391)	(1,343,457)	(221,487)	963,843	—	(692,493)
Other Income (Expense)
Income from investee	—	50,619	—	7,985,565	—	—	—	—	8,036,184
Interest expense	(3,871)	—	—	—	—	—	—	—	(3,871)
Loss on sale of property and equipment	—	—	(25,077)	—	—	—	—	—	(25,077)
Interest income	53	178	779	192	—	—	16	—	1,218
Total Other Income (Expense)	(3,818)	50,797	(24,298)	7,985,757	—	—	16	—	8,008,454
Net Income (Loss)	$(913,446)	$50,797	$873,329	$7,906,366	$(1,343,457)	$(221,487)	$963,859	$—	$7,315,961
See independent auditor’s report on supplementary information.

Page(s)
UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
Condensed Consolidated Balance Sheets	I-182
Unaudited Interim Condensed Consolidated Statements of Operations	I-186
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity	I-187 – I-188
Unaudited Interim Condensed Consolidated Statements of Cash Flows	I-189 – I-190
Unaudited Interim Notes to the Condensed Consolidated Financial Statements	I-191

VERANO HOLDINGS CORP.
Condensed Consolidated Balance Sheets
As of March 31, 2022 & December 31, 2021
($ in Thousands except share and per share amounts)
	March 31, 2022	December 31, 2021
	(Unaudited and As Restated)	(As Restated)
ASSETS
Current Assets:
Cash and cash equivalents	$139,637	$99,118
Accounts Receivable, net	17,676	17,410
Notes Receivable	—	285
Inventory	163,781	140,703
Prepaid Expenses and Other Current Assets	22,583	19,528
Total Current Assets	343,677	277,044
Property, Plant and Equipment, net	479,747	452,232
Right Of Use Assets, net	66,522	61,346
Intangible Assets, net	1,368,358	1,379,913
Goodwill	375,725	368,130
Investment in Associates	7,396	7,491
Deposits and Other Assets	2,514	2,499
TOTAL ASSETS	$2,643,939	$2,548,655
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$61,050	$45,172
Accrued Liabilities	25,332	42,149
Income Tax Payable	183,823	154,512
Current Portion of Lease Liabilities	7,427	6,563
Current Portion of Notes Payable	10,386	13,771
Acquisition Consideration Payable	137,783	208,349
Total Current Liabilities	425,801	470,516
Long-Term Liabilities:
Deferred Revenue	1,067	1,183
Notes Payable, net of Current Portion	373,858	276,154
Lease Liabilities, net of Current Portion	61,458	56,812
Deferred Income Taxes	258,972	262,184
Total Long-Term Liabilities	695,355	596,333
TOTAL LIABILITIES	$1,121,156	$1,066,849
SHAREHOLDERS’ EQUITY	1,522,783	1,480,530
NON-CONTROLLING INTEREST	—	1,276
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,643,939	$2,548,655
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2022 & March 31, 2021
($ in Thousands except share and per share amounts)
	March 31, 2022	March 31, 2021
	(Unaudited and As Restated)	(Unaudited and As Restated)
Revenues, net of discounts	$202,235	$120,895
Cost of Goods Sold, net	103,618	66,605
Gross Profit	98,617	54,290
Operating Expenses	89,560	42,665
Income from Investments in Associates	2,005	803
Income From Operations	11,062	12,428
Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(990)	—
Gain on Deconsolidation	9,558	—
Gain on Previously Held Equity Interest	14,099	—
Other Income (Expense), net	2,534	(867)
Interest Expense, net	(10,671)	(1,767)
Total Other Income (Expense)	14,530	(2,634)
Net Income Before Provision for Income Taxes and Non-Controlling Interest	25,592	9,794
Provision For Income Taxes	(25,515)	(16,414)
Net Income (Loss) Before Non-Controlling Interest	77	(6,620)
Net Income Attributable to Non-Controlling Interest	291	1,266
Net Loss Attributable to Verano Holdings Corp.	$(214)	$(7,886)
Net Loss per share – basic	(0.00)	(0.03)
Net Loss per share – diluted	(0.00)	(0.03)
Basic – weighted average shares outstanding	326,285,814	230,582,166
Diluted – weighted average shares outstanding	326,285,814	230,582,166
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity
For the Three Months Ended March 31, 2022 & March 31, 2021
($ in Thousands)
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Balance as of January 1, 2021	279,900,000	—	$137,914	$9,247	$6,237	$153,398
RTO – related issuances, net	—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units	(279,900,000)	279,900,000	—	—	—	—
Reverse takeover (“RTO Financing”), net	—	10,100,000	95,420	—	—	95,420
Distributions to minority holders	—	—	—	—	(100)	(100)
Share-based compensation	—	—	6,614	—	—	6,614
Issuance of shares in conjunction with acquisitions	—	3,199,219	62,898	—	—	62,898
Warrants issued and exercised	—	—	75,100	—	—	75,100
Net Income (Loss)	—	—	—	(7,886)	1,266	(6,620)
Balance as of March 31, 2021 (As Restated)	—	293,199,219	$1,030,163	$1,361	$7,403	$1,038,927
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity (Continued)
For the Three Months Ended March 31, 2022 & March 31, 2021
($ in Thousands)
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Balance as of January 1, 2022 (As Restated)	—	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806
Share-based compensation	—	771,337	11,742	—	—	11,742
Issuance of shares in conjunction with acquisition	—	1,403,067	13,220	—	—	13,220
Noncontrolling interest adjustment for change in ownership	—	—	—	—	(1,567)	(1,567)
Contingent consideration & other adjustments to purchase accounting	—	1,381,332	17,505	—	—	17,505
Net Income	—	—	—	(214)	291	77
Balance as of March 31, 2022 (As Restated)	—	327,868,398	$1,578,232	$(55,449)	$—	$1,522,783
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Cash Flow Statements
For the Three Months Ended March 31, 2022 and March 31, 2021
($ in Thousands)
	March 31, 2022	March 31, 2021
	(Unaudited and As Restated)	(As Restated)
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(214)	$(7,886)
Net income attributable to non-controlling interest	291	1,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	34,434	11,783
Non-cash interest expense	674	357
Non-cash interest income	—	(237)
Non-cash inventory step-up expense on acquisitions	4,612	17,844
Loss on disposal of property, plant and equipment	990	—
Gain on deconsolidation	(9,558)	—
Gain on Disposal of Investments in Associates	(14,099)	—
Bad debt expense	—	68
Amortization of debt issuance costs	1,514	136
Unrealized gain on marketable securities	(66)	—
Write-off of note receivable	(3)	—
Income from underlying investees	(455)	(6,702)
Loss (income) on share issuance	3,592	(125)
Decrease in fair value of contingent consideration	(2,467)	—
Stock based compensation	10,912	5,752
Changes in operating assets and liabilities:
Accounts receivable	(269)	(6,131)
Inventories	(26,595)	(19,239)
Prepaid expenses and other current assets	1,117	(5,522)
Deposits and other assets	695	1,071
Accounts payable	19,873	10,942
Accrued liabilities	(12,233)	1,827
Lease Liabilities	(2,955)	(1,217)
Income tax payable	27,995	22,180
Deferred taxes	(3,212)	(240)
Deferred revenue	(116)	(997)
NET CASH PROVIDED BY OPERATING ACTIVITIES	34,457	24,930
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(48,300)	(36,402)
Proceeds from disposal of assets	1,818	734
Advances to related parties	—	20
Distributions to minority holders	—	(100)
Purchases of intangible assets	—	(7,460)
Acquisition of business, net of cash acquired	(60,082)	(38,573)
Proceeds from sale deconsolidation and investment in Associates	19,821	—
Purchase of interest in investment in associates	—	(3,350)
Dividend received from investments in associates	—	10,275
Issuance of note receivable	—	(147)
Proceeds from note receivable	—	2,931
Interest received on note receivable	—	4
NET CASH USED IN INVESTING ACTIVITIES	(86,743)	(72,068)
.
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Cash Flow Statements
For the Three Months Ended March 31, 2022 and March 31, 2021
($ in Thousands)
	March 31, 2022	March 31, 2021
	(Unaudited and As Restated)	(As Restated)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	102,660	—
Principal repayments of notes payable	(6,870)	(7,516)
Debt issuance costs paid	(2,985)	—
Proceeds received from RTO Financing	—	75,420
Cash received in warrant private placement	—	75,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	92,805	143,004
NET INCREASE IN CASH	40,519	95,866
CASH, BEGINNING OF PERIOD	99,118	16,402
CASH, END OF PERIOD	$139,637	$112,268
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$9,999	$1,648
NONCASH INVESTING AND FINANCING ACTIVITIES
Accrued capital expenditures	$541	$1,200
Consideration received in stock for the disposal of assets	$3,776	$—
Issuance of shares under business combinations	$27,135	$690,109
Acquisitions
Tangible and Intangible assets acquired, net of cash	$17,532	$787,405
Liabilities assumed	(3,981)	(215,083)
Acquisition consideration payable	38,936	(731,059)
Goodwill	7,595	197,310
	$60,082	$38,573
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
1.
OVERVIEW AND BASIS OF PRESENTATION

(a)
Description of Business

References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings Corp. and its subsidiaries, licensees, and managed entities.
Verano is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, controls, and/or has licensing, consulting or other commercial agreements with cultivation, processing, and retail licensees across fifteen state markets (Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia).
In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, processing, or retail licenses.
On February 11, 2021, the Company completed a reverse takeover transaction (“RTO”) as further described in Note 3. Thereafter, the Company’s Class A Subordinate Voting Shares (the “Subordinate Voting Shares) were listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VRNO” and subsequently began to be quoted in the United States on the OTCQX marketplace operated by the OTC Market Group, under the ticker symbol “VRNOF”.
The Company’s corporate headquarters is located at 415 North Dearborn St., Suite 400, Chicago, Illinois 60654.
(b)
Basis of Presentation

The consolidated financial statements for the three months ended March 31, 2022 and March 31, 2021, have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Unless otherwise indicated, all references to “$” or “US$” in this document refer to United States dollars, and all references to “C$” refer to Canadian dollars. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2021, included in the Company’s registration statement on Form 10 filed on April 26, 2022. The accompanying condensed consolidated financial statements include the accounts of Verano Holdings, Corp. and its wholly owned subsidiaries.
(c)
Basis of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries, as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation. All transactions and balances between these entities have been eliminated upon consolidation.
(d)
Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies as described in Note 2 of the Company’s registration statement on Form 10 filed on April 26, 2022.
(e)
Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the treasury stock method, by dividing the net earnings (losses) attributable to members by the weighted average number of shares (on an as converted to Subordinate Voting Shares basis) outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding shares and consequently are not included

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
1.
OVERVIEW AND BASIS OF PRESENTATION (continued)

in the earnings (loss) per share calculations. Diluted income per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential shares.
To determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive share options would be used to repurchase shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of share options and convertible debt that would increase earnings per share or decrease loss per share. No potentially dilutive share equivalents were included in the computation of diluted loss per share for the three months ended March 31, 2022 and 2021 because their impact would have been anti-dilutive.
(f)
Recently Issued Accounting Standards

The Company reviews recently issued accounting standards on a quarterly basis and has determined there are no standards yet to be adopted which are relevant to the Company’s business for disclosure.
(g)
Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.
The Company’s unaudited interim condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill; long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during the three months ended March 31, 2022, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or of its supply chain partners’ employees.
2.
REVERSE TAKEOVER TRANSACTION (“RTO”)

On December 14, 2020, Verano Holdings, LLC, a Delaware limited liability company, Majesta Minerals, Inc., an Alberta corporation (the “Public Corporation”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation (“Majesta SubCo”), entered into an arrangement agreement (as amended January 26, 2021, the “Definitive Agreement”), pursuant to which the Company would result from the reverse takeover transaction contemplated thereby (the “RTO”).
In accordance with the plan of arrangement forming part of the Definitive Agreement (the “Plan of Arrangement”), the Public Corporation changed its name to “Verano Holdings Corp.” and completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
2.
REVERSE TAKEOVER TRANSACTION (“RTO”) (continued)

In accordance with the terms of the Plan of Arrangement, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued on January 21, 2021, at a price per Subscription Receipt of $102, for aggregate gross proceeds of $100,000 (the “RTO Financing”). In the RTO Financing, the Company issued a total of 10,000,000 Subordinate Voting Shares to the purchasers of the Subscription Receipts and 578,354 Subordinate Voting Shares and $4,580 in transactions costs to the offering agents as a broker fee.
The Public Corporation reorganized capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of Class B Proportionate Voting Shares (the “Proportionate Voting Shares”). Pursuant to the Plan of Arrangement, thereafter Verano FinCo amalgamated with Majesta SubCo. Majesta SubCo was then liquidated, and the net proceeds of the RTO Financing transferred to the Company, as the resulting corporation in the RTO.
The members of Verano Holdings, LLC, and owners of certain of its subsidiaries, through a series of transactions, exchanged their ownership interests in Verano Holdings LLC and such subsidiaries for 96,892,040 Subordinate Voting Shares and 1,172,382 Proportionate Voting Shares. In connection with the Company’s acquisitions (Note 9) of Alternative Medical Enterprises, LLC, Plants of Ruskin GPS, LLC, and RVC 360, LLC (collectively, the “AME Parties”), that occurred concurrently with the RTO, the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for 18,092,987 Subordinate Voting Shares and 470,984. Proportionate Voting Shares, plus cash consideration, as further described in Note 9. The members of the AME Parties received $20,000 in proceeds from the RTO Financing.
In accordance with ASC 805, Business Combinations, the substance of the transaction is a reverse takeover of a nonoperating company. The transaction does not constitute a business combination as Majesta SubCo does not meet the definition of a business under the standard. As a result, the transaction is accounted for as a capital transaction with Verano Holdings, LLC being identified as the acquirer and the equity consideration being measured at fair value. The resulting consolidated statement of financial position is presented as a continuance of Verano Holdings, LLC and comparative figures presented in the consolidated financial statements prior to the reverse takeover are those of Verano Holdings, LLC.
ASC 505-50, Equity-Based Payments to Non-Employees, applies to transactions where an entity grants equity instruments and cannot identify specifically some or all of the goods or services received in return. Because the Company issued shares with a value in excess of the assets received, the difference is recognized in RTO-related issuance cost through equity. The amount assigned to the transaction cost of $198 is the difference between the fair value of the consideration and the net identifiable assets of Majesta SubCo acquired by the Company.
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As announced on July 16, 2022, the Company has restated its unaudited interim financial statements for the three months ended March 31, 2022 and 2021, as illustrated in this note to the unaudited interim condensed consolidated financial statements; collectively referred to as the “Restatement”. Amounts depicted as “As Restated” throughout the accompanying unaudited interim condensed consolidated financial statements and footnotes include the impact of the Restatement.
The Company identified restatement errors or corrections, which are depicted in the tables below and relate to one of the following categories:

2
Such amount not in thousands

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

(a)
the Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Period Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one Subordinate Voting Share instead of 100 Subordinate Voting Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value such restricted stock units instead of the date of grant trading price of the Subordinate Voting Shares underlying such restricted stock units, as listed on the Canadian Securities Exchange. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Periods Financials was overstated, and accordingly, the Company’s tax obligation will be reduced.

i.
As a result of the error related to stock-based compensation as of and for the quarter ended March 31, 2022, the Company increased Inventory by $3,898, Cost of Goods Sold, net by $1,052, and Salaries and Benefits expense by $9,572.

ii.
As a result of the error related to stock-based compensation as of and for the quarter ended March 31, 2021, the Company increased Salaries and Benefits expense by $5,692.

(b)
the Company’s tax expense for the Q1 2022 Report was overstated due to a clerical error in the effective tax rate calculation, and accordingly, the Company’s tax obligation will be reduced.

i.
As a result of overstatement of tax expense due to a clerical error, the Company’s tax expense was overstated by $20,274 with corresponding adjustments to Income Tax Payable of ($23,071) and an increase to Deferred Income Taxes of $2,659 as of and for the year quarter ended March 31, 2022. Also, the other restatement items impacted the period ending March 31, 2022 by increasing the Company’s Income Tax Expense by $2,956 and a corresponding increase in Income Tax Payable of $2,956. The total restatement impact was that the Company’s Income Tax Expense decreased by ($17,318) and Income Tax Payable decreased by ($20,116) and Deferred Income Tax increased by $2,659 in the period ended March 31, 2022.

(c)
the Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675) for the year ended December 31, 2021, and ($100) for the quarter ended March 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537 and $1,638 at December 31, 2021 and March 31, 2022, respectively, with a reduction in Disposition of Investments of $3,176 at March 31, 2022.

(d)
The Company determined that it had information after March 31, 2022 but before the March 31, 2022 financials were publicly filed regarding the CT Pharma and THC acquisition earnouts .The Company recognized a $4,760 reduction in the expected earnouts which was recorded in the first quarter March 31, 2022 to reflect the subsequent information indicating a lower liability.

The restatements described above are reflected in the following notes to the unaudited interim condensed consolidated financial statements:
•
Note 4 Inventories

•
Note 7 Earnings Per Share

•
Note 9 Transactions

•
Note 11 Share Capital

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

•
Note 12 Income Taxes

•
Note 15 Segments

•
Note 17 Consolidation

•
Note 18 Fair Value Measurements

	March 31, 2022
	As Reported	Adjustments	As Restated
ASSETS
Current Assets:
Cash and cash equivalents	$139,637	$—	$139,637
Accounts Receivable, net	17,676	—	17,676
Notes Receivable	—	—	—
Inventory	159,883	3,898(a)	163,781
Prepaid Expenses and Other Current Assets	22,583	—	22,583
Total Current Assets	339,779	3,898(a)	343,677
Property, Plant and Equipment, net	479,747	—	479,747
Right Of Use Assets, net	66,522	—	66,522
Intangible Assets, net	1,368,358	—	1,368,358
Goodwill	375,725	—	375,725
Investment in Associates	7,396	—	7,396
Deposits and Other Assets	2,514	—	2,514
TOTAL ASSETS	$2,640,041	$3,898(a)	$2,643,939
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$61,050	$—	$61,050
Accrued Liabilities	25,332	—	25,332
Income Tax Payable	203,939	(20,116)(b)(d)	183,823
Current Portion of Lease Liabilities	7,427	—	7,427
Current Portion of Notes Payable	10,386	—	10,386
Acquisition Consideration Payable	142,543	(4,760)(d)	137,783
Total Current Liabilities	450,677	(24,876)(b)(d)	425,801
Long-Term Liabilities:
Deferred Revenue	1,068	—	1,068
Notes Payable, net of Current Portion	373,858	—	373,858
Lease Liabilities, net of Current Portion	61,458	—	61,458
Deferred Income Taxes	256,312	2,659(b)	258,971
Total Long-Term Liabilities	692,696	2,659(b)	695,355
TOTAL LIABILITIES	$1,143,373	$(22,217)(b)(d)	$1,121,156
SHAREHOLDERS’ EQUITY	1,496,668	26,115(a)(b)(d)	1,522,783
NON-CONTROLLING INTEREST	—	—	—
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,640,041	$3,898(a)(b)	$2,643,939

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	March 31, 2022
	As Reported	Adjustments	As Restated
Revenues, net of discounts	$202,235	$—	$202,235
Cost of Goods Sold, net	102,566	1,052(a)	103,618
Gross Profit	99,669	(1,052)(a)	98,617
Operating Expenses	79,988	9,572(a)	89,560
Income from Investments in Associates	367	1,638(b)	2,005
Income From Operations	20,048	(8,986)(a)(b)	11,062
Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(990)	—	(990)
Gain on Deconsolidation	9,558	—	9,558
Gain on Previously Held Equity Interest	17,275	(3,176)(b)	14,099
Other Income (Expense), net	(2,227)	4,761(d)	2,534
Interest Income (Expense), net	(10,672)	—	(10,672)
Total Other Income (Expense)	12,944	1,587(d)(b)	14,530
Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	32,993	(7,401)(a)(d)(b)	25,592
Provision For Income Taxes	(42,833)	17,318(a)(b)(d)	(25,515)
Net Income (Loss) Before Non-Controlling Interest	(9,840)	9,917(a)(b)(d)	77
Net Income Attributable to Non-Controlling Interest	291	—	291
Net Loss Attributable to Verano Holdings Corp.	$(10,131)	$9,917(a)(b)(d)	$(214)
Net Loss per share – basic	(0.03)	0.03(a)(b)(d)	(0.00)
Net Loss per share – diluted	(0.03)	0.03(a)(b)(d)	(0.00)
Basic – weighted average shares outstanding	326,285,814	—	326,285,814
Diluted – weighted average shares outstanding	326,285,814	—	326,285,814
As Previously Reported	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Balance as of January 1, 2022	—	324,312,662	$1,488,188	$(12,404)	$2,951	$1,478,735
Share-based compensation	—	771,337	289	—	—	289
Issuance of shares in conjunction with acquisitions	—	1,403,067	13,220	—	—	13,220
Noncontrolling interest adjustment for change in ownership	—	—	—	—	(3,242)	(3,242)
Contingent consideration & other adjustments to purchase accounting	—	1,381,332	17,506	—	—	17,506
Net Income (Loss)	—	—	—	(10,131)	291	(9,840)
Balance as of March 31, 2022	—	327,868,398	$1,519,203	$(22,535)	$—	$1,496,668

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

As Previously Reported	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Adjustments
Balance at January 1, 2022	—	—	47,577	(42,831)	(1,675)	3,071
Share-based compensation(a)	—	—	11,453	—	—	11,453
Noncontrolling interest adjustment for change in ownership(c)	—	—	—	—	1,675	1,675
Net Income(a)(b)(d)	—	—	—	9,917	—	9,917
Total Adjustments	—	—	59,030	(32,914)	—	26,116
As Restated
Balance as of January 1, 2022 – As Restated	—	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806
Share-based compensation	—	771,337	11,742	—	—	11,742
Issuance of shares in conjunction with acquisitions	—	1,403,067	13,220	—	—	13,220
Noncontrolling interest adjustment for change in ownership	—	—	—	—	(1,567)	(1,567)
Contingent consideration & other adjustments to purchase accounting	—	1,381,332	17,505	—	—	17,505
Net Income (Loss)	—	—	—	(214)	291	77
Balance as of March 31, 2022 – As Restated	—	327,868,398	$1,578,233	$(55,449)	$—	$1,522,783

	March 31, 2022
	As Reported	Adjustments	As Restated
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(10,131)	$9,917(a)(b)(d)	$(214)
Net income attributable to non-controlling interest	291	—	291
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	34,434	—	34,434
Non-cash interest expense	674	—	674
Non-cash interest income	—	—	—
Non-cash inventory step-up expense on acquisitions	4,612	—	4,612
Loss on disposal of property, plant and equipment	990	—	990
Gain on deconsolidation	(9,558)	—	(9,558)
Gain on Disposal of Investments in Associates	(17,275)	3,176(b)	(14,099)
Bad debt expense	—	—	—
Amortization of debt issuance costs	1,514	—	1,514
Unrealized gain on marketable securities	(66)	—	(66)
Write-off of note receivable	(3)	—	(3)
Loss (Income) from underlying investees	1,183	1,638(c)	(455)
Loss on share issuance	3,592	—	3,592

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	March 31, 2022
	As Reported	Adjustments	As Restated
Increase (Decrease) in fair value of contingent consideration	2,293	(4,760)(d)	(2,467)
Stock based compensation	289	10,623(a)	10,912
Changes in operating assets and liabilities:		—
Accounts receivable	(269)	—	(269)
Inventories	(26,595)	—	(26,595)
Prepaid expenses and other current assets	1,117	—	1,117
Deposits and other assets	695	—	695
Accounts payable	19,873	—	19,873
Accrued liabilities	(12,223)	—	(12,233)
Lease Liabilities	(2,955)	—	(2,955)
Income tax payable	48,773	(20,778)(b)(d)	27,995
Deferred taxes	(6,672)	3,460(b)	(3,212)
Deferred revenue	(116)	—	(116)
NET CASH PROVIDED BY OPERATING ACTIVITIES	34,457	—	34,457
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(48,300)	—	(48,300)
Proceeds from disposal of assets	1,818	—	1,818
Advances to related parties	—	—	—
Distributions to minority holders	—	—	—
Purchases of intangible assets	—	—	—
Acquisition of business, net of cash acquired	(60,082)	—	(60,082)
Proceeds from sale deconsolidation and investment in Associates	19,821	—	19,821
Purchase of interest in investment in associates	—	—	—
Dividend received from investments in associates	—	—	—
Issuance of note receivable	—	—	—
Proceeds from note receivable	—	—	—
Interest received on note receivable	—	—	—
NET CASH USED IN INVESTING ACTIVITIES	(86,743)	—	(86,743)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	$102,660	$—	$102,660
Principal repayments of notes payable	(6,870)	—	(6,870)
Debt issuance costs paid	(2,985)	—	(2,985)
Proceeds received from RTO financing	—	—	—
Cash received in warrant private placement	—	—	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	92,805	—	92,805
NET INCREASE IN CASH	40,519	—	40,519
CASH, BEGINNING OF PERIOD	99,118	—	99,118
CASH, END OF PERIOD	$139,637	$—	$139,637

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	March 31, 2022
	As Reported	Adjustments	As Restated
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$9,999	$—	$9,999
NONCASH INVESTING AND FINANCING ACTIVITIES
Accrued capital expenditures	$541	$—	$541
Consideration received in stock for the disposal of assets	$3,776	$—	$3,776
Issuance of shares under business combinations	$27,135	$—	$27,135
Acquisitions
Tangible and Intangible assets acquired, net of cash	$17,532	$—	$17,532
Liabilities assumed	(3,981)	—	(3,981)
Acquisition consideration payable	38,936	—	38,936
Goodwill	7,595	—	7,595
	$60,082	$—	$60,082
Revenues, net of discounts	$120,895	$—	$120,895
Cost of Goods Sold, net	66,605	—	66,605
Gross Profit	54,290	—	54,290
Operating Expenses	36,973	5,692(a)	42,665
Income from Investments in Associates	803	—	803
Income From Operations	18,120	(5,692)(a)	12,428
Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	—	—	—
Gain on Deconsolidation	—	—	—
Gain on Previously Held Equity Interest	—	—	—
Other Income (Expense), net	(867)	—	(867)
Interest Income (Expense), net	(1,767)	—	(1,767)
Total Other Income (Expense)	(2,634)	—	(2,634)
Net Income Before Provision for Income Taxes and Non-Controlling Interest	15,486	(5,692)(a)	9,794
Provision For Income Taxes	(16,414)	—	(16,414)
Net Loss Before Non-Controlling Interest	(928)	(5,692)(a)	(6,620)
Net Income Attributable to Non-Controlling Interest	1,266	—	1,266
Net Loss Attributable to Verano Holdings Corp.	$(2,194)	$(5,692)(a)	$(7,886)
Net Loss per share – basic	(0.02)	(0.01)(a)	(0.03)
Net Loss per share – diluted	(0.02)	(0.01)(a)	(0.03)
Basic – weighted average shares outstanding	140,952,177	89,629,989(a)	230,582,166
Diluted – weighted average shares outstanding	140,952,177	89,629,989(a)	230,582,166

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

As Previously Reported	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non- Controlling Interest	Total
Balance as of January 1, 2021	279,900,00	—	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net	—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units	(279,900,00)	—	—	—	—	—
Reverse takeover (“RTO Financing”), net	—	10,100,000	95,420	—	—	95,420
Share-based compensation	—	61	—	—	61
Issuance of shares in conjunction with acquisitions	—	3,199,219	62,898	—	—	62,898
Warrants issued and exercised	—	—	75,100	—	—	75,100
Net Income (Loss)	—	—	—	(2,194)	1,266	(928)
Balance as of March 31, 2021		293,199,219	$1,023,609	$7,053	$7,503	$1,038,166
Adjustments
Balance at January 1, 2021	—	—	—	—	—	—
Share-based compensation(a)	—	—	6,553	—	—	6,553
Distributions to minority holders(c)	—	—	—	—	(100)	(100)
Net Loss(a)(b)	—	—	—	(5,692)	—	(5,692)
Total Adjustments	—	—	6,553	(5,692)	(100)	761
As Restated
Balance as of January 1, 2021 – As Restated	279,900,00	—	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net	—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units	(279,900,00)	—
Reverse takeover (“RTO Financing”), net	—	10,100,000	95,420	—	—	95,420
Distributions to minority holders	—	—	—	—	(100)	(100)
Share-based compensation	—	—	6,614	—	—	6,614
Issuance of shares in conjunction with acquisitions	—	3,199,219	62,898	—	—	62,898
Warrants issued and exercised	—	—	75,100	—	—	75,100
Net Income (Loss)	—	—	—	(7,886)	1,266	(6,620)
Balance as of March 31, 2021 – As Restated		293,199,219	$1,030,163	$1,361	$7,403	$1,038,927

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	March 31, 2021
	As Reported	Adjustments	As Restated
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(2,194)	$(5,692)(a)(b)	$(7,886)
Net income attributable to non-controlling interest	1,266	—	1,266
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,783	—	11,783
Non-cash interest expense	357	—	357
Non-cash interest income	(237)	—	(237)
Non-cash inventory step-up expense on acquisitions	17,844	—	17,844
Loss on disposal of property, plant and equipment	—	—	—
Gain on deconsolidation	—	—	—
Gain on Disposal of Investments in Associates	—	—	—
Bad debt expense	68	—	68
Amortization of debt issuance costs	136	—	136
Unrealized gain on marketable securities	—	—	—
Write-off of note receivable	—	—	—
Loss (Income) from underlying investees	(6,802)	100(c)	(6,702)
Loss (Income) on share issuance	(125)	—	(125)
Decrease in fair value of contingent consideration	—	—	—
Stock based compensation	61	5,692(a)	5,752
Changes in operating assets and liabilities:		—
Accounts receivable	(6,131)	—	(6,131)
Inventories	(19,239)	—	(19,239)
Prepaid expenses and other current assets	(5,522)	—	(5,522)
Deposits and other assets	1,071	—	1,071
Accounts payable	10,942	—	10,942
Accrued liabilities	1,827	—	1,827
Lease Liabilities	(1,217)	—	(1,217)
Income tax payable	21,940	240(b)	22,180
Deferred taxes	—	(240)(b)	(240)
Deferred revenue	(997)	—	(997)
NET CASH PROVIDED BY OPERATING ACTIVITIES	24,831	100(a)(b)(c)	24,930

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	March 31, 2021
	As Reported	Adjustments	As Restated
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(36,402)	—	(36,402)
Proceeds from disposal of assets	734	—	734
Advances to related parties	20	—	20
Distributions to minority holders	—	(100)(c)	(100)
Purchases of intangible assets	(7,460)	—	(7,460)
Acquisition of business, net of cash acquired	(38,573)	—	(38,573)
Proceeds from sale deconsolidation and investment in Associates	—	—	—
Purchase of interest in investment in associates	(3,350)	—	(3,350)
Dividend received from investments in associates	10,275	—	10,275
Issuance of note receivable	(147)	—	(147)
Proceeds from note receivable	2,931	—	2,931
Interest received on note receivable	4	—	4
NET CASH USED IN INVESTING ACTIVITIES	(71,969)	(100)(c)	(72,068)

	March 31, 2021
	As Reported	Adjustments	As Restated
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	—	—	—
Principal repayments of notes payable	(7,516)	—	(7,516)
Debt issuance costs paid	—	—	—
Proceeds received from RTO financing	75,420	—	75,420
Cash received in warrant private placement	75,100	—	75,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	143,004	—	143,004
NET INCREASE IN CASH	95,866	—	95,866
CASH, BEGINNING OF PERIOD	16,402	—	16,402
CASH, END OF PERIOD	$112,268	$—	$112,268
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$1,648	$—	$1,648
NONCASH INVESTING AND FINANCING ACTIVITIES
Accrued capital expenditures	$1,200	$—	$1,200
Consideration received in stock for the disposal of assets	$—	$—	$—

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
3.
RESTATEMENT OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

	March 31, 2021
	As Reported	Adjustments	As Restated
Issuance of shares under business combinations	$690,109	$—	$690,109
Acquisitions
Tangible and Intangible assets acquired, net of cash	$787,405	$—	$787,405
Liabilities assumed	(215,083)	—	(215,083)
Acquisition consideration payable	(731,059)	—	(731,059)
Goodwill	197,310	—	197,310
	$38,573	$—	$38,573

4.
INVENTORIES

The Company’s inventories consist of the following at March 31, 2022 and December 31, 2021:
	March 31, 2022	December 31, 2021
	(As Restated)	(As Restated)
Raw Materials	$8,187$	5,767
Work in Process	114,470	96,367
Finished Goods	41,124	38,569
Total Inventories	$163,781$	140,703

5.
PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment and related accumulated depreciation consists of the following as of March 31, 2022 and December 31, 2021:
	March 31, 2022	December 31, 2021
Land	$28,413	$29,399
Buildings and Improvements	154,765	126,020
Furniture and Fixtures	13,886	13,259
Computer Equipment and Software	15,715	14,078
Leasehold Improvements	176,845	182,514
Tools and Equipment	71,189	65,774
Vehicles	4,091	3,229
Assets Under Construction(1)	70,231	64,107
Total Property, Plant and Equipment, Gross	535,135	498,380
Less: Accumulated Depreciation	(55,388	(46,148
Property, Plant and Equipment, Net	$479,747	$452,232

(1)
Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
5.
PROPERTY, PLANT AND EQUIPMENT (continued)

For the three months ended March 31, 2022 and March 31, 2021, depreciation expense included in costs of goods sold totaled $7,057 and $2,882, respectively.
6.
INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.
As of March 31, 2022, intangible assets consisted of the following:
	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2022	$1,386,131	$54,166	$11,603	$1,451,900
Purchases	—	—	—	—
Additions from business combination	13,281	—	—	13,281
Adjustments to purchase price allocation	—	—	—	—
Disposals	—	—	—	—
Balance as of March 31, 2022	$1,399,412	$54,166	$11,603	$1,465,181
Accumulated Amortization
Balance as of January 1, 2022	66,703	4,158	1,126	71,987
Amortization	23,173	1,355	308	24,836
Balance as of March 31, 2022	$89,876	$5,513	$1,434	$96,823
Net Book Value
Balance as of January 1, 2022	1,319,428	50,008	10,477	1,379,913
Balance as of March 31, 2022	$1,309,536	$48,653	$10,169	$1,368,358
Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.
The following table outlines the estimated annual amortization expense related to intangible assets as of March 31, 2022:
Year Ending December 31:	Estimated Amortization
2022 (Remaining)	$74,961
2023	99,948
2024	99,948
2025	99,948
2026	99,221
Thereafter	894,332
$1,368,358

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
6.
INTANGIBLE ASSETS AND GOODWILL (continued)

The changes in the carrying amount of goodwill, by reportable segment, for the quarter ended March 31, 2022 were as follows:
	January 1, 2022	Impairment	Adjustments to purchase price allocation	Acquisitions	March 31, 2022
Cultivation	$91,116	$—	$1,050	$—	$92,166
Retail	277,014	—	—	6,545	283,559
Total	$368,130	$—	$1,050	$6,545	$375,725
During the quarter ended March 31, 2022, the Company recorded measurement period adjustments in connection to the December 2021 acquisition of Connecticut Pharmaceutical Solutions, Inc. The net impact led to an increase of $1,050 to goodwill. The Company obtained additional information about the facts and circumstances that existed at the time of the acquisition date that lead to changes in provisional amounts recognized in the initial opening financials for inventory, income taxes and accrued payables.
7.
EARNINGS PER SHARE

The Company presents basic earnings per share. Basic earnings per share is calculated by dividing the loss attributable to shareholders by the weighted average number of shares (on an as converted to Subordinate Voting Shares basis) outstanding during the periods presented.
The computations of net loss per share on a basic basis, including reconciliations of the numerators and denominators, were as follows:
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
	(As Restated)	(As Restated)
Numerator
Net Loss attributable to Verano Holdings Corp.	$(214)	$(7,886)
Denominator
Basic
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	291,143,545
Weighted-average shares outstanding – basic	326,285,814	230,582,166
Diluted
Pre-RTO weighted-average shares outstanding	158,203,932
Post-RTO weighted-average shares outstanding	291,143,545
Weighted-average shares outstanding – basic	326,285,814	230,582,166
Basic earnings per share	$(0.00)	$(0.03)
Diluted earnings per share	$(0.00)	$(0.03)

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
8.
NOTES RECEIVABLE

As of December 31, 2021, notes receivable consisted of two secured promissory notes:
The first note is a secured promissory note dated August 13, 2020 with a third party for $180. The note bears interest of 8% per annum and was originally due and payable on or before the earlier of February 13, 2021 or such other date the principal amount becomes due and payable by acceleration after an event of default. The promissory note can be extended at the discretion of the Company. As of December 31, 2021, the Company has received principal payments of $56 and has outstanding principal of $124 plus accrued interest of $7. As of March 31, 2022, the Company settled the outstanding note receivable balance as part of the Greengate transaction. Refer to FN 8 — Transactions.
The second note is a secured promissory note, dated March 24, 2021, with a third party for $147. The note bears interest of 8% per annum and was originally due and payable on September 24, 2021. The maturity date of the secured promissory note was extended to March 24, 2022. As of March 31, 2022, the Company settled the outstanding note receivable balance as part of the Greengate transaction. Refer to FN 8 — Transactions.
As of March 31, 2022, the Company had no outstanding notes receivable.
9.
TRANSACTIONS

(a)
Merger Agreement

On November 6, 2020, Verano Holdings LLC entered into an agreement and plan of merger with the AME Parties, pursuant to which the Company, as the assignee of all of Verano Holdings LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (the “AME Group”) via a series of merger transactions (the “AME Mergers”). The AME Mergers were contingent upon, and closed contemporaneously with the RTO, resulting in the creation of the Company as a Canadian publicly-traded parent company of Verano Holdings LLC, the AME Parties and their respective subsidiaries.
The RTO and AME Mergers closed on February 11, 2021 and resulted in the AME Parties becoming wholly-owned subsidiaries of the Company. The members of the AME Parties, through the RTO and AME Mergers, exchanged their membership interests in the AME Parties for 18,092,988 Subordinate Voting Shares and 470,984 Proportionate Voting Shares valued at approximately $651,914, plus cash consideration of $35,000. The shares issued were assigned a value of $10 per share with the Proportionate Voting Shares valued on an as converted to Subordinate Voting Share basis. The share price is equivalent to the arm’s-length RTO Financing transaction of the Subscription Receipts of $10 per share. The share considerations and cash consideration of $20,000 was paid at the closing of the AME Mergers, $10,000 of cash consideration was paid on August 11, 2021, and the remaining $5,000 balance was paid in February and March 2022. As of March 31, 2022, the total consideration had been paid in full.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

The Company accounted for the transaction as a business combination in accordance with ASC 805, Business Combinations. The following table summarizes the provisional accounting estimates of the merger transaction:
	AltMed Florida	AltMed Arizona	Total
Cash	$5,446	$507	$5,953
Accounts receivable, net	60	498	558
Inventory	83,205	5,827	89,032
Prepaids and other current assets	833	1,989	2,822
Property, plant and equipment, net	73,386	9,751	83,137
Right-of-use asset, net	9,651	—	9,651
Other assets	1,001	—	1,001
Accounts payable and accrued liabilities	(8,935)	(2,576)	(11,511)
Notes payable	(3,579)	(3,343)	(6,922)
Deferred taxes	(123,720)	(37,290)	(161,010)
Lease liabilities	(9,651)	—	(9,651)
Total identifiable net assets (liabilities)	27,697	(24,637)	3,060
Intangible assets	498,938	184,588	683,526
Net assets	$526,635	$159,951	$686,586
The Company identified intangible assets related to the cannabis license acquired, tradenames and intellectual property over the patented encapsulation formulation used in the MÜV™ branded transdermal patches, gels, tinctures and capsules. The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company determined the fair value of intangible assets as outlined below:
	AltMed Florida	AltMed Arizona	Total
License	$319,928	$130,670	$450,598
Tradename	36,278	8,980	45,258
Technology	10,603	885	11,488
Total intangible assets	$366,809	$140,536	$507,344
Goodwill (residual purchase price)	$8,409	$6,763	$15,172
Goodwill (deferred taxes)(a)	123,720	37,290	161,010
Total goodwill	$132,129	$44,053	$176,182

(a)
Goodwill recognized related to deferred taxes associated with assets acquired that have no tax basis.

Selected line items from the Company’s unaudited condensed interim consolidated statements of operations for the three months ended March 31, 2021, adjusted as if the acquisition of AltMed, deemed to be the only acquisition with material operations in the period, had occurred on January 1, 2021, are presented below:

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

	Consolidated Results	AltMed Pre-acquisition	Pro-forma Results
Revenues, net of discounts	120,895	22,402	143,297
Net income (loss)	(7,886)	10,933	3,047

(b)
Business Combinations

The Company has determined that the below acquisitions are business combinations under ASC 805, Business Combinations. Those acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these unaudited interim condensed consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units. Refer to the end of section (b) of this Note for the revenue and net income (loss) since the acquisition date included in the unaudited interim condensed consolidated statement of operations and pro forma revenue and earnings.
The purchase price allocation for the acquisitions reflects various fair value estimates and analyses which are subject to change within the measurement period. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period, which is the one year period subsequent to the acquisition date.
Measurement period adjustments that the Company determined to be material will be applied prospectively in the Company’s consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected.
2022 Business Combinations
420 Capital Management, LLC
On April 5, 2021, Verano entered into an agreement to purchase 100% of the equity interests of 420 Capital Management, LLC (“Greengate”). Greengate is the license holder and operator of the Lombard and Roger’s Park dispensaries located in Illinois. The transaction received state regulatory approval in February 2022 and subsequently closed on March 11, 2022. Total consideration includes cash of $7,448, forgiveness of other receivables of $2,894, and stock consideration of 1,403,067 Subordinate Voting Shares valued at $13,221 based on the fair value of the securities as traded on the CSE on the date of the transaction, all of which was paid at close. As of March 31, 2022, total consideration had been paid in full.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the three months ended March 31, 2022:
Greengate
Cash and cash equivalents	$2,315
Inventory	1,021
Prepaid & other current Assets	324
Deposits and Other non-current assets	45
Property, plant and equipment, net	1,673
Right-of-use asset, Net	1,836
Accounts payable and accrued liabilities	(1,569)
Other liabilities	(72)
Lease liabilities	(1,836)
Total identifiable net assets (liabilities)	3,737
Total Intangible assets	19,826
The consolidated statements of operations includes net revenue of $964 and net loss of $(119) related to the acquired operations of Greengate for the three months ended March 31, 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $13,281. The residual purchase price of $6,545 was recognized as goodwill.
The unaudited pro forma information set forth below gives effect to the Greengate acquisition as if it had occurred on January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.
Pro forma net revenues for the three months ended March 31, 2022 and 2021 are $205,047 and $122,272, respectively. Pro forma net loss for the three months ended March 31, 2022 and 2021 are $273 and $(7,665).
2021 Business Combinations
Glass City Alternatives, LLC
On September 20, 2020, the Company entered into an agreement to acquire all of the ownership interest of Glass City Alternatives, LLC which operates a dispensary located in Ohio. The transaction closed on January 7, 2021. The total cash consideration was $2,700 plus a post-closing $329 purchase price adjustment. The Company issued $500 in Subordinate Voting Shares upon execution of the RTO. As of March 31, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $2,497. The residual purchase price of $224 was recognized as goodwill.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

Perpetual Healthcare Inc.
On February 25, 2021, Verano entered into an agreement to purchase control of Perpetual Healthcare Inc. (“Emerald”). Emerald is a non-profit entity that operates a marijuana dispensary in Arizona. The Company, through a management service agreement (“MSA”) and control of the board of directors, obtained control of Emerald’s dispensary operations and license. The transaction became effective on March 10, 2021, and the Company consolidated Emerald through the Voting Interest Model (“VOE”) in accordance with ASC 810, Consolidations.
Total consideration included cash consideration of $11,250 plus a post-closing $326 purchase price adjustment and, 541,994 Subordinate Voting Shares valued at approximately $10,002 based on the fair value of the securities as traded on the CSE on the date of the transaction. The remaining obligation was settled in May 2021 through the issuance of 350,644 Subordinate Voting Shares valued at approximately $6,992 based on the fair value of the securities as traded on the CSE on the date of the share issuance. The share issuance resulted in an $817 loss included in the other income (loss) line of the unaudited interim condensed statement of operations. As of March 31, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $25,284. The residual purchase price of $1,555 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability associated with the cannabis license.
The Herbal Care Center Inc.
On February 24, 2021, Verano entered into an equity purchase agreement to acquire all equity interests in EINJO, L.P. and SPSLE, Corp. the owners of The Herbal Care Center, Inc. (“The Herbal Care Center”), which holds licenses for two dispensaries in Illinois. The Company, through an MSA, obtained control of The Herbal Care Center’s operations and marijuana license. The transaction became effective on March 17, 2021, and the Company consolidated The Herbal Care Center through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $18,750, plus a $2,107 purchase price adjustment, of which $10,000 was paid upon entering into the MSA.
The total consideration also included 90,464 Subordinate Voting Shares and 9,625 Proportionate Voting Shares valued at approximately $22,778 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of March 31, 2022, the present value of unpaid deferred consideration of $10,852 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $39,062. The residual purchase price of $328 was recognized as goodwill. The Company also recognized $11,914 to goodwill related to the deferred tax liability associated with the cannabis license.
Patient Alternative Relief Center, Inc.
On March 22, 2021, the Company entered into an agreement with Flower Launch LLC, to acquire the rights to manage Patient Alternative Relief Center, Inc. (“Local Joint”). Local Joint is a non-profit entity that operates a retail dispensary in Arizona. The Company, through a MSA and control of the board of directors, obtained control of Local Joint’s operations and its license. The transaction became effective on

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

March 30, 2021, and the Company consolidated Local Joint through the VOE in accordance with ASC 810, Consolidations. Total consideration included cash consideration of $13,500, with $10,000 paid on the closing date and $3,500 paid in July 2021, plus 179,767 Subordinate Voting Shares valued at approximately $3,031. As of March 31, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $15,819. The residual purchase price of $276 was recognized as goodwill.
BISHCO LLC
On February 23, 2021, the Company entered into a merger agreement to acquire BISHCO LLC, which holds the rights to manage three non-profit entities in Arizona through MSAs. The non-profit entities, AZGM3, Inc., Vending Logistics, LLC, and The Medicine Room, LLC, each hold an Arizona marijuana license. The agreement provided that executives of the Company were appointed as the sole members of the board of directors that govern each non-profit entity. Through the acquisition of BISHCO LLC and its MSAs, as well as the Company’s appointment to the board of directors, the Company obtained control of the non-profit entities’ operations and their respective licenses.
The transaction became effective on April 8, 2021, and the Company consolidated the non-profit entities through the VOE in accordance with ASC 810, Consolidations. Total consideration included $18,699 of cash paid upon closing, plus a $1,036 purchase price adjustment, 997,453 Subordinate Voting Shares and 29,924 Proportionate Voting Shares valued at approximately $78,916 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date on the transaction. An additional $12,750 was paid in cash in April 2022, and the remaining $12,750 is payable in shares or cash at the election of the recipient, due on March 31, 2023. As of March 31, 2022, the present value of unpaid deferred consideration of $23,129 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $87,963. The residual purchase price of $14,559 was recognized as goodwill. The Company also recognized $23,598 to goodwill related to the deferred tax liability
TerraVida Holistic Center, LLC
On February 24, 2021, the Company entered into an agreement to acquire TerraVida Holistic Centers, LLC, which holds the rights to three active dispensaries in Pennsylvania. The transaction closed on May 11, 2021. Total consideration included cash consideration of $64,316, plus a $1,993 purchase price adjustment, of which $18,809 was paid at closing and the remaining $47,500 was paid over the first six months after closing. The transaction also included consideration of 1,506,750 Subordinate Voting Shares and 15,067 Proportionate Voting Shares valued at approximately $59,732. As of March 31, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $112,418. The residual purchase price of $3,635 was recognized as goodwill.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

The Healing Center, LLC
On March 29, 2021, the Company entered into an agreement to acquire three active dispensaries in Pennsylvania by purchasing all the issued and outstanding equity interests of The Healing Center, LLC (“The Healing Center”). The transaction closed on May 14, 2021. At the time the transaction closed, The Healing Center leased the real estate where the dispensaries are located from three separate real estate entities (collectively referred to as “THC Real Estate”).
On September 3, 2021, the Company acquired the equity interests of THC Real Estate in cash transactions. The acquisitions were accounted for as a single business combination in accordance with ASC 805, Business Combinations.
Total consideration for The Healing Center included cash consideration of $56,892, plus a $2,355 purchase price adjustment, of which $31,463 was paid upon closing and an additional $27,784 was paid 60 days after the closing. In addition, the total consideration included 454,302 Subordinate Voting Shares and 25,744 Proportionate Voting Shares valued at approximately $61,108, and $18,925 of contingent consideration that is to be settled through an even allocation of shares and cash. The Company recognized a $4,603 gain on the decrease in contingent consideration, which was included in the other income (loss) line of the consolidated operations for the period ended December 31, 2021. The Company paid $7,116 in the first quarter of 2022. The Company recognized a $1,061 gain on the decrease in contingent consideration in the first quarter of 2022, which is included in the other income (loss) line of the unaudited interim condensed consolidated statement of operations for the period ended March 31, 2022. As of March 31, 2022, The Healing Center’s present value of unpaid deferred consideration of $6,145 payable in shares is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $108,850. The residual purchase price of $24,954 was recognized as goodwill.
The Company funded the acquisition of the THC Real Estate through a credit facility with Chicago Atlantic Credit Company (together with its affiliated entities, “Chicago Atlantic”) for $12,650. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the Chicago Atlantic credit facility, which was paid net of proceeds upon closing. The Company amortizes debt issuance costs through interest expense over the life of the credit agreement.
Mad River Remedies, LLC
On April 1, 2021, the Company entered into an agreement to acquire the outstanding equity interests in Mad River Remedies, LLC, which operates a dispensary in Ohio. The transaction closed on July 8, 2021. The consideration included cash consideration of $12,984, subject to a purchase price adjustment of $29, and 488,861 Subordinate Voting Shares value at approximately $7,814 based on the fair value of the securities, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of March 31, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,720. The residual purchase price of $498 was recognized as goodwill.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

Agri-Kind, LLC & Agronomed Holdings Inc
On April 21, 2021, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in Agri-Kind, LLC (“Agri-Kind”), an operator of a cultivation and production facility of medical marijuana located in Pennsylvania, and Agronomed Holdings Inc., the owner of the cultivation and processing facility operated by Agri-Kind. The transaction closed on July 12, 2021. The total consideration included cash consideration of $78,848, plus a $678 purchase price adjustment, of which $43,713 was paid at closing and the remaining $35,813 was paid three months after closing. In addition, the total consideration included the issuance of 3,208,035 Subordinate Voting Shares valued at approximately $50,994, and contingent consideration of $33,971. The Company paid $31,500 during the first quarter of 2022. The remaining contingent consideration is related to six and 12 month stock protection that was assigned an initial fair value of $2,483 using Monte Carlo simulation models. The fair value of which is remeasured on a quarterly basis with any changes in the fair value of contingent consideration being recognized in the other income (loss) line of the consolidated statement of operations. During the first quarter of 2022, the Company issued an additional 82,731 Subordinate Voting Shares valued at approximately $952 based on the fair value of the securities as traded on the CSE on the date of the transaction satisfy the six month contingency. The Company recognized a $1,324 loss for the changes in the fair value of contingent consideration for the three months ended March 31, 2022. As of March 31, 2022, the present value of unpaid deferred consideration of $2,323 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $134,563. The residual purchase price of $3,115 was recognized as goodwill.
Agronomed Biologics, LLC
On April 21, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Agronomed Biologics, LLC (“Agronomed”), which holds a clinical registrant license that allows for cultivation, production, and operation of six dispensaries in Pennsylvania. As a clinical registrant, Agronomed has partnered with the Drexel University College of Medicine to conduct medical marijuana research. The transaction closed on July 12, 2021. Total consideration included cash consideration of $10,473 paid upon closing and an additional $42,493 of contingent consideration to be paid in cash or shares at the election of the seller. In addition, the consideration included 3,240,436 Subordinate Voting Shares valued at approximately $51,509 based upon the fair value of the securities as determined by the trading prices of the Subordinate Voting Share on the SE on the date of the transaction. During the first quarter of 2022, the Company paid $3,000 and issued 1,215,035 Subordinate Voting Shares valued at approximately $15,592 based upon the fair value of the securities as traded on the CSE on the date of the transaction. The share issuance resulted in a $3,592 loss recognized in other income (loss) line of the unaudited consolidated statement of operations.
As of March 31, 2022, the present value of unpaid deferred consideration of $27,346 is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The majority of the remaining consideration is related to earnouts. A portion of the remaining contingent consideration is related to six and 12 month stock protection that was assigned an initial fair value of $2,508 using Monte Carlo simulation models. The fair value of which is remeasured on a quarterly basis with any changes in the fair value of contingent consideration being recorded in other income (loss) line of the consolidated statement of operations. During the first quarter of 2022, the Company issued an additional 83,566 Subordinate Voting Shares valued at approximately $962 based on the fair value of the securities as traded on the CSE on the date

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

of the transaction to satisfy the six month contingency. The Company recognized a $1,338 loss for the changes in the fair value of contingent consideration for the three months ended March 31, 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $96,684. The residual purchase price of $2,625 was recognized as goodwill. The Company also recognized $29,913 to goodwill related to the deferred tax liability.
Willow Brook Wellness, LLC
On September 13, 2021, the Company entered into a definitive agreement to acquire all the issued and outstanding equity interests in Willow Brook Wellness, LLC, which operates a dispensary in Connecticut. The transaction closed on October 25, 2021. Total consideration included cash of $14,913, subject to a purchase price adjustment of $14, and 727,934 Subordinate Voting Shares valued at approximately $8,163. As of March 31, 2022, the present value of unpaid deferred consideration of $7,175 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and will be settled through a cash payment due in October 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,267. The residual purchase price of $438 was recognized as goodwill.
Caring Nature, LLC
On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Caring Nature LLC, which operates a dispensary in Connecticut. The transaction closed on December 20, 2021. The total consideration included cash of $12,331, subject to a purchase price adjustment and, $12,000 payable in Subordinate Voting Shares payable over twelve months. Additionally, the purchase agreement included $2,000 of contingent consideration to be paid in Subordinate Voting Shares. As of March 31, 2022, the present value of unpaid deferred consideration of $13,976 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $24,994. The residual purchase price of $761 was recognized as goodwill. The Company also recognized $7,123 to goodwill related to the deferred tax liability
Connecticut Pharmaceutical Solutions, Inc.
On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Connecticut Pharmaceutical Solutions, Inc., which holds a medical marijuana producer license in Connecticut. The transaction closed on December 28, 2021. Total consideration includes cash of $6,402 and 8,145,142 Subordinate Voting Shares valued at approximately $98,538 issued at closing.
Additionally, at close there were 73,130 deferred Subordinate Voting Shares held back, subject to purchase price adjustments and 1,128,441 deferred Subordinate Voting Shares held back that are to be issued in December 2022, collectively valued at approximately $14,483 based on the fair value of the securities

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

as traded on the CSE on the date of the transaction. The merger agreement also includes consideration of $19,622 to be paid in 1,625,546 deferred Subordinate Voting Shares payable upon the first sale of adult-use cannabis in the state of Connecticut. Both payments met equity classification at closing in accordance with ASC 815.
The remaining consideration is related to contingent consideration of $21,007, which may fluctuate based on 2021 financial performance metrics. The contingent consideration will be paid in Subordinate Voting Shares and is expected to be settled in the second quarter of 2022. As of March 31, 2022, the present value of unpaid deferred consideration, in the form of contingent consideration, is $21,007 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license and trade name acquired at a fair value of $116,063 and $8,829, respectively. The residual purchase price of $3,510 was recognized to goodwill. The Company also recognized $40,062 as goodwill related to the deferred tax liability.
The following tables summarize the revenue and net income (loss) since the acquisition date included in the Consolidated Statement of Operations for the period ending March 31, 2021, for the AME Merger and the other acquisitions that closed during the first quarter of 2021:
	Verano Holdings	AME Merger	Other Acquisitions	Total
Revenues, net	$86,813	$32,123	$1,959	$120,895
Net income (loss)	(2,113)	(5,391)	(382)	(7,886)
The following table summarizes the unaudited pro forma information of the combined results of operations of the AME Merger and other acquisition transactions that closed during the first quarter of 2021 as if they occurred as of January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.
	Verano Holdings	AME Merger	Other Acquisitions	Total
Revenues, net	$86,813	$54,525	$11,611	$152,949
Net income (loss)	(2,113)	5,541	2,297	5,725

(c)
Asset Acquisitions

2022 Asset Acquisitions
Real Estate
During the three months ended March 31, 2022, Verano entered into a real estate acquisition in Pennsylvania. The purchase price was allocated to building and land in the amounts of $3,411 and $853, respectively. The acquisition was accounted for as an asset acquisition in accordance with ASC 805, Business Combinations. Total consideration was paid in full at closing.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

2021 Asset Acquisitions
NSE Holdings, LLC
On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it acquired all the equity interests of NSE Holdings, LLC (“NSE”), which holds one dispensary permit in Pennsylvania that gives NSE the ability to open three dispensaries. The transaction closed on March 9, 2021. The Company paid cash consideration of $7,350 upon closing and issued 666,587 Subordinate Voting Shares and 6,665 Proportionate Voting Shares valued at approximately $25,160 based upon the fair value of the securities, on an as converted basis, as traded on the CSE on the date of the transaction. Consideration also includes contingent consideration of $22,514, which fluctuates based upon financial performance metrics of NSE Holdings. The Company recognized a gain of $8,337 on the decrease in contingent consideration, which was included in other income (loss) of the consolidated operations for the period ended December 31, 2021.
The Company analyzed the transaction and accounted for the transaction as an asset acquisition in accordance with ASC 805, Business Combinations. The Company capitalized licenses in the amount of $55,016. As of March 31, 2022, the present value of unpaid deferred consideration is $14,313 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The unpaid consideration relates to earnouts that are expected to be settled in share issuances of Subordinate Voting Shares.
Ohio Grown Therapies, LLC
On June 30, 2021, the Company exercised and closed on its option to acquire an Ohio dispensary license from Ohio Grown Therapies, LLC, which was granted pursuant to an option purchase agreement entered into on January 14, 2019. The exercise and closing had no impact on operations as the Company already exerted control over the dispensary through a consulting agreement entered into in 2019. The Company capitalized the license in the amount of $760 to the intangible license value included on the Company’s consolidated balance sheets. As of March 31, 2022, the total consideration had been paid in full.
Real Estate
During the fourth quarter of the year ended December 31, 2021, Verano entered into real estate acquisitions in Maryland, Pennsylvania, Nevada and New Jersey for a total of $22,588. Verano funded two of the acquisitions through two promissory notes for $10,225 (refer to Note 10 for further details). The acquisitions were accounted for as asset acquisitions in accordance with ASC 805, Business Combinations. The consideration was paid in full at closing.
(d)
Dispositions

Canna Cuzzos, LLC
In 2015, the Company entered into an investment with multiple parties to purchase Canna Cuzzos, LLC (“Canna Cuzzos”). Canna Cuzzos owns a marijuana license and operates a retail dispensary located in Waldorf, Maryland. The Company, through an MSA, obtained control of Canna Cuzzos’s operations and marijuana license and consolidated the entity through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. On January 31, 2022, the Company sold its interest in Canna Cuzzos to Story of Maryland, LLC for approximately $2,101 cash consideration after certain adjustments. The sale resulted in a gain of $1,701 for the three months ended March 31, 2022 and is classified as a component of Other Income (Expense) in the Consolidated Statement of Operations.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
9.
TRANSACTIONS (continued)

ILDISP, LLC
On March 30, 2016, Verano entered into a joint venture agreement with GTI-Clinic Illinois Holdings, LLC (“GTI”) to acquire 50% of ILDISP, LLC (“ILDISP”). NH Medicinal Dispensaries, LLC, a wholly owned subsidiary of ILDISP, is the holder of two marijuana licenses which allows it to operate two retail dispensaries in Illinois: The Clinic Effingham dispensary (“TCE”) and the Charleston dispensary.
The Company had an agreement in place with its joint venture partner to allocate the operational management of the Charleston dispensary to Verano and the TCE dispensary to the joint venture partner. As such, the Company had a controlling interest in Charleston and consolidated the entity through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. TCE was treated as an equity method investment in accordance with ASC 323, Investments. On March 1, 2022, the Company sold its 50% ownership interest in ILDISP to the joint venture partner for $22,393 subject to certain adjustments. The sale resulted in gains of $7,857 attributable to Charleston and $14,099 attributable to TCE for the three months ended March 31, 2022 which are classified as components of Other Income (Expense) in the Consolidated Statement of Operations.
10.
DEBT

As of March 31, 2022, and December 31, 2021 notes payable consisted of the following:
	As of
	March 31, 2022	December 31, 2021
Credit Facility	$350,000	$250,000
Secured Promissory Notes	1,687	6,663
Mortgage Loans	39,084	38,856
Vehicle and Equipment Loans	2,489	1,951
Unamortized debt issuance costs	(9,016)	(7,545)
Total notes payable	$384,244	$289,925
Less: current portion of notes payable	10,386	13,771
Total long-term debt, net	$373,858	$276,154
Credit Facility
On March 1, 2022, the Company entered into a Fourth Amendment to the Amended and Restated Credit Agreement for a senior secured term loan with Chicago Atlantic Advisers, LLC (“Green Ivy”). The fourth amendment includes and amends the Company’s existing $250,000 credit facility with Green Ivy by providing an additional $100,000 of credit with a maturity date of August 28, 2023 and an annual interest rate of 8.50% to increase the Company’s credit with Green Ivy to $350,000 in the aggregate. As of March 31, 2022, the existing credit facilities with Chicago Atlantic contain financial covenants requiring the Company to maintain on a consolidated basis specified levels of liquidity, a minimum quarterly amount of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and a minimum fixed charge coverage ratio as defined as; (i) maintain a minimum average liquidity to average less than $20,000 during the quarter and at least $25,000 as of the last day of the quarter; (2) minimum consolidated EBITDA for any fiscal quarter of $20,000; and; (3) fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter. As of March 31, 2022, the Company is in compliance with such covenants.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
10.
DEBT (continued)

Other
As of December 31, 2021 the Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes matured in March 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021. As of March 31, 2022, these promissory note were repaid in full.
11.
SHARE CAPITAL

Subordinate Voting Shares and Proportionate Voting Shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with ASC 740, Income Taxes.
(a)
Issued and Outstanding

As of March 31, 2022, the Company had 305,034,095 Subordinate Voting Shares and 228,343 Proportionate Voting Shares for a total of 327,868,398 Subordinate Voting Shares on an as converted basis, issued and outstanding. The Company has the following classes of share capital, with each class having no par value:
(i)
Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends issued by the Company and one vote per share at shareholder meetings of the Company. All Subordinate Voting Shares are ranked equally regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Subordinate Voting Shares.
(ii)
Proportionate Voting Shares

Each Proportionate Voting Share is entitled to one hundred votes per share at shareholder meetings of the Company and is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Proportionate Voting Shares.
During the three months ended March 31, 2022, the shareholders of the Company converted both Proportionate Voting Shares and Subordinate Voting Shares for a net impact of conversion of 82,692 Proportionate Voting Shares into 8,269,192 Subordinate Voting Shares.
(b)
Stock-Based Compensation

Verano Holdings Corp. operates an equity-settled stock-based remuneration plan for its eligible directors, officers, employees, consultants and advisors. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. The Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
11.
SHARE CAPITAL (continued)

In February 2021, the Company established the Verano Holdings Corp. Stock and Incentive Plan (the “Plan”). The maximum number of RSUs and options that may be issued under the Plan shall not exceed 10% of the Company’s then issued and outstanding shares on an as-converted to Subordinate Voting Shares basis.
The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.
Option and RSU grants generally vest over 6 months to three years, and options typically have a life of ten years.
Options
Stock option activity is summarized as follows:
	Number of Shares	Weighted Avg. Exercise Price C$	Weighted Average Remaining Contractual Life
Balance as of December 31, 2021	56,078	29.97	9.16
Vested	18,798	29.97
Exercisable at March 31, 2022	24,167	29.97	8.92
As of March 31, 2022 and December 31, 2021, there were no in-the-money options.
The Company used the Black-Scholes option pricing model to estimate the fair value of the options granted. No options were granted, expired, or forfeited during the three months ended March 31, 2022.
Restricted Stock Units (“RSUs”)
The following table summarizes the number of unvested RSU awards as of March 31, 2022 and December 31, 2021 and the changes during the three months ended March 31, 2022:
	Number of Shares	Weighted Avg. Grant Date Fair Value C$
Unvested Shares at December 31, 2021	2,413,887	29.98
Granted	243,710	16.30
Forfeited	975	23.30
Vested	1,179,961	30.31
Unvested Shares at March 31, 2022	1,476,661	27.75
The following table summarizes the weighted average grant date fair value of RSUs granted and total fair value of RSUs vested for the three months ended March 31, 2022 and 2021:
	Three Months Ended March 31,
	2022	2021
Weighted average grant date fair value (per share) of RSUs granted (C$)	16.30	30.11
Intrinsic value of RSUs vested, using market price at vest date (C$) (in thousands)	15.41	—

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
11.
SHARE CAPITAL (continued)

The stock-based compensation expense for the three months ended March 31, 2022 and 2021 was as follows:
	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Stock Options Expense	$63	$53
Restricted Stock Units	10,850	5,699
Total Stock Based Compensation Expense	$10,913	$5,752

12.
INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three months ended March 31, 2022 and 2021:
	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Income before Income Taxes	$25,592	$9,794
Income Tax Expense	(25,515)	(16,414)
Effective Tax Rate	86.8%	173.0%
The effective tax rates for the three months ended March 31, 2022 and 2021 were based on the Company’s forecasted annualized effective tax rates and were adjusted for discrete items that occurred within the periods presented.
Due to its cannabis operations, the Company is subject to the limitations of the U.S. Internal Revenue Code of 1986, as amended (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income and provides for effective tax rates that are well in excess of statutory tax rates.
No taxes were paid during the three months ended March 31, 2022 and 2021.
13.
LEASES

The Company has operating leases for its retail dispensaries and processing and cultivation facilities located throughout the U.S, as well as for corporate office space located in Illinois. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.
Leases with an initial term of twelve months or less are not recorded on the balance sheet. Certain leases require payments for taxes, insurance, and maintenance, are considered non-lease components. The Company accounts for non-lease components separately.
The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
13.
LEASES (continued)

The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provision that expire through 2037. Certain leases also contain renewal provision and provide for rent abatement and escalating payments.
During the three months ended March 31, 2022 and 2021, the Company recorded approximately $3,314 and $1,029 in operating lease expense, of which $147 and $216 was included in cost of goods sold for the three months ended March 31, 2022 and 2021, respectively.
Other information related to operating leases as of March 31, 2022 and December 31, 2021 were as follows:
	March 31, 2022	December 31, 2021
Weighted average remaining lease term (years)	8.18	8.52
Weighted average discount rate	8.03%	8.11%
Maturities of lease liabilities for operating leases as of March 31, 2022 were as follows:
Year Ending December 31,
Remainder 2022	9,295
2023	11,873
2024	11,274
2025	10,318
2026	9,416
2027 and Thereafter	41,733
Total Lease Payments	93,909
Less: Interest	(25,024)
Present Value of Lease Liability	68,885

14.
CONTINGENCIES

(a)
Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2022 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations, except as disclosed in these consolidated financial statements. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.
(b)
Illegality of Cannabis at the U.S. Federal Level

Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Notwithstanding the permissive regulatory environment of medical, and in some cases also recreational marijuana at the state level, under U.S. federal law cannabis (other than hemp) is a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) which means it is viewed by the U.S. federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
14.
CONTINGENCIES (continued)

cannabis to some extent, the cultivation, processing, distribution, possession and sale of cannabis violates the Controlled Substances Act. Moreover, individuals and entities may violate U.S. federal law if they aid and abet another in violating the Controlled Substances Act or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture.
Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its cannabis licenses in the U.S., the listing and trading of its securities on stock exchanges and platforms, its financial position, operating results, profitability, liquidity and the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.
There can be no assurance that the comprehensive U.S. federal legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company’s subsidiaries operate or that such legislation will otherwise be favorable to the Company and its business.
15.
SEGMENTS

The Company conducts and manages its business through two reportable segments, representing the major lines of its cannabis business: Cultivation (Wholesale) and Retail. The Cultivation (Wholesale) segment consists of the cultivation, production and sale of cannabis products to retail stores. The Retail segment consists of the retailing of cannabis to patients and consumers. Summarized financial information for these segments is as follows:
	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Revenue, net of discounts
Cultivation (Wholesale)	$53,008	$49,161
Retail	164,334	79,195
Intersegment Eliminations	(15,107)	(7,461)
Total Revenue, net of discounts	202,235	120,895
Depreciation and Amortization
Cultivation (Wholesale)	19,725	8,320
Retail	14,709	3,463
Total Depreciation and Amortization	34,434	11,783

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
15.
SEGMENTS (continued)

	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Income taxes
Cultivation (Wholesale)	11,237	3,696
Retail	14,278	12,718
Total Income Taxes	25,515	16,414

Goodwill assigned to the Cultivation (Wholesale) segment as of March 31, 2022 and December 31, 2021 was $92,166 and $91,116, respectively. Goodwill assigned to the Retail segment as of March 31, 2022 and December 31, 2021 was $283,559 and $277,014, respectively.
The Company’s assets are aggregated into two reportable segments (Retail and Cultivation). For the purposes of testing goodwill, the Company has identified 12 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.
16.
LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred, which is calculated based on a standalone selling price that ranges between $0.05 and $0.08 per loyalty point.
Upon redemption, the loyalty program obligation is relieved, and the offset is recorded as revenue. The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year.
As of December 31, 2021, there were 111,475,4591 points outstanding, with an approximate value of $2,620 which is included in accrued liabilities. The Company restricted the loyal program in 2022. In states where the known points expired, the actual redemption value was applied.
As of March 31, 2022, there were 43,288,3211 points outstanding with an approximate value of $2,110 which is included in accrued liabilities.
17.
CONSOLIDATION

In accordance with ASC 810, the Company consolidates through the variable interest model and the voting interest model. The following table presents the summarized financial information about the Company’s consolidated variable interest entities (“VIEs”) and, voting interest entities (“VOEs”), which are included in the consolidated balance sheets as of Mach 31, 2022 and December 31, 2021.

1
Such amounts not in thousands.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
17.
CONSOLIDATION (continued)

	Consolidated VIE	Consolidated VOE	Consolidated VIE	Consolidated VOE
	March 31, 2022		December 31, 2021
	(As Restated)		(As Restated)
Current Assets	$47,572	$18,244	$43,045	$20,464
Due To/(From)	(33,082)	(6,084)	(25,723)	14,228
Non-Current Assets	205,503	245,293	207,908	226,108
Current Liabilities	34,576	12,358	32,934	22,659
Non-Current Liabilities	42,552	45,438	45,873	45,603
Non-controlling Interest	—	—	1,276	—
Equity attributable to Verano Holdings, Corp.	142,865	199,657	145,147	192,538
Consolidated Variable Interest Entities
Consolidated VIEs occur when the Company closes an acquisition while the state is in-process of transferring the cannabis license.
Consolidation occurs on the effective date of the closing agreement and MSA. The closing agreement grants the Management Company, Verano, the ability to make business operating decisions, manage and staff employees, determine product mix, and the authority to direct allocation of cash. The MSA also allows the Management Company to limit distributions of the entity at Verano’s discretion.
Certain VIE’s may require financing to build-out a dispensary. These financing requirements are typically met within three months of closing and were less than $3 million in all periods presented. Certain state may limit the distribution or transfer of cash until license transfer.
Verano applies ASC 810-10-15 to determine control of the legal entity. The closing agreement limits the sellers involvement in future operations, and their risks of loss. In addition, Verano enters into an MSA with the legal entity that grants the Company strategic decision-making ability of the business operations.
The Company is involved in all qualitative and quantitative aspects of the entity, such as but not limited to, software choices, procurement, staffing and payroll, advertising, and use of cash flow. The Company absorbs all risk of loss and receives expected future returns based on the closing agreement and MSA, resulting in Verano being the primary beneficiary.
Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.
Variable Interest Entries Consolidated under Voting Interest Entities Model
Consolidated Voting Interest Entities (“VOEs”) occur when the Company acquires a cannabis license held by a non-profit entity. Pursuant to the Arizona Medical Marijuana Act passed in 2012, cannabis companies in Arizona were initially required to operate under a non-profit structure. The Company’s VOEs are limited to the state of Arizona.

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
17.
CONSOLIDATION (continued)

Upon closing, the Company establishes a MSA with the non-profit to grant Verano the ability to make business operating decisions, manage and staff employees, determine product mix, and the authority to direct allocation of cash. In addition, the closing agreement grants the Company to appoint the officers of the non-profit board and Verano has appointed the Company’s named officers to the board of the non-profit.
In accordance with ASC 810-10-15, the Company determines consolidation is appropriate when Verano has majority of control of the legal entity and the ability to make business operating decisions. The Company does not have required financing associated with VOEs and abides by state regulations regarding cash restrictions.
18.
FAIR VALUE MEASUREMENTS

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, credit-risk.
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 — Inputs for the asset or liability that are not based on observable market data.
Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, acquisition consideration payable.
For the Company’s long-term notes payable (which consist of credit facility and mortgage loans), for which there were no quoted market prices of active trading markets, it was not practicable to estimate the fair value of these financial instruments. The carrying amount of notes payable at March 31, 2022 and December 31, 2021 was $384,244 and $289,925, which includes $10,386 and $13,771, respectively, of short-term debt due within one year.
Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The fair value of the Company’s financial instruments associated with each of the three levels of the hierarchy are:

VERANO HOLDINGS CORP.
Unaudited Interim Notes to the Condensed Consolidated Financial Statements (continued)
For the Three Months Ended March 31, 2022 and 2021
($ in Thousands per share amounts)
18.
FAIR VALUE MEASUREMENTS (continued)

	As of March 31, 2022
	Level 1	Level 2	Level 3	Total
(As Restated)
Cash and Cash Equivalents	$139,637	$—	$—	$139,637
Investments	3,842	—	—	3,842
Acquisition Consideration Payable	—	—	(137,783)	(137,783)
Total	$143,479	$—	$(137,783)	$5,696
	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$99,118	$—	$—	$99,118
Acquisition Consideration Payable	—	—	(208,349)	(208,349)
Total	$99,118	$—	$(208,349)	$(109,231)
During the three months ended March 31, 2022, the Company remeasured its consideration arrangements associated with its 2021 acquisitions of Agri-Kind, LLC, and Agronomed Biologics, using Monte Carlo simulation models. The remeasurement resulted in a net loss of ($2,329) which was driven by a change in Management’s estimates and projections of the acquired entity’s ability to achieve the performance targets as agreed to in the 2021 acquisition agreements along with the change in fair value of the shares to be issued.
The amount was recorded, net, within other income/(expense) on the unaudited interim condensed consolidated statement of operations. Significant assumptions used in the Company’s March 31, 2022, remeasurement include the Company’s stock price as of March 31, 2022.
Additionally, during the three months ended March 31, 2022, the Company Verano sold its 50% ownership interest in ILDISP, LLC and as part of the disposition, the Company received shares of a publicly traded entity. As of March 31, 2022, the fair value of the investment was $3,842, which is included as a Level 1 financial instrument.
19.
SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing of this Quarterly Report and determined that there have been no events that have occurred that would require adjustments to our disclosures in the unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.,
ALTERNATIVE MEDICAL ENTERPRISES, LLC
INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements for each of the years ended December 31, 2021, are based on the Company’s and the AME Group’s historical consolidated and combined financial statements. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021, for Verano Holdings Corp. give effect to the acquisition as if it had occurred on January 1, 2021, instead of the actual date of February 11, 2021.
The pro forma condensed combined financial statements do not necessarily reflect what the combined Company’s financial condition or results of operations would have been had the acquisition occurred on January 1, as applicable. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
VERANO HOLDINGS CORP.,
ALTERNATIVE MEDICAL ENTERPRISES, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
	For the Year Ended December 31, 2021
($ in Thousands)	Verano Holdings Corp.	AME Group Pre-Acquisition	Pro Forma Adjustments		Pro Forma Combined
Revenues, net of discounts	737,850	22,402			760,252
Cost of Goods Sold	406,831	8,087	(68,934)	a	345,984
Gross Profit	331,019	14,315	68,934		414,268
Total Operating Expenses	270,929	3,299	377	b	275,395
Other Income (Expense)	(117,597)	(83)			(117,680)
Net Income (Loss)	(57,507)	10,933	68,557	c	21,983
Net Income (Loss) per share – basic	(0.20)	—			0.06
Net Income (Loss) per share – diluted	(0.20)	—			0.06
Weighted average number of shares – basic	290,443,432	65,191,388			355,634,820
Weighted average number of shares – diluted	290,443,432	65,191,388			364,353,560
Note 1 — Basis of presentation
The unaudited pro forma condensed combined financial statements are based on the Company’s and the AME Group’s historical consolidated and combined financial statements. The unaudited pro forma combined statements of operations for the year ended December 31, 2021, give effect to the acquisition as if it had occurred on January 1, 2021, instead of the actual date of February 11, 2021.
The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of the AME Group based on management’s best estimates of fair value.

Note 2 — Pro Forma Adjustments
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
Adjustments to the pro forma condensed statements of operations
(a)
Reflects the estimated amortization expense included in COGS related to the acquired intangible assets of $2,604 and the removal of post combination inventory step up that was recognized as an increase to cost of goods sold within the Consolidated Statements of Operations of ($71,538).

(b)
Reflects the estimated amortization expense included in Operating Expenses related to the acquired intangible assets.

(c)
No pro forma adjustment for provision for income tax due to the December 31, 2021, provision for income taxes reflecting AME Group’s tax expense.

VERANO ANNUAL MD&A
The amended and restated management’s discussion and analysis of Verano for the fiscal years ended December 31, 2021, 2020 and 2019
(begins on the following page)

(All $ in thousands except for share and per share amounts)
This management discussion and analysis (this “MD&A”) of the financial condition and results of operations of Verano is for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021, 2020 and 2019. It is supplemental to, and should be read in conjunction with, the Company’s unaudited interim condensed consolidated financial statements and the accompanying notes for the three months ended March 31, 2022 and 2021 and with the Company’s audited consolidated financial statements and the accompanying notes for the years ended December 31, 2021, 2020 and 2019. The financial statements referenced in this MD&A are prepared in accordance with GAAP. Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”) and expressed in thousands, unless otherwise indicated. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those projected, forecasted, or expected in these forward-looking statements as a result of various factors, including, but not limited to, those discussed below and elsewhere in this Registration Statement. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Registration Statement. Our management believes the assumptions underlying the Company’s financial statements and accompanying notes are reasonable. However, the Company’s financial statements and accompanying notes may not be an indication of our financial condition and results of operations in the future.
OVERVIEW OF THE COMPANY
Verano is a leading vertically-integrated multi-state cannabis operator as one of the top five publicly traded multi-state operators in the United States by reported annual revenue for the year ended December 31, 2021. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products to discerning high-end customers. As of June 10, 2022, through our subsidiaries and affiliates, we are licensed to conduct businesses in 14 states and actively operate businesses in 13 states, including 100 retail dispensaries, and 13 cultivation and processing facilities with over 1,000,000 square feet of cultivation, with an additional facility under construction. We produce a suite of premium, artisanal cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™ and Verano™. We also design, build and operate branded dispensary environments including Zen Leaf™ and MÜV™ that deliver a cannabis shopping experience in both medical and adult-use markets.
Notwithstanding the permissive regulatory environment of medical, and in some cases, recreational marijuana, at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis. To date, in the United States 37 states plus the District of Columbia and the US territories of Puerto Rico, Guam and the US Virgin Islands have authorized comprehensive medical marijuana programs, 19 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for medical and adult-use (i.e. recreational) marijuana, and 11 states allow the use of low THC, high CBD products for specified medical uses. Verano operates within states where cannabis use, medical or both medical and adult-use, has been approved by state and local regulatory bodies. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under US federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries.
Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing premium brands and products at scale. Our cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf-space in our national retail dispensary chain, as well as to develop and foster long term wholesale supply relationships with third-party retail operators though sales arrangements. Our model includes geographic diversity by establishing a footprint that enables us to adapt to changes in both industry and market conditions seamlessly and profitably. All of the Company’s business, operating results and financial condition relate to US cannabis-related activities.
As part of the Go Public Transactions described in “Item 1. Business — History of the Company,” in February 2021, the Company resulted from a reverse takeover transaction, and at such time Verano LLC and AltMed became subsidiaries of the Company with the other members of the AME Group and Plants of Ruskin becoming subsidiaries of AltMed. Prior to the Go Public Transactions, Verano LLC, AltMed and its subsidiaries (collectively, “AME”) and Plants of Ruskin were not consolidated and were not combined.
Restatement of Previously Issued Financial Statements
On July 26, 2022, as a result of internal compensation and tax reviews, certain accounting errors were uncovered and in consultation with the Company’s management, the Audit Committee determined that the Company would be required to restate its previously issued financial statements for the fiscal year ended December 31, 2021 and the first quarter ending March 31, 2022 and March 31, 2021. Amounts depicted as “As Restated” throughout this MD&A and the Restated Financials include the impact of the restatement.
The Company identified restatement errors or corrections, which relate to the following categories:
(a)
Stock-Based Compensation.   The Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one Subordinate Voting Share instead of 100 Subordinate Voting Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value restricted stock units instead of the date of grant [closing] trading price of the Subordinate Voting Shares underlying such restricted stock units, as reported on the CSE. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Financials was overstated, and accordingly, the Company’s tax obligation has been reduced. In particular, the changes to the stated items in the Prior Financials include the following:

i.
As a result of the error related to stock-based compensation, in the Restated Annual Financials the Company increased Inventory by $3,069, Cost of Goods Sold, net by $3,544, and Salaries and Benefits expense by $40,964.

ii.
As a result of such understated stock-based compensation expense, in the Restated Annual Financials the Company’s tax expense was reduced by ($139) with a corresponding reduction to Income Tax Payable of ($661) and a decrease of Deferred Income Taxes of ($800).

iii.
As a result of the error related to stock-based compensation, in the Restated Quarterly Financials as of and for the quarter ended March 31, 2022, the Company increased Inventory by $3,898, Cost of Goods Sold, net by $1,052, and Salaries and Benefits expense by $9,572.

iv.
As a result of the error related to stock-based compensation, in the Restated Quarterly Financials as of and for the quarter ended March 31, 2021, the Company increased Salaries and Benefits expense by $5,692.

(b)
Tax Expense.   As a result of an overstatement of tax expense due to a clerical error, in the Restated Quarterly Financials as of and for the quarter ended March 31, 2022, the Company’s tax expense was reduced by ($20,274) with corresponding reduction to Income Tax Payable of ($23,071) and an increase to Deferred Income Taxes of $2,659. Also, the other restatement items impacted the period ending March 31, 2022 by increasing the Company’s Income Tax Expense by $2,956 and a corresponding increase in Income Tax Payable of $2,956. The total restatement impact was that the Company’s Income Tax Expense decreased by ($17,318) and Income Tax Payable decreased by ($20,116) and Deferred Income Tax increased by $2,659 in the period ended March 31, 2022.

(c)
Consolidated Entity Distributions.   The Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675) for the year ended December 31, 2021, and ($100) for the quarter ended March 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537 and $1,638 at December 31, 2021 and March 31, 2022, respectively, with a reduction in Disposition of Investments of $3,176 at March 31, 2022.

(d)
Acquisition Earnouts:   The company determined that it had information after March 31, 2022 but before the March 31, 2022 financials were publicly filed regarding the CT Pharma and THC acquisition earnouts the Company recognized a $4,760 reduction in the expected earnouts which was recorded in the first quarter March 31, 2022 to reflect the subsequent information indicating a lower liability.

SELECTED RESULTS OF OPERATIONS
The following presents selected financial data derived from the unaudited interim condensed consolidated financial statements for the three months ended March 31, 2022 and the audited consolidated financial statements for the years ended December 31, 2021, 2020 and 2019. The following tables reflect the restatement discussed in Note 4,to the Restated Annual Financials for December 31, 2021 and Note 3 to the Restated Quarterly Financials for March 31, 2022 and March 31, 2021, The selected consolidated financial information below may not be indicative of the Company’s future performance.
Verano — Three Months Ended March 31, 2022, As Compared to Three Months Ended March 31, 2021
	For the Three Months Ended March 31,		2022 – 2021

($ in thousands)	2022	2021	$ Change
	(As Restated)	(As Restated)
Revenue, net of discounts	$202,235	$120,895	$81,340
Gross Profit	98,617	54,290	44,327
Net Loss attributable to Verano Holdings Corp.	(214)	(7,886)	7,672
Net Loss per share – basic	(0.00)	(0.03)	0.03
Net Loss per share – diluted	(0.00)	(0.03)	0.03
($ in thousands)	March 31, 2022	December 31, 2021
	(As Restated)	(As Restated)
Total Assets	$2,643,939	$2,548,655
Long-Term Liabilities	695,355	596,333
Revenue, net of discounts
Revenue for the three months ended March 31, 2022 was $202,235, an increase of $81,340 or 67.3%, compared to revenue of $120,895 for the three months ended March 31, 2021. Key performance drivers for retail revenue for the quarter were new store openings in Florida, Pennsylvania, Arizona and Connecticut along with significant retail expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets. During the three months ended March 31, 2022, the Company opened five new stores in Florida, Illinois and West Virginia. Retail revenue for the three months ended March 31, 2022 was approximately 75.6% of total revenue compared to 61.7% of total revenue for the three months ended March 31, 2021. Key performance drivers for cultivation (wholesale) revenues were merger and acquisition activities, in particular acquisitions of AltMed and Connecticut Pharmaceutical Solutions, Inc. and significant cultivation expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets. In addition, production output and sales of flower expanded in the Illinois, Maryland, New Jersey, and Ohio markets, which further increased revenue. Cultivation (wholesale) revenue for the three months ended March 31, 2022 was 24.4% of total revenue compared to 38.3% of total revenue for the three months ended March 31, 2021.
Gross Profit
Gross profit for the three months ended March 31, 2022 was $98,617 representing a gross margin on the sale of cannabis, cannabis extractions, edibles and related accessories of 48.8%. This is compared to gross profit for the three months ended March 31, 2021 of $54,290, which represented a 44.9% gross margin on the sale of cannabis, cannabis extractions, edibles and related accessories. The increase in gross profit is primarily due to top-line growth catalyzed by strong market growth in Illinois and expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets.
Net Loss
Net Loss attributable to the Company for the three months ended March 31, 2022 was $(214), an increase of $7,672, compared to a net loss of ($7,886) for the three months ended March 31, 2021. The variance in net loss was driven by an increase in other income, partially offset by an increase in income tax expense.
	For the Three Months Ended March 31,		2022 – 2021
($ in thousands)	2022	2021	$ Change
	(As Restated)	(As Restated)
Cost of Goods Sold, net	$103,618	$66,605	$37,013
Total Operating Expense	89,560	42,665	46,895
Other Income (Expense)	14,530	(2,634)	17,164
Provision for Income Taxes	(25,515)	(16,414)	(9,101)
Cost of Goods Sold, net
Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the three months ended March 31, 2022, was $103,618, an increase of $37,013 or 55.6%, from the three months ended March 31, 2021. The increase was primarily driven by the acquisitions of the AltMed cultivation facilities in Arizona and Florida, the Territory cultivation facility in Arizona, the Agri-Kind cultivation facility in Pennsylvania and continued expansion at existing facilities. On the retail side, the increase is due to expansion of sales and continued store openings.
Total Operating Expenses
Total operating expenses for the three months ended March 31, 2022, were $89,560, an increase of $46,895 or 109.9%, compared to total operating expenses of $42,665 for the three months ended March 31, 2021. Total operating expenses as a percentage of revenue was 44.3% and 35.3% for the three months ended March 31, 2022, and 2021, respectively. The increase was primarily due to i) a $39,051 increase in salaries and benefits related to stock-based compensation expense and ii) a $32,711 increase in general and administrative expenses driven by the expansion into four new markets. Higher spend related to marketing initiatives and continued growth in existing markets which lead to an increase in employee headcount and fixed assets.
The Company expects to continue to invest organically and in new markets to support expansion plans and adapt to the increasing complexity of the cannabis business. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to expansion.
Total Other Income (Expense)
Total other income (expense) the three months ended March 31, 2022, was $14,530, an increase of $17,164 as compared to the three months ended March 31, 2021. The increase in other income was primarily due to a gain on the disposal of three dispensaries of $14,099.
Provision for Income Taxes
Income tax expense for the three months ended March 31, 2022, was ($25,515), an increase to income tax expense of ($9,101) or (55.4%) as compared to the three months ended March 31, 2021. The increase in income taxes was due the increase in top line revenues year over year.

Verano — Year Ended December 31, 2021, As Compared to Year Ended December 31, 2020
	For the Year Ended December 31,		2021 – 2020
($ in thousands)	2021	2020	$ Change
	(As Restated)
Revenue, net of discounts	$737,850	$228,530	$509,320
Gross Profit	331,019	135,569	195,450
Net Income (Loss) attributable to Verano Holdings Corp.	(57,507)	38,401	(95,908)
Net Income (Loss) per share – basic	(0.20)	0.15	(0.35)
Net Income (Loss) per share – diluted	(0.20)	0.14	(0.34)
Revenue, net of discounts
Revenue for the year ended December 31, 2021 was $737,850 an increase of $509,320 or 222.9%, compared to revenue of $228,530 for the year ended December 31, 2020. The increase in revenue was primarily driven by significant retail and cultivation expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets. The key performance driver of retail revenues in 2021 was increased store traffic to Verano’s open and operating retail stores, particularly in Illinois, and new store openings, including acquired stores, particularly in Florida, Arizona and Pennsylvania. The Company generated revenue from 92 retail locations during 2021 compared to 71 locations in the prior year. During the year ended December 31, 2021, retail revenue made up 73.1% of total revenue as compared to 36.2% of total revenue in 2020. Since December 31, 2020, the Company’s merger with the AME Group on February 11, 2021 resulted in the AME Group becoming wholly owned subsidiaries of the Company and adding additional retail stores in Arizona and Florida, which contributed to the increase in retail revenues in 2021. The key drivers for the cultivation (wholesale) increase in revenues in 2021 were production output and sales of flower expanded in the Illinois, Maryland, New Jersey, and Ohio markets. Cultivation (wholesale) revenue made up 26.9% of total revenues in 2021 as compared to 63.8% in 2020.
Gross Profit
Gross profit for the year ended December 31, 2021 was $331,019 representing a gross margin on the sale of cannabis, cannabis extractions and edibles and from related accessories of 44.9%. This is compared to gross profit for the year ended December 31, 2020 of $135,569, which represented a 59.3% gross margin. The increase in gross profit is primarily due to top-line growth catalyzed by strong market growth in Illinois and expansion into the Arizona, Connecticut, Florida, and Pennsylvania markets.
Net Income (Loss)
Net loss attributable to Verano Holdings Corp. for the year ended December 31, 2021, was $(57,507) a decrease of $(95,908), compared to a net income of $38,401 for the year ended December 31, 2020. The decrease in net income was driven by an increase in income tax expense.
	For the Year Ended December 31,		2021 – 2020
($ in thousands)	2021	2020	$ Change
	(As Restated)
Cost of Goods Sold, net	$406,831	$92,961	$313,870
General and Administrative	100,903	23,838	77,065
Sales and Marketing Expense	8,644	919	7,725
Salaries and Benefits	119,598	16,228	103,370
Depreciation and Amortization	41,784	2,278	39,506
Total Operating Expense	270,929	43,263	227,666
Other Expenses	15,723	12,546	3,177
Provision for Income Taxes	(103,988)	(42,296)	(61,692)

Cost of Goods Sold, net
Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the year ended December 31, 2021 was $406,831, an increase of $313,870 or 337.6%, from the year ended December 31, 2020. The increase was primarily driven by the acquisitions of the AltMed cultivation facilities in Arizona and Florida, the Territory cultivation facility in Arizona, the Agri-Kind cultivation facility in Pennsylvania and continued expansion at existing facilities. On the retail side, the increase is due to expansion of sales and continued store openings.
Total Operating Expenses
Total operating expenses for year the ended December 31, 2021 were $270,929, an increase of $227,666 or 526.2%, compared to total operating expenses of $43,263 for the year ended December 31, 2020. Total operating expenses as a percentage of revenue was 36.7% and 18.9% for the years ended December 31, 2021 and 2020, respectively. The increase was primarily due to i) a $103,370 increase in salaries and benefits due to stock-based compensation expense and ii) a $77,065 increase in general and administrative expenses driven by the expansion into four new markets and continued growth in existing markets which lead to an increase in employee headcount and fixed assets.
The Company expects to continue to invest organically and in new markets to support expansion plans and adapt to the increasing complexity of the cannabis business. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to expansion.
Total Other Expense
Total other expense for the year ended December 31, 2021 was $15,723, an increase of $3,177 or 25.3% as compared to the year ended December 31, 2020. The increase was due to amortization of debt issuance costs for warrants and convertible debt, amortization of the present value discount for acquisitions with deferred consideration, and interest accrued on outstanding debt.
Provision for Income Taxes
Income tax expense for the year ended December 31, 2021 was ($103,988), an increase to income tax expense of ($61,692) or (145.9%) as compared to the year ended December 31, 2020. The increase in income taxes was due the increase in top line revenues year over year.
Verano LLC — Year Ended December 31, 2020, As Compared to Year Ended December 31, 2019
	For the Year Ended December 31,		2020 – 2019
($ in thousands)	2020	2019	$ Change
Revenues, net of discounts	$228,530	$65,968	$162,562
Gross Profit	135,569	36,040	99,529
Net Income (Loss) attributable to Verano Holdings, LLC	38,401	(18,273)	56,674
Net Income (Loss) per share – basic	0.15	(0.07)	0.22
Net Income (Loss) per share – diluted	0.14	(0.07)	0.21
Revenue, net of discounts
Revenue for the year ended December 31, 2020 was $228,530, an increase of $162,562 or 246.4%, compared to revenue of $65,968 for the year ended December 31, 2019. The increase was primarily due to increased supply capacity and demand in Illinois, along with expansion into Arkansas, Maryland, Massachusetts, New Jersey, Ohio, and Pennsylvania. The key performance drivers of retail revenues in 2020 were legalization of adult use in Illinois on January 1, 2020 as well as new store openings particularly in Arkansas, Maryland, Massachusetts, New Jersey, Ohio, and Pennsylvania where 15 dispensaries were opened in 2020. During the year ended December 31, 2020, retail revenue made up 36.2% of total revenue as compared to 33.2% in 2019. In total, the Company had 71 retail locations open and operating during the year ended December 31, 2020 as compared to 26 retail locations in the prior year. The key drivers for cultivation (wholesale) revenue were legalization of adult use in Illinois on January 1, 2020 as well as the expansion of the Company’s branded product portfolio to third-party retailers through the Company’s existing cultivation and processing facilities in Illinois and Pennsylvania due to increased scale and efficiency. Cultivation (wholesale) revenue made up 63.8% of total revenues in 2020 as compared to 66.8% in 2019.
Gross Profit
Gross profit for the year ended December 31, 2020 was $135,569, representing a gross margin on the sale of cannabis, cannabis extractions and edibles and from related accessories of 59.3%. This is compared to gross profit for the year ended December 31, 2019 of $36,040, which represented a 54.6% gross margin. The increase in gross profit margin is primarily due to top-line growth in the Illinois market as well as the opening of 15 dispensaries.
Net Income (Loss)
Net income attributable to Verano Holdings, LLC for the year ended December 31, 2020 was $38,401, an increase of $56,674, compared to a net loss of ($18,273) for the year ended December 31, 2019. The increase in net income was primarily due to increased supply capacity and demand in Illinois, along with expansion into Arkansas, Maryland, Massachusetts, New Jersey, Ohio, and Pennsylvania leading to the opening of 15 dispensaries in these markets.
	For the Year Ended December 31,		2020 – 2019
($ in thousands)	2020	2019	$ Change
Cost of goods sold	$92,961	$29,928	$63,033
General and Administrative	23,838	29,692	(5,854)
Sales and Marketing Expense	919	926	(7)
Salaries and Benefits	16,228	6,231	9,997
Depreciation and Amortization	2,278	2,288	(10)
Total Operating Expense	43,263	39,137	4,126
Other Expenses	12,546	4,938	7,608
Provision for Income Taxes	(42,296)	(10,333)	(31,963)
Cost of Goods Sold, net
Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the year ended December 31, 2020 was $92,961, an increase of $63,033 or 210.6%, from the year ended December 31, 2019. This increase is primarily due to production costs of cannabis in the Illinois cultivation facility, along with start-up costs in New Jersey and Ohio. On the retail side, this increase is due to expansion of sales and continued store openings.
Total Operating Expenses
Total operating expenses for the year ended December 31, 2020 were $43,263, an increase of $4,127 or 10.5%, compared to total operating expenses of $39,137 for fiscal year ended December 31, 2019. Total operating expenses as a percentage of revenue, net of discounts, was 18.9% and 59.3% for the years ended December 31, 2020 and 2019, respectively. The increase in total operating expenses was primarily due to a $9,997 or 160.4% increase in salaries and benefits, which was driven by an increase in headcount from the Company’s primary operating markets, start-up costs in new markets, and transaction costs relating to the RTO of $2,764.
Total Other Expense
Total other expense for the year ended December 31, 2020 was $12,546, an increase of $7,608 or 154.1% as compared to the year ended December 31, 2019. The increase is due to amortization of debt issuance costs for warrants and convertible debt.

Provision for Income Taxes
Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2020, provision for income taxes totaled ($42,296) compared to ($10,333) for the year ended December 31, 2019. The increased income tax expense was primarily driven by greater taxable income in the year ended December 31, 2020.
Verano — Results of Operations — Segments
The Company has two reportable segments: (i) Cultivation (Wholesale) and (ii) Retail.
Verano — Three Months Ended March 31, 2022, As Compared to Three Months Ended March 31, 2021
The following tables summarize revenues net of sales discounts by segment for the three months ended March 31, 2022 and 2021:
	Three Months Ended March 31,
($ in thousands)	2022	2021	% Change
	(As Restated)	(As Restated)
Revenues, net of discounts
Cultivation (Wholesale)	$53,008	$49,161	7.8%
Retail	164,334	79,195	107.5%
Intersegment Eliminations	(15,107)	(7,461)	(102.5)%
Total Revenues, net of discounts	202,235	120,895	67.3%
Revenues, net of discounts for the cultivation (wholesale) segment were $53,008 for the three months ended March 31, 2022, an increase of $3,846 or 7.8% excluding intersegment eliminations, compared to the three months ended March 31, 2021. The increase in cultivation (wholesale) revenues, net of discounts, was primarily driven by acquisitions in new markets and increases in revenues in established markets.
Revenues, net of discounts for the retail segment were $164,334 for the three months ended March 31, 2022, an increase of $85,139 or 107.5%, excluding intersegment eliminations, compared to the three months ended March 31, 2021. The increase in retail revenues, net of discounts, was primarily driven by the Company’s Florida operations, which are treated exclusively as retail income due to the vertical nature of the Florida business. The increase was also driven by additional retail store openings in Florida, Pennsylvania, Arizona and Connecticut, in addition to the retail locations acquired through acquisitions entered into throughout 2021.
Due to the vertically integrated nature of its business, the Company reviews its revenue at the wholesale and retail level while reviewing its operating results on a consolidated basis.
Verano — Year Ended December 31, 2021, As Compared to Year Ended December 31, 2020
The following tables summarize revenues net of sales discounts by segment for the years ended December 31, 2021 and 2020:
	For the Year Ended December 31,
($ in thousands)	2021	2020	% Change
	(As Restated)
Revenues, net of discounts
Cultivation (Wholesale)	$217,739	$156,223	39.4%
Retail	591,591	88,470	568.7%
Intersegment Eliminations	(71,480)	(16,163)	(342.2)%
Total Revenues, net of discounts	$737,850	228,530	222.9%

Revenues, net of discounts for the wholesale segment were $217,739 for the year ended December 31, 2021, an increase of $61,516 or 39.4%, excluding intersegment eliminations, compared to the year ended December 31, 2020. The increase in wholesale revenues net of discounts, was primarily driven by acquisitions in new markets and increases in revenues in established markets.
Revenues, net of discounts for the retail segment were $591,591 for the year ended December 31, 2021, an increase of $503,121 or 568.7%, excluding intersegment eliminations, compared to the year ended December 31, 2020. The increase in retail revenues, net of discounts, was primarily driven by the Company’s Florida operations, which are treated exclusively as retail income due to the vertical nature of the Florida business. The change was also driven by additional retail store openings in addition to the retail locations obtained through acquisitions entered into during the second half of 2020 and throughout 2021.
Due to the vertically integrated nature of business, the Company reviews its revenue at the wholesale and retail level while reviewing its operating results on a consolidated basis.
Verano — Year Ended December 31, 2020, As Compared to Year Ended December 31, 2019
The following tables summarize revenues net of sales discounts by segment for the years ended December 31, 2020 and 2019:
	For the Year Ended December 31,
($ in thousands)	2020	2019	% Change
Revenues, net of discounts
Cultivation (Wholesale)	$156,223	$46,068	239.1%
Retail	88,470	22,925	285.9%
Intersegment Eliminations	(16,163)	(3,025)	(434.3)%
Total Revenues, net of discounts	228,530	65,968	246.4%
Revenues, net of discounts for the wholesale segment were $156,223 for the year ended December 31, 2020, an increase of $110,155 or 239.1%, excluding intersegment eliminations, compared to the year ended December 31, 2019. The increase in wholesale revenues net of discounts, was primarily driven by growth in the Illinois market, which included the adult-use launch.
Revenues, net of discounts for the retail segment were $88,470 for the year ended December 31, 2020, an increase of $65,545 or 285.9%, excluding intersegment eliminations, compared to the year ended December 31, 2019. The increase in retail revenues, net of discounts, was primarily driven by sales in Illinois, supported by continued growth in Maryland, Ohio, and Nevada. New retail expansion in Arkansas, Massachusetts, New Jersey, and Pennsylvania helped contribute to overall growth.
Due to the vertically integrated nature of business, the Company reviews its revenue at the wholesale and retail level while reviewing its operating results on a consolidated basis.
Drivers of Operational Performance
Revenue
The Company derives its revenue from both its cultivation (wholesale) business in which it cultivates, produces and sells cannabis products to third-party retail customers, and its retail business, in which it directly sells cannabis products to retail patients and consumers. For the three months ended March 31, 2022, approximately 24.4% of the Company’s revenue was generated from the cultivation (wholesale) business and approximately 75.6% from the retail business. For the year ended December 31, 2021, approximately 26.9% of revenue was generated from the cultivation (wholesale) business and approximately 73.1% from the retail business. For the year ended December 31, 2020, approximately 63.8% of revenue was generated from the wholesale business and approximately 36.2% from the retail business. For the year ended December 31, 2019, approximately 66.8% of revenue was generated from the wholesale business and approximately 33.2% from the retail business. This change in mix was largely driven by the opening and acquisition of additional retail stores throughout the years ended December 31, 2020 and 2021.

On a standalone basis, the Company’s wholesale-based revenue decreased gradually throughout the year ended December 31, 2021 as the Company fully realizes the new stores that opened in 2020 and opening of additional retail dispensaries in 2021.
Gross Profit
Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles, and concentrates, as well as packaging and other supplies, fees for services and processing, rent, utilities, and related costs. Cannabis costs are affected by various state regulations that limits the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures the Company’s gross profit as a percentage of revenue. Furthermore, during the three months ended March 31, 2022 and the year ended December 31, 2021, the Company recorded an increase to cost of goods sold, net, of $4,612 and $80,988, respectively, that was attributable to acquired inventory that was stepped-up to fair value, and subsequently recognized through cost of goods sold.
The Company’s expansion strategy and revenue growth have taken priority and will continue to do so for the foreseeable future as it expands its footprint in new markets through acquisition and scales production within current markets. In the core markets in which the Company is already operational, it does not expect price compression in the near-term. However, as the state markets mature, the Company anticipates that there will be pressure on margins in the cultivation (wholesale_ and retail channels. The Company’s current production capacity has not been fully realized and it is expected that price compression at the cultivation (wholesale) level will be more than offset by increased production volume. As a result, the Company expects overall consolidated gross margins to increase in the near-term future.
Total Expenses
Total expenses other than the cost of goods sold consist of selling costs to support customer relationships and to deliver product to the Company’s retail stores. It also includes a significant investment in the corporate infrastructure required to support ongoing business.
Selling costs generally correlate to revenue. As a percentage of sales, selling costs are expected to increase slightly in currently operational markets (Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia) as facility and market expansion occurs. The increase is expected to be driven primarily by the growth of the Company’s retail and cultivation (wholesale) channels and the ramp up from pre-revenue to sustainable market share.
General and administrative (“G&A”) expenses represent costs incurred at the Company’s corporate offices, primarily related to personnel costs, including salaries, benefits, and other professional service costs, including legal and accounting. Going forward, G&A expenses are expected to continue in line with the Company’s expansion plans. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to these expansion plans and anticipates an increase in stock compensation expenses related to recruiting and hiring talent, along with legal and professional fees associated with being a publicly traded company.
Provision for Income Taxes
The Company is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the cannabis industry, it is subject to the limits of Section 280E of the Code under which the Company is only allowed to deduct expenses directly related to the sale of products. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under Section 280E of the Code and a higher effective tax rate than most industries.

Plants of Ruskin on a Consolidated Basis for the Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Revenue
Revenue for the fiscal year ended December 31, 2020, was $105,661 representing an increase of $66,290 or 168%, compared to revenue of $39,371 for the fiscal year ended December 31, 2019. The increase in revenue was driven by a full fiscal year of revenue from the 11 retail locations opened in prior years plus the addition of 18 locations.
Cost of Goods Sold
Cost of goods sold are derived from costs related to internal cultivation. Cost of goods sold for the fiscal year ended December 31, 2020 was $23,360 representing an increase of $11,378 or 95% compared to cost of goods sold of $11,982 for the fiscal year ended December 31, 2019. The increase was primarily driven by the increased revenue due to expansion. In addition, the cost of sales also includes costs related to other products acquired from other producers and sold by Plants of Ruskin.
Gross Profit
Gross profit for the fiscal years ended December 31, 2020, and 2019, was $82,300 and $27,389 respectively, representing a gross margin on the sale of cannabis, cannabis extractions, and from related accessories of 78% and 70%, for the years ended December 31, 2020, and 2019, respectively. The increase in gross profit margin is mainly due to the expansion of its captive cultivation site.
Operating Expenses
Operating expenses for the fiscal year ended December 31, 2020, was $21,246, representing an increase of $12,147 or 133% compared to operating expenses of $9,099 for the fiscal year ended December 31, 2019, which represents 20% of revenue for the fiscal year ended December 31, 2020, compared to 23% of revenue for the prior year. The overall increase in operating expenses was attributable to continued expansion of operations in Florida.
Plants of Ruskin had marketing and advertising expense of $982 in 2020 which represented an increase from 2019 marketing and advertising expense of $607. This increase is primarily due to Plants of Ruskin’s operations in Florida of 29 retail dispensaries as of December 31, 2020, as compared to 11 retail dispensaries as of December 31, 2019. In addition, each retail location incurred a large amount of marketing expenses, particularly around the opening, ongoing online presence, and search engine optimization strategies for each location. Plants of Ruskin continues to implement key advertising and marketing strategies to raise awareness in the market of the brand and additional retail locations. Depreciation and amortization expense was $4,476 for the fiscal year ended December 31, 2020, representing a $1,575 increase from $2,901 for the fiscal year ended December 31, 2019. The increase was due to the expansion of the cultivation site and continued expansion of retail dispensary locations.
Income from Operations
Income from operations for the fiscal year ended December 31, 2020, was $61,054 an increase of $42,764 or 234%, compared to income from operations of $18,290 for the fiscal year ended December 31, 2019. The increase was driven by a full fiscal year of revenue from the 11 retail locations opened in prior years plus the addition of 18 retails locations.
Other Income (Expenses)
Other Income
Other income was $109 for the fiscal year ended December 31, 2020, compared to $36 for the fiscal year ended December 31, 2019. The increase was due to the increase in ATM commissions from the additional retail dispensary locations.

Other Expenses
Other expenses were $1,423 for the fiscal year ended December 31, 2020, compared to $334 for the fiscal year ended December 31, 2019. The increase was primarily due to increased leased dispensary locations and implementing ASC 842 — Lease Accounting.
Total Assets
Total assets increased by $53,214 to $103,893 for the fiscal year ended December 31, 2020, from $50,678 for the fiscal year ended December 31, 2019. The increase was due to the continued expansion of retail.
AME on a Consolidated Basis for the Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
Revenue
Operating revenue for fiscal year ended December 31, 2020 and 2019 was $20,648 and $14,482 respectively, an increase of $6,166 or 43% year over year. Operating revenue consists of sales out of the Müv dispensary, wholesale sales consisting of product sold to other dispensaries within the state of Arizona, MüvHealth CBD products, and other revenue. Most sales come from dispensary sales and wholesale sales.
Revenue increased year over year due to the increase is due to two main drivers. The first is the increase in gummy sales. During 2020, AME produced Wana gummy products which increased in sales due in large part to the popularity of the product and the introduction of a 300 mg product. The second driver for the increase in sales relates to bulk flower. In the fourth quarter of 2019 the bulk price per pound of Müv flower was increased. As demand increased in 2020, AME continued to increase the price. The average wholesale price for a pound of flower increased on average $635/lb. from 2019. While the total pounds sold through wholesale decreased year over year, total revenue related to bulk flower sales remained unchanged. The flower that would have been sold wholesale was routed to the dispensary where flower sales averaged $360/lb. more than if sold wholesale.
During 2020, the cultivation site reached capacity and some product categories were no longer sold through the wholesale channel. Concentrates (shatter, crumble, etc.) and vape cartridges were sold through dispensaries and not sold wholesale. With the limitations in production capacity, biomass resources were allocated to the production of gummies, flower, and a sufficient number of other product categories to sell through dispensaries.
In 2020 total pounds sold of flower were 2,548 lbs., an increase of 448 lbs. (21%) from 2019. While this allowed for record sales in 2020, it was determined early in 2020 that AME needed to expand production capacity. An additional 2,000+ square foot flower room was placed in service in Q4 of 2020. The first harvest date was in the fourth quarter of 2020, with the biomass beginning to be sold in 2021. In addition, AME entered a contract to build a semi-enclosed greenhouse on the property it purchased in 2020.
Cost of Goods Sold
Cost of goods sold are derived from costs related to the internal cultivation and production of cannabis and from retail and wholesale purchases from other licensed producers operating within our state markets. Cost of goods sold for the fiscal year ended December 31, 2020 was $9,804 representing an increase of $1,183 or 14% compared to cost of goods sold of $8,621 for the fiscal year ended December 31, 2019. In 2020, AME focused on selling their Müv™ products out of its own dispensaries. This resulted in a 254% increase in products sold through AME dispensaries. This in turn reduced the cost of revenue for dispensary sales since the produced product have a lower cost than third-party products that would have otherwise been purchased.
Gross Profit
Gross Profit for the fiscal years ended December 31, 2020 and 2019 was $10,845 and $5,861, representing a gross margin of 52.5% and 40.5%, respectively. The increase in gross profit margin is attributable to an increase in top line revenue of the sale of cannabis and cannabis infused products.

General and Administrative Expenses
General and administrative expenses for the fiscal year ended December 31, 2020 was $4,544, representing a decrease of $264 or (5.8%) compared to general and administrative expense of $4,808 for the fiscal year ended December 31, 2019. 2020 selling, general, and administrative (“SG&A”) expenses are comprised of general and administrative expenses and the costs associated with operating the dispensary and wholesale sales departments. Largely, the 2020 SG&A expense is related to legal expenses accrued at year end to account for fees incurred stemming from the Go Public Transactions.
Depreciation and Amortization
Depreciation and amortization expense was $1,379 for the fiscal year ended December 31, 2020, representing a decrease of $367 or (26.6%) from $1,746 for the fiscal year ended December 31, 2019. In 2020 assets were written off resulting in a loss on the disposal of the assets, but the overall depreciation expense for the year was also reduced. Amortization expense for the year consists of three intangible assets, those being the cultivation and management fee agreement between Agronomy Innovations LLC and Fort Consulting, a right to use agreement, and a buyout of investor equity dating back to 2015. The values of both the right to use and buyout agreements were written down to zero in 2020. Thereafter, the only intangible asset to be amortized was the cultivation and management fee agreement for the dispensaries where flower sales averaged $360/lb. more than if sold wholesale.
Income (Loss) from Operations
Income (loss) from operations for the fiscal year ended December 31, 2020 was $4,922 an increase of $5,615 compared to loss from operations of ($693) for the fiscal year ended December 31, 2019. The increase in income from operations is attributable to the year over year decrease of SG&A, amortization and depreciation expense.
Provision for Income Taxes
Fort Consulting, LLC is a non-profit entity for Arizona income tax purposes and it elected to be taxed as a C-corporation for US Federal tax purposes. Therefore, income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due, plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting.
Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and labilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in the tax laws and rates on the date of enactment.
Other Income (Expenses)
Other Income
Other income was $25,407 for the fiscal year ended December 31, 2020, compared to $8,037 for the fiscal year ended December 31, 2019. The increase was due to the increase in income from investments in related companies.
Other Expenses
Other expenses were $591 for the fiscal year ended December 31, 2020, compared to $29 for the fiscal year ended December 31, 2019. The increase was primarily due to a loss on the sale of property and equipment.

Total Assets
Total assets increased by $24,043 to $64,226 for the fiscal year ended December 31, 2020, from $40,183 for the fiscal year ended December 31, 2019. The increase was due to equity investments and the continued expansion of retail operations.
LIQUIDITY, FINANCING ACTIVITIES AND CAPITAL RESOURCES
As of March 31, 2022 and December 31, 2021, the Company had total current liabilities of $425,801 and $470,516, respectively, and cash and cash equivalents of $139,637 and $99,118, respectively, to meet its current obligations. The Company had a working capital deficit of ($82,124) as of March 31, 2022, an increase of working capital of $111,348 as compared to December 31, 2021. This increase in working capital was primarily driven by a $23,078 net increase in inventories and proceeds from issuance of notes payable of $102,660 partially offset by $62,498 of cash payments related to acquisition consideration payable and an increase in accounts payable of $15,878.
The Company is an early-stage growth company, generating cash from revenues deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and long term. Capital reserves are primarily being utilized for capital expenditures, facility improvements, strategic investment opportunities, product development and marketing, as well as customer, supplier, and investor and industry relations.
While our revenue, gross profit and operating income were not materially impacted by COVID-19 and we maintained the consistency of our operations during the first three months of 2022 and the year ended December 31, 2021, the uncertain nature of the spread of COVID-19 may impact our business operations for reasons including the potential quarantine of our employees or those of our supply chain partners. Our ability to continue to operate without any significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees, customers and supply chain partners. The Company takes a cautious approach in allocating its capital to maximize its returns while ensuring appropriate liquidity. Given the current uncertainty of the future economic environment, the Company has taken additional measures in monitoring and deploying its capital to minimize the negative impact on its current operations and expansion plans.
Liquidity Requirements
Our short-term liquidity requirements consist primarily of funds necessary to pay for our ongoing acquisitions, to repay borrowings, maintain our operations and other general business needs. We believe that internally generated funds and other sources of liquidity discussed below will be sufficient to meet working capital needs, capital expenditures, and other business requirements for at least the next 12 months as of the date of this Amended and Restated Form 10. We believe we will meet known or reasonably likely future cash requirements through the combination of cash generated from operating activities, available cash balances and available borrowings. If these sources of liquidity need to be augmented, additional cash requirements would likely be financed through the issuance of equity securities or additional borrowings; however, there can be no assurances that we will be able to obtain additional equity financing or debt financing on acceptable terms in the future.
Our long-term liquidity requirements consist primarily of completing additional acquisitions, scheduled debt payments, maintaining and expanding our operations and other general business needs. We expect to meet our long-term liquidity requirements through various sources of capital, which may include future debt or equity issuances, net cash provided by operations and other secured and unsecured borrowings. We believe that the foregoing sources of capital will provide sufficient funds for our operations, anticipated expansion and scheduled debt payments for the long-term. Our ability to fund our operating needs will depend on our future ability to continue to generate positive cash flow from operations and obtain debt or equity financing on acceptable terms.
Credit Facility
The Company and certain of its subsidiaries are credit parties as co-borrowers and joint guarantors under the Credit Agreement. A total of $350,000 in fully funded term loan commitments is currently outstanding under the Credit Agreement, with an option for the Company to request up to an additional $175,000 in funding on terms to be mutually decided by the Company and the lenders if the Company exercises the option.
The Credit Agreement provides for, among other things, (i) the term loans being secured by a first priority lien on specified assets of Verano and our subsidiaries that are parties to the Credit Agreement, including ownership interests in credit parties, cash, accounts receivable, inventory, equipment, licenses and designated real estate, (ii) the original $30,000 loan bearing interest at a rate of 15.25% per annum, the incremental $100,000 loan funded in May 2021 bearing interest at a rate of 9.75% per annum and the remaining $220,000 bearing interest at a rate of 8.50% per annum; (iii) no principal amortization with $120,000 plus applicable interest being due in full on the stated maturity date of April 28, 2023, $130,000 plus applicable interest being due in full on the stated maturity date of May 30, 2023 and the balance of the last funding of $100,000 being due in full on the stated maturity date of August 31, 2023; (iv) prepayment fees generally of 1% of any principal amount being prepaid during a specified period after funding; (v) restrictive covenants which apply to the operations of the Company and our subsidiaries that are parties to the Credit Agreement, including limitations on their ability to incur additional debt, grant liens on assets, advance or contribute funds to non-credit parties and enter into acquisitions; and (vi) financial covenants requiring Verano to maintain on a consolidated basis:
•
minimum liquidity averaging at least $20,000 during any fiscal quarter and at least $25,000 as of the last day of each fiscal quarter;

•
minimum consolidated EBITDA for any fiscal quarter of at least $20,000; and

•
a fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter.

As of March 31, 2022 and December 31, 2021, the Company was in compliance with such covenants.
Mortgage Loans
On May 14, 2021, the Company acquired The Healing Center, which operates three dispensaries on three separate leased real estate parcels in the greater Pittsburgh area and on September 3, 2021, Verano acquired these three parcels from the owners. The Company funded the real estate acquisitions through a credit facility with Chicago Atlantic for $12,650 and interest of 9.75% per annum that matures in September 2023. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the credit facility, which was paid net of proceeds upon closing.
On July 17, 2021, the Company assumed a loan with 100 Mile Fund, LLC for a principal amount of $13,000 as part of the acquisition of Agronomed Holdings, Inc. The loan bears interest only payments of 13% per annum due monthly and matures July 11, 2022. The note is secured by first-priority blanket liens on the property, assets, and ownership interests of Agri-Kind and Agronomed Holdings Inc.
Funding Needs and Sources
Historically, we have relied on a combination of cash flows provided by operations, draw-downs under the Amended and Restated Credit Agreement and the incurrence of additional debt and/or the refinancing of our existing debt to fund our obligations. The Company continues to identify and evaluate further actions to improve its liquidity. These include, but are not limited to, increased reductions in capital expenditures, operating expenses and administrative costs and additional debt. Additionally, we will continue to pursue opportunities to raise additional capital to fund obligations associated with future debt maturities and/or extend the maturity dates associated with our existing debt. Such opportunities to raise additional capital may include incurring or issuing new debt or extending the maturity date of existing debt.
During the next 12 months, approximately $250,000 of our debt related to the Amended and Restated Credit Agreement will become due. A total of $350,000 in fully funded term loan commitments are currently outstanding under the Amended and Restated Credit Agreement, with an option to request, one time, an additional aggregate amount not exceeding $175,000, subject to the satisfaction of the conditions precedent set forth in the Credit Agreement. Additionally, the Company has entered into an engagement agreement with certain parties, including Chicago Atlantic, to refinance the debt for an additional term of up to three years. The refinancing will be dependent on, among other things, overall market conditions.
Based on our assumptions and estimates and our financial condition, we believe that the liquidity resulting from the actions mentioned above will be sufficient to fund our liquidity requirements over at least the next 12 months. However, there is no assurance that our assumptions and estimates are accurate due to possible unknown variables and, as such, there is inherent uncertainty in our ability to predict future liquidity requirements.
Sources and Uses of Cash
Cash Used in Operating Activities, Investing and Financing Activities
Net cash provided by (used in) operating, investing, and financing activities for the three months ended March 31 2022 and 2021 were as follows:
	Three Months Ended March 31,
	2022	2021
	(As Restated)	(As Restated)
Net Cash Provided by Operating Activities	$34,457	$24,930
Net Cash Used in Investing Activities	(86,743)	(72,068)
Net Cash Provided by Financing Activities	92,805	143,004
Net cash provided by (used in) operating, investing, and financing activities for the years ended December 31, 2021, 2020, 2019, were as follows:
	Years ended December 31,
	2021	2020	2019
	(As Restated)
Net Cash Provided by (Used in) Operating Activities	$182,872	$71,627	$(6,660)
Net Cash (Used in) Investing Activities	(455,832)	(86,908)	(84,118)
Net Cash Provided by Financing Activities	355,676	25,266	24,108
Our capital expenditures plan for 2022 is expected to be in the range of $185,000 to $250,000. Approximately 90% of our capital expenditures in 2022 are focused on growth initiatives including projects to expand current cultivation and processing capacity in existing markets, automate our consumer package goods business, expand our retail footprint and improve our technology systems infrastructure. In addition, the Company intends to continue to invest in growth through acquisitions and expects to incur acquisition and transaction costs related to expansion.
Contractual Obligations
The Company’s contractual obligations primarily consist of lease liabilities related to real estate used for dispensaries as well as promissory notes to fund business activity such as acquisitions and capital expenditures.
	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-2 years	3-4 years	5 years and after
Long Term Debt(1)	$289,924	$13,771	$265,867	$2,108	$8,178
Operating Leases	$89,541	$11,457	$21,372	$18,534	$38,178
Purchase Obligations(2)	—	—	—	—	—
Other Long Term Obligations(3)	—	—	—	—	—
Total Contractual Obligations	$379,465	$25,228	$287,239	$20,642	$46,356

(1)
Long Term Debt generally includes the Credit Agreement, mortgages and other long term debt included on the Company’s consolidated balance sheet.

(2)
“Purchase Obligations” means an agreement to purchase goods or services that is enforceable and legally binding on the Company that specifies all significant terms, including: fixed or minimum quantities to be purchased; fixed, minimum or variable price considerations; and the approximate timing of the transaction (Purchase Obligations do not include current acquisition agreements).

(3)
“Other Long-Term Obligations” means other long-term liabilities reflected on the Company’s balance sheet, excluding deferred income taxes.

Off-Balance Sheet Arrangements
As of the date of this filing, the Company does not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.
Changes in or Adoption of Accounting Practices
Refer to the discussion of recently adopted/issued accounting pronouncements within the Notes to Unaudited Interim Condensed Consolidated Financial Statements, Note 1 — Overview and Basis of Presentation and the Notes to the Consolidated Financial Statements Note 2 — Basis of Presentation.
CRITICAL ACCOUNTING ESTIMATES, JUDGMENTS, AND ASSUMPTIONS
The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods. Significant judgments, estimates, and assumptions that have the most significant effect on the amounts recognized in the consolidated financial statements are described below.
Estimated Useful Lives and Amortization of Intangible Assets
Amortization of intangible assets is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any. Intangible assets that have indefinite lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they may impaired.
Inventories
The net realizable value of inventories represents the estimated selling price for inventories in the ordinary course of business, less all estimated costs of completion and costs necessary to make the sale. The determination of net realizable value requires significant judgment, including consideration of factors such as shrinkage, the aging of and future demand for inventory, expected future selling price the Company expects to realize by selling the inventory, and any contractual arrangements with customers. Reserves for excess and obsolete inventory are based upon quantities on hand, projected volumes from demand forecasts and net realizable value. The estimates are judgmental in nature and are made at a point in time, using available information, expected business plans, and expected market conditions. As a result, the actual amount received on sale could differ from the estimated value of inventory. Periodic reviews are performed on the inventory balance. The impact of changes in inventory reserves is reflected in cost of goods sold.
Determination of Reporting Units
The Company’s assets are aggregated into two reportable segments: Cultivation (Wholesale) and Retail). For the purposes of testing impairment of goodwill, the Company has identified 12 reporting units.

The Company analyzed its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. The following represents the markets in which the Company operates as of December 31, 2021: Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Missouri, Nevada, New Jersey, Ohio, Pennsylvania and West Virginia.
Business Combinations
In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are recorded at their fair values. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its transaction-date fair value and included as part of the consideration transferred in a business combination. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, Contingencies, as appropriate, with the corresponding gain or loss being recognized in profit or loss. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied. Certain fair values may be estimated at the transaction date pending confirmation or completion of the valuation process. Where provisional values are used in accounting for a business combination, they may be adjusted retrospectively in subsequent periods. However, the measurement period will last for one year from the transaction date.
Consolidation
Judgment is applied in assessing whether the Company exercises control and has significant influence over entities in which the Company directly or indirectly owns an interest. The Company has control when it has the power over the entity, has exposure or rights to variable returns, and has the ability to use its power to affect the returns. Significant influence is defined as the power to participate in the financial and operating decisions of the entities. Where the Company is determined to have control, these entities are consolidated. Additionally, judgment is applied in determining the effective date on which control was obtained. See Note 18 — Variable Interest Entities for further details.
Income Tax
Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.
Financial Risk Management
The Company is exposed in varying degrees to a variety of financial instrument related risks. The board of directors of the Company mitigates these risks by assessing, monitoring and approving the Company’s risk management processes:
Credit Risk
Credit risk is the risk of a potential loss to the Company if a customer or third party to a financial instrument fails to meet its contractual obligations. The maximum credit exposure at December 31, 2021, 2020 and 2019 is the carrying amount of cash. The Company does not have significant credit risk with respect to its customers. All cash is placed with major US financial institutions with the exception of its Nevada operations.

The Company provides credit to its customers in the normal course of business and has established credit evaluation and monitoring processes to mitigate credit risk but has limited risk as the majority of its sales are transacted with cash.
Liquidity Risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.
Market Risk — Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s financial debts have fixed rates of interest and therefore expose the Company to a limited interest rate risk.
Market Risk — Price Risk
Price risk is the risk of variability in fair value due to movements in equity or market prices. See Note 6 for the Company’s assessment of certain changes in the fair value assumption used in the calculation of biological asset values.
Banking Risk
Notwithstanding that a majority of states have legalized medical or adult-use cannabis, or both, there has been no change in US federal banking laws related to the deposit and holding of funds derived from activities related to the cannabis industry. Given that US federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit, funds from businesses involved with the cannabis industry. Consequently, businesses involved in the cannabis industry often have difficulty accessing the US banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the businesses of the Company and leaves their cash holdings vulnerable.
Asset Forfeiture Risk
Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry, which either are used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.
Regulatory Risk
Regulatory risk pertains to the risk that the Company’s business objectives are contingent, in part, upon the compliance of regulatory requirements. Due to the nature of the industry, the company recognizes that regulatory requirements are more stringent and punitive in nature. Any delays in obtaining, or failure to obtain regulatory approvals can significantly delay operational and product development and can have a material adverse effect on the Company’s business, results of operation, and financial condition.
The Company is cognizant of the advent of regulatory changes occurring in the cannabis industry on the city, state, and national levels. Although regulatory outlook on the cannabis industry has been moving in a positive trend, the Company is aware of the effect of unforeseen regulatory changes can have on the goals and operations of the business as a whole.
Tax Risk
Tax risk is the risk of changes in the tax environment that would have a material adverse effect on the Company’s business, results of operations, and financial condition. Currently, state licensed marijuana businesses are assessed a comparatively high effective federal tax rate due to section 280E which bars businesses from deducting all expenses except their cost of sales when calculating federal tax liability. Any increase in tax levies resulting from additional tax measures may have a further adverse effect on the operations of the Company, while any decrease in such tax levies will be beneficial to future operations.

VERANO HOLDINGS CORP.
Condensed Consolidated Balance Sheets
($ in Thousands)
	June 30, 2022	December 31, 2021
	(Unaudited)	(As Restated)
ASSETS
Current Assets:
Cash and Cash Equivalents	$92,833	$99,118
Accounts Receivable, net	13,253	17,410
Notes Receivable	—	285
Inventory	154,050	140,703
Prepaid Expenses and Other Current Assets	27,820	19,528
Total Current Assets	287,956	277,044
Property, Plant and Equipment, net	515,698	452,232
Right of Use Assets, net	71,472	61,346
Intangible Assets, net	1,343,371	1,379,913
Goodwill	376,637	368,130
Investment in Associates	7,252	7,491
Deposits and Other Assets	2,584	2,499
TOTAL ASSETS	$2,604,970	$2,548,655
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities:
Accounts Payable	$60,832	$45,172
Accrued Liabilities	30,773	42,149
Income Tax Payable	161,430	154,512
Current Portion of Lease Liabilities	7,961	6,563
Current Portion of Notes Payable	258,880	13,771
Acquisition Consideration Payable	66,901	208,349
Total Current Liabilities	586,777	470,516
Long-Term Liabilities:
Deferred Revenue	271	1,183
Notes Payable, net of Current Portion	143,749	276,154
Lease Liabilities, net of Current Portion	66,122	56,812
Deferred Income Taxes	259,326	262,184
Total Long-Term Liabilities	469,468	596,333
TOTAL LIABILITIES	$1,056,245	$1,066,849
SHAREHOLDERS’ EQUITY	1,548,725	1,480,530
NON-CONTROLLING INTEREST	—	1,276
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,604,970	$2,548,655
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Operations
($ in Thousands except share and per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues, net of Discounts	$223,662	$199,066	$425,897	$319,961
Cost of Goods Sold, net	125,547	129,856	229,165	196,461
Gross Profit	98,115	69,210	196,732	123,500
Selling, General, and Administrative Expenses	100,263	70,013	189,824	112,679
Income (Loss) from Investments in Associates	(144)	645	1,860	1,448
Income (Loss) from Operations	(2,292)	(158)	8,768	12,269
Other Income (Expense):
Loss on Disposal of Property, Plant and Equipment	(203)	(429)	(1,192)	(429)
Gain (Loss) on Deconsolidation	(73)	—	9,485	—
Gain (Loss) on Previously Held Equity Interest	(171)	—	13,928	—
Interest Expense, net	(11,624)	(5,434)	(22,295)	(7,201)
Other Income (Expense), net	15,619	(131)	18,153	(997)
Total Other Income (Expense)	3,548	(5,994)	18,079	(8,627)
Net Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	1,256	(6,152)	26,847	3,642
Provision For Income Taxes	(11,103)	(23,438)	(36,617)	(39,852)
Net Loss Before Non-Controlling Interest	(9,847)	(29,590)	(9,770)	(36,210)
Net Income Attributable to Non-Controlling Interest	—	98	291	1,364
Net Loss Attributable to Verano Holdings Corp.	$(9,847)	$(29,688)	$(10,061)	$(37,574)
Net Loss per share – basic	(0.03)	(0.10)	(0.03)	(0.14)
Net Loss per share – diluted	(0.03)	(0.10)	(0.03)	(0.14)
Basic – weighted average shares outstanding	328,519,193	300,715,671	327,402,503	265,842,657
Diluted – weighted average shares outstanding	328,519,193	300,715,671	327,402,503	265,842,657
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity
($ in Thousands)
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of April 1, 2021 (As Restated)	—	293,199,219	$1,030,163	$1,361	$7,403	$1,038,927
Share-based compensation	—	—	14,483	—	—	14,483
Issuance of shares in conjunction with acquisitions	—	10,410,187	207,136	—	—	207,136
Issuance of warrants	—	3,510,000	—	—	—	—
Contingent consideration & other adjustments to purchase accounting	—	103,775	2,085	—	—	2,085
Net income (loss)	—	—	—	(29,688)	98	(29,590)
Balance as of June 30, 2021	—	307,223,181	$1,253,867	$(28,327)	$7,501	$1,233,041
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of April 1, 2022 (As Restated)	—	327,868,398	$1,578,232	$(55,449)	$—	$1,522,783
Share-based compensation	—	26,570	12,523	—	—	12,523
Issuance of shares in conjunction with acquisitions	—	808,258	5,540	—	—	5,540
Noncontrolling interest adjustment for change in ownership	—	—	—	—	—	—
Contingent consideration & other adjustments to purchase accounting	—	2,115,438	17,726	—	—	17,726
Net income (loss)	—	—	—	(9,847)	—	(9,847)
Balance as of June 30, 2022	—	330,818,664	$1,614,021	$(65,296)	$—	$1,548,725
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity (continued)
($ in Thousands)
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2021	279,900,000	—	$137,914	$9,247	$6,237	$153,398
RTO-related issuances, net	—	—	652,217	—	—	652,217
Issuance of Pubco shares in redemption of membership units	(279,900,000)	279,900,000	—	—	—	—
Reverse takeover (“RTO Financing”), net	—	10,100,000	95,420	—	—	95,420
Distributions to minority members	—	—	—	—	(100)	(100)
Share-based compensation	—	—	21,097	—	—	21,097
Issuance of shares in conjunction with acquisitions	—	13,609,406	270,034	—	—	270,034
Warrants issued and exercised	—	3,510,000	75,100	—	—	75,100
Contingent consideration & other adjustments to purchase accounting	—	103,775	2,085	—	—	2,085
Net income (loss)	—	—	—	(37,574)	1,364	(36,210)
Balance as of June 30, 2021	—	307,223,181	$1,253,867	$(28,327)	$7,501	$1,233,041
	LLC Membership Units	SVS Shares (as converted)	Share Capital	Accumulated Earnings (Deficit)	Non-Controlling Interest	Total
Balance as of January 1, 2022 (As Restated)	—	324,312,662	$1,535,765	$(55,235)	$1,276	$1,481,806
Share-based compensation	—	797,907	24,265	—	—	24,265
Issuance of shares in conjunction with acquisitions	—	2,211,325	18,760	—	—	18,760
Non-controlling interest adjustment for change in ownership	—	—	—	—	(1,567)	(1,567)
Contingent consideration & other adjustments to purchase accounting	—	3,496,770	35,231	—	—	35,231
Net income (loss)	—	—	—	(10,061)	291	(9,770)
Balance as of June 30, 2022	—	330,818,664	$1,614,021	$(65,296)	$—	$1,548,725
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Cash Flows
($ in Thousands)
	Six Months Ended June 30,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss attributable to Verano Holdings Corp. and Subsidiaries	$(10,061)	$(37,574)
Net income attributable to non-controlling interest	291	1,364
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	69,911	36,057
Non-cash interest expense	1,016	2,907
Non-cash interest income	—	(17)
Non-cash inventory step-up expense on acquisitions	6,707	52,189
Loss on disposal of property, plant and equipment	1,192	429
Gain on deconsolidation	(9,485)	—
Gain on disposal of investments in associates	(13,928)	—
Bad debt expense	—	68
Amortization of debt issuance costs	3,160	517
Unrealized gain on marketable securities	2,148	—
Loss (income) from underlying investees	(310)	(7,319)
Stock earnout from acquisitions	—	2,084
Loss (income) on share issuance	(4,650)	1,236
Decrease in fair value of contingent consideration	(9,102)	—
Stock based compensation	24,405	18,333
Changes in operating assets and liabilities:
Accounts receivable	4,157	(900)
Inventory	(19,927)	(23,023)
Prepaid expenses and other current assets	(6,333)	138
Deposits and other assets	4,384	2,935
Accounts payable	14,686	(9,242)
Accrued liabilities	(9,880)	(10,668)
Lease liabilities	(6,468)	(2,383)
Income tax payable	5,508	31,536
Deferred taxes	(2,857)	(531)
Deferred revenue	(913)	(1,305)
Other, net	(3)	14
NET CASH PROVIDED BY OPERATING ACTIVITIES	43,648	56,845
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(86,851)	(61,785)
Proceeds from disposal of assets	1,841	778
Distributions to minority members	—	(100)
Purchases of intangible assets	—	(8,378)
Acquisition of business, net of cash acquired	(94,042)	(102,138)
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Unaudited Interim Condensed Consolidated Statements of Cash Flows (continued)
($ in Thousands)
	Six Months Ended June 30,
	2022	2021
Proceeds from sale of deconsolidation and investment in associates	19,576	—
Purchase of interest in investment in associates	—	(3,350)
Dividend received from investments in associates	—	10,275
Proceeds from note receivable	—	4,215
Other, net	—	41
NET CASH USED IN INVESTING ACTIVITIES	(159,476)	(160,442)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable	120,774	100,000
Principal repayments of notes payable	(8,245)	(8,527)
Debt issuance costs paid	(2,986)	(5,132)
Proceeds received from RTO Financing, net	—	75,420
Cash received in warrant private placement	—	75,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	109,543	236,861
NET INCREASE (DECREASE) IN CASH	(6,285)	133,264
CASH, BEGINNING OF PERIOD	99,118	16,402
CASH, END OF PERIOD	$92,833	$149,666
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$10,608	$1,761
NONCASH INVESTING AND FINANCING ACTIVITIES
Accrued capital expenditures	$3,296	$3,627
Issuance of shares under business combinations	$53,950	$896,795
Acquisitions
Tangible and intangible assets acquired, net of cash	$17,533	$1,127,009
Liabilities assumed	(4,362)	(249,094)
Acquisition consideration payable	72,364	(1,038,668)
Goodwill	8,507	262,891
	$94,042	$102,138

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
1.
OVERVIEW AND BASIS OF PRESENTATION

(a)
Description of Business

References herein to “the Company,” or “Verano,” are intended to mean Verano Holdings Corp. and its direct and indirect subsidiaries, licensees, and controlled and managed entities.
The Company is a vertically integrated cannabis operator that focuses on limited-licensed markets in the United States. As a vertically integrated provider, the Company owns, operates, manages, controls, and/or has licensing, consulting or other commercial agreements with cultivation, processing, and retail licensees across fourteen state markets (Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia).
In addition to the states listed above, the Company also conducts pre-licensing activities in several other markets. In these markets, the Company has either applied for licenses, or plans on applying for licenses, but does not currently own any cultivation, processing, or retail licenses.
On February 11, 2021, the Company resulted from a reverse takeover transaction as further described in Note 3. Thereafter, the Company’s Class A Subordinate Voting Shares (the “Subordinate Voting Shares) were listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VRNO” and subsequently began to be quoted in the United States on the OTCQX marketplace operated by the OTC Market Group, under the ticker symbol “VRNOF”.
The Company’s corporate headquarters is located at 415 North Dearborn St., Suite 400, Chicago, Illinois 60654.
(b)
Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the U.S. Securities & Exchange Commission (“SEC”). Accordingly, certain information and disclosures required by GAAP for annual financial statements have been omitted. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included. Unless otherwise indicated, all references to “$” or “US$” in this document refer to United States dollars, and all references to “C$” refer to Canadian dollars. These unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2021 (the “2021 Annual Audited Financials”), included in the Company’s registration statement on Form 10 initially filed with the SEC on April 26, 2022, and amended on June 17, 2022 (as may be further amended, the “2021 Form 10”). The accompanying condensed consolidated financial statements include the accounts of Verano Holdings, Corp. and its subsidiaries as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with Accounting Standards Codification (“ASC”) 810 Consolidation. The preparation of the Company’s condensed consolidated financial statements requires management to make estimates and assumptions that impact the reported amounts of assets, liabilities, revenue and expenses and the disclosure of assets and liabilities in the Company’s condensed consolidated financial statements and the accompanying notes. Actual results may differ materially from these estimates. The results of operations for the three and six months ended June 30, 2022 are not necessarily indicative of the results to be expected for the full year or any future interim or annual periods. The accompanying condensed consolidated balance sheet as of December 31, 2021 has been derived from the audited consolidated balance sheet as of December 31, 2021 contained in the 2021 Form 10.
(c)
Restatement of Previously Issued Consolidated Financial Statements

The notes included herein should be read in conjunction with the Company’s restated audited consolidated financial statements included in the Company’s 2021 Form 10 filed with the SEC on August 19,

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
1.
OVERVIEW AND BASIS OF PRESENTATION (continued)

2022. The Company restated each of the quarterly and year-to-date periods ended March 31, 2022, December 31, 2021, and March 31, 2021; collectively referred to as the “Restatement”. Amounts as of or for the period ended December 31, 2021 depicted in these interim unaudited condensed consolidated financial statements as “As Restated” include the impact of the restatement included in the 2021 Form 10. See the December 31, 2021 consolidated financial statements included in the 2021 Form 10 for details of the restatement adjustments. As a result of the error related to stock-based compensation, the Company increased Inventory by $3,069 as of and for the year ended December 31, 2021. As a result of such understated stock-based compensation expense, the Company’s tax expense was overstated with corresponding adjustments to Income Tax Payable of $662 and a decrease of Deferred Income Taxes of ($800) as of and for the year ended December 31, 2021. As a result of the error related to stock-based compensation as of and for the quarter ended March 31, 2022, the Company increased Inventory by $3,898, Cost of Goods Sold, net by $1,052, and Salaries and Benefits expense by $9,572. As a result of the error related to stock-based compensation as of and for the quarter ended March 31, 2021, the Company increased Salaries and Benefits expense by $5,692. As a result of overstatement of tax expense due to a clerical error, the Company’s tax expense was overstated by $20,274 with corresponding adjustments to Income Tax Payable of ($23,071) and an increase to Deferred Income Taxes of $2,659 as of and for the year quarter ended March 31, 2022. There was no net cash impact to the audited consolidated financial statements for the year ended December 31, 2021 and no net cash impact to the unaudited interim condensed consolidated financial statements for the three months ended March 31, 2022 and 2021, for these restatement items. The Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675) for the year ended December 31, 2021, and ($100) for the quarter ended March 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537 and $1,638 at, December 31, 2021 and March 31, 2022, respectively, with a reduction in Disposition of Investments of $3,176 at March 31, 20222. Additionally, The Company determined that it had information after March 31, 2022 but before the March 31, 2022 financials were publicly filed regarding the CT Pharma and THC acquisition earnouts. The Company recognized a $4,760 reduction in the expected earnouts which was recorded in the first quarter March 31, 2022 to reflect the subsequent information indicating a lower liability.
(d)
Basis of Consolidation

The condensed consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its subsidiaries, as well as the accounts of any entities over which the Company has a controlling financial interest in accordance with ASC 810 Consolidation. All transactions and balances between these entities have been eliminated upon consolidation.
(d)
Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies as described in Note 2 to the 2021 Annual Audited Financials, included in the 2021 Form 10.
(e)
Earnings (Loss) per Share

Basic earnings (loss) per share is calculated using the treasury stock method, by dividing the net earnings (losses) attributable to shareholders by the weighted average number of shares (including the Company’s Class B Proportionate Voting Shares (the “Proportionate Voting Shares”) on an as converted to Subordinate Voting Shares basis of 100 Subordinate Voting Shares to one Proportionate Voting Share) outstanding during each of the years presented. Contingently issuable shares (including shares held in escrow) are not considered outstanding shares and consequently are not included in the earnings (loss) per share calculations. Diluted income per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential shares.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
1.
OVERVIEW AND BASIS OF PRESENTATION (continued)

To determine diluted income per share, it is assumed that any proceeds from the exercise of dilutive share options would be used to repurchase shares at the average market price during the period. The diluted income per share calculation excludes any potential conversion of share options and convertible debt that would increase earnings per share or decrease loss per share. No potentially dilutive share equivalents were included in the computation of diluted loss per share for the three and six months ended June 30, 2022 and 2021 because their impact would have been anti-dilutive.
(f)
Recently Issued Accounting Standards

The Company reviews recently issued accounting standards on a quarterly basis and has determined there are no standards yet to be adopted which are relevant to the Company’s business for disclosure.
(g)
Coronavirus Pandemic

In June 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.
The Company’s unaudited interim condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill; long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during the three and six months ended June 30, 2022, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or of its supply chain partners’ employees.
2.
REVERSE TAKEOVER TRANSACTION (“RTO”)

On December 14, 2020, Verano Holdings, LLC, a Delaware limited liability company, Majesta Minerals, Inc., an Alberta corporation (the “Public Corporation”), 1276268 B.C. Ltd., a British Columbia corporation (“Verano FinCo”), 1277233 B.C. Ltd, a British Columbia corporation, and 1278655 B.C. Ltd., a British Columbia corporation (“Majesta SubCo”), entered into an arrangement agreement (as amended January 26, 2021, the “Definitive Agreement”), pursuant to which the Company resulted from the reverse takeover transaction contemplated thereby (the “RTO”).
In accordance with the plan of arrangement forming part of the Definitive Agreement (the “Plan of Arrangement”), the Public Corporation changed its name to “Verano Holdings Corp.” and completed a consolidation of its common shares on the basis of 100,000 issued and outstanding common shares on a post-consolidation basis.
In accordance with the terms of the Plan of Arrangement, 10,000,000 subscription receipts (the “Subscription Receipts”) were issued on January 21, 2021, at a price per Subscription Receipt of $101, for aggregate gross proceeds of $100,000 (the “RTO Financing”). In the RTO Financing, the Company issued a

1
Such amounts not in Thousands

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
2.
REVERSE TAKEOVER TRANSACTION (“RTO”) (continued)

total of 10,000,000 Subordinate Voting Shares to the purchasers of the Subscription Receipts and 578,354 Subordinate Voting Shares and $4,580 in transactions costs to the offering agents as a broker fee, for a net RTO Financing amount of $95,420.
The Public Corporation reorganized capital by altering its notice of articles and articles to (i) attach special rights and restrictions to its common shares, (ii) change the identifying name of its common shares to “Class A Subordinate Voting Shares” and (iii) create a new class of shares identified as “Class B Proportionate Voting Shares”. Pursuant to the Plan of Arrangement, thereafter Verano FinCo amalgamated with Majesta SubCo. Majesta SubCo was then liquidated, and the net proceeds of the RTO Financing transferred to the Company, as the resulting corporation in the RTO.
The members of Verano Holdings, LLC, and owners of certain of its subsidiaries, through a series of transactions, exchanged their ownership interests in Verano Holdings LLC and such subsidiaries for 96,892,040 Subordinate Voting Shares and 1,172,382 Proportionate Voting Shares. In connection with the Company’s acquisitions (described in Note 8) of Alternative Medical Enterprises, LLC, Plants of Ruskin GPS, LLC, and RVC 360, LLC (collectively, the “AME Parties”), that occurred concurrently with the RTO, the members of the AME Parties, through a series of transactions, exchanged their membership interests in the AME Parties for 18,092,987 Subordinate Voting Shares and 470,984 Proportionate Voting Shares, plus cash consideration, as further described in Note 8(a). In addition, upon the consummation of the acquisition the members of the AME Parties received cash consideration of $20,000 which was funded with proceeds from the RTO Financing and were entitled to receive an additional $15,000 in cash installments.
In accordance with ASC 805, Business Combinations, the substance of the transaction is a reverse takeover of a nonoperating company. The transaction does not constitute a business combination because Majesta SubCo does not meet the definition of a business under the standard. As a result, the transaction is accounted for as a capital transaction with Verano Holdings, LLC being identified as the acquirer and the equity consideration being measured at fair value. The resulting consolidated statement of financial position is presented as a continuance of Verano Holdings, LLC and comparative figures presented in the consolidated financial statements prior to the RTO are those of Verano Holdings, LLC.
ASC 505-50, Equity-Based Payments to Non-Employees, applies to transactions where an entity grants equity instruments and cannot identify specifically some or all of the goods or services received in return. Because the Company issued shares with a value in excess of the assets received, the difference is recognized in RTO-related issuance cost through equity. The amount assigned to the transaction cost of $198 is the difference between the fair value of the consideration and the net identifiable assets of Majesta SubCo acquired by the Company.
3.
INVENTORY

The Company’s inventory consists of the following at June 30, 2022 and December 31, 2021:
	June 30, 2022	December 31, 2021
		(As Restated)
Raw Materials	$8,369	$5,767
Work in Process	109,219	96,367
Finished Goods	36,462	38,569
Total Inventories	$154,050	$140,703

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
4.
PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment and related accumulated depreciation consists of the following as of June 30, 2022 and December 31, 2021:
	June 30, 2022	December 31, 2021
Land	$29,878	$29,399
Buildings and Improvements	170,842	126,020
Furniture and Fixtures	15,900	13,259
Computer Equipment and Software	19,074	14,078
Leasehold Improvements	188,038	182,514
Tools and Equipment	79,768	65,774
Vehicles	4,716	3,229
Assets Under Construction(1)	73,311	64,107
Total Property, Plant and Equipment	581,527	498,380
Less: Accumulated Depreciation	(65,829)	(46,148)
Property, Plant and Equipment, Net	$515,698	$452,232

(1)
Assets under construction represent construction in progress related to facilities not yet completed or otherwise not placed in service.

For the three months ended June 30, 2022 and June 30, 2021, depreciation expense included in costs of goods sold totaled $7,311 and $5,923, respectively. For the three months ended June 30, 2022 and June 30, 2021, depreciation expense included in selling, general, and administrative expense totaled $3,178 and $1,942, respectively. For the six months ended June 30, 2022 and June 30, 2021, depreciation expense included in costs of goods sold totaled $14,368 and $8,805, respectively. For the six months ended June 30, 2022 and June 30, 2021, depreciation expense included in selling, general, and administrative expense totaled $5,719 and $3,134, respectively.
5.
INTANGIBLE ASSETS AND GOODWILL

Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is provided on a straight-line basis over their estimated useful lives. The estimated useful lives, residual values, and amortization methods are reviewed at each year end, and any changes in estimates are accounted for prospectively.
As of June 30, 2022, intangible assets consisted of the following:
	Licenses	Tradenames	Technology	Total
Cost
Balance as of January 1, 2022	$1,386,131	$54,166	$11,603	$1,451,900
Purchases	—	—	—	—
Additions from business combination	13,281	—	—	13,281
Adjustments to purchase price allocation	—	—	—	—
Disposals	—	—	—	—
Balance as of June 30, 2022	$1,399,412	$54,166	$11,603	$1,465,181

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
5.
INTANGIBLE ASSETS AND GOODWILL (continued)

	Licenses	Tradenames	Technology	Total
Accumulated Amortization
Balance as of January 1, 2022	66,703	4,158	1,126	71,987
Amortization	46,499	2,710	614	49,823
Balance as of June 30, 2022	$113,202	$6,868	$1,740	$121,810
Net Book Value
Balance as of January 1, 2022	1,319,428	50,008	10,477	1,379,913
Balance as of June 30, 2022	$1,286,210	$47,298	$9,863	$1,343,371

Amortization periods of assets with finite lives are based on management’s estimates at the date of acquisition.
The following table outlines the estimated annual amortization expense related to intangible assets as of June 30, 2022:
Year Ending December 31:	Estimated Amortization
2022 (Remaining)	$49,975
2023	99,948
2024	99,948
2025	99,948
2026	99,221
Thereafter	894,331
$1,343,371
The changes in the carrying amount of goodwill, by reportable segment, for the six months ended June 30, 2022 were as follows:
	January 1, 2022	Impairment	Adjustments to purchase price allocation	Acquisitions	June 30, 2022
Cultivation	$91,116	$—	$1,050	$—	$92,166
Retail	277,014	—	912	6,545	284,471
Total	$368,130	$—	$1,962	$6,545	$376,637
As of June 30, 2022, the Company recorded measurement period adjustments in connection with the December 28, 2021 acquisition of Connecticut Pharmaceutical Solutions, Inc. The net impact led to an increase of $1,050 to goodwill. The Company obtained additional information about the facts and circumstances that existed at the time of the acquisition date that led to changes in provisional amounts recognized in the initial opening financials for inventory, income taxes and accrued payables.
As of June 30, 2022, the Company recorded a purchase price adjustment in connection with the December 20, 2021 acquisition of Caring Nature, LLC. The net impact led to an increase of $56 to goodwill and acquisition price payable.
As of June 30, 2022, the Company recorded measurement period adjustments in connection with the March 11, 2022 acquisition of 420 Capital Management, LLC. The net impact led to an increase of $856 to

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
5.
INTANGIBLE ASSETS AND GOODWILL (continued)

goodwill. The Company obtained additional information about the facts and circumstances that existed at the time of the acquisition date that led to changes in provisional amounts recognized in the initial opening financials for cash and accounts payable.
6.
EARNINGS (LOSSES) PER SHARE

The Company presents basic earnings (losses) per share. Basic earnings (losses) per share is calculated by dividing the earnings (loss) attributable to shareholders by the weighted average number of Subordinate Voting Shares (on an as converted to Subordinate Voting Shares basis) outstanding during the periods presented.
The computations of net earnings (loss) per share on a basic basis, including reconciliations of the numerators and denominators, were as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator
Net Loss attributable to Verano Holdings Corp.	$(9,847)	$(29,688)	$(10,061)	$(37,574)
Denominator
Basic
Pre-RTO weighted-average shares outstanding				158,203,932
Post-RTO weighted-average shares outstanding		300,715,671		297,365,427
Weighted-average shares outstanding – basic	328,519,193	300,715,671	327,402,503	265,842,657
Diluted
Pre-RTO weighted-average shares outstanding				158,203,932
Post-RTO weighted-average shares outstanding		300,715,671		297,365,427
Weighted-average shares outstanding – diluted	328,519,193	300,715,671	327,402,503	265,842,657
Basic earnings per share	$(0.03)	$(0.10)	$(0.03)	$(0.14)
Diluted earnings per share	$(0.03)	$(0.10)	$(0.03)	$(0.14)

7.
NOTES RECEIVABLE

As of December 31, 2021, notes receivable consisted of two secured promissory notes.
The first note was a secured promissory note, dated August 13, 2020, with a third party in the original principal amount of $180. The note accrued interest at 8% per annum and had an original maturity date of February 13, 2021, which was subsequently extended at the discretion of the Company. As of December 31, 2021, the Company has received principal payments of $56 and the note had an outstanding principal of $124 plus accrued interest of $7. During the quarter ended March 31, 2022, the Company settled the outstanding note receivable balance as part of the Greengate transaction.
The second note was a secured promissory note, dated March 24, 2021, with a third party in the original principal amount of $147. The note accrued interest at 8% per annum and had an original maturity date of September 24, 2021, which was subsequently extended to March 24, 2022. During the quarter ended March 31, 2022, the Company settled the outstanding note receivable balance as part of the Greengate transaction.
As of June 30, 2022, the Company had no outstanding notes receivable.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS

(a)
Merger Agreement

On November 6, 2020, Verano Holdings LLC entered into an agreement and plan of merger with the AME Parties, pursuant to which the Company, as the assignee of all of Verano Holdings LLC’s rights and obligations thereunder, would acquire the AME Parties and their subsidiaries and ownership and control interests (the “AME Group”) via a series of merger transactions (the “AME Mergers”). The AME Mergers were contingent upon, and closed contemporaneously with the RTO, resulting in the creation of the Company as a Canadian publicly-traded parent company of Verano Holdings LLC, the AME Parties and their respective subsidiaries.
The RTO and AME Mergers closed on February 11, 2021 and resulted in the AME Parties becoming wholly-owned subsidiaries of the Company. The members of the AME Parties, through the RTO and AME Mergers, exchanged their membership interests in the AME Parties for 18,092,988 Subordinate Voting Shares and 470,984 Proportionate Voting Shares valued at approximately $651,914, plus cash consideration of $35,000. The shares issued were assigned a value of $10 per share with the Proportionate Voting Shares valued on an as converted to Subordinate Voting Share basis. The share price is equivalent to the arm’s-length RTO Financing transaction of the Subscription Receipts of $10 per share. The share consideration and cash consideration of $20,000 was paid at the closing of the AME Mergers, $10,000 of cash consideration was paid on August 11, 2021, and the remaining $5,000 balance was paid in the first quarter of 2022. As of June 30, 2022, the total consideration had been paid in full.
The Company accounted for the transaction as a business combination in accordance with ASC 805, Business Combinations. The following table summarizes the provisional accounting estimates of the merger transaction:
	AltMed Florida	AltMed Arizona	Total
Cash	$5,446	$507	$5,953
Accounts receivable, net	60	498	558
Inventory	83,205	5,827	89,032
Prepaids and other current assets	833	1,989	2,822
Property, plant and equipment, net	73,386	9,751	83,137
Right-of-use asset, net	9,651	—	9,651
Other assets	1,001	—	1,001
Accounts payable and accrued liabilities	(8,935)	(2,576)	(11,511)
Notes payable	(3,579)	(3,343)	(6,922)
Deferred taxes	(123,720)	(37,290)	(161,010)
Lease liabilities	(9,651)	—	(9,651)
Total identifiable net assets (liabilities)	27,697	(24,637)	3,060
Intangible assets	498,938	184,588	683,526
Net assets	$526,635	$159,951	$686,586
The Company identified intangible assets related to the acquired cannabis license, tradenames and intellectual property for the patented encapsulation formulation used in the MÜV™ branded transdermal patches, gels, tinctures and capsules. The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

cash flows, to determine the intangible assets appropriate fair value. The Company determined the fair value of intangible assets as outlined below:
	AltMed Florida	AltMed Arizona	Total
License	$319,928	$130,670	$450,598
Tradename	36,278	8,980	45,258
Intellectual Property and Technology	10,603	885	11,488
Total intangible assets	366,809	140,535	507,344
Goodwill (residual purchase price)	8,409	6,763	15,172
Goodwill (deferred taxes)(a)	123,720	37,290	161,010
Total goodwill	$132,129	$44,053	$176,182

(a)
Goodwill recognized related to deferred taxes associated with assets acquired that have no tax basis.

Selected line items from the Company’s unaudited condensed interim consolidated statements of operations for the six months ended June 30, 2021, adjusted as if the acquisition of AltMed, deemed to be the only acquisition with material operations in the period, had occurred on January 1, 2021, are presented below:
	Consolidated Results	AltMed Pre-acquisition	Pro-forma Results
Revenues, net of discounts	$319,961	$22,402	$342,363
Net income (loss)	(37,574)	10,933	(26,641)

(b)
Business Combinations

The Company has determined that the acquisitions described below are business combinations under ASC 805, Business Combinations. Acquisitions that are determined to be the acquisition of a business are accounted for by applying the acquisition method, whereby the assets acquired, and the liabilities assumed are recorded at their fair values with any excess of the aggregate consideration over the fair values of the identifiable net assets allocated to goodwill. Operating results have been included in these unaudited interim condensed consolidated financial statements from the date of the acquisition. Any goodwill recognized is attributed based on reporting units. Refer to the end of section (b) of this Note for the revenue and net income (loss) since the acquisition date included in the unaudited interim condensed consolidated statement of operations and pro forma revenue and earnings.
The purchase price allocations for the acquisitions reflect various fair value estimates and analyses which are subject to change within the measurement period, which is the one year period subsequent to the acquisition date. The primary areas of the purchase price allocation that are subject to change relate to the fair value of certain tangible assets, the value of intangible assets acquired, and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period.
Measurement period adjustments that the Company determined to be material will be applied prospectively in the Company’s future consolidated financial statements, and depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

2022 Business Combinations
420 Capital Management, LLC
On April 5, 2021, Verano entered into an agreement to purchase 100% of the equity interests of 420 Capital Management, LLC (“Greengate”). Greengate is the license holder and operator of the Lombard and Roger’s Park dispensaries located in Illinois. The transaction received state regulatory approval in February 2022 and subsequently closed on March 11, 2022. Total consideration includes cash of $7,448, forgiveness of other receivables of $2,894, and equity consideration of 1,403,067 Subordinate Voting Shares valued at $13,221 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction, all of which was paid at the closing of the transaction. As of June 30, 2022, total consideration had been paid in full.
The following table summarizes the provisional accounting estimates of the acquisitions that occurred during the six months ended June 30, 2022:
Greengate
Cash and cash equivalents	$2,315
Inventory	1,021
Prepaid & other current Assets	324
Deposits and Other non-current assets	45
Property, plant and equipment, net	1,673
Right-of-use asset, Net	1,836
Accounts payable and accrued liabilities	(1,569)
Other liabilities	(72)
Lease liabilities	(1,836)
Total identifiable net assets (liabilities)	3,737
Total Intangible assets	19,826
The consolidated statements of operations includes net revenue of $5,091 and net income of $59 related to the acquired operations of Greengate for the six months ended June 30, 2022.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on the forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $13,281. The residual purchase price of $6,545 was recognized as goodwill.
The unaudited pro forma information set forth below gives effect to the Greengate acquisition as if it had occurred on January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.
Pro forma net revenues for the six months ended June 30, 2022 and 2021 are $428,709 and $324,739, respectively. Pro forma net loss for the six months ended June 30, 2022 and 2021 are ($9,574) and ($36,692).
2021 Business Combinations
Glass City Alternatives, LLC
On September 20, 2020, the Company entered into an agreement to acquire all of the ownership interest of Glass City Alternatives, LLC which operates a dispensary located in Ohio. The transaction

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

closed on January 7, 2021. The total cash consideration was $2,700 plus a post-closing $329 purchase price adjustment. The Company issued $500 in Subordinate Voting Shares based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of issuance. As of June 30, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $2,497. The residual purchase price of $224 was recognized as goodwill.
Perpetual Healthcare Inc.
On February 25, 2021, the Company entered into an agreement to purchase control of Perpetual Healthcare Inc. (“Emerald”). Emerald is a non-profit entity that operates a marijuana dispensary in Arizona.. The Company, through a management service agreement (“MSA”) and control of the board of directors, obtained control of Emerald’s dispensary operations and license. The transaction became effective on March 10, 2021, and the Company consolidated Emerald through the Voting Interest Model (“VOE”) in accordance with ASC 810, Consolidations. On April 27, 2022, Emerald was converted to a for-profit entity, wholly-owned by the Company, and the MSA was terminated in connection with the closing of the transaction. Emerald is consolidated as a fully owned entity as of June 30, 2022.
Total consideration included cash consideration of $11,250 plus a post-closing $326 purchase price adjustment and, 541,994 Subordinate Voting Shares valued at approximately $10,002 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction. The remaining obligation was settled in May 2021 through the issuance of 350,644 Subordinate Voting Shares valued at approximately $6,992 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the share issuance. The share issuance resulted in a $817 loss included in the other income (loss) line of the unaudited interim condensed consolidated statement of operations. As of June 30, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $25,284. The residual purchase price of $1,555 was recognized as goodwill. The Company also recognized $6,548 to goodwill related to the deferred tax liability associated with the cannabis license.
The Herbal Care Center Inc.
On February 24, 2021, the Company entered into an equity purchase agreement to acquire all equity interest in EINJO, L.P. and SPSLE, Corp. to become the sole owner of The Herbal Care Center, Inc. (“The Herbal Care Center”), which holds licenses for two dispensaries in Illinois. The Company, through an MSA, obtained control of The Herbal Care Center’s operations and marijuana license. The transaction became effective on March 17, 2021, and the Company consolidated The Herbal Care Center through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. On May 11, 2022, the Company consummated the acquisition of The Herbal Care Center and terminated the MSA in connection therewith. As of June 30, 2022, The Herbal Care Center is consolidated as a fully owned entity.
Total consideration included cash consideration of $18,750, plus a $2,107 purchase price adjustment, of which $10,000 was paid upon entering into the MSA. The total consideration also included 90,464 Subordinate Voting Shares and 9,625 Proportionate Voting Shares valued at approximately $22,778 based on the fair value of the Subordinate Voting Shares and Proportionate Voting Shares, on an as converted to

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of June 30, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $39,062. The residual purchase price of $328 was recognized as goodwill. The Company also recognized $11,914 to goodwill related to the deferred tax liability associated with the cannabis license.
Patient Alternative Relief Center, Inc.
On March 22, 2021, the Company entered into an agreement with Flower Launch LLC, to acquire the rights to manage Patient Alternative Relief Center, Inc. (“Local Joint”). Local Joint is a non-profit entity that operates a retail dispensary in Arizona. The Company, through a MSA and control of the board of directors, obtained control of Local Joint’s operations and its license. The transaction became effective on March 30, 2021, and the Company consolidated Local Joint through the VOE in accordance with ASC 810, Consolidations. On April 27, 2022, Local Joint was converted to a for-profit entity, wholly-owned by the Company, and the MSA was terminated in connection therewith. Local Joint is consolidated as a fully owned entity as of June 30, 2022.
Total consideration included cash consideration of $13,500, with $10,000 paid on the closing date and $3,500 paid in July 2021, plus 179,767 Subordinate Voting Shares valued at approximately $3,031 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction. As of June 30, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $15,819. The residual purchase price of $276 was recognized as goodwill.
BISHCO LLC
On February 23, 2021, the Company entered into a merger agreement to acquire BISHCO LLC, which holds the rights to manage three non-profit entities in Arizona through MSAs. The non-profit entities, AZGM3, Inc., Vending Logistics, LLC, and The Medicine Room, LLC, each hold an Arizona marijuana license. The agreement provided that executives of the Company were appointed as the sole members of the boards of directors that govern each non-profit entity. Through the acquisition of BISHCO LLC and its MSAs, as well as the Company’s appointment to the boards of directors of the non-profit entities, the Company obtained control of the non-profit entities’ operations and their respective licenses. The transaction became effective on April 8, 2021, and the Company consolidated the non-profit entities through the VOE in accordance with ASC 810, Consolidations. On April 26 and 27, 2022, the three non profit entities were converted to for-profit entities, wholly-owned by the Company, and the MSAs were terminated in connection therewith. The former non-profit entities are consolidated as fully owned entities as of June 30, 2022.
Total consideration included $18,699 of cash paid upon closing, plus a $1,036 purchase price adjustment, 997,453 Subordinate Voting Shares and 29,924 Proportionate Voting Shares valued at approximately $78,916 based on the fair value of the Subordinate Voting Shares and Proportionate Voting Shares, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. An additional $12,750 was paid in cash in April 2022 and the remaining $12,750 is payable in Subordinate Voting Shares or cash at the election of the recipient, due on March 31, 2023. As of June 30, 2022, the present value of unpaid deferred consideration of $10,972 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $87,963. The residual purchase price of $14,559 was recognized as goodwill. The Company also recognized $23,598 to goodwill related to the deferred tax liability
TerraVida Holistic Center, LLC
On February 24, 2021, the Company entered into an agreement to acquire TerraVida Holistic Centers, LLC, which holds the rights to three active dispensaries in Pennsylvania. The transaction closed on May 11, 2021. Total consideration included cash consideration of $64,316, plus a $1,993 purchase price adjustment, of which $18,809 was paid at closing and the remaining $47,500 was paid over the first six months after closing. The transaction also included consideration of 1,506,750 Subordinate Voting Shares and 15,067 Proportionate Voting Shares valued at approximately $59,732 based on the fair value of the Subordinate Voting Shares and Proportionate Voting Shares, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of June 30, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $112,418. The residual purchase price of $3,635 was recognized as goodwill.
The Healing Center, LLC
On March 29, 2021, the Company entered into an agreement to acquire three active dispensaries in Pennsylvania by purchasing all the issued and outstanding equity interests of The Healing Center, LLC (“The Healing Center”). The transaction closed on May 14, 2021. At the time the transaction closed, The Healing Center leased the real estate where the dispensaries are located from three separate real estate entities (collectively referred to as “THC Real Estate”).
On September 3, 2021, the Company acquired the equity interests of THC Real Estate in cash transactions for an aggregate purchase price of $12,225, which was paid in full at closing. The acquisitions were accounted for as a single business combination in accordance with ASC 805, Business Combinations.
Total consideration for The Healing Center included cash consideration of $56,892, plus a $2,355 purchase price adjustment, of which $31,463 was paid upon closing and an additional $27,784 was paid 60 days after the closing. In addition, the total consideration included 454,302 Subordinate Voting Shares and 25,744 Proportionate Voting Shares valued at approximately $61,108 based on the fair value of the Subordinate Voting Shares and Proportionate Voting Shares, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction, and $18,925 of contingent consideration that was to be settled through an even allocation of shares and cash. The Company recognized a $4,603 gain on the decrease in contingent consideration, which was included in the other income (loss) line of the consolidated operations for the period ended December 31, 2021. The Company paid $7,116 in the first quarter of 2022. The Company recognized gains of $1,061 and $2,595 on the decrease in contingent consideration in the first and second quarters of 2022 respectively, which are included in the other income (loss) line of the unaudited interim condensed consolidated statement of operations for the period June 30, 2022. As of June 30, 2022, The Healing Center’s present value of unpaid deferred consideration of $3,551, which is payable in Subordinate Voting Shares, is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $108,850. The residual purchase price of $24,954 was recognized as goodwill.
The Company funded the acquisition of the THC Real Estate through a credit facility with Chicago Atlantic Credit Company (together with its affiliated entities, “Chicago Atlantic”) for $12,650. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the Chicago Atlantic credit facility, which was paid net of proceeds upon closing. The Company amortizes debt issuance costs through interest expense over the life of the Chicago Atlantic credit agreement.
Mad River Remedies, LLC
On April 1, 2021, the Company entered into an agreement to acquire all of the outstanding equity interests in Mad River Remedies, LLC, which operates a dispensary in Ohio. The transaction closed on July 8, 2021. The consideration included cash consideration of $12,984, subject to a purchase price adjustment of $29, and 488,861 Subordinate Voting Shares value at approximately $7,814 based on the fair value of the Subordinate Voting Shares and Proportionate Voting Shares, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. As of June 30, 2022, the total consideration had been paid in full.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $18,720. The residual purchase price of $498 was recognized as goodwill.
Agri-Kind, LLC & Agronomed Holdings Inc
On April 21, 2021, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in Agri-Kind, LLC (“Agri-Kind”), an operator of a cultivation and production facility of medical marijuana located in Pennsylvania, and Agronomed Holdings Inc., the owner of the cultivation and processing facility operated by Agri-Kind. The transaction closed on July 12, 2021. The total consideration included cash consideration of $78,848, plus a $678 purchase price adjustment, of which $43,713 was paid at closing and the remaining $35,813 was paid three months after closing. In addition, the total consideration included the issuance of 3,208,035 Subordinate Voting Shares valued at approximately $50,994 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction, and contingent consideration of $33,971.
The Company paid $31,500 of contingent consideration during the first quarter of 2022. The remaining contingent consideration is for the issuances of additional Subordinate Voting Shares for six month and 12 month stock price protection that were assigned an aggregate initial fair value of $2,483 using Monte Carlo simulation models. The fair value of the contingent consideration is remeasured on a quarterly basis with any changes in the fair value being recognized in the other income (loss) line of the consolidated statement of operations. During the first quarter of 2022, the Company issued an additional 82,731 Subordinate Voting Shares valued at approximately $952 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction to satisfy the six month contingency. The Company recognized a $988 and $2,147 loss for the changes in the fair value of contingent consideration for the three and six months ended June 30, 2022, respectively. As of June 30, 2022, the present value of unpaid deferred consideration of $3,311 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $134,563. The residual purchase price of $3,115 was recognized as goodwill.
Agronomed Biologics, LLC
On April 21, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Agronomed Biologics, LLC (“Agronomed”), which holds a clinical registrant license that allows for cultivation, production, and operation of six dispensaries in Pennsylvania. As a clinical registrant, Agronomed has partnered with the Drexel University College of Medicine to conduct medical marijuana research. The transaction closed on July 12, 2021. Total consideration included cash consideration of $10,473 paid upon closing and an additional $42,493 of contingent consideration to be paid in cash or shares at the election of the seller. In addition, the consideration included 3,240,436 Subordinate Voting Shares valued at approximately $51,509 based upon the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction.
During the first quarter of 2022, the Company paid $3,000 in cash and issued 1,215,035 Subordinate Voting Shares valued at approximately $15,592 based upon the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction. The share issuance resulted in a $3,592 loss recognized in the other income (loss) line of the unaudited consolidated statement of operations.
As of June 30, 2022, the present value of unpaid deferred consideration of $28,344 is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The majority of the remaining consideration is related to earnouts. A portion of the remaining contingent consideration is for the issuances of additional Subordinate Voting Shares for six month and 12 month share price protection that was assigned an initial fair value of $2,508 using Monte Carlo simulation models. The fair value of the contingent consideration is remeasured on a quarterly basis with any changes in the fair value being recorded in the other income (loss) line of the consolidated statement of operations. During the first quarter of 2022, the Company issued an additional 83,566 Subordinate Voting Shares valued at approximately $962 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction to satisfy the six month contingency. The Company recognized a $998 and $2,168 loss for the changes in the fair value of contingent consideration for the three and six months ended June 30, 2022, respectively
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $96,684. The residual purchase price of $2,625 was recognized as goodwill. The Company also recognized $29,913 to goodwill related to the deferred tax liability.
Willow Brook Wellness, LLC
On September 13, 2021, the Company entered into a definitive agreement to acquire all the issued and outstanding equity interests in Willow Brook Wellness, LLC, which operates a dispensary in Connecticut. The transaction closed on October 25, 2021. Total consideration included cash of $14,913, subject to a purchase price adjustment of $14, and 727,934 Subordinate Voting Shares valued at approximately $8,163 based upon the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction. As of June 30, 2022, the present value of unpaid deferred consideration of $7,280 is included in the acquisition price payable balance on the Company’s consolidated balance sheets and will be settled through a cash payment due in October 2022.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $21,267. The residual purchase price of $438 was recognized as goodwill.
Caring Nature, LLC
On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Caring Nature LLC, which operates a dispensary in Connecticut. The transaction closed on December 20, 2021. The total consideration included cash of $12,331, subject to a purchase price adjustment and, $12,000 payable in Subordinate Voting Shares payable over 12 months. Additionally, the purchase agreement included $2,000 of contingent consideration to be paid in Subordinate Voting Shares. During the second quarter of 2022, the Company recognized a purchase price adjustment of $56, which was paid in May 2022. The adjustment was reflected in goodwill of the Consolidated Statement of Operations. In June of 2022, the Company issued 808,258 Subordinate Voting Shares, reducing the acquisition price payable by $6,000. The Subordinate Voting Shares were recorded at $5,540 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of issuance. The Company recognized a $460 gain on the share issuance, which is included in the other income (loss) line of the unaudited interim condensed consolidated statement of operations for the period ended June 30, 2022. As of June 30, 2022, the present value of unpaid deferred consideration of $7,985 is included in the acquisition price payable balance on the Company’s consolidated balance sheets.
The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license acquired at a fair value of $24,994. The residual purchase price of $761 was recognized as goodwill. The Company also recognized $7,123 to goodwill related to the deferred tax liability.
Connecticut Pharmaceutical Solutions, Inc.
On November 10, 2021, the Company entered into an agreement to acquire all the issued and outstanding equity interests in Connecticut Pharmaceutical Solutions, Inc., which holds a medical marijuana producer license in Connecticut. The transaction closed on December 28, 2021. Total consideration includes cash of $6,402 and 8,145,142 Subordinate Voting Shares valued at approximately $98,538 based upon the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction.
Additionally, at close there were 73,130 deferred Subordinate Voting Shares held back, subject to purchase price adjustments, and 1,128,441 deferred Subordinate Voting Shares held back that are to be issued in December 2022, collectively valued at approximately $14,483 based on the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction. As of June 30, 2022 it is anticipated that the Company will issue 989,747 Subordinate Voting Shares in December 2022, subject to other indemnity claim adjustments. The merger agreement also includes consideration of $19,622 to be paid in 1,625,546 deferred Subordinate Voting Shares payable upon the first sale of adult-use cannabis in the state of Connecticut. Both payments met equity classification at closing in accordance with ASC 815.
Contingent consideration related to 2021 financial performance metrics was settled in June 2022 through the issuance of 2,115,438 Subordinate Voting Shares valued at approximately $17,683 based upon the fair value of the Subordinate Voting Shares as traded on the CSE on the date of the transaction. The Company recognized a $7,023 gain on the share issuance, which is included in the other income (loss) line of the unaudited interim condensed consolidated statement of operations for the period ended June 30, 2022. As of June 30, 2022, the total consideration had been paid in full.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

The Company engaged an independent valuation expert that uses appropriate valuation techniques, generally based on forecast of the present value of expected future net cash flows, to determine the intangible assets appropriate fair value. The Company recognized an intangible asset for the cannabis license and trade name acquired at a fair value of $116,063 and $8,829, respectively. The residual purchase price of $3,510 was recognized to goodwill. The Company also recognized $40,062 as goodwill related to the deferred tax liability.
The following tables summarize the revenue and net income (loss) since the acquisition date included in the Consolidated Statement of Operations for the period ending June 30, 2021, for the AME Merger and the other acquisitions that closed during the first six months of 2021:
	Six Months Ended June 30, 2021
	Verano Holdings	AME Merger	Other Acquisitions	Total
Revenues, net	$186,106	$89,400	$44,455	$319,961
Net loss	(25,733)	(9,570)	(2,271)	(37,574)
	Three Months Ended June 30, 2021
	Verano Holdings	AME Merger	Other Acquisitions	Total
Revenues, net	$99,294	$57,277	$42,495	$199,066
Net loss	(23,619)	(4,180)	(1,889)	(29,688)
The following table summarizes the unaudited pro forma information of the combined results of operations of the AME Merger and other acquisition transactions that closed during the first six months of 2021 and 2022 as if they occurred as of January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of that time nor does it purport to be indicative of future financial operation results.
	Six Months Ended June 30, 2021
	Verano Holdings	AME Merger	Other Acquisitions	Total
Pro forma revenues, net	$186,106	$111,802	$133,091	$430,999
Pro forma net income (loss)	(25,733)	1,362	19,785	(4,586)
Pro forma adjustments
(a) intangible amortization	—	14,899	6,712	21,611
(b) intangible amortization	—	45,797	6,392	52,189
Total pro forma adjustments	—	60,696	13,104	73,800
Total pro forma net income (loss)	$(25,733)	$62,058	$32,889	$69,214

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

	Three Months Ended June 30, 2021
	Verano Holdings	AME Merger	Other Acquisitions	Total
Pro forma revenues, net	$99,294	$57,277	$60,001	$216,572
Pro forma net income (loss)	(23,619)	(4,180)	2,477	(25,322)
Pro forma adjustments
(a) intangible amortization	—	8,939	6,224	15,163
(b) intangible amortization	—	27,952	6,392	34,344
Total pro forma adjustments	—	36,891	12,616	49,507
Total pro forma net income (loss)	$(23,619)	$32,711	$15,093	$24,185

(c)
Asset Acquisitions

2022 Asset Acquisitions
Real Estate
During the six months ended June 30, 2022, Verano entered into two real estate acquisitions in Pennsylvania and Illinois for $4,264 and $4,055, respectively. The acquisitions are accounted for as asset acquisitions in accordance with ASC 805, Business Combinations. The consideration was paid in full at closing.
2021 Asset Acquisitions
NSE Holdings, LLC
On February 24, 2021, a subsidiary of the Company entered into an agreement pursuant to which it acquired all the equity interests of NSE Holdings, LLC (“NSE”), which holds one dispensary permit in Pennsylvania that gives NSE the ability to open three dispensaries. The transaction closed on March 9, 2021. The Company paid cash consideration of $7,350 upon closing and issued 666,587 Subordinate Voting Shares and 6,665 Proportionate Voting Shares valued at approximately $25,160 based upon the fair value of the Subordinate Voting Shares, on an as converted to Subordinate Voting Shares basis, as traded on the CSE on the date of the transaction. Consideration also includes contingent consideration of $22,514, which fluctuates based upon financial performance metrics of NSE Holdings. The Company recognized gains of $8,337 and $10,906 on the decrease in contingent consideration, which was included in the other income (loss) line of the consolidated operations for the periods ended December 31, 2021 and June 30, 2022 respectively.
The Company analyzed the transaction and accounted for the transaction as an asset acquisition in accordance with ASC 805, Business Combinations. The Company capitalized licenses in the amount of $55,016. As of June 30, 2022, the present value of unpaid deferred consideration is 3,441 and is included in the acquisition price payable balance on the Company’s consolidated balance sheets. The unpaid consideration relates to earnouts that are expected to be settled in share issuances of Subordinate Voting Shares.
Ohio Grown Therapies, LLC
On June 30, 2021, the Company exercised and closed on its option to acquire an Ohio dispensary license from Ohio Grown Therapies, LLC, which was granted pursuant to an option purchase agreement entered into on January 14, 2019. The exercise and closing had no impact on operations as the Company already exerted control over the dispensary through a consulting agreement entered into in 2019. The Company capitalized the license in the amount of $760 to the intangible license value included on the Company’s consolidated balance sheets. As of June 30, 2022, the total consideration had been paid in full.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
8.
TRANSACTIONS (continued)

Real Estate
During the fourth quarter of the year ended December 31, 2021, the Company entered into real estate acquisitions in Maryland, Pennsylvania, Nevada and New Jersey for a total of $22,588. The Company funded two of the acquisitions through two promissory notes for $10,225 in the aggregate. The acquisitions were accounted for as asset acquisitions in accordance with ASC 805, Business Combinations. The consideration was paid in full at closing.
(d)
Dispositions

Canna Cuzzos, LLC
Canna Cuzzos, LLC (“Canna Cuzzos”) is a medical marijuana licensee for a retail dispensary in Waldorf, Maryland. In 2017, a subsidiary of the Company entered into a management services agreement with Canna Cuzzos and has been providing operating and other services for Canna Cuzzos’ dispensary. In 2018, Verano LLC acquired options to purchase all the ownership interests of a Maryland limited liability company (the “LLC”), which held a 40% ownership interest in the sole owner of Canna Cuzzos, resulting in such options being exercisable for an indirect 40% ownership interest in Canna Cuzzos. On January 31, 2022, all of the ownership interests of the sole owner of Canna Cuzzos were sold to a non-related third party for a cash purchase price of $5,000, subject to adjustment based on working capital levels and outstanding liabilities. Upon consummation of the sale, the management services agreement with Canna Cuzzos was terminated. Prior to the sale being consummated, Verano LLC consented to the sale, amended the options to receive an assignment of the LLC’s sale proceeds thereunder and agreed to provide the LLC administrative services in connection with the transaction. Prior to the sale of its parent company, Canna Cuzzos was consolidated with the Company through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. The assignment of the LLC’s sale proceeds resulted in a gain to the Company of $1,701 for the six months ended June 30, 2022 and is classified as a component of Other Income (Expense) in the Consolidated Statement of Operations.
ILDISP, LLC
On March 30, 2016, Verano entered into a joint venture agreement with GTI-Clinic Illinois Holdings, LLC (“GTI”) to acquire 50% of ILDISP, LLC (“ILDISP”). NH Medicinal Dispensaries, LLC, a wholly owned subsidiary of ILDISP, is the holder of two marijuana licenses which allows it to operate two retail dispensaries in Illinois: The Clinic Effingham dispensary (“TCE”) and the Charleston dispensary. The Company had an agreement in place with its joint venture partner to allocate the operational management of Charleston to Verano and TCE to the joint venture partner. As such, the Company had a controlling interest in Charleston and consolidated the entity through the Variable Interest Model (“VIE”) in accordance with ASC 810, Consolidations. TCE was treated as an equity method investment in accordance with ASC 323, Investments.
On March 1, 2022, the Company sold its 50% ownership interest in ILDISP to the joint venture partner for $22,393 subject to certain adjustments. The sale resulted in gains of $7,857 attributable to Charleston and $14,099 attributable to TCE for the three months ended March 31, 2022 which are classified as components of other income (expense) in the consolidated statement of operations. During the second quarter of 2022, the Company recognized working capital adjustments of $(73) and $(171) for Charleston and TCE respectively. The adjustments were reflected in other income (expense) in the consolidated statement of operations, resulting in year-to-date gains of $7,784 attributable to Charleston and $13,928 attributable to TCE for the six months ended June 30, 2022.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
9.
DEBT

As of June 30, 2022, and December 31, 2021 notes payable consisted of the following:
	June 30, 2022	December 31, 2021
Credit Facility	$350,000	$250,000
Secured Promissory Notes	1,668	6,663
Mortgage Loans	56,122	38,856
Vehicle and Equipment Loans	2,209	1,951
Unamortized Debt Issuance Costs	(7,370)	(7,545)
Total Notes Payable	$402,629	$289,925
Less: Current Portion of Notes Payable	258,880	13,771
Total Long-Term Debt, net	$143,749	$276,154
Credit Facility
On July 2, 2020, the Company and certain subsidiaries and affiliates (collectively, the “Credit Parties”) entered into a Credit Agreement with Chicago Atlantic GIC Advisers, LLC (“Chicago Atlantic”) as administrative and collateral agent for an initial term loan commitment of $20,000 funded by various investors and an incremental loan not to exceed $10,000. Such loan bears interest at 15.25% per annum and had an original maturity date of June 30, 2022. The Company incurred $1,068 of debt issuance costs, which were paid net of loan proceeds and are amortized over the life of the debt instrument.
On May 10, 2021, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”), and the Company borrowed an additional $100,000 of term loans at an annual interest rate of 9.75%, which increased the Company’s total term loans outstanding under the Amended and Restated Credit Agreement to $130,000. The $100,000 senior secured term loans mature on May 30, 2023, and in accordance with ASC 470, Debt, is accounted for as a new credit facility. In addition, the Amended and Restated Credit Agreement extended the maturity date of the original $30,000 existing term loan from June 30, 2022 to May 30, 2023, which qualified as a debt modification pursuant to ASC 470, Debt. The original credit facility under the Credit Agreement had $644 of unamortized debt issuance costs at the time the Amended and Restated Credit Agreement was entered into and is now amortized through May 30, 2023. The Company incurred $5,132 in issuance costs and debt discounts on the Amended and Restated Credit Agreement, which were paid net of proceeds in May 2021 and are amortized over the life of the debt instrument.
On October 20, 2021, the Credit Parties entered into a third amendment to further amend the Amended and Restated Credit Agreement, pursuant to which an additional $120,000 was funded to the Company resulting in $250,000 of total term loan commitments funded and outstanding under the Amended and Restated Credit Agreement, as amended. The $120,000 term loan bears interest of 8.50% per annum and matures on April 28, 2023. In addition, the amendment included an option for the Company to request an incremental $100,000 loan in the future with 8.50% interest per annum, subject to certain restrictions and limitations. The liquidity financial covenant was modified to require that the Company maintain no less than an average of $20,000 in liquidity during any fiscal quarter and no less than $25,000 as of the last day of each fiscal quarter. In accordance with ASC 470, Debt, the $120,000 loan is accounted for as a new credit facility. The Company incurred debt issuance costs of $3,679, which were paid net of proceeds in October 2021 and are amortized over the life of the debt instrument.
On March 1, 2022, the Credit Parties entered into a fourth amendment to the Amended and Restated Credit Agreement. The fourth amendment provided an additional $100,000 of term loans with a maturity

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
9.
DEBT (continued)

date of August 28, 2023 and an annual interest rate of 8.50%, resulting in an aggregate of $350,000 in term loans outstanding under the credit facility. As of June 30, 2022, the Amended and Restated Credit Agreement, as amended, contains financial covenants requiring the Company to maintain on a consolidated basis (i) a minimum liquidity balance to average no less than $20,000 during each fiscal quarter and at least $25,000 as of the last day of such quarter; (ii) a minimum consolidated EBITDA for each fiscal quarter of no less than $20,000; and (iii) a fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter. As of June 30, 2022, the Company is in compliance with such financial covenants.
Mortgage
On June 29, 2022, the Company entered into an agreement with BCB Community Bank to borrow a principal amount of $18,000 associated with a mortgage on a building in Branchburg, NJ. The mortgage bears an interest rate of 4% and matures in July 2047.
Other
As of December 31, 2021 the Company issued promissory notes to accredited investors in the original principal amount of $3,670 with simple annual interest of 10% per annum. The notes matured in June 2022 and are an accumulation of seven notes to finance construction of cultivation facilities in Florida and Arizona. There is one related party that accounts for $150 of the outstanding principal amount as of December 31, 2021. As of June 30, 2022, these promissory notes were repaid in full.
10.
SHARE CAPITAL

Subordinate Voting Shares and Proportionate Voting Shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity. The proceeds from the exercise of stock options or warrants together with amounts previously recorded in reserves over the vesting periods are recorded as share capital. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with ASC 740, Income Taxes.
(a)
Issued and Outstanding

As of June 30, 2022, the Company had 313,746,238 Subordinate Voting Shares and 170,724 Proportionate Voting Shares issued and outstanding. Converting the Proportionate Voting Shares to Subordinate Voting Shares on the basis of 100 Subordinate Voting Shares for one Proportionate Voting Shares, results in a total of 330,818,664 Subordinate Voting Shares issued and outstanding as of such date. The Company has the following two classes of share capital, with each class having no par value:
(i)
Subordinate Voting Shares

The holders of the Subordinate Voting Shares are entitled to receive dividends issued by the Company and one vote per share at shareholder meetings of the Company. All Subordinate Voting Shares are ranked equally regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Subordinate Voting Shares.
(ii)
Proportionate Voting Shares

Each Proportionate Voting Share is convertible into 100 Subordinate Voting Shares. The holders of the Proportionate Voting Share are entitled to receive dividends issued by the Company on an as converted to Subordinate Voting Share basis and one hundred votes per share at shareholder meetings of the Company. The Proportionate Voting Shares are ranked equally on an as converted to Subordinate Voting Share basis regarding the Company’s residual assets. The Company is authorized to issue an unlimited number of Proportionate Voting Shares.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
10.
SHARE CAPITAL (continued)

During the six months ended June 30, 2022, the shareholders of the Company converted Proportionate Voting Shares to Subordinate Voting Shares for an impact of conversion of 140,311 Proportionate Voting Shares into 14,031,070 Subordinate Voting Shares.
(b)
Stock-Based Compensation

Verano Holdings Corp. operates equity-settled stock-based remuneration plans for its eligible directors, officers, employees, consultants, and advisors. All goods and services received in exchange for the grant of any stock-based payments are measured at their fair value unless the fair value cannot be estimated reliably. If the Company cannot estimate reliably the fair value of the goods and services received, the Company measures their value indirectly by reference to the fair value of the equity instruments granted. The Company measures the fair value of the services by reference to the fair value of the equity instruments granted. Equity-settled stock-based payments under stock-based payment plans are ultimately recognized as an expense in profit or loss with a corresponding credit to equity.
In February 2021, the Company established the Verano Holdings Corp. Stock and Incentive Plan (the “Plan”). The maximum number of restricted stock units (“RSUs”) and options that may be issued under the Plan shall not exceed 10% of the Company’s then issued and outstanding Subordinate Voting Shares on an as converted to Subordinate Voting Shares basis.
The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. Estimates are subsequently revised if there is any indication that the number of shares expected to vest differs from the previous estimate. Any cumulative adjustment prior to vesting is recognized in the current period with no adjustment to prior periods for expense previously recognized.
Option and RSU grants generally vest over six months to three years, and options typically have a life of ten years.
Options
Option activity is summarized as follows:
	Number of Shares	Weighted Avg. Exercise Price C$	Weighted Average Remaining Contractual Life
Balance as of December 31, 2021	56,078	30.60	9.16
Vested	18,798	30.60
Exercisable at June 30, 2022	24,167	30.60	8.67
As of June 30, 2022 and December 31, 2021, there were no in-the-money options.
The Company used the Black-Scholes option pricing model to estimate the fair value of the options granted. No options were granted, expired, or forfeited during the six months ended June 30, 2022.
Restricted Stock Units (“RSUs”)
The following table summarizes the number of unvested RSU awards as of June 30, 2022 and December 31, 2021 and the changes during the six months ended June 30, 2022:

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
10.
SHARE CAPITAL (continued)

	Number of Shares	Weighted Avg. Grant Date Fair Value C$
Unvested Shares at December 31, 2021	2,413,887	30.49
Granted	2,748,440	10.57
Forfeited	975	23.97
Vested	1,189,055	30.65
Unvested Shares at June 30, 2022	3,972,297	16.66
The following table summarizes the weighted average grant date fair value of RSUs granted and total fair value of RSUs vested for the six months ended June 30, 2022 and 2021:
	Six Months Ended June 30,
	2022	2021
Weighted average grant date fair value (per share) of RSUs granted (C$)	16.66	30.60
Intrinsic value of RSUs vested, using market price at vest date (C$) (in thousands)	15.41	—
The stock-based compensation expense for the three and six months ended June 30, 2022 and 2021 was as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Stock Options Expense	$62	$115	$125	$168
Restricted Stock Units	13,430	12,465	24,280	18,165
Total Stock Based Compensation Expense	$13,492	$12,580	$24,405	$18,333

11.
INCOME TAXES

The following table summarizes the Company’s income tax expense and effective tax rates for the three and six months ended June 30, 2022 and 2021:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income before Income Taxes	$1,256	$(6,152)	$26,847	$3,642
Income Tax Expense	(11,103)	(23,438)	(36,617)	(39,852)
Effective Tax Rate	662.9%	381.0%	112.3%	1093.8%
The effective tax rates for the three and six months ended June 30, 2022 and 2021 were based on the Company’s forecasted annualized effective tax rates and were adjusted for discrete items that occurred within the periods presented. Due to its cannabis operations, the Company is subject to the limitations of the U.S. Internal Revenue Code of 1986, as amended (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. Therefore, the effective tax rate can be highly variable and may not necessarily correlate with pre-tax income and provides for effective tax rates that are well in excess of statutory tax rates.
During the three months ended June 30, 2022 and 2021 the Company paid $37,323 and $16,325, respectively.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
12.
LEASES

The Company has operating leases for its retail dispensaries and processing and cultivation facilities located throughout the U.S, as well as for corporate office space located in Illinois. Operating lease right-of-use assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.
Leases with an initial term of 12 months or less are not recorded on the balance sheet. Certain leases require payments for taxes, insurance, and maintenance, and are considered non-lease components. The Company accounts for non-lease components separately.
The Company determines if an arrangement is a lease at inception. The Company must consider whether the contract conveys the right to control the use of an identified asset.
The Company leases certain business facilities from third parties under non-cancellable operating lease agreements that contain minimum rental provision that expire through 2037. Certain leases also contain renewal provision and provide for rent abatement and escalating payments.
During the three months ended June 30, 2022 and 2021, the Company recorded approximately $3,734 and $2,536 in operating lease expense, of which $173 and $216 was included in cost of goods sold for the same periods, respectively. During the six months ended June 30, 2022 and 2021, the Company recorded approximately $7,120 and $3,908 in operating lease expense, of which $320 and $432 was included in cost of goods sold for the same periods, respectively.
Other information related to operating leases as of June 30, 2022 and December 31, 2021 were as follows:
	June 30, 2022	December 31, 2021
Weighted average remaining lease term (years)	8.26	8.52
Weighted average discount rate	8.03%	8.11%
Maturities of lease liabilities for operating leases as of June 30, 2022 were as follows:
Year Ending December 31,
Remainder 2022	$6,851	$11,457
2023	13,244	11,024
2024	12,519	10,348
2025	11,590	9,717
2026	10,722	8,818
2027 and Thereafter	47,894	38,177
Total Lease Payments	102,820	89,541
Less: Interest	(28,737)	(26,166)
Present Value of Lease Liability	$74,083	$63,375

13.
CONTINGENCIES

(a)
Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At June 30, 2022 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
13.
CONTINGENCIES (continued)

There are also no proceedings in which the Company is a party and any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.
(b)
Illegality of Cannabis at the U.S. Federal Level

Verano operates within states where cannabis use, medical or adult-use or both, has been approved by state and local regulatory bodies. Notwithstanding the permissive regulatory environment of medical, and in some cases also adult-use marijuana at the state level, under U.S. federal law cannabis (other than hemp) is a Schedule I controlled substance under the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) which means it is viewed by the U.S. federal government as a drug that has a high potential for abuse and no therapeutic value. Therefore, even in states or territories that have legalized cannabis to some extent, the cultivation, processing, distribution, possession and sale of cannabis violates the Controlled Substances Act. Moreover, individuals and entities may violate U.S. federal law if they aid and abet another in violating the Controlled Substances Act or conspire with another to violate the law. Violating the Controlled Substances Act is also a predicate for other crimes, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities, civil forfeiture or divestiture.
Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company or any of its subsidiaries. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its cannabis licenses in the U.S., the listing and trading of its securities on stock exchanges and platforms, its financial position, operating results, profitability, liquidity and the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time and resources could be substantial.
There can be no assurance that the comprehensive U.S. federal legislation that would de-schedule and de-criminalize cannabis will be passed in the near future or at all. If such legislation is passed, there is no guarantee that it will include provisions that preserve the current state-based cannabis programs under which the Company operates or that such legislation will otherwise be favorable to the Company and its business.
14.
SEGMENTS

The Company conducts and manages its business through two reportable segments, representing the major lines of its cannabis business: Cultivation (Wholesale) and Retail. The Cultivation (Wholesale) segment consists of the cultivation, production and sale of cannabis products to retail stores. The Retail segment consists of the retailing of cannabis to patients and consumers. Summarized financial information for these segments is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue, net of discounts
Cultivation (Wholesale)	$67,673	$59,312	$120,681	$108,473
Retail	185,308	156,873	349,642	236,068
Intersegment Eliminations	(29,319)	(17,119)	(44,426)	(24,580)
Total Revenue, net of discounts	223,662	199,066	425,897	319,961

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
14.
SEGMENTS (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Depreciation and Amortization
Cultivation (Wholesale)	19,089	13,963	38,814	22,282
Retail	16,388	10,311	31,097	13,775
Total Depreciation and Amortization	35,477	24,274	69,911	36,057
Income taxes
Cultivation (Wholesale)	1,265	8,080	12,502	11,776
Retail	9,838	15,358	24,115	28,076
Total Income Taxes	11,103	23,438	36,617	39,852

Goodwill assigned to the Cultivation (Wholesale) segment as of June 30, 2022 and December 31, 2021 was $92,166 and $91,116, respectively. Goodwill assigned to the Retail segment as of June 30, 2022 and December 31, 2021 was $284,471 and $277,014, respectively.
The Company’s assets are aggregated into two reportable segments (Retail and Cultivation). For the purposes of testing goodwill, the Company has identified 12 reporting units. The Company determined its reporting units by first reviewing the operating segments based on the geographic areas in which the Company conducts business (or each market). The markets were then further divided into reporting units based on the market operations (retail and cultivation) which were primarily determined based on the licenses each market holds. All revenues are derived from customers domiciled in the United States and all assets are located in the United States.
15.
LOYALTY OBLIGATIONS

The Company has customer loyalty programs where retail customers accumulate points for each dollar of spending, net of tax. These points are recorded as a contract liability until customers redeem their points for discounts on cannabis and vape products as part of an in-store sales transaction. In addition, the Company records a performance obligation as a reduction of revenue based on the estimated probability of point obligation incurred.
As of December 31, 2021, the loyalty program had a calculated standalone selling price that ranged between $0.05 and $0.08 per loyalty point. Upon redemption, the loyalty program obligation is relieved, and the offset is recorded as revenue. The Company estimates that 25% of points will not be redeemed (breakage) and expects the remaining outstanding loyalty points will be redeemed within one year. As of December 31, 2021, there were 111,475,4591 points outstanding, with an approximate value of $2,620 which is included in accrued liabilities.
The Company modified the loyalty program in 2022. The new loyalty program has a calculated standalone selling price that ranges between $0.02 and $0.06 per loyalty point. Upon redemption, the loyalty program obligation is relieved and the offset is recorded as revenue. The Company estimates that 25% of points will not be redeemed as points expire after 6 months. As of June 30, 2022, there were 16,214,7861 points outstanding with an approximate value of $2,044 which is included in accrued liabilities.
16.
CONSOLIDATION

In accordance with ASC 810, the Company consolidates through the variable interest model and the voting interest model. The following table presents the summarized financial information about the

1
Such amounts not in Thousands

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
16.
CONSOLIDATION (continued)

Company’s consolidated VIEs and VOEs, which are included in the consolidated balance sheets as of June 30, 2022 and December 31, 2021.
	Consolidated VIE	Consolidated VOE	Consolidated VIE	Consolidated VOE
	June 30, 2022		December 31, 2021
			(As Restated)
Current Assets	$43,362	$—	$43,045	$20,464
Due To/(From)	(68,307)	—	(25,723)	14,228
Non-Current Assets	96,342	—	207,908	226,108
Current Liabilities	14,359	—	32,934	22,659
Non-Current Liabilities	11,134	—	45,873	45,603
Non-Controlling Interest	—	—	1,276	—
Equity attributable to Verano Holdings, Corp.	45,904	—	145,147	192,538
Consolidated Variable Interest Entities
Consolidated VIEs occur when the Company closes an acquisition while the state is in-process of transferring the cannabis license.
Consolidation occurs on the effective date of the purchase agreement and MSA. The MSA grants the management company, Verano, the ability to make business operating decisions, manage and staff employees, determine product mix, and the authority to direct allocation of cash. The MSA also allows Verano to limit distributions of the entity at Verano’s discretion.
Certain VIE’s may require financing to build-out a dispensary. These financing requirements are typically met within three months of purchase and were less than $3 million in all periods presented. Certain state may limit the distribution or transfer of cash until license transfer.
Verano applies ASC 810-10-15 to determine control of the legal entity. The purchase agreement limits the sellers involvement in future operations, and their risks of loss. In addition, Verano enters into an MSA with the legal entity that grants the Company strategic decision-making ability of the business operations.
The Company is involved in all qualitative and quantitative aspects of the entity, such as but not limited to, software choices, procurement, staffing and payroll, advertising, and use of cash flow. The Company absorbs all risk of loss and receives expected future returns based on the purchase agreement and MSA, resulting in Verano being the primary beneficiary.
Non-controlling interests (“NCI”) represent equity interests owned by outside parties. NCI may be initially measured at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets. The share of net assets attributable to NCI are presented as a component of equity. Their share of net income or loss and comprehensive income or loss is recognized directly in equity. Total comprehensive income or loss of subsidiaries is attributed to the shareholders of the Company and to the NCI, even if this results in the NCI having a deficit balance.
Variable Interest Entries Consolidated under Voting Interest Entities Model
Consolidated VOEs occur when the Company acquires a cannabis license held by a non-profit entity. Pursuant to the Arizona Medical Marijuana Act passed in 2012, cannabis companies in Arizona were initially required to operate under a non-profit structure.

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
16.
CONSOLIDATION (continued)

Upon purchase, the Company establishes a MSA with the non-profit to grant Verano the ability to make business operating decisions, manage and staff employees, determine product mix, and the authority to direct allocation of cash. In addition, the purchase agreement grants the Company the right to appoint the officers and boards of directors of the non-profits and the Company has appointed certain of the Company’s named officers to the boards of the non-profits.
In accordance with ASC 810-10-15, the Company determines consolidation is appropriate when the Company has majority of control of the legal entity and the ability to make business operating decisions. The Company does not have required financing associated with VOEs and abides by state regulations regarding cash restrictions. For the year ended December 31, 2021, the Company’s VOEs are limited to the state of Arizona. As of June 30, 2022, the Company no longer has VOEs.
17.
FAIR VALUE MEASUREMENTS

The Company applies fair value accounting for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers all related factors of the asset by market participants in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions, and credit-risk.
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels, and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 — Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 — Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; and
Level 3 — Inputs for the asset or liability that are not based on observable market data.
Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, notes payable, and acquisition consideration payable.
For the Company’s long-term notes payable (which consist of credit facility and mortgage loans), for which there were no quoted market prices of active trading markets, it was not practicable to estimate the fair value of these financial instruments. The carrying amount of notes payable at June 30, 2022 and December 31, 2021 was $402,629 and $289,925, which included $258,880 and $13,771, respectively, of short-term debt due within one year.
Financial instruments recorded at fair value are classified using a fair value hierarchy that reflects the significance of the inputs to fair value measurements. The fair value of the Company’s financial instruments associated with each of the three levels of the hierarchy are:

VERANO HOLDINGS CORP.
Notes to Unaudited Interim Condensed Consolidated Financial Statements
($ in Thousands except shares and per share amounts)
17.
FAIR VALUE MEASUREMENTS (continued)

	As of June 30, 2022
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$92,833	$—	$—	$92,833
Investments	3,842	—	—	3,842
Acquisition Consideration Payable	—	—	(66,901)	(66,901)
Total	$96,675	$—	$(66,901)	$29,774
	As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Cash and Cash Equivalents	$99,118	$—	$—	$99,118
Acquisition Consideration Payable	—	—	(208,349)	(208,349)
Total	$99,118	$—	$(208,349)	$(109,231)
During the six months ended June 30, 2022, the Company remeasured its consideration arrangements associated with its 2021 acquisitions of Agri-Kind, LLC, and Agronomed Biologics, using Monte Carlo simulation models. The remeasurement resulted in a net loss of ($2,329) which was driven by a change in management’s estimates and projections of the acquired entities’ ability to achieve performance targets along with the change in fair value of the shares to be issued.
The amount was recorded, net, within other income/(expense) on the unaudited interim condensed consolidated statement of operations. Significant assumptions used in the Company’s June 30, 2022, remeasurement include the price of the Subordinate Voting Shares as traded on the CSE as of June 30, 2022.
Additionally, during the six months ended June 30, 2022, the Company sold its 50% ownership interest in ILDISP, LLC and as part of the disposition, the Company received shares of a publicly traded entity. As of June 30, 2022, the fair value of the investment was $3,842, which is included in other assets in the accompanying condensed consolidated balance sheets and is as a Level 1 financial instrument.
18.
SUBSEQUENT EVENTS

Acquisition — Pharmacann Virginia LLC
On July 7, 2022, the Company entered into an agreement to acquire all of the issued and outstanding equity interests in PharmaCann Virginia LLC, a Virginia limited liability company, and certain real property. The total consideration is $5,000,000, which is payable in cash. Closing of the acquisition is subject to certain conditions, contingencies, and approvals, including regulatory approval.
Mortgage Loan
On July 11, 2022, the Company repaid in full all outstanding indebtedness related to the loan with 100 Mile Fund, LLC. The Company assumed the loan on July 11, 2021 with a principal amount of $13,000 as part of the acquisition of Agronomed Holdings, Inc.

VERANO UNAUDITED FINANCIAL STATEMENTS
The unaudited condensed consolidated interim financial statements of Verano for the six months ended June 30, 2021 and 2022, together with the notes thereto
(begins on the following page)

VERANO INTERIM MD&A
The management’s discussion and analysis of Verano for the six months ended June 30, 2021 and 2022
(begins on the following page)

This management discussion and analysis (this “MD&A”) of the financial condition and results of operations of Verano is for the three and six months ended June 30, 2022 and June 30, 2021. It is supplemental to, and should be read in conjunction with, the Company’s unaudited interim condensed consolidated financial statements and the accompanying notes for the three months ended March 31, 2022. and with the Company’s audited consolidated financial statements and the accompanying notes for the years ended December 31, 2021, 2020 and 2019. The financial statements referenced in this MD&A are prepared in accordance with GAAP. Financial information presented in this MD&A is presented in United States dollars (“$” or “US$”) and expressed in thousands, unless otherwise indicated. This MD&A contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those projected, forecasted, or expected in these forward-looking statements as a result of various factors, including, but not limited to, those discussed in the 2021 Form 10. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the 2021 Form 10. The Company’s management believes the assumptions underlying the Company’s financial statements and accompanying notes are reasonable. However, the Company’s financial statements and accompanying notes may not be an indication of the Company’s financial condition and results of operations in the future.
OVERVIEW OF THE COMPANY
Verano is a leading vertically-integrated multi-state cannabis operator in the United States as one of the top five publicly traded multi-state operators in the United States by reported annual revenue for the year ended December 31, 2021. An operator of licensed cannabis cultivation, processing, wholesale distribution and retail facilities, our goal is the ongoing development of communal wellness by providing responsible access to regulated medical and adult-use cannabis products to discerning high-end customers. As of June 30, 2022 we operate businesses in 13 US states, including 101 retail dispensaries and 13 cultivation facilities, processing and manufacturing facilities with over 1,000,000 square feet of cultivation. We produce a suite of premium, artisanal cannabis products sold under our portfolio of consumer brands, including Encore™, Avexia™, MÜV™ and Verano™. We also design, build and operate branded dispensary environments including Zen Leaf™ and MÜV™ that deliver a cannabis shopping experience in both medical and adult-use markets.
Notwithstanding the permissive regulatory environment of medical, and in some cases, recreational marijuana, at the state level, it remains illegal under US federal law to cultivate, manufacture, distribute, sell or possess marijuana in the US. Because federal law prohibits transporting any federally restricted substance across state lines, cannabis cannot be transported across state lines. As a result of current federal law prohibitions, the US cannabis industry is conducted on a state-by-state basis. To date, in the U.S., 37 states plus the District of Columbia and the US territories of Puerto Rico, Guam and the US Virgin Islands have authorized comprehensive medical marijuana programs, 19 states plus the District of Columbia and the US territories of Guam and the Commonwealth of Northern Mariana Islands have authorized comprehensive programs for medical and adult-use (i.e., recreational) marijuana, and 11 states allow the use of low THC, high CBD products for specified medical uses. Verano operates within states where cannabis use, medical or both medical and adult-use, has been approved by state and local regulatory bodies. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under US federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.
Our strategy is to vertically integrate as a single cohesive company in multiple states through the consolidation of seed-to-sale cultivating, manufacturing, distributing, and dispensing premium brands and products at scale. Our cultivation, processing and wholesale distribution of cannabis consumer packaged goods are designed to guarantee shelf-space in our national retail dispensary chain, as well as to develop and foster long term wholesale supply relationships with third-party retail operators though sales arrangements. Our model includes geographic diversity by establishing a footprint that enables us to adapt to changes in both industry and market conditions seamlessly and profitably. All of the Company’s business, operating results and financial condition relate to US cannabis-related activities.
As part of the RTO described in “FN 2 — Reverse Takeover Transaction (“RTO”)” in February 2021, the Company resulted from a reverse takeover transaction, and at such time Verano Holdings LLC and AltMed became subsidiaries of the Company with the other members of the AME Group and Plants of Ruskin becoming subsidiaries of AltMed. Prior to the RTO, Verano Holdings LLC, AltMed and its subsidiaries (collectively, “AME”) and Plants of Ruskin were not consolidated and were not combined.

SELECTED RESULTS OF OPERATIONS
The following presents selected financial data derived from the (i) unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2022 and 2021 (ii) condensed consolidated balance sheet as of June 30, 2021 and December 31, 2021 have been derived from, and should be read in conjunction with the unaudited interim condensed consolidated financial statements and accompanying notes presented in Item 1 of this Report. The selected unaudited interim condensed consolidated financial information below may not be indicative of the Company’s future performance.
Three Months Ended June 30, 2022, as Compared to Three Months Ended June 30, 2021
	For the Three Months Ended June 30,
($ in thousands)	2022	2021	$ Change
Revenue, net of discounts	$223,662	$199,066	$24,596
Gross Profit	98,115	69,210	28,905
Net Loss attributable to Verano Holdings Corp.	(9,847)	(29,688)	19,841
Net Loss per share – basic & diluted	(0.03)	(0.10)	0.07
Revenue, net of discounts
Revenue for the three months ended June 30, 2022 was $223,662, an increase of $24,596 or 12.4%, compared to revenue of $199,066 for the three months ended June 30, 2021. Key performance drivers for retail revenue for the quarter were primarily market expansion into New Jersey which began adult-use sales during the three months ended June 30, 2022. During the three months ended June 30, 2022, the Company opened seven new stores in Florida, Pennsylvania, and West Virginia. Retail revenue for the three months ended June 30, 2022 was approximately 73.2% of total revenue compared to 72.6% of total revenue for the three months ended June 30, 2021. Key performance drivers for cultivation (wholesale) revenues were significant cultivation expansion into the New Jersey adult-use market which attributed to increased production output and sales of cannabis flower and cannabis related products, including intercompany sales. Continued expansion in the Pennsylvania market also further increased revenue. Cultivation (wholesale) revenue for the three months ended June 30, 2022 was 26.8% of total revenue compared to 27.4% of total revenue for the three months ended June 30, 2021.
Gross Profit
Gross profit for the three months ended June 30, 2022 was $98,115, representing a gross margin on the sale of cannabis, cannabis extractions, edibles and related accessories of 43.9%. This is compared to gross profit for the three months ended June 30, 2021 of $69,210, which represented a 34.8% gross margin on the sale of cannabis, cannabis extractions, edibles and related accessories. The increase in gross profit is primarily due to top-line growth catalyzed by strong overall market growth, specifically in New Jersey due to the approval of adult-use sales.
Net Loss
Net Loss attributable to the Company for the three months ended June 30, 2022 was $(9,847), an increase of $19,841, compared to a net loss of $(29,688) for the three months ended June 30, 2021. The variance in net loss was mainly driven by an increase in other income partially offset by a decrease in income tax expense.

	Three Months Ended June 30,		2022 — 2021
($ in thousands)	2022	2021	$ Change
Cost of Goods Sold, net	$125,547	$129,856	$(4,309)
Selling, General, and Administrative Expenses	100,263	70,013	30,250
Other Income (Expense)	3,548	(5,994)	9,542
Provision for Income Taxes	(11,103)	(23,438)	12,335
Cost of Goods Sold, net
Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the three months ended June 30, 2022, was $125,547, a decrease of $(4,309) or (3.3)%, from the three months ended June 30, 2021. The variance was primarily driven by production costs in New Jersey and Florida, as well as recognized inventory write-off of $13,100 related to unmet quality control standards.
Selling, General, and Administrative Expenses
Total selling, general and administrative expenses for the three months ended June 30, 2022, were $100,263, an increase of $30,250 or 43.2%, compared to total selling, general and administrative expenses of $70,013 for the three months ended June 30, 2021. Total selling, general and administrative expenses as a percentage of revenue was 44.8% and 35.2% for the three months ended June 30, 2022, and 2021, respectively. The increase was primarily due to a $12,176 increase in salaries and benefits and a $10,885 increase in general and administrative expenses driven largely by increased operating costs related to new dispensaries in Florida and Pennsylvania.
The Company expects to continue to invest organically and in new markets to support expansion plans and adapt to the increasing complexity of the cannabis business. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to expansion.
Total Other Income (Expense)
Total other income (expense) for the three months ended June 30, 2022, was $3,548, an increase of $9,542 as compared to the three months ended June 30, 2021. The increase in other income was primarily driven by an earn out accrual adjustment during the three months ended June 30, 2022, of $10,900 related to an acquisition of a license in Pennsylvania.
Provision for Income Taxes
Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. Income tax expense for the three months ended June 30, 2022, was $11,103, a decrease of $12,335 or (52.6)% as compared to the three months ended June 30, 2021.
Six Months Ended June 30, 2022, as compared to Six Months Ended June 30, 2021
	For the Six Months Ended June 30,
($ in thousands)	2022	2021	$ Change
Revenue, net of discounts	$425,897	$319,961	$105,936
Gross Profit	196,732	123,500	73,232
Net Loss attributable to Verano Holdings Corp.	(10,061)	(37,574)	27,513
Net Loss per share – basic & diluted	(0.03)	(0.14)	0.11
Revenue, net of discounts
Revenue for the six months ended June 30, 2022 was $425,897 an increase of $105,936 or 33.1%, compared to revenue of $319,961 for the six months ended June 30, 2021. Key performance drivers for retail revenue were largely attributable to an increased dispensary count from new store openings in Arizona, Connecticut, Florida, Illinois New Jersey, West Virginia, and Pennsylvania markets. Market expansion into New Jersey, which began adult-use sales, further increased retail revenue. Retail revenue for the six months ended June 30, 2022 was approximately 74.3% of total revenue compared to 68.5% of total revenue for the six months ended June 30, 2021. Key performance drivers for cultivation (wholesale) revenues were primarily driven by acquisition activities, in particular, the acquisition of Connecticut Pharmaceutical Solutions, Inc. and significant cultivation expansion into the Arizona, Connecticut, Florida, New Jersey and Pennsylvania markets. In addition, production output and sales of flower expanded in the Illinois, Maryland, New Jersey, Pennsylvania and Ohio markets, which further increased revenue. Cultivation expansion into the New Jersey adult-use market attributed to increased production output and sales of cannabis flower and cannabis related products, including intercompany sales. Cultivation (wholesale) revenue for the six months ended June 30, 2022 was 25.7% of total revenue compared to 31.5% of total revenue for the six months ended June 30, 2021.
Gross Profit
Gross profit for the six months ended June 30, 2022 was $196,732 representing a gross margin on the sale of cannabis, cannabis extractions, edibles and related accessories of 46.2%. This is compared to gross profit for the six months ended June 30, 2021 of $123,500, which represented a 38.6% gross margin on the sale of cannabis, cannabis extractions, edibles and related accessories. The increase in gross profit is primarily due to continued top-line growth catalyzed by strong market growth in Illinois and expansion into the Connecticut, Florida, New Jersey, and Pennsylvania markets for the six months ended June 30, 2022 as compared to the six months ended June 30, 2021.
Net Loss
Net Loss attributable to the Company for the six months ended June 30, 2022 was $(10,061), an increase of $27,513, compared to a net loss of $(37,574) for the six months ended June 30, 2021. The variance in net loss was driven by an increase in other income partially offset by a decrease in income tax expense.
	Six Months Ended June 30,		2022 — 2021
($ in thousands)	2022	2021	$ Change
Cost of goods sold, net	$229,165	$196,461	$32,704
Selling, General, and Administrative Expense	189,824	112,679	77,145
Other Income (Expense)	18,079	(8,627)	26,706
Provision for Income Taxes	(36,617)	(39,852)	3,235
Cost of Goods Sold, net
Cost of goods sold includes the costs directly attributable to cultivating and processing cannabis and for retail purchases of finished goods, such as flower, edibles, and concentrates. Cost of goods sold for the six months ended June 30, 2022, was $229,165 an increase of $32,704 or 16.6%, from the six months ended June 30, 2021. The increase was primarily driven by overall higher volumes of production for cannabis and cannabis related products coupled with a lower comparative impact related to the inventory step-up from acquisitions. Additionally, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, cost of goods sold increased as a result of the acquisitions of the AltMed cultivation facilities in Arizona and Florida, the Territory cultivation facility in Arizona, the Agri-Kind cultivation facility in Pennsylvania and continued expansion at existing facilities.
Selling, General, and Administrative Expenses
Total selling, general and administrative expenses for the six months ended June 30, 2022 were $189,824, an increase of $77,145, or 68.5%, compared to total selling, general and administrative expenses of $112,679 for the six months ended June 30, 2021. Total selling, general and administrative expenses as a percentage of revenue was 44.6% and 35.2% for the six months ended June 30, 2022 and 2021, respectively. The increase was primarily due to a $35,356 increase in salaries and benefits and a $21,275 increase in general and administrative expenses driven by overall footprint expansion in established markets including increases in employee headcount and fixed assets in Florida and Pennsylvania.
For the six months ended June 30, 2022, the Company expects to continue to invest organically and in new markets to support expansion plans and adapt to the increasing complexity of the cannabis business. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to expansion.
Total Other Income (Expense)
Total other income (expense) for the six months ended June 30, 2022, was $18,079, an increase of $26,706 as compared to the six months ended June 30, 2021. The increase in other income (expense) was primarily due to a gain on the disposal of three dispensaries of $17,104 and an earn out accrual adjustment during the three months ended June 30, 2022, of $10,900 related to an acquisition of a license in Pennsylvania. This is partially offset by an increase in interest costs as a result of new debt issuance costs related to the Credit Facility with Chicago Atlantic.
Provision for Income Taxes
Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. Income tax expense for the six months ended June 30, 2022 was $(36,617), a decrease of $3,235, or (8.1)% as compared to the six months ended June 30, 2021.
Results of Operations by Segment
The Company has two reportable segments: (i) Cultivation (Wholesale) and (ii) Retail. Due to the vertically integrated nature of its business, the Company reviews its revenue at the cultivation (wholesale) and retail levels while reviewing its operating results on a consolidated basis.
The following tables summarize revenues net of sales discounts by segment for the three and six months ended June 30, 2022 and 2021:
	Three Months Ended June 30,
($ in thousands)	2022	2021	% Change
Revenues, net of discounts
Cultivation (Wholesale)	$67,673	$59,312	14.1%
Retail	$185,308	$156,873	18.1%
Intersegment Eliminations	$(29,319)	$(17,119)	71.3%
Total Revenues, net of discounts	$223,662	$199,066	12.4%
Revenues, net of discounts for the cultivation (wholesale) segment were $67,673 for the three months ended June 30, 2022, an increase of $8,361 or 14.1% excluding intersegment eliminations, compared to the three months ended June 30, 2021. The increase in cultivation (wholesale) revenues, net of discounts, was primarily driven by cultivation expansion into the New Jersey adult-use market and continued cultivation expansion in the established Pennsylvania market.
Revenues, net of discounts for the retail segment were $185,308 for the three months ended June 30, 2022, an increase of $28,435 or 18.1%, excluding intersegment eliminations, compared to the three months ended June 30, 2021. The increase in retail revenues, net of discounts, was primarily driven by the Company’s expansion into New Jersey and increased Florida operations, which are treated exclusively as retail income due to the vertical nature of the Florida business. The increase was also driven by additional retail store openings in Pennsylvania and West Virginia.

	Six Months Ended June 30,
($ in thousands)	2022	2021	% Change
Revenues, net of discounts
Cultivation (Wholesale)	$120,681	$108,473	11.3%
Retail	$349,642	$236,068	48.1%
Intersegment Eliminations	$(44,426)	$(24,580)	80.7%
Total Revenues, net of discounts	$425,897	$319,961	33.1%
Revenues, net of discounts for the cultivation (wholesale) segment were $120,681 for the six months ended June 30, 2022, an increase of $12,208 or 11.3% excluding intersegment eliminations, compared to the six months ended June 30, 2021. The increase in cultivation (wholesale) revenues, net of discounts, was primarily driven by market expansion in Pennsylvania and New Jersey, and increases in revenues in established markets such as Arizona, Florida, and Connecticut.
Revenues, net of discounts for the retail segment were $349,642 for the six months ended June 30, 2022, an increase of $113,574 or 48.1%, excluding intersegment eliminations, compared to the six months ended June 30, 2021. The increase in retail revenues, net of discounts, was primarily driven by the Company’s New Jersey and Florida operations. Florida sales are treated exclusively as retail income due to the vertical nature of the Florida business. The increase was also driven by additional retail store openings in Florida, Pennsylvania, West Virginia, New Jersey and Connecticut.
Drivers of Operational Performance
Revenue
The Company derives its revenue from both its cultivation (wholesale) business in which it cultivates, produces and sells cannabis products to third-party retail customers, and its retail business, in which it directly sells cannabis products to retail patients and consumers. For the three months ended June 30, 2022, approximately 26.8% of the Company’s revenue was generated from the cultivation (wholesale) business and approximately 73.2% from the retail business. For the three months ended June 30, 2021, approximately 27.4% of revenue was generated from the cultivation (wholesale) business and approximately 72.6% from the retail business.
Gross Profit
Gross profit is revenue less cost of goods sold. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles, and concentrates, as well as packaging and other supplies, fees for services and processing, rent, utilities, and related costs. Cannabis costs are affected by various state regulations that limits the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures the Company’s gross profit as a percentage of revenue. Furthermore, during the six months ended June 30, 2022, the Company recorded an increase to cost of goods sold, net, of $6,707 that was attributable to acquired inventory that was stepped-up to fair value, and subsequently recognized through cost of goods sold. Additionally, the Company recognized an inventory write-off, included in cost of goods sold, of $13,100 related to unmet quality control standards during the six months ended June 30, 2022.
The Company’s expansion strategy and revenue growth have taken priority and will continue to do so for the foreseeable future as it expands its footprint in new markets through acquisition and scales production within current markets. In the core markets in which the Company is already operational, it does not expect price compression in the near-term. However, as the state markets mature, the Company anticipates that there will be pressure on margins in the cultivation (wholesale) and retail channels. The Company’s current production capacity has not been fully realized and it is expected that price compression at the cultivation (wholesale) level will be more than offset by increased production volume. As a result, the Company expects overall consolidated gross margins to increase in the future.

Total Expenses
Total expenses other than the cost of goods sold consist of selling costs to support customer relationships and to deliver product to the Company’s retail stores. It also includes a significant investment in the corporate infrastructure required to support ongoing business.
Selling costs generally correlate to revenue. As a percentage of sales, selling costs are expected to increase slightly in currently operational markets (Arizona, Arkansas, California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, Ohio, Pennsylvania, and West Virginia) as facility and market expansion occurs. The increase is expected to be driven primarily by the growth of the Company’s retail and cultivation (wholesale) channels and the ramp up from pre-revenue to sustainable market share.
Selling, general, and administrative (“SG&A”) expenses also include costs incurred at the Company’s corporate offices, primarily related to back office personnel costs, including salaries, incentive compensation, benefits, stock-based compensation and other professional service costs. Going forward, SG&A expenses are expected to continue in line with the Company’s expansion plans. Furthermore, the Company expects to continue to incur acquisition and transaction costs related to these expansion plans and anticipates an increase in stock compensation expenses related to recruiting and hiring talent, along with legal and professional fees associated with being a publicly-traded company.
Provision for Income Taxes
The Company is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the cannabis industry, it is subject to the limits of Section 280E of the Internal Revenue Code of 1986, as amended (the “Code”) under which the Company is only allowed to deduct expenses directly related to the sale of products. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under Section 280E of the Code and a higher effective tax rate than most industries.
LIQUIDITY, FINANCING ACTIVITIES AND CAPITAL RESOURCES
As of June 30, 2022 and December 31, 2021, the Company had total current liabilities of $586,777 and $470,516, respectively. As of June 30, 2022 and December 31, 2021, the Company had cash and cash equivalents of $92,833 and $99,118, respectively, to meet its current obligations. The Company had a working capital deficit of $(298,821) as of June 30, 2022, a decrease of working capital of $(105,349) as compared to December 31, 2021. This decrease in working capital was primarily driven by $250,000 of the Amended and Restated Credit Facility coming due within the next 12 months, a $13,465 net increase in inventories related to new store openings, a $245,109 increase to the current portion of notes payable for debt maturing in the next 12 months related to the Credit Facility with Chicago Atlantic, which is offset by $95,982 of cash payments related to acquisition consideration payable.
The Company is an early-stage growth company, generating cash from revenues deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and long term. Capital reserves are primarily being utilized for capital expenditures, facility improvements, strategic investment opportunities, product development and marketing, as well as customer, supplier, and investor and industry relations.
While our revenue, gross profit and operating income were not materially impacted by COVID-19 and we maintained the consistency of our operations during the first six months of 2022, the uncertain nature of the spread of COVID-19 may impact our business operations for reasons including the potential quarantine of our employees or those of our supply chain partners. Our ability to continue to operate without any significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees, customers and supply chain partners. The Company takes a cautious approach in allocating its capital to maximize its returns while ensuring appropriate liquidity. Given current inflation and the uncertainty of the future economic environment, the Company has taken additional measures in monitoring and deploying its capital to minimize the negative impact on its operations and expansion plans.

Liquidity Requirements
Our short-term liquidity requirements consist primarily of funds necessary to pay for our ongoing acquisitions, to repay borrowings, maintain our operations and other general business needs. We believe that internally generated funds and other sources of liquidity discussed below will be sufficient to meet working capital needs, capital expenditures, and other business requirements for at least the next 12 months. We believe we will meet known or reasonably likely future cash requirements through the combination of cash generated from operating activities, available cash balances and available borrowings. If these sources of liquidity need to be augmented, additional cash requirements would likely be financed through the issuance of equity securities or additional borrowings however, there can be no assurances that we will be able to obtain additional equity financing or debt financing on acceptable terms in the future.
Our long-term liquidity requirements consist primarily of completing additional acquisitions, scheduled debt payments, maintaining and expanding our operations and other general business needs. We expect to meet our long-term liquidity requirements through various sources of capital, which may include future debt or equity issuances, net cash provided by operations and other secured and unsecured borrowings. We believe that the foregoing sources of capital will provide sufficient funds for our operations, anticipated expansion and scheduled debt payments for the long-term. Our ability to fund our operating needs will depend on our future ability to continue to generate positive cash flow from operations and ability to obtain debt or equity financing on acceptable terms.
Credit Facility
Verano Holdings Corp. and certain of its subsidiaries are credit parties as co-borrowers and joint guarantors under the Amended and Restated Credit Agreement, as amended (the “Amended and Restated Credit Agreement”). A total of $350,000 in fully funded term loan commitments is currently outstanding under the Credit Agreement, with an option to request, one time, an additional aggregate amount not exceeding $175,000,000, subject to the satisfaction of the conditions precedent set forth in the Credit Agreement.
On July 2, 2020, the Company and certain subsidiaries and affiliates (collectively, the “Credit Parties”) entered into a Credit Agreement with Chicago Atlantic GIC Advisers, LLC (“Chicago Atlantic”) as administrative and collateral agent for an initial term loan commitment of $20,000 funded by various investors and an incremental loan not to exceed $10,000. Such loan bears interest at 15.25% per annum and had an original maturity date of June 30, 2022. The Company incurred $1,068 of debt issuance costs, which were paid net of loan proceeds and are amortized over the life of the debt instrument.
On May 10, 2021, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”), and the Company borrowed an additional $100,000 of term loans at an annual interest rate of 9.75%, which increased the Company’s total term loans outstanding under the Amended and Restated Credit Agreement to $130,000. The $100,000 senior secured term loans mature on May 30, 2023, and in accordance with ASC 470, Debt, is accounted for as a new credit facility. In addition, the Amended and Restated Credit Agreement extended the maturity date of the original $30,000 existing term loan from June 30, 2022 to May 30, 2023, which qualified as a debt modification pursuant to ASC 470, Debt. The original credit facility under the Credit Agreement had $644 of unamortized debt issuance costs at the time the Amended and Restated Credit Agreement was entered into and is now amortized through May 30, 2023. The Company incurred $5,132 in issuance costs and debt discounts on the Amended and Restated Credit Agreement, which were paid net of proceeds in May 2021 and are amortized over the life of the debt instrument.
On October 20, 2021, the Credit Parties entered into a third amendment to further amend the Amended and Restated Credit Agreement, pursuant to which an additional $120,000 was funded to the Company resulting in $250,000 of total term loan commitments funded and outstanding under the Amended and Restated Credit Agreement, as amended. The $120,000 term loan bears interest of 8.50% per annum and matures on April 28, 2023. In addition, the amendment included an option for the Company to request an incremental $100,000 loan in the future with 8.50% interest per annum, subject to certain restrictions and limitations. The liquidity financial covenant was modified to require that the Company maintain no less than an average of $20,000 in liquidity during any fiscal quarter and no less than $25,000 as of the last day of each fiscal quarter. In accordance with ASC 470, Debt, the $120,000 loan is accounted for as a new credit facility. The Company incurred debt issuance costs of $3,679, which were paid net of proceeds in October 2021 and are amortized over the life of the debt instrument.
On March 1, 2022, the Credit Parties entered into a fourth amendment to the Amended and Restated Credit Agreement. The fourth amendment provided an additional $100,000 of term loans with a maturity date of August 28, 2023 and an annual interest rate of 8.50%, resulting in an aggregate of $350,000 in term loans outstanding under the credit facility.
The Amended and Restated Credit Agreement provides for, among other things, (i) the term loans being secured by a first priority lien on specified assets of Verano Holdings Corp. and its subsidiaries that are parties to the Amended and Restated Credit Agreement, including ownership interests in credit parties, cash, accounts receivable, inventory, equipment, licenses and designated real estate, (ii) the original $30,000 loan bearing interest at a rate of 15.25% per annum, the incremental $100,000 loan funded in May 2021 bearing interest at a rate of 9.75% per annum and the remaining $220,000 in term loans bearing interest at a rate of 8.50% per annum; (iii) no principal amortization with $120,000 plus applicable interest being due in full on the stated maturity date of April 28, 2023, $130,000 plus applicable interest being due in full on the stated maturity date of May 30, 2023 and the balance of the remaining $100,000 being due in full on the stated maturity date of August 31, 2023; (iv) prepayment fees generally of 1% of any principal amount being prepaid during a specified period after funding; (v) restrictive covenants which apply to the operations of Verano Holdings Corp. and its subsidiaries that are parties to the Amended and Restated Credit Agreement, including limitations on their ability to incur additional debt, grant liens on assets, advance or contribute funds to non-credit parties and enter into acquisitions; and (vi) financial covenants requiring the Company to maintain on a consolidated basis:
•
minimum liquidity averaging at least $20,000 during any fiscal quarter and at least $25,000 as of the last day of each fiscal quarter;

•
minimum consolidated EBITDA for any fiscal quarter of at least $20,000; and

•
a fixed charge coverage ratio of no less than 1.5:1.0 measured at the end of each fiscal quarter.

As of June 30, 2022, the Company was in compliance with such covenants.
Mortgage Loans
On May 14, 2021, the Company acquired The Healing Center, which operates three dispensaries on three separate leased real estate parcels in the greater Pittsburgh area and on September 3, 2021, Verano acquired these three parcels from the owners. The Company funded the real estate acquisitions through a credit facility with Chicago Atlantic for $12,650 and interest of 9.75% per annum that matures in September 2023. Total consideration was paid directly to the sellers in the amount of $12,225. The Company received $20 in cash proceeds and incurred $405 in issuance costs and debt discounts on the credit facility, which was paid net of proceeds upon closing.
On July 17, 2021, the Company assumed a loan with 100 Mile Fund, LLC for a principal amount of $13,000 as part of the acquisition of Agronomed Holdings, Inc. The loan bore interest only payments of 13% per annum due monthly and matures on July 11, 2022. The note is secured by first-priority blanket liens on the property, assets, and ownership interests of Agri-Kind and Agronomed Holdings Inc.
On June 29, 2022, the Company entered into an agreement with BCB Community Bank to borrow a principal amount of $18,000 associated with a mortgage on a building in Branchburg, NJ. The mortgage bears an interest rate of 4% and matures in July 2047.
Funding Needs and Sources
Historically, we have relied on a combination of cash flows provided by operations, draw-downs under the Amended and Restated Credit Agreement and the incurrence of additional debt and/or the refinancing of our existing debt to fund our obligations. The Company continues to identify and evaluate further actions to improve its liquidity. These include, but are not limited to, increased reductions in capital expenditures, operating expenses and administrative costs and additional debt. Additionally, we will continue to pursue opportunities to raise additional capital to fund obligations associated with future debt maturities and/or extend the maturity dates associated with our existing debt. Such opportunities to raise additional capital may include incurring or issuing new debt or extending the maturity date of existing debt.
During the next 12 months, approximately $250,000 of our debt related to the Amended and Restated Credit Agreement will become due. Refer to Note 9. Debt to our unaudited interim consolidated financial statements for further information.
As discussed in Note 9. Debt, a total of $350,000 in fully funded term loan commitments are currently outstanding under the Amended and Restated Credit Agreement, with an option to request, one time, an additional aggregate amount not exceeding $175,000, subject to the satisfaction of the conditions precedent set forth in the Credit Agreement. Additionally, the Company has entered into an engagement agreement with certain parties, including Chicago Atlantic, to refinance the debt for an additional term of up to three years. The refinancing will be dependent on, among other things, overall market conditions.
Based on our assumptions and estimates and our financial condition, we believe that the liquidity resulting from the actions mentioned above will be sufficient to fund our liquidity requirements over at least the next 12 months. However, there is no assurance that our assumptions and estimates are accurate due to possible unknown variables and, as such, there is inherent uncertainty in our ability to predict future liquidity requirements.
Sources and Uses of Cash
Cash Provided by (Used in) Operating Activities, Investing and Financing Activities
Net cash provided by (used in) operating, investing, and financing activities for the six months ended June 30, 2022 and 2021 were as follows:
	Six Months Ended June 30,
	2022	2021	$ Change
Net Cash Provided by Operating Activities	$43,648	$56,845	(13,197)
Net Cash Used in Investing Activities	(159,476)	(160,442)	966
Net Cash Provided by Financing Activities	109,543	236,861	(127,318)
Cash flows from Operating Activities.   During the six months ended June 30, 2022 and 2021, the Company had net cash inflows of $43,648 and $56,845, respectively. The $(13,197) change was mainly driven by an increase in non-cash stock based compensation expense for the six months ended June 30, 2022.
Cash Flows from Investing Activities.   During the six months ended June 30, 2022 and 2021, the Company had net cash outflows of $(159,476) and $(160,442), respectively. The $966 change was primarily due to increased capital expenditures offset by cash received on the Canna Cuzzos, LLC and ILDSIP, LLC dispositions during the six months ended June 30, 2022.
Cash Flows from Financing Activities.   During the six months ended June 30, 2022 and 2021, the Company had net cash inflows of $109,543 and $236,861, respectively. The $(127,318) change was primarily due to RTO related proceeds during the six months ended June 30, 2021, partially offset by the proceeds from the debt upsize of $100,000 with Chicago Atlantic and the proceeds from the Branchburg mortgage loan in New Jersey, of $18,000, both of which occurred during for the six months ended June 30, 2022.
Off-Balance Sheet Arrangements
As of the date of this filing, the Company does not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on the results of operations or financial condition of the Company, including, and without limitation, such considerations as liquidity and capital resources.
Changes in or Adoption of Accounting Practices
Refer to the discussion of recently adopted/issued accounting pronouncements under Part I, Item 1, Notes to Unaudited Interim Condensed Consolidated Financial Statements, Note 1 — Overview and Basis of Presentation.

Critical Accounting Policies and Significant Judgements and Estimates
There were no material changes to our critical accounting policies and estimates from the information provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the 2021 Form 10.
Cautionary Note Regarding Forward-Looking Statements
This Quarterly Report contains “forward-looking information” and “forward-looking statements” within the meaning of United States securities laws (together, “forward-looking statements”). All statements, other than statements of historical fact, made by the Company or its affiliates that address activities, events or developments that the Company or its affiliates expect or anticipate will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, followed by or that include words such as “may,” “will,” “would,” “could,” “should,” “believes,” “assumes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “intends,” “anticipates,” “targeted,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other similar or comparable words.
The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, expectations and assumptions concerning:
•
the ability of the Company and its affiliates to obtain, maintain and renew regulatory approvals in all states and localities of its operations and planned operations on a timely basis;

•
government regulations, including future legislative and regulatory developments involving medical and adult-use cannabis and the timing thereof;

•
the Company’s outlook on its expansion and growth of business and operations;

•
the Company’s ability to achieve its goals, business plans and strategy;

•
the ability of the Company to access capital and obtain necessary financing to pursue its growth and business plans;

•
operational results and other financial and business conditions and prospects of the Company;

•
the timing and completion of acquisitions and other commercial transactions;

•
the integration and operation of acquired businesses;

•
the timing and amount of capital expenditures;

•
the availability of equipment, skilled labor and services needed for cannabis operations;

•
demand, developments and trends in the medical and adult-use cannabis industry;

•
competition in the cannabis industry in the markets in which the Company operates or plans to operate;

•
the medical benefits, viability, safety, efficacy, and dosing of cannabis;

•
the size of the medical cannabis market and the adult-use cannabis market in each state;

•
conditions in general economic and financial markets; and

•
the impacts of the coronavirus (COVID-19) pandemic and future steps to be taken in response to COVID-19.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•
the impacts of economic uncertainty stemming from inflation, rising interest rates, supply shortages, changes in consumer and business confidence, political unrest and conflicts and disruptions in U.S. and global markets;

•
the impacts of COVID-19 on the Company, the U.S. and global markets;

•
the Company’s limited operating history;

•
the Company is an SEC reporting company in addition to a public reporting company in Canada;

•
heightened scrutiny from Canadian government authorities;

•
the Company’s outstanding indebtedness and potential future indebtedness;

•
reliance on management and the potential for fraudulent activity by employees, contractors and consultants;

•
uninsured or under insured losses;

•
potential product liability and recalls;

•
the Company’s reliance on the performance of its subsidiaries and affiliates;

•
the Company’s expansion-by-acquisition strategy;

•
the unconventional due diligence process in the medical and adult-use cannabis industry;

•
the integration and operation of acquired businesses;

•
the Company’s lack of portfolio diversification;

•
existing competition and new market entrants;

•
the introduction of synthetic alternatives by pharmaceutical and other companies;

•
the immaturity of the cannabis industry and limited comparable, competitive and established industry best practices;

•
the availability of third-party suppliers, contractors and manufacturers, and availability of raw or other materials;

•
wholesale and retail price fluctuations;

•
public opinion and perception of the cannabis industry;

•
agricultural and environmental risks and the impacts of regulations on the agriculture industries and environmental protections;

•
the U.S. federal regulatory landscape and enforcement related to medical or adult-use cannabis, including political risks, civil asset forfeiture and regulation by additional regulatory authorities;

•
the difficulties cannabis businesses face accessing and maintaining banking or financial services due to federal regulations;

•
regulatory and political changes to U.S. state and local laws related to medical or adult-use cannabis, including political risks and regulation by additional regulatory authorities;

•
disparate state-by-state regulatory landscapes and licensing regimes for medical and adult-use cannabis;

•
the requirements to abide by anti-money laundering laws and regulations;

•
required public disclosure and governmental filings containing personal information of the Company’s officers, investors and other stakeholders;

•
the ability to, and constraints on, promoting and marketing cannabis products;

•
the potential limitations on the Company’s ability to enforce its contracts or any liens granted to it;

•
the ability to access capital markets and the availability of financing opportunities;

•
the lack of access to federal bankruptcy protections in the United States;

•
limited intellectual property protection available for cannabis products and the potential infringement by third parties;

•
reliance on information technology systems, the potential disclosure of personal information of patients and customers and cybersecurity risks;

•
the Company’s elimination of monetary liability and indemnification rights against its directors, officers and employees under British Columbia law;

•
the Company’s dual class capital structure with Subordinate Voting Shares and Proportionate Voting Shares;

•
the Company’s shareholders’ limited participation in the Company’s affairs;

•
the Company’s expectation to not declare or pay out dividends;

•
the taxation of cannabis companies in the U.S.; and

•
other risks described in the 2021 Form 10, as more particularly described under the heading “Item 1A. Risk Factors” therein.

Although the Company believes that the expectations and assumptions on which forward-looking statements are based are reasonable at the time made, undue reliance should not be placed on the forward-looking statements, because no assurance can be given that they will prove to be correct. Forward-looking statements address future events and conditions, and thus involve inherent risks and uncertainties.
The cannabis industry involves risks and uncertainties that are subject to change based on various factors. The forward-looking statements contained herein concerning the cannabis industry and the general expectations of the Company concerning the cannabis industry are based on estimates prepared by the Company using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of the cannabis industry. Such data is inherently imprecise.
Consequently, all forward-looking statements made in this Quarterly Report and other documents of the Company are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on the Company. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required under applicable securities legislation.

APPENDIX “J” — PRO FORMA FINANCIAL STATEMENTS OF THE COMBINED COMPANY
Goodness Growth is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Arrangement and related transactions. The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the historical consolidated financial statements of Verano and Goodness Growth, as adjusted to give effect to the Arrangement. The unaudited pro forma condensed combined balance sheet information as of June 30, 2022 (the “summary pro forma balance sheet”) gives effect to the Arrangement as if it had occurred on June 30, 2022. The unaudited pro forma statement of operations information for the six months ended June 30, 2022, and the year ended December 31, 2021 (the “summary pro forma statement of operations”) gives effect to the Arrangement as if it had occurred on January 1, 2021. Information included in the tables may not foot precisely due to rounding.
Due to timing constraints, as of the date of this proxy statement, Verano has not performed the detailed valuation studies necessary to arrive at the final estimates of the fair value of the Goodness Growth assets to be acquired, the liabilities to be assumed and the related allocations of purchase price. However, preliminary estimates of the purchase price allocation have been included in the pro forma financial statements.
The pro forma financial statements do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Arrangement occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial condition and results of operations of the Combined Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2022
(In U.S. Dollars)
	Goodness Growth (Historical)	Verano (Historical)	Transaction Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$16,970,729	$92,833,000	$—		$109,803,729
Accounts receivable, net of allowance for doubtful accounts	6,488,784	13,253,000	(1,770,104)	A	17,971,680
Inventory	18,607,668	154,050,000	20,034,709	B	192,692,377
Prepayments and other current assets	2,591,556	27,820,000	—		30,411,556
Assets Held for Sale	1,729,017	—	—		1,729,017
Total current assets	46,387,754	287,956,000	18,264,605		352,608,359
Property and equipment, net	94,225,562	515,698,000	5,000,000	C	614,923,562
Operating lease, right-of-use asset	7,852,578	71,472,000	—		79,324,578
Notes receivable, long-term	3,750,000	—	—		3,750,000
Intangible assets, net	9,771,479	1,343,371,000	(9,771,479)	E	1,506,663,073
			163,292,073	D
Goodwill	183,836	376,637,000	(183,836)	E	390,268,000
			13,631,000	F
Deposits	2,121,487	2,584,000	—		4,705,487
Investment in Associates	—	7,252,000	—		7,252,000
Deferred tax assets	4,530,000	—	—		4,530,000
Total assets	$168,822,696	$2,604,970,000	$190,232,363		$2,964,025,059
Liabilities
Current liabilities
Accounts Payable and Accrued liabilities	15,608,858	253,035,000	(1,770,104)	A	272,973,754
			1,000,000	G
			5,100,000	H
Right of use liability	1,775,746	7,961,000	—		9,736,746
Long-Term debt, current portion	—	258,880,000	—		258,880,000
Liabilities held for sale	1,140,828	—	—		1,140,828
Acquisition Price Payable	—	66,901,000	—		66,901,000
Total current liabilities	18,525,432	586,777,000	4,329,896		609,632,328
Right-of-use liability, net of current portion	80,452,937	66,122,000	—		146,574,937
Deferred Revenue	—	271,000	—		271,000
Deferred Income Taxes	—	259,326,000	—		259,326,000
Long-Term debt, net of current portion	45,847,769	143,749,000	—		189,596,769
Total liabilities	$144,826,138	$1,056,245,000	$4,329,896		$1,205,401,034
Stockholders’ equity	23,996,558	1,548,725,000	215,999,025	I	1,758,624,025
			(23,996,558)	J
			(6,100,000)	G, H
Non-controlling interest	—	—	—		—
Total liabilities and stockholders’ equity	168,822,696	2,604,970,000	190,232,363		2,964,025,059

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2021
(In U.S. Dollars)
	Goodness Growth	Verano (Restated)	Transaction Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$15,155,279	$99,118,000	$—		$114,273,279
Accounts receivable, net of allowance for doubtful accounts	4,502,469	17,410,000	(14,218)	(a)	21,898,251
Inventory	20,422,061	140,703,000	—		161,125,061
Prepayments and other current assets	1,560,113	19,528,000	—		21,088,113
Notes receivable	—	285,000	—		285,000
Total current assets	41,639,922	277,044,000	(14,218)		318,669,704
Property and equipment, net	99,488,559	452,232,000	—		551,720,559
Operating lease, right-of-use asset	8,510,499	61,346,000	—		69,856,499
Notes receivable, long-term	3,750,000	—	—		3,750,000
Intangible assets, net	10,184,289	1,379,913,000	—	(b)	1,390,097,289
Goodwill	183,836	368,130,000	—		368,313,836
Investments in associates	—	7,491,000	—		7,491,000
Deposits	1,718,206	2,499,000	—		4,217,206
Deferred tax assets	1,495,000	—	—		1,495,000
Total assets	$166,970,311	$2,548,655,000	$(14,218)		$2,715,611,093
Liabilities
Current liabilities
Accounts Payable and Accrued liabilities	14,805,473	241,833,000	(14,218)	(a)	256,624,255
Right of use liability	1,600,931	6,563,000	—		8,163,931
Long-Term debt, current portion	—	13,771,000	—		13,771,000
Acquisition price payable	—	208,349,000	—		208,349,000
Total current liabilities	16,406,404	470,516,000	(14,218)		486,908,186
Right-of-use liability, net of current portion	80,228,097	56,812,000	—		137,040,097
Deferred income taxes	—	262,184,000	—		262,184,000
Deferred revenue	—	1,183,000	—		1,183,000
Long-term debt, net of current portion	27,329,907	276,154,000	—		303,483,907
Total liabilities	$123,964,408	$1,066,849,000	$(14,218)		$1,190,799,190
Stockholders’ equity	43,005,903	1,480,530,000	—	(a) (b)	1,523,535,903
Non-controlling interest	—	1,276,000	—		1,276,000
Total liabilities and stockholders’ equity	$166,970,311	$2,548,655,000	$(14,218)		$2,715,611,093

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
June 30, 2022
(in U.S. dollars, except for per share data)
	Goodness Growth (Historical)	Verano (Historical)	Transaction Adjustments		Pro Forma Combined
Revenue	$36,728,720	$425,897,000	$(1,114,461)	AA	$461,511,259
Cost of sales	23,873,016	229,165,000	(1,114,461)	AA	251,923,555
Gross profit	12,855,704	196,732,000	—		209,587,704
Operating expenses:
Selling, general and administrative	17,903,408	138,350,000	—		156,253,408
Stock-based compensation expenses	1,740,513	20,377,000	(1,740,513)	DD	20,377,000
Depreciation & Amortization	663,757	31,097,000	5,443,069	EE	37,203,826
Total operating expenses	20,307,678	189,824,000	3,702,556		213,834,234
(Loss) income from investments in associates	—	1,860,000	—		1,860,000
(Loss) income from operations	(7,451,974)	8,768,000	(3,702,556)		(2,386,530)
Other income (expense):
Impairment of long-lived assets	(5,367,915)	—	—		(5,367,915)
Gain (loss) on disposal of assets	157,429	(1,192,000)	—		(1,034,571)
Gain on deconsolidation	—	9,485,000	—		9,485,000
Gain on Previously Held Equity Interest	—	13,928,000	—		13,928,000
Interest expenses, net	(9,899,622)	(22,295,000)	—		(32,194,622)
Other income (expenses)	1,117,224	18,153,000	—		19,270,224
Other income (expenses), net	(13,992,884)	18,079,000	—		4,086,116
Income (Loss) before provision for income taxes and non-controlling interest	(21,444,858)	26,847,000	(3,702,556)		1,699,586
Provision for income taxes	695,000	(36,617,000)	—		(35,922,000)
Net income (loss) before non-controlling interest	(20,749,858)	(9,770,000)	(3,702,556)		(34,222,414)
Net income (loss) attributable to non-controlling interest	—	291,000	—		291,000
Net income (loss) after non-controlling interest	$(20,749,858)	$(10,061,000)	$(3,702,556)		$(34,513,414)
Net income (loss) per share – basic	$(0.16)	$(0.03)	$0.09		$(0.10)
Net income (loss) per share – diluted	$(0.16)	$(0.03)	$0.09		$(0.10)
Weighted average shares used in computation of net income (loss) per share – basic	128,111,328	327,402,503	(99,091,550)	FF	356,422,281
Weighted average shares used in computation of net income (loss) per share – diluted	128,111,328	327,402,503	(99,091,550)	FF	356,422,281

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
December 31, 2021
(in U.S. dollars, except for per share data)
	Goodness Growth (Historical)	Verano (Historical) as (Restated)	Transaction Adjustments		Pro Forma Combined
Revenue	$54,446,168	$737,850,000	$(40,702)	AA	$792,255,466
Cost of sales	34,647,483	406,831,000	(40,702)	AA	441,437,781
Gross profit	19,798,685	331,019,000	—		350,817,685
Operating expenses:
Selling, general and administrative	33,655,780	187,439,000	5,100,000	BB	227,194,780
			1,000,000	CC
Stock-based compensation expenses	5,182,641	41,706,000	(2,945,557)	DD	43,943,084
Depreciation & Amortization	1,441,828	41,784,000	10,886,138	EE	54,111,966
Total operating expenses	40,280,249	270,929,000	14,040,581		325,249,830
(Loss) income from investments in associates	—	4,623,000	—		4,623,000
Income (loss) from operations	(20,481,564)	64,713,000	(14,040,581)		30,190,855
Other income (expense):
Impairment of long-lived assets	(5,169,951)	—	—		(5,169,951)
Loss on disposal of property and equipment	—	(1,085,000)	—		(1,085,000)
Gain on disposal of assets	6,903,039	—	—		6,903,039
Interest expenses, net	(10,575,370)	(24,270,000)	—		(34,845,370)
Other income (expenses)	(244,629)	9,632,000	—		9,387,371
Other income (expenses), net	(9,086,911)	(15,723,000)	—		(24,809,911)
Income (Loss) before provision for income taxes and non-controlling interest	(29,568,475)	48,990,000	(14,040,581)		5,380,944
Provision for income taxes	(4,122,000)	(103,988,000)	—		(108,110,000)
Net income (loss) before non-controlling interest	(33,690,475)	(54,998,000)	(14,040,581)		(102,729,056)
Net income (loss) attributable to non-controlling interest	—	2,509,000	—		2,509,000
Net income (loss) after non-controlling interest	$(33,690,475)	$(57,507,000)	$(14,040,581)		$(105,238,056)
Net income (loss) per share – basic	$(0.27)	$(0.20)	$0.14		$(0.33)
Net income (loss) per share – diluted	$(0.27)	$(0.20)	$0.14		$(0.33)
Weighted average shares used in computation of net income (loss) per share – basic	123,814,521	290,443,432	(94,794,743)	FF	319,463,210
Weighted average shares used in computation of net income (loss) per share – diluted	123,814,521	290,443,432	(94,794,743)	FF	319,463,210

NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except for share amounts)
1.   Basis of Presentation
The pro forma financial statements represent the Combined Company’s unaudited pro forma condensed combined balance sheet as of June 30, 2022, and December 31, 2021, and unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022, and year ended December 31, 2021. The pro forma financial statements are based on the historical consolidated financial statements of Goodness Growth and Verano, adjusted to give effect to the Arrangement, and should be read in conjunction with the historical financial statements from which they are derived. The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with GAAP. The pro forma balance sheets give effect to the Arrangement as if it had occurred on December 31, 2021. The pro forma statements of operations give effect to the Arrangement as if it had occurred on January 1, 2021. In preparing the unaudited pro forma condensed combined balance sheets and statements of operations in accordance with GAAP, the following historical information was used:
•
Goodness Growth’s Quarterly Report filed on Form 10-Q for the six months June 30, 2022

•
Verano’s Quarterly Report filed on Form 10-Q for the six months June 30, 2022

•
Verano’s Registration Statement on Form 10 for the year ended December 31, 2021

•
Goodness Growth’s Annual Report filed on Form 10-K for the year ended December 31, 2021

The unaudited pro forma condensed combined balance sheets and statements of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference. The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Arrangement had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma financial statements do not reflect operational and administrative cost savings that may be achieved as a result of the Arrangement.
2.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. Verano’s acquisition activity is appropriately reflected in their historical financial results, and no pro forma adjustments are required to account for significant, completed acquisitions other than the Arrangement.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:
A.
Reflects the elimination of intercompany receivables and payables balances

B.
Reflects the preliminary estimated inventory step up to fair value for purposes of the purchase price allocation

C.
Reflects the preliminary estimated property and equipment step up to fair value for purposes of the purchase price allocation

D.
Reflects the preliminary estimated allocation of the purchase price to intangible assets.

E.
Reflects the elimination of Goodness Growth goodwill and intangible assets held prior to the closing of the transaction.

F.
Reflects the preliminary estimated allocation of the purchase price to goodwill.

G.
Reflects the preliminary estimated transaction costs, inclusive of advisory, banking, printing, legal and accounting fees, that are expected to be expensed as part of the Business Combination.

H.
Reflects the preliminary estimated retention bonuses to be paid to Goodness Growth employees upon close of the transaction.

I.
Reflects the fair value of the expected issuance of 29,019,778 shares of common stock to Goodness Growth’s shareholders as consideration, and the fair value of Goodness Growth dilutive securities to be converted to Verano dilutive securities.

J.
Reflects the reclassification of Goodness Growth stockholders’ equity.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
AA.
Reflects the elimination of intercompany revenue and cost of goods sold for inventory sold by Goodness Growth to Verano, and subsequently sold by Verano to a third party during the periods noted.

BB.
Reflects the preliminary estimated retention bonuses to be paid to Goodness Growth employees upon close of the transaction

CC.
Reflects the preliminary estimated transaction costs, inclusive of advisory, banking, printing, legal and accounting fees, that are expected to be expensed as part of the Business Combination.

DD.
Reflects the elimination of historical Goodness Growth stock-based compensation expense related to outstanding Goodness Growth stock options. These options are expected to fully vest upon a change in control, and the affiliated stock-based compensation expense will not recur.

EE.
Reflects the estimated amortization expense associated with the intangible assets to be recognized as part of the purchase price allocation.

Reflects the reclassification of Goodness Growth stockholders’ equity and expected issuance of 29,019,778 shares of common stock to Goodness Growth’s shareholders as consideration.
3.    Estimated Purchase Price
Verano is the legal acquirer and, pursuant to the Arrangement Agreement, holders of Subordinate Voting Shares will be entitled to receive 0.22652 of a Verano Subordinate Voting Share, subject to adjustment in accordance with the provisions of the Arrangement Agreement, for each Subordinate Voting Share outstanding immediately prior to the Effective Time, and holders of Multiple Voting Shares and Super Voting Shares will be entitled to receive 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share, respectively, outstanding immediately prior to the Effective Time, in each case subject to adjustment in accordance with the provisions of the Arrangement Agreement. Estimated consideration of approximately $216.0 million is based on Verano’s closing share price of each Verano Subordinate Voting Share of $6.42 on September 9, 2022 (the “Measurement Date”). The value of purchase price consideration will change based on fluctuations in share price of the Verano Subordinate Voting Shares and the number of Subordinated Voting Shares, Multiple Voting Shares and Super Voting Shares outstanding on the Effective Date. A 10% increase or decrease in the share price of the Verano Subordinate Voting Shares would increase or decrease both the purchase price and goodwill by approximately $21.6 million, respectively, and a 25% increase or decrease in the share price of Verano Subordinate Voting Shares would increase or decrease both the purchase price and goodwill by approximately $54.0 million, respectively.
The following table summarizes the calculation of the estimated consideration hypothetically paid by Verano (in thousands, except share and per share data):
Goodness Growth’s Subordinated Voting Shares at June 30, 2022	128,111,328
Exchange Ratio	0.22652
Verano Common Shares hypothetically issued based on the Exchange Ratio	29,019,778
Price per Verano Common Share on Measurement Date (September 9, 2022)	$6.42
Total estimated fair value of acquired Verano Common Shares	$186,306,975
Total estimated fair value of dilutive securities	$29,692,050
Total estimated fair value	$215,999,025
4.   PRO FORMA EARNINGS PER SHARE — BASIC AND DILUTED
June 30, 2022
Pro forma earnings per Verano Subordinated Voting Shares – basic
Historical basic weighted average Verano Common Shares at June 30, 2022	327,402,503
Incremental Verano Common Shares issued in the Arrangement	29,019,778
Pro forma combined basic weighted average Verano Common Shares	356,422,281
Pro forma combined net income for the six months ended June 30, 2022	$(34,513,414)
Pro forma combined earnings per Verano Common Shares – basic	$(0.10)
Pro forma earnings per Verano Subordinated Voting Shares – diluted
Historical diluted weighted average Verano Common Shares at June 30, 2022	327,402,503
Incremental Verano Common Shares issued in the Arrangement	29,019,778
Pro forma combined diluted weighted average Verano Common Shares	356,422,281
Pro forma combined net income for the six months ended June 30, 2022	$(34,513,414)
Pro forma combined earnings per Verano Common Shares – diluted	$(0.10)
December 31, 2021
Pro forma earnings per Verano Subordinated Voting Shares – basic
Historical basic weighted average Verano Common Shares at December 31, 2021	290,443,432
Incremental Verano Common Shares issued in the Arrangement	29,019,778
Pro forma combined basic weighted average Verano Common Shares	319,463,210
Pro forma combined net income for the year ended December 31, 2021	$(105,238,056)
Pro forma combined earnings per Verano Common Shares – basic	$(0.33)
Pro forma earnings per Verano Subordinated Voting Shares – diluted
Historical diluted weighted average Verano Common Shares at December 31, 2021	290,443,432
Incremental Verano Common Shares issued in the Arrangement	29,019,778
Pro forma combined diluted weighted average Verano Common Shares	319,463,210
Pro forma combined net income for the year ended December 31, 2021	$(105,238,056)
Pro forma combined earnings per Verano Common Shares – diluted	$(0.33)
5.   Estimated Preliminary Purchase Price Allocation
Verano has performed a preliminary valuation analysis of the fair value of Goodness Growth assets acquired and liabilities assumed. Using the total estimated purchase price consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price:

Fair Value
Assets Acquired
Cash	$16,970,729
Accounts receivable, net of allowance for doubtful accounts	6,488,784
Inventory	38,642,377
Prepayments and other current assets	2,591,556
Property and equipment, net	99,225,562
Operating lease, right-of-use asset	7,852,578
Notes receivable, long-term	3,750,000
Deposits	2,121,487
Deferred tax assets	4,530,000
Other	1,729,017
Total assets acquired	183,902,090
Liabilities Assumed
Accounts Payable and Accrued liabilities	(15,608,858)
Right of use liability	(82,228,683)
Long-Term debt, net of current portion	(45,847,769)
Other	(1,140,828)
Total liabilities assumed	(144,826,138)
Purchase price allocated	$39,075,952
6.   Restatement of Previously Issued Verano Results
Subsequent to the issuance of Verano’s Registration Statement on Form 10 for the year ended December 31, 2021, Verano identified restatement errors or corrections related to one of the following categories:
a.
the Company’s stock-based compensation expense in connection with the Company’s restricted stock units was understated in each of the Prior Period Financials (i) primarily as a result of calculating such expense as if each restricted stock unit vested into one Subordinate Voting Share instead of 100 Subordinate Voting Shares and (ii) to a lesser extent, as a result of, among other things, using the Black-Scholes option pricing model to value such restricted stock units instead of the date of grant trading price of the Subordinate Voting Shares underlying such restricted stock units, as listed on the Canadian Securities Exchange. As a result of such understated stock-based compensation expense, the Company’s tax expense in each of the Prior Periods Financials was overstated, and accordingly, the Company’s tax obligation will be reduced.

i.
As a result of the error related to stock-based compensation, the Company increased Inventory by $3,069,000, Cost of Goods Sold, net by $3,544,000, and Salaries and Benefits expense by $40,964,000, as of and for the year ended December 31, 2021.

ii.
As a result of such understated stock-based compensation expense, the Company’s tax expense was overstated by $139,000, with corresponding adjustments to Income Tax Payable of $661,000, and a decrease of Deferred Income Taxes of ($800,000) as of and for the year ended December 31, 2021.

b.
the Company’s accounting for distributions from a consolidated entity was corrected in the Restated Financials to reduce Investment in Associates and Non-controlling Interest Equity by ($1,675,000) for the year ended December 31, 2021. Also, the Investment in Associates was corrected to account for distributions in excess of investment resulting in an increase of Equity Income of $1,537,000 at December 31, 2021.

Verano restated its audited consolidated financial statements, and the restatements described above are reflected in the pro forma condensed combined statement of operations for the year ended December 31, 2021, and the condensed combined balance sheet as of December 31, 2021.
Fair Value
Assets Acquired
Cash	$16,970,729
Accounts receivable, net of allowance for doubtful accounts	6,488,784
Inventory	38,642,377
Prepayments and other current assets	2,591,556
Property and equipment, net	99,225,562
Operating lease, right-of-use asset	7,852,578
Notes receivable, long-term	3,750,000
Deposits	2,121,487
Deferred tax assets	4,530,000
Other	1,729,017
Total assets acquired	183,902,090
Liabilities Assumed
Accounts Payable and Accrued liabilities	(15,608,858)
Right of use liability	(82,228,683)
Long-Term debt, net of current portion	(45,847,769)
Other	(1,140,828)
Total liabilities assumed	(144,826,138)
Purchase price allocated	$39,075,952
Estimated Purchase Price	$215,999,025
Allocation to Goodwill	$13,631,000
Allocation to Intangibles	$163,292,073

APPENDIX “K” — GLOSSARY OF DEFINED TERMS
Terms used but not otherwise defined herein shall have the following meanings:
“Acquisition Proposal” means, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal or inquiry (written or oral) from any Person or group of Persons (other than Verano and/or one or more of its wholly-owned subsidiaries), after the date of the Arrangement Agreement relating to:
(a)
any sale or disposition (or any license, lease, long-term supply agreement or other arrangement, agreement or understanding having the same economic effect as a sale or disposition), direct or indirect, of assets (including voting, equity or other securities of subsidiaries) or joint venture, partnership or similar transaction representing 20% or more of the consolidated assets or contributing 20% or more of the consolidated revenue of Goodness Growth and its subsidiaries, or of 20% or more of the voting or equity securities (or rights or interests in such voting or equity securities) of the Goodness Growth or any of its subsidiaries whose assets, individually or in the aggregate, represent 20% or more of the consolidated assets of Goodness Growth and its subsidiaries;

(b)
any take-over bid, exchange offer, issuance of securities or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning or having the right to acquire 20% or more of any class of voting or equity securities of Goodness Growth on a fully diluted basis;

(c)
any direct or indirect acquisition, plan of arrangement, merger, amalgamation, consolidation, share exchange, debt exchange, business combination, reorganization, joint venture, partnership or similar transaction, recapitalization, liquidation, dissolution or winding up or similar transaction involving Goodness Growth or any of its subsidiaries that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of the voting or equity securities of Goodness Growth or any of its subsidiaries or of the surviving entity or the resulting direct or indirect parent of the surviving entity; or

(d)
any other similar transaction or series of transactions involving Goodness Growth or any of its subsidiaries.

“Antitrust Approvals” means all applicable filings pursuant to the HSR Act shall have been made and all applicable waiting periods (and extensions thereof) shall have expired or been terminated and all Regulatory Approvals with respect to Antitrust Laws shall have been received (or, for purposes of the Arrangement Agreement, been deemed to have been received by virtue of the expiration or termination of any applicable waiting period).
“Antitrust Laws” means the HSR Act or any other applicable antitrust, monopolization or unfair competition Laws or regulations.
“Applicable U.S. State Laws” means the laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, or related substances or products containing or relating to the same, of any States, territories or jurisdictions of the United States to which Goodness Growth is subject, including the States of Arizona, Maryland, Massachusetts, Minnesota, Nevada, New Mexico and New York and the Commonwealth of Puerto Rico.
“Closing Regulatory Approval” means the Regulatory Approvals required to consummate the transactions contemplated by the Arrangement Agreement pursuant to Applicable U.S. State Law in the State of New York.
“Code” means the Internal Revenue Code of 1986, as amended.
“Equity Incentive Plans” means, collectively, the 2018 Plan and the 2019 Plan.
“Goodness Growth MVS Conversion Ratio” means the “Conversion Ratio” as defined in the rights and restrictions attached to the Multiple Voting Shares in the Goodness Articles and notice of articles, as such

Conversion Ratio may be adjusted from time to time in accordance with the rights and restrictions attached to the Multiple Voting Shares, expressed as the number of Subordinate Voting Shares for each Multiple Voting Share, which Conversion Ratio as of the effective date of the Arrangement Agreement is 100.
“Goodness Growth SVS Conversion Ratio” means the “Conversion Ratio” as defined in the rights and restrictions attached to the Super Voting Shares in Goodness Articles and notice of articles, as such Conversion Ratio may be adjusted from time to time in accordance with the rights and restrictions attached to the Super Voting Shares, expressed as the number of Multiple Voting Shares for each Super Voting Share, which Conversion Ratio as of the effective date of this Arrangement Agreement is 100.
“Governmental Entity” means: (i) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public authority, department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry, governor in council, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental, administrative or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing or (iv) any stock exchange, including the CSE.
“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board, applicable as at the date on which the calculation is made or required to be made, applied on a consistent basis.
“In-The-Money Amount” means, in respect of a Goodness Option at a particular time, the amount, if any, by which the aggregate fair market value at that time of the securities subject to such Goodness Option exceeds the exercise price of such Goodness Option.
“Interim Order” means the interim order of the Court pursuant to Section 291(2) of the BCBCA in a form acceptable to Goodness Growth and Verano, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be amended, modified, supplemented or varied by the Court with the prior written consent of Goodness Growth and Verano, each acting reasonably.
“Majesta Minerals Arrangement Agreement” has the meaning as set out in Appendix “I” under History of Verano — RTO.
“Majesta Minerals Plan of Arrangement” has the meaning as set out in Appendix “I” under History of Verano — RTO.
“MGO” has the meaning as set out in Appendix “I” under Auditors, Registrar and Transfer Agent.
“MVS Consideration” means that number of Verano Shares equal to the product obtained when (i) the number of outstanding Multiple Voting Shares is multiplied by (ii) the product of (x) the Exchange Ratio and (y) the Goodness Growth MVS Conversion Ratio in effect at the Effective Time.
“OTCQX” means the OTCQX Best Market operated by OTC Markets Group Inc.
“Outside Date” means December 31, 2022, or such later date as may be agreed to by the Parties in writing; provided, however, that the Outside Date shall be automatically extended to April 30, 2023 if either the Closing Regulatory Approval or the condition in Section 6.1(7) of the Arrangement Agreement has not been obtained by December 31, 2022.
“Parties” means Goodness Growth and Verano and “Party” means either of them.
“PCAOB” has the meaning as set out in Appendix “I” under Auditors, Registrar and Transfer Agent.
“Regulatory Approval” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by law or a Governmental Entity, including the Antitrust Approvals and regulatory approvals required under Applicable U.S. State Laws, in each case required in connection with the Arrangement.
“RTO” has the meaning as set out in Appendix “I” under History of Verano — RTO.

“Securities Laws” means (a) applicable securities laws in each of the provinces and territories of Canada, (b) the Securities Act, the Exchange Act, and the U.S. state securities Laws and the rules and regulations promulgated thereunder, (c) the policies of the CSE, and (d) the policies of the OTCQX.
“Shareholders” means holders of Goodness Shares.
“Special Warrants” has the meaning as set out in Appendix “I” under Prior Share Issuances — Private Placement.
“Subscription Receipts” has the meaning as set out in Appendix “I” under History of Verano — RTO.
“SVS Consideration” means that number of Verano Shares equal to the product obtained when (i) the number of outstanding Super Voting Shares is multiplied by (ii) the product of (x) the Exchange Ratio and (y) the Goodness Growth SVS Conversion Ratio in effect at the Effective Time.
“U.S. GAAP” means accounting principles generally accepted in the United States, as applicable at the relevant time.
“Verano FinCo” has the meaning as set out in Appendix “I” under History of Verano — RTO.
“Verano LLC” has the meaning as set out in Appendix “I” under History of Verano — Verano LLC.

GOODNESS GROWTH HOLDINGS, INC. Form of Proxy – Annual and Special Meeting to be held on , 2022 Appointment of Proxyholder I/We being the undersigned holder(s) of Goodness Growth Holdings, Inc. hereby appoint Dr. Kyle Kingsley or failing this person, J. Michael Schroeder Print the name of the person you are appointing if this person OR is someone other than the Management Nominees listed herein: as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting (the “Meeting”) of Goodness Growth Holdings, Inc. (the “Corporation”) to be held virtually at https://web.lumiagm.com/233296322 on , 2022 at _.m. (Central Time) or at any adjournment thereof. 1. The Arrangement. To pass a special resolution, the full text of which is set forth in Appendix “A” of the accompanying management information circular (the “Circular”), to approve an arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) whereby, among other things, Verano Holdings Corp. will acquire all of the issued and outstanding Subordinate Voting Shares, Multiple Voting Shares, and Super Voting Shares of the Corporation,
all as more particularly described in the Circular, including in the section entitled “The Arrangement Agreement and Related Agreements”. For Against 2. Fix the Number of Directors. To fix the number of directors to be elected at the Meeting at seven, subject to such increases as may be permitted by the Articles of the Corporation.For Against 3. Election of Directors. For Withhold For Withhold For Withhold a. Dr. Kyle Kingsley b. Chelsea Grayson c. Ross Hussey d. Victor Mancebo g. Amber Shimpa e. Judd Nordquist f. Josh Rosen 4. Appointment of Auditors. To appoint Davidson & Company LLP, Chartered Professional Accountants, as auditors of the Corporation to hold office until the close of the next annual general meeting of shareholders and to authorize the directors of the Corporation to fix their remuneration. Authorized Signature(s) – This section must be completed for your instructions to be executed. I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Signature(s): Date MM / DD / YY Interim Financial Statements – Check the box to the right if you would like to receive interim financial statements and accompanying Management’s Discussion & Analysis by mail. See reverse for instructions to sign up for delivery by email. Annual Financial Statements – Check the box to the right if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. See reverse for instructions to sign up for delivery by email. EAST\195459056.8

This form of proxy is solicited by and on behalf of Management. Proxies must be received by _.m., Central Time, on , 2022. Notes to Proxy 1. Each holder has the right to appoint a person, who need not be a holder, to attend and represent him or her at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse. 2. If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 3. This proxy should be signed in the exact manner as the name appears on the proxy. 4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. 5. The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. 6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME: To Vote Your Proxy Online please visit: https://login.odysseytrust.com/pxlogin You will require the CONTROL NUMBER printed with your address to the right. If you vote by Internet, do not mail this proxy. To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at www.odysseycontact.com. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail. EAST\195459056.8